As filed with the U.S. Securities and Exchange Commission on November
30
, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

F
orm
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Scilex Holding Company
(Exact name of Registrant as specified in its charter)

Delaware	2836	92-1062542
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jaisim Shah
Chief Executive Officer & President
960 San Antonio Road
Palo Alto, CA 94303
(650)
516-4310
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey T. Hartlin, Esq.
Elizabeth A. Razzano, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
(650)
320-1800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2022

PRELIMINARY PROSPECTUS

SCILEX HOLDING COMPANY

Up to 28,078,672 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 28,078,672 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Scilex Holding Company, a Delaware corporation (“Scilex”), by YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Selling Securityholder”). The shares included in this prospectus consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Securityholder, from time to time after the date of this prospectus, pursuant to a standby equity purchase agreement we entered into with the Selling Securityholder on November 17, 2022 (the “Yorkville Purchase Agreement”), in which the Selling Securityholder has committed to purchase from us, at our direction, up to $500,000,000 of our Common Stock, subject to terms and conditions specified in the Yorkville Purchase Agreement. As consideration for the Selling Securityholder’s irrevocable commitment to purchase shares of our Common Stock at our election and in our discretion from time to time after the date of this prospectus and prior to the first day of the month next following the 36-month anniversary of the date on which this registration statement has been declared effective by the Securities and Exchange Commission, upon the terms and subject to the satisfaction of the conditions set forth in the Yorkville Purchase Agreement, we have agreed to issue to the Selling Securityholder 250,000 shares of Common Stock pursuant to the terms of the Yorkville Purchase Agreement (the “Commitment Shares”). See the section of this prospectus entitled “Committed Equity Financing” for a description of the Yorkville Purchase Agreement and the section entitled “Selling Securityholder” for additional information regarding the Selling Securityholder.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholder will offer or sell any of the shares of Common Stock. The Selling Securityholder may offer, sell, or distribute all or a portion of its shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholder pursuant to this prospectus. However, we may receive up to $500,000,000 in aggregate gross proceeds from sales of our Common Stock to the Selling Securityholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Yorkville Purchase Agreement. We provide more information about how the Selling Securityholder may sell or otherwise dispose of the shares of our Common Stock in the section entitled “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby. The Selling Securityholder will bear all commissions and discounts, if any, attributable to its sales of the shares of Common Stock offered hereby.

The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our Common Stock by the Selling Securityholder and any discounts, commissions or concessions received by the Selling Securityholder are deemed to be underwriting discounts and commissions under the Securities Act.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On November 29, 2022, the last reported sales price per share of our Common Stock was $4.64.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information”, and any amendments or supplements carefully before you invest in any of our securities.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2022

i

You should rely only on the information we have provided in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Securityholder have authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or any sale of a security. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

For Investors Outside the United States: The Selling Securityholder is offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Securityholder have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholder of the securities offered by it described in this prospectus.

Neither we nor the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

On November 10, 2022, we consummated the previously-announced business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of March 17, 2022 (as amended, restated or supplemented from time to time, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022) (the “Merger Agreement”), by and among us, Vantage Merger Sub Inc., our then-wholly owned subsidiary (the “Merger Sub”), and the pre-Business Combination Scilex Holding Company (“Legacy Scilex”). Pursuant to the terms of the Merger Agreement, we effected a deregistration under the Cayman Islands Companies Act (as revised) and a domestication under Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), pursuant to which our jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”), and, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, Merger Sub merged with and into Legacy Scilex (the “Merger” or the “Business Combination”), with Legacy Scilex surviving as our wholly owned subsidiary. In connection with the Business Combination, we changed our name from Vickers Vantage Corp. I to Scilex Holding Company.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Scilex,” “we,” “us,” “our,” and similar terms refer to Scilex Holding Company, a Delaware corporation formerly known as Vickers Vantage Corp. I, and its consolidated subsidiaries. References to “Legacy Scilex” refer to the private Delaware corporation that is now our wholly owned subsidiary, named Scilex, Inc. (formerly known as Scilex Holding Company).

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus and our managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” our periodic filings with the SEC and the following:

•	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger pharmaceutical companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	our ability to obtain and maintain regulatory approval of any of our product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy;

•	the impact of the COVID-19 pandemic and other similar disruptions in the future; and

•	other factors detailed under the section of this prospectus titled “Risk Factors.”

v

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the continuing COVID-19 pandemic, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

CERTAIN DEFINED TERMS

•	“Board” means the board of directors of the Company.

•	“Business Combination” means the merger contemplated by the Merger Agreement.

•	“Bylaws” means the Bylaws of Scilex Holding Company, effective as of November 10, 2022.

•

“Certificate of Designations” means the Certificate of Designations of the Company, designating the series of preferred stock, par value $0.0001 per share, of the Company as “Series A Preferred Stock”.

•	“Certificate of Incorporation” means the Restated Certificate of Incorporation of Scilex Holding Company, filed with Secretary of State of the State of Delaware on November 10, 2022.

•	“Closing” means the closing of the Business Combination.

•	“Closing Date” means date of the Closing.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“Common Stock” means the common stock, par value $0.0001 per share, of Scilex.

•	“Continental” means Continental Stock Transfer & Trust Company, our transfer agent.

•	“Debt Exchange Agreement” means the Contribution and Satisfaction of Indebtedness Agreement, dated as of September 12, 2022, by and among Sorrento, Legacy Scilex and Scilex Pharmaceuticals, Inc.

•	“DGCL” means the General Corporation Law of the State of Delaware, as amended.

•

“Domestication” means the change of our domicile pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and our de-registration in the Cayman Islands.

•	“Effective Time” means the time at which the Business Combination became effective.

•	“Equity Incentive Plan” means the Scilex Holding Company 2022 Equity Incentive Plan.

•	“ESPP” means the Scilex Holding Company 2022 Employee Stock Purchase Plan.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•

“founder shares” means the 3,450,000 outstanding Vickers Ordinary Shares held by the Sponsors and the following directors of Vickers: Pei Wei Woo, Suneel Kaji and Steve Myint, which were converted into 3,450,000 shares of Common Stock in connection with the Domestication.

•	“Funding Commitment Letter” means that certain letter agreement, dated as of October 17, 2022, between Sorrento and Legacy Scilex.

•	“GAAP” means accounting principles generally accepted in the United States of America.

•	“HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

•	“Initial Shareholders” means the Sponsors, Pei Wei Woo, Suneel Kaji and Steve Myint, each as the holders of founder shares.

•	“IPO” refers to the initial public offering of 13,800,000 Units of Vickers consummated on January 11, 2021.

•	“IRS” means the United States Internal Revenue Service.

•	“Legacy Scilex Board” means the board of directors of Legacy Scilex.

•	“Legacy Scilex Common Stock” means the common stock of Legacy Scilex, par value $0.0001 per share, prior to the Effective Time.

•

“Legacy Scilex Preferred Stock” means the Series A Preferred Stock, par value $0.0001 per share, of Legacy Scilex issued to Sorrento prior to the Effective Time pursuant to the Debt Exchange Agreement.

•	“Maxim” means Maxim Group LLC, the representative of the underwriters in the IPO.

•

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among us, Merger Sub and Legacy Scilex, as it may be amended or restated from time to time, including by the Merger Agreement Amendment.

•	“Merger Agreement Amendment” means that Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022, by and among us, Merger Sub and Legacy Scilex.

•

“Merger Sub” means Vantage Merger Sub Inc., a Delaware corporation that was a wholly owned subsidiary of Vickers prior to the Closing and that, pursuant to the Business Combination, was merged with and into Legacy Scilex, with Legacy Scilex continuing as our wholly owned subsidiary.

•	“Nasdaq” means The Nasdaq Stock Market LLC.

•	“Nasdaq Listing Rules” means the rules and listing standards of Nasdaq.

•

“Private Placement Warrants” means the 6,840,000 warrants sold in a private placement to Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd consummated on January 11, 2021 (of which 2,736,000 were forfeited pursuant to the Sponsor Support Agreement and 3,104,000 were transferred to Sorrento pursuant to the Warrant Transfer Agreement, in each case in connection with the Business Combination).

•	“public shareholders” means the holders of the public shares.

•

“public shares” means the Vickers Ordinary Shares which were sold as part of the IPO, whether they were purchased in the IPO or in the aftermarket, including any of our Initial Shareholders to the extent that they purchase such public shares (except that our Initial Shareholders will not have conversion or tender rights with respect to any public shares they own).

•	“Public Warrants” means the redeemable warrants that were included in the Units that entitle the holder of each whole warrant to purchase one Vickers Ordinary Share at a price of $11.50 per share.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“Series A Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company, designated as Series A Preferred Stock pursuant to the Certificate of Designations.

•	“Sorrento” means Sorrento Therapeutics, Inc.

•	“Sorrento Group” means Sorrento together with its affiliates, subsidiaries, successors and assigns (other than us and our subsidiaries).

•

“Sorrento Trigger Event” means the time that the Sorrento Group first ceases to beneficially own more than 50% in voting power of the then-outstanding shares of our stock entitled to vote generally in the election of directors.

•	“Sponsors” means Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd.

•	“Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated March 17, 2022, by and among the Initial Shareholders and with Scilex, Inc. (f/k/a Scilex Holding Company).

•	“Stockholder Agreement” means the Stockholder Agreement, dated as of September 12, 2022, between Vickers and Sorrento.

•	“Trust Account” means the Trust Account of Vickers that held the proceeds from Vickers’s IPO and the private placement of the Private Placement Warrants.

•

“Units” means the units of Vickers, each of which consisted of one Vickers Ordinary Share and one-half of one redeemable warrant upon the consummation of an initial business combination, which units, if not separated into its component securities as of immediately prior to the Effective Time were, without any action on the part of the holder, separated automatically into its component securities, comprised of one share of Common Stock and one-half of one warrant to purchase one share of Common Stock.

•	“Vickers” means Vickers Vantage Corp. I, our predecessor company.

•	“Vickers Debt Agreement” means that certain Debt Contribution Agreement, dated as of October 17, 2022, by and among Vickers and the Sponsors.

•	“Vickers Ordinary Shares” means (i) the ordinary shares, par value $0.0001 per share, of Vickers prior to the Domestication and (ii) the Common Stock following the Domestication.

•	“Warrant Transfer Agreement” means that certain Warrant Transfer Agreement, dated as of October 17, 2022, by and among Sorrento, the Sponsors, Vickers and Maxim.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus carefully, including the section of this prospectus titled “Risk Factors”. You should also carefully read the information in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We believe that our innovative non-opioid product portfolio has the potential to provide effective pain management therapies that can have a transformative impact on patients’ lives. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. We launched our first commercial product in October 2018 and are developing our late-stage pipeline, which includes a pivotal Phase 3 candidate, a Phase 2 candidate and a Phase 1 candidate that is expected to enter into Phase 2 studies in the first half of 2023. Our commercial product, ZTlido (lidocaine topical system) 1.8% (“ZTlido”) is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration, for the relief of neuropathic pain associated with postherpetic neuralgia (“PHN”) which is a form of post-shingles nerve pain. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. Scilex licenses the rights to ZTlido from and relies exclusively on Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu,” and together with Oishi, the “Developers”) pursuant to the Product Development Agreement and Commercial Supply Agreement (both as defined below). The Developers have the right to terminate the Product Development Agreement and the Commercial Supply Agreement under certain circumstances as more fully described in the sections titled “Business — Material Agreements — Itochu and Oishi Product Development Agreement” and “Business — Material Agreements — Itochu and Oishi Commercial Supply Agreement,” including, among other things, if our total net profits for ZTlido and SP-103 are equal to or less than five percent of its net sales of ZTlido and SP-103 for a period of four or more consecutive quarters. As of the date of this prospectus, our net profits for ZTlido and SP-103 have not exceeded five percent of net sales. Accordingly, Oishi and Itochu have the right to terminate the Product Development Agreement and Commercial Supply Agreement. As of the date of this prospectus, neither Oishi nor Itochu has exercised its right of termination.

Our three product candidates are (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA”), a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a Phase 2, next-generation, triple-strength formulation of ZTlido, for the treatment of low back pain (“LBP”), and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride formulation for treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022 and a Phase 2 clinical trial is expected to commence in the first half of 2023. If these product candidates are approved by the FDA, we believe each of them could become the treatment option for their respective indications in the United States. In addition, on June 14, 2022, we entered into a License and Commercialization Agreement (the “Romeg Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.) (“Romeg”). Pursuant to the Romeg Agreement, among other things, Romeg granted us (1) the right to manufacture, promote, market, distribute and sell pharmaceutical products comprising liquid formulations of colchicine for the prophylactic treatment of gout (a painful arthritic disorder) in adult humans in the United States and (2) an exclusive, transferable license to use the trademark “GLOPERBA”. GLOPERBA is an FDA-approved, oral medication for the treatment of gout in adults and we are planning to commercialize GLOPERBA in 2023 and believe we are well-positioned to market and distribute the product.

Our Marketed Product and Innovative Non-Opioid Pipeline

We are focused on developing and commercializing innovative non-opioid therapies that will provide safe, substantial and localized pain relief for large market opportunities. The following chart illustrates our current commercial product and novel product candidates, for which we have worldwide commercialization rights, except with respect to Japan for ZTlido and SP-103.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. For additional information about us, please see the sections of this prospectus titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

See the section titled “Risk Factors” in this prospectus for a discussion of some of the risks related to the execution of our business strategy.

Business Combination

On November 10, 2022 (the “Closing Date”), Vickers consummated the previously announced Business Combination pursuant to the terms of the Merger Agreement, by and among Vickers, Merger Sub and Legacy Scilex.

Pursuant to the Merger Agreement, (i) prior to the Closing, Vickers changed its jurisdiction of incorporation by deregistrating as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (ii) at the Closing, and following the Domestication, Merger Sub merged with and into Legacy Scilex (the “Merger”), with Legacy Scilex as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Business Combination, Vickers changed its name to “Scilex Holding Company.”

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Effective Time, (i) each outstanding share of Legacy Scilex Common Stock outstanding immediately prior to the Effective Time was automatically cancelled in exchange for the right to receive 0.673498 shares of our Common Stock, (ii) each share of Legacy Scilex Preferred Stock outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive (a) one share of Series A Preferred Stock and (b) one-tenth of one share of our Common Stock, and (iii) each option to purchase shares of Legacy Scilex Common Stock outstanding as of immediately prior to the Effective Time was converted into the right to receive a comparable option to purchase shares of our Common Stock.

Our Common Stock and Public Warrants are currently listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW,” respectively.

The rights of holders of our Common Stock and Warrants are governed by the Certificate of Incorporation, the Bylaws and the DGCL, and, in the case of the Warrants, the Warrant Agreement, dated January 6, 2021, between Vickers and Continental (the “Warrant Agreement”). See sections of this prospectus titled “Description of Our Securities” and “Certain Relationships and Related Party Transactions.”

Committed Equity Financing

On November 17, 2022, we entered into the Yorkville Purchase Agreement with the Selling Securityholder. Pursuant to the Yorkville Purchase Agreement, we have the right to sell to the Selling Securityholder up to $500,000,000 of shares of our Common Stock, subject to certain limitations and conditions set forth in the Yorkville Purchase Agreement, from time to time during the term of the Yorkville Purchase Agreement. Sales of Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to the Selling Securityholder under the Yorkville Purchase Agreement. In accordance with our obligations under the Yorkville Purchase Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by the Selling Securityholder of up to 28,078,672 shares of Common Stock, consisting of an aggregate amount of 250,000 Commitment Shares and up to 27,828,672 shares of Common Stock that we may elect, in our sole discretion, to issue and sell to the Selling Securityholder, from time to time under the Yorkville Purchase Agreement.

Upon the satisfaction of the conditions to the Selling Securityholder’s purchase obligation set forth in the Yorkville Purchase Agreement, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month next following the 36-month anniversary of the date on which this registration statement has been declared effective by the SEC, to direct the Selling Securityholder to purchase a specified amount of shares of Common Stock (each such sale, an “Advance”) by delivering written notice to the Selling Securityholder (each, an “Advance Notice”).

While there is no mandatory minimum amount for any Advance, an Advance may be for a number of shares of Common Stock not to exceed 200% of the average of the daily trading volume of the Common Stock on the Nasdaq Capital Market during regular trading hours as reported by Bloomberg L.P. during the five trading days immediately preceding the date of the Advance Notice. The shares of Common Stock, if any, that we elect to sell to the Selling Securityholder pursuant to an Advance will be purchased at a price equal to 98% of the lowest daily VWAP (as defined below) during the two consecutive trading days commencing on the date of delivery of an Advance Notice. “VWAP” means, for any trading day, the daily volume weighted average price of the Common Stock for such trading day on the Nasdaq Capital Market as reported by Bloomberg L.P. during regular trading hours. We may also specify a certain minimum acceptable price per share in each Advance.

There is no upper limit on the price per share that the Selling Securityholder could be obligated to pay for the Common Stock we may elect to sell to it in any Advance. We will control the timing and amount of any sales of Common Stock to the Selling Securityholder. Actual sales of shares of our Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Common Stock, and determinations by us as to the appropriate sources of funding for our company and its operations.

Pursuant to the terms of the Yorkville Purchase Agreement, we may not sell any shares of Common Stock thereunder and the Selling Securityholder shall not have the obligation to purchase shares of Common Stock thereunder to the extent (but only to the extent) that after giving effect to such purchase and sale, the aggregate number of shares of Common Stock issued thereunder would exceed 28,078,672 shares of Common Stock, which number of shares is equal to 19.9% of the aggregate amount of Common Stock issued and outstanding as of the date of the Yorkville Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with the applicable Nasdaq Listing Rules or (ii) the average price of all applicable sales of shares of Common Stock under the Yorkville Purchase Agreement equals or exceeds $8.77, which represents the “Minimum Price” (as such term is defined in Rule 5635 of the Nasdaq Listing Rules). Moreover, we may not issue or sell any shares of Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Selling Securityholder and its affiliates (as calculated pursuant to Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in the Selling Securityholder beneficially owning more than 4.99% of the outstanding voting power or number of shares of Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds under the Yorkville Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our Common Stock to the Selling Securityholder. We expect that any proceeds received by us from such sales to the Selling Securityholder will be used for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. The Selling Securityholder has agreed that it and its affiliates will not engage in any short sales of the Common Stock nor enter into any transaction that establishes a net short position in the Common Stock during the term of the Yorkville Purchase Agreement. The Yorkville Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the date on which this registration statement has been declared effective by the SEC or (ii) the date on which the Selling Securityholder shall have purchased from us under the Yorkville Purchase Agreement shares of our Common Stock for an aggregate gross purchase price of $500,000,000. We have the right to terminate the Yorkville Purchase Agreement at no cost or penalty upon five trading days’ prior written notice to the Selling Securityholder; provided that there are no outstanding Advance Notices and all outstanding amounts owed to the Selling Securityholder have been paid. We and the Selling Securityholder may also agree to terminate the Yorkville Purchase Agreement by mutual written consent. Neither we nor the Selling Securityholder may assign or transfer our respective rights and obligations under the Yorkville Purchase Agreement, and no provision of the Yorkville Purchase Agreement may be modified or waived by us or the Selling Securityholder other than by an instrument in writing signed by both parties.

As consideration for the Selling Securityholder’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Yorkville Purchase Agreement, upon execution of the Yorkville Purchase Agreement, we issued 250,000 Commitment Shares to the Selling Securityholder. The Yorkville Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of shares we might issue to the Selling Securityholder under the Yorkville Purchase Agreement. Although the Yorkville Purchase Agreement provides that we may sell up to $500,000,000 of our Common Stock to the Selling Securityholder, only 28,078,672 shares of our Common Stock are being registered for resale by the Selling Securityholder under the registration statement of which this prospectus forms a part, which represents (i) the 250,000 Commitment Shares that we issued to the Selling Securityholder under the Yorkville Purchase Agreement in consideration of its commitment to purchase shares of Common Stock at our election under the Yorkville Purchase Agreement and (ii) up to 27,828,672 shares of Common Stock that may be issued to the Selling Securityholder from time to time, if and when we elect to sell shares to the Selling Securityholder under the Yorkville Purchase Agreement.

If and when we elect to issue and sell shares to the Selling Securityholder under the Yorkville Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the $500,000,000 available to us under the Yorkville Purchase Agreement, depending on market prices for our Common Stock. If all of the 28,078,672 shares offered by the Selling Securityholder for resale under the registration statement of which this prospectus forms a part were issued and outstanding as of the date hereof (without taking into account the 4.99% Beneficial Ownership Limitation or the 19.9% Exchange Cap limitation), such shares would represent approximately 16.6% of the total number of shares of our Common Stock outstanding and approximately 83.3% of the total number of outstanding shares held by non-affiliates, in each case as of November 30, 2022. If we elect to issue and sell more than the 28,078,672 shares offered under this prospectus to the Selling Securityholder, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause substantial additional dilution to our stockholders. The number of shares ultimately offered for resale by the Selling Securityholder is dependent upon the number of shares we may elect to sell to the Selling Securityholder under the Yorkville Purchase Agreement.

There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement. These risks include the potential for substantial dilution and significant declines in our stock price. See the section entitled “Risk Factors” for details. Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease as a result of sales, if any, under the Yorkville Purchase Agreement, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Securityholder. For more detailed information regarding the Yorkville Purchase Agreement, see the section entitled “Committed Equity Financing.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act, as more fully described in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Emerging Growth Company.”

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Summary Risk Factors

Risks Related to our Limited Operating History, Financial Condition and Capital Requirements

•	We are currently a single commercial product company that is heavily dependent on the commercial success of ZTlido and we may be unable to generate sufficient revenue to support our operations.

•	We have a limited operating history and have incurred significant losses since our inception. We anticipate that we will incur continued losses for the foreseeable future.

•	We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.

•	Our recurring losses from operations, negative cash flows and substantial cumulative net losses raise substantial doubt about our ability to continue as a going concern.

Risks Related to our Commercial Operations and Product Development

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We obtain our commercial supply of ZTlido, clinical supply of our product candidates and certain of the raw materials used in our product candidates from sole or single source suppliers and manufacturers. In the event of a loss of one of these suppliers or manufacturers, or a failure by any such supplier or manufacturer to comply with FDA regulations, we may not be able to find an alternative source on commercially reasonable terms, or at all.

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We rely on third parties to conduct our clinical trials and intend to rely on third parties to conduct all of our future clinical trials. If these third parties do not successfully carry out their contractual duties, fail to comply with applicable regulatory requirements or meet expected deadlines, we may be unable to obtain regulatory approval for our product candidates.

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Interim “top-line” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

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ZTlido and GLOPERBA may have undesirable properties that could result in significant negative consequences, and our product candidates may cause undesirable side effects that could delay or prevent their regulatory approval.

Risks Related to our Business and Operations

•	If we are unable to retain our key executives, it may delay our development efforts and harm our business, financial condition and results of operations.

•	Any disruption in our research and development facilities could adversely affect our business, financial condition and results of operations.

Risks Related to our Intellectual Property

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We are substantially dependent on the intellectual property we in-license from Oishi and Itochu, and if we lose the right to license such intellectual property or if the Product Development Agreement is terminated for any reason, our ability to commercialize ZTlido and develop and commercialize SP-103 would be harmed.

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We recently entered into the Romeg Agreement for the in-licensing of certain intellectual property rights from Romeg with respect to the commercialization of GLOPERBA, and if we lose the right to license such intellectual property or if the Romeg Agreement is terminated for any reason, our ability to commercialize GLOPERBA would be harmed.

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If we are unable to maintain patent protection for ZTlido, GLOPERBA and our product candidates, or if the scope of the patent protection obtained is not sufficiently broad, we may not be able to compete effectively in our markets.

Risks Related to Government Regulations

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The regulatory approval processes of the FDA are lengthy, time-consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business, financial condition and results of operations will be substantially harmed.

•	Any approved product candidate will be subject to ongoing and continued regulatory review, which may result in significant expense and limit our ability to commercialize such products.

Risks Related to our Relationship with Sorrento

•	Certain of our directors and officers may have actual or potential conflicts of interest because of their positions with Sorrento.

•	We are controlled by Sorrento, whose interests may differ from those of our public shareholders.

Risks Related to this Offering and Ownership of our Common Stock

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It is not possible to predict the actual number of shares we will sell under the Yorkville Purchase Agreement to the Selling Securityholder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Yorkville Purchase Agreement with the Selling Securityholder.

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The sale and issuance of our Common Stock to the Selling Securityholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Securityholder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

•	Investors who buy shares of Common Stock at different times will likely pay different prices.

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Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Securityholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

•	If our operations and performance do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

•	We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

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We are a controlled company within the meaning of the Nasdaq Listing Rules and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. Our stockholders may not have the same protection afforded to stockholders of companies that are subject to such governance requirements.

Corporate Information

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

THE OFFERING

Issuer	Scilex Holding Company

Shares of Common Stock Offered by the Selling Securityholder	28,078,672 shares of Common Stock, consisting of (i) 250,000 Commitment Shares and (ii) up to 27,828,672 shares of Common Stock we may elect, in our discretion, to issue and sell to the Selling Securityholder under the Yorkville Purchase Agreement from time to time.

Terms of the Offering	The Selling Securityholder will determine when and how it will dispose of any shares of Common Stock registered under this prospectus for resale.

Common Stock Outstanding Before this Offering(1)	141,348,856 shares of Common Stock.

Common Stock Outstanding After this Offering	169,427,528 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Securityholder. However, we may receive up to $500,000,000 in aggregate gross proceeds under the Yorkville Purchase Agreement from sales of Common Stock that we may elect to make to the Selling Securityholder pursuant to the Yorkville Purchase Agreement, if any, from time to time in our discretion. We expect to use the net proceeds that we receive under the Yorkville Purchase Agreement for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. See “Use of Proceeds.”

Market for our Common Stock	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”.

Risk factors	See “Risk Factors” beginning on page 11 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this prospectus.

(1)	The number of shares of Common Stock outstanding is based on an aggregate of 141,348,856 shares outstanding as of November 30, 2022, and excludes:

•	744,201 shares of Common Stock issuable upon the exercise of stock options outstanding under the Scilex Pharma 2017 Plan;

•	16,195,178 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2019 Stock Option Plan;

•	11,003,988 shares of Common Stock issuable upon the exercise of the Warrants, with an exercise price of $11.50 per share;

•

up to 14,622,712 shares of Common Stock available for future issuance under the Equity Incentive Plan (which number does not include a possible annual increase on January 1 of each year beginning on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to up to 4% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year); and

•

up to 1,462,271 shares of Common Stock available for future issuance under the ESPP (which number does not include a possible annual increase on January 1 of each year beginning on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to up to 1% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the following risk factors, as well as the other information set forth in this prospectus, including matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements”. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussions should be read in conjunction with our financial statements and the notes to the financial statements included therein.

Risks Related to our Limited Operating History, Financial Condition and Capital Requirements

We are currently a single commercial product company that is heavily dependent on the commercial success of ZTlido and we may be unable to generate sufficient revenue to support our operations.

ZTlido is our only product approved for commercial sale and we are entirely dependent upon its sales to generate revenue. In February 2018, we obtained regulatory approval for ZTlido for the relief of neuropathic pain associated with PHN, which is a form of post-shingles nerve pain, and we began commercializing ZTlido in the United States in October 2018. As a result, it is difficult to evaluate our current business and predict our future prospects. We cannot assure that ZTlido will gain market acceptance among physicians, health care payors, patients and the medical community, which is critical to our commercial success. We have limited experience engaging in commercial activities and limited relationships with physicians, hospitals and payors. Market acceptance of ZTlido depends on a number of factors, including:

•	acceptance by physicians, major operators of clinics and patients of the drug as a safe and effective treatment for the relief of neuropathic pain associated with PHN;

•	the availability, cost and potential advantages of alternative treatments, including less expensive generic products;

•	the effectiveness of our sales and marketing efforts;

•	the availability of coverage, adequacy of reimbursement and favorability of pricing policies by third-party payors and government authorities;

•	the timing of market introduction of other competitive products;

•	the product labeling or any product inserts required by the U.S. Food and Drug Administration (the “FDA”); and

•	the prevalence and severity of adverse side effects.

In order to successfully commercialize ZTlido, we will need to expand our marketing efforts to develop new relationships and expand existing relationships. Physicians may decide not to prescribe ZTlido for a variety of reasons, including changes in available offerings, adverse publicity, perceived safety issues, inadequate coverage or reimbursement for ZTlido or the utilization of products developed by other parties, all of which are circumstances outside of our control. Demand for ZTlido may not increase as quickly as we predict, and we may be unable to increase our revenue to the level that we currently expect. Even if we succeed in increasing market acceptance of ZTlido, maintaining and creating relationships with physicians, we may be unable to reach or sustain a level of profitability.

Our ability to effectively promote ZTlido will also depend on pricing and cost-effectiveness, including our ability to produce at a competitive price. In addition, our efforts to educate the medical community and third-party payors on the benefits of ZTlido may require significant resources, may be constrained by FDA rules and policies on product promotion and may never be successful.

We have a limited operating history and have incurred significant losses since our inception. We anticipate that we will incur continued losses for the foreseeable future.

We have a limited operating history. Prior to March 2019, our operations were conducted through Scilex Pharmaceuticals Inc. (“Scilex Pharma”), which was formed in September 2012 and is now our wholly owned subsidiary. In March 2019, we effected a corporate reorganization and acquired Semnur Pharmaceuticals, Inc. (“Semnur”), which was formed in June 2013. Since our inception, we have focused on organizing and staffing our company, business planning, raising capital, identifying potential non-opioid pain therapy candidates, undertaking preclinical studies and clinical trials of our product candidates and establishing research and development and manufacturing collaborations. All of our revenue to date is attributable to sales of ZTlido, and we expect that sales of ZTlido will account for all of our revenue for at least the near term. Our relatively short operating history as a company makes any assessment of our future success and viability subject to significant uncertainty.

Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval and become commercially viable. We will encounter risks and difficulties frequently experienced by early-stage biopharmaceutical companies in rapidly evolving fields, and we have not yet demonstrated an ability to overcome such risks and difficulties successfully. Our ability to execute on our business model and generate revenues depends on a number of factors including our ability to:

•	successfully complete ongoing pre-clinical studies and clinical trials and obtain regulatory approvals for our current and future product candidates;

•	identify new acquisition or in-licensing opportunities;

•	successfully identify new product candidates and advance those product candidates into pre-clinical studies and clinical trials;

•	raise additional funds when needed and on terms acceptable to us;

•	attract and retain experienced management and advisory teams;

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add operational, financial and management information systems and personnel, including personnel to support clinical, pre-clinical manufacturing and planned future commercialization efforts and operations;

•	launch commercial sales of our product candidates, whether alone or in collaboration with others;

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initiate and continue relationships with third-party suppliers and manufacturers and have commercial quantities of product candidates manufactured at acceptable cost and quality levels and in compliance with the FDA, and other regulatory requirements;

•	set acceptable prices for product candidates and obtain coverage and adequate reimbursement from third-party payors;

•	achieve market acceptance of product candidates in the medical community and with third-party payors and consumers; and

•	maintain, expand and protect our intellectual property portfolio.

If we cannot successfully execute any one of the foregoing, our business may not succeed or become profitable.

Since our inception, we have incurred significant net losses, with net losses of $88.4 million, $47.5 million, and $178.6 million for the years ended December 31, 2021, 2020, and 2019, respectively. As of December 31, 2021, we had an accumulated deficit of approximately $352.6 million. For the foreseeable future, we expect to continue to incur significant expenses related to the commercialization of ZTlido and GLOPERBA and the research and development of our product candidates, SP-102 (10 mg dexamethasone sodium phosphate viscous gel) (“SEMDEXA”), SP-103 (lidocaine topical system) 5.4% (“SP-103”), and SP-104 (4.5mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”). We anticipate that our expenses will increase substantially due to the completion of the pivotal Phase 3 trial for SEMDEXA, commencement of the Phase 2 clinical trial for SP-103 and multiple Phase 1 trials for SP-104. Consequently, we expect to incur substantial losses for the foreseeable future and may never become profitable.

We are subject to risks incidental to the development of new biopharmaceutical products, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations.

We may be required to make milestone payments to the former stockholders of Semnur in connection with our development and commercialization of SEMDEXA, which could adversely affect the overall profitability of SEMDEXA, if approved.

Under the terms of the Agreement and Plan of Merger we entered into with Semnur, Sigma Merger Sub, Inc., our prior wholly owned subsidiary, Fortis Advisors LLC, solely as representative of the holders of Semnur equity, or the Semnur Equityholders, and Sorrento, for limited purposes, we are obligated to pay the Semnur Equityholders up to an aggregate of $280.0 million in contingent cash consideration based on the achievement of certain milestones. A $40.0 million payment will be due upon obtaining the first approval of a new drug application by the FDA (“NDA”) of any Semnur product, which includes SEMDEXA. Additional payments will be due upon the achievement of certain cumulative net sales of Semnur products, as follows:

•	a $20.0 million payment upon the achievement of $100.0 million in cumulative net sales of a Semnur product;

•	$20.0 million payment upon the achievement of $250.0 million in cumulative net sales of a Semnur product;

•	a $50.0 million payment upon the achievement of $500.0 million in cumulative net sales of a Semnur product; and

•	a $150.0 million payment upon the achievement of $750.0 million in cumulative net sales of a Semnur product.

These milestone obligations could impose substantial additional costs on us, divert resources from other aspects of our business, and adversely affect the overall profitability of SEMDEXA, if approved. We may need to obtain additional financing to satisfy these milestone payments, and cannot be sure that any additional funding, if needed, will be available on terms favorable to us, or at all.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.

Our operations have consumed substantial amounts of cash since inception. We expect to significantly increase our spending to continue our commercialization efforts for ZTlido and GLOPERBA, advance development of our current product candidates and launch and commercialize any product candidates for which we receive regulatory approval. Furthermore, we expect to incur additional costs associated with operating as a public company. We will also require additional capital to fund our other operating expenses and capital expenditures.

As of September 30, 2022, our cash and cash equivalents were approximately $2.5 million and we had an accumulated deficit of approximately $358.0 million. The amount and timing of our future funding requirements will depend on many factors, some of which are outside of our control, including but not limited to:

•	the costs and expenses associated with our ongoing commercialization efforts for ZTlido and GLOPERBA;

•	the degree of success we experience in commercializing ZTlido and GLOPERBA;

•	the revenue generated by sales of ZTlido, GLOPERBA and other products that may be approved, if any;

•	the scope, progress, results and costs of conducting studies and clinical trials for our product candidates, SEMDEXA, SP-103 and SP-104;

•	the timing of, and the costs involved in, obtaining regulatory approvals for our product candidates;

•	the costs of manufacturing ZTlido, GLOPERBA and our product candidates;

•	the timing and amount of any milestone, royalty or other payments we are required to make pursuant to any current or future collaboration or license agreements;

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our ability to maintain existing, and establish new, strategic collaborations, licensing or other arrangements and the financial terms of any such agreements, including the timing and amount of any future milestone, royalty or other payments due under any such agreement;

•	the extent to which ZTlido, GLOPERBA or any of our product candidates, if approved for commercialization, is adopted by the physician community;

•	our need to expand our research and development activities;

•	the costs of acquiring, licensing or investing in businesses, product candidates and technologies;

•	the effect of competing products and product candidates and other market developments;

•	the number and types of future products we develop and commercialize;

•	any product liability or other lawsuits related to our products;

•	the expenses needed to attract, hire and retain skilled personnel;

•	the costs associated with being a public company;

•	our need to implement additional internal systems and infrastructure, including financial and reporting systems;

•	the number of public shares that are redeemed by our public shareholders;

•	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and

•	the extent and scope of our general and administrative expenses.

Until we are able to generate significant revenue, if ever, we expect to finance our operations through a combination of equity offerings, debt financings, collaborations, government contracts or other strategic transactions. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us, or at all. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we raise additional funds through collaborations or strategic alliances with third parties, we may have to relinquish valuable rights to our product candidates, future revenue streams, research programs or technologies, or grant licenses on terms that may not be favorable to us. If we are unsuccessful in our efforts to raise additional financing on acceptable terms, we may be required to significantly reduce or cease our operations.

Our recurring losses from operations, negative cash flows and substantial cumulative net losses raise substantial doubt about our ability to continue as a going concern.

In Note 2 titled “Liquidity and Going Concern” of our consolidated financial statements included elsewhere in this prospectus, we disclose that there is substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2021, which stated that substantial doubt existed about our ability to continue as a going concern. We have negative working capital and have incurred significant operating losses and negative cash flows from operations and expect to continue incurring losses for the foreseeable future. Further, we had an accumulated deficit of approximately $352.6 million as of December 31, 2021 and approximately $264.1 million as of December 31, 2020. These conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our ability to become a profitable operating company is dependent upon our ability to generate revenue and obtain financing adequate to fulfill our development and commercialization activities, and achieving a level of revenue adequate to support our cost structure. We have plans to obtain additional resources to fund our currently planned operations and expenditures through additional debt and equity financing. Our plans are substantially dependent upon the success of future sales of ZTlido, which is still in the early stages of commercialization, and are dependent upon, among other things, the success of our marketing of ZTlido and our ability to secure additional payor contracts with terms that are consistent with our business plan. If we are unable to obtain sufficient funding, our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. Future financial statements may disclose substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

We have identified a material weakness in our internal control over financial reporting. Any material weakness may cause us to fail to timely and accurately report our financial results or result in a material misstatement of our financial statements.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2021 and 2020, we identified control deficiencies in the design and operation of our internal control over financial reporting that constituted a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

For the years ended December 31, 2021 and 2020, the material weakness identified in our internal control over financial reporting related to ineffective control activities in the areas of revenue, debt, derivative liabilities, cash flows and leases caused by a lack of sufficient accounting resources. As a result of the material weakness, we hired additional accounting personnel and are implementing remediation measures including, but not limited to, performing a comprehensive assessment of accounting and finance resource requirements and hiring other personnel with sufficient accounting expertise at Sorrento to improve the operating effectiveness of our review controls and monitoring activities, and utilizing external accounting experts as appropriate. Any potential material misstatements were identified and corrected as audit adjustments in the applicable periods and are properly reflected in our financial statements included in this prospectus. We hired a new Chief Financial Officer in May 2022 at Legacy Scilex and she became Chief Financial Officer of the Company in connection with the closing of the Business Combination. In addition, we expect to hire additional personnel with accounting expertise and utilize external accounting experts.

In the future, in order to properly manage our internal control over financial reporting, we may need to take additional measures to further augment our finance resources, and we cannot be certain that the measures we have taken, and expect to take, to improve our internal controls will be sufficient to ensure that our internal controls will remain effective and eliminate the possibility that other material weaknesses or deficiencies may develop or be identified in the future. If we experience future material weaknesses or deficiencies in internal controls and we are unable to correct them in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC, will be adversely affected. Any such failure could negatively affect the market price and trading liquidity of our Common Stock, lead to delisting, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and generally materially and adversely impact our business and financial condition.

If we identify future material weaknesses in our internal controls over financial reporting or fail to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act as, we may be unable to accurately report our financial results or report them within the timeframes required by law or stock exchange regulations. Failure to comply with Section 404 of the Sarbanes-Oxley Act could also potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. If additional material weaknesses exist or are discovered in the future, and we are unable to remediate any such material weakness, our business, financial condition and results of operations could suffer.

Risks Related to our Commercial Operations and Product Development

We obtain our commercial supply of ZTlido, clinical supply of our product candidates and certain of the raw materials used in our product candidates from sole or single source suppliers and manufacturers. In the event of a loss of one of these suppliers or manufacturers, or a failure by any such supplier or manufacturer to comply with FDA regulations, we may not be able to find an alternative source on commercially reasonable terms, or at all.

We rely on a number of sole or single source suppliers and manufacturers, including:

•	the manufacturer and supplier for the commercial supply of ZTlido;

•	the manufacturer and supplier for the clinical supply of SP-103;

•	the manufacturer and supplier for the clinical supply of SP-104;

•	the supplier of sodium hyaluronate, one of the excipients for SEMDEXA; and

•	the manufacturer for the clinical supply of SEMDEXA.

Under the Product Development Agreement, dated as of May 11, 2011, by and among Scilex Pharmaceuticals, Inc. (as successor to Stason Pharmaceuticals, Inc.), Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”) (as amended, the “Product Development Agreement”), and the Commercial Supply Agreement, dated as of February 16, 2017, by and among Scilex Pharma and Oishi and Itochu (as amended, the “Commercial Supply Agreement”), we license the rights to ZTlido from and rely exclusively on Oishi and Itochu for the manufacturing and supply of ZTlido and SP-103 (collectively, the “Products”). Oishi and Itochu have the right to terminate the Product Development Agreement and the Commercial Supply Agreement under certain circumstances, including, among other things: (1) if we are in material breach of the agreement and the breach is not curable or if the breach is curable and we fail to cure such material breach within 180 days after notice requesting to cure; (2) if, at any time during the term of the Product Development Agreement and the Commercial Supply Agreement, the market conditions are such that (a) our total net profits for ZTlido and SP-103 are equal to or less than five percent of our net sales of ZTlido and SP-103 for a period of four or more consecutive quarters, or (b) the economic viability of ZTlido and SP-103 is affected significantly as evidenced by documentation and substantial information by any external circumstances deemed detrimental to all parties as agreed to by us, on the one hand, and Oishi and Itochu, on the other hand, and the parties are unable to resolve the concerns under the foregoing clauses (a) and (b) after 30 days of good-faith discussion; and (3) in the event of our bankruptcy or assignment for the benefit of creditors. As of the date of this prospectus, our net profits for ZTlido and SP-103 have not exceeded five percent of net sales. Accordingly, Oishi and Itochu have the right to terminate the Product Development Agreement and Commercial Supply Agreement. As of the date of this prospectus, neither Oishi nor Itochu has exercised its right of termination. If the Product Development Agreement and the Commercial Supply Agreement are terminated, we would lose access to the intellectual property and proprietary manufacturing process upon which ZTlido and SP-103 depend.

Under our exclusive Supply Agreement, dated December 17, 2015 (the “Genzyme Supply Agreement”), with Genzyme Corporation (“Genzyme”), we depend on Genzyme to fulfill our clinical and commercial supply requirements for sodium hyaluronate, one of the excipients for SEMDEXA. Genzyme has the right to terminate the Supply Agreement under certain circumstances, including, but not limited to: (1) if we are in material breach of the agreement and fail to cure such breach within 30 days of written notice of such breach, (2) if our development of SEMDEXA is ceased or we do not file for regulatory approval for SEMDEXA by January 1, 2020, or (3) if Genzyme decides to discontinue manufacturing the product at its facility for economic or strategic reasons and provides us with 24 months’ notice. We did not file for regulatory approval for SEMDEXA by January 1, 2020 and we are only aware of a limited number of suppliers of the excipient. In accordance with the preceding clause (3), Genzyme has notified us of its intention to terminate the Genzyme Supply Agreement, effective as of May 31, 2024. Although we are currently in the process of identifying and certifying new suppliers to fulfill our clinical and commercial supply requirements for sodium hyaluronate we may not be able to find an alternative supplier of sodium hyaluronate on commercially reasonable terms.

Under our Master Services Agreement, dated January 27, 2017 (as amended, the “Lifecore Master Services Agreement”), with Lifecore Biomedical, LLC (“Lifecore”), we depend on Lifecore to manufacture clinical supplies of SEMDEXA. Lifecore has the right to terminate the Lifecore Master Services Agreement under certain circumstances, including, but not limited to: (1) if we are in material breach of the agreement and fail to cure such breach within 30 days of written notice; (2) if we (a) become insolvent, (b) cease to function as a going concern, (c) become convicted of or plead guilty to a charge of violating any law relating to either party’s business, or (d) engage in any act which materially impairs goodwill associated with SEMDEXA or materially impairs the terminating party’s trademark or trade name; (3) if we fail to pay past due invoices upon 30 days’ written notice, or (4) if we reject or fail to respond to a major change proposed by Lifecore that does not change Semnur’s written and approved acceptance criteria in its product specifications. In the event that Lifecore decides to terminate the Lifecore Master Services Agreement, finding an alternative manufacturer may be difficult.

Under the Master Services Agreement (the “Tulex Master Services Agreement”) and statement of work with Tulex Pharmaceuticals Inc. (“Tulex”), we depend on Tulex to develop, test and manufacture clinical supplies of SP-104. Tulex has the right to terminate the Tulex Master Services Agreement under certain circumstances, including, but not limited to: (1) if we are in material breach of the agreement or a statement of work and fail to cure such breach within 15 days after receipt of notice of such breach (or such other time period expressly stated in the applicable statement of work) or (2) in the event of our insolvency, bankruptcy, reorganization, liquidation or receivership, or a failure to remove any insolvency, bankruptcy, reorganization, liquidation or receivership proceedings within ten days from the date of institution of such proceedings. In addition, we may terminate the agreement or any statement of work (a) without cause upon 30 days prior written notice to Tulex or (b) immediately upon written notice in the event Tulex is dissolved or undergoes a change in control. In the event that the Tulex Master Services Agreement or a statement of work is terminated, we may not be able to find an alternative manufacturer and supplier on commercially reasonable terms.

Additionally, the manufacturing facilities used by our third-party suppliers and manufacturers must continue to comply with FDA regulations and are subject to periodic announced or unannounced inspections. We have limited control over the ability of our third-party suppliers and manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If our third-party suppliers and manufacturers fail to comply with FDA regulations, the FDA may not authorize the manufacture of our products and product candidates at these facilities, and we may be unable to find alternative manufacturing facilities in a timely manner or at all. The failure by such third parties to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, import detention, civil penalties, delays, suspension or withdrawal of approvals, seizures or recalls of our product, operating restrictions and criminal prosecutions.

In addition, our product candidates may compete with other product candidates and products for access to manufacturing facilities and other supplies. There are a limited number of manufacturers that operate under current Good Manufacturing Practices (“cGMP”) regulations and that might be capable of manufacturing for us. Also, prior to the approval of our product candidates, we would need to identify a contract manufacturer that could produce our products at a commercial scale and that could successfully complete FDA pre-approval inspection and inspections by other health authorities. Agreements with such manufacturers or suppliers may not be available to us at the time we would need to have that capability and capacity.

If our commercial supply of ZTlido, clinical supply of our product candidates and certain of the raw materials used in our product candidates are disrupted or delayed, there can be no assurance that alternative sources can serve as adequate replacements or that supplies will be available on terms that are favorable to us, if at all. Any disruption in supply could affect the profitability of ZTlido and the development of SEMDEXA, SP-103 and SP-104.

We rely on a single third-party logistics distribution provider, Cardinal Health 105, which until recently had also been our only customer.

We currently rely on Cardinal Health 105, LLC (“Cardinal Health 105”) as our third-party logistics distribution provider for ZTlido in the United States. Cardinal Health 105 also performs the following services on our behalf: customer service, credit checks, invoicing, chargebacks, distributor fee for service, government reporting, customer returns, accounts receivable, inventory control, product security (DSCSA serialization) inquiries and recall assistance. In the years ended December 31, 2019, 2020 and 2021, and in the first quarter of 2022, Cardinal Health 105 was our only customer and sales to Cardinal Health 105 represented all of our net revenue for such periods. Beginning on April 1, 2022, we began selling ZTlido directly to three large distributors, McKesson Corporation (“McKesson”), Cardinal Health 110, LLC (“Cardinal Health 110”) and AmerisourceBergen Corporation (“AmerisourceBergen”), as well as to numerous pharmacies. If we are unable to maintain a favorable relationship with Cardinal Health 105 (or with any of our other two distributors), we expect that our revenue would decline and our business would be harmed as a result. We may be unable to control the timing of the delivery of ZTlido to distributors, and any financial uncertainty or loss of key logistic employees of Cardinal Health 105, as our only third-party logistics provider, may negatively impact our sales.

As we continue to expand the commercialization of ZTlido, we expanded our direct distribution network to national and regional distributors and pharmacies in the second quarter of 2022. We currently hold wholesaler licenses and commenced selling directly to our main distributor customers as well as pharmacies. We discontinued our use of “title model” services provided by Cardinal Health 105, but expect that Cardinal Health 105 will continue to perform other third-party logistics services for us. Any disruption in the abovementioned distribution channel would adversely affect our business, financial condition and results of operations.

If we fail to achieve certain milestones in our Product Development Agreement with Itochu and Oishi, we could lose rights that are important to our business.

Certain of our existing license and supply agreements impose various milestone and other obligations on us. For example, under our Product Development Agreement with Itochu and Oishi, if our total net profits for ZTlido and SP-103 are equal to or less than five percent of our net sales of ZTlido and SP-103 for a period of four or more consecutive quarters, Itochu and Oishi have the right to terminate the Product Development Agreement if the parties are unable to resolve the concerns after 30 days of good-faith negotiation. As of the date of this prospectus, our net profits for ZTlido and SP-103 have not exceeded five percent of net sales. Accordingly, Oishi and Itochu have the right to terminate the Product Development Agreement and Commercial Supply Agreement. As of the date of this prospectus, neither Oishi nor Itochu has exercised its right of termination.

If we fail to achieve the milestones under the Product Development Agreement, we may lose our exclusivity rights or the counterparty may have the right to terminate the agreement, any of which could adversely affect our business, financial condition and results of operations.

We rely on third parties to conduct our clinical trials and intend to rely on third parties to conduct all of our future clinical trials. If these third parties do not successfully carry out their contractual duties, fail to comply with applicable regulatory requirements or meet expected deadlines, we may be unable to obtain regulatory approval for our product candidates.

We currently do not have the ability to independently conduct any clinical trials. The FDA and regulatory authorities in other jurisdictions require us to comply with regulations and standards, commonly referred to as good clinical practice (“GCP”) requirements for conducting, monitoring, recording and reporting the results of clinical trials, in order to ensure that the data and results are scientifically credible and accurate and that the trial subjects are adequately informed of the potential risks of participating in clinical trials. We rely on medical institutions, clinical investigators, contract laboratories and other third parties, such as contract research organizations (“CROs”), to conduct GCP-compliant clinical trials of our product candidates properly and on time. While we have agreements governing their activities, we control only certain aspects of their activities and have limited influence over their actual performance. The third parties with whom we contract for execution of our GCP-compliant clinical trials play a significant role in the conduct of these studies and trials and the subsequent collection and analysis of data. These third parties are not our employees and, except for restrictions imposed by our contracts with such third parties, we have limited ability to control the amount and timing of resources that they devote to our programs. Although we rely on these third parties to conduct our GCP-compliant clinical trials, we remain responsible for ensuring that each of our clinical trials is conducted in accordance with our investigational plan and protocol and applicable laws and regulations, and our reliance on the CROs does not relieve us of our regulatory responsibilities. For any violations of laws and regulations in the conduct of our preclinical studies and clinical trials, we could be subject to warning letters or enforcement actions that may include civil penalties up to and including criminal prosecution.

Many of the third parties with whom we contract may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities that could harm our competitive position. We face the risk of potential unauthorized disclosure or infringement, misappropriation or other violation of our intellectual property by CROs, which may reduce our trade secret and intellectual property protection and allow our potential competitors to access and exploit our proprietary technology.

Further, any of these third parties may terminate their engagements with us or be unable to fulfill their contractual obligations. If the third parties conducting our clinical trials do not adequately perform their contractual duties or obligations, experience significant business challenges, disruptions or failures, do not meet expected deadlines, terminate their agreements with us or need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our protocols or to GCPs, or for any other reason, we may need to enter into new arrangements with alternative third parties. This could be difficult, costly or impossible, and our clinical trials may need to be extended, delayed, terminated or repeated. As a result, we may not be able to obtain regulatory approval or successful commercialization in a timely fashion, or at all, for the applicable product candidate. Our financial results and the commercial prospects for our product candidates would be harmed, our costs could increase, and our ability to generate revenue could be delayed.

We may in the future enter into collaborations, in-licensing arrangements, joint ventures, or strategic alliances with third-parties that may not result in the development of commercially viable products or the generation of significant future revenues.

Our business is substantially dependent upon the intellectual property licensed from Oishi and Itochu. In the ordinary course of our business, we may enter into collaborations, additional in-licensing arrangements (such as, for example, the Romeg Agreement), joint ventures, or strategic alliances to develop proposed products and to pursue new markets.

Proposing, negotiating and implementing collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms, or at all, and may not realize the anticipated benefits of any such transactions or arrangements.

Additionally, with respect to current and future collaborations, we may not be in a position to exercise sole decision-making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration. If any conflicts arise with our current or future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborators’ or our future products. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.

Delays in clinical trials could result in increased costs to us and delay our ability to obtain commercial approval and generate additional revenue.

Before obtaining marketing approval for the sale of our product candidates, we must conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates for their intended indications. Clinical testing is expensive, time-consuming and uncertain as to outcome. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing. Events that may prevent successful or timely completion of clinical development include:

•	delays in obtaining regulatory authorizations to commence a clinical trial or reaching a consensus with regulatory authorities on trial design;

•	delays in identifying prospective clinical investigators or clinical trial sites that have necessary qualifications, interest and capacity to perform a requested protocol;

•

delays in reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

•	delays in obtaining approval from one or more institutional review boards (“IRBs”);

•	IRBs refusing to approve, suspending or terminating the trial at the investigational site, precluding enrollment of additional subjects, or withdrawing their approval of the trial;

•	changes to the clinical trial protocol;

•	delays in recruiting suitable subjects to participate in our clinical trials;

•	failure by us, any CROs we engage or any other third parties to adhere to clinical trial requirements;

•	failure to perform in accordance with GCPs;

•

delays in the testing, validation, manufacturing and delivery of our product candidates to the clinical sites, including delays by third parties with whom we have contracted to perform certain of those functions;

•

delays in subjects completing participation in a trial or returning for post-treatment follow-up, including, for example, as a result of reluctance to visit medical facilities as a result of the COVID-19 pandemic;

•	clinical trial sites or subjects dropping out of a trial;

•	lack of adequate funding to continue the trial;

•	selection of clinical endpoints that require prolonged periods of clinical observation or analysis of the resulting data;

•	subjects experiencing severe or unexpected drug-related adverse effects;

•

imposition of a clinical hold by regulatory authorities as a result of a serious adverse event, after an inspection of our clinical trial operations, trial sites or manufacturing facilities, or for other reasons;

•	occurrence of serious adverse events in our trials or in trials of the same class of agents conducted by other sponsors;

•	changes in regulatory requirements or guidance that require amending or submitting new clinical protocols;

•

a facility manufacturing our product candidates or any of their components being ordered by the FDA to temporarily or permanently shut down due to violations of cGMP regulations or other applicable requirements;

•	any changes to our manufacturing process that may be necessary or desired;

•

third-party clinical investigators losing the licenses or permits necessary to perform our clinical trials, not performing our clinical trials on our anticipated schedule or consistent with the clinical trial protocol, GCP, or other regulatory requirements;

•	third-party contractors not performing data collection or analysis in a timely or accurate manner; or

•

third-party contractors becoming debarred or suspended or otherwise penalized by the FDA or other government or regulatory authorities for violations of regulatory requirements, in which case we may need to find a substitute contractor, and we may not be able to use some or all of the data produced by subcontractors in support of our marketing applications.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such trials are being conducted, by a Data Safety Monitoring Board for such trial or by the FDA. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, participants being exposed to unacceptable health risks, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. In addition, changes in regulatory requirements and policies may occur, and we may need to amend clinical trial protocols to comply with these changes. Amendments may require us to resubmit our clinical trial protocols to IRBs for reexamination, which may impact the costs, timing or successful completion of a clinical trial.

Our product development costs will increase if we experience delays in testing or marketing approvals. The FDA and other regulatory agencies may impose new or refined testing expectations based on experience and increased knowledge over time. In addition, if we make manufacturing or other changes to our product candidates, we may need to conduct additional studies to bridge our modified product candidates to earlier versions. We do not know whether any of our clinical trials, including our planned clinical trials of SP-103, SP-104 and SEMDEXA, will begin or continue as planned, will need to be restructured or will be completed on schedule, or at all. We may not have the necessary capabilities, including adequate staffing, to successfully manage the execution and completion of any clinical trials we initiate in a way that leads to our obtaining marketing approval for our product candidates in a timely manner, or at all. Significant clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates.

We face potential business disruptions and related risks resulting from the COVID-19 pandemic, which could have a material adverse effect on our business, financial condition and results of operations.

In December 2019, a novel strain of coronavirus, or SARS-CoV-2, was reported to have surfaced in Wuhan, China. SARS-CoV-2 is the virus that causes COVID-19. The COVID-19 outbreak has grown into a global pandemic that has impacted countries throughout the world. Financial markets have been experiencing extreme fluctuations that may cause a contraction in available liquidity globally as important segments of the credit markets react to the development. The pandemic may lead to a decline in business and consumer confidence. The global outbreak of COVID-19 continues to rapidly evolve. As a result, businesses have closed or limited operations and limits have been placed on travel. The extent to which COVID-19 may impact our business, clinical trials and sales of ZTlido will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease and variants, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

We are monitoring the potential impact of the COVID-19 outbreak, and if COVID-19 or variants of concern continue to spread globally, including in the United States, we may experience disruptions that could severely impact the development of our product candidates, including:

•	delays or difficulties in enrolling patients in our clinical trials as patients may be reluctant, or unable, to visit clinical sites;

•	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators, clinical site staff and potential closure of clinical facilities;

•	decreases in patients seeking treatment for chronic pain;

•	delays in receiving approval from local regulatory authorities to initiate our planned clinical trials;

•

delays in clinical sites receiving the supplies and materials needed to conduct our clinical trials, including interruption in global shipping that may affect the transport of clinical trial materials;

•

changes in local regulations as part of a response to the COVID-19 outbreak, which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or cause us to discontinue the clinical trials altogether;

•

diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•

risk that participants enrolled in our clinical trials will acquire COVID-19 while the clinical trial is ongoing, which could impact the results of the clinical trial, including by increasing the number of observed adverse events;

•

delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees; and

•	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others.

Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at third-party suppliers in the United States and other countries, or the availability or cost of materials, which would disrupt our supply chain. Any manufacturing supply interruption of materials could adversely affect our ability to conduct ongoing and future research and testing activities. For example, we obtain our commercial supply of ZTlido and our clinical supply of SP-103 exclusively from Oishi and Itochu in Japan. The COVID-19 pandemic may result in delays in the procurement and shipping of ZTlido, which may have an adverse impact on our operating results.

On September 24, 2021, the Safer Federal Workforce Task Force issued written guidance to implement Executive Order 14042, which was signed by President Biden on September 9, 2021. A number of federal courts have issued orders enjoining enforcement of the Executive Order, including one on a nationwide basis. As a result, the government stated that it will take no action to enforce the requirements of the Executive Order at this time. As a federal contractor, we have mandated that all of our employees and, in addition, contractors that enter our U.S. buildings and certain other locations, be fully vaccinated against COVID-19, subject to disability and religious exemptions, by December 8, 2021. Despite the government’s no-action position, we continue to comply with the Executive Order. We may experience workforce constraints due to shortages of vaccinated personnel, strains on the labor market, limitations on hiring new employees and difficulty retaining and securing employees who are vaccinated, all of which could negatively affect our business and operations.

The spread of COVID-19, which has caused a broad impact globally, may materially affect the Company economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our Common Stock.

In addition, the continued spread of COVID-19 globally could materially and adversely impact our operations, including without limitation, our manufacturing and supply chain, sales and marketing efforts, sales of ZTlido, travel and employee health and availability, which may have a material and adverse effect on our business, financial condition and results of operations.

Even if we complete the necessary clinical trials, we cannot predict when, or if, we will obtain regulatory approval for our product candidates and the approval may be for a more narrow indication than we seek.

We cannot commercialize our product candidates until the appropriate regulatory authorities have reviewed and approved the product candidates. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state and local statutes and regulations require the expenditure of substantial time and financial resources and we may not be able to obtain the required regulatory approvals. Even if our product candidates meet the safety and efficacy endpoints in clinical trials, the regulatory authorities may not complete their review processes in a timely manner, or we may not be able to obtain regulatory approval. Additional delays may result if an FDA advisory committee, if convened, recommends non-approval or restrictions on approval. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action or changes in regulatory authority policy or data requirements during the period of product development, clinical trials and the regulatory review process.

Even if we receive regulatory approval, the FDA may approve a product candidate for more limited indications than requested or they may impose significant limitations in the form of narrow indications, warnings or a Risk Evaluation and Mitigation Strategy (“REMS”). The FDA may require labeling that includes precautions or contra-indications with respect to conditions of use, or may grant approval subject to the performance of costly post-marketing clinical trials. In addition, the FDA may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.

Additionally, if the results of any clinical trials are inconclusive or if there are safety concerns or serious adverse events associated with our product candidates, we may:

•	be delayed or fail in obtaining marketing approval for our product candidates;

•	obtain approval for indications or patient populations that are not as broad as we intended or desired;

•	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;

•	be subject to changes in the way the products are administered;

•	be required to perform additional clinical trials to support approval or be subject to additional post-marketing testing requirements;

•	have regulatory authorities withdraw, or suspend, their approval of the product or impose restrictions on its distribution in the form of a modified REMS;

•	be sued and held liable for harm caused to patients; or

•	experience damage to our reputation.

We may find it difficult to enroll or maintain patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates.

Identifying and qualifying patients to participate in any clinical trials of our product candidates is critical to our success. The timing of any clinical trials depends on our ability to recruit patients and to complete required follow-up periods. If patients are unwilling to participate in our clinical trials due to negative publicity from adverse events, competitive clinical trials for similar patient populations, or for other reasons, the timeline for recruiting patients, conducting trials and potentially obtaining regulatory approval may be delayed. We may also experience delays if patients withdraw from a clinical trial or do not complete the required monitoring period. These delays could result in increased costs, delays in advancing our product candidates, delays in testing the effectiveness of our product candidates or termination of clinical trials altogether.

Patient enrollment is affected by many factors, including:

•	the size and nature of the patient population;

•	the proximity of patients to clinical sites;

•	the eligibility and exclusion criteria for the trial;

•	the design of the clinical trial;

•	competing clinical trials;

•	the risk that enrolled patients will not complete a clinical trial;

•	ability to monitor patients adequately during and after treatment;

•

potential disruptions caused by the COVID-19 pandemic, including difficulties in initiating clinical sites, enrolling and retaining participants, diversion of healthcare resources away from clinical trials, travel or quarantine policies that may be implemented and other factors;

•	our ability to recruit clinical trial investigators with the appropriate competencies and experience; and

•	clinicians’ and patients’ perceptions as to the potential advantages of the product candidate in relation to other available products.

The conditions for which we currently plan to evaluate our product candidates are common but the eligibility criteria of our clinical trials limit the pool of available trial participants. For example, we experienced a delay in the enrollment of our now completed SEMDEXA Phase 3 clinical trial in sciatica due to the selective eligibility criteria in place to reduce the placebo effect and the impacts of COVID-19, and may experience similar issues with enrollment of our other planned clinical trials.

In addition, our clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates, and this competition will reduce the number and types of patients available to it, because some patients who have opted to enroll in our trials may instead opt to enroll in a trial being conducted by a competitor. We may conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials at such clinical trial sites.

The incidence and prevalence for target patient populations of our product candidates are based on estimates and third-party sources. If the market opportunities for our product candidates are smaller than we estimate or if any approval that we obtain is based on a narrower definition of the patient population, our revenue and ability to achieve profitability might be materially and adversely affected.

Periodically, we make estimates regarding the incidence and prevalence of target patient populations of our product candidates based on various third-party sources and internally generated analyses and use such estimates in making decisions regarding our product development strategy, including acquiring or in-licensing product candidates and determining indications on which to focus in preclinical studies or clinical trials.

These estimates may be inaccurate or based on imprecise data. For example, the total addressable market opportunities will depend on, among other things, acceptance by the medical community and patient access, drug pricing and reimbursement. The number of patients in the addressable markets may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our product candidates, or new patients may become increasingly difficult to identify or gain access to, all of which may significantly harm our business, financial condition, results of operations and prospects.

We face significant competition and our competitors may discover, develop or commercialize products faster or more successfully than us.

The biotechnology and pharmaceutical industries are characterized by intense competition and rapid technological advances. In addition, the competition in the pain management market, and other relevant markets, is intense.

ZTlido and our product candidate, SP-103, face and will likely face competition from prescription and generic topical lidocaine patches, including Lidoderm® (a branded, prescription 5% lidocaine patch product) (“Lidoderm”) and generic lidocaine patches manufactured by Mylan N.V., Teva Pharmaceutical Industries Limited (“Teva”) and Par Pharmaceutical, Inc. Additionally, SP-103, if approved, will likely compete with various opioid pain medications, nonsteroidal anti-inflammatory drugs (“NSAIDs”), muscle relaxants, antidepressants and anticonvulsants particularly as we seek approval for the treatment of acute LBP.

SEMDEXA, if approved, has the potential to become the first FDA-approved epidural steroid product for the treatment of sciatica. While there are currently no FDA approved epidural steroid injections indicated for the treatment of sciatica, we are aware of certain non-steroid product candidates in development. SEMDEXA, if approved, also will compete with various opioid pain medications, NSAIDs, muscle relaxants, antidepressants, anticonvulsants and surgical procedures. Procedures may include nerve blocks and transcutaneous electrical nerve stimulations. We may also face indirect competition from the off-label and unapproved use of branded and generic injectable steroids.

While there are currently no formulations containing naltrexone in clinical development for the treatment of fibromyalgia, we are aware of certain non-opioid therapeutics currently in a late-stage phase 3 pipeline containing two 505(b)(2) development programs. Our product candidate, SP-104, will likely face direct competition from these candidates.

We expect that the market will become increasingly competitive in the future. Many of our competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, as well as significantly greater experience in developing product candidates and technologies, undertaking preclinical studies and clinical trials, obtaining FDA and other regulatory approvals of product candidates, formulating and manufacturing product candidates, and launching, marketing and selling product candidates.

Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval more rapidly than we are able to and may be more effective in selling and marketing their products as well. Smaller or early-stage companies or generic or biosimilar pharmaceutical manufacturers may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our commercial opportunity could be reduced or eliminated if our competitors succeed in developing, acquiring or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that we are currently developing or that we may develop. If approved, our product candidates will face competition from commercially available drugs as well as drugs that are in the development pipelines of our competitors and later enter the market.

Established pharmaceutical companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make our product candidates less competitive. Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA approval or discovering, developing and commercializing medicines before we do, which would have a material adverse impact on our business, financial condition and results of operations.

The third-party payor coverage and reimbursement status of newly approved products is uncertain. Failure to obtain or maintain coverage and adequate reimbursement for ZTlido, GLOPERBA or our product candidates, if approved, could decrease our ability to generate product revenue.

There is significant uncertainty related to the third-party coverage and reimbursement of existing and newly approved products. Market acceptance and sales of ZTlido, GLOPERBA and our product candidates, if approved, in domestic markets will depend significantly on the availability of coverage and adequacy of reimbursement from third-party payors, including government programs (such as Medicare and Medicaid) and private payor healthcare and insurance programs. In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. Coverage and reimbursement for ZTlido can differ significantly from payor to payor, and we may not be able to maintain adequate coverage and reimbursement in the future.

Further, obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to each third-party payor separately, with no assurance that coverage and adequate reimbursement will be obtained or applied consistently. We may not be able to provide data sufficient to gain acceptance with respect to coverage and reimbursement. Additionally, coverage may be more limited than the purposes for which the product is approved by the FDA or similar regulatory authorities outside of the United States. Assuming that coverage is obtained for a given product, the resulting reimbursement rates might not be adequate or may require co-payments or co-insurance that patients find unacceptably high. Patients, physicians, and other healthcare providers may be less likely to prescribe, dispense or use, as applicable, any approved product unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost.

The market for our products will depend significantly on access to third-party payors’ drug formularies for which third-party payors provide coverage and reimbursement. The industry competition to be included in such formularies often leads to downward pricing pressures on pharmaceutical companies. Also, third-party payors may refuse to include a particular branded product in their formularies or otherwise restrict patient access to a branded product when a less costly generic equivalent or other alternative is available.

In addition, even if we obtain adequate levels of reimbursement, third-party payors carefully review and increasingly question the coverage of, and challenge the prices charged for, products. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Increasingly, third-party payors are requiring that pharmaceutical companies provide them with predetermined discounts from list prices and are challenging the prices for products. We cannot be sure that coverage and reimbursement will be available for any product candidate that we commercialize and, if reimbursement is available, what the level of reimbursement will be. If coverage and reimbursement of our product candidates are unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability. Furthermore, the requirements governing medical product pricing vary widely from country to country. In some foreign countries, the proposed pricing for a prescription device must be approved before it may be lawfully marketed. Historically, products launched in the European Union do not follow price structures of the United States and generally prices tend to be significantly lower.

Our product candidate SEMDEXA is expected to be a physician-administered injectable viscous gel and as such, separate reimbursement for the product itself may not be available. Instead, if SEMDEXA receives regulatory approval, the administering physician may be reimbursed only for providing the treatment or procedure in which SEMDEXA is used. To the extent separate coverage and reimbursement should become available for SEMDEXA, we anticipate that it will be sold to physicians on a “buy and bill” basis. Buy and bill products must be purchased by healthcare providers before they can be administered to patients. Healthcare providers subsequently must seek reimbursement for the product from the applicable third-party payor, such as Medicare or a health insurance company. Healthcare providers may be reluctant to administer our product candidates, if approved, because they would have to fund the purchase of the product and then seek reimbursement, which may be lower than their purchase price, or because they do not want the additional administrative burden required to obtain reimbursement for the product.

Further, the codes used by providers to bill for SEMDEXA, if approved, could also affect reimbursement. J-Codes are codes maintained by the Centers for Medicare and Medicaid Services (“CMS”), which are a component of the Healthcare Common Procedure Coding System and are typically used to report injectable drugs that ordinarily cannot be self-administered. We do not have a specific J-Code for any of our product candidates. If our product candidates are approved, we may apply for one but cannot guarantee that a J-Code will be granted. To the extent separate coverage or reimbursement is available for any product candidate, if approved, and a specific J-Code is not available, physicians would need to use a non-specific miscellaneous J-Code to bill third-party payors for these physician-administered drugs. Because miscellaneous J-Codes may be used for a wide variety of products, health plans may have more difficulties determining the actual product used and billed for the patient. These claims must often be submitted with additional information and manually processed, which can create delays in claims processing times as well as increasing the likelihood for claim denials and claim errors.

Because we have multiple programs and product candidates in our development pipeline and are pursuing a variety of target indications and treatment approaches, we may expend our limited resources to pursue a particular product candidate and fail to capitalize on development opportunities or product candidates that may be more profitable or for which there is a greater likelihood of success.

Apart from our FDA-approved product, ZTlido, we currently have several product candidates that are at various stages of development. We have limited financial and management resources. As a result, we may forego or delay pursuit of opportunities with potential target indications or product candidates that later prove to have greater commercial potential than our current and planned development programs and product candidates.

We strive to progress product candidates that can address unmet or underserved medical needs and favor those candidates with large market opportunities. However, our resource allocation decisions may cause us to fail to capitalize on viable commercial product candidates or profitable market opportunities. Our spending on current and future research and development programs and other future product candidates for specific indications may not yield any commercially viable future product candidates. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may be required to relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such future product candidates.

Additionally, we may pursue additional in-licenses or acquisitions of product candidates or programs, which entails additional risk to us. Identifying, selecting and acquiring promising product candidates requires substantial technical, financial and human resources expertise. Efforts to do so may not result in the actual acquisition or license of a successful product candidate, potentially resulting in a diversion of our management’s time and the expenditure of our resources with no resulting benefit. For example, if we are unable to identify programs that ultimately result in approved products, we may spend material amounts of our capital and other resources evaluating, acquiring and developing products that ultimately do not provide a return on our investment.

Drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive, difficult to design and implement, and can take many years to complete, in part because it is subject to rigorous regulatory requirements. The FDA or other regulatory authorities may not agree with the proposed analysis plans or trial design for the clinical trials of our product candidates. They may also not agree with the scope of our proposed investigational plan. In addition, the outcome of our clinical trials is risky and uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. It is not uncommon for companies in the pharmaceutical industry to suffer significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Our future clinical trial results may not be successful.

This product candidate development risk is heightened by any changes in the planned clinical trials compared to the completed clinical trials. As product candidates are developed through preclinical to early and late stage clinical trials towards approval and commercialization, it is customary that various aspects of the development program, such as manufacturing and methods of administration, are altered along the way in an effort to optimize processes and results. While these types of changes are common and are intended to optimize the product candidates for late stage clinical trials, approval and commercialization, such changes carry the risk that they will not achieve their intended objectives.

A Phase 3 trial was completed for SEMDEXA for the treatment of sciatica, a Phase 2 trial commenced in the second quarter of 2022 for SP-103, and multiple Phase 1 trials were initiated in the first quarter of 2022 for

SP-104. We may not have the necessary capabilities, including adequate staffing, to successfully manage the execution and completion of such clinical trials in a way that leads to our obtaining marketing approval for our product candidates in a timely manner, or at all. Our clinical trials may produce negative or inconclusive results, and, in the future, we may decide, or regulators may require us, to conduct additional clinical trials and preclinical studies in addition to those we have planned.

In March 2022, we announced final results from our Phase 3 trial for SEMDEXA, which results reflect achievement of primary and secondary endpoints, and we intend to use the results to support an NDA submission seeking approval for the treatment of sciatica. However, the FDA may disagree with our assumptions and require us to conduct an additional Phase 3 trial before submitting an NDA. Our failure to adequately demonstrate the safety and effectiveness of our product candidates would prevent receipt of regulatory clearance or approval and, ultimately, the commercialization of that product or indication for use.

Interim “top-line” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish interim “top-line” or preliminary data from our clinical trials, which are based on a preliminary analysis of then-available data. Preliminary or interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or interim data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. In some instances, there can be significant variability in safety or efficacy results between different clinical trials or clinical trial sites for the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the dosing regimen and other clinical trial procedures and the rate of dropout among clinical trial participants. As a result, interim and preliminary data should be viewed with caution until the final data are available. Adverse differences between preliminary or interim data and final data could significantly harm our business, financial condition and results of operations.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general. Data disclosures must be carefully managed to conform to limitations on preapproval promotion and laws related to clinical trial registration and posting of results. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and stockholders may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular drug, product, product candidate or our business. If the “top-line” data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, financial condition and results of operations.

Our clinical trials may fail to demonstrate substantial evidence of the safety and efficacy of product candidates that we may identify and pursue for their intended uses, which would prevent, delay or limit the scope of regulatory approval and commercialization.

Before obtaining regulatory approvals for the commercial sale of any of our product candidates, we must demonstrate through lengthy, complex and expensive non-clinical studies, pre-clinical studies and clinical trials that the applicable product candidate is both safe and effective for use in each target indication. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical development process. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization.

We cannot be certain that our current clinical trials or any other future clinical trials will be successful. Additionally, any safety concerns observed in any one of our clinical trials in our targeted indications could limit the prospects for regulatory approval of our product candidates in those and other indications, which could have a material adverse effect on our business, financial condition and results of operations. In addition, even if such clinical trials are successfully completed, we cannot guarantee that the FDA or comparable non-U.S. regulatory authorities will interpret the results as we do, and more trials could be required before we submit our product candidates for approval. To the extent that the results of the trials are not satisfactory to the FDA or comparable non-U.S. regulatory authorities for support of a marketing approval, we may be required to expend significant resources, which may not be available to us, to conduct additional trials in support of potential approval of our product candidates. Even if regulatory approval is secured for a product candidate, the terms of such approval may limit the scope and use of the specific product candidate, which may also limit its commercial potential.

Even if we obtain FDA approval for any of our product candidates in the United States, we may never obtain approval for or commercialize any of them in any other jurisdiction, which would limit our ability to realize their full market potential.

In order to market any products in any particular jurisdiction, we must establish and comply with numerous and varying regulatory requirements on a country-by-country basis regarding safety and efficacy.

Approval by the FDA in the United States does not ensure approval by regulatory authorities in other countries or jurisdictions. However, the failure to obtain approval in one jurisdiction may negatively impact our ability to obtain approval elsewhere. In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. In cases where data from United States clinical trials are intended to serve as the basis for marketing approval in the foreign countries, the standards for clinical trials and approval may be different.

Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and increased costs for us and require additional preclinical studies or clinical trials, which could be costly and time-consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approvals in international markets are delayed, our target market will be reduced and our ability to realize the full market potential of any product we develop will be impeded.

Our business may suffer reputational harm due to failures of our product candidates.

The failure of any of our product candidates could have a lasting negative impact on our reputation, which could, in turn, impact our ability to successfully enter into future licensing arrangements or other transactions with potential counterparties, raise future capital or attract key personnel to join us. As a result, our business and prospects would be materially harmed and our results of operations and financial condition would likely suffer materially.

ZTlido and GLOPERBA may have undesirable properties that could result in significant negative consequences, and our product candidates may cause undesirable side effects that could delay or prevent their regulatory approval.

As is the case with pharmaceuticals generally, it is likely that there may be side effects and adverse events associated with ZTlido, GLOPERBA and our product candidates. In the event that ZTlido or GLOPERBA is identified to have undesirable side effects, a number of potentially significant negative consequences could occur. Regulatory authorities may withdraw their approval of the product or seize the product. Restrictions may be imposed on the manufacturing or marketing of ZTlido or GLOPERBA or any component thereof, including the imposition of a REMS plan that may require creation of a Medication Guide outlining the risks of such side effects for distribution to patients, as well as elements to assure safe use of the product, such as a patient registry and training and certification of prescribers. Any of these events could damage our reputation and prevent us from achieving or maintaining market acceptance of ZTlido or GLOPERBA.

In the clinical trials we conduct with our product candidates, patients may experience changes in their health, including illnesses, injuries, discomforts or a fatal outcome. Often, it is not possible to determine whether the product candidate being studied caused or was associated with these conditions. In addition, it is possible that as we test our clinical products in larger, longer and more extensive clinical programs, or as use of these product candidates becomes more widespread if they receive regulatory approval, illnesses, injuries, discomforts and other adverse events that were observed in earlier clinical trials, as well as conditions that did not occur or went undetected in previous clinical trials, will be reported by subjects. Many times, side effects are only detectable after investigational products are tested in large-scale, Phase 3 clinical trial.

In the event that our product candidates reveal an unacceptable severity and prevalence of these or other side effects, the clinical trials could be suspended or terminated and the FDA could order us to cease further development of or deny approval of our product candidates, for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and results of operations significantly.

ZTlido, GLOPERBA and our product candidates are complex and difficult to manufacture. We could experience delays in satisfying regulatory authorities or manufacturing problems that result in delays in our development or commercialization programs, limit the supply of our product candidates, or otherwise harm our business.

We currently depend on contract manufacturers to conduct the manufacturing and supply activities for ZTlido, GLOPERBA and our product candidates. Manufacturing these product candidates require facilities specifically designed for and validated for this purpose and sophisticated quality assurance and quality control procedures are necessary. Several factors could cause production interruptions, including equipment malfunctions, facility contamination, raw material shortages or contamination, natural disasters, disruption in utility services, human error or disruptions in the operations of our suppliers.

If contaminations are discovered in our supply of ZTlido, GLOPERBA or our product candidates or in the manufacturing facilities, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. We may not be successful in securing additional sources at all or on a timely basis, which could materially harm our development timelines. Any delay or interruption in the supply of clinical trial supplies could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, require us to begin new clinical trials at additional expense or terminate clinical trials completely.

In addition, there are risks associated with large scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with cGMP, lot consistency and timely availability of raw materials. Slight deviations in the manufacturing process, including those affecting quality attributes and stability, may result in unacceptable changes in the product that could result in lot failures or product recalls. Lot failures or product recalls could cause us to delay clinical trials or product launches, which could be costly to us and otherwise harm our business, financial condition and results of operations.

Furthermore, our manufacturers may encounter problems hiring and retaining the experienced scientific, quality assurance, quality-control and manufacturing personnel needed to operate our complex manufacturing processes, which could result in delays in production or difficulties in maintaining compliance with applicable regulatory requirements. Any problems in our manufacturing process or facilities could make us a less attractive collaborator for potential partners, including larger biotechnology companies and academic research institutions, which could limit our access to additional attractive development programs. Problems in our manufacturing process could restrict our ability to meet potential future market demand for products, which could harm our business, financial condition and results of operations.

Risks Related to our Business and Operations

If we are unable to retain our key executives, it may delay our development efforts and harm our business, financial condition and results of operations.

Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain and motivate key executives to accomplish our business objectives, we may experience constraints that will significantly impede our ability to raise additional capital and our ability to implement our overall business strategy. In particular, we are highly dependent upon our executive officers, including Jaisim Shah, our President and Chief Executive Officer, Henry Ji, Ph.D., our Executive Chairperson, and Elizabeth Czerepak, our Executive Vice President, Chief Financial Officer and Chief Business Officer. The loss of services of these executive officers could delay or prevent the successful development of our product pipeline, completion of our planned clinical trials and the successful commercialization of ZTlido and GLOPERBA. We do not carry “key person” insurance on any of our executive officers or other employees.

Competition for key executives in the biotechnology and pharmaceuticals field is intense, due to the limited number of individuals who possess the skills and experience required by our industry. Many of the pharmaceutical companies against which we compete for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. They may also provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to qualified candidates than what we have to offer. In addition, we may experience employee turnover as a result of the ongoing “great resignation” occurring throughout the U.S. economy, which has impacted job market dynamics. New hires require training and take time before they achieve full productivity. New employees may not become as productive as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals. Moreover, we conduct our operations in the San Francisco Bay Area, a region that is home to many other biopharmaceutical companies as well as many academic and research institutions, resulting in fierce competition for qualified personnel. As such, we could have difficulty attracting and retaining experienced executives and may be required to expend significant financial resources in our recruitment and retention efforts.

We may need to increase the size of our company and may not effectively manage our growth.

As of September 30, 2022, we had approximately 85 full-time employees. We may need to continue to expand our managerial, operational, sales and marketing, finance and other resources in order to manage our operations, clinical trials, research and development activities, regulatory filings, manufacturing and supply activities, and any marketing and commercialization activities, including co-promotion activities. Future growth would impose significant added responsibilities on members of management, including:

•	identifying, recruiting, integrating, maintaining and motivating additional employees;

•

managing our internal development efforts effectively, including the clinical, FDA and internal regulatory review process for our product candidates, while complying with our contractual obligations to contractors and other third parties; and

•	improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to commercialize our product candidates will depend, in part, on our ability to effectively manage any future growth, if any, which may cause a significant strain on our management, and our operational, financial and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial and management systems and to expand, train, manage and motivate our employees. These demands may require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources devoted to research and product development without a corresponding increase in our operational, financial and management systems could have a material adverse effect on our business, financial condition and results of operations.

Our insurance policies are expensive and protect us only from some business risks, which leaves us exposed to significant uninsured liabilities.

Although we endeavor to obtain appropriate insurance coverage for insurable risks that we identify, we do not carry insurance for all categories of risk that our business may encounter.

Insurance coverage is becoming increasingly expensive. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles and lower coverage limits. We may not be able to maintain insurance coverage at a reasonable cost, or in sufficient amounts to protect us against losses due to liability. While we maintain property, casualty and general liability coverage, we do not carry specific biological or hazardous waste insurance coverage and our insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or be penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended.

We do not know if we will be able to maintain existing insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, financial condition and results of operations.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

Manufacturing and marketing of ZTlido and clinical testing of our product candidates may expose us to individual product liability claims, class action lawsuits or actions, and other individual or mass tort claims. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. In addition, physicians may misuse our products with their patients if they are not adequately trained, potentially leading to injury and increased risk of product liability. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of risks inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates, if approved. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	loss of revenue from product sales;

•	decreased demand for our product candidates or products that we develop;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	initiation of investigations by regulators;

•	restrictions on labeling, the marketing or manufacturing of the product, withdrawal of the product from the market or voluntary or mandatory product recalls;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients; and

•	the inability to commercialize our product candidates.

Our inability to obtain and maintain sufficient product liability insurance at an acceptable cost and scope of coverage to protect against potential product liability claims could prevent or inhibit the commercialization of any products we develop. We currently carry product liability insurance covering use in our clinical trials in the amount of $10.0 million in the aggregate. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions and deductibles, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses.

Any disruption in our research and development facilities could adversely affect our business, financial condition and results of operations.

Our principal executive offices are in the San Francisco Bay Area, California. Our facilities may be affected by natural or man-made disasters. Earthquakes are of particular significance since our facilities are located in an earthquake-prone area. We are also vulnerable to damage from other types of disasters, including power loss, attacks from extremist organizations, fires, floods and similar events. If our facilities are affected by a natural or man-made disaster, we may be forced to curtail our operations and/or rely on third-parties to perform some or all of our research and development activities. Although we believe we possess adequate insurance for damage to our property and the disruption of our business from casualties, such insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all. In the future, we may choose to expand our operations in either our existing facilities or in new facilities. If we expand our worldwide manufacturing locations, there can be no assurance that this expansion will occur without implementation difficulties, or at all.

We may seek to grow our business through acquisitions and may fail to realize the anticipated benefits of any acquisition, and acquisitions can be costly and dilutive.

Our success depends on our ability to continually enhance and broaden our product offerings in response to changing customer demands, competitive pressures, technologies and market pressures. Accordingly, from time to time we may expand our business and intellectual property portfolio through the acquisition of new businesses and technologies. We cannot assure that we will achieve anticipated benefits from any acquisition to justify the transaction.

Competition within our industry for acquisitions of businesses, technologies and assets may become intense. Even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or the target may be acquired by another company. We may enter into negotiations for acquisitions that are not ultimately consummated. Those negotiations could result in diversion of management time and significant out-of-pocket costs.

The success of any acquisition depends on, among other things, our ability to combine our business with an acquired business in a manner that does not materially disrupt existing relationships and that allows us to achieve development and operational synergies. If we are unable to achieve these objectives, the anticipated benefits of an acquisition may not be realized fully, or at all, or may take longer to realize than expected. In particular, if we undertake such a transaction, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses or acquire intangible assets that could result in significant future amortization expenses. As a result, an acquisition may not be accretive to our stock value or development pipeline in the near or long term.

We expect to incur higher development and regulatory costs, and additional costs integrating the operations and personnel of any companies we acquire, which cannot be estimated accurately at this time. If the total costs of the integration of our companies and advancement of acquired product candidates and technologies exceed the anticipated benefits of the acquisition, our business, financial condition and results of operations could be adversely affected.

International components of our business expose us to business, legal, regulatory, political, operational, financial and economic risks associated with conducting business outside of the United States.

We currently collaborate with international manufacturing partners and may potentially expand our business internationally in the future. The purchase and shipment of components from international sources subjects us to U.S. and foreign governmental trade, import and export, and customs regulations and laws.

Compliance with these regulations and laws is costly and exposes us to penalties for non-compliance. Other laws and regulations that can significantly impact us include various anti-bribery laws, including the U.S. Foreign Corrupt Practices Act (the “FCPA”), as well as export controls laws. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments, restrictions on certain business activities and exclusion or debarment from government contracting.

Conducting business internationally involves a number of risks, including:

•

multiple, sometimes conflicting and changing laws and regulations such as tax laws, export and import restrictions, employment laws, anti-bribery and anti-corruption laws, regulatory requirements and other governmental approvals, permits and licenses;

•

difficulties in enforcing our intellectual property rights and in defending against third-party threats and intellectual property enforcement actions against us, our distributors or any of our third-party suppliers;

•	failure by us or our distributors to obtain appropriate licenses or regulatory approvals for the sale or use of our product candidates, if approved, in various countries;

•	difficulties in managing foreign operations;

•	foreign currency exchange rate fluctuations;

•	changes in duties and tariffs, license obligations and other non-tariff barriers to trade;

•	the imposition of new trade restrictions;

•	difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•	complexities associated with managing multiple payor-reimbursement regimes or self-pay systems;

•	natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions; and

•

failure to comply with the FCPA, including its books and records provisions and its anti-bribery provisions, and similar anti-bribery and anti-corruption laws in other jurisdictions, for example by failing to maintain accurate information and control over sales or distributors’ activities.

Any of these risks, if encountered, could significantly harm our future international expansion and operations and, consequently, negatively impact our business, financial condition and results of operations.

The increasing use of social media platforms presents new risks and challenges.

Social media is increasingly being used to communicate about our research, product candidates, investigational medicines and the diseases our product candidates and investigational medicines are being developed to treat. Social media practices in the biopharmaceutical industry continue to evolve and regulations relating to such use are not always clear. This evolution creates uncertainty and risk of non-compliance with regulations applicable to our business, resulting in potential regulatory actions against us. For example, patients may use social media channels to comment on their experience in an ongoing blinded clinical study or to report an alleged adverse event. When such disclosures occur, there is a risk that we may fail to monitor and comply with applicable adverse event reporting obligations or we may not be able to defend our business or the public’s legitimate interests in the face of the political and market pressures generated by social media due to restrictions on what we may say about our product candidates. There is also a risk of inappropriate disclosure of sensitive information or negative or inaccurate posts or comments about us on any social networking website. Furthermore, our employees, affiliates and/or business partners may use social media for their personal use, and their activities on social media or in other forums could result in adverse publicity for us. Any negative publicity as a result of social media posts, whether or not such claims are accurate, could adversely impact us. If any of these events were to occur or we otherwise fail to comply with applicable regulations, we could incur liability, face regulatory actions, or incur other harm to our business, financial condition and results of operations.

Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, cybersecurity attacks or hacking, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs or a loss of our trade secrets or other proprietary information. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims and liability, damage to our reputation, suffer loss or harm to our intellectual property rights and the further research, development and commercial efforts of ZTlido, GLOPERBA and our product candidates, if approved, could be delayed. If we are held liable for a claim against which we are not insured or for damages exceeding the limits of our insurance coverage, whether arising out of cybersecurity matters, or from some other matter, that claim could have a material adverse effect on our business, financial condition and results of operations.

Further, a cybersecurity attack, data breach or privacy violation that leads to disclosure or modification of, or prevents access to, patient information, including personally identifiable information or protected health information, could harm our reputation, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, require us to verify the correctness of database contents and otherwise subject us to liability under laws and regulations that protect personal data, resulting in increased costs or loss of revenue. Our ability to effectively manage and maintain our internal business information, and to ship products to customers and invoice them on a timely basis, depends significantly on our enterprise resource planning system and other information systems. Portions of our information technology systems may experience interruptions, delays or cessations of service or produce errors in connection with ongoing systems implementation work. Cybersecurity attacks in particular are evolving and include, but are not limited to, threats, malicious software, ransom ware, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, misappropriation of confidential or otherwise protected information and corruption of data. If we are unable to prevent such cybersecurity attacks, data security breaches or privacy violations or implement satisfactory remedial measures, our operations could be disrupted, and we may suffer loss of reputation, governmental investigations, claims or litigation that may not be covered by insurance, financial loss and other regulatory penalties because of lost or misappropriated information, including sensitive patient data. In addition, these breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and results of operations.

As widely reported, global credit and financial markets have experienced volatility and disruptions in the past several years and especially in 2020 and 2021 due to the impacts of the COVID-19 pandemic, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. For example, an overall decrease in or loss of insurance coverage among individuals in the United States as a result of unemployment, underemployment or the repeal of certain provisions of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “ACA”), may decrease the demand for healthcare services and pharmaceuticals. If fewer patients seek medical care because they do not have insurance coverage, we may experience difficulties in any eventual commercialization of our product candidates and our business, results of operations, financial condition and cash flows could be adversely affected.

There can be no assurances that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and price of our Common Stock, and could require us to delay or abandon clinical development plans.

Our ability to effectively monitor and respond to the rapid and ongoing developments and expectations relating to the environmental, social and governance matters, including related social expectations and concerns, may impose unexpected costs or results in reputational or other harm that could have a material adverse effect on our business.

There is an increasing focus from certain investors, employees, regulators, listing exchanges and other stakeholders concerning corporate responsibility and sustainability matters, specifically related to environmental, social and governance (“ESG”) factors. Some investors and investor advocacy groups may use these factors to guide investment strategies and, in some cases, investors may choose not to invest in us if they believe our policies relating to corporate responsibility are inadequate. Third-party providers of corporate responsibility ratings and reports on companies have increased to meet growing investor demand for measurement of corporate responsibility performance, and a variety of organizations currently measure the performance of companies on such ESG topics, and the results of these assessments are widely publicized. Investors, particularly institutional investors, use these ratings to benchmark companies against their peers, and major institutional investors have publicly emphasized the importance of ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, companies’ efforts and impacts on climate change and human rights, ethics and compliance with law, diversity and the role of companies’ board of directors in supervising various sustainability issues. In light of investors’ increased focus on ESG matters, if we are perceived as lagging with respect to ESG initiatives, these investors may engage with us to improve ESG disclosures or performance and may also make voting decisions, or take other actions, to hold us and our Board accountable.

In addition, there are rapid and ongoing developments and changing expectations relating to ESG matters, and the criteria by which our corporate responsibility practices are assessed may change, which could result in greater expectations of us and cause us to undertake costly initiatives to satisfy such new criteria. If we elect not to or are unable to adequately recognize and respond to such developments and governmental, societal, investor and consumer expectations relating to such ESG matters, we may miss corporate opportunities, become subject to additional scrutiny or incur unexpected costs. We may face risk of litigation or reputational damage in the event that our corporate responsibility procedures or standards do not meet the standards set by various constituencies.

We may also face reputational damage if we are unable to achieve an acceptable ESG or sustainability rating from third-party rating services. A low ESG or sustainability rating by a third-party rating service could also result in the exclusion of our Common Stock from consideration by certain investors who may elect to invest with our competitors instead. Ongoing focus on corporate responsibility matters by investors and other parties as described above may impose additional costs or expose us to new risks. Any failure or perceived failure by us in this regard could have a material adverse effect on our reputation and on our business, financial condition or results of operations, including the sustainability of our business over time, and could cause the market value of our Common Stock to decline.

Further, our emphasis on ESG issues may not maximize short-term financial results and may yield financial results that conflict with the market’s expectations. We may in the future make business decisions that may reduce our short-term financial results if we believe that the decisions are consistent with our ESG goals, which we believe will improve our financial results over the long-term. These decisions may not be consistent with the short-term expectations of our stockholders and may not produce the long-term benefits that we expect, in which case our business, financial condition and results of operations could be harmed.

Risks Related to Scilex’s Intellectual Property

We are substantially dependent on the intellectual property we in-license from Oishi and Itochu, and if we lose the right to license such intellectual property or if the Product Development Agreement is terminated for any reason, our ability to commercialize ZTlido and develop and commercialize SP-103 would be harmed.

Our business is substantially dependent upon the intellectual property licensed from Oishi and Itochu. Pursuant to the Product Development Agreement, we have been granted an exclusive, worldwide license (except with respect to Japan) under current and future intellectual property rights relating to ZTlido and SP-103 lidocaine tape products and the lidocaine in such products, including, among other things: (1) any patent applications, continuation applications, any issued or issuing patents, as well as any foreign patent applications, (2) all know-how, work product, trade secrets, invents, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether patentable or not, (3) copyrightable works, copyrights and applications, registrations and renewals, (4) logos, trademarks, service marks, and all applications and registrations relating thereto, (5) other proprietary rights, (6) abbreviated new drug applications or other applications to market, and (7) any regulatory exclusivities or supplemental protection certificates. Our ability to commercialize ZTlido and develop SP-103 depends on the effectiveness and continuation of the Product Development Agreement. If we lose the right to license the intellectual property rights granted by the Product Development Agreement, our ability to develop ZTlido and SP-103 as well as new product candidates based on the licensed intellectual property would be harmed.

The Product Development Agreement imposes various development, regulatory and/or commercial diligence obligations, payments and other obligations. Oishi and Itochu have the right to terminate the Product

Development Agreement under certain circumstances, including, among other things: (1) if we are in material breach of the agreement and the breach is not curable or if the breach is curable and we fail to cure such material breach within 180 days after notice requesting to cure; (2) if, at any time during the term of the Product Development Agreement, the market conditions are such that (a) our total net profits for ZTlido and SP-103 are equal to or less than five percent of our net sales of ZTlido and SP-103 for a period of four or more consecutive quarters, or (b) the economic viability of ZTlido and SP-103 is affected significantly as evidenced by documentation and substantial information by any external circumstances deemed detrimental to all parties as agreed to by us, on the one hand, and Oishi and Itochu, on the other hand, and the parties are unable to resolve the concerns under the foregoing clauses (a) and (b) after 30 days of good-faith discussion; and (3) in the event of our bankruptcy or assignment for the benefit of creditors. As of the date of this prospectus, Scilex’s net profits for ZTlido and SP-103 have not exceeded five percent of net sales. Accordingly, Oishi and Itochu have the right to terminate the Product Development Agreement and Commercial Supply Agreement. As of the date of this prospectus, neither Oishi nor Itochu has exercised its right of termination. If the Product Development Agreement is terminated for certain reasons, such as our material breach of the agreement, our bankruptcy, or lack of economic viability, we will be required to transfer all licensed intellectual property rights, including those relating to ZTlido and SP-103, to Oishi and Itochu or their designee, at our own cost and expense. The loss of such licenses could materially harm our business, financial condition and results of operations.

We recently entered into the Romeg Agreement for the in-licensing of certain intellectual property rights from Romeg with respect to the commercialization of GLOPERBA, and if we lose the right to license such intellectual property or if the Romeg Agreement is terminated for any reason, our ability to commercialize GLOPERBA would be harmed.

We recently entered into the Romeg Agreement for the in-licensing of certain intellectual property rights from Romeg with respect to the commercialization of GLOPERBA. Pursuant to the Romeg Agreement, we have been granted (1) the right to manufacture, promote, market, distribute and sell pharmaceutical products comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans in the United States and (2) an exclusive, transferable license to use the trademark “GLOPERBA.” Under the Romeg Agreement, among other things, Romeg granted us (1) a transferable license, with the right to sublicense, under the patents and know-how specified therein to (a) commercialize the pharmaceutical product comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans (the “Initial Licensed Product”) in the United States (including its territories) (the “Territory”), (b) develop other products comprising the Initial Licensed Product as an active pharmaceutical ingredient (together with the Initial Licensed Product, the “Licensed Products”) and commercialize any such products and (c) manufacture Licensed Products anywhere in the world, solely for commercialization in the Territory; and (2) an exclusive, transferable license, with right to sublicense, to use the trademark “GLOPERBA” and logos, designs, translations, and modifications thereof in connection with the commercialization of the Initial Licensed Product solely in the Territory. The license to know-how is exclusive for purposes of developing and commercializing Licensed Products in the Territory during the royalty term, but is otherwise non-exclusive. The license to patents is exclusive for purposes of developing and commercializing Licensed Products in the Territory until July 1, 2027 and, thereafter, is co-exclusive with Granules Pharmaceuticals, Inc. for the royalty term for such purposes. The royalty term begins on the date of the agreement and ends on the later of (i) expiration of the last to expire of the patents that covers the manufacture or commercialization of the Licensed Products in the Territory or (ii) the tenth anniversary of the date of the Romeg Agreement. Our ability to commercialize GLOPERBA and develop Licensed Products depends on the effectiveness and continuation of the Romeg Agreement. If we lose the right to license the intellectual property rights granted by the Romeg Agreement, our ability to develop GLOPERBA as well as new product candidates based on the licensed intellectual property would be harmed.

The Romeg Agreement imposes various development, regulatory and/or commercial diligence obligations, payments and other obligations. Romeg has the right to terminate the Romeg Agreement under certain circumstances, including, among other things: (a) in the event we are in material breach of the Romeg Agreement, unless we have cured any such breach within 60 days after any notice thereof was provided; (b) upon notice to us, if we fail to timely pay any milestone payment, percentage royalties or minimum quarterly royalties or fail to timely deliver the requisite quarterly report, which termination will be effective 30 days after the date of such notice, unless we have made such payment in full or delivered such quarterly report within such 30 day period; (c) immediately, if we challenge the licensed patents under any court action or proceeding or before any patent office or assist any third party to conduct any of these activities; (d) by written notice to us if sales of Licensed Products do not commence or continue within specified periods agreed to by the parties; or (e) in the event of our bankruptcy or assignment for the benefit of creditors. If the Romeg Agreement is terminated for certain reasons, such as our material breach of the agreement, our bankruptcy, or our failure to timely pay milestone payments, we will be required upon Romeg’s request to transfer all licensed intellectual property rights, including those relating to the GLOPERBA and the Licensed Products, to Romeg or their designee, within thirty days after the termination of the Romeg Agreement at a price to be agreed upon by the parties. The loss of such licenses could materially harm our business, financial condition and results of operations.

Potential disputes over intellectual property rights that we have licensed may prevent or impair our ability to maintain our current licensing arrangements on acceptable terms.

Licensing of intellectual property rights is of high importance to our business and involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property rights subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	our financial or other obligations under the license agreement;

•	whether and the extent to which our technology and processes infringe on intellectual property rights of the licensor that are not subject to the licensing agreement;

•	our right to sublicense intellectual property rights to third parties under collaborative development relationships;

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our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our product candidates, and what activities satisfy those diligence obligations; and

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners.

If disputes over intellectual property rights that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, our business, financial condition and results of operations may be adversely affected. We may enter into additional licenses in the future and if we fail to comply with obligations under those agreements, we could suffer adverse consequences.

Furthermore, if our licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors or other third parties would have the freedom to seek regulatory approval of, and to market, products identical or competitive to ours and we may be required to cease our development and commercialization of certain of our product candidates, if approved. Moreover, if disputes over intellectual property that we license prevent or impair our ability to maintain other licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to maintain patent protection for ZTlido, GLOPERBA and our product candidates, or if the scope of the patent protection obtained is not sufficiently broad, we may not be able to compete effectively in our markets.

We rely upon a combination of patents, trademarks, trade secret protection, and confidentiality agreements to protect the intellectual property related to ZTlido, GLOPERBA and our product candidates. Our success depends in part on our ability to obtain and maintain patent protection in the United States, for GLOPERBA, and in the United States and other countries with respect to ZTlido and our product candidates. We seek to protect our proprietary position by filing and/or in-licensing patent applications in the United States and abroad related to our development programs and product candidates. The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner.

The patents and patent applications that we own or in-license may fail to result in issued patents with claims that protect ZTlido, GLOPERBA and our product candidates in the United States or in other foreign countries. There is no assurance that all of the potentially relevant prior art relating to our patents and patent applications has been found, which can prevent a patent from issuing from a pending patent application, or be used to invalidate a patent. Even if patents do successfully issue and even if such patents cover ZTlido, GLOPERBA and our product candidates, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, invalidated or held unenforceable. Any successful opposition to these patents or any other patents owned by or licensed to us could deprive us of rights necessary for the successful commercialization of any product candidates that we may develop. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that we or any of our potential future collaborators will be successful in protecting our product candidates by obtaining and defending patents. These risks and uncertainties include the following:

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the U.S. Patent and Trademark Office (“PTO”) and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the non-compliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	patent applications may not result in any patents being issued;

•	patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

•

our competitors, many of whom have substantially greater resources than we do and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that will limit, interfere with or block our ability to make, use and sell our product candidates;

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there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns;

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countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing products;

•

other parties may have designed around our claims or developed technologies that may be related or competitive to our platform, may have filed or may file patent applications and may have received or may receive patents that overlap or conflict with our patent applications, either by claiming the same methods or devices or by claiming subject matter that could dominate our patent position;

•

any successful opposition to any patents owned by or licensed to us could deprive us of rights necessary for the practice of our technologies or the successful commercialization of any products or product candidates that we may develop;

•

because patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain that we or our licensors were the first to file any patent application related to our product candidates, proprietary technologies and their uses; and

•

an interference proceeding can be provoked by a third party or instituted by the PTO to determine who was the first to invent any of the subject matter covered by the patent claims of our applications for any application with an effective filing date before March 16, 2013.

The patent prosecution process is also expensive and time-consuming, and we and our licensors may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that we and our licensors will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

If the patent applications we hold or in-license with respect to our development programs and product candidates fail to issue, if their breadth or strength of protection is threatened, or if they fail to provide meaningful exclusivity for ZTlido, GLOPERBA and our product candidates, it could dissuade other companies from collaborating with us to develop product candidates, and threaten our ability to commercialize ZTlido, GLOPERBA and our product candidates. Any such outcome could have a materially adverse effect on our business.

We may not be successful in obtaining or maintaining necessary rights to product components and processes and brands for our development pipeline through acquisitions and in-licenses.

Presently we have intellectual property rights, through licenses from third parties related to ZTlido, SP-103, and GLOPERBA. Because our programs for ZTlido, GLOPERBA, SP-103 and SP-104 may require the use of additional proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license or use these proprietary rights. In addition, our product candidates may require specific formulations to work effectively and efficiently and these rights may be held by others. It may also be commercially advantageous to use trademarks held by others. We may be unable to acquire or in-license proprietary rights related to any compositions, formulations, methods of use, processes or other intellectual property rights from third parties that we identify as being necessary for our product candidates. Even if we are able to obtain a license to such proprietary rights, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology.

Where we obtain licenses from or collaborate with third parties, we may not have the right to control the preparation, filing and prosecution of patent and trademark applications, or to maintain the patents covering technology that we license from third parties and associated trademark registrations, or such activities, if controlled by us, may require the input of such third parties. We may also require the cooperation of our licensors and collaborators to enforce any licensed patent rights, and such cooperation may not be provided. Therefore, these patents, trademarks and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business, in compliance with applicable laws and regulations, which may affect the validity and enforceability of such patents and trademarks, or any patents and trademark registrations that may issue from such applications. Moreover, if we do obtain necessary licenses, we will likely have obligations under those licenses, including making royalty and milestone payments, and any failure to satisfy those obligations could give our licensor the right to terminate the license. Termination of a necessary license, or expiration of licensed patents or patent applications, or loss of trademark rights, could have a material adverse impact on our business. Our business would suffer if any such licenses terminate, if the licensors fail to abide by the terms of the license, if the licensors fail to enforce licensed patents or trademarks against infringing third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms. Furthermore, if any licenses terminate, or if the underlying patents fail to provide the intended exclusivity, competitors or other third parties may gain the freedom to seek regulatory approval of, and to market, products identical to ours. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize products, we may be unable to achieve or maintain profitability.

The licensing and acquisition of third-party proprietary rights is a competitive area, and companies, which may be more established, or have greater resources than we do, may also be pursuing strategies to license or acquire third-party proprietary rights that we may consider necessary or attractive in order to commercialize our product candidates. More established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities. We may be unable to negotiate a license within the specified time frame or under terms that are acceptable to us. If we are unable to do so, the third-party may offer, on an exclusive basis, their proprietary rights to other parties, potentially blocking our ability to pursue our program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us, either on reasonable terms, or at all. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment, or at all. If we are unable to successfully obtain rights to required third-party intellectual property rights on commercially reasonable terms, our ability to commercialize our products, and our business, financial condition and results of operations could suffer.

We may become subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may be subject to claims that former employees (including former employees of our licensors), collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our product candidates or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and/or ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Claims that we infringe, misappropriate, or violate the intellectual property rights of third parties may give rise to costly and lengthy litigation, and we could be prevented from selling products, forced to pay damages, and defend against litigation.

Third parties may assert patent or other intellectual property infringement or misappropriation claims against us or our strategic partners, licensors or licensees with respect to ZTlido, GLOPERBA and our product candidates. If ZTlido, GLOPERBA or any of our product candidates, methods, processes and other technologies are alleged to infringe on or be improperly based on the proprietary rights of other parties, we could face adverse consequences.

The pharmaceutical and biotechnology industries have produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. We cannot assure that any of our current or future product candidates will not infringe existing or future patents. We may not be aware of patents that have already issued that a third party might assert are infringed by one of our current or future product candidates.

There may be third-party patents of which we are currently unaware with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue and may be confidential for 18 months or more after filing, there may be currently pending third-party patent applications which may later result in issued patents that our product candidates or our technologies may infringe, or which such third parties claim are infringed by the use of our technologies. Parties making claims against us for infringement or misappropriation of their intellectual property rights may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, could involve substantial expenses and could be a substantial diversion of our valuable management and employee resources from our business.

If we collaborate with third parties in the development of technology in the future, our collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to litigation or potential liability. Further, collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability. In the future, we may agree to indemnify our commercial collaborators against certain intellectual property infringement claims brought by third parties. Any claims of patent infringement asserted by third parties would be time-consuming and could:

•	result in costly litigation;

•	divert the time and attention of our technical personnel and management;

•	cause development delays;

•	prevent us from commercializing our product candidates until the asserted patent expires or is held finally invalid or not infringed in a court of law;

•	require us to develop non-infringing technology, which may not be possible on a cost-effective basis;

•

require us to pay damages to the party whose intellectual property rights we may be found to be infringing, which may include treble damages if we are found to have been willfully infringing such intellectual property;

•	require us to pay the attorney’s fees and costs of litigation to the party whose intellectual property rights we may be found to be infringing; and/or

•	require us to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all.

If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do either. Proving invalidity is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and divert management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, which may not be available, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time-consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may incur substantial monetary damages, encounter significant delays in bringing our product candidates to market and be precluded from manufacturing or selling our product candidates.

We cannot be certain that others have not filed patent applications for technology covered by our pending applications, or that we were the first to invent the technology, because:

•	some patent applications in the United States may be maintained in secrecy until the patents are issued;

•	patent applications in the United States and elsewhere can be pending for many years before issuance, or unintentionally abandoned patents or applications can be revived;

•

pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies, our product candidates or the use of our product candidates;

•

identification of third-party patent rights that may be relevant to our technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims;

•	patent applications in the United States are typically not published until 18 months after the priority date; and

•	publications in the scientific literature often lag behind actual discoveries.

Furthermore, the scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history and can involve other factors such as expert opinion. Our interpretation of the relevance or the scope of claims in a patent or a pending application may be incorrect, which may negatively impact our ability to market our products. Further, we may incorrectly determine that our technologies, products, or product candidates are not covered by a third-party patent or may incorrectly predict whether a third party’s pending patent application will issue with claims of relevant scope. Our determination of the expiration date of any patent in the United States or internationally that we consider relevant may be incorrect, which may negatively impact our ability to develop and market our products or product candidates.

Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours, and others may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our product candidates and future approved products or impair our competitive position. Numerous third-party U.S. and foreign issued patents and pending patent applications exist in the fields in which we are developing product candidates. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Any such patent application may have priority over our patent applications, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the PTO to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful if, unbeknownst to us, the other party had independently arrived at the same or similar invention prior to our own invention, resulting in a loss of our U.S. patent position with respect to such inventions. Other countries have similar laws that permit secrecy of patent applications, and may be entitled to priority over our applications in such jurisdictions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Even if we were to prevail, any litigation or administrative proceeding could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. Furthermore, as a result of a patent infringement suit brought against us or our strategic partners or licensees, we or our strategic partners or licensees may be forced to stop or delay developing, manufacturing or selling technologies, product candidates or potential products that are claimed to infringe a third party’s intellectual property unless that party grants us or our strategic partners’ or licensees’ rights to use its intellectual property. Ultimately, we may be unable to develop some of our product candidates or may have to discontinue development of a product candidate or cease some of our business operations as a result of patent infringement claims, which could severely harm our business, financial condition and results of operations.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe our patents, trademarks, copyrights or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming and divert the time and attention of our management and key personnel. For example, on June 22, 2022, we filed a complaint against Aveva Drug Delivery Systems, Inc., Apotex Corp. and Apotex, Inc. (together, “Aveva”) in the U.S. District Court for the Southern District of Florida alleging infringement of certain Orange Book patents covering ZTlido. See the section titled “Business — Legal Proceedings” for additional information regarding such proceedings. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents, in addition to counterclaims asserting that our patents are invalid or unenforceable, or both. In any patent infringement proceeding, there is a risk that a court will decide that a patent of ours is invalid or unenforceable, in whole or in part, and that we do not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from using the invention at issue on the grounds that our patent claims do not cover the invention. An adverse outcome in a litigation or proceeding involving our patents could limit our ability to assert our patents against those parties or other competitors, and may curtail or preclude our ability to exclude third parties from making and selling similar or competitive products. Any of these occurrences could adversely affect our business, financial condition and results of operations. Similarly, if we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

Even if we establish infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments.

Moreover, there can be no assurance that we will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if we ultimately prevail in such claims, the monetary cost of such litigation and the diversion of the attention of our management and scientific personnel could outweigh any benefit we receive as a result of the proceedings.

Because of the expense and uncertainty of litigation, we may conclude that even if a third party is infringing our issued patent, any patents that may be issued as a result of our pending or future patent applications or other intellectual property rights, the risk-adjusted cost of bringing and enforcing such a claim or action may be too high or not in the best interest of our company or our stockholders. In such cases, we may decide that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution. Any of the foregoing may have a material adverse effect on our business, financial condition and results of operations.

If our intellectual property rights are invalidated or circumvented, our business, financial condition and results of operations will be adversely affected.

Our long-term success depends on our ability to continually discover, develop and commercialize innovative new pharmaceutical products. Without strong intellectual property protection, we would be unable to generate the returns necessary to support the enormous investments in research and development and capital as well as other expenditures required to bring new product candidates to the market and for commercialization.

Intellectual property protection varies throughout the world and is subject to change over time. In the United States, for small molecule drug products, such as ZTlido and GLOPERBA, the Hatch-Waxman Act provides generic companies powerful incentives to seek to invalidate our pharmaceutical patents. As a result, we expect that our U.S. patents on major pharmaceutical products will be routinely challenged, and there can be no assurance that our patents will be upheld. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a distraction to management and other employees. We face generic manufacturer challenges to our patents outside the United States as well. In addition, competitors or other third parties may claim that our activities infringe patents or other intellectual property rights held by them. If successful, such claims could result in our being unable to market a product in a particular territory or being required to pay damages for past infringement or royalties on future sales.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition and our business, financial condition and results of operations may be adversely affected.

We have registered trademarks with the PTO for the mark “ZTlido,” “SCILEX” and “RESPONSIBLE BY DESIGN,” and we have filed trademark applications for the marks “SEMNUR PHARMACEUTICALS” and “SEMDEXA” in the United States. We also have trademark registrations for ZTlido in the UK and Greece, we have a pending trademark application for ZTlido in China and we are appealing a decision refusing to register a trademark application for ZTlido in China. In China, we detected a third-party trademark registration for ZTlido and filed an invalidation proceeding — Invalidation of TM Registration No. 36299669 “ZTlido” in Class 5 in the name of 秦皇島恆駿商貿有限公司 (Qinhuangdao Hengjun Trading Co., Ltd.) (the “China ZTlido Trademark Invalidation Proceeding”). The China ZTlido Trademark Invalidation Proceeding is pending. Our trademarks or trade names may be challenged, infringed, diluted, tarnished, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement, dilution or tarnishment claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business, financial condition and results of operations may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources.

Changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other biotechnology and pharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology and pharmaceutical industries involve both technological and legal complexity. Therefore, obtaining and enforcing biotechnology and pharmaceutical patents is costly, time-consuming and inherently uncertain. In addition, the America Invents Act (the “AIA”), which was passed in September 2011, resulted in significant changes to the U.S. patent system. An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned from a “first-to-invent” to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. A third party that files a patent application in the PTO after that date but before us could therefore be awarded a patent covering an invention of ours even if we made the invention before it was made by the third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application and diligent in filing patent applications, but circumstances could prevent us from promptly filing patent applications on our inventions.

Among some of the other changes introduced by the AIA are changes that limit where a patentee may file a patent infringement suit and providing opportunities for third parties to challenge any issued patent in the PTO. This applies to all of our U.S. patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in PTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a PTO proceeding sufficient for the PTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.

Accordingly, a third party may attempt to use the PTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. It is not clear what, if any, impact the AIA will have on the operation of our business. However, the AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our or our licensors’ patent applications and the enforcement or defense of our or our licensors’ issued patents.

We may become involved in opposition, interference, derivation, inter partes review or other proceedings challenging our or our licensors’ patent rights, and the outcome of any proceedings are highly uncertain. An adverse determination in any such proceeding could reduce the scope of, or invalidate, our owned or in-licensed patent rights, allow third parties to commercialize ZTlido, GLOPERBA and our product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

Additionally, the U.S. Supreme Court has ruled on several patent cases in recent years either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations, and there are other open questions under patent law that courts have yet to decisively address. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by Congress, the federal courts and the PTO, the laws and regulations governing patents could change in unpredictable ways and could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. For example, the Biden administration recently indicated its support for a proposal at the World Trade Organization to waive patent rights with respect to COVID-19 vaccines. Any waiver of our patent or other intellectual property protection by the U.S. and other foreign governments could have a material adverse effect on our competitive position, business, financial condition and results of operations. In addition, the European patent system is relatively stringent in the type of amendments that are allowed during prosecution, but, the complexity and uncertainty of European patent laws has also increased in recent years. Complying with these laws and regulations could limit our ability to obtain new patents in the future that may be important for our business.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The PTO and various foreign patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions to maintain patent applications and issued patents. For example, periodic maintenance fees on any issued patent are due to be paid to the PTO and other foreign patent agencies in several stages over the lifetime of the patent. The PTO and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of patent rights include, but are not limited to, failure to timely file national and regional stage patent applications based on our international patent application, failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If we or any of our licensors fail to maintain the patents or patent applications covering ZTlido, GLOPERBA and our product candidates, our competitors may be able to enter the market, which would have an adverse effect on our business, financial condition and results of operations.

Confidentiality agreements with employees may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could limit our ability to compete.

To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, or prior to seeking patent protection, we rely on trade secret protection and confidentiality agreements. To this end, we require all our employees to enter into agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements typically limit the rights of the third parties to use or disclose our confidential information. We also typically obtain agreements from these parties that provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property.

However, current or former employees may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. The need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our competitive position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have an adverse effect on our business, financial condition and results of operations. Enforcing a claim that a third party obtained illegally, and is using, trade secrets and/or confidential know-how is expensive, time-consuming and unpredictable, and the enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer. Moreover, our third-party licensing partners may retain rights in some of our proprietary or joint trade secrets, know-how, patented inventions or other proprietary information, including rights to sublicense and rights of publication, which may adversely impact our ability to obtain patents and protect trade secrets, know-how or other proprietary information.

We may be subject to claims asserting that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.

Certain of our employees, consultants or advisors are currently, or were previously, employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors, as well as our academic partners. Although we try to ensure that our employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these individuals or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. We may also be subject to claims that patents and applications that we may file to protect inventions of our employees or consultants are rightfully owned by their former employers or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. An inability to incorporate such technologies or features would have a material adverse effect on our business, financial condition and results of operations and may prevent us from successfully commercializing ZTlido, GLOPERBA and our product candidates, if approved. Moreover, any such litigation or the threat of such litigation may adversely affect our ability to hire employees or contract with independent contractors. A loss of key personnel or their work product could hamper or prevent our ability to commercialize ZTlido, GLOPERBA and our product candidates, if approved. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. Moreover, even when we obtain agreements assigning intellectual property to us, the assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. In addition, individuals executing agreements with us may have preexisting or competing obligations to a third party.

Our position as a relatively small company may cause us to be at a significant disadvantage in defending our intellectual property rights and in defending against infringement claims by third parties.

Litigation relating to the ownership and use of intellectual property is expensive, and our position as a relatively small company in an industry dominated by very large companies may cause us to be at a significant disadvantage in defending our intellectual property rights and in defending against claims that ZTlido, GLOPERBA or any of our product candidates infringes or misappropriates third-party intellectual property rights. However, we may seek to use various post-grant administrative proceedings, including new procedures created under the AIA, to invalidate potentially overly-broad third-party rights. Even if we can defend our position, the cost of doing so may adversely affect our ability to grow, generate revenue or become profitable. In the course of the ongoing litigation or any future additional litigation to which we may be subject, we may not be able to protect our intellectual property at a reasonable cost, or at all. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities or otherwise affect our legal, contractual or intellectual property rights, which could have a significant adverse effect on our business, financial condition and results of operations.

Third-party claims of intellectual property infringement may prevent or delay our drug discovery and development efforts.

There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including PTO administrative proceedings, such as inter partes reviews, and reexamination proceedings before the PTO or oppositions and revocations and other comparable proceedings in foreign jurisdictions. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that ZTlido, GLOPERBA or our product candidates may give rise to claims of infringement of the patent rights of others.

Despite safe harbor provisions, third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents, of which we are currently unaware, with claims to materials, formulations, methods of doing research, methods of manufacture or methods for treatment related to the use or manufacture of ZTlido, GLOPERBA or our product candidates. Because patent applications can take many years to issue, there may be currently pending unpublished patent applications which may later result in issued patents that ZTlido, GLOPERBA or our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that the use of our technologies infringes these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of ZTlido, GLOPERBA or any of our product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block our ability to commercialize such product candidate unless we obtain a license under the applicable patents, or until such patents expire or they are finally determined to be held invalid or unenforceable.

Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, including combination therapy or patient selection methods, the holders of any such patent may be able to block our ability to develop and commercialize the applicable product candidate unless we obtain a license, limit our uses, or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms, or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further commercialize ZTlido and GLOPERBA, or develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, cease marketing ZTlido or GLOPERBA, or developing our product candidates, limit our uses, pay royalties or redesign our infringing product candidates, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research or allow commercialization of ZTlido, GLOPERBA or our product candidates, if approved. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further commercialize ZTlido or GLOPERBA, or develop and commercialize one or more of our product candidates, which could harm our business, financial condition and results of operations significantly.

We may be subject to claims that we have wrongfully hired an employee from a competitor or that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.

As is common in the biotechnology and pharmaceutical industries, in addition to our employees, we engage the services of consultants to assist us in the development of our product candidates. Many of these consultants, and many of our employees, were previously employed at, or may have previously provided or may be currently providing consulting services to, other pharmaceutical companies including our competitors or potential competitors. We may become subject to claims that we, our employees or a consultant inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.

We may not be able to protect our intellectual property rights throughout the world.

The requirements for patentability and the patent enforcement differ in many countries. Filing, prosecuting and defending patents on ZTlido and all of our product candidates throughout the world would be prohibitively expensive. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement in some countries is not as strong as that in the United States. These products may compete with ZTlido and our product candidates, if approved, in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

The ongoing conflict in Ukraine and related sanctions could significantly devalue our Ukrainian and Russian, patent applications. Recent Russian decrees may significantly limit our ability to enforce Russian patents. We cannot predict when or how this situation will change.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals and methods of treatment of the human body, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful.

In addition, many countries have compulsory licensing laws under which a patent owner may be compelled under specified circumstances to grant licenses to third parties. Furthermore, many countries limit the enforceability of patents against government agencies or government contractors. In those countries, we may have limited remedies if patents are infringed or if we are compelled to grant a license to a third party, which could materially diminish the value of those patents and limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license, which could adversely affect our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors, and inventions agreements with employees, consultants and advisors, to protect our trade secrets and other proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Despite these efforts, we cannot provide any assurances that all such agreements have been duly executed, and these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. For example, in 2010, the FDA, as part of its Transparency Initiative, recommended steps that the FDA could take to increase transparency, including with respect to making additional information publicly available on a routine basis, which may include information that we may consider to be trade secrets or other proprietary information, and it is not clear at the present time how the FDA’s disclosure policies may change in the future, if at all. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

In addition, such security measures may not provide adequate protection for our proprietary information, for example, in the case of misappropriation of a trade secret by an employee, consultant, customer or third party with authorized access. Our security measures may not prevent an employee, consultant or customer from misappropriating our trade secrets and providing them to a competitor, and any recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Monitoring unauthorized uses and disclosures is difficult, and we do not know whether the steps we have taken to protect our proprietary technologies will be effective. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. Competitors and other third parties could attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside of our intellectual property rights.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, the criteria for protection of trade secrets can vary among different jurisdictions. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Moreover, trade secrets will over time be disseminated within the industry through independent development, the publication of journal articles and the movement of personnel skilled in the art from company to company or academic to industry scientific positions. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. If any of these events occurs or if we otherwise lose protection for our trade secrets, the value of this information may be greatly reduced and our competitive position would be harmed. If we do not apply for patent protection prior to such publication or if we cannot otherwise maintain the confidentiality of our proprietary technology and other confidential information, then our ability to obtain patent protection or to protect our trade secret information may be jeopardized.

Our reliance on third parties may require us to share our trade secrets, which increases the possibility that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to help manufacture and supply our products and product candidates, and we expect to collaborate with third parties on the continuing development of future product candidates, we must, at times, share trade secrets with them. We also expect to conduct research and development programs that may require us to share trade secrets under the terms of our partnerships or agreements with CROs. We seek to protect our proprietary technology in part by entering into agreements containing confidentiality and use restrictions and obligations, including, material transfer agreements, consulting agreements, confidentiality agreements or other similar agreements with our advisors, contractors, service providers and consultants prior to disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, including our trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have an adverse effect on our business, financial condition and results of operations.

In addition, these agreements typically restrict the ability of our advisors, third-party contractors and consultants to publish data potentially relating to our trade secrets, although our agreements may contain certain limited publication rights. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of our agreements with third parties, independent development or publication of information by any of our third-party collaborators. A competitor’s discovery of our trade secrets would impair our competitive position and have an adverse impact on our business, financial condition and results of operations.

Intellectual property rights and regulatory exclusivity rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our product candidates and proprietary technologies and erode or negate any competitive advantage we may have, which could have a material adverse effect on our financial condition and results of operations. For example:

•	Others may be able to make products that are similar to ZTlido, GLOPERBA or our product candidates but that are not covered by the claims of the patents that we own or have exclusively licensed;

•	We or our licensors or strategic partners might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

•	We or our licensors or strategic partners might not have been the first to file patent applications covering certain of our inventions;

•	Others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	Our pending patent applications may not lead to issued patents;

•	Issued patents that we own or have exclusively licensed may not provide us with any competitive advantage, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

•

Our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	We may not develop additional proprietary technologies that are patentable; and

•	The patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business, financial condition and results of operations.

It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, claim scope or requests for patent term adjustments. If we or our partners, collaborators, licensees or licensors, whether current or future, fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If our partners, collaborators, licensees or licensors, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form, preparation, prosecution or enforcement of our patents or patent applications, such patents may be invalid and/or unenforceable, and such applications may never result in valid, enforceable patents. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business, financial condition and results of operations.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been and will continue to be the subject of litigation and new legislation. Publications in scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our own patents or pending patent applications, or that we were the first to file for patent protection of such inventions. As a result of these and other factors, the issuance, scope, validity, enforceability, and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued that protect ZTlido, GLOPERBA and our product candidates, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. If these changes were to occur, they could have a material adverse effect on our ability to generate revenue.

Moreover, we may be subject to a third-party pre-issuance submission of prior art to the PTO or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. The costs of defending our patents or enforcing our proprietary rights in post-issuance administrative proceedings and litigation can be substantial and the outcome can be uncertain. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize ZTlido, GLOPERBA and our product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our owned and potentially licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of ZTlido, GLOPERBA or our product candidates. Generally, patents are granted a term of 20 years from the earliest claimed non-provisional filing date. In certain instances, patent term can be adjusted and increased to recapture a portion of delay incurred by the PTO in examining the patent application. The scope of patent protection may also be limited. Without patent protection for our current or future product candidates, we may be open to competition from generic versions of such products. Given the amount of time required for the development, testing, and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

Risks Related to Government Regulations

The regulatory approval processes of the FDA are lengthy, time-consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business, financial condition and results of operations will be substantially harmed.

The time required to obtain approval from the FDA is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities, and its outcome is inherently uncertain. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. For example, we believe that the data from our Phase 3 CLEAR trial will be sufficient to support a 505(b)(2) NDA submission for SEMDEXA. However, the FDA may disagree and may require us to conduct additional clinical studies before we are able to submit the NDA, even though we believe the data from the CLEAR trial are adequate. Our future success depends on our ability to develop, receive regulatory approval for, and introduce new products or product enhancements that will be accepted by the market in a timely manner.

The FDA can delay, limit or deny approval of a product candidate for many reasons, including:

•	it may disagree with the design or implementation of our clinical trials;

•	we may be unable to demonstrate to such authorities’ satisfaction that a product candidate is safe and effective for its proposed indication;

•	negative or ambiguous results from our clinical trials may not meet the level of statistical significance required for approval by the FDA;

•	it may disagree with our interpretation of data from preclinical studies or clinical trials;

•

it may not agree that the data collected from clinical trials of our product candidates are acceptable or sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States, and such authorities may impose requirements for additional preclinical studies or clinical trials;

•	it may disagree regarding the formulation, labeling and/or the specifications of our product candidates;

•	such authorities may decline to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA may significantly change in a manner rendering our clinical data insufficient for approval.

Of the large number of drugs in development, only a small percentage successfully complete the FDA regulatory approval processes and are commercialized. This lengthy approval process, as well as the unpredictability of future clinical trial results, may result in our failing to obtain regulatory approval to market our product candidates, which would significantly harm our business, financial condition and results of operations. In addition, regulatory authorities may approve any of our product candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our product candidates, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.

Other than an NDA submitted for ZTlido in the United States, which was approved by the FDA in February 2018, we have not previously submitted an NDA to the FDA for any product candidate, and we cannot be certain that any of our product candidates will be successful in clinical trials or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if our clinical trials are successful. If we do not receive regulatory approvals for our product candidates, our business, financial condition and results of operations will be substantially harmed.

If the FDA does not conclude that certain of our product candidates satisfy the requirements for the Section 505(b)(2) regulatory approval pathway, or if the requirements for such product candidates under Section 505(b)(2) are not as we expect, the approval pathway for those product candidates will likely take significantly longer, cost significantly more and entail significantly greater complications and risks than anticipated, and in either case may not be successful.

For our product candidates SEMDEXA, SP-103 and SP-104, we may seek FDA approval through the Section 505(b)(2) regulatory pathway. The Hatch-Waxman Act added Section 505(b)(2) to the Federal Food, Drug and Cosmetic Act (the “FDCA”). Section 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from trials that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference. Section 505(b)(2) allows an NDA we submit to the FDA to rely in part on data in the public domain or the FDA’s prior conclusions regarding the safety and effectiveness of approved compounds, which could expedite the development program for our product candidates by potentially decreasing the amount of data that we would need to generate in order to obtain FDA approval. If the FDA does not agree that the Section 505(b)(2) regulatory pathway is acceptable as we anticipated, we may need to conduct additional clinical trials, provide additional data and information and meet additional standards for regulatory approval.

Even if FDA accepts our plan to pursue the Section 505(b)(2) regulatory pathway, we cannot assure that our product candidates will receive the requisite approvals for commercialization. In addition, the pharmaceutical industry is highly competitive, and Section 505(b)(2) NDAs are subject to special requirements designed to protect the patent and market exclusivity rights of sponsors of previously approved drugs that are referenced in a Section 505(b)(2) NDA. These requirements may give rise to patent litigation against us and mandatory delays in approval of our NDAs for up to 30 months or longer depending on the outcome of any litigation. Further, a manufacturer of an approved product may file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. FDA imposes strict requirements on such petitions in part to dissuade companies from improperly using these petitions to delay approval of competing drug products. Nonetheless, if successful, such petitions can significantly delay, or even prevent, the approval of the new product. However, even if the FDA ultimately denies such a petition, the FDA may delay approval while it considers and responds to the petition. In addition, even if we are able to utilize the Section 505(b)(2) regulatory pathway, there is no guarantee this would ultimately lead to accelerated product development or earlier approval.

Any approved product candidate will be subject to ongoing and continued regulatory review, which may result in significant expense and limit our ability to commercialize such products.

Even after a product is approved, we will remain subject to ongoing FDA and other regulatory requirements governing the manufacturing, testing, labeling, packaging, storage, distribution, safety surveillance, advertising, promotion, import, export, record-keeping and reporting of safety and other post-market information. The holder of an approved NDA is obligated to monitor and report adverse events and, among other things, any failure of a distributed product to meet the specifications in the NDA. The holder of an approved NDA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. Advertising and promotional materials must comply with FDA rules and are subject to FDA review, in addition to other potentially applicable federal and state laws. In addition, the FDA may impose significant restrictions on the approved indicated uses for which the product may be marketed.

These requirements include submissions of safety and other post-marketing information and reports, registration and listing, as well as continued compliance with cGMPs and GCPs for any clinical trials that we conduct post-approval. The future discovery of previously unknown problems with a product, including adverse events of unanticipated type, severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	investigation or additional study obligations;

•	communications to prescribers or patients about specific information or issues;

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, or voluntary or mandatory product recalls;

•	fines, warning or untitled letters or holds on clinical trials;

•	refusal by the FDA to approve pending applications or supplements to approved applications filed by us, or suspension or revocation of product license approvals;

•	product seizure or detention, or refusal to permit the import or export of products; and

•	injunctions or the imposition of civil or criminal penalties.

The occurrence of any event or penalty described above may inhibit our ability to successfully commercialize our product candidates and generate revenue and could require us to expend significant time and resources in response and could generate negative publicity. We may not be able to regain compliance, or we may only be able to regain compliance after a lengthy delay, significant expense, lost revenues and damage to our reputation.

The FDA’s and other regulatory authorities’ policies may change, and additional laws or government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, which would adversely affect our ability to generate revenue and achieve or sustain profitability. Changes in law or government regulations may also alter the competitive landscape, potentially to our disadvantage.

Certain manufacturers in the market in which we compete distribute certain products without completing the FDA approval process. For example, we believe certain lidocaine topical patches, plaster or poultice products marketed over-the-counter (“OTC”) and without FDA approval, require approval and compete inappropriately with ZTlido. In December 2018, we filed a citizen’s petition asking the FDA to clarify its requirements and take enforcement action against such products. The FDA has not responded with a decision or action. The FDA has generally held the position that requests for enforcement action via citizen petition are not allowed, which may reduce the likelihood of the FDA taking action explicitly in response to our December 2018 petition. Furthermore, we believe the labeling and marketing of certain OTC lidocaine patches products are false and deceptive, which could cause significant damages to our business and a diminution of goodwill in our intellectual property. In February 2021, we filed a complaint against such manufacturers to seek an award of damages and the entry of injective relief enjoining further dissemination of such false and deceptive advertisement. In addition, on March 7, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law, which included statutory provisions reforming FDA’s mechanisms for regulating OTC drugs. Under the CARES Act, the FDA considers a drug to be generally recognized as safe and effective (“GRASE”) if it meets certain requirements, including items such as the active ingredient, indication for use, dosage, route of administration, and labeling set forth in the OTC monograph and related rulemakings. Historically, the FDA was required to establish, revise, and amend an OTC monograph by notice-and-comment rulemaking, which was lengthy and resource-intensive. The CARES Act replaces the rulemaking process with a final administrative order process. Administrative orders may be initiated by the FDA or at the request of a drug manufacturer or any other person. After a period for public comment on the administrative order, the FDA is able to issue a final administrative order, rather than a regulation, permitting the drug to be marketed over the counter. As this process is much more streamlined and less burdensome, this may benefit the manufacturers of lidocaine topical patches to obtain GRASE status from the FDA and thereby legally market these products over-the-counter and compete with ZTlido.

We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. For example, certain policies of the current U.S. administration may impact our business and industry. Namely, recent U.S. administrations have taken several executive actions, including the issuance of a number of Executive Orders, that could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. It is difficult to predict how these executive actions, including the Executive Orders, will be implemented, and the extent to which they will impact the FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business, financial condition and results of operations may be negatively affected.

A fast track product designation, breakthrough therapy designation or other designation to facilitate product candidate development may not lead to faster development or regulatory review or approval process, and it does not increase the likelihood that our product candidates will receive marketing approval.

A product sponsor may apply for fast track designation from the FDA if a product is intended for the treatment of a serious or life-threatening condition and preclinical or clinical data demonstrate the potential to address an unmet medical need for this condition. The FDA has broad discretion whether or not to grant this designation. We have received fast track designation for SEMDEXA for the treatment of sciatica and SP-103 for the treatment of acute LBP. Even though SEMDEXA and SP-103 have received fast track designation, we may not experience a faster process, review or approval compared to conventional FDA procedures. A fast track designation does not expedite clinical trials, or mean that regulatory requirements are less stringent or provide assurance of ultimate marketing approval by the FDA. Instead, fast track designation provides opportunities for frequent interactions with FDA review staff, as well as eligibility for priority review, if relevant criteria are met, and rolling review of individual sections of an NDA submitted to the FDA as they become finalized. The FDA may rescind the fast track designation if it believes that the designation is no longer supported by data from our clinical development program. The FDA may also withdraw any fast track designation at any time.

We have applied for breakthrough therapy designation and expect to seek priority review for SEMDEXA for the treatment of sciatica. A breakthrough therapy is defined as a therapy that is intended, alone or in combination with one or more other therapies, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the therapy may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For therapies that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in potentially less efficacious control regimens. Therapies designated as breakthrough therapies by the FDA may also be eligible for priority review and accelerated approval. Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe a product candidate meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to provide such designation. In any event, the receipt of a breakthrough therapy designation may not result in a faster development process, review or approval compared to therapies considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if SEMDEXA qualifies as a breakthrough therapy for sciatica, the FDA may later decide that SEMDEXA no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

If approved, our products candidates regulated as biologics may face competition from biosimilars approved through an abbreviated regulatory pathway.

The ACA includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”), which created an abbreviated approval pathway under section 351(k) of the Public Health Service Act (the “PHSA”) for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, a section 351(k) application for a biosimilar or interchangeable product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar or interchangeable product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full Biologics License Application (“BLA”) for the competing product submitted under section 351(a) of the PHSA containing the competing sponsor’s own pre-clinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity, and potency of the other company’s biological product. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty.

Whether approval of a biological product qualifies for reference product exclusivity turns on whether FDA consider the approval a “first licensure”. Not every licensure of a biological product is considered a “first licensure” that gives rise to its own exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar, once licensed, will be substituted for any one of our product candidates in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. If competitors are able to obtain marketing approval for biosimilars referencing our product candidates, our product candidates may become subject to competition from such biosimilars, with the attendant competitive pressure and consequences.

Changes in funding for the FDA could hinder its ability to hire and retain key leadership and other personnel, or otherwise prevent new products and services from being developed or commercialized in a timely manner, which could negatively impact our business, financial condition and results of operations.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other regulatory authorities may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business, financial condition and results of operations. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business, financial condition and results of operations.

Separately, in response to the COVID-19 pandemic, on March 10, 2020, the FDA announced its intention to postpone most inspections of foreign manufacturing facilities, and on March 18, 2020, the FDA temporarily postponed routine surveillance inspections of domestic manufacturing facilities. Subsequently, on July 10, 2020, the FDA announced its intention to resume certain on-site inspections of domestic manufacturing facilities subject to a risk-based prioritization system. Increased cases associated with a COVID-19 variant led the FDA to again pause inspections, although the FDA announced in February 2022 that it would resume routine domestic surveillance inspections and that it would proceed with certain foreign surveillance inspections where country conditions permit. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions and civil or criminal penalties, private litigation or adverse publicity and could negatively affect our operating results and business.

We and our collaborators are subject to federal, state and foreign data protection laws and regulations which address privacy and data security. In the United States, such laws may include, but are not limited to, numerous federal and state laws and regulations, including the U.S. federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing regulations, state data breach notification laws, state health information privacy laws and federal and state consumer protection laws, including Section 5 of the Federal Trade Commission Act, which govern the collection, use, disclosure and protection of health-related and other personal information.

Although we are not subject to HIPAA, as we are neither a Covered Entity nor Business Associate (as defined in HIPAA), we may have access to very sensitive data regarding patients who participate, or whose tissue samples or other biospecimens are used, in our clinical trials. The maintenance of this data imposes upon us administrative and financial burdens, and litigation risks. In addition, we may obtain health information from third parties, including research institutions from which we obtain clinical trial data that are subject to privacy and security requirements under HIPAA and other privacy and data security and consumer protection laws. Depending on the facts and circumstances, we could be subject to criminal penalties if we knowingly receive individually identifiable health information maintained by a HIPAA-Covered Entity in a manner that is not authorized or permitted by HIPAA, and subject to other civil and/or criminal penalties if we obtain, use, or disclose information in a manner not permitted by other privacy and data security and consumer protection laws. Our ability to use or disclose information may be limited by the scope of an authorization signed by clinical trial subjects or the terms of the contract that we enter into with providers or other data sources.

Furthermore, states are constantly adopting new laws or amending existing laws relating to the data privacy and security and consumer protection, requiring attention to frequently changing regulatory requirements. For example, California enacted the California Consumer Privacy Act (the “CCPA”), which creates new individual privacy rights for California consumers and places increased privacy and security obligations on entities handling personal data of consumers or households. The CCPA requires covered companies to provide new disclosure to consumers about such companies’ data collection, use and sharing practices, provide such consumers new ways to opt-out of certain sales or transfers of personal information, and provide consumers with a private right of action in connection with certain types of incidents. The CCPA has been amended several times, and will be significantly updated from the California Privacy Rights Act (the “CPRA”), a ballot initiative that passed in November 2020 and which will go into effect on January 1, 2023. The CPRA introduced significant amendments to the CCPA and also created a new state agency vested with authority to implement and enforce the CCPA and the CPRA, the California Privacy Protection Agency (the “CPPA”). New implementing regulations are expected to be introduced by the CPPA. Virginia also recently enacted a CCPA/CPRA-like law, the Virginia Consumer Data Privacy Act (the “VDCPA”), to provide its residents with similar rights, and Colorado, Connecticut and Utah have passed similar laws. New legislation enacted in various other states will continue to shape the data privacy environment nationally. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to confidential, sensitive and personal information than federal, international or other state laws, and such laws may differ from each other, which may complicate compliance efforts. The effects on our business of the CCPA, CPRA, VDCPA and other similar state laws and general consumer protection authorities are potentially significant, and may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply. Privacy laws and regulations are constantly evolving and there are a number of legislative proposals at both the state and federal level that could impose new obligations or limitations in areas affecting our business.

The Federal Trade Commission (the “FTC”) also sets expectations for failing to take appropriate steps to keep consumers’ personal information secure, or failing to provide a level of security commensurate to promises made to individual about the security of their personal information (such as in a privacy notice) may constitute unfair or deceptive acts or practices in violation of Section 5(a) of the Federal Trade Commission Act (the “FTC Act”). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Individually identifiable health information is considered sensitive data that merits stronger safeguards. With respect to privacy, the FTC also sets expectations that companies honor the privacy promises made to individuals about how the company handles consumers’ personal information. Any failure to honor promises, such as the statements made in a privacy policy or on a website, may also constitute unfair or deceptive acts or practices in violation of the FTC Act. While we do not intend to engage in unfair or deceptive acts or practices, the FTC has the power to enforce promises as it interprets them, and events that we cannot fully control, such as data breaches, may be result in FTC enforcement. Enforcement by the FTC under the FTC Act can result in civil penalties or enforcement actions.

International data protection laws, including Regulation 2016/679, known as the General Data Protection Regulation (the “GDPR”), may also apply to health-related and other personal information obtained outside of the United States. The GDPR imposes several data protection requirements in the European Union, as well as imposes potential fines for noncompliant companies of up to the greater of €20 million or 4% of annual global revenue. The regulation imposes numerous requirements for the collection, use, storage and disclosure of personal information, including more stringent requirements relating to consent and the information that must be shared with data subjects about how their personal information is used, the obligation to notify regulators and affected individuals of personal data breaches, extensive new internal privacy governance obligations and obligations to honor expanded rights of individuals in relation to their personal information, including the right to access, correct and delete their data. In addition, the GDPR includes restrictions on cross-border data transfers. The GDPR increased our responsibility and liability in relation to personal data that we process where such processing is subject to the GDPR, and we may be required to put in place additional mechanisms to ensure compliance with the GDPR, including as implemented by individual European Union countries. Further, the United Kingdom’s decision to leave the European Union, often referred to as Brexit, has led and could also lead to legislative and regulatory changes and may increase our compliance costs. As of January 1, 2021 and the expiry of transitional arrangements agreed to between the United Kingdom and the European Union, data processing in the United Kingdom is governed by a United Kingdom version of the GDPR (combining the GDPR and the Data Protection Act 2018), exposing us to two parallel regimes, each of which authorizes similar fines and other potentially divergent enforcement actions for certain violations. On June 28, 2021, the European Commission adopted an Adequacy Decision for the United Kingdom, allowing for the relatively free exchange of personal information between the European Union and the United Kingdom, however, the European Commission may suspend the Adequacy Decision if it considers that the United Kingdom no longer provides for an adequate level of data protection. Other jurisdictions outside the European Union are similarly introducing or enhancing privacy and data security laws, rules and regulations.

Compliance with U.S. and international data protection laws and regulations could require us to take on more onerous obligations in our contracts, increase our compliance costs, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. We cannot guarantee that we are, or will be, in compliance with all applicable international regulations as they are enforced now or as they evolve. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business, financial condition and results of operations.

Our business involves the use of hazardous materials and we and third-parties with whom we contract must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

Our research and development activities involve the controlled storage, use and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and manufacturers and suppliers with whom we may contract are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts and business operations, environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. We cannot guarantee that the safety procedures utilized by third-party manufacturers and suppliers with whom we may contract will comply with the standards prescribed by laws and regulations or will eliminate the risk of accidental contamination or injury from these materials. We do not carry specific biological or hazardous waste insurance coverage, and our property, casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or be penalized with fines in an amount exceeding our resources and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. We may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance.

Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, which could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to the risk of fraud, illegal activity or other misconduct by our employees, independent contractors, consultants, commercial partners and vendors. Misconduct by employees could include intentional, reckless and/or negligent conduct that fails to comply with the laws and regulations of the FDA, EU Member States, EMA and other similar foreign regulatory bodies, provide true, complete and accurate information to the FDA, EMA and other similar foreign regulatory bodies, comply with manufacturing standards we have established, comply with federal and state health-care fraud and abuse laws and regulations, comply with laws and regulations, including, but not limited to the FCPA and internal policies restricting payments to government agencies and representatives, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by employees, independent contractors, consultants, commercial partners and vendors could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct by our employees, independent contractors, consultants, commercial partners and vendors, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or FDA debarment or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, financial condition and results of operations, including the imposition of significant fines or other sanctions and serious harm to our reputation.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, transparency and disclosure, or sunshine, laws, government price reporting, and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Our current and future arrangements with healthcare professionals, clinical sites and clinical investigators, consultants, customers, patient organizations and third-party payors may subject us to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act. These laws may impact, among other things, our current activities with clinical study investigators and research subjects, as well as our current and future sales, marketing, patient assistance and education programs. In addition, we may be subject to physician payment transparency laws and patient privacy regulation by both the federal government and the states and foreign jurisdictions in which we conduct our business. The laws that may affect our ability to operate include, but are not limited to:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, either the referral of an individual, or the furnishing, recommending, or arranging for an item or service for which payment may be made under a federal healthcare program, such as the Medicare and Medicaid programs — a person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or special intent to violate the law in order to have committed a violation; in addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act;

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federal civil and criminal false claims laws, including the False Claims Act, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds, or knowingly making, using, or causing to be made or used a false statement material to a false or fraudulent claim, or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government. The False Claims Act has been used to assert liability on the basis of kickbacks and other improper referrals, improperly reported government pricing metrics such as Best Price or Average Manufacturer Price, and improper promotion of off-label uses (i.e., uses not expressly approved by the FDA in a drug’s label);

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HIPAA, which imposes criminal liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third party payors, or falsifying or covering up a material fact or making any materially false or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services — similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•	HIPAA and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;

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the federal Physician Payment Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), teaching hospitals and, beginning in 2022, certain other healthcare professionals, as well as ownership and investment interests held by the physicians described above and their immediate family members;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

•	the FDCA, which prohibits, among other things, the adulteration or misbranding of drugs, biologics and medical devices;

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federal government price reporting laws, which require drug manufacturers to calculate and report complex pricing metrics to government agencies, including CMS and Department of Veterans Affairs (“VA”), where such reported prices may be used in the calculation of reimbursement and/or discounts on marketed products paid by government healthcare programs. Participation in these programs and compliance with the applicable requirements may result in potentially significant discounts on products subject to reimbursement under federal healthcare programs and increased infrastructure costs, and may potentially limit a drug manufacturer’s ability to offer certain marketplace discounts;

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the Prescription Drug Marketing Act, which restricts the manner in which manufacturers may disseminate complimentary drug samples to healthcare practitioners, requires physical and accounting controls, and establishes penalties for improper sample distribution; and

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state law equivalents of each of the above federal laws, such as licensing, anti-kickback, false claims, consumer protection and unfair competition laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers, state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to file reports with states regarding pricing information and marketing expenditures, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

In addition, any future research and development of our product candidates outside the United States, and any future sales of our product or product candidates once commercialized outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Efforts to ensure that our business practices and arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to, without limitation, civil, criminal, and administrative penalties, damages, monetary fines, disgorgement, exclusion from government-funded healthcare programs, such as Medicare and Medicaid or similar programs in other countries or jurisdictions, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, contractual damages, reputational harm, diminished profits and future earnings and curtailment or restructuring of our operations, any of which could adversely affect our business, financial condition and results of operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found not to be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from participation in government healthcare programs, which could also materially affect our business, financial condition and results of operations.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If we are found to have improperly promoted off-label uses of ZTlido, GLOPERBA or our product candidates, if approved, or if we are found to have improperly engaged in pre-approval promotion prior to the approval of such product candidates, we may become subject to significant liability. Such enforcement has become more common in the industry. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, such as ZTlido, GLOPERBA and our product candidates, if approved. In particular, a product may not be promoted for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we receive marketing approval for our product candidates for our proposed indications, physicians may nevertheless use our product for their patients in a manner that is inconsistent with the approved label, if the physicians believe in their professional medical judgment it could be used in such manner. However, if we are found to have promoted our product for any off-label uses, the federal government could levy civil, criminal and/or administrative penalties, and seek fines against us. The FDA, Department of Justice or other regulatory authorities could also request that we enter into a consent decree or a corporate integrity agreement, or seek a permanent injunction against us under which specified promotional conduct is monitored, changed or curtailed. If we cannot successfully manage the promotion of ZTlido, GLOPERBA or our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business, financial condition and results of operations.

Healthcare reform measures could hinder or prevent our product candidates’ commercial success.

There have been, and we expect there will continue to be, a number of legislative and regulatory changes to health care systems in the United States and abroad that could impact our ability to sell our products profitably. The United States government and other governments have shown significant interest in pursuing healthcare reform. For example, in 2010, the ACA was enacted, which substantially changed the way healthcare is financed by both governmental and private insurers in the United States. Healthcare reform measures like the ACA may adversely impact the pricing of healthcare products and services in the United States or internationally and the amount of reimbursement available from governmental agencies or other third-party payors.

Since its enactment, there have been ongoing efforts to modify the ACA and its implementing regulations. For example, tax legislation enacted at the end of 2017 includes provisions that, effective January 1, 2019, eliminated the tax penalty for individuals who do not maintain sufficient health insurance coverage, or the so-called “individual mandate.” It is unclear how healthcare reform measures enacted by Congress or implemented by the Biden administration or efforts, if any, to modify the ACA or its implementing regulations, or portions thereof, will impact our business. Litigation and legislation over the ACA and other healthcare reform measures are likely to continue, with unpredictable and uncertain results. Further, additional legislative changes to and regulatory changes under or related to the ACA remain possible.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, led to aggregate reductions of Medicare payments to providers of, on average, 2% per fiscal year. These reductions went into effect in April 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020, through May 31, 2022, due to the COVID-19 pandemic. The law provides for 1% Medicare sequestration in the second quarter of 2022 and allows the full 2% sequestration thereafter until 2030. To offset the temporary suspension during the COVID-19 pandemic, in 2030, the sequestration will be 2.25% for the first half of the year, and 3% in the second half of the year. The American Taxpayer Relief Act of 2012 further reduced Medicare payments to several providers, including hospitals and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Moreover, payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives. For example, CMS may develop new payment and delivery models, such as bundled payment models. In addition, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under government payor programs, and review the relationship between pricing and manufacturer patient programs, as addressed further in the risk factor below titled “If we fail to comply with our reporting and payment obligations under the Medicaid Drug Rebate Program or other governmental pricing programs once our products come to market, we could be subject to additional reimbursement requirements, penalties, sanctions, and fines, which could have a material adverse effect on our business, financial condition, results of operations, and future prospects.” While any proposed measures may require authorization through additional legislation to become effective, Congress and the Biden administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. We expect that additional U.S. federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal health care programs and commercial payers will pay for healthcare products and services, which could result in reduced demand for ZTlido, GLOPERBA and our product candidates, if approved, or additional pricing pressures.

Individual states in the United States have also increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. Legally-mandated price controls on payment amounts by third-party payors or other restrictions could harm our business, financial condition and results of operations. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. Furthermore, there has been increased interest by third-party payors and governmental authorities in reference pricing systems and publication of discounts and list prices. These or other reforms could reduce the ultimate demand for ZTlido, GLOPERBA and our product candidates, if approved, or put pressure on our product pricing.

We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action in the United States. If we or any third parties we may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or such third parties are not able to maintain regulatory compliance, ZTlido may lose any regulatory approval that may have been obtained and we may not achieve or sustain profitability.

If we fail to comply with our reporting and payment obligations under the Medicaid Drug Rebate Program or other governmental pricing programs applicable to our product or product candidates, if approved, we could be subject to additional reimbursement requirements, penalties, sanctions and fines, which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Pricing and rebate calculations vary across products and programs, are complex, and are often subject to interpretation by manufacturers, governmental or regulatory agencies and the courts. Such interpretation can change and evolve over time. In the case of Medicaid pricing data, if a manufacturer becomes aware that its reporting for a prior quarter was incorrect, or has changed as a result of recalculation of the pricing data, the manufacturer is obligated to resubmit the corrected data for up to three years after those data originally were due. Such restatements and recalculations increase costs for complying with the laws and regulations governing the Medicaid Drug Rebate Program and could result in an overage or underage in rebate liability for past quarters. Price recalculations also may affect the ceiling price at which a manufacturer is required to offer its products under the 340B program.

A failure to comply with reporting and payment obligations under the Medicaid Drug Rebate program and other governmental programs could negatively affect financial results. CMS issued a final regulation, which became effective on April 1, 2016, to implement the changes under the ACA to the Medicaid Drug Rebate Program. The final regulation has increased and will continue to increase costs and the complexity of compliance, has been and will continue to be time-consuming to implement, and could have a material adverse effect on the results of operations, particularly if CMS challenges the approach a manufacturer has taken in the implementation of the final regulation. Other regulations and coverage expansion by various governmental agencies relating to the Medicaid Drug Rebate Program may have a similar impact.

Manufacturers have obligations to report the average sales price for certain of drugs to the Medicare program as a part of the agreement to participate in the Medicaid Drug Rebate program. For calendar quarters beginning January 1, 2022, manufacturers are required to report the average sales price for certain drugs under the Medicare program regardless of whether they participate in the Medicaid Drug Rebate program. Statutory or regulatory changes or CMS guidance could affect the average sales price calculations for products and the resulting Medicare payment rate, and could negatively affect results of operations. Starting in 2023, manufacturers must pay refunds to Medicare for single source drugs or biologics, or biosimilar biological products, reimbursed under Medicare Part B and packaged in single-dose containers or single-use packages, for units of discarded drug reimbursed by Medicare Part B in excess of 10% of total allowed charges under Medicare Part B for that drug. Manufacturers that fail to pay refunds could be subject to civil monetary penalties of 125 percent of the refund amount. Congress further could enact a Medicare Part B inflation rebate, under which manufacturers would owe additional rebates if the average sales price of a drug were to increase faster than the pace of inflation.

Health Resources and Services Administration (“HRSA”) issued a final regulation regarding the calculation of the 340B ceiling price and the imposition of civil monetary penalties on manufacturers that knowingly and intentionally overcharge covered entities, which became effective on January 1, 2019. Implementation of this regulation has affected manufacturer obligations and potential liability under the 340B program. Manufacturers are also required to report the 340B ceiling prices for covered outpatient drugs to HRSA, which then publishes them to 340B covered entities. Any charge by HRSA that a manufacturer has violated the requirements of the program or the regulation could negatively affect financial results. Moreover, under a final regulation effective January 13, 2021, HRSA newly established an administrative dispute resolution (“ADR”) process for claims by covered entities that a manufacturer has engaged in overcharging, and by manufacturers that a covered entity violated the prohibitions against diversion or duplicate discounts. Such claims are to be resolved through an ADR panel of government officials rendering a decision that can be appealed to a federal court. An ADR proceeding could subject a manufacturer to onerous procedural requirements and could result in additional liability. Further, any additional future changes to the definition of average manufacturer price and the Medicaid rebate amount under the ACA or otherwise could affect our 340B ceiling price calculations and negatively affect results of operations.

Civil monetary penalties can be applied if a manufacturer (i) is found to have knowingly submitted any false price or product information to the government, (ii) is found to have made a misrepresentation in the reporting of its average sales price, (iii) fails to submit the required price data on a timely basis, or (iv) is found to have knowingly and intentionally charged 340B covered entities more than the statutorily mandated ceiling price. CMS could also decide to terminate the Medicaid Drug Rebate Agreement, or HRSA, or to terminate the 340B program participation agreement, in which case federal payments may not be available under Medicaid or Medicare Part B for the manufacturer’s covered outpatient drugs.

In addition, manufacturers are required to provide to CMS a 70% discount on brand name prescription drugs utilized by Medicare Part D beneficiaries when those beneficiaries are in the coverage gap phase of the Part D benefit design. Congress could enact legislation that sunsets this discount program and replaces it with a new manufacturer discount program. Under either program, civil monetary penalties could be applied if a manufacturer fails to provide these discounts in the amount of 125 percent of the discount that was due. Furthermore, Congress could enact a Medicare Part D inflation rebate, under which manufacturers would owe additional rebates if the average manufacturer price of a drug were to increase faster than the pace of inflation.

Congress could also enact additional changes that affect our overall rebate liability and the information we report to the government as part of price reporting calculations. In addition, Congress could enact a drug price negotiation program under which the prices for certain high Medicare spend single source drugs would be capped by reference to the non-federal average manufacturer price. This or any other legislative change could impact the market conditions for our products. We expect continued scrutiny on government price reporting and pricing more generally from Congress, agencies, and other bodies and are seeing an increase in state interest in price reporting, transparency and other policies to address drug pricing concerns.

Pursuant to applicable law, knowing provision of false information in connection with price reporting or contract-based requirements under the VA Federal Supply Schedule and/or Tricare programs can subject a manufacturer to civil monetary penalties. These programs and contract-based obligations also contain extensive disclosure and certification requirements. If a manufacturer overcharges the government in connection with its arrangements with Federal Supply Schedule or Tricare, the manufacturer may be required to refund the difference to the government. Failure to make necessary disclosures or to identify contract overcharges can result in allegations against us under the False Claims Act and other laws and regulations. Unexpected refunds to the government, and/or response to a government investigation or enforcement action, would be expensive and time-consuming, and could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We will need to obtain prior FDA authorization for any proposed product brand names, and any failure or delay associated with such approval may adversely impact our business, financial condition and results of operations.

Any brand names we intend to use for our product candidates will require authorization from the FDA regardless of whether we have secured a formal trademark registration from the PTO. The FDA typically conducts a review of proposed product brand names, including an evaluation of potential for confusion with other product names. The FDA may also object to a product brand name if it believes the name inappropriately implies medical claims. If the FDA objects to any of our proposed product brand names, we may be required to adopt an alternative brand name for our product candidates. If we adopt an alternative brand name, we would lose the benefit of our existing trademark applications for such product candidate and may be required to expend significant additional resources in an effort to identify a suitable product brand name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. We may be unable to build a successful brand identity for a new trademark in a timely manner, or at all, which would limit our ability to successfully commercialize our product candidates.

We are subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, financial condition and results of operations.

Our operations are subject to certain anti-corruption laws, including the FCPA, and other anti-corruption laws that apply in countries where we conduct business, including performing clinical trials. The FCPA and other anti-corruption laws generally prohibit us and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. We, our commercial partners and our affiliates operate in a number of jurisdictions that pose a risk of potential FCPA violations and we participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the FCPA or local anti-corruption laws. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

There can be no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the FCPA or other legal requirements, such as trade control laws. Any investigation of potential violations of the FCPA, other anti-corruption laws or trade control laws by U.S., European Union or other authorities could have an adverse impact on our reputation, our business, financial condition and results of operations. Furthermore, should we be found not to be in compliance with the FCPA, other anti-corruption laws or trade control laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, as well as the accompanying legal expenses, any of which could have a material adverse effect on our reputation and liquidity, as well as on our business, financial condition and results of operations.

Risks Related to our Relationship with Sorrento

Certain of our directors and officers may have actual or potential conflicts of interest because of their positions with Sorrento.

Mr. Jaisim Shah, Dr. Henry Ji, Mr. Dorman Followwill, Ms. Laura J. Hamill, Dr. Tien-Li Lee, Mr. David Lemus and Mr. Tommy Thompson serve on our Board. Mr. Jaisim Shah and Dr. Henry Ji, who are our executive officers, are also members of the board of directors of Sorrento (and in the case of Dr. Henry Ji, the positions of President, Chief Executive Officer and Chairman of the board of directors of Sorrento).

While our Board has determined that Mr. Dorman Followwill, Ms. Laura J. Hamill, Dr. Tien-Li Lee, Mr. David Lemus and Mr. Tommy Thompson are “independent directors” within the meaning of applicable regulatory and stock exchange requirements in the United States, both Mr. David Lemus and Mr. Dorman Followwill have served, and continue to serve, as directors of Sorrento (and in the case of Mr. Dorman Followwill, the Lead Independent Director of Sorrento) and Tommy Thompson has served, and continues to serve, as special consultant to the Chief Executive Officer of Sorrento, Dr. Henry Ji. Further, Dr. Tien-Li Lee is the founder, the Chief Executive Officer and a director of Aardvark, which has been involved in an asset purchase transaction with Sorrento in connection with Sorrento’s acquisition of Aardvark’s delayed burst release low dose naltrexone formulation asset and intellectual property rights. As part of Sorrento’s investment in Aardvark relating to such asset purchase transaction, Sorrento paid cash for shares of Aardvark’s Series B Preferred Stock, resulting in Sorrento holding approximately 8% of Aardvark’s ownership interest as of December 31, 2021. Also as part of such investment, Dr. Henry Ji joined the board of directors of Aardvark in May 2021. Sorrento and Aardvark may enter into more commercial arrangements in the future.

In addition, such directors and officers may own shares of Sorrento common stock, options to purchase shares of Sorrento common stock or other Sorrento equity awards. These individuals’ holdings of Sorrento common stock, options to purchase shares of Sorrento common stock or other equity awards of Sorrento may be significant for some of these persons compared to these persons’ total assets. Their position at Sorrento and the ownership of any Sorrento equity or equity awards creates, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for Sorrento than the decisions have for us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between Sorrento and us regarding the terms of the agreements governing the transition services and the relationship thereafter between the companies. Potential conflicts of interest may also arise if we enter into commercial arrangements with Sorrento in the future. As a result of these actual or apparent conflicts, we may be precluded from pursuing certain growth initiatives.

Sorrento currently performs or supports many of our important corporate functions. Our financial statements may not necessarily be indicative of the conditions that would have existed or our results of operations if we had been operated as an unaffiliated company of Sorrento, and we will incur incremental costs as a stand-alone public company.

We will need to replicate or replace certain functions, systems and infrastructure to which we will no longer have the same access after the Business Combination. We may also need to make investments or hire additional employees to operate without the same access to Sorrento’s existing operational and administrative infrastructure. These initiatives may be costly to implement. Due to the scope and complexity of the underlying projects relative to these efforts, the amount of total costs could be materially higher than our estimate, and the timing of the incurrence of these costs is subject to change.

Sorrento currently performs or supports many important corporate functions for our company. Our financial statements reflect charges for these services on an allocation basis. As a result, our historical financial statements may not be reflective of conditions that would have existed or what our results of operations would have been had we been a stand-alone public company and no longer a majority-owned subsidiary of Sorrento. Pursuant to agreements we expect to enter into with Sorrento, we expect that Sorrento will continue to provide us with some of the services related to these functions on a transitional basis in exchange for agreed-upon fees, and we expect to incur other costs to replace the services and resources that will not be provided by Sorrento. We will also incur additional costs as a stand-alone public company. As a stand-alone public company, our total costs related to certain support functions may differ from the costs that were historically allocated to us from Sorrento. In addition, in the future, we expect to incur internal costs to implement certain new systems, including infrastructure and an enterprise resource planning system, while our legacy systems are currently being fully supported by Sorrento.

We may not be able to replace these services or enter into appropriate third-party agreements on terms and conditions, including costs, comparable to those that we will receive from Sorrento under our agreements with Sorrento. Additionally, after the agreements terminate, we may be unable to sustain the services at the same levels or obtain the same benefits as when we were receiving such services and benefits from Sorrento. When we begin to operate these functions separately, if we do not have our own adequate systems and business functions in place, or are unable to obtain them from other providers, we may not be able to operate our business effectively or at comparable costs, and our profitability may decline. In addition, we have historically received informal support from Sorrento, which may not be addressed in our agreements with Sorrento. The level of this informal support will diminish or cease following the Business Combination.

We are controlled by Sorrento, whose interests may differ from those of our public shareholders.

As of the date of this prospectus, Sorrento controls approximately 96.8% of our voting power, which means that, based on its percentage voting power, Sorrento controls the vote of all matters submitted to a vote of our stockholders. This control will enable Sorrento to control the election of the members of our Board and all other corporate decisions. In particular, for so long as Sorrento continues to own a majority of our Common Stock, Sorrento will be able to cause or prevent a change of control of the Company or a change in the composition of our Board and could preclude any unsolicited acquisition of the Company.

Pursuant to the Registration Rights Agreement and the Certificate of Incorporation, Sorrento has certain rights, and the ability to take certain actions, that are not otherwise available to all of our stockholders. For example, the Registration Rights Agreement provides Sorrento the right, subject to certain conditions, to demand that we file a registration statement or request that their shares of our Common Stock be covered by a registration statement that we are otherwise filing. See the section titled “Description of Our Securities — Registration Rights” for additional information regarding these rights. We have filed the registration statement of which this prospectus forms a part in order to satisfy these obligations. In addition, until such time as Sorrento first ceases to own greater than 50% of the outstanding voting power of our Common Stock, the Certificate of Incorporation effectively provides Sorrento with the ability to fill vacancies on our Board, remove directors (with or without cause), call a special meeting of our stockholders, amend the Certificate of Incorporation (subject to approval of our Board) and amend the Bylaws. The directors so elected will have the authority, subject to the terms of our indebtedness and applicable rules and regulations, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. See the section titled “Description of Our Securities — Anti-Takeover Matters in our Governing Documents and Under Delaware Law” for additional information regarding Sorrento’s ability to take such actions.

Even when Sorrento ceases to control a majority of the total voting power of Scilex, for so long as Sorrento continues to own a significant percentage of our Common Stock and for so long as the Sorrento Group owns any shares of Series A Preferred Stock, Sorrento will still be able to significantly influence the composition of our Board and the approval of actions requiring stockholder approval. Accordingly, for such period of time, Sorrento will have significant influence with respect to our management, business plans and policies. Because of the significant ownership position held by Sorrento, our classified board structure and the rights granted to Sorrento under the Stockholder Agreement, new investors may not be able to effect a change in our business or management. The concentration of ownership and availability of the foregoing rights could deprive our stockholders of an opportunity to receive a premium for their shares of common stock as part of a sale of the Company and ultimately might affect the market price of our Common Stock. See the risk factor below titled “Sorrento, as the holder of Series A Preferred Stock, will have rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our Common Stock.”

Furthermore, the interests of Sorrento may not be aligned with those of our other stockholders and this could lead to actions that may not be in the best interests of our other stockholders. For example, Sorrento may have different tax positions or strategic plans for the Company, which could influence its decisions regarding whether and when we should dispose of assets or incur new or refinance existing indebtedness. Additionally, Sorrento’s significant ownership in the Company may discourage someone from making a significant equity investment in the Company, or could discourage transactions involving a change in control.

In addition, Sorrento and its affiliates engage in a broad spectrum of activities, including investments in our industry generally. In the ordinary course of their business activities, Sorrento and its affiliates may engage in activities where their interests conflict with our interests or those of our other stockholders, such as investing in or advising businesses that directly or indirectly compete with certain portions of our business or those businesses that are suppliers or customers of ours. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of Sorrento and its affiliates and any person or entity who, while a stockholder, director, officer or agent of us or any of our affiliates, is a director, officer, principal, partner, member, manager, employee, agent and/or other representative of Sorrento and its affiliates (each an “Identified Person”) will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates or (ii) otherwise investing in or providing services to any person that competes with us or our affiliates engaging, directly or indirectly, in the same or similar business activities or lines of business in which we operate. In addition, to the fullest extent permitted by law, no Identified Person will have any obligation to offer us or our subsidiaries or affiliates the right to participate in any corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates. This means that Sorrento may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. In addition, Sorrento may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to our stockholders or may not prove beneficial.

In addition, although Sorrento has previously announced that its board of directors has authorized Sorrento to explore and consider a potential dividend to Sorrento stockholders of shares of our Common Stock that are currently held by Sorrento, there can be no assurance that Sorrento’s exploration and consideration of any dividend of any shares of our Common Stock will ultimately result in any such dividend. Furthermore, any declaration, as well as the potential timing, of any such dividend is subject to the satisfaction of a number of conditions, including an evaluation and consideration of the potential legal and tax consequences of any such dividend to Sorrento and its stockholders, submission of required filings, receipt of any approvals or consents determined to be required and other conditions that may be deemed to be applicable. Even if Sorrento were to make a dividend to Sorrento stockholders of shares of our Common Stock that are currently held by Sorrento, Sorrento would still hold shares of our Series A Preferred Stock, which shares have the rights, preferences and privileges described below, and Sorrento would still have significant rights that are not otherwise available to holders of our Common Stock.

Sorrento, as the holder of Series A Preferred Stock, has rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our Common Stock.

The Series A Preferred Stock is issued only to Sorrento and is not convertible into shares of our Common Stock. The holders of Series A Preferred Stock have rights, preferences and privileges that are senior, or in addition, to the rights, preferences and privileges of the holders of our Common Stock, including the right to receive, in the event of a change of control, liquidation dissolution or winding up of the Company, a preference amount out of the assets available for distribution to stockholders before any distribution can be made to holders of our Common Stock. The preference amount is $10.00 per share (subject to adjustment as set forth in the Certificate of Designations). If our Board declares or pays a dividend on our Common Stock, the holders of Series A Preferred Stock will participate, on a deemed as-converted-to-common stock basis, in such dividend with the holders of our Common Stock.

The holders of Series A Preferred Stock will have certain voting rights over our corporate actions (including, among others, any change to the shares of Series A Preferred Stock into cash or other property, the issuance of equity securities that rank on a parity with or senior to Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company and the amendment of the Certificate of Incorporation in a manner that adversely affects the holders of shares of Series A Preferred Stock.

Pursuant to the terms of the Stockholder Agreement, from and after the Effective Time, and for so long as the Sorrento Group beneficially owns any shares of Series A Preferred Stock, among other things, (i) Sorrento shall have the right, but not the obligation, to designate each director to be nominated, elected or appointed to our Board (each, a “Stockholder Designee” and collectively, the “Stockholder Designees”), regardless of whether such Stockholder Designee is to be elected to our Board at a meeting of stockholders called for the purpose of electing directors (or by consent in lieu of meeting) or appointed by our Board in order to fill any vacancy created by the departure of any director or increase in the authorized number of members of our Board, or the size of our Board and (ii) we are required to take all actions reasonably necessary, and not otherwise prohibited by applicable law, to cause each Stockholder Designee to be so nominated, elected or appointed to our Board as more fully described in the Stockholder Agreement. Sorrento shall also have the right to designate a replacement director for any Stockholder Designee that has been removed from our Board and the right to appoint a representative of Sorrento to attend all meetings of the committees of our Board. Notwithstanding the foregoing, the parties have agreed to ensure that our Board complies with all applicable requirements of the stock exchange, including independence requirements.

The Stockholder Agreement also provides that we are prohibited from taking certain actions without the consent of Sorrento. Such actions include, among other things, amendments to the Certificate of Designations, increases or decreases in the size of our Board, the incurrence of certain amounts of indebtedness and the payment of dividends on our Common Stock.

For more information on the terms of Series A Preferred Stock, see the section titled “Description of Our Securities — Series A Preferred Stock” and the section titled “Certain Relationships and Related Party Transactions — Certain Relationships of Vickers — Stockholder Agreement with Sorrento.”

We are subject to recently enacted state laws in California that require gender and diversity quotas for boards of directors of public companies headquartered in California.

In September 2018, California enacted Senator Bill 826 (“SB 826”), which generally requires public companies with principal executive offices in California to have at least two female directors on its board of directors if the company has at least five directors, and at least three female directors on its board of directors if the company has at least six directors. SB 826 has been challenged in legal proceedings and on May 13, 2022, the Superior Court of California for the County of Los Angeles entered an order striking down SB 826, holding that the statute violates the Equal Protection Clause of the California Constitution. The California Secretary of State has appealed the order and such appeal is currently pending. On September 16, 2022, the appellate court ruled to temporarily stay enforcement of the trial court’s order, which prevented the California Secretary of State from collecting diversity data on corporate disclosure forms pursuant to SB 826, pending a further order of the appellate court. To the extent that this ruling of the appellate court permits the Secretary of State of California to collect and report diversity data, we may be required to comply with additional disclosure requirements. However, ultimate enforceability of SB 826 remains uncertain.

Additionally, on September 30, 2020, California enacted Assembly Bill 979 (“AB 979”), which generally requires public companies with principal executive offices in California to include specified numbers of directors from “underrepresented communities”. A director from an “underrepresented community” means a director who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, Alaska Native, gay, lesbian, bisexual or transgender. By December 31, 2021, each public company with principal executive offices in California was required to have at least one director from an underrepresented community. By December 31, 2022, a public company with more than four but fewer than nine directors will be required to have a minimum of two directors from underrepresented communities, and a public company with nine or more directors will need to have a minimum of three directors from underrepresented communities. On April 1, 2022, the Superior Court of California for the County of Los Angeles entered an order striking down AB 979, holding that the statute violates the Equal Protection Clause of the California Constitution. On June 6, 2022, a notice of appeal was filed. On September 16, 2022, the appellate court ruled to temporarily stay enforcement of the trial court’s order, which prevented the California Secretary of State from collecting diversity data on corporate disclosure forms pursuant to AB 979, pending a further order of the appellate court. To the extent that this ruling of the appellate court permits the Secretary of State of California to collect and report diversity data, we may be required to comply with additional disclosure requirements. Litigation regarding AB 979 will continue.

We cannot assure that we can recruit, attract and/or retain qualified members of our Board and meet gender and diversity quotas under Nasdaq Listing Rules or any California law that may become applicable to the Company, which may expose us to financial penalties and adversely affect our reputation.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Yorkville Purchase Agreement to the Selling Securityholder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Yorkville Purchase Agreement with the Selling Securityholder.

On November 17, 2022, we entered into the Yorkville Purchase Agreement with the Selling Securityholder, pursuant to which the Selling Securityholder has committed to purchase up to $500,000,000 of our Common Stock, subject to certain limitations and conditions set forth in the Yorkville Purchase Agreement. The shares of our Common Stock that may be issued under the Yorkville Purchase Agreement may be sold by us to the Selling Securityholder at our discretion from time to time.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement. Sales of our Common Stock, if any, to the Selling Securityholder under the Yorkville Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Securityholder pursuant to the Yorkville Purchase Agreement.

Because the purchase price per share to be paid by the Selling Securityholder for the shares of Common Stock that we may elect to sell to the Selling Securityholder under the Yorkville Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock prior to each Advance made pursuant to the Yorkville Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Securityholder under the Yorkville Purchase Agreement, the purchase price per share that the Selling Securityholder will pay for shares purchased from us under the Yorkville Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Securityholder under the Yorkville Purchase Agreement, if any.

Moreover, although the Yorkville Purchase Agreement provides that we may sell up to an aggregate of $500,000,000 of our Common Stock to the Selling Securityholder, only 28,078,672 shares of our Common Stock (including the aggregate amount of 250,000 Commitment Shares issued to the Selling Securityholder pursuant to the Yorkville Purchase Agreement) are being registered for resale under the registration statement of which this prospectus forms a part. If we elect to sell to the Selling Securityholder all of the 28,078,672 shares of Common Stock being registered for resale under this prospectus, depending on the market price of our Common Stock prior to each Advance made pursuant to the Yorkville Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $500,000,000 available to us under the Yorkville Purchase Agreement, which could materially adversely affect our liquidity.

If it becomes necessary for us to issue and sell to the Selling Securityholder under the Yorkville Purchase Agreement more than the 28,078,672 shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $500,000,000 under the Yorkville Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Securityholder of any such additional shares of our Common Stock we wish to sell from time to time under the Yorkville Purchase Agreement, which the SEC must declare effective. Additionally, we would need to obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Yorkville Purchase Agreement in accordance with applicable Nasdaq Listing Rules, unless the average price of all applicable sales of shares of Common Stock under the Yorkville Purchase Agreement equals or exceeds the “Minimum Price” (as such term is defined in Rule 5635 of the Nasdaq Listing Rules), in which case the

Exchange Cap limitation would not apply to issuances and sales of Common Stock under the Yorkville Purchase Agreement. Any issuance and sale by us under the Yorkville Purchase Agreement of shares of Common Stock in addition to the 28,078,672 shares of Common Stock being registered for resale by the Selling Securityholder under the registration statement of which this prospectus forms a part could cause additional dilution to our stockholders.

We are not required or permitted to issue any shares of Common Stock under the Yorkville Purchase Agreement if such issuance would breach our obligations under the rules or regulations of Nasdaq. In addition, the Selling Securityholder will not be required to purchase any shares of our Common Stock if such sale would result in the Selling Securityholder’s beneficial ownership exceeding 4.99% of the then outstanding voting power or number of Common Stock. Our inability to access a part or all of the amount available under the Yorkville Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of our Common Stock to the Selling Securityholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Securityholder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

The purchase price for the shares that we may sell to the Selling Securityholder under the Yorkville Purchase Agreement will fluctuate based on the price of our Common Stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Common Stock to fall.

If and when we do sell shares to the Selling Securityholder, the Selling Securityholder may resell all, some, or none of those shares at its discretion, subject to the terms of the Yorkville Purchase Agreement. Therefore, sales to the Selling Securityholder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to the Selling Securityholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Investors who buy shares of Common Stock at different times will likely pay different prices.

Pursuant to the Yorkville Purchase Agreement, we control the timing and amount of any sales of Common Stock to the Selling Securityholder. If and when we do elect to sell shares of our Common Stock to the Selling Securityholder pursuant to the Yorkville Purchase Agreement, the Selling Securityholder may resell all, some, or none of such shares in its discretion and at different prices, subject to the terms of the Yorkville Purchase Agreement. As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Securityholder under the Yorkville Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Securityholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to the Selling Securityholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Ownership of our Common Stock

If our operations and performance do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

Any of the factors listed below could have a negative impact on your investment in our securities, and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	our ability to commercialize ZTlido, GLOPERBA or our product candidates, if approved;

•	the status and cost of our marketing commitments for ZTlido, GLOPERBA and our product candidates;

•	announcements regarding results of any clinical trials relating to our product candidates;

•	unanticipated serious safety concerns related to the use of ZTlido, GLOPERBA or any of our product candidates;

•	adverse regulatory decisions;

•	changes in laws or regulations applicable to ZTlido, GLOPERBA or our product candidates, including but not limited to clinical trial requirements for approvals;

•

legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for ZTlido, GLOPERBA or our product candidates, government investigations and the results of any proceedings or lawsuits, including, but not limited to, patent or stockholder litigation;

•	our decision to initiate a clinical trial, not initiate a clinical trial or to terminate an existing clinical trial;

•	our dependence on third parties;

•	announcements of the introduction of new products by our competitors;

•	market conditions and trends in the pharmaceutical and biotechnology sectors;

•	announcements concerning product development results or intellectual property rights of others;

•	future issuances of common stock or other securities;

•	the recruitment or departure of key personnel;

•	failure to meet or exceed any financial guidance or expectations regarding product development milestones that we may provide to the public;

•	actual or anticipated variations in quarterly operating results;

•	our failure to meet or exceed the estimates and projections of the investment community;

•

overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	changes in financial estimates by the Company or by any securities analysts who might cover our stock;

•	fluctuation of the market values of any of our potential strategic investments;

•	issuances of debt or equity securities;

•	compliance with our contractual obligations;

•	sales of our Common Stock by us or our stockholders in the future;

•	trading volume of our Common Stock;

•	ineffectiveness of our internal controls;

•	publication of research reports about the Company or its industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	failure to effectively integrate the operations of Semnur;

•	general political and economic conditions;

•	effects of natural or man-made catastrophic events;

•	effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic; and

•	other events or factors, many of which are beyond our control.

Further, the equity markets in general have recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock. Price volatility of our Common Stock might worsen if the trading volume of our Common Stock is low. In the past, stockholders have initiated class action lawsuits against pharmaceutical and biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against the Company, could cause us to incur substantial costs and divert management’s attention and resources from our business. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors”, could have a dramatic and material adverse impact on the market price of our Common Stock.

Legacy Scilex has not paid cash dividends in the past and we do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of our Common Stock.

Legacy Scilex has not paid cash dividends on its common stock and we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends on our capital stock and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries, including Legacy Scilex. In addition, our ability to pay dividends may be limited by covenants in future outstanding indebtedness that we or our subsidiaries may incur. Since we do not intend to pay dividends, a stockholder’s ability to receive a return on such stockholder’s investment will depend on any future appreciation in the market value of our Common Stock. There is no guarantee that our Common Stock will appreciate or even maintain the price at which our stockholders have purchased it.

Future sales of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our Common Stock, the trading price of our Common Stock could decline and it could impair our ability to raise capital through the sale of additional equity securities. Sorrento and certain directors and equityholders of Vickers, including the Sponsors, are subject to lock-up provisions that restrict their ability to transfer certain of their shares of our Common Stock or any security convertible into or exercisable or exchanged for our Common Stock until 180 days from the Effective Time, subject to certain exceptions.

Our operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly, and possibly annual, fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our development programs;

•	the addition or termination of clinical trials;

•	any intellectual property infringement lawsuit in which we may become involved;

•

regulatory developments affecting ZTlido, GLOPERBA or our product candidates, regulatory approvals of our product candidates, and the level of underlying demand for such products and purchasing patterns; and

•	Our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly or annual operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly or annual fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about the Company or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. Since we became public through a merger, securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. If no or few securities or industry analysts commence coverage of the Company, the trading price for our stock would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover it issues an adverse opinion regarding the Company, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to ZTlido or our product candidates.

We may issue additional equity securities to fund future expansion and pursuant to equity incentive or employee benefit plans. We may also issue additional equity for other purposes. These securities may have the same rights as our Common Stock or, alternatively, may have dividend, liquidation or other preferences to our Common Stock. The issuance of additional equity securities will dilute the holdings of existing stockholders and may reduce the share price of our Common Stock.

Pursuant to the Equity Incentive Plan, which became effective on November 9, 2022, we are authorized to grant equity awards to our employees, directors and consultants. In addition, pursuant to the ESPP, which became effective on November 9, 2022, we are authorized to sell shares to our employees. A total of 14,622,712 and 1,462,271 shares of our Common Stock have been reserved for future issuance under the Equity Incentive Plan and the ESPP, respectively. In addition, the Equity Incentive Plan and ESPP provide for annual automatic increases in the number of shares reserved thereunder, in each case, beginning on January 1, 2023. As a result of such annual increases, our stockholders may experience additional dilution, which could cause the price of our Common Stock to fall.

Pursuant to the Registration Rights Agreement entered into in connection with the Business Combination, certain stockholders of Vickers and Legacy Scilex can each demand that we register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities. In addition, we are required to file and maintain an effective registration statement under the Securities Act covering such securities and certain of our other securities. We have filed the registration statement of which this prospectus forms a part in order to satisfy the foregoing obligations. The registration of these securities will permit the public sale of such securities, subject to certain contractual restrictions imposed by the Registration Rights Agreement and the Merger Agreement. The presence of these additional shares of our Common Stock trading in the public market may have an adverse effect on the market price of our securities.

If we raise additional funds through collaboration, licensing or other similar arrangements, we may have to relinquish valuable rights to ZTlido or our product candidates, or grant licenses on terms unfavorable to the Company. If adequate funds are not available, our ability to achieve profitability or to respond to competitive pressures would be significantly limited and we may be required to delay, significantly curtail or eliminate the development of our product candidates.

Our principal stockholders, directors and executive officers will own a significant percentage of our capital stock, and have significant influence over our management.

Our directors, executive officers, holders of 5% or more of our capital stock and their respective beneficially own, in the aggregate, approximately 97% of our outstanding voting stock. This concentration of voting power may make it less likely that any other holder of our Common Stock will be able to affect the way we are managed and could delay or prevent an acquisition of the Company on terms that other stockholders may desire. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. See “Risk Factors — We are controlled by Sorrento, whose interests may differ from those of our public shareholders” above for additional information regarding Sorrento’s influence and control in the Company. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership of our outstanding Common Stock by our directors, executive officers, and current beneficial owners of 5% or more of our voting securities and their respective affiliates.

Our ability to use our net operating loss and tax credit carryforwards may be subject to limitation.

Generally, a change of more than 50% in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. We have experienced a corporate reorganization in the past, some ownership changes as a result of the Business Combination and/or some subsequent changes in the future in our stock ownership (some of which shifts are outside our control). As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for the Company.

The Tax Cuts and Jobs Act of 2017 (the “TCJA”), as amended by the CARES Act, includes changes to U.S. federal tax rates and the rules governing net operating loss (“NOL”) carryforwards. Under the TCJA, as modified by the CARES Act, limits a taxpayer’s ability to utilize NOL carryforwards to 80% of taxable income (as calculated before taking the NOLs, and certain other tax attributes, into account) for taxable years beginning after December 31, 2020. In addition, NOLs arising in tax years ending after December 31, 2017 and before January 1, 2021 may be carried back to each of the five taxable years preceding the tax year of such loss, but NOLs arising in taxable years beginning after December 31, 2020 and before January 1, 2026 may not be carried back. NOLs arising in tax years beginning after December 31, 2017 can be carried forward indefinitely. NOLs generated in tax years beginning before January 1, 2021 will not be subject to the taxable income limitation, and NOLs generated in tax years ending before January 1, 2018 will continue to have a two-year carryback and 20-year carryforward period. Deferred tax assets for NOLs will need to be measured at the applicable tax rate in effect when the NOL is expected to be utilized. The changes in the carryforward/carryback periods, as well as the new limitation on use of NOLs may significantly impact our ability to utilize our NOLs to offset taxable income in the future.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our Common Stock.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our combined consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. If our assumptions change or if actual circumstances differ from our assumptions, our operating results may be adversely affected and could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our Common Stock.

Anti-takeover provisions in the Certificate of Incorporation and the Bylaws and under Delaware law could make an acquisition of our Company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

The Certificate of Incorporation and the Bylaws and the DGCL contains provisions that could make it more difficult for a third party to acquire the Company, even if doing so might be beneficial to our stockholders. Among other things, these provisions include:

•

allow our Board to authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include supermajority voting, special approval, dividend, or other rights or preferences superior to the rights of other stockholders;

•	provide for a classified board of directors with staggered three-year terms;

•

provide that, at any time after the Sorrento Group first ceases to beneficially own more than 50% in voting power of the then-outstanding shares of our Common Stock entitled to vote generally in the election of directors (the “Sorrento Trigger Event”), directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of our Common Stock entitled to vote thereon, voting together as a single class;

•	prohibit stockholder action by written consent from and after the Sorrento Trigger Event;

•	provide that, at any time after the Sorrento Trigger Event, special meetings may only be called by or at the direction of the Chairman of the Board, the Board or the Chief Executive Officer;

•

provide that, at any time after the Sorrento Trigger Event, any alteration, amendment or repeal, in whole or in part, of any provision of the Bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our Common Stock entitled to vote thereon, voting together as a single class; and

•	establish advance notice requirements for nominations for elections to the Board and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder. We have expressly elected not to be governed by Section 203 of the DGCL until the occurrence of a Sorrento Trigger Event. At that time, such election shall be automatically withdrawn and we will thereafter be governed by Section 203 of the DGCL, except that the restrictions on business combinations of Section 203 of the DGCL will not apply to Sorrento or its current or future Affiliates (as defined in the Certificate of Incorporation) regardless of its percentage ownership of our Common Stock. These provisions could discourage, delay or prevent a transaction involving a change in control of the Company. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and cause us to take other corporate actions they desire, including actions that our stockholders may deem advantageous. In addition, because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

These anti-takeover provisions and other provisions in the Certificate of Incorporation, the Bylaws and Delaware law could make it more difficult for stockholders or potential acquirors to obtain control of the Board or initiate actions that are opposed by our then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving the Company. The existence of these provisions could negatively affect the price of our Common Stock and limit opportunities for a stockholder to realize value in a corporate transaction. For information regarding these and other provisions, see the section titled “Description of Our Securities.” In addition, if prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our Common Stock.

The Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders and the federal district courts of the United States as the exclusive forum for litigation arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with the Company.

Pursuant to the Certificate of Incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders; (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws; (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (v) any action or proceeding asserting a claim against us or any of our current or former directors, officers, employees or stockholders as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware and (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL; provided that, for the avoidance of doubt, the foregoing forum selection provision will not apply to claims arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The Certificate of Incorporation further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our Common Stock is deemed to have notice of and consented to the provisions of the Certificate of Incorporation described above. See the section titled “Description of Our Securities — Anti-Takeover Measures in our Governing Documents and Under Delaware Law — Exclusive Forum.”

The forum selection provisions in the Certificate of Incorporation may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If the enforceability of our forum selection provisions were to be challenged, it may incur additional costs associated with resolving such challenge. While we currently have no basis to expect any such challenge would be successful, if a court were to find its forum selection provisions to be inapplicable or unenforceable with respect to one or more of these specified types of actions or proceedings, we may incur additional costs associated with having to litigate in other jurisdictions, which could result in a diversion of the time and resources of our employees, management and board of directors, and could have an adverse effect on our business, financial condition and results of operations.

We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory stockholder votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our Common Stock that is held by non-affiliates to equal or exceed $700 million as of the last business day of the second fiscal quarter of such year, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations.

We are a controlled company within the meaning of the Nasdaq Listing Rules and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. Our stockholders may not have the same protection afforded to stockholders of companies that are subject to such governance requirements.

Sorrento controls a majority of the voting power of our outstanding shares of Common Stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. For example, controlled companies, within one year of the date of the listing of their common stock:

•	are not required to have a board that is composed of a majority of “independent directors” as defined under the Nasdaq Listing Rules;

•	are not required to have a compensation committee that is composed entirely of independent directors or have a written charter addressing the committee’s purpose and responsibilities; and

•

are not required to have director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors, and to adopt a written charter or a board resolution addressing the nominations process.

While we do not presently intend to rely on these exemptions, we may opt to utilize these exemptions in the future as long as we remain a controlled company. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If we cease to be a “controlled company” in the future, we will be required to comply with the Nasdaq listing standards, which may require replacing a number of our directors and will require development of certain other governance-related policies and practices. These and any other actions necessary to achieve compliance with such rules may increase our legal and administrative costs, will make some activities more difficult, time-consuming and costly and may also place additional strain on our personnel, systems and resources.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to related compliance initiatives.

We incur significant legal, accounting and other expenses that Legacy Scilex did not incur as a private company, and these expenses may increase even more after we are no longer an “emerging growth company.” We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as rules and regulations adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly, which will increase our operating expenses. For example, we expect these rules and regulations to make it more difficult and more expensive for the Company to obtain directors’ and officers’ liability insurance and we may be required to incur substantial costs to maintain sufficient coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on the Board, our board committees or as executive officers. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

In addition, we expect that we will need to implement an enterprise resource planning (“ERP”) system. An ERP system is intended to combine and streamline the management of our financial, accounting, human resources, sales and marketing and other functions, enabling it to manage operations and track performance more effectively. However, an ERP system would likely require us to complete many processes and procedures for the effective use of the system or to run our business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using an ERP system could adversely affect our controls and harm our business, financial condition and results of operations, including our ability to forecast or make sales and collect our receivables. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention.

As a public company, we are required to incur additional costs and obligations in order to comply with SEC rules that implement Section 404 of the Sarbanes-Oxley Act. Under these rules, we are required to make a formal assessment of the effectiveness of our internal control over financial reporting, and once we cease to be an emerging growth company, we will be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaging in a process to document and evaluate its internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are designed and operating effectively, and implement a continuous reporting and improvement process for internal control over financial reporting.

The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of our testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. See “Risk Factors — We have identified a material weakness in our internal control over financial reporting. Any material weakness may cause us to fail to timely and accurately report our financial results or result in a material misstatement of our financial statements.” above for additional information regarding a previously identified material weakness. These reporting and other obligations place significant demands on our management and administrative and operational resources, including accounting resources.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of our management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and there could be a material adverse effect on our business, financial condition and results of operations.

Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our Common Stock.

If we fail to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our Common Stock. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair a stockholder’s ability to sell or purchase our Common Stock when a stockholder wishes to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Comprehensive U.S. federal income tax reform could adversely affect the Company.

Changes to tax laws, which changes may have retroactive application, could adversely affect the Company or holders of our Common Stock. In recent years, many changes have been made to applicable tax laws and changes are likely to continue to occur in the future.

The TCJA, which was enacted in 2017, included changes to U.S. federal tax rates, imposed significant additional limitations on the deductibility of interest, allowed for the expensing of capital expenditures, and put into effect the migration from a “worldwide” system of taxation to a modified territorial system. On March 27, 2020, President Trump signed into law the CARES Act, which included certain changes in tax law (including to the TCJA) intended to stimulate the U.S. economy in light of the COVID-19 pandemic, including temporary beneficial changes to the treatment of net operating losses, interest deductibility limitations and payroll tax matters. On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which contained certain tax measures, including a corporate alternative minimum tax of 15% on some large corporations, an excise tax of 1% on certain corporate stock buy-backs, and an excise tax with respect to certain drug sales for failing to offer a price that is not equal to or less than the negotiated “maximum fair price” under the law or for taking price increases that exceed inflation. Future changes in tax laws could have a material adverse effect on our business, cash flow, financial condition or results of operations. The impact of these tax reforms on holders of our Common Stock is uncertain and could be adverse. We urge our stockholders to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences of investing in our Common Stock.

The Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 11,003,988 shares of our Common Stock are exercisable in accordance with the terms of the Warrant Agreement governing those securities. The exercise price of these Warrants is $11.50 per share. To the extent such Warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market, or the fact that such Warrants may be exercised, could adversely affect the prevailing market prices of our Common Stock. However, there is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless. See below risk factor, “The Warrants may never be in the money, and they may expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of a majority of the then-outstanding Warrants approve of such amendment.”

The Warrants may never be in the money, they may expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of a majority of the then-outstanding Warrants approve of such amendment.

The Warrants were issued in registered form under the Warrant Agreement between Continental, as warrant agent, and Vickers. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of a majority of the then-outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of a majority of the then-outstanding Warrants approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of majority of the then-outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash, shorten the exercise period, or decrease the number of shares of our Common Stock purchasable upon exercise of a Warrant.

We may redeem any unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making the Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the closing price of our Common Stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on each of the 20 trading days within any 30-trading-day period commencing after the Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force the holders thereof to: (i) exercise such Warrants and pay the exercise price therefor at a time when it may be disadvantageous for a holder to do so;

(ii) sell such Warrants at the then-current market price when a holder might otherwise wish to hold such Warrants; or (iii) accept the nominal redemption price that, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of such Warrants.

In addition, we may redeem the Warrants at any time after they become exercisable and prior to their expiration for a number of shares of our Common Stock determined based on the fair market value of our Common Stock. The value received upon exercise of the Warrants (1) may be less than the value the holders would have received if they had exercised their Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Warrants.

COMMITTED EQUITY FINANCING

On November 17, 2022, we entered into the Yorkville Purchase Agreement with the Selling Securityholder. Pursuant to the Yorkville Purchase Agreement, we have the right to sell to the Selling Securityholder up to $500,000,000 of shares of our Common Stock, subject to certain limitations and conditions set forth in the Yorkville Purchase Agreement, from time to time during the term of the Yorkville Purchase Agreement. Sales of Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to the Selling Securityholder under the Yorkville Purchase Agreement. In accordance with our obligations under the Yorkville Purchase Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by the Selling Securityholder of up to 28,078,672 shares of Common Stock, consisting of an aggregate amount of 250,000 Commitment Shares and up to 27,828,672 shares of Common Stock that we may elect, in our sole discretion, to issue and sell to the Selling Securityholder, from time to time under the Yorkville Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement until the date on which all of the conditions to the Selling Securityholder’s purchase obligation set forth in the Yorkville Purchase Agreement have been satisfied, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after such date, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month next following the 36-month anniversary of the date on which this registration statement has been declared effective by the SEC, to purchase a number of shares of Common Stock not to exceed 200% of the average of the daily trading volume of the Common Stock on Nasdaq during regular trading hours as reported by Bloomberg L.P. during the five trading days immediately preceding the date of the Advance Notice as described further below under the heading “—Advances and Payments of Common Stock Under the Yorkville Purchase Agreement.”

We will control the timing and amount of any sales of Common Stock to the Selling Securityholder. Actual sales of shares of our Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Common Stock, and determinations by us as to the appropriate sources of funding for our company and its operations.

Pursuant to the terms of the Yorkville Purchase Agreement, we may not sell any shares of Common Stock thereunder and the Selling Securityholder shall not have the obligation to purchase shares of Common Stock thereunder to the extent (but only to the extent) that after giving effect to such purchase and sale, the aggregate number of shares of Common Stock issued thereunder would exceed 28,078,672 shares of Common Stock, which number of shares is equal to 19.9% of the aggregate amount of Common Stock issued and outstanding as of the date of the Yorkville Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with the applicable Nasdaq Listing Rules or (ii) the average price of all applicable sales of shares of Common Stock under the Yorkville Purchase Agreement equals or exceeds $8.77, which represents the “Minimum Price” (as such term is defined in Rule 5635 of the Nasdaq Listing Rules). Moreover, we may not issue or sell any shares of Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Selling Securityholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Securityholder beneficially owning shares of Common Stock in excess of the 4.99% Beneficial Ownership Limitation.

Neither we nor the Selling Securityholder may assign or transfer any of our respective rights and obligations under the Yorkville Purchase Agreement, and no provision of the Yorkville Purchase Agreement may be modified or waived by the parties other than by an instrument in writing signed by both parties.

The net proceeds from sales, if any, under the Yorkville Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Securityholder. To the extent we sell shares under the Yorkville Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and general corporate purposes.

As consideration for the Selling Securityholder’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Yorkville Purchase Agreement, upon execution of the Yorkville Purchase Agreement, we issued 250,000 Commitment Shares to the Selling Securityholder and paid $10,000 to YA Global II SPV, LLC, a subsidiary of the Selling Securityholder.

The Yorkville Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Advances of Common Stock Under the Yorkville Purchase Agreement

We will have the right, but not the obligation, from time to time at our discretion, until the first day of the month next following the 36-month anniversary of the date on which this registration statement has been declared effective by the SEC, to direct the Selling Securityholder to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Yorkville Purchase Agreement by delivering written notice to the Selling Securityholder (each, an “Advance Notice”) on any trading day (each, an “Advance Notice Date”), so long as:

•

the number of shares be issued under any single Advance does not exceed 200% of the average of the daily trading volume of the Common Stock on Nasdaq during regular trading hours as reported by Bloomberg L.P. during the five trading days immediately preceding the Advance Notice Date, unless otherwise agreed by the parties; and

•	the applicable pricing period for all prior Advances has been completed and all shares of Common Stock subject to all prior Advances have been received by the Selling Securityholder.

Conditions to Each Advance

The Selling Securityholder’s obligation to accept Advance Notices that are timely delivered by us under the Yorkville Purchase Agreement and to purchase shares of our Common Stock in Advances under the Yorkville Purchase Agreement are subject to the satisfaction, at the applicable Advance Notice Date, of the conditions precedent thereto set forth in the Yorkville Purchase Agreement, all of which are entirely outside of the Selling Securityholder’s control, which conditions include the following:

•	the accuracy in all material respects of our representations and warranties included in the Yorkville Purchase Agreement;

•

there being an effective registration statement pursuant to which the Selling Securityholder is permitted to utilize the prospectus thereunder to resell all of the Common Stock that we shall issue and sell to the Selling Securityholder (the “Advance Shares”) pursuant to such Advance Notice;

•	the sale and issuance of such Advance Shares being legally permitted by all laws and regulations to which we are subject;

•	no Material Outside Event (as such term is defined in the Yorkville Purchase Agreement) shall have occurred and be continuing;

•

us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Yorkville Purchase Agreement to be performed, satisfied, or complied with by us;

•

no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the Purchase Agreement; and

•	the Common Stock being quoted for trading on Nasdaq and us having not received any written notice that is then still pending threatening the continued quotation of the Common Stock on Nasdaq.

Termination of the Yorkville Purchase Agreement

Unless earlier terminated as provided in the Yorkville Purchase Agreement, the Yorkville Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the date on which this registration statement has been declared effective by the SEC; and

•	the date on which the Selling Securityholder shall have purchased shares of Common Stock under the Yorkville Purchase Agreement for an aggregate gross purchase price equal to $500,000,000.

We also have the right to terminate the Yorkville Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to the Selling Securityholder; provided that there are no outstanding Advance Notices under which we are yet to issue Common Stock. We and the Selling Securityholder may also terminate the Yorkville Purchase Agreement at any time by mutual written consent.

No Short-Selling by the Selling Securityholder

The Selling Securityholder has agreed that it and its affiliates will not engage in any short sales during the term of the Yorkville Purchase Agreement and will not enter into any transaction that establishes a net short position with respect to the Common Stock, provided that nothing shall restrict the Selling Securityholder from selling a number of shares of Common Stock that it is obligated to purchase under a pending Advance Notice but has not yet received from us.

Effect of Sales of our Common Stock under the Yorkville Purchase Agreement on our Stockholders

All shares of Common Stock that may be issued or sold by us to the Selling Securityholder under the Yorkville Purchase Agreement that are being registered under the Securities Act for resale by the Selling Securityholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering may be issued and sold by us to the Selling Securityholder from time to time at our discretion over the term of the Yorkville Purchase Agreement. The resale by the Selling Securityholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to the Selling Securityholder under the Yorkville Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some, or none of the shares of our Common Stock that may be available for us to sell to the Selling Securityholder pursuant to the Yorkville Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to the Selling Securityholder pursuant to the Yorkville Purchase Agreement, the Selling Securityholder may resell all, some, or none of such shares in its discretion and at different prices subject to the terms of the Yorkville Purchase Agreement. As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Securityholder under the Yorkville Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by the Selling Securityholder for the shares of Common Stock that we may elect to sell to the Selling Securityholder under the Yorkville Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of shares of Common Stock that we will sell to the Selling Securityholder under the Yorkville Purchase Agreement, the actual purchase price per share to be paid by the Selling Securityholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of November 30, 2022, there were 141,348,856 shares of our Common Stock outstanding, of which 5,622,266 shares were held by non-affiliates. If all of the 28,078,672 shares offered for resale by the Selling Securityholder under the registration statement that includes this prospectus were issued and outstanding as of November 30, 2022, such shares would represent approximately 16.6% of the total number of shares of our Common Stock outstanding and approximately 83.3% of the total number of outstanding shares held by non-affiliates.

Although the Yorkville Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Yorkville Purchase Agreement, direct the Selling Securityholder to purchase shares of our Common Stock from us in one or more Advances under the Yorkville Purchase Agreement, for a maximum aggregate purchase price of up to $500,000,000, only 28,078,672 shares of Common Stock (250,000 of which represent the aggregate amount of Commitment Shares we issued to the Selling Securityholder pursuant to the Yorkville Purchase Agreement as payment for the Selling Securityholder’s commitment to purchase shares of our Common Stock under the Yorkville Purchase Agreement) are being registered for resale under the registration statement that includes this prospectus. Assuming all of such 28,078,672 shares were sold to the Selling Securityholder at the maximum 98% discount to the per share price of $8.77 (which represents the lower of the official closing price of our Common Stock on Nasdaq on November 16, 2022, the trading day immediately preceding the date of the Yorkville Purchase Agreement, and the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on November 16, 2022, the trading day immediately preceding the date of the Yorkville Purchase Agreement), such number of shares would be insufficient to enable us to receive aggregate gross proceeds from the sale of such shares to the Selling Securityholder equal to the Selling Securityholder’s $500,000,000 total aggregate purchase commitment under the Yorkville Purchase Agreement. While the market price of our Common Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Securityholder under the Yorkville Purchase Agreement for shares of our Common Stock, if any, may also fluctuate, in order for us to receive the full amount of the Selling Securityholder’s commitment under the Yorkville Purchase Agreement, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement that includes this prospectus.

If it becomes necessary for us to issue and sell to the Selling Securityholder more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $500,000,000 under the Yorkville Purchase Agreement, we must first (i) to the extent necessary, obtain stockholder approval prior to issuing shares of the Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq Listing Rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Securityholder of any such additional shares of our Common Stock, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement. The number of shares of our Common Stock ultimately offered for resale by the Selling Securityholder depends upon the number of shares of Common Stock, if any, we ultimately sell to the Selling Securityholder under the Yorkville Purchase Agreement.

The issuance, if any, of shares of our Common Stock to the Selling Securityholder pursuant to the Yorkville Purchase Agreement would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our Common Stock that our existing stockholders own would not decrease as a result of sales, if any, under the Yorkville Purchase Agreement, the shares of our Common Stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from the Selling Securityholder from our sale of shares of Common Stock to the Selling Securityholder under the Yorkville Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Securityholder(2)	Gross Proceeds from the Sale of Shares to the Selling Securityholder Under the Purchase Agreement

$2.00	250,000,000.00	63.88%	$500,000,000.00
$3.00	166,666,666.00	54.11%	$499,999,998.00
$4.00	125,000,000.00	46.93%	$500,000,000.00
$4.64 (3)	107,758,620.00	43.21%	$499,999,996.80
$5.00	100,000,000.00	41.43%	$499,999,995.98
$6.00	83,333,333.00	37.09%	$499,999,998.00
$7.00	71,428,571.00	33.57%	$499,999,997.00
$8.00	62,500,000.00	30.66%	$500,000,000.00
$8.77 (4)	57,012,542.00	28.74%	$499,999,993.34

(1)

Does not include the aggregate amount of 250,000 Commitment Shares that we issued to the Selling Securityholder as consideration for its commitment to purchase shares of Common Stock under the Yorkville Purchase Agreement. The number of shares of Common Stock offered by this prospectus may not cover all the shares we ultimately sell to the Selling Securityholder under the Yorkville Purchase Agreement, depending on the purchase price per share. We have included in this column only those shares being offered for resale by the Selling Securityholder under this prospectus (excluding the 250,000 Commitment Shares), without regard for the Beneficial Ownership Limitation. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance.

(2)

The denominator is based on 141,348,856 shares outstanding as of November 30, 2022 (which includes the aggregate amount of 250,000 Commitment Shares we issued to the Selling Securityholder), adjusted to include the issuance of the number of shares set forth in the second column that we would have sold to the Selling Securityholder, assuming the average purchase price in the first column. The numerator is based on the number of shares of Common Stock set forth in the second column.

(3)	Represents the closing price of the Common Stock on Nasdaq on November 29, 2022, the trading day prior to the filing of the registration statement of which this prospectus forms a part.
(4)

Represents the average Nasdaq Official Closing Price for the five trading days immediately preceding the date of the Yorkville Purchase Agreement) on November 16, 2022, the trading day prior to execution of the Yorkville Purchase Agreement.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus titled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

All of the shares of our Common Stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its own account. We will not receive any of the direct proceeds from these sales. However, we may receive up to $500,000,000 aggregate gross proceeds from any sales we make to the Selling Securityholder pursuant to the Yorkville Purchase Agreement. The net proceeds from sales, if any, under the Yorkville Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Securityholder after the date of this prospectus. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use the net proceeds that we receive under the Yorkville Purchase Agreement for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Yorkville Purchase Agreement in interest-bearing instruments.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Securityholder under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “SCLX” and “SCLXW,” respectively. Prior to the consummation of the Business Combination, Vickers’s Ordinary Shares, units and warrants were each listed on Nasdaq under the symbols “VCKA,” “VCKAU” and “VCKAW,” respectively. At the Effective Time, without any action on the part of the holder, each Unit then outstanding separated automatically into its component securities, comprised of one share of Common Stock and one-half of one warrant to purchase one share of Common Stock. As of November 10, 2022, there were eleven holders of record of our Common Stock and four holders of record of our Warrants, which amount does not include participants of The Depository Trust Company or beneficial owners holding shares through nominee names.

Dividend Policy

We have never declared or paid any dividend on shares of our Common Stock. We anticipate that we will retain all of our future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our Board. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividend in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends on our capital stock and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries, including Legacy Scilex. Further, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Securities Authorized for Issuance under Equity Compensation Plans

As of November 30, 2022, there were up to 14,622,712 shares of Common Stock initially authorized for future issuance under our Equity Incentive Plan and 1,462,271 shares of Common Stock initially authorized for future issuance under our ESPP, each of which our stockholders approved on November 9, 2022 in connection with the Business Combination and became effective upon the Closing.

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the Equity Incentive Plan, the ESPP and the assumed Legacy Scilex options and other awards outstanding under the Scilex Pharma 2017 Plan and the 2019 Stock Option Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and nine months ended September 30, 2022 present the combined financial information of Vickers and Legacy Scilex after giving effect to the Business Combination and related adjustments described in the accompanying notes. Vickers and Legacy Scilex are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as “New Scilex.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release 33 10786. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and nine months ended September 30, 2022 give pro forma effect to the Business Combination as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination as if it was completed on September 30, 2022.

The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the audited historical financial statements and the unaudited historical financial statements of each of Vickers and Legacy Scilex as of and for the year ended December 31, 2021, and as of and for the nine months ended September 30, 2022, respectively, and the related notes thereto, and;

•

other information relating to Vickers and Legacy Scilex contained in this prospectus, including the Merger Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the disclosures contained in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On March 17, 2022, Vickers Vantage Corp. I (“Vickers”) entered into the Agreement and Plan of Merger (as amended on September 12, 2022, the “Merger Agreement”) with Vantage Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Vickers (“Merger Sub”), and Scilex Holding Company, a Delaware corporation (“Legacy Scilex”) under which Merger Sub was merged with and into Legacy Scilex with Legacy Scilex continuing as the surviving corporation and a wholly owned subsidiary of Vickers.

The closing of the Business Combination occurred on November 10, 2022 (the “Closing”), in which Vickers was renamed “Scilex Holding Company” (“New Scilex”). At the Closing, each outstanding share of Legacy Scilex Common Stock as of immediately prior to the time in which the Business Combination became effective as stated in the Merger Agreement (“Effective Time”) was exchanged for shares of Common Stock and each outstanding share of Legacy Scilex Preferred Stock as of immediately prior to the Effective Time was exchanged for the right to receive (a) one share of Series A Preferred Stock and (b) one-tenth of one share of Common

Stock. Each Legacy Scilex stock option outstanding immediately prior to the Effective Time was converted into a stock option to acquire a share of Common Stock upon substantially the same terms and conditions with respect to existing vesting and termination-related provisions. On November 11, 2022, shares of Common Stock and Public Warrants started trading on the Nasdaq Capital Market under the ticker symbols “SCLX” and “SCLXW,” respectively.

The aggregate consideration paid to the equityholders of Legacy Scilex upon the Closing of the Business Combination was 133,060,532 shares of Common Stock. The unaudited pro forma condensed combined financial information contained herein incorporates the results of Vickers’s public shareholders having elected to redeem 8,576,838 shares of their public shares for $89,884,677 in cash based upon actual redemptions as of the Closing.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2022

(in thousands, except share and per share amounts)

	As of September 30, 2022
	(Note 2) Vickers Vantage Corp. I (Adjusted)	Scilex Holding Company (Historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	35	2,483	12,047	3(B)	5,643
			(5,190)	3(C)
			(2,533)	3(E)
			(1,199)	3(K)
Accounts receivable, net	—	17,474	—		17,474
Inventory	—	933	—		933
Prepaid expenses and other	131	10,583	(7,270)	3(E)	3,444

Total current assets	166	31,473	(4,145)		27,494

Non-current assets
Property and equipment, net	—	782	—		782
Operating lease right-of-use asset	—	1,271	—		1,271
Intangibles, net	—	41,617	—		41,617
Goodwill	—	13,481	—		13,481
Long-term deposit	—	153	—		153
Cash and securities held in Trust Account	101,293	—	(89,246)	3(A)	—
			(12,047)	3(B)

Total assets	101,459	88,777	(105,438)		84,798

Liabilities and Stockholders’ Equitv
Current liabilities
Accounts payable	—	11,684	(6,862)	3(G)	4,822
Accrued payroll	—	1,426	—		1,426
Accrued expenses	809	23,862	1,637	3(E)	24,833
			(1,475)	3(G)
Current portion of debt	—	133	—		133
Related party payable	—	166,145	8,337	3(G)	—
			(174,482)	3(H)
Related party note payable	—	47,108	(47,108)	3(H)	—
Current portion of operating lease liabilities	—	717	—		717

Total current liabilities	809	251,075	(219,953)		31,931

Non current liabilities
Long-term debt, net of discount	—	3,517			3,517
Related party note payable	5,007	62,717	(62,717)	3(H)	—
			(5,007)	3(1)
Derivative liabilities	1,163	—	(465)	3(J)	698
Operating lease liabilities	—	863	—		863
Deferred underwriting fee payable	5,190	—	(5,190)	3(C)	—
Total liabilities	12,169	318,172	(293,332)		37,009

	As of September 30, 2022
	(Note 2) Vickers Vantage Corp. I (Adjusted)	Scilex Holding Company (Historical)	Pro Forma Adjustments		Pro Forma Combined
Commitments and contingencies
Ordinary shares subject to possible redemption 9,726,395 and 13,800,000 as of September 30, 2022 and December 31, 2021 at redemption value of approximately $10.41 and $10.00, respectively per share	101,293	—	(101,293)	3(A)	—
Stockholders’ deficit
Preference shares $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—		—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,450,000 non-redeemable shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—	—	—	—
New Scilex Preferred stock, $0.0001 par value; 45,000,000 shares authorized	—	—	3	3(H)	3
			—
New Scilex Common stock, $0.0001 par value; 740,000,000 shares authorized	—	—	—	3(A)	13
			13	3(D)
			—
			—
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued or outstanding at September 30, 2022 and December 31, 2021	—	—	—		—
Common stock, $0.0001 par value, 350,000,000 shares authorized 197,566,338 and 197,266,338 shares issued and outstanding at September 30, 2022 and December 31, 2021 respectively	—	20	(20)	3(D)	—
Additional paid-in capital	—	128,615	12,047	3(A)	407,237
			7	3(D)
			(10,415)	3(E)
			(12,793)	3(F)
			284,304	3(H)
			5,007	3(1)
			465	3(J)
Accumulated deficit	(12,003)	(358,030)	(1,025)	3(E)	(359,464)
			(1,199)	3(K)
			12,793	3(F)
Total stockholders’ deficit	(12,003)	(229,395)	289,187		47,789

Total liabilities and stockholders’ deficit	101,459	88,777	(105,438)		84,798

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2022

(in thousands, except share and per share amounts)

	For the Nine Months Ended September 30, 2022
	(Note 2) Vickers Vantage Corp. I (Adjusted)	Scilex Holding Company (Historical)	Pro Forma Adjustments		Pro Forma Combined
Net revenue	—	26,115	—		26,115
Operating costs and expenses:
Cost of revenue	—	6,284	—		6,284
Research and development	—	6,457	—		6,457
Selling, general and administrative	—	41,371	—		41,371
Intangible amortization	—	2,896	—		2,896
Operating and formation costs	2,412	—	(690)	4(BB)	1,722

Total operating costs and expenses	2,412	57,008	(690)		58,730

Loss from operations	(2,412)	(30,893)	690		(32,615)

Other expense (income):
Gain on derivative liabilities	(2,196)	(5,300)	(878)	4(CC)	(8,374)
Gain on debt extinguishment, net	—	(28,634)	—		(28,634)
Scilex Pharma Notes principal increase	—	—	—		—
Interest expense	17	8,596	—		8,613
Loss on foreign currency exchange	—	(39)	—		(39)
Interest income on mandatorily redeemable ordinary shares liability	(192)		192	4(FF)
Interest earned on investments held in Trust Account	(665)	—	665	4(AA)	—

Total other expense	(3,036)	(25,377)	(21)		(28,434)

Loss before income taxes	624	(5,516)	711		(4,181)

Income tax expense	—	(36)	—		(36)

Net loss	624	(5,480)	711		(4,145)

Weighted-average shares used to compute net loss per share attributable to Vickers ordinary shares, basic	15,862,288
Basic net loss per share of Vickers ordinary shares	0.04
Weighted-average shares used to compute net loss per share attributable to Vickers ordinary shares, diluted	15,862,288
Diluted net loss per share of Vickers ordinary shares	0.04
Weighted-average shares used to compute net loss per share attributable to Scilex common stock, basic and diluted		197,549,794
Basic and diluted net loss per share of Scilex common stock		(0.03)
Weighted-average shares used to compute net loss per share attributable to New Scilex common stockholders, basic and diluted					141,098,856
Basic and diluted net loss per share of New Scilex common stock					(0.03)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2021

(in thousands, except share and per share amounts)

	For the Year Ended December 31, 2021
	(Note 2) Vickers Vantage Corp. I (Adjusted)	Scilex Holding Company (Historical)	Pro Forma Adjustments		Pro Forma Combined
Net revenue	—	31,317	—		31,317
Operating costs and expenses:
Cost of revenue	—	3,634	—		3,634
Research and development	—	9,201	—		9,201
Selling, general and administrative	—	50,582	(235)	4(BB)	51,697
			151	4(DD)
			1,199	4(EE)
Intangible amortization	—	3,738	—		3,738
Operating and formation costs	1,005	—	(100)	4(BB)	905

Total operating costs and expenses	1,005	67,155	1,015		69,175

Loss from operations	(1,005)	(35,838)	(1,015)		(37,858)

Other (income) expense:
(Gain) loss on derivative liabilities	(1,791)	300	716	4(CC)	(775)
Loss on debt extinguishment, net	—	12,463	—		12,463
Scilex Pharma Notes principal increase	—	28,000	—		28,000
Interest expense	32	11,764	—		11,796
Loss on foreign currency exchange	—	54	—		54
Interest earned on investments held in Trust Account	(31)	—	31	4(AA)	—

Total other (income) expense	(1,790)	52,581	747		51,538

Gain (loss) before income taxes	785	(88,419)	(1,762)		(89,396)

Income tax expense	—	5	—		5

Net income (loss)	785	(88,424)	(1,762)		(89,401)

Weighted-average shares used to compute net income per share attributable to Vickers ordinary shares, basic	16,820,548
Basic net income per share of Vickers ordinary shares	0.05
Weighted-average shares used to compute net income per share attributable to Vickers ordinary shares, diluted	16,834,110
Diluted net income per share of Vickers ordinary shares	0.05
Weighted-average shares used to compute net loss per share attributable to Scilex common stock, basic and diluted		197,266,338
Basic and diluted net loss per share of Scilex common stock		(0.45)
Weighted-average shares used to compute net loss per share attributable to New Scilex common stockholders, basic and diluted					141,098,856
Basic and diluted net loss per share of New Scilex common stock					(0.63)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1 — Description of the Business Combination

On March 17, 2022, Vickers entered into the Merger Agreement with Merger Sub and Legacy Scilex. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub merged with and into Legacy Scilex and with Legacy Scilex becoming a wholly owned subsidiary of Vickers. After giving effect to the Business Combination, Vickers owned all of the issued and outstanding equity interests of Legacy Scilex and its subsidiaries. In connection with the consummation of the Business Combination, Vickers was renamed as “Scilex Holding Company” (“New Scilex”).

At the Closing, each outstanding share of Legacy Scilex Common Stock as of immediately prior to the time the Business Combination became effective as stated in the Merger Agreement was exchanged for shares of Common Stock and each outstanding share of Legacy Scilex Preferred Stock as of immediately prior to the Effective Time was exchanged for the right to receive (a) one share of Series A Preferred Stock and (b) one-tenth of one share of Common Stock. Each Legacy Scilex stock option outstanding immediately prior to the Effective Time was converted into a number of options exercisable for newly issued shares of Common Stock based upon the Exchange Ratio and on substantially the same terms and conditions with respect to existing vesting and termination-related provisions. The exercise price per share for each option for Common Stock is equal to (i) the existing exercise price per Legacy Scilex stock option, divided by (ii) the Exchange Ratio (defined below) (rounded up to the nearest whole cent).

The number of shares of Common Stock issuable to Legacy Scilex stockholders and optionholders is equal to (i) $1,500,000,000, minus (ii) the Specified Indebtedness Amount (defined below), divided by $10 (“Merger Consideration”). The “Specified Indebtedness Amount” had pertained to the aggregate amount owed by Legacy Scilex in respect of senior secured notes due 2026 issued under Scilex Pharmaceuticals Inc. (“Scilex Pharma”) and with Sorrento as the parent guarantor. On September 28, 2022, Scilex Pharma repurchased all of the outstanding aggregate principal amount of the Scilex Pharma Notes. As of immediately prior to the repurchase, the aggregate principal amount of the Scilex Pharma Notes was approximately $67.7 million, and Scilex Pharma repurchased the Scilex Pharma Notes for an aggregate cash payment of $39.7 million as the holders of the Scilex Pharma Notes forgave and discharged an aggregate of $28.0 million of principal amount of the Scilex Pharma Notes in connection with the repurchase. This repurchase reduced the Specified Indebtedness Amount to $0, resulting in Merger Consideration transferred to Legacy Scilex common stockholders and optionholders at Closing of 150,000,000 shares of Common Stock.

Shares of Legacy Scilex Common Stock and Legacy Scilex stock options were converted into shares of Common Stock and options to acquire shares of Common Stock, respectively, in each case based on the “Exchange Ratio,” which is equal to (a) the number of shares constituting the Merger Consideration, divided by (b) the sum of (i) issued and outstanding Legacy Scilex Common Stock and (ii) issued and outstanding Legacy Scilex stock options as of immediately prior to the Effective Time. As there were 197,566,338 and 25,151,428 shares of Legacy Scilex Common Stock and Legacy Scilex stock options, respectively, the Exchange Ratio was calculated to be 0.673498. Upon the Effective Time, 133,060,532 shares of Common Stock were transferred to Legacy Scilex stockholders as part of the Merger Consideration. The remaining portion of the Merger Consideration, equal to 16,939,379 shares of Common Stock, is reserved for the Legacy Scilex optionholders.

On September 12, 2022, Legacy Scilex and Scilex Pharma entered into a Contribution and Satisfaction of Indebtedness Agreement (the “Debt Exchange Agreement”) with Sorrento, pursuant to which (i) Sorrento contributed to Legacy Scilex all amounts (including accrued interest thereon, if any) for certain loans and other amounts provided by Sorrento to Legacy Scilex and Scilex Pharma that remained outstanding as of immediately prior to the Closing of the Business Combination (the “Aggregate Outstanding Amount” or “Outstanding Indebtedness,”) in exchange for the issuance by Legacy Scilex to Sorrento of preferred stock of Legacy Scilex, (ii) Legacy Scilex contributed to Scilex Pharma the portion of such Outstanding Indebtedness that is owed by

Scilex Pharma to Sorrento as a contribution of capital for no consideration, and (iii) upon the occurrence of the events described in clauses (i) and (ii), the Aggregate Outstanding Amount and the Outstanding Indebtedness was deemed satisfied in full.

Pursuant to the terms of the Debt Exchange Agreement effective as of immediately prior to, and contingent upon, the Closing of the Business Combination, Sorrento elected to contribute the Outstanding Indebtedness to Legacy Scilex in exchange for the issuance by Legacy Scilex to Sorrento of that number of shares of preferred stock, par value $0.0001 per share, of Legacy Scilex (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) (the “Exchange Shares” and such transaction, the “Debt Contribution”) that was equal to (i) the Aggregate Outstanding Amount plus the amount equal to 10% of the Aggregate Outstanding Amount divided by (ii) $11.00 (rounded up to the nearest whole share). In addition, prior to the Closing, Legacy Scilex entered into agreements with certain creditors and Sorrento in which Legacy Scilex was legally released from being the primary obligor under certain liabilities from the creditors. The obligations to these creditors were transferred to Sorrento. Immediately prior to the Closing, the total amount of liabilities transferred from Legacy Scilex to Sorrento was $11,880,945, which were also subject to the Debt Exchange Agreement. The Aggregate Outstanding Amount subject to this conversion at Closing was $290,570,964 which was converted to aggregate number of shares of Legacy Scilex Preferred Stock issued to Sorrento prior to the Effective Time pursuant to the Debt Exchange Agreement of 29,057,097 shares and then at the Effective Time such shares were exchanged for 29,057,097 shares of Series A Preferred Stock and 2,905,710 shares of Common Stock.

On October 17, 2022, Sorrento and Legacy Scilex entered into a letter agreement (the “Funding Commitment Letter”). Pursuant to the terms of the Funding Commitment Letter, to the extent necessary to satisfy the closing condition in the Merger Agreement that requires the combined company to have $5,000,001 in net tangible assets as of immediately following the time in which the Business Combination becomes effective (the “Net Tangible Assets Condition”), Sorrento would fund one or more loans to Legacy Scilex up to (a) $10,000,000 and (b) an amount that, when taken together with all other Outstanding Indebtedness, will result in the Aggregate Outstanding Amount equaling $310,000,000. At Closing, New Scilex was able to achieve the Net Tangible Assets Condition without requiring a loan from Sorrento under the Funding Commitment Letter. As such, no amount was requested by Legacy Scilex under the Funding Commitment Letter.

The table below illustrates the number of shares of Series A Preferred Stock and Common Stock held by Legacy Scilex stockholders at the Closing.

	Series A Preferred Stock	Common Stock
(a) Merger Consideration	—	133,060,532
(b) Aggregate Outstanding Amount converted under the Debt Exchange Agreement	29,057,097	2,905,710

Total	29,057,097	135,966,242

Each of the then-outstanding Public Warrants and Private Placement Warrants has an exercise price of $11.50 per share (the “Exercise Price”) to acquire one share of Vickers Ordinary Shares. The exercise price of the warrants is subject to a down-round provision that is only effective prior to the Closing of the Business Combination and is therefore not, on its own, considered to have an impact to the classification of warrant on Legacy Scilex’s Unaudited Pro Forma Condensed Combined Balance Sheet. Concurrently with the execution of the Merger Agreement, Vickers also entered into the Sponsor Support Agreement. In the event that Vickers’s public shareholders exercise redemption rights that results in the redemption of 75% or more of the issued and outstanding Vickers Ordinary Shares as were outstanding as of March 17, 2022, the Sponsors agreed to be subject to a 40% forfeiture of Private Placement Warrants held by each Sponsor immediately prior to Closing. At Closing, actual redemption was 91.7% and therefore 40% of the Private Placement Warrants were forfeited pursuant to the Sponsor Support Agreement.

On October 17, 2022, as consideration for Sorrento agreeing to provide funding, as necessary, under the Funding Commitment Letter, Vickers, the Sponsors, Sorrento and Maxim entered into the Warrant Transfer Agreement pursuant to which, if, prior to the consummation of the Business Combination, the public shareholders have redeemed 50% or more of the public Vickers Ordinary Shares as were outstanding as of March 17, 2022, then in addition to the forfeiture of Warrants by the Sponsors contemplated by the Sponsor Support Agreement, the Sponsors will transfer to Sorrento, and Sorrento will acquire all rights, title and interest in and to all or a portion of the Private Placement Warrants (as equitably adjusted from time to time in respect of any change in the outstanding Vickers Ordinary Shares into a different number, class or series, including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares) pursuant to the Warrant Transfer Agreement. Actual redemptions were 91.7% at Closing, which resulted in 3,104,000 Private Placement Warrants being transferred to Sorrento and 1,000,000 Private Placement Warrants being retained by Sponsors pursuant to the Warrant Transfer Agreement.

In addition, on October 17, 2022, Vickers and the Sponsors entered into the Vickers Debt Agreement, pursuant to which the Working Capital Loans will be cancelled in exchange for the issuance of common stock, par value $0.0001, of Vickers prior to the consummation of the Business Combination. Pursuant to the terms of the Vickers Debt Agreement, the aggregate amount of Working Capital Loans at Closing of $5,330,557 was converted to 533,057 shares of New Scilex Common Stock.

The following summarizes the pro forma ownership and voting power of Common Stock and Series A Preferred Stock, excluding the potentially dilutive effect of all the Public Warrants, the Private Placement Warrants, any Working Capital Warrants and all outstanding New Scilex stock options issued to Legacy Scilex option holders in connection with the Business Combination:

	Shares of Common Stock	% of Ownership	Shares of Preferred Stock	% of Ownership	% of Voting Power
Vickers public shareholders	1,149,557	0.8%	—	—	0.7%
Vickers initial shareholders	3,983,057	2.8%	—	—	2.3%
Legacy Scilex common stockholders	135,966,242	96.4%	—	—	79.9%
Legacy Scilex preferred stockholders	—	—	29,057,097	100%	17.1%

Total Shares at the Closing	141,098,856	—	29,057,097	—	100%

Expected Accounting Treatment for the Business Combination

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP. Under this method of accounting, Vickers was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Scilex issuing stock for the net assets of Vickers, accompanied by a recapitalization. The net assets of Vickers will be recognized at historical cost, with no goodwill or other intangible assets recorded.

Legacy Scilex was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Scilex stockholders have the majority of the voting power;

•	Legacy Scilex appointed the majority of the board of directors of New Scilex;

•	Legacy Scilex’s existing management comprise the management of New Scilex;

•	Legacy Scilex comprise the ongoing operations of New Scilex;

•	Legacy Scilex is the larger entity based on historical revenues and business operations; and

•	New Scilex assumes Legacy Scilex’s name.

Note 2 — Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Vickers and Legacy Scilex’s financial statement presentation. Following the consummation of the Business Combination, we are performing a comprehensive review of the two entities’ accounting policies. As a result of the review, we may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on our initial analysis, we did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

	As of September 30, 2022
	Vickers Vantage Corp. I (Historical)	Reclassification Adjustments	Vickers Vantage Corp. I (Adjusted)
Assets
Current assets
Cash and cash equivalents	35	—	35
Accounts receivable, net	—	—	—
Inventory	—	—	—
Prepaid expenses and other	—	131	131
Prepaid expenses	131	(131)	—

Total current assets	166	—	166

Non-current assets
Property and equipment, net	—	—	—
Operating lease right-of-use asset	—	—	—
Intangibles, net	—	—	—
Goodwill	—	—	—
Long-term deposit	—	—	—
Cash and securities held in Trust Account	101,293		101,293

Total assets	101,459	—	101,459

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	—	—	—
Accrued payroll	—		—
Accrued expenses	—	809	809
Accounts payable and accrued expenses	809	(809)
Current portion of debt	—	—	—
Related party payable	—	—	—
Related party note payable	—	—	—
Current portion of operating lease liabilities	—	—	—

Total current liabilities	809	—	809

Non-current liabilities
Mandatorily redeemable ordinary shares liability	—	—	—
Long-term debt, net of discount	—	—	—
Related party note payable	—	5,007	5,007
Derivative liabilities	—	1,163	1,163
Operating lease liabilities	—		—
Convertible note — related party, net of debt discount	5,007	(5,007)	—
Conversion option liability	—	—	—

	As of September 30, 2022
	Vickers Vantage Corp. I (Historical)	Reclassification Adjustments	Vickers Vantage Corp. I (Adjusted)
Warrant liability	1,163	(1,163)	—
Deferred underwriting fee payable	5,190		5,190

Total liabilities	12,169	—	12,169

Commitments and contingencies
Ordinary shares subject to possible redemption 9,726,395 and 13,800,000 as of September 30, 2022 and December 31, 2021 at redemption value of approximately $10.41 and $10.00, respectively, per share	101,293	—	101,293
Stockholders’ deficit
Preference shares. $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,450,000 non-redeemable shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—	—
New Scilex Preferred stock, $0.0001 par value; 45,000,000 shares authorized	—	—	—
New Scilex Common stock, $0.0001 par value; 740,000,000 shares authorized	—	—	—
Common stock, $0.0001 par value, 350,000,000 shares authorized; 197,566,338 and 197,266,338 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—	—
Additional paid-in capital	—	—	—
Accumulated deficit	(12,003)	—	(12,003)

Total stockholders’ deficit	(12,003)	—	(12,003)

Total liabilities and stockholders’ deficit	101,459	—	101,459

	For the Nine Months ended September 30, 2022
	Vickers Vantage Corp. I (Historical)	Reclassification Adjustments	Vickers Vantage Corp. I (Adjusted)
Net revenue	—	—	—
Operating costs and expenses:
Cost of revenue	—	—	—
Research and development	—	—	—
Selling, general and administrative	—	—	—
Intangible amortization	—	—	—
Operating and formation costs	2,412	—	2,412

Total operating costs and expenses	2,412	—	2,412

Loss from operations	(2,412)	—	(2,412)

Other expense (income):
Loss on derivative liabilities	—	(2,196)	(2,196)
Gain on debt extinguishment, net	—	—	—
Scilex Pharma Notes principal increase	—	—	—
Interest expense	—	17	17
Loss on foreign currency exchange	—	—	—
Change in fair value of warrant liability	(2,189)	2,189	—
Loss on initial issuance of private warrants	—	—	—
Change in fair value of conversion option liability	(7)	7	—
Interest expense — debt discount	17	(17)	—
Transaction costs allocated to warrant liabilities	—	—	—
Interest income on mandatorily redeemable ordinary shares liability	(192)	—	(192)
Interest earned on investments held in Trust Account	(665)	—	(665)

Total other expense	(3,036)	—	(3,036)

Loss before income taxes	624	—	624

Income tax expense	—	—	—

Net loss	624	—	624

Weighted-average shares used to compute net loss per share attributable to Vickers ordinary shares, basic	15,862,288		15,862,288
Basic net loss per share of Vickers ordinary shares	0.04		0.04
Weighted-average shares used to compute net loss per share attributable to Vickers ordinary shares, diluted	15,862,288		15,862,288
Diluted net loss per share of Vickers ordinary shares	0.04		0.04

	For the Year Ended December 31, 2021
	Vickers Vantage Corp. I (Historical)	Reclassification Adjustments	Vickers Vantage Corp. I (Adjusted)
Net revenue	—	—	—
Operating costs and expenses:
Cost of revenue	—	—	—
Research and development	—	—	—
Selling, general and administrative	—	—	—
Intangible amortization	—	—	—
Operating and formation costs	1,005	—	1,005

Total operating costs and expenses	1,005	—	1,005

Loss from operations	(1,005)	—	(1,005)

Other (income) expense:
Gain on derivative liabilities	—	(1,791)	(1,791)
Loss on debt extinguishment, net	—	—	—
Scilex Pharma Notes principal increase	—	—	—
Interest expense	—	32	32
Loss on foreign currency exchange	—	—	—
Change in fair value of warrants	(4,378)	4,378	—
Loss on initial issuance of private warrants	2,599	(2,599)	—
Change in fair value of conversion option liability	(12)	12	—
Interest expense — debt discount	2	(2)	—
Transaction costs allocated to warrant liabilities	30	(30)	—
Interest earned on investments held in Trust Account	(31)	—	(31)

Total other income	(1,790)	—	(1,790)
Gain before income taxes	785	—	785

Income tax expense	—	—	—

Net income	785	—	785

Weighted-average shares used to compute net income per share attributable to Vickers ordinary shares, basic	16,820,548		16,820,548
Basic net income per share of Vickers ordinary shares	0.05		0.05
Weighted-average shares used to compute net income per share attributable to Vickers ordinary shares, diluted	16,834,110		16,834,110
Diluted net income per share of Vickers ordinary shares	0.05		0.05

Note 3 — Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. No tax adjustment has been computed for the pro forma New Scilex financial results, as it expects to maintain a full valuation allowance against its U.S. deferred tax assets. The unaudited pro forma information does not purport to project the future financial position or operating results of New Scilex. The pro forma transaction adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(A)	Reflects reclassification of Vickers Ordinary Shares to permanent equity upon consummation of the Business Combination, after final redemption.

(B)	Reflects release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination.

(C)	Reflects the settlement in cash of all deferred underwriting fees payable to Maxim. A reduction of $5.2 million was reflected in cash and cash equivalents.

(D)	Reflects the conversion of Legacy Scilex Common Stock into Common Stock pursuant to the Merger Agreement.

(E)

Represents transaction costs incurred by Vickers and Legacy Scilex that are allocated between the instruments issued and assumed in the Business Combination and recorded as a reduction to additional paid-in capital or expense.

(F)	Reflects the elimination of Vickers’s historical accumulated deficit.

(G)

Reflects $8,337,491 of Legacy Scilex liabilities assumed by Sorrento as of September 30, 2022. Such amount was included in the Outstanding Indebtedness which was contributed to Legacy Scilex as a capital contribution in exchange for the issuance of Legacy Scilex Common Stock pursuant to the Debt Exchange Agreement and at the Effective Time such shares of Legacy Scilex Common Stock were exchanged for shares of Series A Preferred Stock and Common Stock in Note (H).

(H)	Reflects the conversion of Outstanding Indebtedness of $284.3 million as of September 30, 2022 into shares of Common Stock and Series A Preferred Stock pursuant to the Debt Exchange Agreement.

(I)	Reflects the conversion of the Working Capital Loans of $5.0 million as of September 30, 2022 to Common Stock pursuant to the Vickers Debt Agreement.

(J)

Reflects the forfeiture of 40% of the value of the outstanding Private Placement Warrants. Pursuant to the Sponsor Support Agreement, 40% of the Private Placement Warrants are forfeited if 75% or more of the Vickers’s public shareholders exercise their right to redeem their Vickers Ordinary Shares. A reduction of $0.5 million was reflected against derivative liabilities with an offset to additional paid-in capital.

(K)

Reflects a cash payment of $1.2 million made in conjunction with the Closing for costs associated with directors’ and officers’ (“D&O”) insurance policies covering current or former directors and officers of Vickers and Legacy Scilex, which are required to be maintained for a period of six (6) years from the effective date pursuant to the Merger Agreement.

Note 4 — Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2022 and the year ended December 31, 2021.

(AA)	Reflects the elimination of interest earned on investment held in the Trust Account.

(BB)	Represents an adjustment to reflect previously expensed transaction costs as a reduction to additional paid-in capital (see Note (E)) as part of the Business Combination.

(CC)	Reflects the 40% of Private Placement Warrants forfeited, which resulted in a gain from derivative liabilities.

(DD)	Reflects an incremental amount of transaction costs expensed that are allocated to the Private Placement Warrants.

(EE)	Represents the immediate expense of costs incurred on D&O insurance policies obtained in connection with the Business Combination.

(FF)

Reflects the elimination of interest income on mandatorily redeemable ordinary shares liability related to the redemption of 4,073,605 Vickers Ordinary Shares made in connection with the Extension Proposal.

Note 5 — Net Income (Loss) per Share

Net income (loss) per share is calculated based on the weighted average of Common Stock outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

The unaudited pro forma condensed combined financial information has been prepared using the actual redemptions at Closing related to Common Stock for the nine months ended September 30, 2022 and the year ended December 31, 2021 (in thousands, except number of shares and per share amounts):

Nine Months Ended September 30, 2022
Pro forma net income (loss)	$(4,145)
Pro forma weighted average shares of common stock outstanding — basic and diluted	141,098,856
Pro forma net loss per share — basic and diluted	$(0.03)

Year ended December 31, 2021
Pro forma net (loss) income	$(89,401)
Pro forma weighted average shares of common stock outstanding — basic and diluted	141,098,856
Pro forma net loss per share — basic and diluted	$(0.63)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this prospectus titled “Unaudited Pro Forma Condensed Combined Financial Statements” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from these forward-looking statements as a result of certain factors. We discuss factors that we believe could cause or contribute to these differences below and elsewhere in this prospectus, including those set forth in the sections of this prospectus titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid management products for the treatment of acute and chronic pain. According to the Centers for Disease Control and Prevention, an estimated 51.4 million adults in the United States suffered from chronic pain in 2019. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain. We launched our first commercial product in October 2018 and are developing our late-stage pipeline. Our commercial product, ZTlido is a prescription lidocaine topical product approved by the FDA for the relief of neuropathic pain associated with PHN, which is a form of post-shingles nerve pain. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. We market ZTlido through a dedicated sales force of 60-70 sales representatives, targeting 10,000 primary care physicians, pain specialists, neurologists and palliative care physicians who we believe treat the majority of PHN patients. We in-licensed the exclusive right to commercialize GLOPERBA (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. We are planning to commercialize GLOPERBA in 2023 and believe we are well-positioned to market and distribute the product.

Our development pipeline consists of three product candidates, (i) SP-102 (“SEMDEXA”) (10 mg, dexamethasone sodium phosphate viscous gel), a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, (ii) SP-103 (lidocaine topical system) 5.4%, a Phase 2, next-generation, triple-strength formulation of ZTlido, for the treatment of acute LBP, and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules), a novel low-dose delayed-release naltrexone hydrochloride formulation for treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022 and a Phase 2 clinical trial is expected to commence in the first half of 2023. SEMDEXA has been granted fast track designation by the FDA and, if approved, could become the first FDA-approved alternative to off-label ESIs, which are administered over 12 million times annually in the United States. Top-line results from the completed Phase 3 study have been received in November 2021 and reflected achievement of primary and secondary endpoints. SP-103 has also been granted fast track designation by the FDA and, if approved, could become the first FDA-approved lidocaine topical product for the treatment of acute LBP. SP-103 is a triple-strength lidocaine topical system designed to deliver a dose of lidocaine threefold higher than any lidocaine topical product that we are aware of, either approved or in development. We are examining SP-103 as a treatment for acute LBP, a condition with high unmet need which, as of 2019, affected over 22 million patients in the United States. According to the CDC in 2020, LBP was the most common type of pain reported by patients, with 25% of U.S. adults reporting LBP in the prior 3 months. We initiated a Phase 2 trial of SP-103 in acute LBP in the second quarter of our fiscal year 2022.

We currently contract with third parties for the manufacture, assembly, testing, packaging, storage and distribution of our product. We obtain our commercial supply of ZTlido, clinical supply of our product candidates and certain of the raw materials used in our product candidates from sole or single source suppliers and manufacturers. Prior to April 2022, we relied on a single third-party logistics distribution provider, Cardinal Health, for ZTlido distribution in the United States. Cardinal Health purchased and shipped ZTlido to customer wholesale distribution centers. Cardinal Health also performed order management services on our behalf. On April 2, 2022, we announced the expansion of our direct distribution network to national and regional wholesalers and pharmacies. Cardinal Health will continue to provide traditional third-party logistics functions for us.

Since our inception, we have invested substantial efforts and financial resources on acquiring product and technology rights while building our intellectual property portfolio and infrastructure. We acquired Semnur and its lead product candidate, SEMDEXA, in the first quarter of 2019, and we intend to continue to explore and evaluate additional opportunities such as these to grow our business. We have incurred significant operating losses as a result of such investment efforts, including the development of SEMDEXA, conducting of Phase 3 trials for SEMDEXA, and the development of SP-103. Our ability to generate revenue sufficient to achieve profitability will depend on the successful commercialization of our product, ZTlido, and the development of our product candidates. For the years ended December 31, 2021, 2020 and 2019, our net loss was $88.4 million, $47.5 million and $178.6 million, respectively. For the nine months ended September 30, 2022 and 2021, we had a net loss of $5.5 million and $46.5 million, respectively. As of September 30, 2022, we had an accumulated deficit of $358.0 million. As of September 30, 2022, we had cash and cash equivalents of $2.5 million.

We expect to continue to make investments in our sales and marketing organization and expand digital marketing efforts to broaden awareness of ZTlido and GLOPERBA and in research and development, clinical trials and regulatory affairs to develop our product candidates, SEMDEXA, SP-103, and SP-104 (which product candidate we acquired from Sorrento in May 2022). As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until we can generate significant revenue, if ever, we expect to finance our operations through a combination of equity offerings, debt financings, collaborations, government contracts or other strategic transactions. We may be unable to raise additional funds or enter into such agreements or arrangements when needed on favorable terms, or at all. If adequate funds on acceptable terms are not available when needed, we may be required to reduce the scope of the commercialization of ZTlido and GLOPERBA or delay, scale back or discontinue the development of one or more of our product candidates.

Business Combination

On March 17, 2022, Vickers Vantage Corp. I (“Vickers”) entered into an Agreement and Plan of Merger (the “BCA”) with Vantage Merger Sub, Inc., a wholly-owned subsidiary of Vickers (“Vickers Merger Sub”), and Scilex Holding Company, a Delaware corporation (“Legacy Scilex”). Pursuant to the terms of the BCA, Vickers Merger Sub merged with and into Legacy Scilex, with Legacy Scilex surviving the merger and becoming a wholly- owned subsidiary of Vickers (collectively, the “Business Combination”).

On November 10, 2022, Vickers consummated the Business Combination pursuant to the terms of the BCA, with Legacy Scilex and Vickers Merger Sub. Pursuant to the BCA, Vickers acquired all of the outstanding equity interests of Legacy Scliex. As a result of the Business Combination, New Scilex (as defined below) received gross proceeds of approximately $12.0 million, prior to the settlement of transaction-related costs and expenses. Additionally, all existing related party indebtedness and payables between Legacy Scilex, Scilex Pharma, and Sorrento, totaling $290.6 million, was converted into equity interests of New Scilex in connection with the consummation of the Business Combination and pursuant to the terms of the Debt Exchange Agreement (see Note 10 titled “Related Party Transactions” to our consolidated financial statements included elsewhere in this prospectus for additional information). In connection with the Business Combination (as more fully described in the notes to these financial statements), Scilex Holding Company was renamed to Scilex, Inc. These financial statements are those of Scilex Holding Company (now known as Scilex, Inc.) prior to the completion of such Business Combination. Additionally, in connection with the completion of the Business Combination, Vickers was renamed to, and will operate as, “Scilex Holding Company” and the Company began trading on the Nasdaq

Capital Market under the new ticker symbol “SCLX” on November 11, 2022. Scilex Holding Company following the completion of the Business Combination is sometimes referred to herein as “New Scilex.”

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Vickers is treated as the “acquired” company for accounting purposes and the Business Combination is treated as the equivalent of Legacy Scilex issuing stock for the net assets of Vickers, accompanied by a recapitalization. The net assets of Vickers are stated at historical cost, with no goodwill or other intangible assets recorded.

Recent Developments

On November 17, 2022, we entered into the Yorkville Purchase Agreement with the Selling Securityholder. The Selling Securityholder is a fund managed by Yorkville Advisors Global, LP, headquartered in Mountainside, New Jersey.

Pursuant to the Yorkville Purchase Agreement, we have the right, but not the obligation, to sell to the Selling Securityholder up to $500,000,000 of shares of Common Stock at any time during the 36 months following the date on which this registration statement has been declared effective by the SEC, subject to the terms of the Yorkville Purchase Agreement. To request a purchase, we would submit an Advance Notice to the Selling Securityholder specifying the number of shares we intend to sell to the Selling Securityholder. While there is no mandatory minimum amount for any Advance, an Advance may not be for a number of shares of Common Stock exceeding 200% of the average of the daily trading volume of the Common Stock on the Nasdaq Capital Market during regular trading hours as reported by Bloomberg L.P. during the five trading days immediately preceding the Advance Notice Date. The shares of Common Stock, if any, that we elect to sell to the Selling Securityholder pursuant to an Advance will be purchased at a price equal to 98% of the lowest daily VWAP (as defined below) during the two consecutive trading days commencing on the date of delivery of an Advance Notice. “VWAP” means, for any trading day, the daily volume weighted average price of the Common Stock for such trading day on the Nasdaq Capital Market as reported by Bloomberg L.P. during regular trading hours. The Company may also specify a certain minimum acceptable price per share in each Advance. In no event is the Selling Securityholder obligated to purchase any shares that would result in it owning more than 4.99% of the then-outstanding voting power or number of shares of Common Stock. Moreover, under the applicable Nasdaq Listing Rules, in no event will we issue to the Selling Securityholder shares that, in the aggregate, would exceed the 19.9% Exchange Cap, unless the Company has received stockholder approval for such issuance or such issuance is otherwise permitted by applicable Nasdaq Listing Rules.

The Selling Securityholder’s obligation to purchase shares of Common Stock pursuant to the Yorkville Purchase Agreement is subject to a number of conditions, including that a registration statement be filed with the SEC registering the resale of the Commitment Shares and the shares to be issued pursuant to any Advance under the Securities Act, and that the registration statement is declared effective by the SEC. As consideration for the Selling Securityholder’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Yorkville Purchase Agreement, upon execution of the Yorkville Purchase Agreement, we issued to the Selling Securityholder 250,000 shares of Common Stock.

Impact of COVID-19 on Our Business

We are closely monitoring the COVID-19 pandemic and its potential impact on our business. In an effort to protect the health and safety of our employees, we took proactive action from the earliest signs of the outbreak, including implementing social distancing policies at our facilities, facilitating remote working arrangements and imposing employee travel restrictions. The extent to which COVID-19 may impact our business, clinical trials and sales of ZTlido will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Comparability of Our Results and Our Relationship with Sorrento

We currently operate as a majority-owned subsidiary of Sorrento. As a result, our historical financial statements may not be reflective of what our results of operations would have been had we been a stand-alone public company and no longer a majority-owned subsidiary of Sorrento. In particular, certain legal, finance, human resources and other functions have historically been provided to us by Sorrento at cost plus an agreed-upon markup. We expect that Sorrento will continue to provide us with some of the services related to these functions on a transitional basis in exchange for agreed-upon fees, and we expect to incur other costs to replace the services and resources that will not be provided by Sorrento. We will also incur additional costs as a stand-alone public company. As a stand-alone public company, our total costs related to certain support functions may differ from the costs that were historically allocated to us from Sorrento. In addition, in the future, we expect to incur internal costs to implement certain new systems, including infrastructure and an enterprise resource planning system, while our legacy systems are currently being fully supported by Sorrento.

Components of Our Results of Operations

Net Revenue

Net revenue consists solely of product sales of ZTlido in the United States. For product sales of ZTlido, we record gross-to-net sales adjustments for government and commercial rebates, chargebacks, wholesaler and distributor fees, sales returns, special marketing programs, and prompt payment discounts. We expect that any net revenue we generate will fluctuate from year to year as a result of the unpredictability of the demand for our product.

Operating Costs and Expenses

Cost of Revenue

Cost of revenue consists of the cost of purchasing ZTlido from our manufacturing partners and inventory write-downs related to expiration dates for on-hand inventory. We expect the cost of revenue to fluctuate with related sales revenue.

Research and Development.

Research and development expenses are expensed when incurred and consist primarily of costs incurred for our research activities, including the development of our product candidates, and include:

•	costs related to clinical trials;

•	salaries, benefits and other related costs, including stock-based compensation expense for personnel engaged in research and development functions; and

•	costs related to outside consultants.

We expect our research and development expenses to increase, as we will incur incremental expenses associated with our product candidates that are currently under development and in clinical trials. Product candidates in later stages of clinical development generally have higher development costs, primarily due to the increased size and duration of later-stage clinical trials. Accordingly, we expect to incur significant research and development expenses in connection with our ongoing Phase 3 clinical trial for SEMDEXA, our planned Phase 2 and Phase 3 clinical trials for SP-103, and initiation of Phase 2 trials for SP-104.

Acquired In-process Research and Development

We have acquired and may continue to acquire the rights to develop and commercialize new product candidates. The up-front payments to acquire a new drug compound or drug delivery device, as well as future milestone payments associated with asset acquisitions that do not meet the definition of a derivative and are deemed probable to achieve the milestones, are immediately expensed as acquired in-process research and development provided that the drug has not achieved regulatory approval for marketing and, absent obtaining such approval, have no alternative future use. Intangible assets acquired in a business combination that are used for in-process research and development (“IPR&D”) activities are considered indefinite-lived until the completion or abandonment of the associated research and development efforts. Upon commercialization of the relevant research and development project, we amortize the acquired IPR&D over its estimated useful life. Capitalized IPR&D is reviewed annually for impairment or more frequently as changes in circumstance or the occurrence of events suggest that the remaining value may not be recoverable.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of costs related to our contract sales force, salaries and other related costs, including stock-based compensation, for personnel in our executive, marketing, finance, corporate and business development and administrative functions. Selling, general and administrative expenses also include professional fees for legal, patent, accounting, auditing, tax and consulting services, travel expenses and facility-related expenses, which include direct depreciation costs and allocated expenses from Sorrento for rent and maintenance of facilities and other operating costs.

We expect that our selling, general and administrative expenses will vary year over year in the future as we adapt our commercial strategies to changes in the business environment. We also expect to incur increased expenses as a result of the Business Combination and operating as a public company, including expenses related to compliance with the rules and regulations of the SEC, and listing standards applicable to companies listed on a national securities exchange, additional insurance expenses, investor relations activities and other administrative and professional services. We also expect to adjust the size of our administrative, finance and legal functions to adapt to the changes above and the anticipated growth of our business.

Intangible Amortization Expense

Intangible amortization expense consists of the amortization expense of intangible assets recognized on a straight-line basis over the estimated useful lives of the assets. Our intangible assets, excluding goodwill, are composed of patent rights, acquired in-process research and development and assembled workforce.

Other Expense

Gain on Derivative Liability

Gain on derivative liability consists of the changes to fair value of derivative liabilities between reporting periods relating to certain embedded derivative features within the Scilex Pharma Notes, and is recorded as other income or expense. See Note 6 titled “Debt” to our consolidated financial statements appearing elsewhere in this prospectus and the section titled “Certain Relationships and Related Party Transactions — Certain Relationships of Legacy Scilex — Indenture and Letter of Credit” for a description of the Scilex Pharma Notes.

(Gain) loss on Debt Extinguishment, Net

(Gain) loss on debt extinguishment, net consists of gains earned or losses incurred as a result of exercising our optional prepayment rights, which are treated as partial extinguishments, and the Early Paydown Provision, which is treated as a debt extinguishment, under the Scilex Pharma Notes, offset, for the year ended December 31, 2021, by a gain on debt extinguishment as a result of the forgiveness of the loan in the amount of $1.6 million received from Bank of America in May 2020 pursuant to the Paycheck Protection Program of the CARES Act (the “PPP Loan”).

Interest Expense

Interest expense consists of interest related to the Scilex Pharma Notes and related party note payables to Sorrento.

(Gain) loss on Foreign Currency Exchange

(Gain) loss on foreign currency exchange relates to foreign exchange losses on payments made to our foreign supplier, Itochu, a manufacturer and supplier of lidocaine tape products, including ZTlido and SP-103.

Results of Operations

The following tables summarize our results of operations for the years ended December 31, 2021, 2020 and 2019 and the nine months ended September 30, 2022 and 2021 (in thousands):

	Nine Months Ended September 30,
(in thousands, except for per share amounts)	2022	2021
Statements of Operations Data:
Net revenue	$26,115	$23,054
Operating costs and expenses:
Cost of revenue	6,284	2,549
Research and development	6,457	7,031
Selling, general and administrative	41,371	36,092
Intangible amortization	2,896	2,803

Total operating costs and expenses	57,008	48,475

Loss from operations	(30,893)	(25,421)
Other (income) expense:
Gain on derivative liability	(5,300)	(100)
(Gain) loss on debt extinguishment, net	(28,634)	12,463
Interest expense	8,596	8,617
(Gain) loss on foreign currency exchange	(39)	48

Total other (income) expense	(25,377)	21,028

Loss before income taxes	(5,516)	(46,449)
Income tax (benefit) expense	(36)	10

Net loss	$(5,480)	$(46,459)

Net loss per share — basic and diluted	(0.03)	(0.24)
Weighted average number of shares during the period — basic and diluted	197,550	197,266

	Year Ended December 31,
(in thousands, except for per share amounts)	2021	2020	2019

Statements of Operations Data:
Net revenue	$31,317	$23,560	$21,033
Operating costs and expenses:
Cost of revenue	3,634	2,149	5,802
Research and development	9,201	9,961	10,216
Acquired in-process research and development	—	—	75,301
Selling, general and administrative	50,582	42,970	64,696
Intangible amortization	3,738	3,738	3,713

Total operating costs and expenses	67,155	58,818	159,728

Loss from operations	(35,838)	(35,258)	(138,695)
Other expense:
Loss (gain) on derivative liability	300	(800)	23,300
Loss on debt extinguishment, net	12,463	—	—
Scilex Pharma Notes principal increase	28,000	—	—
Interest expense	11,764	13,116	16,889
Interest income	—	—	(460)
Loss (gain) on foreign currency exchange	54	(2)	168

Total other expense	52,581	12,314	39,897

Loss before income taxes	(88,419)	(47,572)	(178,592)
Income tax (benefit) expense	5	(53)	2

Net loss	$(88,424)	$(47,519)	$(178,594)

Comparison of Nine Months Ended September 30, 2022 and 2021

Net Revenue

Net revenue for the nine months ended September 30, 2022 and 2021 was $26.1 million and $23.1 million, respectively. The increase of $3.0 million primarily driven by an increase in gross revenues by approximately 37% offset by increase in rebates.

Cost of Revenue

Cost of revenue for the nine months ended September 30, 2022 and 2021 was $6.3 million and $2.5 million, respectively, and relate to product sales. The increase of $3.8 million was primarily due to an approximately 37% increase in gross revenue for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021, royalty payments to our manufacturer beginning in the second quarter of 2022, and a $0.5 million inventory reserve reversal in May 2021.

Research and Development Expenses

The following table summarizes research and development expenses by project for the nine months ended September 30, 2022 and 2021 (in thousands):

	Nine Months Ended September 30,
	2022	2021	Increase (Decrease)
SP-102
Contracted R&D	$1,329	$5,010	$(3,681)
Personnel	250	444	(194)
Other	82	—	82

SP-102	1,661	5,454	(3,793)
SP-103
Contracted R&D	3,520	688	2,832
Personnel	272	889	(617)
Other	796	—	796

SP-103	4,588	1,577	3,011
SP-104
Contracted R&D	208	—	208

SP-104	208	—	208

Total Research and Development Expenses	$6,457	$7,031	$(574)

Research and development expenses for the nine months ended September 30, 2022 and 2021 were $6.5 million and $7.0 million, respectively. The $0.5 million decrease in research and development expenses was primarily attributed to the completion of the Phase 3 SP-102 trial in November 2021, and was partially offset by clinical start-up costs in the development of Phase 2 SP-103 in the fourth quarter of 2021, the Phase 1 SP-104 study in the fourth quarter of 2021, and an additional Phase 1 SP-104 study in the second quarter of 2022.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the nine months ended September 30, 2022 and 2021 were $41.4 million and $36.1 million, respectively. The increase of approximately $5.3 million was primarily due to a $7.7 million increase in legal expenses related to the ZTlido patent infringement in which we were the plaintiff in September 2022, $0.9 million increase in travel and entertainment expenses, $0.2 million increase in consulting expenses, and a $0.4 million increase in insurance expense, offset by a $1.2 million decrease in commercial operations caused by fluctuation in fleet and electronics expenses, $2.0 million decrease in personnel expense caused by $1.0 million increase in personnel compensation that was offset by $3.0 million decrease in bonus, a $0.5 million decrease in marketing expense, and a $0.2 million decrease in other expenses.

Intangible Amortization Expense

Intangible amortization expense for each of the nine months ended September 30, 2022 and 2021 was $2.9 million and $2.8 million, respective. The increase of $0.1 is related to the amortization of acquired licenses for the exclusive license of GLOPERBA.

Gain on Derivative Liability

Gain on derivative liability for the nine months ended September 30, 2022 and 2021 was $5.3 million and $0.1 million, respectively. The gain recognized during the nine months ended September 30, 2022 and 2021 was attributed to changes in the fair value of our derivative liability pertaining to the Scilex Pharma Notes due to revised sales forecasts.

(Gain) Loss on Debt Extinguishment, Net

(Gain) loss on debt extinguishment, net for the nine months ended September 30, 2022 and 2021 was $(28.6) million and $12.5 million, respectively. The gain and loss incurred during the nine months ended September 30, 2022 and 2021, respectively, was attributed to Scilex Pharma’s repurchase of the Scilex Pharma Notes of $20.0 million and $41.4 million in February 2022 and June 2022, respectively, as well as the Early Paydown Provision of $39.7 million in September 2022 (see Note 6 titled “Debt” to our consolidated financial statements included elsewhere in this prospectus for additional information) and $20.0 million in each of February 2021 and April 2021.

Interest Expense

Interest expense for the nine months ended September 30, 2022 and 2021 remained consistent and was $8.6 million for each period

Income Tax (Benefit) Expense

Income tax (benefit) expense for the nine months ended September 30, 2022 and 2021 was $(36.0) thousand and $10.0 thousand, respectively.

Comparison of Years Ended December 31, 2021 and 2020

Net Revenue

Net revenue for the years ended December 31, 2021 and 2020 was $31.3 million and $23.6 million, respectively. The increase of $7.7 million was due to increased product sales of ZTlido.

Cost of Revenue

Cost of revenue for the years ended December 31, 2021 and 2020 was $3.6 million and $2.1 million, respectively, and relate to product sales. The increase of $1.5 million is mainly due to the temporary switch of shipping method from ocean to air shipment in 2021.

Research and Development Expenses

The following table summarizes research and development expenses by project for the years ended December 31, 2021 and 2020 (in thousands):

	Year Ended December 31,
	2021	2020	Increase (Decrease)
SP-102
Contracted R&D	$5,952	$6,641	$(689)
Personnel	555	395	160

SP-102	6,507	7,036	(529)
SP-103
Contracted R&D	1,816	1,128	688
Personnel	878	1,797	(919)

SP-103	2,694	2,925	(231)

Total Research and Development Expenses	$9,201	$9,961	$(760)

Research and development expenses for the years ended December 31, 2021 and 2020 were $9.2 million and $10.0 million, respectively. The $0.8 million decrease in research and development expenses was attributed to the completion of Phase 3 SP-102 trials in November 2021 as well as CMC and regulatory related expenses incurred in 2020 to prepare for SP-103 clinical trials in 2021.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the years ended December 31, 2021 and 2020 were $50.6 million and $43.0 million, respectively. The increase of approximately $7.6 million was primarily due to $4.0 million in additional expenses in marketing and commercial operations, $7.6 million in legal and audit fees, and $1.2 million in additional other administrative expenses, offset by $5.2 million of savings in sales expenses as a result of realigning our “sales force” territories resulting in the significant reduction of salesforce. The $7.6 million increase in legal and audit fees was primarily due to a $6.6 million increase in litigation expenses related to the ZTlido patent infringement in which we were the plaintiff and $1.0 million increase in legal intellectual property and other legal corporate matters. The $4.0 million increase in marketing and commercial operations was due to $1.4 million increase in product promotion expenses, $1.0 million increase in dues and subscriptions, $1.0 million increase in consulting expenses and $0.6 million increase in personnel cost.

Intangible Amortization Expense

Intangible amortization expense for each of the years ended December 31, 2021 and 2020 was $3.7 million, which is related to the amortization of developed technology upon commercialization of ZTlido.

Loss (Gain) on Derivative Liability

Loss (gain) on derivative liability for the years ended December 31, 2021 and 2020 was $0.3 million and $(0.8) million, respectively. The loss incurred during the year ended December 31, 2021 was attributed to changes in the fair value of our derivative liability pertaining to the Scilex Pharma Notes due to revised probabilities related to marketing approval timing for SP-103 and revised sales forecasts.

Loss on Debt Extinguishment, Net

Loss on debt extinguishment net for the years ended December 31, 2021 was $12.5 million. The loss incurred was attributed to our exercise of the optional principal repurchase payments on the Scilex Pharma Notes, offset by a gain on debt extinguishment of $1.5 million related to the forgiveness on the entire PPP Loan.

Scilex Pharma Notes Principal Increase

The principal increase on the Scilex Pharma Notes for the years ended December 31, 2021 was $28.0 million. Actual cumulative net sales of ZTlido from the issue date of the Scilex Pharma Notes through December 31, 2021 did not equal or exceed $481.0 million. As a result, we recorded the increase of $28.0 million in principal as non-operating expense at December 31, 2021.

Interest Expense

Interest expense for the years ended December 31, 2021 and 2020 was $11.8 million and $13.1 million, respectively. The $1.3 million decrease in interest expense was primarily due to the $2.8 million decrease in interest expense incurred on the Scilex Pharma Notes partially offset by a $1.1 million increase in interest expense related to related party notes with Sorrento and $0.4 million increase in interest expense related to the CNH Revolving Loan during the year ended December 31, 2021.

Income Tax Expense (Benefit)

Income tax expense (benefit) for the years ended December 31, 2021 and 2020 was $5.0 thousand and $(53.0) thousand, respectively.

Comparison of Years Ended December 31, 2020 and 2019

Net Revenue

Net revenue for the years ended December 31, 2020 and 2019 was $23.6 million and $21.0 million, respectively. The increase of $2.6 million was due to product sales of ZTlido, which was commercially launched in October 2018.

Cost of Revenue

Cost of revenue for the years ended December 31, 2020 and 2019 was $2.1 million and $5.8 million, respectively, and relate to product sales. The decrease of $3.7 million is mainly due to establishing an E&O inventory provision in 2019 for short-dated products.

Research and Development Expenses

The following table summarizes research and development expenses by project for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019	Increase (Decrease)
SP-102
Contracted R&D	$6,641	$7,249	$(608)
Personnel	395	22	373

SP-102	7,036	7,271	(235)
SP-103
Contracted R&D	1,128	997	131
Personnel	1,797	1,948	(151)

SP-103	2,925	2,945	(20)

Total Research and Development Expenses	$9,961	$10,216	$(255)

Research and development expenses for the years ended December 31, 2020 and 2019 were $10.0 million and $10.2 million, respectively. The $0.2 million decrease was primarily due to a slow down of clinical activities in the development of SP-102 due to the COVID-19 pandemic.

Acquired In-process Research and Development Expenses

Acquired IPR&D expenses for the years ended December 31, 2020 and 2019 were $0 and $75.3 million, respectively. The decrease was due to acquired IPR&D expenses associated with our acquisition of Semnur’s assets in March 2019.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the years ended December 31, 2020 and 2019 were $43.0 million and $64.7 million, respectively. The decrease of approximately $21.7 million was primarily due to $16.6 million of savings in sales and marketing as a result of realigning our “sales force” territories resulting in the significant reduction of salesforce as well as achieving cost-saving within our marketing programs, a reduction of $2.4 million in third-party services within the market access department, and $2.7 million in savings from lower legal and audit fees.

Intangible Amortization Expense

Intangible amortization expense remained the same at $3.7 million between the years ended December 31, 2020 and 2019, which is related to the amortization of developed technology upon commercialization of ZTlido.

(Gain) Loss on Derivative Liability

(Gain) loss on derivative liability for the years ended December 31, 2020 and 2019 was a gain of $0.8 million and a loss of $23.3 million, respectively. The gain incurred during the year ended December 31, 2020 and loss incurred during the year ended December 31, 2019 was attributed to changes in the fair value of our derivative liability pertaining to the Scilex Pharma Notes due to revised probabilities related to marketing approval timing for SP-103 and revised sales forecasts.

Interest Expense

Interest expense for the years ended December 31, 2020 and 2019 was $13.1 million and $16.9 million, respectively. The decrease in interest expense was primarily due to the $4.4 million decrease in interest expense incurred on the Scilex Pharma Notes issued in September 2018 partially offset by a $0.6 million increase in interest expense related to related party notes with Sorrento during the year ended December 31, 2020.

Interest Income

Interest income for the years ended December 31, 2020 and 2019 was $0 and $0.5 million, respectively. The decrease in interest income was primarily due to lower cash balances during the year ended December 31, 2020.

Income Tax (Benefit) Expense

Income tax (benefit) expense for the years ended December 31, 2020 and 2019 was $(53.0) thousand and $2.0 thousand, respectively.

Liquidity and Capital Resources

As of September 30, 2022, we had cash and cash equivalents of $2.5 million.

We have funded our operations primarily through the issuance of the Scilex Pharma Notes, related party notes with Sorrento, and the 2020 revolving credit facility. The following table summarizes the aggregate indebtedness of these issuances as of September 30, 2022, December 31, 2021, and December 31, 2020 (in thousands):

	September 30, 2022	December 31, 2021	December 31, 2020
Scilex Pharma Notes	$—	$101,172	$98,672
Related Party Notes with Sorrento	109,825	43,111	28,411
2020 Revolving Credit Facility	—	8,815	9,471
Deferred Consideration with Romeg	3,650	—	—

Total indebtedness	$113,475	$153,098	$136,554

Debt Financings

Scilex Pharma Notes

On June 2, 2022, Sorrento and the Company entered into a Consent Under and Amendment No. 4 with U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) and collateral agent (the “Agent”), and the beneficial owners of those certain senior secured notes due 2026 issued by Scilex Pharma in September 2018 (the “Scilex Pharma Notes”) listed on the signature pages thereto (the “Holders”), which amended that certain Indenture, dated September 7, 2018, by and among Scilex Pharma, Sorrento, the Trustee and the Agent, as amended (the “Indenture”).

Pursuant to the amendment to the Indenture (1) on June 3, 2022, Scilex Pharma repurchased $41.4 million of the aggregate principal amount of the outstanding Scilex Pharma Notes at 100% of the principal amount thereof, (2) the Holders agreed that Scilex Pharma can repurchase the remaining principal amount of the Scilex Pharma Notes at any time on or before September 30, 2022 for $41.4 million (subject to reduction for any quarterly royalty payments) and upon such repurchase the Holders will forgive and discharge $28.0 million of the aggregate principal amount of the Scilex Pharma Notes, (3) the minimum cash requirement under the Indenture was reduced to $5.0 million in aggregate unrestricted cash equivalents at the end of each calendar month, and (4) the maximum aggregate principal amount of that certain intercompany promissory note issued by Scilex Pharma to Sorrento on October 5, 2018 was increased from up to $25.0 million to up to $50.0 million.

In August 2022, the Company made principal payments towards the outstanding Scilex Pharma Notes totaling $1.7 million. On September 28, 2022, Scilex Pharma repurchased all of the outstanding aggregate principal amount of the Scilex Pharma Notes. As of immediately prior to the repurchase, the aggregate principal amount of the Scilex Pharma Notes was approximately $67.7 million, and Scilex Pharma repurchased the Scilex Pharma Notes for an aggregate cash payment of $39.7 million as the holders of the Scilex Pharma Notes forgave and discharged an aggregate of $28.0 million of principal amount of the Scilex Pharma Notes in connection with the repurchase.

Quarterly principal payments, based on a percentage of projected net sales of ZTlido, optional and contingently accelerated repurchases, and the Early Paydown Provision under the Scilex Pharma Notes since January 1, 2021 are as follows (in thousands):

Three Months Ended,	Prinicipal Payments
March 31, 2021*	$21,267
June 30, 2021*	21,174
September 31, 2021	1,748
December 31, 2021	1,686
March 31, 2022	21,585
June 30, 2022*	42,970
September 30, 2022*	41,444
Total payments since January 1, 2021	$151,874

*	Includes repurchase or Early Paydown Provision during the period (see Note 6 titled “Debt” to our consolidated financial statements elsewhere in this prospectus).

ZTlido Royalties

In addition to the quarterly royalty payment of net sales of ZTlido associated with the Indenture, Scilex Pharma is a party to the Product Development Agreement with the Developers, pursuant to which the Developers will manufacture and supply lidocaine tape products, including the Products, for Scilex Pharma. Pursuant to the Product Development Agreement, Scilex Pharma is required to make aggregate royalty payments between 25%

and 35% to the Developers based on net profits. During the nine months ended September 30, 2022, Scilex Pharma made the first royalty payments in the amount of $0.2 million. As of September 30, 2022, Scilex Pharma had ending balances of accrued royalty payables of $2.1 million.

In the event that Scilex Pharma is in a net profit position, as defined in the Product Development Agreement, Scilex Pharma will first attempt to make aggregate royalty payments with cash generated from its operations. If these sources are insufficient, Scilex Pharma may seek to raise additional funds through equity offerings, debt financings, collaborations, government contracts or other strategic transactions.

Contingent Consideration

We have $280.0 million, $13.0 million, and $23.0 million in aggregate contingent consideration obligations in connection with the Merger of Semnur, Romeg license, and SP-104 acquisitions (see Note 3 titled “Acquisitions” to our consolidated financial statements included elsewhere in this prospectus for additional information), respectively, that are contingent upon achieving certain specified milestones or the occurrence of certain events. Contingent consideration obligations are comprised of regulatory milestones and additional payments that will be due upon the achievement of certain amounts of net sales (see Note 3 titled “Acquisitions” to our consolidated financial statements included elsewhere in this prospectus for additional information).

Deferred Consideration

We have $3.7 million of deferred consideration related to minimum royalty payments that were included in the initial measurement of consideration transferred for the GLOPERBA license (see Note 3 titled “Acquisitions” to our consolidated financial statements included elsewhere in this prospectus for additional information). Deferred consideration minimum royalty payments begin the first full quarter following June 14, 2023.

Standby Equity Purchase Agreement

On November 17, 2022, we entered into the Yorkville Purchase Agreement with YA II, whereby we have the right, but not the obligation, to sell to YA II up to $500.0 million of shares of Common Stock at our request during the 36 months following the date on which the initial registration statement filed with respect to the shares of Common Stock issuable pursuant thereto has been declared effective by the SEC, subject to the terms therein.

Future Liquidity Needs

We have based our anticipated operating capital requirements on assumptions that may prove to be incorrect and we may use all our available capital resources sooner than we expect. The amount and timing of our future funding requirements will depend on many factors, some of which are outside of our control, including but not limited to:

•	the costs and expenses associated with our ongoing commercialization efforts for ZTlido and GLOPERBA;

•	the degree of success we experience in commercializing ZTlido and GLOPERBA;

•	the revenue generated by sales of ZTlido, GLOPERBA, and other products that may be approved, if any;

•	the scope, progress, results and costs of conducting studies and clinical trials for our product candidates, SEMDEXA, SP-103, and SP-104;

•	the timing of, and the costs involved in, obtaining regulatory approvals for our product candidates;

•	the costs of manufacturing ZTlido, GLOPERBA and our product candidates;

•	the timing and amount of any milestone, royalty or other payments we are required to make pursuant to any current or future collaboration or license agreements;

•

our ability to maintain existing, and establish new, strategic collaborations, licensing or other arrangements and the financial terms of any such agreements, including the timing and amount of any future milestone, royalty or other payments due under any such agreement;

•	the extent to which ZTlido, GLOPERBA, or any of our product candidates, if approved for commercialization, is adopted by the physician community;

•	our need to expand our research and development activities;

•	the costs of acquiring, licensing or investing in businesses, product candidates and technologies;

•	the effect of competing products and product candidates and other market developments;

•	the number and types of future products we develop and commercialize;

•	any product liability or other lawsuits related to our products;

•	the expenses needed to attract, hire and retain skilled personnel;

•	the costs associated with being a public company;

•	our need to implement additional internal systems and infrastructure, including financial and reporting systems;

•	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and

•	the extent and scope of our general and administrative expenses.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we raise additional funds by issuing equity or convertible debt securities, it could result in dilution to our existing stockholders or increased fixed payment obligations. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. If we incur additional indebtedness, we could become subject to covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Additionally, any future collaborations we enter into with third parties may provide capital in the near term but we may have to relinquish valuable rights to ZTlido, GLOPERBA, or our product candidates or grant licenses on terms that are not favorable to us. Any of the foregoing could significantly harm our business, financial condition and results of operations. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be required to reduce the scope of the commercialization of ZTlido and GLOPERBA or delay, scale back or discontinue the development of one or more of our product candidates.

We anticipate that we will continue to incur net losses into the foreseeable future as we support our clinical development to expand approved indications, continue our development of, and seek regulatory approvals for, our product candidates, and expand our corporate infrastructure. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. See Note 2 titled “Liquidity and Going Concern” to our consolidated financial statements included elsewhere in this prospectus for additional information. Proceeds from the Business Combination are dependent on the amount of redemptions by Vickers’s public shareholders. Net proceeds from this Business Combination, together with our existing cash and cash equivalents and proceeds from any Advances made under the Yorkville Purchase Agreement, may be insufficient to enable us to fund our operating expenses and capital expenditure requirements for at least the next 12 months. If these sources are insufficient to satisfy our liquidity requirements, we may seek to raise additional funds through equity offerings, debt financings, collaborations, government contracts or other strategic transactions.

Cash Flows

The following table summarizes our cash flows for each of the periods presented:

	Year Ended December 31,			Nine Months Ended September 30,
	2021	2020	2019	2022	2021
Cash Flow Data:
Net cash used for operating activities	$(28,664)	$(31,461)	$(60,421)	$(20,533)	$(22,707)
Net cash used for investing activities	—	(25)	(17,624)	(2,067)	—
Net cash provided by (used for) financing activities	28,163	(19,170)	15,776	20,745	22,073

Net change in cash and cash equivalents	$(501)	$(50,656)	$(62,269)	$(1,855)	$(634)

Cash Flows from Operating Activities

For the year ended December 31, 2021, net cash used for operating activities was approximately $28.7 million, primarily from our net loss of $88.4 million offset by other non-cash reconciling items of $46.1 million related to depreciation and amortization, principal increase to the Scilex Pharma Notes, stock-based compensation, non-cash operating lease cost, non-cash interest for debt issuance costs and debt discount, interest payments related to the debt discount on the Scilex Pharma Notes, net loss on debt extinguishment, and a loss on derivative liabilities, and by changes in operating assets and liabilities that provided $13.6 million of cash.

For the year ended December 31, 2020, net cash used for operating activities was approximately $31.5 million, primarily from our net loss of $47.5 million, offset by other non-cash reconciling items of $9.0 million related to depreciation and amortization, stock based compensation, non-cash operating lease cost, amortization of debt issuance costs and debt discount, interest on the Scilex Pharma Notes, and a gain on derivative liabilities, and changes in operating assets and liabilities of $7.0 million of cash.

For the year ended December 31, 2019, net cash used for operating activities was approximately $60.4 million, primarily from our net loss of $178.6 million, which was offset by charges related to acquired IPR&D of $75.3 million, a loss on derivative liability of $23.3 million, other non-cash reconciling items of $23.6 million related to depreciation and amortization, stock based compensation, non-cash operating lease cost and amortization of debt issuance costs and debt discount, and changes in operating assets and liabilities that used $4.0 million of cash.

For the nine months ended September 30, 2022, net cash used for operating activities was approximately $20.5 million, primarily from our net loss of $5.5 million, other non-cash reconciling items of $44.7 million related to depreciation and amortization, stock-based compensation, non-cash operating lease cost, non-cash interest for debt issuance costs and debt discount, interest payments related to the debt discount on the Scilex Pharma Notes, net gain on debt extinguishment, and a gain on derivative liabilities and offset by changes in operating assets and liabilities that provided $29.7 million of cash.

For the nine months ended September 30, 2021, net cash used for operating activities was approximately $22.7 million, primarily from our net loss of $46.5 million, offset by other non-cash reconciling items of $14.0 million related to depreciation and amortization, stock based compensation, non-cash operating lease cost, amortization of debt issuance costs and debt discount, interest on the Scilex Pharma Notes, net loss on debt extinguishment, and a net loss on derivative liabilities, and changes in operating assets and liabilities of $9.8 million.

Cash Flows from Investing Activities

For the year ended December 31, 2021, no cash was used for investing activities.

For the year ended December 31, 2020, net cash used for investing activities was approximately $25.0 thousand, attributed to property and equipment purchases.

For the year ended December 31, 2019, net cash used for investing activities was approximately $17.6 million, primarily attributed to approximately $17.0 million of cash paid for the acquisition of Semnur-related IPR&D expenses and $0.6 million of property and equipment purchases.

For the nine months ended September 30, 2022, net cash used for investing activities was approximately $2.1 million attributed to cash paid for the acquisition of GLOPERBA licenses from Romeg and $7.0 thousand attributed to cash paid for property, plant, and equipment.

For the nine months ended September 30, 2021, no cash was used for investing activities.

Cash Flows from Financing Activities

For the year ended December 31, 2021, net cash provided by financing activities was approximately $28.2 million and was primarily related to $47.9 million in proceeds from related party payables, $47.8 million in proceeds from the CNH Revolving Loan, $14.7 million in proceeds from related party note payable with Sorrento, and offset by $48.8 million repayment of the CNH Revolving Loan and $33.4 million repayment of the Scilex Pharma Notes.

For the year ended December 31, 2020, net cash used by financing activities was approximately $19.2 million and is primarily related to $58.9 million repayment of the Scilex Pharma Notes, offset by $18.4 million in proceeds from related party payables, $11.0 million in proceeds from other loans, and $10.3 million in proceeds from related party notes.

For the year ended December 31, 2019, net cash provided by financing activities was approximately $15.8 million and is primarily related to $16.6 million of related party note proceeds, which were utilized to finance the acquisition of Semnur, plus $5.0 million of promissory note proceeds offset by repayment of the related party note payable of $3.5 million and $2.3 million repayment of the Scilex Pharma Notes.

For the nine months ended September 30, 2022, net cash provided by financing activities was approximately $20.7 million and is primarily related to $51.9 million in proceeds from related party payables, $62.5 million in proceeds from related party note payables, $9.9 million in proceeds from the CNH Revolving loan, $96.0 thousand in proceeds from the exercise of stock options, offset by $18.8 million repayment on CNH Revolving Loan and $84.8 million repayment of the Scilex Pharma Notes.

For the nine months ended September 30, 2021, net cash provided by financing activities was approximately $22.1 million and is primarily related to $45.1 million in proceeds from related party payables, $34.8 million in proceeds from the CNH Revolving Loan, and $11.5 million in proceeds from related party notes, offset by a $32.4 million repayment of the Scilex Pharma Notes and a $36.9 million repayment on CNH Revolving Loan.

Critical Accounting Policies and Estimates

This management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements which are prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expenses during the reporting period. We continually evaluate our estimates and judgments, the most critical of which are those related to derivative liabilities, income taxes and stock-based compensation and others listed below. We base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known.

While our significant accounting policies are described in greater detail in the audited financial statements for the years ended December 31, 2021 and 2020 included elsewhere in this prospectus, we believe the following accounting policies and estimates are most critical to aid in understanding and evaluating our reported financial results.

Revenue Recognition

Our revenue to date has been generated from product sales of ZTlido. We do not have significant costs associated with obtaining contracts with our customers.

We recognize revenue when control of the products is transferred to the customers in an amount that reflects the consideration we expect to receive from the customers in exchange for those products. This process involves identifying the contract with a customer, determining the performance obligations in the contract and the contract price, allocating the contract price to the distinct performance obligations in the contract and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and is separately identified in the contract. We consider a performance obligation satisfied once we have transferred control of a good or service to the customer, meaning the customer has the ability to use and obtain the benefit of the good or service. We recognize revenue for satisfied performance obligations only when we determine there are no uncertainties regarding payment terms or transfer of control.

Revenue from product sales relates solely to sales of ZTlido. Our performance obligations with respect to sales of ZTlido are satisfied at a certain point in time, and we consider control to have transferred upon delivery to the customer. We consider control to have transferred upon delivery to the customer because, upon delivery, the customer has legal title to the asset, physical possession of the asset has been transferred to the customer, the customer has significant risks and rewards in connection with ownership of the asset, and we have a present right to payment from the customer at that time. Invoicing typically occurs upon shipment and the length of time between invoicing and the date on which payment is due is not significant.

For product sales, we record gross-to-net sales adjustments for commercial and government rebates, fees, and chargebacks, wholesaler and distributor fees, sales returns and prompt payment discounts. Such variable consideration is estimated in the period of the sale and is estimated using a most likely amount approach based primarily upon provisions included in our customer contracts, customary industry practices and current government regulations. Gross-to-net adjustments are generally recorded as contract liabilities under accrued expenses within our consolidated balance sheet.

Rebates

Rebates are discounts that we pay under either government or private health care programs. Government rebate programs include state Medicaid drug rebate programs, the Medicare coverage gap discount programs and the Tricare programs. Commercial rebate and fee programs relate to contractual agreements with commercial healthcare providers, under which we pay rebates and fees for access to and position on that provider’s patient drug formulary. Rebates and chargebacks paid under government programs are generally mandated under law, whereas private rebates and fees are generally contractually negotiated with commercial healthcare providers. Both types of rebates vary over time. We record a reduction to gross product sales at the time the customer takes title to the product based on estimates of expected rebate claims. We monitor the sales trends and adjust for these rebates on a regular basis to reflect the most recent rebate experience and contractual obligations.

Service Fees

We compensate our customers and others in the distribution chain for wholesaler and distribution services. We have determined such services received to date are not distinct from our sale of products to the customers, and therefore, these payments have been recorded as a reduction of revenue.

Product Returns

We are obligated to accept the return of products sold that are damaged or do not meet certain specifications. We may authorize the return of products sold in accordance with the term of its sales contracts, and estimate allowances for such amounts at the time of sale. We estimate the amount of our product sales that may be returned by our customer and record this estimate as a reduction of revenue in the period the related product revenue is recognized. We currently estimate our product returns using historical trends and product return rates typically experienced in the industry.

Co-payment Assistance

Patients who have commercial insurance or pay cash and meet certain eligibility requirements may receive co- payment assistance. We accrue for co-payment assistance based on actual program participation and estimates of program redemption using data provided by third-party administrators.

Derivative Liability

Derivative liabilities are recorded on our consolidated balance sheets at their fair value on the date of issuance and are revalued on each balance sheet date until such instruments are exercised or expire, with changes in the fair value between reporting periods recorded as other income or expense.

Derivative liabilities result from the Scilex Pharma Notes. For the Scilex Pharma Notes, interest payments and repayments of the principal are based on a percentage of net sales of ZTlido and could be accelerated if certain net sales targets are not met or if marketing approval of SP-103, or a similar product with a lidocaine concentration of not less than 5%, is delayed or in the event of a qualified initial public offering. In estimating the fair value of such financial instruments, we may apply significant assumptions and estimates, including estimates involving future net product sales and timing and probability of marketing approvals and the probability of a qualified initial public offering event, which could be impacted in the future based on market conditions. As of December 31, 2021, the fair value of the derivative liabilities associated with the Scilex Pharma Notes was estimated using the discounted cash flow method combined with a Monte Carlo simulation model including consideration of the terms of Amendment No. 4 (see Debt note). Significant Level 3 assumptions used in the measurement included a 6.2% risk adjusted net sales forecast and an effective debt yield of 15.0% on December 31, 2021.

We perform a Level 3 based assessment to identify the embedded derivatives that require bifurcation from the Scilex Pharma Notes and separate accounting as a single compound derivative. Certain of these embedded features include default interest provisions, contingent rate increases, contingent put options, optional and automatic acceleration provisions and indemnified taxes. The Scilex Pharma Notes were fully extinguished in September 2022 and, as such, there were no remaining derivative liabilities as of September 30, 2022.

Stock-Based Compensation

We account for stock-based compensation in accordance with FASB ASC Topic 718 “Compensation – Stock Compensation”, which establishes accounting for equity instruments exchanged for employee and consulting services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line-method, over the employee’s requisite service period (generally the vesting period of the equity grant) or non-employee’s vesting period.

For purposes of determining the inputs used in the calculation of stock-based compensation, we use historical data in estimating the expected terms of options and determine an estimate of option volatility based on an assessment of historical volatilities of comparable companies whose share prices are publicly available. We use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our consolidated statement of operations.

Legacy Scilex Common Stock Valuation

As there has been no public market for the Legacy Scilex Common Stock to date, the estimated fair value of the Legacy Scilex Common Stock was determined by the Legacy Scilex Board, considering our most recently available third-party valuations of the Legacy Scilex Common Stock and the Legacy Scilex Board’s assessment of additional objective and subjective factors that it believed were relevant, and factors that may have changed from the date of the most recent valuation through the date of the stock option grant. Prior to the Business Combination, given the absence of a public trading market for the Legacy Scilex Common Stock, the valuations of the Legacy Scilex Common Stock were determined in accordance with the “American Institute of Certified Public Accountants Accounting and Valuation Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation.” The Legacy Scilex Board exercised its reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of fair value of the Legacy Scilex Common Stock, including:

•	Independent valuations of the Legacy Scilex Common Stock performed at periodic intervals by an independent third-party valuation firm;

•

The likelihood of achieving a liquidity event, such as an initial public offering or sale of the company and the potential value of a strategic merger or sale at different time points, given prevailing market conditions;

•

Our historical operating and financial performance as well as our estimates of future financial performance, including the regulatory status of ZTlido and GLOPERBA and the timing and probability of continuing growth since commercialization of ZTlido and GLOPERBA under different operational scenarios;

•	The status of research and development efforts;

•	Our stage of development and commercialization and our business strategy;

•	Industry information such as market trends and macro-economic events;

•	Valuations of comparable companies;

•	Adjustments to recognize a relative lack of marketability of the Legacy Scilex Common Stock; and

•	Additional objective and subjective factors relating to our business.

The dates of our valuations have not always coincided with the dates of our stock option grants. In determining the exercise prices of the stock options at each grant date, the Legacy Scilex Board considered, among other things, the most recent valuations of the Legacy Scilex Common Stock and the Legacy Scilex Board’s assessment of additional objective and subjective factors we believed were relevant as of the grant date. The additional factors considered when determining any changes in fair value between the most recent valuation and the grant dates included our operating and financial performance and current business conditions.

The assumptions underlying the valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of the Legacy Scilex Common Stock and Legacy Scilex’s stock-based compensation expense could have been materially different.

March 17 and March 31, 2019 Valuations

For the valuation performed on March 17, 2019 and March 31, 2019, the fair value of the Legacy Scilex Common Stock was estimated using the market and income approaches. Legacy Scilex weighted a guideline public company method, a market approach that uses comparable company data and applies to the subject company, equally with a discounted cash flow method, an income approach that derives value by estimating reasonable future cash flows to the equityholders and discounting them to present value using a risk-adjusted discount rate. Legacy Scilex then used the Option Pricing Method (“OPM”) to allocate the concluded equity value amongst the different equity classes and determine the value of Legacy Scilex Common Stock. These valuations resulted in a valuation of Legacy Scilex Common Stock of $1.16 per share as of March 17, 2019 and March 31, 2019.

May 31, 2019 Valuation

For the valuation performed on May 31, 2019, the fair value of the Legacy Scilex Common Stock was estimated using a hybrid Probability Weighted Expected Return Method (“PWERM”), which estimates the value by probability-weighting different scenarios. Legacy Scilex used three going public scenarios and one stay-private scenario. For the three public scenarios, Legacy Scilex utilized recent comparable initial public offerings to estimate value, which was allocated on a fully diluted basis to derive a common stock value for each scenario. For the stay-private scenario, Legacy Scilex utilized the income and market approaches in line with the March 31, 2019 valuation and allocated the concluded equity value using an OPM to derive a common stock value for the stay-private scenario. Legacy Scilex then probability weighted (based on Legacy Scilex’s best estimates at the time) each scenario’s common stock value to arrive at the concluded value of the Legacy Scilex Common Stock. This valuation resulted in a valuation of Legacy Scilex Common Stock of $1.16 per share as of May 31, 2019.

December 31, 2019 Valuation

For the valuation performed on December 31, 2019, the fair value of the Legacy Scilex Common Stock was estimated using PWERM, which estimates the value by probability-weighting different scenarios. Legacy Scilex used three going public scenarios and one stay-private scenario. For the three public scenarios, Legacy Scilex utilized recent comparable initial public offerings to estimate value, which was allocated on a fully diluted basis to derive a common stock value for each scenario. For the stay-private scenario, Legacy Scilex utilized the income approach in line with the March 31, 2019 valuation and allocated the concluded equity value using an OPM to derive a common stock value for the stay-private scenario. Legacy Scilex then probability weighted (based on Legacy Scilex’s best estimates at the time) each scenario’s common stock value to arrive at the concluded value of the Legacy Scilex Common Stock. This valuation resulted in a valuation of the Legacy Scilex Common Stock of $1.16 per share as of December 31, 2019.

July 31, 2020 Valuation

For the valuation performed on July 31, 2020, the fair value of the Legacy Scilex Common Stock was estimated using PWERM, which estimates the value by probability-weighting different scenarios. Legacy Scilex used three going public scenarios and one stay-private scenario. For the three public scenarios, Legacy Scilex utilized recent comparable initial public offerings to estimate value, which was allocated on a fully diluted basis to derive a common stock value for each scenario. For the stay-private scenario, Legacy Scilex utilized the income approach in line with the March 31, 2019, May 31, 2019 and December 31, 2019 valuations and allocated the concluded equity value using an OPM to derive a common stock value for the stay-private scenario. Legacy Scilex then probability weighted (based on Legacy Scilex’s best estimates at the time) each scenario’s common stock value to arrive at the concluded value of the Legacy Scilex Common Stock. This valuation resulted in a valuation of the Legacy Scilex Common Stock of $1.16 per share as of July 31, 2020.

Once a public trading market for our Common Stock has been established in connection with the Closing of the Business Combination, it will no longer be necessary for the Vickers Board to estimate the fair value of our Common Stock in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our Common Stock will be determined based on the quoted market price of our Common Stock.

Debt

We account for debt as liabilities measured at amortized cost and amortize the resulting debt discount from the allocation of proceeds to interest expense using the effective interest method over the expected term of the debt instrument. We consider whether there are any embedded features in the debt instruments that require bifurcation and separate accounting as derivative financial instruments pursuant to FASB, ASC, Topic 815, “Derivatives and Hedging.”

We may enter financing arrangements, the terms of which involve significant assumptions and estimates, including future net product sales, in determining interest expense, as well as the classification between current and long-term portions. In estimating future net product sales, we assessed prevailing market conditions using various external market data against our anticipated sales and planned commercial activities as well as actual ZTlido sales as of the Scilex Pharma Note extinguishment. See Note 6 titled “Debt” to our consolidated financial statements appearing elsewhere in this prospectus and the section titled “Certain Relationships and Related Party Transactions — Certain Relationships of Legacy Scilex—Indenture and Letter of Credit” for a description of the Scilex Pharma Notes, which provide for repayments based on a percentage of net sales of ZTlido. Consequently, we imputed interest on the carrying value of the debt and recorded interest expense using an imputed effective interest rate. We reassessed the expected payments each reporting period and accounted for any changes through an adjustment to the effective interest rate on a prospective basis, with a corresponding impact to the classification of our current and long-term portions.

Leases

Beginning January 1, 2019, at the inception of a contractual agreement and at transition to the new lease standard, we determine whether the contract contains a lease by assessing whether there is an identified asset and whether the contract conveys the right to control the use of the identified asset in exchange for consideration over a period of time. If both criteria are met, we calculate the associated lease liability and corresponding right-of-use asset upon lease commencement using a discount rate based on a credit-adjusted secured borrowing rate commensurate with the term of the lease. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Income Taxes

The provisions of ASC Topic 740-10, Income Taxes — Overall, address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC Topic 740-10, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. We have determined that we have immaterial uncertain tax positions.

We account for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates.

We have deferred tax assets, which are subject to periodic recoverability assessments. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that more likely will not be realized. As of September 30, 2022 and December 31, 2021, we maintained a full valuation allowance against our deferred tax assets, with the exception of an amount equal to our deferred tax liabilities that are scheduled to reverse against Legacy Scilex’s deferred tax assets.

Intangible Assets

Intangible assets are carried at their initial valuation or acquisition price and amortized on a straight-line basis over the estimated useful lives of the assets. If the useful life is indefinite, we will re-evaluate the asset annually for impairment and make adjustments as necessary. Our patents were initially valued using the multi- period excess earnings method and the useful life of 15 years was determined by management based on the patent expiration date.

Our developed technology was valued based on a 15-year projection using the excess earnings approach. We commenced amortization of IPR&D upon commercialization of ZTlido in October 2018. We review our long-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the assets’ book value to future net undiscounted cash flows that the assets are expected to generate to determine if a write-down to the recoverable amount is appropriate. If such assets are written down, an impairment will be recognized as the amount by which the book value of the asset group exceeds the recoverable amount. There have not been any impairment losses of long-lived assets through September 30, 2022.

Goodwill

Goodwill, which has an indefinite useful life, represents the excess of cost over fair value of net assets acquired. Goodwill is reviewed for impairment at least annually during the fourth quarter, or more frequently if events occur indicating the potential for impairment. We have determined that only one reporting unit exists for examination under impairment review. During our goodwill impairment review, we may assess qualitative factors to determine whether it is more likely than not that the fair value of our reporting units are less than their carrying amounts, including goodwill. The qualitative factors include, but are not limited to, macroeconomic conditions, industry and market considerations, and the overall financial performance of our company. If, after assessing the totality of these qualitative factors, we determine that it is not more likely than not that the fair value of our reporting units are less than their carrying amounts, then no additional assessment is deemed necessary. Otherwise, we perform a quantitative goodwill impairment test. We may also elect to bypass the qualitative assessment in a period and elect to proceed to perform the quantitative goodwill impairment test. We performed our annual assessment for goodwill impairment in the fourth quarters of 2021, 2020, and 2019 and determined there was no impairment as of December 31, 2021, 2020 and 2019, respectively. No interim impairment test was considered necessary during the nine months ended September 30, 2022 as we believe that it is more likely than not that the fair value of our goodwill was in excess of the carrying value

Acquired In-Process Research and Development Expense

We have acquired and may continue to acquire the rights to develop and commercialize new product candidates. The up-front payments to acquire a new drug compound or drug delivery device, as well as future milestone payments associated with asset acquisitions that do not meet the definition of derivative and are deemed probable to achieve the milestones, are immediately expensed as acquired IPR&D provided that the drug has not achieved regulatory approval for marketing and, absent obtaining such approval, have no alternative future use. The acquired IPR&D related to the asset acquisition of IPR&D from Semnur in March 2019.

Material Cash Commitments

As of September 30, 2022, our contractual obligations are as follows (in thousands):

	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease obligations(1)	1,790	215	1,575	—	—
Related Party Notes Payable(2)	109,825	47,108	62,717	—	—
Interest on Related Party Notes Payable(2)	11,760	11,760	—	—	—
Deferred Consideration with Romeg(3)	7,125	—	1,500	1,575	4,050

Total financial obligations	$130,500	$59,083	$65,792	$1,575	$4,050

(1)	See Note 8 titled “Commitments and Contingencies” of the notes to our unaudited consolidated financial statements included elsewhere in this prospectus.
(2)

The related party notes payable and interest on related party notes payable were eliminated at the close of the Business Combination under the terms of the Debt Exchange Agreement. See Note 10 titled “Related Party Transactions” of the notes to our unaudited consolidated financial statements included elsewhere in this prospectus.

(3)	See Note 3 titled “Acquisitions” of the notes to our unaudited consolidated financial statements included elsewhere in this prospectus.

Recent Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities in accordance with ASC Topic 606. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022 and early adoption is permitted. The Company is evaluating the impact the standard will have on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this update simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of ASC Topic 740 by clarifying and amending existing guidance. The amendments in this update were effective for interim and annual periods for the Company beginning after December 15, 2020. The Company adopted the standard on January 1, 2021. The adoption of the standard had no impact on its consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

Our exposure to market risk is confined to our cash and cash equivalents and debt securities. We have cash and cash equivalents and invest primarily in high-quality money market funds, which we believe are subject to limited credit risk. Due to the low risk profile of our investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of our portfolio. Additionally, all interest rates associated with our related party notes outstanding as of September 30, 2022 are capped, therefore we are not subject to interest rate risk.

Concentration Risk

Prior to April 2, 2022, sales to our sole customer and third-party logistics distribution provider, Cardinal Health, represented 100% of our net revenue. On April 2, 2022, we announced the expansion of our direct distribution network to national and regional wholesalers and pharmacies. Cardinal Health will continue to provide traditional third-party logistics functions for us. Additionally, during the nine months ended September 30, 2022 and 2021, we purchased inventory from our sole supplier, Itochu. This exposes us to concentration of customer and supplier risk. We monitor the financial condition of our customers, limit our credit exposure by setting credit limits, and have not experienced any credit losses for the nine months ended September 30, 2022 and 2021. As we continue to expand the commercialization of our product, we are not limited to the current customer and have elected to expand our distribution network.

Beginning on April 1, 2022, we began selling ZTlido directly to three large distributors, McKesson Corporation, Cardinal Health, and AmerisourceBergen Corporation, as well as to numerous pharmacies. If we are unable to maintain a favorable relationship with Cardinal Health (or with any of our other two distributors), we expect that our revenue would decline and our business would be harmed as a result. We may be unable to control the timing of the delivery of ZTlido to distributors, and any financial uncertainty or loss of key logistic employees of Cardinal Health, as our only third- party logistics provider, may negatively impact our sales.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under applicable SEC rules.

Related Party Transactions

For a description of our related party transactions, see the section of this prospectus titled “Certain Relationships and Related Party Transactions”.

Emerging Growth Company

A “emerging growth company” as defined in the JOBS Act is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations.

In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an emerging growth company we may take advantage of certain exemptions from various reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

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an exemption from compliance with the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We will qualify and will remain as an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity of that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We expect that we will not be a smaller reporting company to the extent we remain a majority-owned subsidiary of Sorrento.

BUSINESS

The Company

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. We launched our first commercial product in October 2018 and are developing our late-stage pipeline, which includes a pivotal Phase 3 candidate, a Phase 2 candidate, and a Phase 1 candidate that is expected to enter Phase 2 studies in the first half of 2023. Our commercial product, ZTlido (lidocaine topical system) 1.8% is a prescription lidocaine topical product approved by the FDA for the relief of neuropathic pain associated with postherpetic neuralgia (“PHN”), which is a form of post-shingles nerve pain. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. Scilex licenses the rights to ZTlido from and relies exclusively on Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu,” and together with Oishi, the “Developers”) pursuant to the Product Development Agreement and Commercial Supply Agreement. The Developers have the right to terminate the Product Development Agreement and the Commercial Supply Agreement under certain circumstances as more fully described in the sections titled “Business — Material Agreements — Itochu and Oishi Product Development Agreement” and “Business — Material Agreements — Itochu and Oishi Commercial Supply Agreement,” including, among other things, if Scilex’s total net profits for ZTlido and SP-103 are equal to or less than five percent of our net sales of ZTlido and SP-103 for a period of four or more consecutive quarters. As of the date of this prospectus, Scilex’s net profits for ZTlido and SP-103 have not exceeded five percent of net sales. Accordingly, Oishi and Itochu have the right to terminate the Product Development Agreement and Commercial Supply Agreement. As of the date of this prospectus, neither Oishi nor Itochu has exercised its right of termination.

Our three product candidates are (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA”), a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a Phase 2, next-generation, triple-strength formulation of ZTlido, for the treatment of LBP; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022 and a Phase 2 clinical trial is expected to commence in the first half of 2023. If these product candidates are approved by the FDA, we believe each of them could become the treatment option for their respective indications in the United States. Most recently, on June 14, 2022, Scilex entered into a License and Commercialization Agreement (the “Romeg Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.). Pursuant to the Romeg Agreement, among other things, Romeg granted Scilex (1) the right to manufacture, promote, market, distribute and sell pharmaceutical products comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans in the United States and (2) an exclusive, transferable license to use the trademark “GLOPERBA”. GLOPERBA is an FDA-approved, oral medication for the treatment of gout in adults. Gout is a painful arthritic disorder affecting an estimated 8.7 million people in the United States. Gout pain can be excruciating and is a form of inflammatory arthritis that develops in some people who have high levels of uric acid in their blood. It can cause sudden severe episodes of pain and can be disabling with tenderness, warmth and swelling. Non-steroidal anti-inflammatory drugs, colchicine and corticosteroids are used a majority of time as the first line to treat acute gout. The U.S. is observed to have a high prevalence of gout, owing to lifestyle issues such as high alcohol intake, obesity, and smoking. Scilex is planning to commercialize GLOPERBA in 2023 and believes it is well-positioned to market and distribute the product. Scilex has a direct distribution network to national and regional wholesalers and pharmacies throughout all U.S. states. For more information on Scilex, please see the sections titled “Business — Material Agreements — Romeg License and Commercialization Agreement.”

We are focused on identifying treatment options for pain management with established mechanisms that have deficiencies in safety, efficacy or patient experience. We believe this approach allows us to potentially leverage the regulatory approval pathway available under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for each of these pipeline product candidates.

We believe our marketed product, ZTlido, has multiple advantages over currently available prescription and OTC lidocaine patches, of which over 147 million and 136 million of such patches were sold in the United States in 2021 and 2020, respectively, according to Symphony Healthcare. We have sold 6,336,032 and 7,011,112 ZTlido patches in the United States in 2020 and 2021, respectively. We acquired SP-102 from Semnur in March 2019 and are developing it to be an injectable viscous gel formulation of a widely used corticosteroid designed to address the serious risks posed by off-label epidural steroid injections (“ESI”), which are administered over 12 million times annually in the United States. See the section titled “Business — Material Agreements — Semnur Merger Agreement” for a description of our acquisition of Semnur and our ongoing obligations to Semnur’s former equityholders. SEMDEXA has been granted fast track designation by the FDA and, if approved, could become the only FDA-approved ESI for the treatment of sciatica. According to a report by Decision Resources Group, it is estimated that over 4.8 million patients will suffer from sciatica in the United States in 2022. SP-103 has also been granted fast track designation by the FDA and, if approved, could become the first FDA-approved lidocaine topical product for the treatment of acute LBP. We are developing SP-104 as a novel delayed-release formulation of low-dose naltrexone hydrochloride for the treatment of fibromyalgia, which remains a largely unmet medical need given the low response rates of commercially available therapies. Naltrexone is routinely used off-label to treat fibromyalgia. There are no low-dose formulations commercially available in the United States. Our patented formulation is designed to overcome undesirable effects of immediate release naltrexone, such as hyperalgesia, dysphoria, nausea, anxiety and insomnia. We believe our currently approved product and future product candidates, if approved, could uniquely address what we believe are the significant unmet needs of the targeted populations.

Our Marketed Product and Pipeline

The following chart illustrates our current commercial product and novel product candidates, for which we have worldwide commercialization rights, except with respect to Japan for ZTlido and SP-103.

Our Strategy

Our vision is to become the leading pain management company delivering novel non-opioid and non-addictive treatments to provide safe, effective and durable relief of multiple pain conditions. To accomplish this, the principal elements of our strategy are the following:

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Maximize the commercial potential of ZTlido. We have assembled an integrated commercial organization using a dedicated sales force and sales management, marketing and managed care capabilities to support continued uptake of ZTlido. We leverage a sales force of approximately 60-70 people, targeting over 10,000 primary care physicians, pain specialists, neurologists, and palliative care physicians who we believe treat the majority of PHN patients. Additionally, we are utilizing direct-to-patient marketing strategies to expand awareness and utilization of ZTlido. Our managed healthcare account executives have extensive experience in negotiating contracts and have already achieved significant uptake by adding ZTlido to key formularies such as Cigna HealthCare (commercial and Medicare plans), Express Scripts (commercial and Medicare plans), United Healthcare Commercial, Anthem Blue Cross Blue Shield (“BCBS”), BCBS of Massachusetts, Louisiana and Kansas, Lifetime/Excellus BCBS, MedImpact, CareFirst, Select Health and Medicaid in California, Florida, Connecticut, Idaho, and North Dakota.

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Develop and commercialize SEMDEXA as a novel epidural injection for the first approved treatment of sciatica. We are developing SEMDEXA to address the limitations associated with the available corticosteroid epidural injectable products that are used off-label. Many of these products contain potentially neurotoxic preservatives and particulates, and are administered over 12 million times annually despite a warning on the label of serious neurologic complications, including loss of vision, stroke, paralysis and death. These products carry warnings required by the FDA that the safety and efficacy of epidural administration has not been established. SEMDEXA has received fast track designation from the FDA and, if approved, could become the first FDA-approved epidural steroid product with long-term patent protection, which we also believe would create significant barriers to entry. Due to the novelty of our formulation as well as the associated patents and trade secrets, future potential competitors could be required to conduct extensive preclinical studies and costly comparative clinical trials. A full 6-month data analysis was completed in February 2022 and we have recently completed a pivotal Phase 3 study with final results received in March 2022, which results reflect achievement of primary and secondary endpoints. We believe these final results are supportive of a breakthrough therapy designation for sciatica that, in addition to the fast track designation, is expected to allow the FDA to further expedite the overall development program leading to market approval. We have extensive clinical and pre-clinical data (including those obtained from multiple Phase 2 clinical trials) with the novel viscous gel formulation of SP-102. We expect to present the robust data collected over the course of our multi-year clinical development program to the FDA as part of a NDA.

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Pursue clinical development of SP-103 for the first approved topical treatment in patients with acute LBP. We are developing SP-103 as a triple-strength lidocaine topical system for the treatment of acute LBP, to be used where we believe a high-dose strength and superior adhesive qualities of a topical system may provide a greater therapeutic benefit than currently available therapies. SP-103 is designed to use ZTlido’s delivery and adhesion technology to deliver a dose of lidocaine that is threefold higher than any other approved lidocaine topical products. We initiated a Phase 2 trial in acute LBP in the second quarter of 2022. SP-103 has been granted fast track designation by the FDA and, if approved, could become the first FDA-approved lidocaine topical product for the treatment of acute LBP.

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Pursue clinical development of SP-104 for the treatment of fibromyalgia, which has very few approved therapies that are marginally effective and have unpleasant side-effects. We are developing SP-104 for fibromyalgia. Low-dose naltrexone hydrochloride delayed-release capsules are routinely used off-label to treat fibromyalgia and other chronic pain conditions such as complex regional pain. SP-104 addresses the shortcomings of using the high-dose commercial products and pharmacy-compounded products by delivering a low-dose of naltrexone hydrochloride (approximately 11 times less than the commercial product) in a delayed-release formulation that bypasses the stomach and releases the drug in the gut (upper intestine). These product characteristics mitigate against the known safety issues associated with the high-dose commercial products and immediate release pharmacy-compounded products, and the overall reliability issues associated with pharmacy-compounded products. SP-104 has completed two Phase 1 studies to characterize the pharmacokinetics and safety of the product, and we expect to commence Phase 2 studies in the first half of 2023.

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Expand our product portfolio by developing or acquiring non-opioid assets that leverage our novel delivery and adhesion technologies or our existing commercial infrastructure. We are continuously evaluating opportunities to leverage our research and development experience to develop non-opioid therapeutics for pain management indications that are not adequately served with existing treatment options. We also seek to in-license or acquire non-opioid therapeutics that can both complement our existing product portfolio and benefit from our existing commercial infrastructure. In evaluating marketed and clinical-stage expansion opportunities, Scilex intends to pursue therapeutics that address markets served by our established target physician audience and that can be commercialized by our existing sales force.

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Leverage our management team’s experience to further develop and commercialize its current and future product portfolio. Our management team has held senior positions at leading biopharmaceutical companies, including Allergan, Inc., Bristol-Myers Squibb Company, Teva Pharmaceuticals Industries Ltd., Novartis Pharmaceuticals, Cephalon, Inc., Roche AG, PDL BioPharma, Inc., Xenoport, Inc. and Chiron Corp. Our team has substantial experience in rapidly progressing new drugs to clinical proof of concept, completing successful pivotal registration programs and successfully commercializing products.

We believe that our innovative non-opioid product portfolio has the potential to provide effective pain management therapies that can have a transformative impact on patients’ lives.

Our Management Team

We have assembled a management team of experienced biopharma industry veterans, who have deep scientific, business and leadership expertise in pharmaceutical industry, in addition to strong transactional and business development track records.

Our management team is led by our Chief Executive Officer and President, Jaisim Shah, with strategic guidance from our Executive Chairman, Henry Ji, Ph.D. They collectively have over 40 years of global biopharmaceutical and biotechnology experience. Mr. Shah served as the Chief Executive Officer of Semnur from its inception in 2013 until our acquisition of Semnur in March 2019. He also has over 15 years of senior management experience in leading business development, commercial operations, investor relations, marketing and medical affairs. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of Sorrento’s intellectual property. Our Chief Financial Officer, Elizabeth Czerepak, has more than 35 years of finance and operational expertise across pharmaceuticals, biotechnology and venture capital. Our research efforts are guided by highly experienced scientists and experts. Our management team contributes a diverse range of experiences from leading biopharmaceutical companies, including Allergan, Inc., Bristol-Myers Squibb Company, Teva Pharmaceuticals Industries Ltd., Novartis Pharmaceuticals, Cephalon, Inc., Roche AG, PDL BioPharma, Inc., Xenoport, Inc. and Chiron Corp. With this leadership, we believe we are well positioned to achieve our vision of becoming the leading pain management company delivering novel non-opioid and non-addictive treatments to provide safe, effective and durable relief of multiple pain conditions.

In addition, we are supported by impressive teams across all levels of the organization. We hire and develop world-class talent from diverse backgrounds in biopharma, academia, technology and finance to ensure we have all of the capabilities to design and deliver effective first-class pain management therapies.

Our Product Portfolio

ZTlido

Our marketed product, ZTlido, is a lidocaine topical system approved for the relief of neuropathic pain associated with PHN. ZTlido was strategically designed to address the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. We launched ZTlido in October 2018 with an integrated commercial organization and we believe its differentiated therapeutic profile, combined with our competitive pricing strategy and our active direct marketing efforts have driven, and will continue to drive, accelerated sales growth and increased market uptake.

Prescription Lidocaine Patch Market Overview

Prescription lidocaine patches are approved by the FDA as a local anesthetic and are generally used as a first-line treatment for the relief of neuropathic pain associated with PHN. PHN is a chronic neuropathic pain syndrome that results as a complication following an infection of herpes zoster, also known as shingles. Herpes zoster symptoms resolve after a few weeks, but the pain caused by the nerve injury can persist for months to years surrounding the affected area. According to Evaluate Ltd., there were over 3.5 million people living with PHN conditions in the United States in 2021. Lidocaine patches have also been used in patients with other types of pain, such as diabetic neuropathy, osteoarthritis and pain associated with surgery, cancer or trauma, and often in patients with LBP.

In 2021, there were more than 147 million prescription lidocaine patches sold in the United States, according to Symphony Healthcare. Of this, five lidocaine patch manufacturers accounted for approximately 92% of the total prescriptions, according to Symphony Healthcare. We believe that the PHN market will continue to expand with the introduction of our lidocaine topical system, ZTlido, which is supported by our commercial organization, by prescribing trends away from opioid use, and by continued growth in the population of patients aged 45 years and older who are at greater risk of suffering from PHN. Unlike Lidoderm, the FDA has not determined that any other products are therapeutically equivalent to ZTlido, and accordingly, a prescription for ZTlido may not be able to be substituted by a generic product.

Current Treatment Landscape and Limitations of Existing Treatments

Recommended first-line treatment for the relief of neuropathic pain associated with PHN includes topical lidocaine, gabapentinoids (which have been associated with the potential for abuse as well as numerous adverse events), antidepressants and a multi-modal approach. Topical lidocaine and gabapentinoids are preferred for combination therapies due to their low propensity for drug-to-drug interactions. For example, an eight-week combination use with pregabalin (Lyrica) has been proven to reduce pain in half for patients who had inadequate relief on monotherapy, despite titration of pregabalin to effect. This efficacy boost was achieved without tolerability issues or adding to side effects.

A survey analyzing treatment patterns for neuropathic pain associated with PHN found that recommended first-line therapeutics were used in only 29% of patients examined from 2010 to 2014, while the remaining patients were started on various off-label treatments, including NSAIDS and opioids. These drugs can have adverse effects, especially on elderly patients, which represent the majority of PHN patients. For example, opioids carry a well-characterized risk of abuse and misuse and the potential for serious side effects, such as respiratory depression, constipation and others, including death. According to the Centers for Disease Control and Prevention, over 75% of the 100,306 drug overdose deaths during the 12-month period ending in April 2021 involved opioids. Similarly, tricyclic antidepressants, which can be effective in managing the neuropathic pain associated with PHN, can result in significant systemic side effects and cardiotoxicity, posing risks to the elderly and patients with heart disease, epilepsy or glaucoma. These side effects make topical lidocaine products an attractive first-line treatment option from a safety perspective.

The safety of lidocaine patches is well-supported in medical literature. Unlike transdermal medications that are designed to achieve systemic drug levels via absorption through the skin or mucosal membrane, leading to effects away from the application site, topical lidocaine has a local effect at the site of application. Because drug application is localized to the immediate area surrounding the patch, systemic absorption from a topical patch is low, reducing the risk of systemic side effects and lowering the potential for drug interactions relative to other systemic pharmacologic therapies. Due to the low systemic exposure and minimal systemic side effects reported in clinical trials, we believe a topical lidocaine patch is well-suited for patients being treated with multiple medications or at a higher risk of side effects, including the elderly or those with chronic conditions. As a localized treatment, lidocaine patches have been used concomitantly with other medications in patients for whom monotherapy is inadequate. Furthermore, we believe medication administered topically rather than orally can improve patient compliance.

While lidocaine patches have certain advantages over the treatment alternatives discussed above, certain patches have limitations that may impact efficacy. For example, poor adhesion of the patch is a leading problem for topical lidocaine patches cited in the FDA Adverse Event Reporting System (“FAERS”). Because the drug is incorporated in the adhesive for these products, patches must maintain adhesion or risk compromising the ability to deliver their full drug dose. As a result, establishing strong adhesion is a key factor for patient compliance and satisfaction. In draft guidance issued in July 2021, the FDA recommended that developers of topical and transdermal delivery systems (“TDSs”) conduct studies to characterize the adhesion performance of the product with suggested data requirements. Likewise, the FDA issued a draft guidance in October 2018 outlining the adhesion data requirements for generic TDSs. This guidance, along with Scilex’s past experience with regulatory agencies, shows the FDA’s interest and the importance of adhesion performance of these products. There are also dermal safety requirements that force developers to carefully balance adhesion performance against dermal safety. ZTlido is the first TDS product approved by the FDA that was able to demonstrate the targeted adhesion performance with an overall benign dermal safety profile.

The following figure depicts data derived from FAERS as of December 31, 2020:

For many of the competing lidocaine patches, a common drawback is the usage of hydrogel technology that limits the overall pharmaceutical efficiency of the product, requiring more total drug to be loaded into the patch to deliver sufficient drug to achieve a therapeutic effect. For example, Lidoderm has a drug load of 700 mg drug but only delivers 3± 2% of that drug load. Consequently, adhesive thickness must be increased in order to have a drug load sufficient to deliver a therapeutic dose of drug to the skin. As adhesive thickness increases, the product’s pliability can be compromised to the extent that the patch loses adhesion as the skin moves and wrinkles through normal patient activity. The weight of the hydrogel patches (largely due to high water content) further contributes to the challenge in maintaining adhesion.

The greater drug load also poses a risk of accidental exposure. For example, with a bioavailability of 3 ± 2% of the 700 mg drug load for Lidoderm, there is over 650 mg of drug remaining on the patch at the end of the 12-hour administration period, as captured in a bolded warning on the product label. If improperly disposed of, the residual drug poses the potential risk to children, pets and others of accidental exposure to a toxic amount of lidocaine, although we believe the risk with this formulation has not been evaluated.

In addition to prescription lidocaine patches, there are commercially-available OTC topical lidocaine products in the market, but none of these OTC products have been reviewed or approved by the FDA. Notably in 2003, the FDA proposed amending the tentative final monograph for OTC external analgesic drug products to clarify the status of patches (and poultices and plasters), noting that the dosage forms had not been determined to be generally recognized as safe and effective for any analgesia at that time. Therefore, the FDA would likely not consider these OTC products to be compliant with the monograph and do not have legal marketing status.

Our Solution

Our novel adhesion and delivery technology provides significantly improved adhesion compared to Lidoderm, manufactured by Endo Pharmaceuticals, and generic alternatives marketed by Mylan N.V. (“Mylan”), while providing bioequivalent delivery of lidocaine via an efficient drug delivery system. Our product is lighter, thinner and provides for a better patient experience without compromise to dermal safety and with no presentation of dermal sensitization. Below is a comparison of the key advantages of ZTlido to Lidoderm and generic lidocaine patches manufactured by Teva and by Mylan.

Key Advantages of ZTlido vs. Lidoderm and Associated Generics

Note: DIA = Drug-in-adhesive

* Source: A Scilex-sponsored head-to-head comparative adhesion study (SCI-LIDO-ADH-003)

ZTlido has been strategically designed to address poor adhesion, a leading complaint associated with other currently marketed topical lidocaine products. ZTlido uses an advanced hot-melt technology, which uses premixing and hot-melt mixing of various excipients and lidocaine, followed by cGMP compliant coating, lining, cutting and filling processes. In clinical studies, the technology provided significantly improved adhesion over Lidoderm and Mylan’s generic lidocaine patch at 12 hours after application. In a head-to-head study of 44 subjects, ZTlido showed statistically significant adhesion at all-time points compared to Lidoderm. Further, ZTlido maintained greater than 90% mean adhesion over the labeled 12-hour administration period while Lidoderm fell below this benchmark within 3 hours. ZTlido also showed superior adhesion when compared to Mylan’s generic lidocaine patch. In this head-to-head study, ZTlido maintained greater than 90% mean adhesion throughout the labeled 12-hour administration period, while Mylan’s generic product had a mean adhesion score of only 80% immediately after application, which progressively worsened over time. The formulation components are also carefully selected to achieve the target adhesion profile without creating dermal sensitization and maintaining a benign irritation profile.

In two separate studies, adhesion performance of ZTlido was compared to Lidoderm (with 44 subjects) and to Mylan’s generic lidocaine patch (with 24 subjects), as depicted in the diagrams below. Both studies were performed with healthy volunteers using a standard clinical adhesion protocol where adhesion could not be enhanced (i.e., no reinforcement, pressing or reattaching). The level of adhesion was measured immediately after application (Time 0), and at 3, 6, 9 and 12 hours after application. ZTlido was the only lidocaine product to achieve over 90% adhesion over 12 hours after application in these studies. Maintaining 90% adhesion was a requirement for ZTlido’s NDA approval.

The proprietary adhesive system utilized for ZTlido allows for a more efficient delivery of the drug from the patch to the skin. This was supported by a clinical study in which our product achieved a bioequivalent dose of lidocaine while using a reduced drug load (36 mg for ZTlido versus 700 mg for Lidoderm). The drug delivery efficiency of ZTlido lessens the danger of accidental exposure. After 12 hours after application, ZTlido contains approximately 18 mg of residual lidocaine. In comparison, each Lidoderm patch leaves over 650 mg in the patch at the end of the 12-hour administration period. If improperly disposed of, the residual drug poses a risk of accidental exposure to a toxic amount of lidocaine to children, pets and others, although the risk with this formulation has not been evaluated.

The drug delivery efficiency of ZTlido also enables it to be manufactured as a thinner product relative to Lidoderm and Teva’s generic lidocaine patch. We strategically leveraged this property of ZTlido by utilizing a thin patch design with a nonwoven backing cloth that allows for better adhesion of the product. The improved adhesion performance, thinner profile and incorporation of a flexible backing material allows for a product that maintains contact with the skin in contoured areas of the body, when encountering torsional strains arising from normal body movements and during contact with clothing and bedding. While Mylan’s generic lidocaine patch is also thinner than Lidoderm, it incorporates a film backing material that makes the product inflexible with body movements, contributing to its rapid loss in adhesion.

The adhesion profile of ZTlido allows the product to be used under moderate exercise conditions (tested in 4 sessions of 30-minutes of stationary bike exercise, cumulatively 2 hours) as captured in the ZTlido label. No ZTlido patches fell off during the entire 12-hour administration period. Lidoderm and the associated generics have not produced any public data on the use of their products by active pain patients under such conditions. ZTlido is also labeled to allow patients to shower and bathe while wearing the patch, which is supported by an adhesion or pharmacokinetic study showing that while some degree of lifting is observed in these environments, the patches were able to be pressed back down or reattached in the cases where the product completely detached, with no clinically meaningful change in pharmacokinetics. In contrast, Lidoderm and the associated generics are labeled with the effects of water exposure being unknown.

Although ZTlido, Lidoderm and the associated generics are all labeled to not be used with heat (e.g., heating pad or blanket), the FDA-approved ZTlido label states that users may apply ZTlido to a treatment site after moderate heat exposure, such as after 15 minutes of heating pad use on a medium setting. This authorized use of ZTlido is of value as heat therapy is widely used in treating pain. In contrast, Lidoderm and the associated generics are not labeled for use with heat.

We believe ZTlido has other favorable features compared to Lidoderm and associated generic lidocaine patches such as the inclusion of a perforated release liner and the absence of cold flow. The perforated release liner allows for easier removal of the liner before application, which we believe provides convenience to patients who have dexterity challenges. In contrast, Lidoderm and generic lidocaine patches incorporate a single-sheet release liner, requiring patients to pick at the corners and edges to breach and remove before application. Cold flow is the propensity of the adhesive to migrate from the edges of the product under normal conditions, either in the product envelope or while on the skin. This can lead to difficulties in removing the product from the envelope and/or movement of the product, while on the skin, away from the intended administration site.

We launched ZTlido in October 2018 with support from an integrated commercial organization using a dedicated sales force and sales management, marketing and managed care capabilities. We market ZTlido through a dedicated 65-person sales force, targeting over 10,000 primary care physicians, pain specialists, neurologists and palliative care physicians who we believe treat the majority of PHN patients. We are utilizing a multi-channel marketing strategy to expand awareness and utilization of ZTlido. Our managed healthcare account executives have achieved success in adding ZTlido to key formularies, including Cigna HealthCare (commercial and Medicare plans), Express Scripts (commercial and Medicare plans), United Healthcare Commercial, Anthem BCBS, BCBS of Massachusetts, Louisiana and Kansas, Lifetime/Excellus BCBS, MedImpact, CareFirst, Select Health and Medicaid in California, Florida, Connecticut, Idaho, and North Dakota. We believe the benefits of ZTlido, combined with our competitive pricing strategy and our active direct marketing efforts have driven, and will continue to drive, accelerated sales growth and increased market uptake.

We plan to support several investigator-initiated research studies to explore the clinical benefits of using ZTlido in patients with carpal tunnel syndrome, neck pain, intercostal neuralgia and other possible indications.

SP-102 (SEMDEXA)

SP-102 (SEMDEXA) is a Phase 3, novel, injectable viscous gel formulation of a widely used corticosteroid for epidural injections to treat sciatica. No ESIs are currently approved by the FDA.

Sciatica Market Overview

A particularly debilitating complication of back pathology is sciatica, which is a condition caused by mechanical compression of the nerve root, or by the effects of inflammatory mediators arising from a degenerative disc that results in inflammation and damage to the nerve roots. This nerve root compression in the lumbar segment of the spine causes shock-like or burning LBP combined with pain radiating down along the sciatic nerve through the buttocks and down one leg, sometimes reaching the foot. This often severe and debilitating leg pain is usually associated with symptoms of neuropathy-like numbness and tingling. The estimated lifetime incidence of sciatica ranges from 10% to 40% of the U.S. population, and about one-third of these cases will develop symptoms lasting over a year. According to a report by Decision Resources Group, it is estimated that over 4.8 million patients will suffer from sciatica in the United States in 2022.

Current Treatment Landscape and Limitations of Existing Treatments

As the U.S. population ages, the incidence of sciatica and the need for interventions are expected to continue to increase. For example, from 2000 to 2018, ESIs in Medicare beneficiaries increased by more than 125%.

Although there are numerous etiologies of sciatica, and therapies may differ based on the etiology, pain management interventions for sciatica are usually multi-modal. Among the pain management interventions, ESI is considered to be efficacious and has been widely used by physicians across multiple specialties, including anesthesiology, physical medicine and rehabilitation and pain medicine. However, there is no ESI therapy approved by the FDA for sciatica to date, and particulate formulations of glucocorticoids have been associated with severe adverse events.

Patients with sciatica have a wide range of invasive and non-invasive treatment options. Surgical intervention options include such as vertebroplasy, spinal laminectomy, discectomy, microdiscectomy, foraminotomy, intradiscal electrothermal therapy, nucleoplasty, radiofrequency denervation, spinal fusion and artificial disc replacement. These options are generally the last line of treatment because they can result in prolonged recovery time, may not be successful in reducing pain or addressing the underlying cause, and may result in permanent loss of flexibility. For these reasons, less invasive interventions are usually implemented first. Less invasive interventions may include (i) nonpharmacological therapies such as physical therapy, stretching exercises, spinal manipulations or chiropractic therapy, traction, acupuncture, transcutaneous electrical nerve stimulation, and biofeedback; (ii) oral pharmaceutical therapies such as NSAIDs, muscle relaxants, opiates, antidepressants, and anticonvulsants; and (iii) injectable pharmaceutical therapies such as off-label use of ESIs or nerve blocks.

ESIs for various back pain syndromes are one of the most common procedures performed in the United States and lumbosacral radicular ESI procedures represent 88% of total ESI procedures. ESIs are used when a patient’s pain is inadequately controlled with oral pain medications, topical systems or interventions such as physical therapy. ESIs have demonstrated efficacy in reducing pain, restoring function, reducing the need for other health care and avoiding back surgery. However, in addition to not being FDA-approved for the treatment of lumbosacral radicular pain, currently-used ESIs also present various risks and challenges.

When administering an ESI, many physicians use a particulate steroid (including methylprednisolone acetate, triamcinolone acetonide, or betamethasone sodium phosphate or betamethasone sodium acetate) instead of a non-particulate steroid (dexamethasone sodium phosphate) because early studies suggested that the duration of pain relief was longer with the particulates and fewer repeat injections were required, even though dexamethasone is considered an otherwise potent and therapeutically beneficial therapy. Particulate in injectable products is defined as extraneous undissolved particles present in injectable solution products. An example of such particulate is precipitate of insoluble drug form, or suspended drug particle. These steroid particles or their aggregates have at least two mechanisms for neurological damage: (1) they can act as emboli if injected into an artery and are of sufficient size to block small terminal arterioles supplying the brain or spinal cord; and

(2) several particulate steroids have an immediate and massive effect on microvascular perfusion because of formation of red blood cell aggregates. These emboli can cause rare but catastrophic neurologic injuries including stroke and spinal cord injury that can result in increased pain, severe permanent disability or death. In addition, fungal meningitis has occurred from the injection of steroids manufactured in a compounding pharmacy that did not adhere to sterility standards.

The FDA has been evaluating serious neurologic events with ESIs since 2009, and in 2014, the FDA required a class warning on the currently off-label use of injectable corticosteroids to include information about the risk of serious neurologic events with ESIs. The warning on product labels for all injectable glucocorticoids states that the product is to be used for intramuscular or intravenous purposes only, and specifically includes a warning for serious neurologic adverse reactions with epidural administration. These serious neurologic events have been reported with and without use of fluoroscopy. The class warning also includes a statement that safety and effectiveness of epidural administration of these corticosteroids have not been established.

Certain third-party payors have also provided limited coverage of ESIs to date. Based on coverage criteria established by different health care plans and certain Medicare Administrative Contractors, an ESI is considered medically necessary and therefore reimbursable only when certain specific criteria are met.

Our Solution

We are developing SP-102 to address problems associated with currently available corticosteroid products that are used in practice but not approved for epidural injection or the treatment of lumbosacral radicular pain. SP-102 is a Phase 3 sterile dexamethasone sodium phosphate viscous gel formulation of 10 mg dexamethasone at a 5 mg/mL concentration in a pre-filled glass syringe for delivery via an epidural injection. SP-102 allows for the use of the potent dexamethasone and provides for longer residency time at the site of injection through the use of a viscous excipient in lieu of particulates. The product is also formulated without the use of preservatives and packaged in a pre-filled syringe, so as to confer greater physician convenience.

Currently-used steroids carry a class warning and are not approved to be administered epidurally for the treatment of sciatica. In fact, there are further warnings that the safety and efficacy of the use of these products following epidural administration has not been established. Their formulations include neurotoxic preservatives, surfactants, suspensions or particulates that carry risks of serious neurologic complications. Unlike currently-used steroids, SP-102 does not contain neurotoxic preservatives, surfactants, suspensions or particulates that carry risk of serious neurologic complications, which we believe may improve safety and the extent of pain relief. By using dexamethasone sodium phosphate, the soluble form of the potent dexamethasone, we believe SP-102 may substantially reduce the risk of embolic events in case of inadvertent intra-arterial administration and enable repeat injections. We expect the injectable viscous gel product, SP-102, which uses a biocompatible, biodegradable, novel excipient and is protected by multiple patents and patent applications and trade secrets, to prolong the residence time at the injection site and result in extended local activity. We believe SP-102, if successfully developed and approved, has the potential to reduce the disability related to lumbosacral radicular pain and help delay or avoid spine surgery.

If approved, SP-102 could become the first FDA-approved ESI product. We believe an FDA-approved therapy for the treatment of sciatica could potentially benefit from first-to-market advantage if it can be shown to reduce or delay the need for expensive and potentially risky interventions such as spinal surgery and decrease the use of opioids. SP-102 benefits from our substantial intellectual property portfolio and other technical barriers to entry for potential competitors. Further, we are a party to an exclusive supply agreement for a proprietary biocompatible viscosity-enhancing excipient sodium hyaluronate in SP-102.Our complex manufacturing process, specialized equipment and know-how for sterile viscous product candidates are also key to our competitive edge.

We are currently evaluating data on SP-102 from a pivotal Phase 3 CLEAR trial, which was designed to evaluate the safety and efficacy in the proposed indication. The CLEAR clinical trial is a randomized, double-

blind, placebo-controlled Phase 3 trial that enrolled 401 patients with sciatica at over 40 sites across the United States, with a primary objective to evaluate the analgesic effect on average leg pain (as measured by the Numeric Pain Rating Scale in the affected leg) following a single epidural injection of SP-102, compared to an intramuscular injection of placebo over four weeks. A full 6-months data analysis was completed in February 2022 and we announced final results from the study in March 2022, which results reflect achievement of primary and secondary endpoints. We believe these final results are supportive of a breakthrough therapy designation for sciatica that, in addition to the fast track designation, is expected to allow the FDA to further expedite the overall development program leading to market approval.

The Phase 3 CLEAR trial summary results, which results reflect achievement of primary and secondary endpoints, are as follows:

•

SP-102 (SEMDEXA™), with 401 patients enrolled in the C.L.E.A.R. trial (Corticosteroid Lumbosacral Epidural Analgesia in Radiculopathy) experienced a rapid onset of pain relief, measured by Numeric Pain Rating Scale of average daily pain in the affected leg, with improvement against placebo over the first 4 weeks, following a single transforaminal injection, LS Mean (SEM) difference -1.08 (0.17), with a p-value < 0.001.

•

SP-102 (SEMDEXA™) showed continued reduction of pain beyond one month, and the median time to open-label repeat injection was 99 days (95% CI: 78, 129 days) according to a Kaplan-Meier estimation. By contrast, off-label injectable steroids typically provide pain relief for periods ranging from less than a week and up to one month, and then a repeat injection may be required.

•

The key secondary endpoint of Oswestry Disability Index, the gold standard for measuring degree of disability and estimating quality of life, showed a 28% improvement at 4 weeks on SP-102 (SEMDEXA™) compared to baseline (minimal clinically meaningful improvement 8%-12%)15. The LS Mean (SEM) difference as compared to placebo was -6.28 (1.49), with a p-value < 0.001.

•

There were no adverse events (“AEs”) of special interest reported, such as paraplegia, hematoma, or infection at the injection site, which events are associated with the off-label use of non-approved injectable steroid preparations. Of the 354 patients receiving at least a single injection of SP-102, there were 125 (35.3%) patients experiencing treatment emergent adverse events (“TEAEs”), with 32 (9.0%) patients experiencing treatment-related AEs, 16 (4.5%) patients experiencing medication-related AEs, 23 (6.5%) patients experiencing procedure-related AEs, four (1.1%) patients experiencing serious AEs, and one (0.3%) patients experiencing AEs related to early withdrawal. Of the 47 patients only receiving a single placebo injection (and no repeat injection of SP-102), there were 14 (29.8%) patients experiencing TEAEs with (i) two (4.3%) patients experiencing treatment-related AEs, (ii) two (4.3%) patients experiencing medication-related AEs, (iii) one (2.1%) patient experiencing procedure-related AEs, (iv) one (2.1%) patient experiencing serious AEs, (v) one (2.1%) patient experiencing AEs related to early withdrawal, and (vi) one (2.1%) patient death. TEAEs occurring in ≥ two percent of patients were headache (SP-102: 13 (6.4%), 17 events; placebo: 11 (5.5%), 11 events), injection site pain (SP-102: 4 (2.0%), four events; placebo: zero (0.0%), 0 events), upper respiratory tract infection (SP-102: two (1.0%), 2 events; placebo: four (2.0%) events), sinusitis (SP-102: 4 (2.0%), four events; placebo zero (0.0%), 0 events) and hypertension (SP-102: four (2.0%), four events; placebo: one (0.5%), two events). The C.L.E.A.R trial also established the safety of repeat injections, as patients who experienced moderate-to-severe radicular pain between 4 and 23 weeks were allowed to receive open-label additional SP-102 (SEMDEXA™) injection. The safety analysis was comparable between treatment groups through 4, 12 and 24 weeks of study period.

Phase 3 SP-102 C.L.E.A.R Trial – Primary Endpoint

SP-103

We are developing SP-103 to be a triple-strength, non-aqueous lidocaine topical system for the treatment of acute LBP. SP-103 leverages the same adhesive drug delivery formulation and manufacturing as ZTlido along with comparable backing material, perforated release liner and container-closure system. The increase in drug load is offset by a corresponding decrease in the adhesive diluent.

Acute LBP Market Overview

The safe and effective treatment of acute LBP represents a high unmet needs and creates large market opportunities. LBP affects about 70% of people in resource-rich countries at some point in their lives. Acute LBP can be self-limiting, however. One year after an initial episode, as many as 33% of people still have moderate-intensity pain and 15% have severe pain. Acute LBP has a high recurrence rate with 75% of those with a first episode having a recurrence. Although acute episodes may resolve completely, they may increase in severity and duration over time. Americans spent approximately $134.5 billion in 2016 on treating LBP and neck pain, which was the highest expenditure among 154 conditions studied by the Department of Institute for Health Metrics and Evaluation at the University of Washington.

Current Treatment Landscape and Limitations of Existing Treatments

According to the Centers for Disease Control and Prevention, in 2018, 28.0% of men and 31.6% of women aged 18 years old and older had lower back pain in the past three months. The percentage of women who had lower back pain increased as age increased. Among men, the percentage increased with age through age 74 years and then decreased. Women in the age groups 18 – 44, 45 – 64, and 75 years and older were more likely to have lower back pain in the past three months than were men in the same age groups, but percentages were similar between men and women in the age group 65-74 years. Although most patients recover quickly with minimal treatment, proper evaluation is imperative to identify rare cases of serious underlying pathology. Certain red flags should prompt aggressive treatment or referral to a spine specialist, whereas others are less concerning. Serious red flags include significant trauma related to age (i.e., injury related to a fall from a height or motor vehicle crash in a young patient, or from a minor fall or heavy lifting in a patient with osteoporosis or possible osteoporosis), major or progressive motor or sensory deficit, new-onset bowel or bladder incontinence or urinary retention, loss of anal sphincter tone, saddle anesthesia, history of cancer metastatic to bone and suspected spinal infection. Without clinical signs of serious pathology, diagnostic imaging and laboratory testing often are not required. Although there are numerous treatments for nonspecific acute LBP, most have little evidence of benefit. Patient education and medications such as nonsteroidal anti-inflammatory drugs, acetaminophen and muscle relaxants are beneficial.

Our Solution

Our triple-strength SP-103 is an investigational, non-aqueous lidocaine topical system undergoing clinical development in acute LBP conditions. If approved, we believe that SP-103 could become the lidocaine topical product for acute LBP indications. All current uses of topical lidocaine products for LBP are off-label. This program builds on the learnings from ZTlido because both products share the same adhesive drug delivery formulation and manufacturing technology.

We are developing SP-103 to deliver a dose of lidocaine that is at least threefold higher than any approved lidocaine topical products (including the approved ZTlido, which has a drug load of 36 mg lidocaine). We manufacture SP-103 to have a drug load of 108 mg lidocaine in a similar adhesive formulation as ZTlido, along with comparable backing material, perforated release liner and container-closure system.

SP-103 has demonstrated delivery of threefold the level of drug of ZTlido, and consequently delivers threefold the level of drug of Lidoderm and associated generics by extrapolation. SP-103 has been granted fast track designation by the FDA and, if approved, could become the first FDA-approved lidocaine topical product for the treatment of acute LBP. We believe SP-103, if successfully developed and approved, may be able to address the limitations of prescription lidocaine patches in treating acute LBP by delivering a higher dose of lidocaine to the application site, but with systemic exposure of drug remaining well below established safety thresholds. SP-103 has three times the drug load of ZTlido (108 mg versus 36 mg) in the adhesive system and can potentially deliver threefold the level of the drug within a targeted area, with the convenience of a single topical system. This level of dosage for SP-103 is comparable to the maximum approved daily dosage of ZTlido, or three topical systems for up to 12 hours during a 24- hour period. By contrast, delivering higher levels of drug with other lidocaine patches is encumbered by the underlying hydrogel technology that constrains the level of drug that can be loaded into the adhesive of those products. The level of drug product in such patches can be increased only with a thicker adhesive layer, which can result in a loss of adhesion performance and flexibility.

Further, increasing product dimensions can allow delivery of the drug over a larger area, but does not increase drug delivery to a localized area under the topical system.

We believe the acute LBP market presents an attractive commercial opportunity due to the large patient population, lack of any approved drugs and high level of unmet medical need. We believe developing and commercializing a topical non-opioid product targeting this segment of the pain population represents a commercially attractive strategy.

We intend initially to evaluate SP-103 in a Phase 2 trial in subjects who have acute LBP. The study design is planned as an enriched-enrollment, randomized, double-blind, two-period cross-over, multicenter study of SP-103 and placebo in subjects with acute LBP. The study consists of a 7-day open-label run-in period where all subjects receive active treatment. Responders to treatment then will be randomized to blinded Treatment A, consisting of 30 days treatment with SP-103 or Treatment B, consisting of 30 days treatment with placebo patch with no lidocaine. Scilex initiated the Phase 2 trial in the second quarter of 2022.

SP-104

We are developing SP-104 for the treatment of fibromyalgia. Low-dose naltrexone hydrochloride delayed-release capsules is routinely used off-label to treat fibromyalgia and other chronic pain conditions such as complex regional pain.

Fibromyalgia Market Overview

Fibromyalgia affects an estimated 10 million people in the United States and an estimated 3% to 6% of the world population. While it is most prevalent in women, it also occurs in men and children of all ethnic groups. Fibromyalgia is the second most common disorder that rheumatologists encounter, seen in 15% of evaluated patients. Approximately 8% of patients cared for in primary care clinics have fibromyalgia. Prominent fibromyalgia researchers and specialists estimate the economic burden of fibromyalgia in the United States to be between $12 billion to $14 billion each year and the condition accounts for a loss of 1% to 2% of the national overall productivity.

Potential Complications of Fibromyalgia

The following is a non-exhaustive list of complications of fibromyalgia:

•	extreme allodynia with high levels of distress;

•	opioid or alcohol dependence;

•	marked functional impairment;

•	severe depression and anxiety;

•	obesity and physical deconditioning; and

•	metabolic syndrome.

Although fibromyalgia is frequently grouped with arthritis-related conditions, there is no apparent inflammation or damage to the joints, muscles or other tissues. The diagnostic criteria for fibromyalgia is detailed in the chart below.

Currently approved products for pain in fibromyalgia, including duloxetine, pregabalin and milnacipran, have limited efficacy. Responders applying such products can only demonstrate a 27% to 40% reduction of symptoms, which is far below the commonly accepted threshold of 50% to prove efficacy in treating fibromyalgia. In light of this, we believe new treatments with higher efficacy are needed to improve management of fibromyalgia.

Our Solution

SP-104 has key clinical data supporting its use in fibromyalgia. There are investigational trials that support use and development of SP-104 for fibromyalgia. Currently there are no low-dose formulations (i.e., less than 5 mg) available. Physicians currently use the commercially available high-dose tablets (50 mg) and have compounding pharmacies aliquot lower doses for patients. Pharmacy-compounding is inherently inaccurate and does not involve analyses to confirm that the aliquoted product has the target level of drug, and there is no assurance as to content uniformity within a batch as well as other quality attributes critical for pharmaceutical product performance. This can lead to errors in dosing and challenges with titration. The commercial products and pharmacy-compounded products also allow for the immediate release of the drug in the stomach, which can lead to compliance challenges due to severe side effects. Common side effects for naltrexone include hyperalgesia, dysphoria, insomnia and anxiety. All these issues culminate into patient compliance issues and result in the eventual abandonment of an otherwise viable therapy to treat this debilitating disease.

Our SP-104 uses delayed burst release technology that bypasses the stomach and releases the drug in the gut (upper intestine). When taking SP-104 at night before bed, peak drug levels are achieved at night during sleep, allowing the patient to avoid conscious perception of hyperalgesia and other side effects. The combination of the delayed-release and administration at night may also maximize efficacy as most endorphin/ enkephalin release is during sleep, which maximizes the product’s potential to elicit compensatory response.

We are committed to develop SP-104 for fibromyalgia. Phase 1 studies are to characterize the pharmacokinetic and safety profile of SP-104, and Scilex intends to initiate a Phase 2 study in the first half of 2023. If successful, we believe SP-104 can become a pivotal treatment for management of fibromyalgia, which represents a large commercial opportunity with high unmet demands.

Commercialization and Market Access

Sales & Marketing

We have built a robust and integrated commercial infrastructure using a dedicated sales force and sales management, marketing and managed care capabilities, to maximize the potential of our marketed product, ZTlido, and to commercialize our product candidates, if approved. We are focused on achieving accelerated sales growth and increased market uptake for ZTlido in the topical lidocaine product market, where we believe we have the only actively promoted product. Our dedicated 65-person sales force has broad experience in pain management and is exclusively focused on promoting ZTlido. Our sales representatives leverage their established relationships to call on over 10,000 target pain specialists, neurologists, select primary care providers and palliative care physicians who Scilex believes treat the majority of PHN patients. We believe these same call points provide treatment for the sciatica and acute LBP patients that could benefit from SEMDEXA and SP-103, if approved. Our sales representatives typically have over 10 years of experience in promoting a broad scope of pain management products that Scilex intends to leverage as our product candidates are commercialized.

As of September 30, 2022, ZTlido had gained approximately 11.6% market share of the lidocaine patch prescription market across the territories we cover in the United States. The total prescriptions of ZTlido for the nine months ended September 30, 2022 grew by more than 47.9% over the nine months ended September 30, 2021, according to Symphony Healthcare’s national prescription data. Our experienced sales representatives and managers are supported by our marketing team, whose members have successfully launched over 20 products with large pharmaceutical, biotechnology and specialty pharmaceutical companies. Our marketing team has developed a multi-channel marketing strategy to promote the continued uptake of ZTlido by highlighting its significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. We are also promoting ZTlido with a marketing campaign that engages patients seeking relief for neuropathic pain associated with PHN through social media and medical and consumer journals. Further, our marketing function is supported by an experienced analytics team that leverages its experience in forecasting and analytics to draw insights from healthcare databases to inform our marketing strategy. As part of our broader commercial strategy, our marketing analytics team is conducting market research to support the launch of SP-102, SP-103 and SP-104, if any of these candidates is approved. We believe that our sales force, supporting commercial infrastructure and established relationships with our targeted physician audience will provide a strategic advantage in pursuing potential partnerships to commercialize other non-opioid pain management therapeutics.

Market Access

We have established a patient-centric market access function with robust capabilities across the market access continuum, including payor sales, contracting and marketing strategies, supplemental patient assistance programs and responsible drug pricing to support patients’ access to ZTlido. Our team of managed healthcare account executives has demonstrated experience in establishing products on formularies and have currently prioritized and targeted select payor accounts representing approximately 275 million of the over 300 million lives, with the remaining 25 million to be considered in the future. Currently, ZTlido is covered for over

200 million lives in the United States and coverage continues to improve. As of January 2021, we have secured coverage for ZTlido on Cigna HealthCare (commercial and Medicare plans), Express Scripts (commercial and Medicare plans), United Healthcare Commercial, Anthem BCBS, BCBS of Massachusetts, Louisiana and Kansas, Lifetime/Excellus BCBS, MedImpact, CareFirst, Select Health and Medicaid in California, Florida, Connecticut, Idaho, and North Dakota. We continue to negotiate coverage with large payors and pharmacy benefit managers in all books of business.

ZTlido Formulary Coverage — Over 90% of Lives Covered or In Negotiation

We utilize an outside vendor to administer a patient assistance program directed at patients with commercial insurance or those paying out-of-pocket. With the copay assistance program, qualifying patients do not have to pay any copayment for their ZTlido prescription. We utilize an external vendor and train the sales force to work proactively with clinician office managers in completing required forms for prior authorization for ZTlido.

Clinical Development Overview

ZTlido

Clinical Trial Highlights

We have evaluated ZTlido in over 600 subjects in clinical trials to support marketing approval and promotional campaigns for the relief of neuropathic pain associated with PHN in the United States. Our studies sought to investigate the bioequivalence of ZTlido compared to Lidoderm, adhesion performance and the dermal safety and tolerability of ZTlido under a range of application times and settings. Based on these studies, we concluded that ZTlido:

•	demonstrated bioequivalence to Lidoderm in study SCI-LIDO-PK-002A;

•	showed greater than or equal to 90% adhesion in over 90% of the subjects at the end of the 12-hour administration period in study SCI-LIDO-ADH-001;

•	showed superior adhesion to Lidoderm and Mylan’s generic lidocaine patch in studies SCI-LIDO-AHD-002 and SCI-LIDO-ADH-003;

•	was not meaningfully impacted by heat or exercise in study SCI-LIDO-HEX-001;

•	was able to be used under showering and bathing conditions in study SCI-LIDO-ADH-004; and

•	did not show clinically meaningful dermal irritation in study SCI-LIDO-DERM-001.

ZTlido Study Details

Pivotal Bioequivalence Study — SCI-LIDO-PK-002A

We conducted a comparative single-dose pharmacokinetic (“PK”) study between ZTlido and Lidoderm designed as a two-way cross-over in 54 healthy subjects. In this trial design, each subject received a single dose of three ZTlido or three Lidoderm patches followed by a washout period and the administration of the other product. The purpose of this study was to establish bioequivalence between the products, which was determined by the statistical comparability of Cmax and AUC as shown in the figure below.

This was considered the pivotal clinical trial for ZTlido, as it provided the pharmaceutical bridge between the two products and showed that ZTlido had comparable safety and efficacy to Lidoderm. As a result of successfully establishing the pharmaceutical bridge, no stand-alone clinical efficacy studies were required by the FDA to determine ZTlido’s analgesic effects for ZTlido’s approval.

Mean Lidocaine Plasma Concentration Time Profiles — Semilog Scale

Pivotal Adhesion Study — SCI-LIDO-ADH-001

We conducted an open-label, single-treatment, single-period, single-application adhesion performance study in 54 healthy, human subjects to assess the adhesion performance of ZTlido over the 12-hour administration period of the product. The study also investigated whether ZTlido met an FDA established adhesion performance benchmark of greater than or equal to 90% adhesion in greater than or equal to 90% of subjects in the study at the end of the administration period. At the end of the 12-hour administration period, over 90% of the subjects (49 out of the 54 subjects) maintained greater than or equal to 90% adhesion, with no adverse events reported during the study.

ZTlido Maintained Greater Than 90% Adhesion Over the 12-Hour Time Period

This study was considered the pivotal adhesion study for marketing approval and is summarized in the product label.

Head-to-Head Adhesion Study versus Lidoderm — SCI-LIDO-ADH-002

We conducted an open label, single-treatment, three-period, single-application adhesion performance study in 44 healthy, human subjects to evaluate the adhesion performance of ZTlido compared to the adhesion performance of Lidoderm over a 12-hour administration period.

In this study, ZTlido demonstrated significantly superior mean adhesion scores compared to Lidoderm at 3, 5, 9 and 12 hours after application. ZTlido maintained a mean percent adhesion performance greater than 90% over the 12-hour administration period, while Lidoderm fell below 90% mean adhesion within three hours.

ZTlido Demonstrated Superior Adhesion Compared to Lidoderm

Head-to-Head Adhesion Study versus Mylan’s Generic — SCI-LIDO-ADH-003

We conducted an open-label, single-treatment, two-period, single-application adhesion performance study in 24 healthy, human subjects to evaluate the adhesion performance of ZTlido compared to the adhesion performance of a generic lidocaine patch 5% manufactured by Mylan over a 12-hour administration period. The purpose of this study was to compare the adhesion performance of ZTlido against a topical lidocaine product involving a non-aqueous formulation. We selected Mylan’s generic lidocaine patch as a comparator because it has similar product characteristics, including a non-aqueous polymer drug-in-adhesive system allowing for a thinner patch and a lower drug load as compared to Lidoderm.

In this study, ZTlido demonstrated significantly superior adhesion performance compared to Mylan’s generic lidocaine patch. ZTlido maintained a mean adhesion greater than 90% over the 12-hour administration period, while the generic product had a mean adhesion score of only 80% immediately after application, which declined to a mean adhesion score of 27% at 12 hours after application.

ZTlido Demonstrated Superior Adhesion Compared to Mylan’s Generic Lidocaine Patch

PK and Adhesion Study under Exercise and Heat Conditions — SCI-LIDO-HEX-001

We conducted an open-label, randomized, three-treatment, three-sequence, three-period, cross-over, PK and adhesion performance study of three ZTlido topical systems applied to separate areas in 12 healthy, human subjects during physical exercise, exposure to heat and under normal conditions, respectively. The three treatment periods were as follows:

•

Treatment A sought to assess the PK and adhesion performance of ZTlido under physical exercise conditions. In this treatment period, subjects were instructed to perform exercise for 30 minutes on a stationary bike achieving a heart rate of 108 beats per minute, with continuous heart monitoring during exercise. Subjects were instructed to perform exercise immediately after the application of the topical system and at 2.5, 5.5 and 8.5 hours following application of the topical system.

•

Treatment B sought to assess the PK and adhesion performance of ZTlido under heat conditions. In this treatment period, a heating pad adjusted to the medium setting was applied for 20 minutes immediately after application of the topical system and at 8.5 hours following application of the topical system.

•	Treatment C sought to assess the PK and adhesion performance of ZTlido under normal conditions. In this treatment period, topical systems were applied to the mid-lower back and worn for 12 hours.

In treatment A, adhesion and PK performance were not compromised by exercise, as reflected in the product label. In treatment B, heat had an effect on PK but had no effect on adhesion. In Treatment C, normal PKs were observed and greater than 90% of subjects showed greater than 90% adhesion. No meaningful irritation was observed across all treatments across all time points in any of the subjects.

The impact of heat and exercise on PK is presented in the figure below. It was observed that heat had an effect on Cmax, but the drug returned to normal levels after removal of heat and there was no clinically meaningful observed effect on AUC. Heat did not appear to have a deleterious or catastrophic effect on topical system performance, either as a dose-dump (i.e., immediate and complete release of all drug from the product), or as reduced drug delivery (i.e., much lower systemic exposure). There was no significant effect on PK observed with exercise when compared to subjects under normal conditions.

ZTlido Demonstrated Consistent* PK Performance under Exercise and Heat Conditions

*	Defined as no clinically meaningful changes by meeting bioequivalence criteria

Dermal Sensitization and Irritation Study — SCI-LIDO-DERM-001

We conducted a provocative dermal sensitization and irritation human clinical trial, also referred to as a repeat insult topical system test, intended to elicit the worst-case dermal safety of ZTlido by extended wearing of the product over multiple days. In this trial, we compared the sensitization potential, and the overall irritation profiles of ZTlido and Lidoderm in 218 normal and healthy subjects. We used a 7-point scale where a score of 0 indicated no irritation and a score of 7 was considered a strong reaction spreading beyond the application site.

In this study, results showed that the adhesion quality of ZTlido did not compromise dermal safety. The study reported that ZTlido did not show potential for dermal sensitization and showed an overall benign irritation profile. Both ZTlido and Lidoderm had a mean irritation score well below 1, which is defined as barely perceptible erythema. This study allowed for the ZTlido label to adopt the same local tolerance language as labeled for Lidoderm.

Photoallergy and Phototoxicity Studies — SCI-LIDO-PHOT0-001 and SCI-LIDO-PHOTO-002

We conducted a 6-week randomized study, SCI-LIDO-PHOTO-001, to evaluate the potential of ZTlido and its comparator, Lidoderm, to induce a photoallergic skin reaction in 54 healthy volunteers. In this study, we observed that ZTlido was not photoallergenic.

We conducted a 4-day, randomized study, SCI-LIDO-PHOTO-002, to evaluate the irritation potential of ZTlido and its comparator, Lidoderm, when application to skin is followed by light exposure in 32 healthy volunteers, using a phototoxicity patch test. In this study, we observed that ZTlido was not phototoxic.

Post-Approval Studies for ZTlido

Water Stress Study (Shower and Swimming) — SCI-LIDO-ADH-004

We conducted a single-dose study in 24 subjects to examine the adhesion and lidocaine delivery (pharmacokinetics) of ZTlido when it is exposed to two separate water stress conditions of (1) showering (10 minutes) and (2) swimming (15 minutes). The study showed that while some degree of product lifting was observed, the product could be pressed back down or reattached with no further diminished adhesion performance or drug delivery. This study led to a change in the product label indicating that patients may use the product while showering or bathing. This provides significant patient convenience as Lidoderm and the associated generics are labeled to avoid contact with water such as bathing, swimming or showering, as these products may not stick if they get wet. With ZTlido, patients can engage in these activities within the 12-hour administration period.

Investigator-Sponsored Studies

We plan to support several investigator-initiated research studies to evaluate the clinical benefits of using ZTlido in patients with carpal tunnel syndrome, neck pain, intercostal neuralgia and other possible indications.

SP-102 (SEMDEXA)

We recently conducted a Phase 3 pivotal study of SP-102. The Corticosteroid Lumbar Epidural Analgesia for Radiculopathy (“CLEAR”) study is a randomized, double-blind, placebo-controlled Phase 3 trial that enrolled 401 patients with sciatica to compare the epidural administration of SP-102 to placebo. We announced final results from this study in March 2022.

Clinical Trial Highlights

SP-102 has been evaluated in a number of preclinical studies and clinical trials as a potential treatment for sciatica. Key findings from the preclinical studies and clinical trials include:

•	Repeat injections of SP-102 showed continued pain reduction with no unexpected adverse events based on preliminary results from the SP-102-03 study;

•	SP-102 showed an extended local activity with epidural administration in the ES-1504 study;

•	SP-102 showed an extended residence time and tolerability in the 1014-1512 and the 1014-2847, preclinical studies; and

•	The introduction of SP-102 into blood vessels did not result in neurological complications in the UPD003-IS21 preclinical toxicology study.

SP-102 (SEMDEXA) Study Details Phase 3 Pivotal Clinical Trial — CLEAR

We recently conducted a pivotal, randomized, double-blind, placebo-controlled Phase 3 trial, CLEAR, that enrolled 401 patients with sciatica at over 40 sites across the United States. The study includes an open-label extension where subjects will be followed for up to 24 weeks after treatment to evaluate the safety of administering SP-102 in a larger patient population. After week 4, subjects who met certain pain criteria received open-label SP-102 to investigate the safety of repeat injections and the duration of pain relief following injection. This well-controlled, randomized trial was designed to demonstrate evidence of the analgesic effect and safety of SP-102. The schematic of this Phase 3 trial is demonstrated in the flowchart below.

The primary objective of this study was to evaluate the analgesic effect of SP-102 on average leg pain, measured using the Numeric Pain Rating Scale (“NPRS”) following a single transforaminal injection. These results were compared to an intra-muscular injection of placebo over a four-week period. The secondary objectives of this study include (i) evaluation of the degree of disability over time as measured by the Oswestry Disability Index; (ii) characterization of the change of the subject’s radiculopathy symptoms and overall condition, using a combination of PainDETECT, modified Brief Pain Inventory, Clinical Global Impression of Change, and Patient Global Impression of Change and (iii) evaluation of the safety of a single and repeat SP-102 injections.

Schematic of CLEAR — SP-102 (SEMDEXA) Phase 3 Pivotal Trial

Enrollment was completed in the second half of 2021. We announced final data from this study in March 2022. The Pivot Phase 3 trial has met the primary efficacy and key secondary efficacy endpoints:

•

For the primary endpoint of change in average daily pain (as measured by the Numeric Pain Rating Scale) in the affected leg over four weeks following the initial injection, the LS Mean (SE) group difference of -1.08 (0.17) compared to placebo with a p-value less than 0.001.

•

The two key secondary endpoints assessing Oswestry Disability Index (“ODI”) and Time to open-label repeat injection have been demonstrated for SP-102. The LS Mean (SE) group difference in ODI compared to placebo at week 4 was -6.28 (1.49) with a p-value less than 0.001. A Cox proportional hazard model showed significantly longer duration of initial SP-102 (SEMDEXA) treatment compared to placebo Hazard Ratio (95% CI) 0.49 (0.36, 0.65), with a p-value less than 0.001.

Phase 2 Repeat Dose Study — SP-102-03

We conducted an open-label, single-arm, pharmacodynamics (“PD”) and safety study of repeat epidural injections of SP-102 in patients with sciatica. We conducted this study to characterize repeat dose PD with respect to hypothalamic-pituitary-adrenal suppression using plasma cortisol levels, white blood cell count and blood glucose levels.

The study enrolled 19 subjects, of which 15 received repeat SP-102 epidural injections 4 to 8 weeks after the initial injection. Four of the subjects did not experience recurrent pain and thus did not require a repeat injection. The daily average, current and worst pain in the affected leg and back showed continuous reduction throughout the 28-day observation period for both treatments. Based on a preliminary review of the results, SP-102 injections were generally well-tolerated and there were no new unexpected adverse events observed.

Mean Percentage Change in Sciatica-Related Leg Pain as Measured by NPRS

Phase 1 Trial of SP-102 (SEMDEXA) Compared to Reference Listed Drug — ES-1504

We conducted an open-label, single-arm, two-period, fixed sequential-dose study to evaluate the PK, PD and safety of SP-102 when administered by epidural injection. SP-102 was compared to intravenous dexamethasone sodium phosphate injection in subjects with lumbosacral radiculopathy. There were 12 subjects enrolled in this study, all of whom received SP-102 followed by the intravenous dexamethasone sodium phosphate injection (Reference Listed Drug) administered one month later. A Reference Listed Drug is an approved drug product to which new versions are compared to show that they are bioequivalent. The purpose of this study was to establish the pharmaceutical bridge between SP-102 and the Reference Listed Drug. The Tmax observed with the administration of SP-102 was four hours, compared to 15 minutes observed with intravenous dexamethasone. The PD parameters and safety results of both products were similar, and SP-102 did not prolong cortisol suppression time. SP-102 also maintained analgesic effects throughout a one-month observation period.

The overall systemic exposure of dexamethasone was similar, whether administered as SP-102 or injected intravenously, with a mean AUCinf of 0.916 µg*h/mL (observed with SP-102) compared to 0.943 µg*h/mL (observed with intravenously-administered dexamethasone). Notably, there was a 16-fold increase in the time to maximum serum concentration (“Tmax”) following epidural injection of SP-102. The median Tmax was 4.00 hours for SP-102 compared to 0.25 hours for the comparison group. All 12 subjects with sciatica showed continuous reduction in back and leg pain during the one-month observation period following a single epidural injection of SP-102.

This study demonstrated that at an equivalent initial dose of dexamethasone, the systemic exposure to dexamethasone following epidural injection of SP-102 did not exceed the exposure following intravenous injection of the Reference Listed Drug. The PD effects, measured as white blood cell count, cortisol levels and glucose levels, as well as the safety profile, were similar between the two treatments. SP-102 injections were generally well-tolerated and did not result in new unexpected side effects.

Toxicology Studies — Study Nos. 1014-1512 and 1014-2847

We conducted PK and toxicology studies in two non-rodent animal species to assess SP-102 administered via epidural and intrathecal routes with single and multiple dose regimens. Pharmacokinetically, a prolonged increase in the active dexamethasone metabolite was consistent with the extended residence time of the viscous gel formulation of SP-102 at the site of injection. There were no new unexpected toxicology findings apart from well-characterized toxicity findings commonly observed with administration of dexamethasone sodium phosphate.

Preclinical Toxicology Study — UPD003-IS21

We conducted a preclinical toxicology study designed to simulate the accidental introduction of epidural steroids into arterial blood vessels providing blood supply to the spinal cord, which is a major cause of neurological complications associated with current administration of suspension steroids containing particulates.A2 mL (10 mg of dexamethasone) injection of SP-102 was injected over 1-2 minutes into the vertebral artery of large animal species.

Pre- and post-dose angiography showed no remarkable changes and all animals survived for approximately 24 hours until euthanasia. The veterinary animal health report and the pathology report concluded there were no vascular, spinal cord or brain injuries associated with injection into the vertebral artery of the animals.

Hydrodynamic Study — SP-PC002

We conducted a hydrodynamic study of SP-102 in non-rodent animal species, which showed that epidural administration of SP-102 demonstrated an increased local residence half-life and a decreased flow from the injection site.

Intravascular Injection Study — SEM-005

We conducted a study to evaluate the accidental intravascular injection of SP-102 into the vertebral artery of non-rodent animals. There were no adverse clinical signs associated with the accidental intra-arterial injection of SP-102 following a 24-hour survival period.

SP-103 (lidocaine topical system) 5.4%

SP-103 is an investigational, non-aqueous lidocaine topical system undergoing clinical development in acute LBP. As a higher strength topical lidocaine system, SP-103 will build on the learnings from ZTlido because both products share the same adhesive drug delivery formulation and manufacturing technology. The clinical program involves evaluating the safety and efficacy of SP-103 for the treatment of acute LBP. A Phase 1 study was completed that demonstrated bioequivalent pharmacokinetics between the administration of a single SP-103 and the administration of three commercial ZTlido. The study also showed linear kinetics among multiple applications of SP-103 (i.e., 1, 2 or 3 patches) over a 12-hour administration period. Adhesion performance was assessed and found to be comparable between SP-103 and ZTlido.

Specifically, we plan to evaluate SP-103 in the following studies:

•	SP-103-02 is a Phase 2 study of SP-103 in subjects with acute LBP. The study design is planned as an enriched-enrollment, randomized, double-blind, two-period, cross-over, multicenter study of SP-103 versus placebo. The study is expected to consist of a 7-day open-label run-in period where all subjects receive active treatment. Responders to treatment will then be randomized to receive blinded treatment of either SP-103 or placebo. This study will inform on the pivotal Phase 3 study design to support market approval.

•

In addition to a pivotal Phase 3 program, we intend to perform a 3-day PK study of SP-103, an adhesion performance study of SP-103 and an investigational study to evaluate the effects of heat and exercise on the PK and adhesion of SP-103 to support the NDA submission.

The Phase 2 trial of SP-103 was initiated in the second quarter of 2022.

SP-104 (4.5mg, low-dose naltrexone hydrochloride delayed-release capsules)

Two Phase 1 trials have been completed for SP-104 at investigative sites in New Zealand:

•

SP-104-01 is a food effect and bridging pharmacokinetic study comparing SP-104 to Naltrexone HCL Tablets conducted on approximately 18 healthy adult subjects. The study is designed to be an open-label, three-period, three-treatment, randomized study to characterize the PK and safety and tolerability of SP-104 under fasting and fed conditions. Subjects are randomly administered a single dose of one of three treatments and followed for PK and safety for a period of time followed by a washout period before receiving one of the other treatments. All subjects receive all three treatments. The study characterize the single-dose clinical studies and ultimately the commercial label. The study also serves as a “pharmaceutical bridge” between SP-104 and the commercial reference listed drug (the “RLD”) (Naltrexone HCI tablets, USP 50 mg) to support the eventual Section 505(b)(2) NDA. Assuming that the rate and extent of drug exposure for SP-104 will be lower than that observed for the RLD, this study allows us to rely upon the FDA’s findings of safety for the RLD instead of having to perform extensive nonclinical animal safety toxicology studies and establish an extensive clinical safety database. Our development program can focus on establishing efficiacy of SP-104 in the treatment of fibromyalgia.

•

SP-104-02 is a Phase 1 study of SP-104 conducted on approximately 52 healthy human subjects. The study is designed to be a double-blind, randomized, two-period, two-treatment crossover study to evaluate the safety of SP-104, compared to immediate release naltrexone capsules. The primary purpose of the study is to test the hypothesis that, when taken at night, the delayed release of 4.5 mg Naltrexone mitigates against adverse events known for the drug and could affect patient compliance in maintaining treatment for their fibromyalgia. In a small (n=52) cross-over trial in healthy volunteers comparing SP-104 (naltrexone hydrochloride delayed-release 4.5 mg) to naltrexone hydrochloride immediate release 4.5 mg (the “compared drug”), there were no serious adverse effects, no AEs leading to discontinuation, no meaningful differences in physical examinations, vital signs, or laboratory parameters between treatments, no severe AEs for either treatment. Of the 52 patients receiving at least a single injection of SP-104, there were 21 (40%) patients experiencing at least one TEAE, 14 (27%) patients experiencing at least one treatment-related TEAE, 12 (23%) patients experiencing at least one treatment-related TEAE within 72 hours after first administration of SP-104. Notable AEs of special interest were nausea and headache within 72 hours after first administration of SP-104. SP-104 administered at night before bed resulted in a lower number of subjects with at least one AE (p = 0.0414), and an even lower number of subjects with at least one AE within 72 hours after the first administration of SP-140 when compared to the compared drug. There was a lower number of subjects with AEs of special interest within 72 hours after administration of SP-104 (n=9; 12 events) versus the compared drug (n=15; 20 events). Notable AEs of special interest observed within 72 hours after administration of the applicable drug are nausea (SP-104: n=0; the compared drug: n=3) and headache (SP-104: n=6; the compared drug: n=12). The study randomized subjects to one of two treatments followed by a washout period and then receipt of the other treatment, which allows all subjects to act as their own control. The study will support intellectual property, inform on clinical study design and contribute to safety characterization to support market applications.

We completed both studies in the second quarter of 2022. We plan to use data collected from these studies to support an Investigational New Drug application with the FDA, which is expected to enable further clinical development and initiation of a planned multi-center placebo-controlled registration trial in the field of fibromyalgia. The registration trial is designed to be a Phase 3, randomized double-blind, placebo-controlled, parallel group, multicenter study that meets the regulatory requirements of an “adequate and well-controlled” study to establish the efficacy of SP-104 in the treatment of fibromyalgia. Depending on the outcomes, this registration trial alone may be efficient in supporting market approval of SP-104 or as an additional Phase 3 study may be required.

Medical Affairs

Our Medical Affairs team includes in-house medical expertise, health economics and third-party payor support. The Medical Affairs team works with our clinical team to identify sites for clinical trials, support the investigator teams and develop publication plans for clinical and real-world ZTlido data and our product candidates. Our Medical Affairs team also works with Key Opinion Leaders, professional societies and patient advocacy groups to educate on and support the appropriate use of pain therapeutics, including topical pain products. Further, our Medical Affairs team provides our sales organization with therapeutic knowledge and product training. The Medical Affairs team and Promotional Review Committee review all promotional materials for scientific accuracy. Medical Affairs team also develops lifecycle planning and works with our clinical team to determine registration or supportive studies, oversee post-approval studies and support investigator-sponsored trials.

Manufacturing and Supply Chain

We currently contract with third parties for the manufacture, assembly, testing, packaging, storage and distribution of our product. Our technical team has extensive pharmaceutical development, manufacturing, analytical, quality and distribution experience and is qualified and capable of managing manufacturing and supply chain operations. Our Quality System, Standard Operating Procedures and contract manufacturing organizations (“CMOs”) comply with cGMP and regulatory requirements. We selected our CMOs for specific competencies having met our development, manufacturing, quality and the FDA regulatory requirements. These CMOs manufacture our clinical supplies and commercial batches. We currently have no plans to build our own manufacturing or distribution infrastructure.

ZTlido

ZTlido is a single-layer, drug-in-adhesive topical delivery system comprised of an adhesive material containing 36 mg lidocaine, which is applied to a pliable nonwoven cloth backing and covered with a polyethylene terephthalate film release liner. ZTlido is commercially manufactured for us by Oishi Koseido Co., Ltd. (“Oishi”) in Japan. We have exclusive worldwide rights to Oishi’s proprietary formulation and manufacturing technologies except with respect to Japan. ZTlido is manufactured using premixing and hot-melt mixing of various excipients and lidocaine, followed by cGMP compliant coating, lining, cutting and filling processes. ZTlido is packaged as a carton of 30 topical systems, into individual child-resistant envelopes. See the section of this prospectus titled “Business — Material Agreements — Itochu and Oishi Product Development Agreement” and “Business — Material Agreements — Itochu and Oishi Commercial Supply Agreement” for additional information regarding the manufacturing and supply chain of ZTlido.

Once production is complete, commercial product shipments are sent to the United States, where our exclusive third-party logistics distribution provider, Cardinal Health 105, ships them to temperature-controlled customer distribution centers, which are generally able to deliver finished product to retail pharmacies on the same day, or within 24 hours. We currently contract with multiple pharmaceutical distributors throughout the United States, including McKesson, Cardinal Health 110 and AmerisourceBergen. Distributors have agreements in place that provide us with access to large retail chains, including CVS, Walgreens, Rite Aid and Walmart, as well as independent pharmacies. In addition to all order fulfillment, Cardinal Health 105 performs the following services on our behalf: customer service, credit checks, invoicing, chargebacks, distributor fee for service, government reporting, customer returns, accounts receivable, inventory control, product security (DSCSA serialization) inquiries and recall assistance. In the years ended December 31, 2019, 2020, and 2021, and in the first quarter of 2022, Cardinal Health 105 was our only customer and sales to Cardinal Health 105 represented all of our net revenue for such periods.

As we continue to expand the commercialization of ZTlido, we expanded our direct distribution network to national and regional distributors and pharmacies in the second quarter of 2022. We currently hold wholesaler licenses and commenced selling directly to our main distributor customers as well as pharmacies in the second quarter of 2022. In April 2022, we discontinued our use of “title model” services provided by Cardinal Health 105, but expect that Cardinal Health 105 will continue to perform other third-party logistics services for us.

SP-102 (SEMDEXA)

SP-102 is a Phase 3 sterile dexamethasone sodium phosphate injectable viscous gel drug product containing dexamethasone sodium phosphate equivalent to 10 mg dexamethasone in a pre-filled glass syringe with a 2 mL deliverable volume. SP-102 also contains sodium hyaluronate, which is a novel, biocompatible, viscosity-enhancing excipient and is listed in the European Pharmacopeia. We have an exclusive supply agreement for sodium hyaluronate for SP-102 from the manufacturer and supplier.

SP-102 is manufactured by a single-source manufacturer, which supports the clinical development, including the completed Phase 3 clinical trial of SP-102. In March 2022, we announced final results of the Phase 3 clinical trial, satisfying the primary efficacy and key secondary efficacy endpoints. The manufacturing process is proprietary and includes trade secrets. We plan to engage our existing contract manufacturer, Lifecore, for the commercial production of SP-102, if approved. We plan to use the biocompatible proprietary excipient supplied by Sanofi-Aventis U.S. LLC (“Sanofi”) sodium hyaluronate, pursuant to the Genzyme Supply Agreement, and engage Sanofi for commercial supply of dexamethasone sodium phosphate for SP-102, if approved. See the section of prospectus titled “Business — Material Agreements — Genzyme Supply Agreement” and “Business — Material Agreements — Lifecore Master Services Agreement” for additional information regarding the manufacturing and supply of the proprietary excipient and contact manufacturing of SP-102 product, respectively.

SP-103

SP-103 contains 5.4% lidocaine (108 mg lidocaine) and is manufactured for clinical supply by Oishi, using the same manufacturing processes as used for ZTlido. If our Phase 2 and Phase 3 trials are successful, we plan to submit the SP-103 manufacturing protocols in a supplemental new drug application.

SP-104

We are developing SP-104, a novel low-dose, naltrexone hydrochloride delayed release formulation for treating fibromyalgia. SP-104 is 4.5 mg, low-dose naltrexone hydrochloride delayed release capsule product in clinical development, currently undergoing Phase 1 studies. It is manufactured by a contract manufacturer, Tulex, located in Cranbury, NJ.

Competition

Our industry is highly competitive and subject to rapid and significant technological change. The large size and expanding scope of the pain management market makes it an attractive therapeutic area for biopharmaceutical businesses. Our potential competitors include pharmaceutical, biotechnology and specialty pharmaceutical companies. Many of these companies have drug pipelines, readily available capital, and established research and development organizations.

ZTlido and our product candidate, SP-103, if approved, face and will likely face competition from prescription, generic, and OTC topical lidocaine patches, including Lidoderm and generic lidocaine patches manufactured by Teva, Mylan and Par Pharmaceutical, Inc. Additionally, SP-103, if approved, will likely compete with various opioid pain medications, NSAIDs, muscle relaxants, antidepressants and anticonvulsants, particularly as we seek approval for the treatment of acute LBP.

SP-102, if approved, has the potential to become the first FDA-approved epidural steroid product for the treatment of sciatica. While there are currently no FDA-approved ESIs indicated for the treatment of sciatica, we are aware of certain non-steroid product candidates in development. SP-102, if approved, will compete with various opioid pain medications, NSAIDs, muscle relaxants, antidepressants, anticonvulsants and surgical procedures. Procedures may include nerve blocks and transcutaneous electrical nerve stimulations. We may also face indirect competition from the off-label and unapproved use of branded and generic injectable steroids.

While there are currently no formulations containing naltrexone in clinical development for the treatment of fibromyalgia, we are aware of certain non-opioid therapeutics currently in a late-stage phase 3 pipeline containing two 505(b)(2) development programs. Our product candidate, SP-104, will likely face direct competition from these candidates.

We expect that the market will become increasingly competitive in the future. Many of our competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, as well as significantly greater experience in: developing product candidates and technologies, undertaking preclinical studies and clinical trials, obtaining the FDA and other regulatory approvals of product candidates, formulating and manufacturing product candidates and launching, marketing and selling product candidates.

Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval more rapidly than we are able to and may be more effective in selling and marketing their products as well. Smaller or early-stage companies or generic or biosimilar pharmaceutical manufacturers may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our commercial opportunity could be reduced or eliminated if our competitors succeed in developing, acquiring or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that we are currently developing or that we may develop. If approved, our product candidates will face competition from commercially available drugs as well as drugs that are in the development pipelines of our competitors and later enter the market.

Established pharmaceutical companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make our product candidates less competitive. Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA approval or discovering, developing and commercializing medicines before we do.

The key competitive factors affecting the success of ZTlido, SP-102, SP-103 and SP-104 are likely to be their efficacy, durability, safety, price and the availability of reimbursement from government and other third-party payors.

Material Agreements

Itochu and Oishi Product Development Agreement

We are party to the Product Development Agreement with Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu,” and together with Oishi, the “Developers”). Pursuant to the Product Development Agreement, the Developers agreed to develop, exclusively for us, lidocaine tape products, including ZTlido and SP-103 (the “Products”). Pursuant to the Product Development Agreement, we obtained the rights to market, sell and distribute the Products in global markets outside of Japan.

In carrying out the development responsibilities, the Developers agreed to, among other things, (1) source and provide the active pharmaceutical ingredient for the Products for manufacturing, (2) develop a stable final dosage form of the Products suitable for regulatory approvals, (3) conduct product development activities necessary to support the filing of applications for regulatory approvals for the Products and (4) conduct manufacturing scale-up activities and preclinical studies for the Products. We are responsible for, among other things, (a) conducting all pivotal human clinical trials for the Products, (b) completing all regulatory filings, correspondence and meetings with the FDA or other applicable governmental authorities with respect to the Products and (c) commercially launching the Products. We maintain the ultimate responsibility and decision-making control with regard to the marketing and pricing of the Products.

The parties agreed to cooperate in good faith to determine whether to seek or maintain patent protection with respect to the Products, the active pharmaceutical ingredient, any associated method of use, method of manufacturing, or any other invention that could reasonably be expected to affect the commercialization or value of the Products. The Developers have the first right to pursue patent protection for any invention by them. All parties will jointly agree on the appointment of the patent representatives in each country outside of Japan.

Until the expiration or termination of the Product Development Agreement, the Developers granted us an exclusive, royalty-free, sublicensable, worldwide license (except with respect to Japan) under its current and future intellectual property rights relating to the Products and the lidocaine in such Products. As consideration for the Developers’ development obligations under the Product Development Agreement, we agreed to pay a contingent quarterly royalty between 25% and 35% to the Developers based on the net quarterly profits of the Products. In the event that the net profits of any of the first four calendar quarters after the commercial launch equals a negative amount (a “Net Loss”), we are allowed to carry over such Net Loss to apply against all future calendar quarters until such Net Loss is covered, all calculated in accordance with GAAP. Under the Product Development Agreement, if our total net profits for ZTlido and SP-103 are equal to or less than five percent of our net sales of ZTlido and SP-103 for a period of four or more consecutive quarters, the Developers have the right to terminate the Product Development Agreement and the Commercial Supply Agreement. As of the date of this prospectus, our net profits for ZTlido and SP-103 have not exceeded five percent of net sales. Accordingly, Oishi and Itochu have the right to terminate the Product Development Agreement and Commercial Supply Agreement. As of the date of this prospectus, neither Oishi nor Itochu has exercised its right of termination. Additionally, if we receive any licensing fees from any third-party sublicensees, we are obligated to pay the same proportions of such licensing fee to the Developers.

The current term of the Product Development Agreement will continue until October 2, 2028, which is the 10th anniversary of the first commercial sale of ZTlido. Afterwards, the agreement will renew automatically for subsequent successive one-year renewal periods unless we or the Developers terminate it upon six-month written notice. In addition, we or the Developers may terminate the Product Development Agreement if (1) the other party is in material breach of the agreement and the breach is not curable, or if the breach is curable and the breaching party has not cured such material breach within 180 days after notice requesting to cure; (2) the FDA determines that the formulation of the Products would not be eligible for FDA approval in the absence of efficacy studies, and the Developers are unable to address the efficacy study requirements despite good faith efforts; (3) the market conditions are such that (a) our total net profits of the Products are equal to or less than five percent of our net sales of the Products for a period of four or more consecutive quarters, or (b) the Products’

economic viability is affected significantly as evidenced by documentation and substantial information by any external circumstances deemed detrimental to all parties as agreed to by us and the Developers, and the parties are unable to resolve the concerns under the foregoing clauses (a) and (b) after 30 days of good-faith discussion; (4) the parties fail to reach mutual agreement as to who will conduct the clinical studies and how the costs will be allocated; or (5) we or either one of the Developers are bankrupt or make assignment for the benefit of creditors. Additionally, we may terminate the Product Development Agreement if (i) any of the pivotal human clinical trials for any of the Products fail, or (ii) the FDA issues a “Refusal to File” for any of the Products’ regulatory approval application and, after reasonable consultation with the Developers, we believe that it is commercially unreasonable to re-file. The Developers may terminate the Product Development Agreement if we fail to file for regulatory approval for any of the Products within three months of the date on which all required components of the regulatory approval application are received by us.

Under the Product Development Agreement, we and the Developers have agreed, subject to certain exceptions, to indemnify each other against any third-party liabilities arising out of (1) any breach of our respective representations, warranties or obligations under the Product Development Agreement, (2) any failure by either of us to comply with all applicable laws, or (3) our respective negligence or willful misconduct.

The foregoing is a summary of the material terms of the Product Development Agreement and its amendments in the forms filed as exhibits to the registration statement of which this prospectus forms a part. You should read the form of the agreement and its amendments for a complete understanding of all of their respective terms.

Itochu and Oishi Commercial Supply Agreement

Effective February 16, 2017, Scilex Pharma entered into the Commercial Supply Agreement with Itochu and Oishi. Pursuant to the Itochu and Oishi Commercial Supply Agreement, Oishi agreed to manufacture, store, handle and perform quality control testing of the Products (as defined in the Product Development Agreement) at its facility in Japan. Itochu agreed to purchase Products from Oishi and handle the shipping of the Products. Both Oishi and Itochu agreed to provide us with certain technical support regarding the Products as reasonably requested by us, including but not limited to analytical test methods, method development, physical and chemical properties, and use of the Products.

Under the Itochu and Oishi Commercial Supply Agreement, we pay per item transfer prices for ZTlido, ZTlido professional samples and ZTlido placebo samples, in each case subject to certain minimum order quantities. We are required to provide a 12-month rolling purchase forecast of the estimated quantities of the Products in writing on a monthly basis. Oishi is required to promptly notify us and Itochu if it lacks the capacity to meet the forecast. All Products ordered by us will be in the form of a firm written purchase order. During the year ended December 31, 2020, under the Itochu and Oishi Commercial Supply Agreement, we purchased inventory in the amount of $0.8 million. During the year ended December 31, 2021, we purchased inventory in the amount of approximately $5.7 million. The significant increase in inventory purchased was largely due to an excess of in stock inventory in fiscal year 2020 that was sold throughout fiscal year 2020 and the early part of fiscal year 2021.

The Itochu and Oishi Commercial Supply Agreement will remain in effect until the termination of the Product Development Agreement. Additionally, either we or the Developers may terminate the Itochu and Oishi Commercial Supply Agreement (1) if the other party is in material breach of the agreement and the breach is not substantially cured within 60 days after receiving written notice specifying the nature of the breach, or (2) in the event of any of the parties’ insolvency, bankruptcy or assignment for the benefit of creditors. Any third-party claim arising out of a breach by a party of any representation, warranty or obligation under the Itochu and Oishi Commercial Supply Agreement, or a failure by a party to comply with applicable laws, or the negligence or willful misconduct of a party, will be subject to and governed by the Product Development Agreement.

The foregoing is a summary of the material terms of the Itochu and Oishi Commercial Supply Agreement and its amendments in the forms filed as exhibits to the registration statement of which this prospectus forms a part. You should read the form of the agreement and its amendments for a complete understanding of all of their respective terms.

Genzyme Supply Agreement

On December 17, 2015, through our wholly owned subsidiary, Semnur, we entered into the Genzyme Supply Agreement with Genzyme, an affiliate of Sanofi-Aventis U.S. LLC. Pursuant to the Genzyme Supply Agreement, Genzyme agreed to produce and provide sodium hyaluronate, one of the excipients for SEMDEXA, and we agreed to purchase 100% of our clinical and commercial requirements for sodium hyaluronate in specified territories, including the United States and all countries of the European Union (“EU), exclusively from Genzyme.

Pursuant to the Genzyme Supply Agreement, we agreed to pay a per gram price for clinical supply of sodium hyaluronate. For commercial supply, the price will depend on the quantity of order. The pricing for both the clinical supply and the commercial supply of sodium hyaluronate is subject to readjustments each year on January 1, provided that in no case will the price be increased by more than 5% each year.

The Genzyme Supply Agreement provides for a five year exclusivity period in favor of us and will remain in effect until 10 years after the effective date unless earlier terminated in accordance with the terms thereof, with automatic renewal for additional five year periods (on an exclusive basis), if the respective requirements for exclusivity are met by us as set forth therein, and for additional two-year periods thereafter unless either party gives notice of a termination not less than 18 months prior to the expiration of the then-current term. Either party may terminate the Genzyme Supply Agreement if (1) the other party is in material breach of the agreement and fails to cure within 30 days, or (2) if the development of SEMDEXA is ceased or we do not file for regulatory approval for SEMDEXA by January 1, 2020. Additionally, Genzyme may terminate the Genzyme Supply Agreement if it decides to discontinue manufacturing the product at its facility for economic or strategic reasons and provides us with 24 months’ notice. We did not file for regulatory approval for SEMDEXA by January 1, 2020 and we are only aware of a limited number of suppliers of the excipient. In accordance with Genzyme’s right terminate the Genzyme Supply Agreement if it decides to discontinue manufacturing the product at its facility for economic or strategic reasons, Genzyme has notified us of its intention to terminate the Genzyme Supply Agreement, effective as of May 31, 2024. Although we are currently in the process of identifying and certifying new suppliers to fulfill our clinical and commercial supply requirements for sodium hyaluronate we may not be able to find an alternative supplier of sodium hyaluronate on commercially reasonable terms.

Under the Genzyme Supply Agreement, we and Genzyme have agreed, subject to certain exceptions, to indemnify each other against any third-party liabilities arising out of (1) any material breach of our respective representations, warranties and obligations thereunder, or (2) our respective gross negligence or willful misconduct. In addition, we have agreed to indemnify Genzyme against any third-party liabilities arising out of the development, manufacture, storage, handling, use, marketing, distribution, offer for sale, sale, promotion or other commercialization of sodium hyaluronate by us.

The foregoing is a summary of the material terms of the Genzyme Supply Agreement in the form filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of the agreement for a complete understanding of all of its terms.

Lifecore Master Services Agreement

On January 27, 2017, through our wholly owned subsidiary, Semnur, we entered into the Lifecore Master Services Agreement. Pursuant to the Lifecore Master Services Agreement, Lifecore is responsible for clinical trial material manufacturing and development services for SEMDEXA as set forth in each separate statement of work (each a “Lifecore Statement of Work”).

The parties entered into a Lifecore Statement of Work on January 27, 2017, pursuant to which Lifecore agreed to provide, among other things, (1) project management support, (2) development services, (3) clinical trial materials, and (4) stability studies. We paid Lifecore for the development and clinical trial material manufacturing services, which was invoiced at the completion of each service.

For the purposes of Lifecore’s development and clinical trial material manufacturing obligations, we granted Lifecore a nonexclusive, worldwide and royalty-free license under our owned or controlled intellectual property rights necessary to manufacture SEMDEXA, without additional right, title or interest in our intellectual property.

The Lifecore Master Services Agreement expires on December 31, 2022, unless the parties negotiate and execute a renewal of the agreement. Either party may terminate the Lifecore Master Services Agreement (1) if the other party is in material breach of the agreement and fails to cure such breach within 30 days of written notice, subject to certain exceptions; or (2) immediately upon written notice to the other party if the other party (a) becomes insolvent, (b) ceases to function as a going concern, (c) is convicted of or pleads guilty to a charge of violating any law relating to either party’s business, or (d) engages in any act which materially impairs goodwill associated with SEMDEXA or materially impairs the terminating party’s trademark or trade name. In addition, Lifecore may terminate the agreement if (i) we fail to pay past due invoices upon 30 days’ written notice, or (ii) we reject or fail to respond to a major change proposed by Lifecore that does not change Semnur’s written and approved acceptance criteria in its product specifications.

The Lifecore Master Services Agreement contains customary reciprocal indemnification obligations for Lifecore and Semnur.

The foregoing is a summary of the material terms of the Lifecore Master Services Agreement and the amendment thereto in the forms filed as exhibits to the registration statement of which this prospectus forms a part. You should read the form of the agreement and its amendment for a complete understanding of all of their respective terms.

Semnur Merger Agreement

On March 18, 2019, Legacy Scilex acquired Semnur pursuant to an Agreement and Plan of Merger with Semnur (as amended, the “Semnur Merger Agreement”), Sigma Merger Sub, Inc., a wholly owned subsidiary of Legacy Scilex (“Sigma Merger Sub”), Fortis Advisors LLC, solely as representative of the holders of Semnur equity (the “Semnur Equityholders’ Representative”), and for limited purposes, Sorrento. Pursuant to the Semnur Merger Agreement, Sigma Merger Sub merged with and into Semnur (the “Semnur Merger”), with Semnur surviving as Legacy Scilex’s wholly owned subsidiary.

In connection with transactions contemplated by the Semnur Merger Agreement, Sorrento and each of the other holders of outstanding shares of capital stock of Scilex Pharma, contributed each share of Scilex Pharma capital stock it owned to Legacy Scilex in exchange for one share of Legacy Scilex Common Stock (the “Contribution”). As a result of the Contribution, and prior to the consummation of the Semnur Merger, Scilex Pharma became a wholly owned subsidiary of Legacy Scilex and Sorrento became the owner of approximately 77% of Legacy Scilex’s issued and outstanding capital stock. As a result of the Semnur Merger, Scilex Pharma and Semnur became wholly owned subsidiaries of Legacy Scilex.

At the closing of the Semnur Merger, Legacy Scilex issued to the holders of Semnur’s capital stock (the “Semnur Equityholders”) and options to purchase Semnur’s common stock, upfront consideration with a value of $70.0 million. The upfront consideration was comprised of the following: (i) a cash payment of approximately $15.0 million, and (ii) $55.0 million of shares of Legacy Scilex Common Stock (47,039,315 shares issued and 352,972 shares issuable, valued at $1.16 per share) (the “Stock Consideration”). A portion of the cash consideration otherwise payable to the Semnur Equityholders was set aside for expenses incurred by the Semnur Equityholders’ Representative, and 4,749,095 shares of Legacy Scilex Common Stock otherwise issuable to Semnur Equityholders were placed in escrow with a third party as security for the indemnification obligations of the Semnur Equityholders under the Semnur Merger Agreement. The expense fund and escrow have since been released per the terms of the escrow agreement. The Semnur Equityholders that received the Stock Consideration were required to sign an exchange and registration rights agreement with Legacy Scilex, which is further described below. Following the issuance of the Stock Consideration, Sorrento ownership in Legacy Scilex was diluted to approximately 58% of Legacy Scilex’s issued and outstanding capital stock.

Pursuant to the Semnur Merger Agreement, and upon the terms and subject to the conditions contained therein, Legacy Scilex also agreed to pay the Semnur Equityholders up to $280.0 million in aggregate contingent cash consideration based on the achievement of certain milestones, comprised of a $40.0 million payment that will be due upon obtaining the first approval of a NDA of a Semnur product by the FDA and additional payments that will be due upon the achievement of certain amounts of net sales of Semnur products, as follows: (i) a $20.0 million payment upon the achievement of $100.0 million in cumulative net sales of a Semnur product, (ii) a $20.0 million payment upon the achievement of $250.0 million in cumulative net sales of a Semnur product, (iii) a $50.0 million payment upon the achievement of $500.0 million in cumulative net sales of a Semnur product, and (iv) a $150.0 million payment upon the achievement of $750.0 million in cumulative net sales of a Semnur product. As of the date of this prospectus, none of the foregoing payments have been triggered.

The Semnur Merger Agreement also provided that following the consummation of Legacy Scilex’s first bona fide equity financing with one or more third-party financing sources on an arms’ length basis with gross proceeds to Legacy Scilex of at least $40.0 million, certain of the former Semnur optionholders will be paid cash in lieu of: (i) the 352,972 shares of Legacy Scilex Common Stock otherwise issuable to such former Semnur optionholders pursuant to the Semnur Merger Agreement, and (ii) any shares that would otherwise be issued to such former Semnur optionholders upon release of shares held in escrow pursuant to the Semnur Merger Agreement, with such shares in each case valued at $1.16 per share. The Semnur optionholders subsequently agreed, under the terms of the Exchange Agreement (as defined and described below) to forego the foregoing right to any such payment in exchange for the right to participate in the Share Exchange (as defined below).

In March 2019, the Semnur Equityholders that received the Stock Consideration were required to sign an Exchange and Registration Rights Agreement with Legacy Scilex (as amended, the “Exchange Agreement”). Pursuant to the Exchange Agreement, and upon the terms and subject to the conditions contained therein, if within 18 months following the closing of the Semnur Merger, 100% of the outstanding equity of Legacy Scilex had not been acquired by a third party or Legacy Scilex had not entered into a definitive agreement with respect to, or otherwise consummated, a firmly underwritten offering of Legacy Scilex capital stock on a major stock exchange that met certain requirements, then holders of the Stock Consideration could collectively elect to exchange, during the 60-day period commencing the date that was the 18 month anniversary of the closing of the Semnur Merger (the “Share Exchange”), the Stock Consideration for shares of Sorrento’s common stock with a value of $55.0 million based on a price per share of Sorrento’s common stock equal to the greater of (a) the 30-day trailing volume weighted average price of one share of Sorrento’s common stock as reported on Nasdaq as of the consummation of the Share Exchange and (b) $5.55 (subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction) (the “Exchange Price”). Pursuant to an amendment to the Exchange Agreement entered into by Sorrento and the Semnur Equityholders’ Representative on September 28, 2020, on October 9, 2020, Sorrento paid $55.0 million in cash to the Semnur Equityholders in lieu of issuing $55.0 million of shares of Sorrento’s common stock at the Exchange Price.

The foregoing is a summary of the material terms of the Semnur Merger Agreement (including the amendment thereto) in the forms filed as exhibits to the registration statement of which this prospectus forms a part. You should read the Semnur Merger Agreement (including the amendment thereto) for a complete understanding of all of their respective terms.

Aardvark Asset Purchase Agreement

In April 2021, Sorrento entered into an asset purchase agreement (the “Aardvark Asset Purchase Agreement”) with Aardvark Therapeutics, Inc. (“Aardvark”), pursuant to which, among other things, Sorrento acquired Aardvark’s Delayed Burst Release Low Dose Naltrexone (DBR-LDN) asset and intellectual property rights, for the treatment of chronic pain, fibromyalgia and chronic post-COVID syndrome (collectively, the “SP-104 Assets”), which includes a Statement of Work dated November 18, 2020 (the “Tulex Statement of Work”), pursuant to which Tulex agreed to, among other things, develop, test and manufacture clinical supplies of SP-104 for Sorrento.

Subsequent to the acquisition, Sorrento designated Legacy Scilex to lead all development efforts related to SP-104 and on May 12, 2022, Legacy Scilex and Sorrento entered into a bill of sale and assignment and assumption agreement (the “Bill of Sale”), pursuant to which Sorrento sold, conveyed, assigned and transferred to Legacy Scilex all of its rights, title and interest in and to the SP-104 Assets (including PCT/US2021/053645 and all patents and patent applications that claim priority rights thereto) and Legacy Scilex assumed all of Sorrento’s rights, liabilities and obligations under the Aardvark Asset Purchase Agreement (the “SP-104 Acquisition”).

As consideration for the SP-104 Acquisition, Legacy Scilex issued a promissory note in the aggregate principal amount of $5,000,000 to Sorrento (the “Promissory Note”). The Promissory Note matures seven years from the date of issuance and bears interest at the rate equal to the lesser of (a) 2.66% simple interest per annum and (b) the maximum interest rate permitted under law. The Promissory Note is payable in cash, shares of Common Stock (any shares so issued, the “Consideration Shares”) or any combination thereof, at Legacy Scilex’s sole discretion, and may be prepaid in whole or in part at any time without penalty. Legacy Scilex also agreed to file with the SEC, a resale registration statement, relating to the resale by Sorrento of any Consideration Shares that may be issued to Sorrento, within 60 days of the issuance of such Consideration Shares.

As the successor to the Aardvark Asset Purchase Agreement, Legacy Scilex is obligated to pay Aardvark (i) $3,000,000, upon initial approval by the FDA of a new drug application for the LDN Formulation (as defined in the Aardvark Asset Purchase Agreement) (which amount may be paid in shares of Common Stock or cash, in Legacy Scilex’s sole discretion) (the “Development Milestone Payment”) and (ii) $20,000,000, in cash, upon achievement of certain net sales by Legacy Scilex of a commercial product that uses the LDN Formulation (the “Commercial Product”). Legacy Scilex will also pay Aardvark certain royalties in the single digits based on percentages of annual net sales by Legacy Scilex of a commercial product that uses the LDN Formulation. The royalty percentage is subject to reduction in certain circumstances. Royalties are due for so long as Commercial Product is covered by a valid patent in the country of sale or for ten years following the first commercial sale of the Commercial Product, whichever is longer. As of the date of this prospectus none of the foregoing payments have been triggered.

In connection with its acquisition of the SP-104 Assets, Legacy Scilex has agreed that if it issues any shares of Common Stock in respect of the Development Milestone Payment, Legacy Scilex will prepare and file one or more registration statements with the SEC for the purpose of registering for resale such shares and is required to file such registration statement with the SEC within 60 days following the date on which any such shares are issued.

Tien-Li Lee, MD, a member of our Board, is the founder, chief executive officer and a member of the board of directors of Aardvark.

The foregoing is a summary of the material terms of the Aardvark Asset Purchase Agreement, Bill of Sale and Promissory Note in the forms filed as exhibits to the registration statement of which this prospectus forms a part. You should read the forms of these agreements for a complete understanding of all of their respective terms.

Tulex Master Services Agreement

As described above, in connection with the SP-104 Acquisition, Legacy Scilex acquired the Tulex Statement of Work, pursuant to which Tulex, among other things, develops, tests and manufactures clinical supplies of SP-104 for Legacy Scilex. The Tulex Statement of Work is governed by the terms of a master services agreement (the “Tulex Master Services Agreement”). The Tulex Master Services Agreement was novated to Legacy Scilex on June 15, 2022 and will remain in effect until five years after the effective date, unless terminated early by either party. Either party may terminate the Tulex Master Services Agreement or a Tulex Statement of Work by written notice (1) if the other party is in material breach of the agreement or a Tulex Statement of Work and fails to cure such breach within 15 days after receipt of notice of such breach (or such other time period expressly stated in the applicable Tulex Statement of Work) or (2) in the event of the other party’s insolvency, bankruptcy, reorganization, liquidation or receivership, or a failure to remove any insolvency, bankruptcy, reorganization, liquidation or receivership proceedings within ten days from the date of institution of such proceedings. In addition, we may terminate the agreement or any Tulex Statement of Work (1) without cause upon 30 days prior written notice to Tulex or (2) immediately upon written notice in the event Tulex is dissolved or undergoes a change in control. A termination or expiration of a single Tulex Statement of Work will not cause the automatic termination of the agreement or of any other Tulex Statement of Work.

Each party under the Tulex Master Services Agreement agreed to indemnify the other party, its affiliates and each of their respective officers, directors, employees, contractors and agents against any third-party liabilities arising out of (1) such party’s breach of the Tulex Master Services Agreement or a Tulex Statement of Work or (2) the negligence or willful misconduct on the part of such party, its officers, directors, employees, agents or other representatives in connection with the Tulex Master Services Agreement.

The foregoing is a summary of the material terms of the Tulex Master Services Agreement in the form filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of the agreement for a complete understanding of all of its terms.

Shah Investor LP Assignment Agreement

On August 6, 2013, through Semnur, we entered into an Assignment Agreement with Shah Investor LP (“Shah Investor”). Mahendra Shah, Ph.D., who served on our board of directors from March 2019 to October 2020, is the managing partner of Shah Investor. Pursuant to the Assignment Agreement, Shah Investor assigned to us certain intellectual property related to pharmaceutical compositions of corticosteroids (the “Assigned IP”). As consideration for the Assigned IP, we agreed to pay a contingent quarterly royalty in the low-single digits to Shah Investor based on the quarterly net sales of any pharmaceutical formulations for local delivery of steroids by injection developed utilizing the Assigned IP (a “Royalty Product”). We expect that SEMDEXA, if approved, will constitute a Royalty Product. The royalty percentage is subject to reduction in certain circumstances. Royalties are due for so long as a Royalty Product is covered by a valid patent in the country of sale or for ten years following the first commercial sale of the first Royalty Product in the United States, whichever is longer. We also agreed to use commercially reasonable efforts to maximize the scope and coverage of the patents contained in the Assigned IP. As of the date of this prospectus, no royalty payments have been made as we have not yet commercialized any applicable products and therefore such payments have not been triggered.

The Assignment Agreement will remain in effect on a country-by-country and product-by-product basis until royalties are no longer due on any Royalty Product. Either party may terminate the Assignment Agreement upon sixty days’ prior written notice, in the event the other party seeks to avoid a provision of the Assignment Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, unless such assertion is eliminated and the effect of such assertion cured within such sixty day period.

The foregoing is a summary of the material terms of the Assignment Agreement in the form filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of the agreement for a complete understanding of all of its terms.

Romeg License and Commercialization Agreement

Effective June 14, 2022, we entered into a License and Commercialization Agreement (the “Romeg Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.). Pursuant to the Romeg

Agreement, Romeg granted to us (1) the right to manufacture, promote, market, distribute and sell the Licensed Products (as defined below) in the United States and (2) an exclusive, transferable license to use the trademark “GLOPERBA”.

Under the Romeg Agreement, among other things, Romeg granted us (1) a transferable license, with the right to sublicense, under the patents and know-how specified therein to (a) commercialize the pharmaceutical product comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans (the “Initial Licensed Product”) in the United States (including its territories) (the “Territory”), (b) develop other products comprising the Initial Licensed Product as an active pharmaceutical ingredient (together with the Initial Licensed Product, the “Licensed Products”) and commercialize any such products and (c) manufacture Licensed Products anywhere in the world, solely for commercialization in the Territory; and (2) an exclusive, transferable license, with right to sublicense, to use the trademark “GLOPERBA” and logos, designs, translations, and modifications thereof in connection with the commercialization of the Initial Licensed Product solely in the Territory. The license to know-how is exclusive for purposes of developing and commercializing Licensed Products in the Territory during the royalty term, but is otherwise non-exclusive. The license to patents is exclusive for purposes of developing and commercializing Licensed Products in the Territory until July 1, 2027 and, thereafter, is co-exclusive with Granules Pharmaceuticals, Inc. for the royalty term for such purposes. The royalty term begins on the date of the agreement and ends on the later of (i) expiration of the last to expire of the patents that covers the manufacture or commercialization of the Licensed Products in the Territory or (ii) the tenth anniversary of the date of the Romeg Agreement.

As consideration for the license under the Romeg Agreement, we agreed to pay Romeg (1) an up-front payment of $2.0 million, (2) upon our achievement of certain net sales milestones, certain milestone payments in the aggregate amount of up to $13.0 million and (3) certain royalties, at rates that do not exceed ten percent, based on annual net sales of the Licensed Products by us during the royalty term.

The Romeg Agreement will remain in effect until it is terminated in accordance with the terms thereof. We may terminate the Romeg Agreement (1) upon written notice to Romeg, if we elect (or are required) to withdraw the Initial Licensed Product from the market as a result of serious adverse reactions from use of such product, which termination will be effective 30 days following the date of such notice or (2) at any time, without cause, upon written notice to Romeg, which termination will be effective 120 days following the date of such notice, provided that a termination fee of up to $2.0 million shall be paid to Romeg depending on when during the 10 year period following the date of the agreement any such termination notice set forth in the immediately preceding clause (2) has been provided. Romeg may terminate the Romeg Agreement (a) upon notice to us, if we fail to timely pay any milestone payment, percentage royalties or minimum quarterly royalties or fail to timely deliver the requisite quarterly report, which termination will be effective 30 days after the date of such notice, unless we has made such payment in full or delivered such quarterly report within such 30 day period; (b) immediately, if we challenge the licensed patents under any court action or proceeding or before any patent office or assist any third party to conduct any of these activities; or (c) by written notice to us if sales of Licensed Products do not commence or continue within specified periods agreed to by the parties. In addition, either party may terminate the Romeg Agreement (1) in the event the other party materially breaches the agreement, unless the breaching party has cured any such breach within 60 days after any notice thereof was provided or (2) in the event the other party (a) files in any court or agency a petition in bankruptcy or insolvency, (b) is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within 90 days after its filing, or (c) makes an assignment of substantially all of its assets for the benefit of its creditors.

The Romeg Agreement contains customary reciprocal indemnification obligations for Romeg and us. Additionally, we agreed, subject to certain exceptions, to indemnify Romeg against any loss arising out of the manufacture or commercialization of any Licensed Product by or on behalf of us or our affiliates, marketing partners, sublicensees or subcontractors on or after the date of the license.

The foregoing is a summary of the material terms of the Romeg Agreement, which is in the form filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of the agreement for a complete understanding of all of its terms.

Intellectual Property

Our success depends in part on our ability to obtain and maintain proprietary protection for our product candidates, technology and know-how, to operate without infringing the proprietary rights of others and to prevent others from infringing our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, pursuing and obtaining patent protection in the United States and in jurisdictions outside of the United States related to our novel adhesion and delivery technology, inventions, improvements and product candidates that are important to the development and implementation of our business. Our patent portfolio is intended to cover our product candidates, their methods of use and processes for their manufacture, and any other inventions that are commercially important to our business. We also rely on trade secret protection of our confidential information and know-how relating to our novel adhesion and delivery technology, platforms and product candidates.

Generally, patents are granted a term of 20 years from the earliest claimed non-provisional filing date. In certain instances, patent term can be adjusted to recapture a portion of delay by the PTO in examining the patent application or extended to account for term effectively lost as a result of the FDA regulatory review period, or both. We cannot provide any assurance that any patents will be issued from our pending or future applications or that any patents will adequately protect our product or product candidates.

Our patent portfolio, consisting of owned and/or licensed IP as of November 23, 2022 contains approximately sixteen issued and unexpired U.S. patents, six pending U.S. patent applications, and one pending Patent Cooperation Treaty (PCT) application. Our portfolio also includes certain foreign counterparts of these patents and patent applications including Australia, Brazil, Canada, China, Hong Kong, India, Indonesia, Israel, Japan, Korea, Malaysia, Mexico, New Zealand, Panama, Peru, Philippines, Russian Federation, Singapore, South Africa, Taiwan, Ukraine, and certain countries within the European Patent Convention.

With respect to ZTlido and SP-103, our patents and patent applications cover compositions and methods of treatment. With respect to our product candidate SEMDEXA, our patents and patent applications include formulations and methods of treatment. The patents are U.S. Pat. Nos. 10,500,284, 10,117,938, and 11,020,485, all of which expire in 2036. With respect to SP-104, our pending Patent Cooperation Treaty application is WO 2022/076470 (and all patents and patent applications that claim priority rights thereto), which covers oral delayed burst formulations of low-dose naloxone or naltrexone and related methods of treatment. We continue to seek to maximize the scope of our patent protection for all our programs. We have five issued U.S. patents and two pending U.S. patent applications relating to lidocaine topical system compositions and methods of treating pain with lidocaine topical system compositions. The patents are U.S. Pat. Nos. 9,283,174, 9,925,264, 9,931,403, 10,765,749, 10,765,640 and 11,278,623 all of which expire in 2031. Related to GLOPERBA, our licensed patents include U.S. Pat. Nos. 9,907,751, 10,226,423, 10,383,820, and 10,383,821, which relate to liquid colchicine formulations for oral administration and associated methods of use. U.S. Pat. No. 10,226,423 expires in 2037. The remaining patents related to GLOPERBA expire in 2036.

We believe that we have certain know-how and trade secrets relating to our technology and product candidates. We rely on trade secrets to protect certain aspects of our technology related to our current and future product candidates. However, trade secrets can be difficult to protect. We seek to protect our trade secrets, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors, service providers, and contractors. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems.

Trademarks, Trade Secrets and Other Proprietary Information

We file trademark applications and pursue registrations in the United States and abroad when appropriate. We own registered U.S. trademarks for the marks “SCILEX,” “ZTlido” and “RESPONSIBLE BY DESIGN.” We also own pending trademark applications for “SEMNUR PHARMACEUTICALS” and “SEMDEXA” in the United States. We also license the GLOPERBA trademark as discussed in relation to the Romeg Agreement described above.

We also depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors. To help protect our proprietary know-how, we rely on trade secret protection and confidentiality agreements to protect our interests. Our policy is to require each of our employees, consultants and advisors to execute a confidentiality and inventions assignment agreement before beginning their employment, consulting or advisory relationship with us. The agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we will own all inventions conceived by the individual in the course of rendering services to us.

SEMDEXA benefits from our substantial intellectual property portfolio and other technical barriers to entry for potential competitors. Further, we are a party to an exclusive supply agreement for a proprietary biocompatible excipient with no generic equivalent. Our complex manufacturing process, specialized equipment and know-how for sterile viscous product candidates are also key to our competitive edge. We believe that our competitors will be required to conduct lengthy and costly preclinical and clinical trials to establish products with comparable safety and efficacy to SEMDEXA.

Government Regulation and Product Approval

Government authorities in the United States at the federal, state and local levels, and in other countries and jurisdictions, extensively regulate, among other things, the research, development, testing, manufacture, pricing, reimbursement, sales, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we are marketing and developing. SP-102, SP-103, SP-104 and any other product candidate that we develop must be approved by the FDA or otherwise authorized for marketing before they may be legally marketed in the United States and by the corresponding foreign regulatory agencies before they may be legally marketed in foreign countries. The processes for obtaining marketing approvals, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

U.S. Drug Development Process

In the United States, the FDA regulates drugs under the FDCA and implementing regulations. Drugs are also subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable requirements at any time during the product development process, approval process or after approval, may subject an applicant or its products to a variety of administrative or judicial sanctions, such as inspection scrutiny, the FDA’s refusal to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits or civil or criminal penalties. The process required by the FDA before a drug may be marketed in the United States generally involves the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies according to Good Laboratory Practices (“GLPs”) or other applicable regulations;

•	submission to the FDA of an Investigational New Drug Application (“IND”), which must become effective before human clinical trials may begin;

•	approval by an IRB covering each clinical site before each trial may be initiated;

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performance of adequate and well-controlled human clinical trials according to the laws and regulations pertaining to the conduct of human clinical trials, collectively referred to as GCP requirements to establish the safety and efficacy of the proposed drug for its intended use;

•	submission to the FDA of an NDA or other marketing application (collectively, an “NDA”), for a proposed new drug, including its specific formulation and labeling;

•	satisfactory completion of an FDA advisory committee review, if applicable;

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satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the drug is produced to assess compliance with the FDA’s cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

•	potential FDA audit of the preclinical study and clinical trial sites that generated the data in support of the NDA; and

•	FDA review and approval of the NDA prior to any commercial marketing, sale or shipment of the drug.

Before testing novel compounds with potential therapeutic value in humans, the drug candidate enters the preclinical testing stage, also referred to as preclinical studies. Preclinical studies include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies to assess the potential safety and activity of the drug candidate. The conduct of the preclinical studies must comply with federal laws and requirements including GLPs. The IND sponsor must submit the results of the preclinical studies, together with manufacturing information, analytical data, and any available clinical data or literature, to the FDA as part of the IND. The sponsor will also include a protocol detailing, among other things, the objectives of the first phase of the clinical trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated, if the first phase lends itself to an efficacy evaluation. Some preclinical studies may continue even after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to one or more proposed clinical trials and places the trial on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a drug candidate at any time before or during clinical trials due to safety concerns, non-compliance, or for additional reasons. Accordingly, we cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such trial.

Clinical trials involve the administration of the drug candidate to healthy subjects or patients with the target disease under the supervision of qualified investigators, generally physicians not employed by the trial sponsor. Clinical trials are conducted under written study protocols detailing, among other things, the objectives of the clinical trial, subject selection and exclusion criteria, dosing procedures, and the parameters to be used to collect data and to monitor subject safety. Each protocol must be submitted to the FDA as part of the IND, and timely safety reports must be submitted to the FDA and investigators for suspected adverse reactions that are serious and unexpected. Clinical trials must be conducted in accordance with applicable statutes, the FDA’s regulations and GCP requirements. Further, each clinical trial must be reviewed and approved by an IRB at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until it is completed. In some instances, additional oversight boards, such as a data safety monitoring board, are required to evaluate interim data and determine whether a study should continue or be modified or terminated. Information about many clinical trials is required to be publicly reported on www.ClinicalTrials.gov or similar databases.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

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Phase 1. The drug is initially introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution and excretion and, if possible, to gain an early indication of its effectiveness. In the case of some products for severe or life-threatening diseases, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing may be conducted only in patients having the specific disease.

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Phase 2. The drug is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule for patients having the specific disease.

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Phase 3. The drug is administered to an expanded patient population in adequate and well-controlled clinical trials to generate sufficient data to statistically confirm the safety and efficacy of the product for potential approval, to establish the overall risk-benefit profile of the product, and to provide adequate information for the labeling of the product. Generally, at least two adequate and well-controlled Phase 3 clinical trials are required by the FDA for approval of an NDA. In some cases, the FDA may approve a drug based on the results of a single adequate and well-controlled Phase 3 trial for excellent design and which provided highly reliable and statistically strong evidence of important clinical benefit.

Post-approval studies, also referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and may be required by the FDA as part of the approval process.

Progress reports detailing the status of drug development and results of the clinical trials must be submitted at least annually to the FDA, and written IND safety reports must be submitted to the FDA and the investigators for suspected adverse reactions that are serious and unexpected (including increased rate of occurrence of such adverse reactions), findings from other studies that suggest a significant risk in humans exposed to the drug, or any findings from tests in laboratory animals that suggests a significant risk for human subjects or patients. Phase 1, Phase 2 and Phase 3 clinical trials may not yield positive results, or may not be completed successfully within any specified period, if at all. The FDA or the sponsor or its data safety monitoring board may suspend a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to study subjects.

During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to submission of an IND, at the end of Phase 2, and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use the end of Phase 2 meeting to discuss their Phase 2 clinical results and present their plans for the Phase 3 clinical trials that they believe will support approval of the new drug.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drug product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf life.

FDA Review and Approval Processes

The results of product development, preclinical studies and clinical trials for the claimed indications are incorporated into an NDA. The FDA may grant deferrals for the development and submission of pediatric data or full or partial waivers after the initial submission of a pediatric study plan following an end of Phase 2 meeting. In addition, descriptions of the manufacturing process and controls, analytical tests conducted on the chemistry of the drug, proposed labeling and other relevant information are also submitted to the FDA as part of an NDA requesting approval to market the product. The submission of an NDA is subject to the payment of substantial user fees and a waiver of such fees may be obtained under certain limited circumstances.

The FDA reviews the NDA to determine, among other things, whether the proposed product is safe and effective for its intended use, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, strength, quality and purity. Under the Prescription Drug User Fee Act (“PDUFA”) guidelines that are currently in effect, the FDA has a goal of ten months from the date of “filing” of a standard, original NDA for a new molecular entity to review and act on the submission. This review typically takes twelve months from the date the NDA is submitted to the FDA because the FDA has approximately two months to make a “filing” decision after the application is submitted. The FDA conducts a preliminary review of all NDAs within the first 60 days after submission, before accepting them for filing, to determine whether they are sufficiently complete to permit substantive review. The FDA may request additional information rather than accepting an NDA for filing. In this event, the NDA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing.

The FDA may refer applications for novel drug products or drug products which present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. During the drug approval process, the FDA also will determine whether a REMS is necessary to assure the safe use of the drug. If the FDA concludes a REMS is needed, the sponsor of the NDA must submit a proposed REMS. The FDA will not approve the NDA without a REMS, if required. A REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of products.

Before approving an NDA, the FDA will generally inspect the facilities at which the product is to be manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP requirements. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information.

After the FDA evaluates an NDA, it will issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete, and the application will not be approved in its present form. A Complete Response Letter usually describes the specific deficiencies in the NDA identified by the FDA and may require additional clinical data, such as an additional pivotal Phase 3 trial or other significant and time-consuming requirements related to clinical trials, preclinical studies or manufacturing. If a Complete Response Letter is issued, the sponsor must resubmit the NDA, addressing all of the deficiencies identified in the letter, or withdraw the application. Even if such data and information are submitted, the FDA may decide that the NDA does not satisfy the criteria for approval.

If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling. In addition, the FDA may require post-approval studies, referred to as Phase 4 testing, which involves clinical trials designed to further assess a product’s safety and effectiveness and may require testing and surveillance programs to monitor the safety of approved products that have been commercialized.

Expedited Development and Review Programs

The FDA administers a number of different programs that enable the agency and sponsors in various ways to expedite the development or agency review of a new drug product. Among these, the FDA has a fast track designation that is intended to expedite or facilitate the process for reviewing new drug products that meet certain criteria. New drugs are eligible for fast track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. As an example of the modified processes available to a fast track product, the FDA may consider for review sections of the NDA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the NDA, the FDA agrees to accept sections of the NDA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the NDA.

Any product submitted to the FDA for approval, including a product with a fast track designation, may also be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. A product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or a significant improvement in the treatment, diagnosis or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug designated for priority review in an effort to facilitate the review. The FDA endeavors to review applications with priority review designations within six months of the filing date as compared to ten months for review of other NDAs under its current PDUFA review goals.

In addition, a product may be eligible for accelerated approval. Drug products intended to treat serious or life-threatening diseases or conditions may be eligible for accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform additional adequate and well-controlled post-marketing clinical trials. In addition, the FDA currently requires as a condition for accelerated approval pre-use submission of promotional materials, which could adversely impact the timing of the commercial launch of the product. Fast track designation, priority review and accelerated approval do not change the standards for approval but may expedite the development or approval process.

The Food and Drug Administration Safety and Innovation Act established a category of drugs referred to as “breakthrough therapies” that may be eligible to receive breakthrough therapy designation. A sponsor may seek the FDA designation of a product candidate as a “breakthrough therapy” if the product is intended, alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation includes all of the fast track program features, as well as more intensive FDA interaction and guidance. The breakthrough therapy designation is a distinct status from both accelerated approval and priority review, which can also be granted to the same drug if relevant criteria are met. If a product is designated as breakthrough therapy, the FDA will work with the sponsor to expedite the development and review of such drug.

With passage of the 21st Century Cures Act in December 2016, Congress authorized the FDA to accelerate review and approval of products designated as regenerative advanced therapies. A product is eligible for this designation if it is a regenerative medicine therapy that is intended to treat, modify, reverse or cure a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product candidate has the potential to address unmet medical needs for such disease or condition. The benefits of a regenerative advanced therapy designation include early interactions with the FDA to expedite development and review, benefits available to breakthrough therapies, potential eligibility for priority review and accelerated approval based on surrogate or intermediate endpoints.

We have obtained fast track designation for SEMDEXA for the treatment of lumbosacral radicular pain and have applied for breakthrough therapy designation for the treatment of lumbosacral radicular pain based on the top-line results obtained from the pivotal Phase 3 trial, which results reflect achievement of primary and secondary endpoints. We have also obtained fast track designation for SP-103 for the treatment of acute LBP. We may seek additional designations for SEMDEXA, SP-103 or our other product candidates. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

Post-Approval Requirements

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown risks or problems with a product may result in labeling changes, restrictions on the product or even complete withdrawal of the product from the market. After approval, most changes to the approved product, such as adding new indications, certain manufacturing changes and additional labeling claims, are subject to further FDA review and approval. Drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP regulations and other laws and regulations. In addition, the FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-marketing testing, including Phase 4 clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

Any drug products for which we receive FDA approvals are subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences or quality issues with the product, providing the FDA with updated safety and efficacy information, satisfaction of post-approval requirements or commitments, product sampling and distribution requirements, and complying with FDA promotion and advertising requirements. These promotion and advertising requirements include, among other things, standards for direct-to-consumer advertising, prohibitions against promoting drugs for uses, or in patient populations, that are not described in the drug’s approved labeling, which is known as “off-label use,” rules for conducting industry-sponsored scientific and educational activities, and promotional activities involving the internet. Failure to comply with post-approval requirements can have negative consequences, including adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such off-label uses. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant, manufacturer or product to administrative or judicial civil or criminal sanctions and adverse publicity. FDA sanctions could include refusal to approve pending applications, withdrawal of an approval, clinical holds on post-approval clinical trials, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, mandated corrective advertising or communications with doctors, debarment, restitution, disgorgement of profits, or civil or criminal penalties.

Hatch-Waxman Amendments

Section 505 of the FDCA describes three types of NDAs that may be submitted to request marketing authorization for a new drug, the first being a 505(b)(1) NDA. A 505(b)(1) NDA is an application that contains full reports of investigations of safety and effectiveness. A 505(b)(2) NDA likewise contains full reports of investigations of safety and effectiveness relevant to a product, but some of the data are not owned by or licensed to the applicant. Section 505(j) establishes an abbreviated approval process for generic versions of approved drug products through the submission of an abbreviated new drug application (“ANDA”). An ANDA generally provides for marketing of a drug product that has the same active ingredients in the same strengths and dosage form, and with the same labeling and route of administration as the listed drug and has been shown to be bioequivalent to the listed drug. ANDA applicants are required to conduct bioequivalence testing to confirm chemical and therapeutic equivalence to the branded reference drug. Generic versions of drugs can often, and sometimes must, be substituted by pharmacists under prescriptions written for the branded reference drug.

A 505(b)(2) NDA is an application that contains full reports of investigations of safety and effectiveness but where at least some of the information required for approval comes from studies not conducted by or for the applicant, and for which the applicant has not obtained a right of reference. This regulatory pathway enables the applicant to rely, in part, on the FDA’s findings of safety and efficacy for an existing product, or published literature, in support of its application. Additional preclinical and clinical data may also be submitted. The FDA may then approve the new product candidate for all or some of the labeled indications for which the referenced product has been approved, or for any new indication sought by the 505(b)(2) applicant.

Upon submission of an ANDA or a 505(b)(2) NDA, an applicant must certify to the FDA at least one of the following (1) no patent information on the drug product that is relied upon by the ANDA or 505(b)(2) NDA (known as the reference drug) has been submitted to the FDA; (2) such patent has expired; (3) the date on which such patent expires; or (4) such patent is invalid, unenforceable, or will not be infringed by the manufacture, use or sale of the drug product for which the ANDA or 505(b)(2) NDA is submitted. This last certification is known as a Paragraph IV Certification. If the NDA holder for the reference drug or patent owner(s) asserts a patent challenge to the Paragraph IV Certification, the FDA may not approve that application until the earlier of 30 months from the receipt of the notice of the Paragraph IV Certification, the expiration of the patent, when the infringement case concerning each such patent was favorably decided in the applicant’s favor or such shorter or longer period as may be ordered by a court. This prohibition is generally referred to as the 30-month stay. Thus, approval of an ANDA or 505(b)(2) NDA could be delayed for a significant period of time depending on the patent certification the applicant makes and the reference drug sponsor’s or patent owner’s decision to initiate patent litigation.

In addition to, and distinct from the patent protection provisions, the Hatch-Waxman Amendments establish periods of regulatory exclusivity for certain approved drug products, during which the FDA cannot approve (or in some cases accept) an ANDA or 505(b)(2) application that relies on the branded reference drug. For example, the holder of an NDA may obtain five years of exclusivity upon approval of a new drug containing a new chemical entity that has not been previously approved by the FDA. The Hatch-Waxman Amendments also provide three years of marketing exclusivity to the holder of an NDA (including a 505(b)(2) NDA) for a particular condition of approval, or change to a marketed product, such as a new formulation for a previously approved product, if one or more new clinical trials (other than bioavailability or bioequivalence studies) was essential to the approval of the application and was conducted/sponsored by the applicant. This three-year exclusivity period protects against FDA approval of ANDAs and 505(b)(2) NDAs for drugs that include the innovation that required the new clinical data, but generally allows the approval for non-protected characteristics and labeling.

Orphan Drug Designation and Exclusivity

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biological product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making the product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan drug designation must be requested before submitting an NDA for the drug for the rare disease or condition. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years from the date of such approval, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity by means of greater effectiveness, greater safety or providing a major contribution to patient care or in instances of drug supply issues. Competitors, however, may receive approval of either a different product for the same indication or the same product for a different indication not protected by the exclusive approval, but that could be used off-label in the orphan indication. The FDA also has authority to withdraw exclusive marketing rights if the holder of an approved orphan drug cannot assure the availability of sufficient quantities of the drug within a reasonable time to meet the needs of patients with the disease or condition for which the drug was designated. Once withdrawn under such circumstances, exclusive approval may not be reinstated for that drug.

Third-Party Payor Coverage, Pricing and Reimbursement

In the United States and markets in other countries, patients who are prescribed treatments for their conditions and providers performing the prescribed services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Thus, sales of a product will depend, in part, on the extent to which third-party payors provide coverage and establish adequate reimbursement levels for the product. Third-party payors include government payor programs at the federal and state levels, including Medicare and Medicaid, managed care providers, private health insurers and other organizations. In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product. Third-party payors may limit coverage to specific products on an approved list, or formulary, which might not include all of the FDA-approved products for a particular indication, and which can change over time. Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our products, in addition to the costs required to obtain FDA or other comparable regulatory approvals. Additionally, companies may also need to provide discounts to purchasers, private health plans or government healthcare programs, in order to be considered as a formulary option. Nonetheless, product candidates may not be considered by individual payors to be medically necessary or cost-effective. A payor’s decision to provide coverage for a product does not imply that a preferred formulary position or an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage and reimbursement for the product, and the level of coverage and reimbursement can differ significantly from payor to payor. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

The cost of pharmaceuticals continues to generate substantial governmental and third-party payor interest. We expect that the pharmaceutical industry will experience pricing pressures due to the trend toward managed healthcare, the increasing influence of managed care organizations and additional legislative proposals. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs. Adoption of such controls and measures, and tightening of restrictive policies in jurisdictions with existing controls and measures, could limit payments for pharmaceuticals such as our products and the product candidates that we are developing and could adversely affect our net revenue and results.

Different pricing and reimbursement schemes exist in other countries. In the European Economic Area (“EEA”) (which is currently comprised of the 27 Member States of the EU plus Norway, Iceland and Liechtenstein), governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national healthcare systems that fund a large part of the cost of those products to consumers. Some EEA countries operate positive and negative list systems under which some medicinal products are selected for coverage (positive list) and others are explicitly listed as excluded from reimbursement (negative list). To obtain reimbursement or pricing approval, some of these EEA countries may require the completion of clinical trials that compare the cost-effectiveness of a particular product to currently available therapies. Other EEA countries allow companies to fix their own prices for medicinal products, but monitor and control company profits. The downward pressure on healthcare costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country. There can be no assurance that any country that has price controls or reimbursement limitations for products will allow favorable reimbursement and pricing arrangements for any of our products.

U.S. Healthcare Reform

In the United States there have been, and continue to be, proposals by the federal government, state governments, regulators and third-party payors to control or manage the increased costs of healthcare and, more generally, to reform the U.S. healthcare system. The pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. For example, in March 2010, the ACA was enacted, which is intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms, and which substantially changes the way healthcare is financed by both governmental and private insurers, and significantly impact the U.S. pharmaceutical industry. The ACA, among other things, (1) subjected therapeutic biologics to potential competition by lower-cost biosimilars by creating a licensure framework for follow-on biologic products, (2) prescribed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, (3) increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, (4) established annual nondeductible fees and taxes on manufacturers of certain branded prescription drugs, apportioned among these entities according to their market share in certain government healthcare programs, (5) established a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D, (6) expanded eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals and by adding new mandatory eligibility categories for individuals with income at or below 133% of the federal poverty level, thereby potentially increasing manufacturers’ Medicaid rebate liability, (7) expanded the entities eligible for discounts under the 340B Public Health Service Act program, (8) created a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research, and (9) established a Center for Medicare Innovation at the CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending.

Since its enactment, there have been judicial, Congressional and Administrative challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future.

For example, legislation affecting the implementation of certain taxes under the ACA has been signed into law. The TCJA included a provision that repealed, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate”. Further, the Bipartisan Budget Act of 2018 (the “BBA”), among other things, amended the ACA, effective January 1, 2019, to increase from 50% to 70% the point-of-sale discount that is owned by pharmaceutical manufacturers who participate in Medicare Part D and to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole”. On June 17, 2021 the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Thus, the ACA will remain in effect in its current form. Further, prior to the U.S. Supreme Court ruling, on January 28, 2021, President Biden issued an executive order that initiated a special enrollment period for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. In addition, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 into law, which, among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The Inflation Reduction Act also eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost through a newly established manufacturer discount program. It is unclear how additional healthcare reform measures of the Biden administration or other efforts, if any, to modify or invalidate the ACA or its implementing regulations, or portions thereof, will impact our business. Any health care reform measures will likely take time to unfold, and could have an impact on coverage and reimbursement for healthcare items and services. We cannot predict the ultimate content, timing or effect of any healthcare reform legislation or other policy or the impact of potential legislation or other policy on us.

Other legislative and administrative changes have been proposed and adopted in the United States since the ACA was enacted to reduce healthcare expenditures. For example, the Budget Control Act of 2011, among other things, in connection with subsequent legislation, reduced Medicare payments to providers, on average, by 2% per fiscal year. These reductions went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, including the BBA, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020, through May 31, 2022, due to the COVID-19 pandemic. The law provides for 1% Medicare sequestration in the second quarter of 2022 and allows the full 2% sequestration thereafter until 2030. To offset the temporary suspension during the COVID-19 pandemic, in 2030, the sequestration will be 2.25% for the first half of the year, and 3% in the second half of the year. Moreover, on January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. If federal spending is further reduced, anticipated budgetary shortfalls may impact the ability of relevant agencies to continue to function at current levels. Amounts allocated to federal grants and contracts may be reduced or eliminated. These reductions may also impact the ability of relevant agencies to timely review and approve research and development, manufacturing, and marketing activities, which may delay our ability to develop, market and sell any products we may develop.

Recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. At the federal level, these include proposed measures to permit Medicare to negotiate the price of certain drugs, to establish rebates under Medicare Part B and Part D where the average sales price or the average manufacturer price of a drug respectively increases faster than the pace of inflation and to eliminate the existing manufacturer coverage gap discount program under Part D and replace it with a new program that would require manufacturer discounts in both the initial and catastrophic phases of the program. On May 16, 2019, CMS adopted a final rule that, among other things, will require Part D plans to adopt Real Time Benefit Tools that are capable of integrating with electronic prescribing or electronic health record systems and have the capability to inform prescribers when lower-cost alternative therapies are available under a beneficiary’s prescription drug benefit. Similarly, since 2021, Part D Explanation of Benefits transmittals to members are required to inform Part D beneficiaries about drug prices and lower cost therapeutic alternatives. On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which among other things, contains two specific provisions affecting pricing for drugs and biologics. The first provision allows for CMS to negotiate prices for certain single-source drugs and biologics reimbursed under Medicare Part B and Part D, beginning with ten high-cost drugs paid for by Medicare Part D starting in 2026, followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. The legislation subjects drug manufacturers to civil monetary penalties and a potential excise tax for failing to comply with the legislation by offering a price that is not equal to or less than the negotiated “maximum fair price” under the law or for taking price increases that exceed inflation. The legislation also caps Medicare beneficiaries’ annual out-of-pocket drug expenses at $2,000. The second provision imposes a requirement that pharma manufacturers provide a rebate to Medicare, if the manufacturer increases price at a rate higher than the measured inflation rate. Medicaid has had a rebate program for several years, but Medicare did not. The intent is to limit price increases. The new rebate applies to drugs covered by Medicare under Part B or Part D . The rebate obligation applies if the average sales price (for Part B) or average manufacturers price (for Part D) of a single source drug or biologic increases more than the rate of inflation (as measured by the index for urban consumers). The rebate amount is the total number of units sold in Medicare coverage multiplied by the amount by which the price exceeds the inflation adjusted price. The base year against which the inflation adjustment is measured is 2021. If the price exceeds the inflation adjusted price, the difference is multiplied by the units sold in Medicare and that amount is to be rebated. A failure to pay the rebate is subject to a penalty of 125% of the original rebate amount. The provision for Part D takes effect in 2022, with rebates to be paid beginning in 2023. The provision for Part B takes effect in 2023. At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures. In some cases, states appear interested in public policy designed to encourage drug importation from other countries and bulk purchasing. Furthermore, there has been increased interest by third-party payors and governmental authorities in reference pricing systems and publication of discounts and list prices.

We expect that other healthcare reform measures that may be adopted in the future may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product, and could seriously harm our future revenue. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our product.

Other U.S. Healthcare Laws and Compliance Requirements

In the United States, our activities are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare and Medicaid Services, other divisions of the United States Department of Health and Human Services (e.g., the Office of Inspector General), the United States Department of Justice and individual United States Attorney offices within the Department of Justice, and state and local governments. For example, various activities, including but not limited to sales, marketing and scientific/educational grant programs, must comply with the anti-fraud and abuse provisions of the Social Security Act, the federal Anti-Kickback Statute, the federal False Claims Act and similar state laws, each as amended. Failure to comply with such requirements could potentially result in substantial penalties to us. Even if we structure our programs with the intent of compliance with such laws, there can be no certainty that we would not need to defend against enforcement or litigation, in light of the fact that there is significant enforcement interest in pharmaceutical companies in the United States, and some of the applicable laws are quite broad in scope.

The federal Anti-Kickback Statute prohibits any person, including a pharmaceutical manufacturer (or a party acting on its behalf), from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce or reward either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers, and formulary managers on the other. The term “remuneration” is not defined in the federal Anti-Kickback Statute and has been broadly interpreted to include anything of value, including for example, gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests and providing anything at less than its fair market value. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain business arrangements from prosecution, the exemptions and safe harbors are drawn narrowly and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from federal Anti-Kickback Statute liability. The government can establish a violation of the Anti-Kickback Statute without proving that a person or entity had actual knowledge of this statute or specific intent to violate it. In addition, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act (discussed below) or the civil monetary penalties statute, which imposes fines against any person who is determined to have presented or caused to be presented claims to a federal healthcare program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent. Additionally, many states have adopted laws similar to the federal Anti-Kickback Statute, and some of these state prohibitions apply to referral of patients for healthcare items or services reimbursed by any third-party payor, not only the Medicare and Medicaid programs in at least some cases, and do not contain safe harbors.

The federal False Claims Act imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment of government funds, or knowingly makes, uses, or causes to be made or used a false statement material to a false or fraudulent claim, or knowingly conceals or knowingly and improperly avoids, or decreases an obligation to pay money to the government. The qui tam provisions of the False Claims Act allow a private individual to bring civil actions on behalf of the federal government alleging that the defendant has submitted a false claim to the federal government and to share in any monetary recovery. In recent years, the number of suits brought by private individuals has increased dramatically. In addition, various states have enacted false claims laws analogous to the False Claims Act. Many of these state laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program. There are many potential bases for liability under the False Claims Act. Liability arises, primarily, when an entity knowingly submits, or causes another to submit, a false claim for reimbursement to the federal government. The False Claims Act has been used to assert liability on the basis of inadequate care, kickbacks and other improper referrals, improperly reported government pricing metrics such as Best Price or Average Manufacturer Price, improper promotion of off-label uses (i.e., uses not expressly approved by the FDA in a drug’s label), and allegations as to misrepresentations with respect to the services rendered. Our activities relating to the reporting of discount and rebate information and other information affecting federal, state and third-party reimbursement of our products, and the sale and marketing of our products and our service arrangements or data purchases, among other activities, may be subject to scrutiny under these laws. We are unable to predict whether we would be subject to actions under the False Claims Act or a similar state law, or the impact of such actions. However, the cost of defending such claims, as well as any sanctions imposed, could adversely affect our financial performance.

The healthcare fraud provisions under the HIPAA impose criminal liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any health care benefit program, including private third-party payors, or falsifying or covering up a material fact or making any materially false or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services.

We may be subject to, or our marketing activities may be limited by, data privacy and security regulation by both the federal government and the states in which we conduct our business. For example, HIPAA and its implementing regulations, impose privacy, security and breach reporting obligations with respect to individually identifiable health information upon “covered entities” (healthcare providers, health plans and healthcare clearinghouses), and their respective business associates, certain individuals or entities that create, receive, maintain or transmit protected health information in connection with providing a specified service or performing a function for or on behalf of a covered entity. The FTC also sets expectations that failing to take appropriate steps to keep consumers’ personal information secure, or failing to provide a level of security commensurate to promises made to an individual about the security of their personal information (such as in a privacy notice) may constitute unfair or deceptive acts or practices in violation of Section 5(a) of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Individually identifiable health information is considered sensitive data that merits stronger safeguards. With respect to privacy, the FTC also sets expectations that companies honor the privacy promises made to individuals about how the company handles consumers’ personal information; any failure to honor promises, such as the statements made in a privacy policy or on a website, may also constitute unfair or deceptive acts or practices in violation of the FTC Act. While we do not intend to engage in unfair or deceptive acts or practices, the FTC has the power to enforce promises as it interprets them, and events that we cannot fully control, such as data breaches, may be result in FTC enforcement. Enforcement by the FTC under the FTC Act can result in civil penalties or enforcement actions. Further, various states have implemented similar privacy laws and regulations that impose restrictive requirements regulating the use and disclosure of health information and other personally identifiable information. California has also recently adopted the CCPA. The CCPA established a new privacy framework for covered businesses by creating an expanded definition of personal information, establishing new data privacy rights for consumers in the State of California, imposing special rules on the collection of consumer data from minors, and creating a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches of certain personal information. Penalties for violations of the CCPA include civil penalties. In addition, a new California privacy law, CPRA, was passed by California votes on November 3, 2020, introduced significant amendments to the CCPA and established and funded a dedicated California privacy regulator, the CPPA. The amendments introduced by the CPRA are scheduled to take effect on January 1, 2023 (with certain provisions having retroactive effect to January 1, 2022). Further, a new Virginia privacy law, the VCDPA, was signed into law on March 2, 2021 and is also scheduled to take effect on January 1, 2023, and the Colorado Privacy Act (“CPA”) will take effect on July 1, 2023. The VCDPA and CPA will impose many similar obligations regarding the processing and storing of personal information as the CCPA and the CPRA. Other states in the United States are considering omnibus privacy legislation, and industry organizations regularly adopt and advocate for new standards in these areas. The uncertainty, ambiguity, complexity and potential inconsistency surrounding the implementation and interpretation of CCPA and other enacted or potential laws in other states exemplify the vulnerability of our business to the evolving regulatory environment related to the privacy, security and confidentiality of personal information and protected health information. We may be subject to fines, penalties, or private actions in the event of non-compliance with such laws.

Our activities outside of the U.S. implicate local and national data protection standards, impose additional compliance requirements and generate additional risks of enforcement for non-compliance. The European Union’s GDPR which imposes fines of up to EUR 20 million or 4% of the annual global revenue of a noncompliant company, whichever is greater, and other data protection, privacy and similar national, state/ provincial and local laws may also restrict the access, use and disclosure of patient health information abroad. We may be required to expend significant capital and other resources to ensure ongoing compliance with applicable privacy and data security laws, to protect against security breaches and hackers, or to alleviate problems caused by such breaches. Compliance with these laws is difficult, constantly evolving, time consuming, and requires a flexible privacy framework and substantial resources. Compliance efforts will likely be an increasing and substantial cost in the future.

The U.S. federal Physician Payments Sunshine Act requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to annually report to CMS information related to payments or other transfers of value made to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. In addition to this federal requirement, a number of individual states and foreign jurisdictions require detailed reporting and often public disclosures concerning transfers of value to physicians, other health care providers and family members. Effective January 1, 2022, these reporting obligations are extended to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners.

Compliance with such requirements may require investment in infrastructure to ensure that tracking is performed properly, and some of these laws result in the public disclosure of various types of payments and relationships. Several states have enacted legislation requiring pharmaceutical companies to, among other things, establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, or register their sales representatives, as well as prohibiting pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical companies for use in sales and marketing, and prohibiting certain other sales and marketing practices. These laws may affect our sales, marketing and other promotional activities by imposing administrative and compliance burdens on us. If we fail to track and report as required by these laws or otherwise comply with these laws, we could be subject to the penalty provisions of the pertinent state and federal authorities.

Where our activities involve foreign government officials, they may also potentially be subject to the FCPA. If we seek to have a product paid for with federal funds under the Medicaid programs or Medicare Part B, various obligations, including government price reporting, are required under the Medicaid rebate provisions of the Omnibus Budget Reconciliation Act of 1990 and the Veterans Health Care Act of 1992, each as amended, which generally require products to be offered at substantial rebates/discounts to such programs and certain purchasers. Government price reporting may also be required with respect to average sales price, which serves as the basis of reimbursement under Medicare Part B. In order to distribute products commercially, we must comply with state laws that require the registration of manufacturers and wholesale distributors of pharmaceutical products in a state, including, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product as it moves through the distribution chain. Many of our current as well as possible future activities are potentially subject to federal and state consumer protection and unfair competition laws. We must also comply with laws that require clinical trial registration and reporting of clinical trial results on the publicly available clinical trial databank maintained by the National Institutes of Health at www.ClinicalTrials.gov. We are subject to various environmental, health and safety regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous substances. From time to time, and in the future, our operations may involve the use of hazardous materials.

Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our business activities could be subject to challenge under one or more of such laws. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion from participation in government healthcare programs, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product approvals, private “qui tam” actions brought by individual whistleblowers in the name of the government or refusal to allow us to enter into supply contracts, including government contracts, integrity oversight and reporting obligations to resolve allegations of non-compliance, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our products are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

U.S. Marketing Exclusivity

Hatch-Waxman Exclusivity. Market exclusivity provisions under the FDCA can also delay the submission or the approval of certain applications of other companies seeking to reference another company’s NDA. If the new drug is a new chemical entity subject to an NDA, the FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to obtain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. This definition is currently under FDA review. During the exclusivity period, the FDA may not accept for review an ANDA or a Section 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, such an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder. The FDCA also provides three years of marketing exclusivity for an NDA, or supplement to an existing NDA, if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, such as new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Pediatric Exclusivity. Pediatric exclusivity is another type of regulatory market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to any existing exclusivity period or patent term. This six-month exclusivity may be granted by the FDA based on the completion of a pediatric clinical trial in accordance with provisions of the FDCA.

Europe/Rest of World Government Regulation

In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials, pricing and reimbursement, anti-bribery, advertising and promotion, data privacy and security and any commercial sales and distribution of our future products.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials.

In the EEA, for example, a clinical trial application (“CTA”) must be submitted to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is approved in accordance with the EU Clinical Trials Directive 2001/20/EC (the “Clinical Trials Directive”) and the related national implementing provisions of the relevant individual EEA country’s requirements, the clinical trial described in that CTA may proceed.

In April 2014, the new Clinical Trials Regulation, (EU) No 536/2014 (the “Clinical Trials Regulation”) was adopted. The Clincial Trials Regulation entered into force on January 31, 2022. The Clinical Trials Regulation is directly applicable in all the EEA countries, repealing the current Clinical Trials Directive. The new Clinical Trials Regulation allows a sponsor to start and conduct a clinical trial in accordance with the Clinical Trials

Directive during a transitional period of one year after the application date, i.e. January 31, 2022. The transition period for the trials ongoing at the moment of applicability will be a maximum of 3 years after the date of application of the Clinical Trials Regulation. Clinical trials authorized under the current Clinical Trials Directive before January 31, 2023 can continue to be conducted under the Clinical Trials Directive until January 31, 2025. An application to transition ongoing trials from the current Clinical Trials Directive to the new Clinical Trials Regulation will need to be submitted and authorized in time before the end of the transitional period. The new Clinical Trials Regulation is intended to simplify and streamline the approval of clinical trials in the EEA. The main characteristics of the regulation include: a streamlined application procedure through a single entry point, the “EU portal”; a single set of documents to be prepared and submitted for the application as well as simplified reporting procedures for clinical trial sponsors; and a harmonized procedure for the assessment of applications for clinical trials, which is divided into two parts.

For other countries outside of the EEA, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials vary from country to country. Internationally, clinical trials are generally required to be conducted in accordance with GCP, applicable regulatory requirements of each jurisdiction and the medical ethics principles that have their origins in the Declaration of Helsinki.

In the EEA, medicinal products can be commercialized only after obtaining a Marketing Authorization (“MA”). There are several procedures for requesting marketing authorization which can be more efficient than applying for authorization on a country-by-country basis. There is a “centralized” procedure allowing submission of a single marketing authorization application to the European Medicines Agency (the “EMA”). If the EMA issues a positive opinion, the European Commission will grant a centralized marketing authorization that is valid in all EEA countries.

The “centralized” procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products, and medicinal products containing a new active substance indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and viral diseases. The “centralized” procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the EEA.

There is also a “decentralized” procedure allowing companies to file identical applications to several EEA countries simultaneously for product candidates that have not yet been authorized in any EEA country and a “mutual recognition” procedure allowing companies that have a product already authorized in one EEA country to apply for that authorization to be recognized by the competent authorities in other EEA countries. Under the “decentralized” procedure, an identical dossier is submitted to the competent authorities of each of the EEA countries in which the MA is sought, one of which is selected by the applicant as the Reference Member State (“RMS”). If the RMS proposes to authorize the product, and the other EEA countries do not raise objections, the product is authorized in all the EEA countries where the authorization was sought. Before granting the MA, the EMA or the competent authorities of the EEA countries make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.

In many countries outside the United States, procedures to obtain price approvals, coverage and reimbursement can take considerable time after the receipt of a MA. Many EEA countries periodically review their reimbursement of medicinal products, which could have an adverse impact on reimbursement status. In addition, we expect that legislators, policymakers and healthcare insurance funds in the EEA countries will continue to propose and implement cost-containing measures, such as lower maximum prices, lower or lack of reimbursement coverage and incentives to use cheaper, usually generic, products as an alternative to branded products, and/or branded products available through parallel import to keep healthcare costs down. Moreover, in order to obtain reimbursement for our products in some EEA countries, including some EU Member States, we may be required to compile additional data comparing the cost-effectiveness of our products to other available therapies. Health Technology Assessment (“HTA”) of medicinal products is becoming an increasingly common part of the pricing and reimbursement procedures in some EEA countries, including those representing the larger markets. The HTA process, which is currently governed by national laws in each EEA country, is the procedure to assess therapeutic, economic and societal impact of a given medicinal product in the national healthcare systems of the individual country. The outcome of an HTA will often influence the pricing and reimbursement status granted to these medicinal products by the competent authorities of individual EEA countries. The extent to which pricing and reimbursement decisions are influenced by the HTA of the specific medicinal product currently varies between EEA countries, although the HTA Regulation, which aims to harmonize the clinical benefit assessment of HTA across the EEA, will apply from January 12, 2025. If we are unable to maintain favorable pricing and reimbursement status in EEA countries that represent significant markets, our anticipated revenue from and growth prospects for our products in the EEA could be negatively affected.

Outside the United States, interactions between pharmaceutical companies and physicians are also governed by strict laws, such as national anti-bribery laws of EEA countries, national sunshine rules, regulations, industry self-regulation codes of conduct and physicians’ codes of professional conduct. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

In the EEA, the advertising and promotion of our products are subject to laws governing promotion of medicinal products, interactions with physicians, misleading and comparative advertising and unfair commercial practices. For example, applicable laws require that promotional materials and advertising in relation to medicinal products comply with the product’s Summary of Product Characteristics (“SmPC”), as approved by the competent authorities in connection with a marketing authorization approval. The SmPC is the document that provides information to physicians concerning the safe and effective use of the product. Promotional activity that does not comply with the SmPC is considered off-label and is prohibited in the EEA. Other applicable laws at the EEA level and in the individual EU Member States also apply to the advertising and promotion of medicinal products, including laws that prohibit the direct-to-consumer advertising of prescription-only medicinal products and further limit or restrict the advertising and promotion of our products to the general public and to health care professionals. Violations of the rules governing the promotion of medicinal products in the EEA could be penalized by administrative measures, fines and imprisonment.

In addition to data privacy and security regulations in the United States, we may be subject to, or our marketing activities may be limited by, data privacy and security regulations in the EEA where the legislative and regulatory landscape continues to evolve. There has been increased attention to privacy and data security issues that could potentially affect our business, including the GDPR which imposes strict obligations on the processing of personal data, including relating to the transfer of personal data from the EEA to third countries such as the United States. If we act in violation of the GDPR we may face significant penalties of up to 10,000,000 Euros or up to 2% of our total worldwide annual turnover for certain violations, or up to 20,000,000 Euros or up to 4% of our total worldwide annual turnover for more serious violations.

These data privacy and security regulations, including the GDPR, generally restrict the transfer of personal data from Europe, including the EEA, United Kingdom and Switzerland, to the United States and most other countries unless the parties to the transfer have implemented specific safeguards to protect the transferred personal data. One of the primary safeguards allowing U.S. companies to import personal data from Europe had been certification to the EU-U.S. Privacy Shield and Swiss-U.S. Privacy Shield frameworks administered by the U.S. Department of Commerce. However, the EU-U.S. Privacy Shield was invalidated in July 2020 by the Court of Justice of the European Union (the “CJEU”) in a case known colloquially as “Schrems II.” Following this decision, the Swiss Federal Data Protection and Information Commissioner (the “FDPIC”) announced that the Swiss-U.S. Privacy Shield does not provide adequate safeguards for the purposes of personal data transfers from Switzerland to the United States. While the FDPIC does not have authority to invalidate the Swiss-U.S. Privacy Shield regime, the FDPIC’s announcement casts doubt on the viability of the Swiss-U.S. Privacy Shield as a future compliance mechanism for Swiss-U.S. data transfers. The CJEU’s decision in Schrems II also raised questions about whether one of the primary alternatives to the EU-U.S. Privacy Shield, namely, the European Commission’s Standard Contractual Clauses, can lawfully be used for personal data transfers from Europe to the United States or other third countries that are not the subject of an adequacy decision of the European

Commission. While the CJEU upheld the adequacy of the Standard Contractual Clauses in principle in Schrems II, it made clear that reliance on those Clauses alone may not necessarily be sufficient in all circumstances. Use of the Standard Contractual Clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular regarding applicable surveillance laws and relevant rights of individuals with respect to the transferred data. In the context of any given transfer, where the legal regime applicable in the destination country may or does conflict with the intended operation of the Standard Contractual Clauses and/or applicable European law, the decision in Schrems II and subsequent draft guidance from the European Data Protection Board (the “EDPB”) would require the parties to that transfer to implement certain supplementary technical, organizational and/or contractual measures to rely on the Standard Contractual Clauses as a compliant “transfer mechanism.” However, the draft guidance from the EDPB on such supplementary technical, organizational and/or contractual measures appears to conclude that no combination of such measures could be sufficient to allow effective reliance on the Standard Contractual Clauses in the context of transfers of personal data “in the clear” to recipients in countries where the power granted to public authorities to access the transferred data goes beyond that which is “necessary and proportionate in a democratic society” — which may, following the CJEU’s conclusions in Schrems II on relevant powers of United States public authorities and commentary in that draft EDPB guidance, include the United States in certain circumstances (e.g., where Section 702 of the US Foreign Intelligence Surveillance Act applies). At present, there are few, if any, viable alternatives to the EU-U.S. Privacy Shield and the Standard Contractual Clauses. However, the CJEU recently invalidated the EU-U.S. Privacy Shield. The decision in Schrems II also affects transfers from the United Kingdom to the United States.

As such, if we are unable to implement a valid solution for personal data transfers from Europe, including, for example, obtaining individuals’ explicit consent to transfer their personal data from Europe to the United States or other countries, we will face increased exposure to regulatory actions, substantial fines and injunctions against processing personal data from Europe. Inability to import personal data from Europe may also restrict our clinical trials activities in Europe; limit our ability to collaborate with contract research organizations as well as other service providers, contractors and other companies subject to European data privacy and security laws; and require us to increase our data processing capabilities in Europe at significant expense. Additionally, other countries outside of Europe have enacted or are considering enacting similar cross-border data transfer restrictions and laws requiring local data residency, which could increase the cost and complexity of delivering our services and operating our business. The types of challenges we face in Europe will likely also arise in other jurisdictions that adopt laws similar in construction to the GDPR or regulatory frameworks of equivalent complexity.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Employees and Human Capital Resources

As of September 30, 2022, we had approximately 85 full-time employees, including five employees who have M.D.s or Ph.D.s. Within our workforce, six employees were primarily engaged in research and development, 70 were primarily engaged in sales and marketing and nine were primarily engaged in general management and administration. None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relationships with our employees.

We focus on identifying, attracting, incentivizing, developing and retaining an exceptional team of highly talented and motivated employees to support our current product pipeline and future business goals. In order to drive innovation, we continuously improve our human capital management strategies and find ways to foster engagement and growth within our company.

We regularly benchmark total rewards we provide against our industry peers to ensure we offer competitive compensation and benefits packages to our employees and potential new hires. The principal purposes of our equity and cash incentive plans are to attract, retain and reward selected personnel through the granting of stock-based and cash-based compensation awards, as well as provide our employees with the opportunity to participate in our employee stock purchase plan, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives. We strive to build a diverse environment where our employees can thrive and one that inspires exceptional contributions and professional and personal development in order to achieve our vision to become the leading pain management company that can have a transformative impact on patients’ lives. The success of our business is fundamentally connected to the well-being, health and safety of our employees. In an effort to protect the health and safety of our employees, we took proactive action from the earliest signs of the COVID-19 outbreak, which included implementing social distancing policies at our facilities, facilitating remote working arrangements, requiring proof of vaccination or acceptable exemption, and imposing employee travel restrictions.

We plan to continue to develop our efforts related to attracting, retaining and motivating our workforce as we grow and develop.

Facilities and Properties

Our principal executive office is currently located in Palo Alto, California, and consists of approximately 6,000 square feet of leased office space. The lease term expires in October 2024. We also sublease office space in San Diego, California. We believe our facilities are adequate to meet our current needs, although we may seek to negotiate new leases or evaluate additional or alternate space for our operations. We believe appropriate additional or alternative space will be available on commercially reasonable terms.

Legal Proceedings

From time to time we may become involved in various legal proceedings, including those that may arise in the ordinary course of business.

Sanofi-Aventis U.S. LLC and Hisamitsu America, Inc. Litigation

On February 23, 2021, we filed an action in the U.S. District Court for the Northern District of California against Sanofi-Aventis U.S. LLC and Hisamitsu America, Inc., two manufacturers of OTC lidocaine patch products, alleging, among other things, false and deceptive advertising and unfair competition under the Lanham Act and California state laws by those companies regarding their respective OTC patch products (the “Sanofi-Aventis & Hisamitsu Litigation”). This lawsuit seeks, among other relief, damages and an injunction enjoining the defendants from continuing to make false or misleading statements of fact about their respective OTC lidocaine patch products. The defendants have filed motions to dismiss, which have narrowed slightly our claims, but which motions the court has largely rejected. Discovery is proceeding. The case is currently scheduled for trial to begin on July 24, 2023. We cannot make any predictions about the outcome in this matter or the timing thereof.

Former Employee Litigation

On March 12, 2021, we filed an action in the Delaware Court of Chancery against Anthony Mack, former President of Scilex Pharma, and Virpax Pharmaceuticals, Inc. (“Virpax”), a company now headed by Mr. Mack, alleging, among other things, breach by Mr. Mack of his non-compete agreement with us, breach of fiduciary duty, and tortious interference by Virpax with that non-compete agreement (the “Former Employee Litigation”). This lawsuit seeks, among other relief, damages and an injunction enjoining Mr. Mack from further violating his non-compete agreement and enjoining Virpax from tortiously interfering with Mr. Mack’s non-compete agreement. The case was tried from September 12, 2022 to September 14, 2022. Post-trial briefing is underway and closing arguments remain to be concluded. We cannot make any predictions about the outcome in this matter or the timing thereof.

ZTlido Patent Litigation

On June 22, 2022, we filed a complaint against Aveva Drug Delivery Systems, Inc., Apotex Corp., and Apotex, Inc. (together, “Aveva”) in the U.S. District Court for the Southern District of Florida (the “Aveva Patent Litigation”) alleging infringement of certain Orange Book listed patents covering ZTlido (the “ZTlido Patents”). The Aveva Patent Litigation was initiated following the submission by Aveva, in accordance with the procedures set out in the Hatch-Waxman Act, of an ANDA. Aveva’s ANDA seeks approval to market a generic version of ZTlido prior to the expiration of the ZTlido Patents and alleges that the ZTlido Patents are invalid, unenforceable, and/or not infringed. We are seeking, among other relief, an order that the effective date of any FDA approval of Aveva’s ANDA be no earlier than the expiration of the asserted patents listed in the Orange Book, the latest of which expires on May 10, 2031, and such further and other relief as the court may deem appropriate. Aveva is subject to a 30-month stay preventing it from selling a generic version of ZTlido during that time. The stay should expire no earlier than November 11, 2024. Trial in the Aveva Patent Litigation has not yet been scheduled. We cannot make any predictions about the final outcome of this matter or the timing thereof.

Our Corporate History

Legacy Scilex was incorporated in Delaware in February 2019 for the purpose of effecting a corporate reorganization. On March 18, 2019, Legacy Scilex entered into a Contribution and Loan Agreement with Sorrento and the holders of the outstanding shares of capital stock of Scilex Pharma pursuant to which Legacy Scilex acquired 100% of the outstanding shares of capital stock of Scilex Pharma in exchange for shares of Legacy Scilex Common Stock (such transaction, the “Contribution”). Pursuant to the Contribution and Loan Agreement, Sorrento provided Legacy Scilex with a loan with an initial principal amount of $16.5 million in the form of a note payable, which loan was used to fund the acquisition of Semnur. Concurrently therewith, Legacy Scilex entered into an Agreement and Plan of Merger with Semnur, Sigma Merger Sub, Inc., Legacy Scilex’s prior wholly owned subsidiary, Fortis Advisors LLC, solely as representative of the holders of Semnur equity, and Sorrento, for limited purposes (as amended, the “Semnur Merger Agreement”). Pursuant to the Semnur Merger Agreement, Sigma Merger Sub, Inc. merged with and into Semnur (such transaction, the “Semnur Merger”), with Semnur surviving the Semnur Merger as Legacy Scilex’s wholly owned subsidiary. As a result of the Contribution and the Semnur Merger, Scilex Pharma and Semnur became Legacy Scilex’s wholly owned subsidiaries. Prior to the Contribution and the Semnur Merger, operations of Legacy Scilex were conducted through Scilex Pharma, which was formed in September 2012. Semnur was formed in June 2013.

We are an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation.

Website

Our website address is www.scilexholding.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

MANAGEMENT

The following sets forth certain information, as of the date of this prospectus, concerning the persons who are serving as our directors and executive officers.

Executive Officers and Directors

The following table sets forth the name, age and position of each of our directors and executive officers, as of November 30, 2022.

Name	Age	Position(s)
Executive Officers:
Jaisim Shah	62	Chief Executive Officer, President and Director
Henry Ji, Ph.D.	58	Executive Chairperson and Director
Elizabeth A. Czerepak	67	Executive Vice President, Chief Business Officer, Chief Financial Officer and Secretary
Non-employee Directors:
Dorman Followwill(1)(2)(3)	59	Director
Laura J. Hamill(1)(2)(3)	58	Director
Tien-Li Lee, M.D.(2)(3)	48	Director
David Lemus(1)	60	Director
Tommy Thompson	81	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Executive Officers

Jaisim Shah. Mr. Shah has served as our Chief Executive Officer and President and a member of our Board since November 10, 2022. Mr. Shah has also served as Legacy Scilex’s President, Chief Executive Officer and a board member since March 2019. He has more than 25 years of global biopharma experience, including over 15 years in senior management leading business development, commercial operations, investor relations, marketing and medical affairs. He also served as the Chief Executive Officer and a board member of Semnur from its inception in 2013 until its acquisition by Scilex in March 2019. Mr. Shah has served on the board of directors of Scilex Pharma since November 2016. Prior to Semnur, Mr. Shah was a consultant to several businesses, including Sorrento Therapeutics, Inc., a publicly traded company, and was the Chief Business Officer of Elevation Pharmaceuticals, Inc., where Mr. Shah led a successful sale of Elevation to Sunovion Pharmaceuticals Inc. in September 2012. Prior to Elevation, Mr. Shah was president of Zelos Therapeutics, Inc., where he focused on financing and business development. Prior to Zelos, Mr. Shah was the Senior Vice President and Chief Business Officer at CytRx Corporation, a biopharmaceutical company. Previously, Mr. Shah was Chief Business Officer at Facet Biotech Corporation and PDL BioPharma, Inc., where he completed numerous licensing/ partnering and strategic transactions with pharmaceutical and biotech companies. Prior to PDL, Mr. Shah was at Bristol-Myers Squibb, most recently as Vice President of Global Marketing where he received the “President’s Award” for completing one of the most significant collaborations in the company’s history. Previously, Mr. Shah was at F. Hoffman-La Roche AG in international marketing and was global business leader for corporate alliances with Genentech, Inc. and IDEC Corporation. Mr. Shah previously served as a director of Celularity Inc. from June 2017 to July 2021. He has served as a director of Sorrento Therapeutics, Inc., a publicly traded company, since September 2013. Mr. Shah holds a M.A. in Economics from the University of Akron and a M.B.A. from Oklahoma University. We believe that Mr. Shah’s extensive operational, executive and business development experience qualifies him to serve on our Board.

Henry Ji, Ph.D. Dr. Ji has served as our Executive Chairperson and a member of our Board since November 10, 2022. Prior to that, he served as Legacy Scilex’s Executive Chairperson and a board member from March 2019 to November 2022. Dr. Ji has served on the board of directors of Scilex Pharma since November 2016 and he served as the Chief Executive Officer of Scilex Pharma from November 2016 to March 2019. He co-founded and has served as a director of Sorrento Therapeutics, Inc., a publicly traded company, since January 2006, served as its Chief Scientific Officer from November 2008 to September 2012, as its Interim Chief Executive Officer from April 2011 to September 2012, as its Secretary from September 2009 to June 2011, as its Chief Executive Officer and President since September 2012 and as Chairman of its board of directors since August 2017. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life sciences technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly-traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji previously served as a director of Celularity Inc. from June 2017 to July 2021. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of Sorrento’s intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University. Dr. Ji has demonstrated significant leadership skills as President and Chief Executive Officer of Stratagene Genomics, Inc. and Vice President of CombiMatrix Corporation and Stratagene Corporation and brings more than 20 years of biotechnology and biopharmaceutical experience to his position on the Scilex Board. We believe that Dr. Ji’s extensive knowledge of the industry in which we operate allows him to bring to our Board a broad understanding of the operational and strategic issues we face.

Elizabeth A. Czerepak. Ms. Czerepak has served as our Executive Vice President, Chief Business Officer, Chief Financial Officer and Secretary since November 10, 2022. Prior to that, she served on the Legacy Scilex Board from September 2019 to October 2020 and on the board of directors of Sorrento from October 2021 to May 2022. Ms. Czerepak has over 35 years of experience in big pharma, biotechnology and venture capital. Since September 2020, she has served as the Chief Financial Officer of BeyondSpring Inc., a global biopharmaceutical company focused on developing innovative immuno-oncology cancer therapies. From May 2018 to January 2020, Ms. Czerepak served as the Chief Financial Officer and the Chief Business Officer of Genevant Sciences, Inc., a technology-focused lipid nanoparticle delivery company, From 2015 to 2018 she served as the Chief Financial Officer and Executive Vice President of Corporate Development of Altimmune, Inc., a clinical stage vaccines company, and from 2014 to 2015, she served as the Chief Financial Officer and the Chief Business Officer of Isarna Therapeutics Inc., which develops selective transforming growth factor beta inhibitors for cancer, ophthalmic and fibrotic diseases. From 2011 to 2014, Ms. Czerepak served as the Chief Financial Officer, Secretary, Principal Accounting Officer and Head of Human Resources at Cancer Genetics, Inc., a company that develops and commercializes molecular diagnostics. Prior to that, she served as a Managing Director at JPMorgan Chase & Co. and Bear, Stearns & Co., a General Partner at Bear Stearns Health Innoventures L.P., a venture capital fund and as a NASD (now FINRA) Registered Representative (Series 7 and Series 63). Since February 2020, Ms. Czerepak has served as a director and chair of the audit committee of Delcath Systems, Inc., an interventional oncology company focused on the treatment of liver cancer. Ms. Czerepak previously served on the board of directors of Spectrum Pharmaceuticals, Inc. from June 2019 to December 2020. She holds a B.A. magna cum laude in Spanish and Mathematics Education from Marshall University and a M.B.A. from Rutgers University in 1982. In 2020, Ms. Czerepak earned a Corporate Director Certificate from Harvard Business School.

Non-employee Directors

Dorman Followwill. Mr. Followwill has served as a member of our Board since November 10, 2022. Prior to that, he served as a director of Legacy Scilex from April 2022 to November 2022, as a director of Sorrento since October 2017 and as its lead independent director since August 2020. Mr. Followwill was Senior Partner of Transformational Health at Frost & Sullivan, a business consulting firm involved in market research and analysis, growth strategy consulting and corporate training across multiple industries, from 2016 to September 2020. Prior to that time, he served in various roles at Frost & Sullivan, including Partner on the Executive Committee managing the P&L of the business in Europe, Israel and Africa, and Partner overseeing the Healthcare and Life Sciences business in North America, since initially joining Frost & Sullivan to help found the Consulting practice in January 1988. Mr. Followwill has more than 30 years of organizational leadership and management consulting experience, having worked on hundreds of consulting projects across all major regions and across multiple industry sectors, each project focused around the strategic imperative of growth. He holds a B.A. from Stanford University in The Management of Organizations. We believe that Mr. Followwill’s extensive knowledge and understanding of the healthcare and life sciences industries qualify him to serve on our Board.

Laura J. Hamill. Ms. Hamill has served as a member of our Board since November 10, 2022. Prior to that, she served as a director of Legacy Scilex from April 2022 to November 2022 and has extensive experience in the biopharmaceutical industry, with over 30 years of global commercial operational roles in a variety of executive leadership positions. Since mid-2019, Ms. Hamill has served as the founder and a consultant at Hamill Advisory Group, LLC. From September 2018 to July 2019, Ms. Hamill served as the Executive Vice President, Worldwide Commercial Operations at Gilead Sciences, Inc., a research-based biopharmaceutical company, where she was responsible for leading the company’s global commercial strategic direction and delivering annual revenue of $20 billion. Prior to joining Gilead, Ms. Hamill held a number of U.S. and international executive positions at Amgen Corporation, a biotechnology company focused on discovering and delivering innovative human therapeutics, from July 2000 to August 2018, most recently as Senior Vice President, U.S. Commercial Operations. During her time at Amgen, Ms. Hamill established the company’s intercontinental region and managed the company’s international marketing and business operations while living abroad in Switzerland for three years. She also served as a member of the company’s corporate governance team, such as business development, global commercial operations, the Amgen foundation and chair for the company’s Senior Women’s Leadership Council. In addition, Ms. Hamill previously held a variety of executive roles in the biopharmaceutical industry, including positions at Klemtner Inc. and F. Hoffmann-La Roche AG. Ms. Hamill has served on the board of directors of a number of public companies, including AnaptysBio, Inc. since September 2019, Y-mAbs Therapeutics, Inc. since April 2020, Pardes Biosciences, Inc. since August 2021 and BB Biotech AG since March 2022. She previously served as a director at Acceleron Pharma Inc. (acquired by Merck) from September 2020 to December 2021. Ms. Hamill holds a B.A. in business administration from the University of Arizona. We believe that Ms. Hamill is qualified to serve on our Board because of her extensive leadership experience in the biopharmaceutical industry and her global commercial operations and strategic planning expertise.

Tien-Li Lee, M.D. Dr. Lee has served as a member of our Board since November 10, 2022. Prior to that, Dr. Lee had served as a director of Legacy Scilex from March 2019 to November 2022 and as a director of Scilex Pharma since November 2018. Dr. Lee has over 20 years of experience as a biotechnology innovator and executive who has been integrally involved with the founding or advancement of several biopharmaceutical companies. He is the founder and has served as the Chief Executive Officer of Aardvark Therapeutics, Inc. since March 2017. Prior to that, Dr. Lee joined NantKwest, Inc., a publicly-traded immunotherapy company in 2014 and served as its Chief Strategy Officer until March 2017. His experience includes therapeutics for immunology, cardiovascular, oncology, neurology, and infectious disease indications. Dr. Lee is also an inventor or co-inventor of multiple biomedical and biotechnology innovations, licensed or assigned to several companies for development including NantKwest, Inc., Simcere Pharmaceutical Group, Cellics Therapeutics, Inc., Sorrento and Aardvark Therapeutics, Inc. Dr. Lee earned his M.D. degree from the University of California, San Diego and his B.A. degree from the University of California, Berkeley in Molecular Biology. We believe that Dr. Lee is qualified to serve on our Board because of his experience in management roles at life sciences companies and extensive academic and professional background in the field of biotechnology.

David Lemus. Mr. Lemus has served as a member of our Board since November 10, 2022. Prior to that, he served as a director of Legacy Scilex from April 2022 to November 2022 and as a director of Sorrento since October 2017. Mr. Lemus has served as Chief Executive Officer of IronShore Pharmaceuticals Inc. since January 2020 as well as the founder and Chief Executive Officer of LEMAX LLC since 2017. He also currently serves as a non-executive board member of Silence Therapeutics, plc and BioHealth Innovation, Inc. and served previously on several other boards of public and private companies as a non-executive director. He served from November 2017 to September 2018 as the Chief Operating Officer and Chief Financial Officer of Proteros biosciences GmbH. Previously, from January 2016 to May 2017, he served as Interim Chief Financial Officer and Chief Operating Officer of Medigene AG. Prior to that time, at Sigma Tau Pharmaceuticals, Inc., he served as Chief Executive Officer from January 2013 to July 2015, as Chief Operating Officer from March 2012 to December 2012, and as V.P. Finance from July 2011 to February 2012. Mr. Lemus previously served as Chief Financial Officer and Executive V.P. of MorphoSys AG from January 1998 to May 2011. Prior to his role at MorphoSys AG, he held various positions, including Operations Manager and Controller (Pharma International Division) and Global IT Project Manager (Pharma Division) at F. Hoffmann-La Roche AG, Group Treasurer of Lindt & Spruengli AG and Treasury Consultant for Electrolux AB. Mr. Lemus received a M.S. from the Massachusetts Institute of Technology Sloan School of Management in 1988 and a B.S. in Accounting from the University of Maryland in 1984. Mr. Lemus is also a certified public accountant licensed in the State of Maryland. We believe that Mr. Lemus’ extensive accounting and financial background and business experience in the life sciences industry qualify him to serve on our Board.

Tommy Thompson. Mr. Thompson has served as a member of our Board since November 10, 2022. Prior to that, Mr. Thompson served on the Legacy Scilex Board from July 2022 to November 2022. Mr. Thompson currently serves as the Chief Executive Officer of Thompson Holdings, a consulting firm. From July 2020 to March 2022, Mr. Thompson served as University of Wisconsin System President. From 2005 to 2012, Mr. Thompson was a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP in Washington, D.C, and as an Adjunct Senior Advisor from 2017 to 2020. February 2005 to January 2011, Mr. Thompson served as President of Logistics Health, Inc., a provider of medical readiness and homeland security solutions. Prior to entering the private sector in 2005, Mr. Thompson enjoyed a long and distinguished career in public service. From February 2001 to January 2005, Mr. Thompson served as the former Secretary of the U.S. Department of Health & Human Services, where he served as the nation’s leading advocate for the health and welfare of all Americans. Prior to that, Mr. Thompson served four terms as Governor of Wisconsin from January 1987 to February 2001, where he was best known for his efforts to revitalize the Wisconsin economy, for his national leadership on welfare reform, and for his work toward expanding health care access across all segments of society. Mr. Thompson currently serves as Chairman of the board of directors of Physicians Realty Trust (NYSE: DOC) and of TherapeuticsMD, Inc. and also serves as a member of the board of directors of United Therapeutics Corporation (Nasdaq: UTHR). He previously served on the boards of directors of various other companies, including Logistics Health, Inc. Health Solutions, a health care consulting company, C. R. Bard, Inc. (NYSE: BCR), Centene Corporation (NYSE: CNC), Plus Therapeutics, Inc. (formerly Cytori Therapeutics, Inc.) (Nasdaq: PSTV), CareView Communications, Inc. (OTCQB: CRVW), Vyant Bio, Inc. (formerly Cancer Genetics, Inc.) (Nasdaq: VYNT), and Pure Bioscience, Inc. (Nasdaq: PURE). Mr. Thompson received both his B.S. and J.D. from the University of Wisconsin-Madison. We believe that Mr. Thompson is qualified to serve on our Board because of his experience in public service, particularly his services and knowledge related to the health care industry as a whole, and extensive board experience.

Family Relationships

There are no family relationships among any of the individuals who serve as our directors or executive officers.

Board Composition

Our business and affairs are managed under the direction of our Board, which currently consists of seven members. Dr. Ji serves as Executive Chairperson of our Board. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and on an ad hoc basis as required.

In accordance with the terms of the Certificate of Incorporation and the Bylaws, our Board is divided into three classes with staggered three-year terms, as follows:

•	The Class I directors are Dorman Followwill, David Lemus, and Tommy Thompson, and their term will expire at the annual meeting of stockholders to be held in 2023;

•	The Class II directors are Tien-Li Lee, M.D. and Laura J. Hamill and their term will expire at the annual meeting of stockholders to be held in 2024; and

•	The Class III directors are Henry Ji, Ph.D. and Jaisim Shah and their term will expire at the annual meeting of stockholders to be held in 2025.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The authorized number of directors that shall constitute our Board will be determined exclusively by our Board; provided that, at any time the Sorrento Group beneficially owns, in the aggregate, at least 50% in voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolutions adopted by the stockholders. Any increase or decrease in the number of directors will be apportioned among the three classes so that, as nearly equal as practicable, each class will consist of one-third of the directors. No decrease in the number of directors constituting our Board will shorten the term of any incumbent director. Our directors may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of such directors; provided, however, that, from and after the Sorrento Trigger Event any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class.

Subject to applicable law and the Certificate of Incorporation and subject to the rights of the holders of any series of our preferred stock (including pursuant to the Stockholder Agreement), any vacancy on our Board may be filled by our Board or our stockholders; provided, however, that from and after the Sorrento Trigger Event, any such vacancy shall be filled only by our Board and not by our stockholders. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

Controlled Company Exemption

Sorrento controls a majority of the voting power for the election of directors. As a result, We are a “controlled company” within the meaning of the Nasdaq Listing Rules.

Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including, but not limited to, the requirements (i) that a majority of its board of directors consist of independent directors, (ii) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) that director nominees must be selected or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. While we do not presently intend to rely on these exemptions, we may opt to utilize these exemptions in the future as long as it remains a controlled company. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we cease to be a “controlled company” and our shares of Common Stock continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on our Board’s independence determination with respect to its then-current directors, we may be required to add additional directors to our Board in order to achieve such compliance within the applicable transition periods. See the section titled “Risk Factors — We are a controlled company within the meaning of the Nasdaq Listing Rules and, as a result, qualify for, and may rely on, exemptions from certain corporate governance requirements. Our stockholders may not have the same protection afforded to stockholders of companies that are subject to such governance requirements.”

Director Independence

Under the Nasdaq Listing Rules, a majority of the members of our Board must satisfy Nasdaq’s criteria for “independence.” As a “controlled company”, we are largely exempted from such requirements. Our Board has determined that each of the directors on our Board, other than Dr. Ji and Mr. Shah (as a result of their positions as our Executive Chairperson and our Chief Executive Officer, respectively), qualifies as an independent director, as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules and our Board consists of a majority of “independent directors” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into its corporate strategy and day-to-day business operations. Management discusses strategic and operational (including cybersecurity) risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with our Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board is responsible for overseeing our overall risk management process. The responsibility for managing risk rests with executive management while the committees of our Board and our Board as a whole participate in the oversight process. Our Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance and financial reporting and internal controls with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Board Leadership Structure

The Bylaws provide our Board with the discretion to combine or separate the positions of Chief Executive Officer and Executive Chairperson of our Board. Our Board is chaired by Dr. Ji. Our Board believes that separation of the positions of Chief Executive Officer and Executive Chairperson of our Board creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. We believe that this separation of responsibilities provides a balanced approach to managing our Board and overseeing the Company. However, our Board will continue to periodically review its leadership structure and may make such changes in the future as it deems appropriate.

Board Diversity

In evaluating a director candidate’s qualifications, our Board assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance our ability, as well as the ability of the committees of our Board, to manage and direct our affairs and business. Our Board may consider many factors, such as personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; and experience as a board member or executive officer of another publicly-held company. In addition, our Board may consider diversity in identifying potential director nominees, including diversity of expertise and experience in substantive matters pertaining to our business relative to other board members and diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience.

Committees of our Board

Our Board has an audit committee, compensation committee and nominating and corporate governance committee. Our Board has adopted a new charter for each of these committees, which complies with the applicable requirements of current Nasdaq Listing Rules. Copies of the charters for each committee are available on the investor relations portion of our website. The composition and responsibilities of each of the committees of our Board are as set forth below. Members will serve on these committees until their resignation or removal or until otherwise determined by our Board.

Audit Committee

Our audit committee consists of David Lemus, Laura J. Hamill and Dorman Followwill, with David Lemus serving as the chairperson of the committee. Each of the members of the audit committee satisfies the independence requirements under the applicable Nasdaq Listing Rules and SEC rules. Each member of the audit committee can read and understand fundamental financial statements under the applicable rules and regulations of the SEC and Nasdaq Listing Rules.

The responsibilities of the audit committee are included in a written charter. The audit committee assists our Board in fulfilling our Board’s oversight responsibilities with respect to our accounting and financial reporting processes, the systems of internal control over financial reporting and audits of financial statements and reports, the performance of our internal audit function, the quality and integrity of our financial statements and reports, the qualifications, independence and performance of our independent registered public accounting firm, and our compliance with legal and regulatory requirements. For this purpose, the audit committee performs several functions. The audit committee’s responsibilities include, among others:

•

appointing, determining the compensation of, retaining, overseeing and evaluating our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Company;

•

prior to commencement of the audit engagement, reviewing and discussing with the independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between the Company, or persons in financial oversight roles with the Company, and such independent registered public accounting firm or their affiliates;

•	determining and approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;

•	monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement;

•

reviewing with management and the independent registered public accounting firm any fraud that includes management or other employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls;

•

establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing the results of management’s efforts to monitor compliance with our programs and policies designed to ensure compliance with laws and rules;

•	overseeing our programs, policies and procedures related to our information technology systems, including information asset security and data protection; and

•

reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s assessment of the quality and acceptability of our accounting principles and practices and all other matters required to be communicated to the audit committee by the independent registered public accounting firm under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC.

David Lemus qualifies as an audit committee financial expert within the meaning of SEC regulations and each of David Lemus, Laura J. Hamill and Dorman Followwill meet the financial sophistication requirements under the Nasdaq Listing Rules. Our independent registered public accounting firm and our management periodically meet separately with the audit committee.

The audit committee reviews, discusses and assesses its own performance and composition at least annually. The audit committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

The composition and functioning of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and Nasdaq Listing Rules. We intend to comply with future requirements to the extent they become applicable to the Company.

Compensation Committee

Our compensation committee consists of Tien-Li Lee, M.D., Dorman Followwill and Laura J. Hamill, with Tien-Li Lee, M.D. serving as the chairperson of the committee. Tien-Li Lee, M.D., Dorman Followwill and Laura J. Hamill each satisfy the independence requirements under the Nasdaq Listing Rules. Each of the members of the compensation committee is be a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies Nasdaq independence requirements. The compensation committee acts on behalf of our Board to fulfill our Board’s responsibilities in overseeing our compensation policies, plans and programs; and in reviewing and determining the compensation to be paid to our executive officers and non-employee directors. The responsibilities of the compensation committee are included in its written charter. The compensation committee’s responsibilities include, among others:

•

reviewing, modifying and approving (or, if it deems appropriate, making recommendations to our Board regarding) our overall compensation strategy and policies, and reviewing, modifying and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•

determining and approving (or, if it deems appropriate, recommending to our Board for determination and approval) the compensation and terms of employment of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long-term incentive component of the compensation of the Chief Executive Officer;

•

determining and approving (or, if it deems appropriate, recommending to our Board for determination and approval) the compensation and terms of employment of our executive officers and other members of senior management;

•	reviewing and approving (or, if it deems appropriate, making recommendations to our Board regarding) the terms of employment agreements and severance agreements;

•	change-of-control protections and other compensatory arrangements for our executive officers and other members of senior management;

•	conducting periodic reviews of the base compensation levels of all of our employees generally;

•	reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;

•

reviewing and approving the adoption, amendment and termination of our equity incentive plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, 401(k) plans, supplemental retirement plans and similar programs, if any; and administering all such plans, establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans; and

•

reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, reviewing and discussing at least annually the relationship between our risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk.

In addition, once we cease to be an “emerging growth company,” as defined in the JOBS Act, the responsibilities of the compensation committee will also include:

•

reviewing and recommending to our Board for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals regarding the frequency of the vote on executive compensation to be included in our annual meeting proxy statements; and

•

reviewing and discussing with management our Compensation Discussion and Analysis, and recommending to our Board that the Compensation Discussion and Analysis be approved for inclusion in our annual reports on Form 10-K, registration statements and our annual meeting proxy statements.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate. The compensation committee reviews, discusses and assesses its own performance and composition at least annually. The compensation committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

The composition and functioning of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and Nasdaq Listing Rules. We intend to comply with future requirements to the extent they become applicable to the Company.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Tien-Li Lee, M.D., Dorman Followwill and Laura J. Hamill, with Dorman Followwill serving as the chairperson of the committee. Tien-Li Lee, M.D., Dorman Followwill and Laura J. Hamill each satisfy the independence requirements under the Nasdaq Listing Rules. The responsibilities of the nominating and corporate governance committee are included in its written charter. The nominating and corporate governance committee acts on behalf of our Board to fulfill our Board’s responsibilities in overseeing all aspects of our nominating and corporate governance functions. The responsibilities of the nominating and corporate governance committee include, among others:

•	making recommendations to our Board regarding corporate governance issues;

•	identifying, reviewing and evaluating qualified candidates to serve as directors (consistent with criteria approved by our Board);

•	determining the minimum qualifications for service on our Board;

•	reviewing and evaluating incumbent directors;

•	instituting and overseeing director orientation and director continuing education programs;

•	serving as a focal point for communication between candidates, non-committee directors and our management;

•	recommending to our Board for selection candidates to serve as nominees for director for the annual meeting of stockholders;

•	making other recommendations to our Board regarding matters relating to the directors;

•	reviewing succession plans for our Chief Executive Officer and our other executive officers;

•

reviewing and overseeing matters of corporate responsibility and sustainability, including potential long-and short-term trends and impacts to our business of environmental, social and governance issues, and our public reporting on these topics; and

•	considering any recommendations for nominees and proposals submitted by stockholders.

The nominating and corporate governance committee periodically reviews, discusses and assesses the performance of our Board and the committees of our Board. In fulfilling this responsibility, the nominating and corporate governance committee seeks input from senior management, our Board and others. In assessing our Board, the nominating and corporate governance committee evaluates the overall composition of our Board, our Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders. The nominating and corporate governance committee reviews, discusses and assesses its own performance and composition at least annually. The nominating and corporate governance committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommend any proposed changes to our Board for its consideration and approval.

The composition and functioning of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and Nasdaq Listing Rules. We intend to comply with future requirements to the extent they become applicable to the Company.

Code of Business Conduct and Ethics

Following the Closing of the Business Combination, on November 10, 2022, our Board approved and adopted a written code of business conduct and ethics, applicable to directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our code of business conduct and ethics is posted on our website at www.scilexholding.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. We intend to disclose any amendments to our code of business conduct and ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time in the past year, one of our officers or employees. Other than Dr. Ji and Mr. Shah, none of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee. Please see the section of this prospectus titled “Executive and Director Compensation” for information regarding the compensation of Dr. Ji and Mr. Shah.

Limitation of Liability and Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws provide that we shall indemnify any person who is or was a director or officer of the Company or who is or was serving at our request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (a “Covered Person”), and who is or was a party to, is threatened to be made a party to, or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative based on such person’s actions in his or her official capacity as a director or officer of the Company or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at our request), in each case against all liability and loss suffered (including, without limitation, any judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid in settlement consented to in writing by us) and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith, subject to certain conditions. In addition, the Bylaws provide that we may, to the fullest extent permitted by law, (i) advance costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding in advance of the final disposition of such proceeding, subject to certain exceptions, and (ii) purchase and maintain insurance, at our expense, to protect us and any person who is or was our director, officer, employee or agent or is or was our director, officer, employee or agent serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss, whether or not we would have the power or obligation to indemnify such person against such liability, expense or loss under the DGCL or the provisions of the Bylaws.

We have entered into indemnification agreements with each of our directors and executive officers as determined by our Board. These agreements, among other things, require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. We also maintain directors’ and officers’ liability insurance.

The above description of the indemnification provisions of the Certificate of Incorporation, the Bylaws and the indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Vickers Executive Officers and Director Compensation Prior to Completion of the Business Combination

Prior to the Closing of the Business Combination, none of Vickers’s executive officers or directors received any cash compensation for services rendered to Vickers.

Legacy Scilex and Current Executive Compensation

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of the Company and align executive incentives with the long-term interests of our stockholders. This section provides an overview of the material components of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The following is a discussion and analysis of the material components of the compensation arrangements of Legacy Scilex’s named executive officer 2021 who became an executive of ours. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

The Legacy Scilex Board or the Compensation Committee of the Legacy Scilex Board, with input from its Executive Chairman and Chief Executive Officer, historically determined the compensation for Legacy Scilex’s named executive officers. Legacy Scilex’s named executive officer for the year ended December 31, 2021, who became an executive officer of ours at the Closing, was Jaisim Shah, Legacy Scilex’s Chief Executive Officer and President.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or accrued to Legacy Scilex’s named executive officer for the fiscal year ended December 31, 2021:

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)	All Other Compensation ($)	Total ($)
Jaisim Shah	2021	$579,280	$290,509	—	—	$869,789
Chief Executive Officer, President and Director

(1)	Represents discretionary bonus amounts awarded to Legacy Scilex’s named executive officer by the Legacy Scilex Board.

Narrative Disclosure to Summary Compensation Table

Arrangements with Executive Officers

Legacy Scilex has entered into an offer letter with its named executive officer. The material terms of the offer letter are described below.

Shah Offer Letter and Compensation

Legacy Scilex entered into an offer letter with Mr. Shah (the “Shah Offer Letter”) dated April 19, 2019, pursuant to which Mr. Shah serves as the Chief Executive Officer of Scilex Pharma. Under the Shah Offer Letter,

Mr. Shah’s annual base salary was initially set at $407,925, which was most recently increased to $579,280 in 2020. Mr. Shah’s employment with Legacy Scilex is at-will, and either Legacy Scilex or Mr. Shah may terminate the terms and conditions of the employment relationship at any time, with or without cause and with or without notice.

On June 6, 2019, Legacy Scilex issued to Mr. Shah an option to purchase 12,066,608 shares of Legacy Scilex Common Stock, with an exercise price equal to $1.16 per share, whereby 25% of the shares vested on March 18, 2020, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Mr. Shah providing continuous service (as defined in the 2019 Stock Option Plan) on each such vesting date, inclusive. On December 21, 2020, Legacy Scilex issued to Mr. Shah an additional option to purchase 2,415,000 shares of Legacy Scilex Common Stock, with an exercise price equal to $1.16 per share, whereby 25% of the shares vested on December 21, 2021, and 1/48th of the total amount of the shares vested and shall vest each month thereafter, subject to Mr. Shah providing continuous service (as defined in the 2019 Stock Option Plan) on each such vesting date, inclusive. Each of the foregoing options also vest in full if there is a Change in Control (as defined in the 2019 Stock Option Plan) and Mr. Shah’s continuous service terminates due to an involuntary termination of employment without “cause” or due to a voluntary termination of employment with “good reason” (each, as defined in the applicable option agreement) within 13 months after the effective time of such Change in Control.

Additional Arrangements with Executive Officers

Based upon the information provided by Compensia, on November 11, 2022, our compensation committee approved the following base salaries and target bonuses (on terms and conditions determined by our Board) of our executive officers:

	Salary	Target Bonus
Henry Ji	$792,000	70%
Jaisim Shah	$792,000	70%
Elizabeth Czerepak	$300,000	50%

In connection with the filing of the Company’s Registration Statement on Form S-8 with respect to the 2022 Equity Incentive Plan, we anticipate that our Compensation Committee will approve the following stock option grants thereunder, subject to the continued service of the individuals:

Stock Options
Henry Ji	9,000,000
Jaisim Shah	1,700,000
Elizabeth Czerepak	350,000

Potential Payments upon Termination or Change in Control

During the year ended December 31, 2021, Legacy Scilex did not have any arrangement with any of its named executive officers providing for potential payments, compensation or other benefits upon termination or the occurrence of a change of control, other than accelerated vesting provisions pursuant to previously granted options as described above.

Perquisites, Health, Welfare and Retirement Benefits

Our executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, vision and dental insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for medical, vision and dental insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of Legacy Scilex’s named executive officers participated in a nonqualified deferred compensation plan during the year ended December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table presents certain information concerning outstanding equity awards held by each of Legacy Scilex’s named executive officers as of December 31, 2021. Following the Business Combination, each outstanding equity award with respect to Legacy Scilex Common Stock reflected in the table below was equitably adjusted in accordance with the terms of the Merger Agreement and the 2019 Stock Option Plan.

	Option awards(1)(2)(3)
Name	Option Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price per share($)	Option expiration date
Jaisim Shah	6/6/2019	3/18/2019	8,295,793	3,770,815	$1.16	6/6/2029
	12/21/2020	12/21/2020	603,750	1,811,250	$1.16	12/21/2030

(1)

Pursuant to the terms of the Merger Agreement, effective as of the closing of the Business Combination on November 10, 2022, outstanding equity awards were adjusted as follows: (i) each option to purchase Legacy Scilex Common Stock that was outstanding as of immediately prior to the Effective Time was converted into the right to receive an option relating to our Common Stock upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time (the “Option”) except that (x) such Option relates to that whole number of shares of Common Stock (rounded down to the nearest whole share) equal to the number of shares of Legacy Scilex Common Stock subject to such Option, multiplied by the Exchange Ratio of 0.673498:1, and (y) the exercise price per share for each such share of Common Stock equals the exercise price per share of such Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent). The numbers in the table reflect the share numbers outstanding as of December 31, 2021 and do not reflect these adjustments that occurred in connection with the closing of the Business Combination on November 10, 2022. However, on November 10, 2022, these numbers were all adjusted pursuant to the Merger Agreement.

(2)	Each option was granted under the 2019 Stock Option Plan.
(3)

Each option vested as to 1/4th of the shares subject to the option on the one year anniversary of the vesting commencement date and 1/48th of the shares subject to the option vested and shall vest on each monthly anniversary thereafter, subject to full acceleration in the event of an involuntary termination of employment without “cause” or due to a voluntary termination of employment with “good reason” (each, as defined in the applicable option agreement) within 13 months following a Change in Control (as defined in the 2019 Stock Option Plan).

Equity-Based Incentive Plans

2017 Scilex Pharmaceuticals Inc. Equity Incentive Plan

The board of directors of Scilex Pharma originally adopted and its stockholders approved the 2017 Scilex Pharmaceuticals Inc. Equity Incentive Plan (the “Scilex Pharma 2017 Plan”) on June 26, 2017. The Scilex Pharma 2017 Plan was amended and restated on July 5, 2018.

The Scilex Pharma 2017 Plan, as amended and restated, provided that Scilex Pharma could grant incentive stock options, non-statutory stock options, stock awards, stock unit awards, stock appreciation rights and other stock awards. The only form of equity award granted under the Scilex Pharma 2017 Plan was options to purchase shares of common stock.

As of immediately prior to the corporate reorganization that was effected in March 2019, the maximum number of shares of common stock of Scilex Pharma that could be issued under the Scilex Pharma 2017 Plan was 24,000,000, of which 18,099,000 remained available for future grants.

In connection with the corporate reorganization in March 2019, the Scilex Pharma 2017 Plan was terminated. Accordingly, after such time, no additional awards were granted under the Scilex Pharma 2017 Plan. Each option to purchase shares of common stock of Scilex Pharma outstanding and unexercised immediately prior to the Contribution was cancelled and substituted for an option to purchase the equivalent number of shares of Legacy Scilex Common Stock. Each new option was subject to the same terms and conditions as were in effect immediately prior to the Contribution. No stock options of Scilex Pharma were outstanding following the reorganization.

As of November 30, 2022, options to purchase 744,201 shares of our Common Stock were outstanding pursuant to options previously granted under the Scilex Pharma 2017 Plan.

Scilex Holding Company 2019 Stock Option Plan

The Legacy Scilex Board adopted the Scilex Holding Company 2019 Stock Option Plan (the “2019 Stock Option Plan”) on May 28, 2019. The 2019 Stock Option Plan was approved by Legacy Scilex’s stockholders on June 24, 2019. Upon adoption, 30,000,000 shares of Legacy Scilex Common Stock were authorized for issuance under the 2019 Stock Option Plan. The Legacy Scilex Board and Legacy Scilex’s stockholders approved an amendment to the 2019 Stock Option Plan on December 21, 2020 to increase the number of shares authorized thereunder by 15,000,000 shares. As of November 30, 2022, options to purchase 16,195,178 shares of our Common Stock were outstanding under the 2019 Stock Option Plan.

The 2019 Stock Option Plan has terminated at the Closing, and no further awards has been granted under the 2019 Stock Option Plan thereafter. However, the 2019 Stock Option Plan will continue to govern outstanding awards granted thereunder.

The following is a summary of the material terms of the 2019 Stock Option Plan.

Authorized Shares. Under the 2019 Stock Option Plan, an aggregate of 30,000,000 shares of Legacy Scilex Common Stock were initially reserved for future issuance, which number was increased to 45,000,000 in December 2020. The authorized shares are subject to adjustment in the event of a change that occurs with respect to the common stock without the receipt of consideration by Scilex, including a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, recapitalization, reincorporation, reorganization, change in corporate structure, or similar equity restructuring transaction. Additionally, shares issued pursuant to awards under the 2019 Stock Option Plan that are repurchased or that are forfeited, as well as shares reacquired as consideration for the exercise or purchase price of an award or to satisfy tax withholding obligations related to an award, will become available for future grant under the 2019 Stock Option Plan.

Types of Awards. The 2019 Stock Option Plan provided for the granting of (1) incentive stock options intended to qualify as incentive stock options under the Code, (2) nonstatutory stock options that do not qualify as an incentive stock option, (3) stock appreciation rights, (4) restricted stock awards, (5) restricted stock unit awards and (6) other stock awards.

Eligibility. Incentive stock options could only be granted to Legacy Scilex’s employees or employees of its affiliates, and stock awards other than incentive stock options may be granted to employees, directors and consultants.

Stock Options and Stock Appreciation Rights. The Legacy Scilex Board determined the exercise price for stock options and stock appreciation rights, provided that the exercise price generally could not be less than 100% of the fair market value of Legacy Scilex Common Stock on the date of grant, subject to certain exceptions relating to the assumption or substitution of options or stock appreciation rights in connection with a corporate transaction in a manner consistent with Section 409A or, if applicable, Section 424(a) of the Code. Unless an award agreement provides otherwise, the termination date shall be: (1) the earlier of 18 months or upon the expiration of the option or stock appreciation right, if termination is due to death; (2) the earlier of 12 months or upon the expiration of the option or stock appreciation right, if termination is due to disability; or (3) three months, if termination is due to reasons other than for death, disability or cause. If the termination of service is due to cause, the stock option or stock appreciation right will terminate immediately upon such termination of service, and the participant will be prohibited from exercising the option or stock appreciation right.

Restricted Stock and Restricted Stock Unit Awards. Each restricted stock and restricted stock unit award agreement is in the form and contains such terms and conditions as the Legacy Scilex Board deemed appropriate. Unless otherwise provided in the award agreement, the Legacy Scilex Board held certificates or, if not certificated, other indicia representing the restricted shares. If a recipient’s service terminates, Legacy Scilex could receive through a forfeiture condition or a repurchase right, any or all of the shares of common stock held by the recipient as of the date of termination. Restricted stock units not yet vested shall be forfeited upon termination of the recipient’s employment unless otherwise set forth in the award.

Transferability. Stock options or stock appreciation rights are generally not transferable except by will or by the laws of descent and distribution or as otherwise provided under the 2019 Stock Option Plan. Restricted stock awards could be transferable by the participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Legacy Scilex Board determines in its sole discretion.

Administration. The 2019 Stock Option Plan is administered by our Board, although our Board may delegate the administration of the 2019 Stock Option Plan to a committee. The administrator has full power to determine, among other things: (1) who will be granted awards; (2) when and how each award will be granted; (3) what type of award will be granted; (4) the provisions of each award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or shares of common stock under the award; (5) the number of shares of common stock subject to an award; and (6) the fair market value applicable to an award.

Change in Control/Corporate Transactions. The 2019 Stock Option Plan provides that in the event of a change in control transaction (as defined in the 2019 Stock Option Plan), a stock award may be subject to additional acceleration of vesting and exercisability as may be provided in the stock award agreement for such stock award or as may be provided in any other written agreement between us or our affiliate and the participant, but in the absence of such provision, no such acceleration will occur. In addition, the 2019 Stock Option Plan provides that in the event of a corporate transaction (as defined in the 2019 Stock Option Plan), our Board has the discretion to take a number of actions with respect to awards contingent upon the closing of the transaction, including arranging for the assumption or substitution of awards, arranging for the assignment of repurchase rights in respect of awards, accelerating the vesting of awards, canceling awards or making payments in respect of awards.

Amendment. Our Board generally has the authority to amend awards, subject to the award recipient’s consent if the amendment is not favorable to the participant, except in connection with a capitalization adjustments.

Scilex Holding Company 2022 Equity Incentive Plan

On October 17, 2022, our Board adopted, subject to the approval by our stockholders, the Equity Incentive Plan. On November 9, 2022, our stockholders approved the Equity Incentive Plan. The Equity Incentive Plan became effective on November 9, 2022, the day immediately preceding the date on which the Closing occurred.

The following is a summary of the material terms of the Equity Incentive Plan.

Purpose of the Equity Incentive Plan

The purpose of the Equity Incentive Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of our Common Stock through the granting of awards under the Equity Incentive Plan.

Awards

The Equity Incentive Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants.

Authorized Shares

Initially, the maximum number of shares of our Common Stock that may be issued under the Equity Incentive Plan after it becomes effective will not exceed (i) 14,622,712 shares of our Common Stock, plus (ii) an additional number of shares of Common Stock equal to the number of shares subject to outstanding awards granted under the 2019 Stock Option Plan, that, following the effective date of the Equity Incentive Plan, (a) are not issued because the award or any portion of the award expires or otherwise terminates without all of the shares covered by the award having been issued, (b) are not issued because the award or any portion thereof is settled in cash, (c) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, (d) are withheld or reacquired to satisfy the exercise, strike or purchase price or (e) are withheld or reacquired to satisfy a tax withholding obligation. In addition, the number of shares of our Common Stock that will be reserved for issuance under the Equity Incentive Plan will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (1) 4% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year, (2) 7,311,356 shares of Common Stock, and (3) such number of shares of our Common Stock determined by our Board or the compensation committee of our Board prior to January 1 of a given year. Notwithstanding anything to the contrary in the foregoing sentence, the aggregate maximum number of shares of our Common Stock that may be issued on the exercise of ISOs under the Equity Incentive Plan is 14,622,712 shares, which amount will be increased commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 7,311,356 shares of Common Stock, and (iii) such number of shares of our Common Stock determined by our Board or the compensation committee of our Board prior to January 1 of a given year. All of the foregoing share numbers are subject to adjustment as necessary to implement any changes in our capital structure (as described below).

Shares subject to awards that will be granted under the Equity Incentive Plan that expire or terminate without being exercised in full will not reduce the number of shares available for issuance under the Equity Incentive Plan. The settlement of any portion of an award in cash will not reduce the number of shares available for issuance under the Equity Incentive Plan. Shares of Common Stock withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation will not reduce the number of shares that will be available for issuance under the Equity Incentive Plan. With respect to a stock appreciation right, only shares of common stock that are issued upon settlement of the stock appreciation right will count towards reducing the number of shares available for issuance under the Equity Incentive Plan. If any shares of our Common Stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of an award; or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the Equity Incentive Plan.

Plan Administration

Our Board, or a duly authorized committee of our Board, will administer the Equity Incentive Plan. Our Board, or a duly authorized committee of our Board, may, in accordance with the terms of the Equity Incentive Plan, delegate to one or more of our officers the authority to (i) designate employees (other than officers) to be recipients of specified awards, and to the extent permitted by applicable law, the terms of such awards; and (ii) determine the number of shares of Common Stock to be subject to such awards granted to such employees. Under the Equity Incentive Plan, our Board, or a duly authorized committee of our Board, will have the authority to determine: award recipients; how and when each award will be granted; the types of awards to be granted; the provisions of each award, including the period of exercisability and the vesting schedule applicable to an award; the number of shares of Common Stock or cash equivalent subject to each award; the fair market value applicable to an award; and the terms of any performance award that is not valued in whole or in part by reference to, or otherwise based on, Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

Under the Equity Incentive Plan, (i) our Board will not, without stockholder approval, (a) reduce the exercise or strike price of an option or stock appreciation right (other than in connection with a capitalization adjustment), and (b) at any time when the exercise or strike price of an option or stock appreciation right is above the fair market value of a share of our Common Stock, cancel and re-grant or exchange such option or stock appreciation right for a new award with a lower (or no) purchase price or for cash, and (ii) a participant’s rights under any award will not be materially adversely impaired by any amendment without the participant’s written consent.

We will also designate a plan administrator to administer the day-to-day operations of the Equity Incentive Plan.

Stock Options

Options will be granted under stock option agreements adopted by our Board. Each option will be designated in writing as an ISO or an NSO. Our Board will determine the exercise price for stock options, within the terms and conditions of the Equity Incentive Plan, except the exercise price of a stock option generally will not be less than 100% (or 110% in the case of ISOs granted to a person who owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations, or a ten percent stockholder) of the fair market value of our Common Stock on the date of grant. Options granted under the Equity Incentive Plan will vest at the rate specified in the stock option agreement as will be determined by our Board. The terms and conditions of separate options need not be identical.

No option will be exercisable after the expiration of ten years (or five years in the case of ISOs granted to a ten percent stockholder) or a shorter period specified in the applicable award agreement. Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the recipient, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. An optionholder may not exercise an option at any time that the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the optionholder’s stock option agreement or other written agreement between an optionholder and us, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the optionholder’s option would be prohibited solely because the issuance of shares of common stock upon such exercise would violate applicable law, or (ii) the immediate sale of any shares of common stock issued upon such exercise would violate our trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. There is no limitation as to the maximum permitted number of extensions. However, in no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by our Board and may include (i) cash or check, bank draft or money order payable to us; (ii) a broker-assisted cashless exercise; (iii) subject to certain conditions, the tender of shares of our Common Stock previously owned by the optionholder; (iv) a net exercise of the option if it is an NSO; or (v) other legal consideration acceptable to our Board.

Unless our Board provides otherwise, options or stock appreciation rights generally will not be transferable except by will or the laws of descent and distribution. Subject to approval of our Board or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans or plans of our affiliates may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

Subject to the terms of the Equity Incentive Plan, each restricted stock unit award will have such terms and conditions as determined by our Board. A restricted stock unit award represents a participant’s right to be issued on a future date the number of shares of our Common Stock that is equal to the number of restricted stock units subject to the award. A participant will not have voting or any other rights as a stockholder of ours with respect to any restricted stock unit award (unless and until shares are actually issued in settlement of a vested restricted stock unit award). A restricted stock unit award will be granted in consideration for a participant’s services to us or an affiliate, such that the participant will not be required to make any payment to us (other than such services) with respect to the grant or vesting of the restricted stock unit award, or the issuance of any shares of common stock pursuant to the restricted stock unit award. Our Board may determine that restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock (or any combination of our Common Stock and cash), or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. At the time of grant, our Board may impose such restrictions or conditions on the award of restricted stock units that delay delivery to a date following the vesting of the award. Additionally, dividend equivalents may be paid or credited in respect of shares of Common Stock covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards will be granted under restricted stock award agreements adopted by our Board. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any of our affiliates, or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law. Our Board will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Dividends may be paid or credited with respect to shares subject to a restricted stock award, as determined by our Board and specified in the applicable restricted stock award agreement. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights will be granted under stock appreciation right agreements adopted by our Board and denominated in shares of Common Stock equivalents. The terms of separation stock appreciation rights need not be identical. Our Board will determine the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the Equity Incentive Plan will vest at the rate specified in the stock appreciation right agreement as will be determined by our Board. Stock appreciation rights may be settled in cash or shares of our Common Stock (or any combination of our Common Stock and cash) or in any other form of payment, as determined by our Board and specified in the stock appreciation right agreement.

Our Board will determine the term of stock appreciation rights granted under the Equity Incentive Plan, up to a maximum of ten years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us or any of our affiliates ceases due to death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation rights for a period of 18 months following the date of death. If a participant’s service relationship with us or any of our affiliates ceases due to disability, the participant may generally exercise any vested stock appreciation rights for a period of 12 months following the cessation of service. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. A holder of a stock appreciation right may not exercise a stock appreciation right at any time that the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the stock appreciation right agreement or other written agreement between the participant and us, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the participant’s stock appreciation right would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, or (ii) the immediate sale of any shares issued upon such exercise would violate our trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. There is no limitation as to the maximum permitted number of extensions. However, in no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

The Equity Incentive Plan will permit the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our Common Stock. The performance goals may be based on any measure of performance selected by our Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board at the time the performance award is granted, our Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Our Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for the performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the performance award agreement or the written terms of a performance cash award. Our Board will determine the length of any performance period, the performance goals to be achieved during a performance period and the other terms and conditions of such awards.

Other Stock Awards

Our Board will be permitted to grant other awards, based in whole or in part by reference to, or otherwise based on, our Common Stock, either alone or in addition to other awards. Our Board will have the sole and complete discretion to determine the persons to whom and the time or times at which other stock awards will be granted, the number of shares under the other stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid following the effective date of the Equity Incentive Plan to any individual for service as a non-employee director with respect to any fiscal year, including awards granted under the Equity Incentive Plan (valued based on the grant date fair value for financial reporting purposes) and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, except such amount will increase to $1,000,000 for the year in which a non-employee director is first appointed or elected to our Board.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, our Board will appropriately and proportionately adjust (i) the class(es) and maximum number of shares subject to the Equity Incentive Plan and the maximum number of shares by which the share reserve may annually increase pursuant to the Equity Incentive Plan; (ii) the class(es) and maximum number of shares that may be issued on the exercise of ISOs; and (iii) the class(es) and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards granted under the Equity Incentive Plan.

Corporate Transactions

In the event of a corporate transaction (as defined below), unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by our Board at the time of grant, any awards outstanding under the Equity Incentive Plan may be assumed, continued or substituted for, in whole or in part, by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to our Common Stock issued pursuant to awards may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, unless provided otherwise in the applicable award agreement, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction) as our board of directors determines (or, if our board of directors does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the occurrence of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event an award will terminate if not exercised prior to the effective time of a corporate transaction, our Board may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment, in such form as may be determined by our Board, equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the award, over (ii) any per share exercise price payable by such holder, if applicable. As a condition to the receipt of an award, a participant will be deemed to have agreed that the award will be subject to the terms of any agreement under the Equity Incentive Plan governing a corporate transaction involving us.

Under the Equity Incentive Plan, a “corporate transaction” generally will be the consummation, in a single transaction or in a series of related transactions, of (i) a sale or other disposition of all or substantially all, as determined by our board of directors, of the consolidated assets of us and our subsidiaries; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Transferability

Except as expressly provided in the Equity Incentive Plan or the form of award agreement, awards granted under the Equity Incentive Plan may not be transferred or assigned by a participant. After the vested shares subject to an award have been issued, or in the case of a restricted stock award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of our trading policy and applicable law.

Clawback/Recovery

All awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law and any clawback policy that we otherwise adopt, to the extent applicable and permissible under applicable law. In addition, our Board may impose such other clawback, recovery or recoupment provisions in an award agreement as our Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of cause.

Amendment or Termination

Our Board may accelerate the time at which an award granted under the Equity Incentive Plan may first be exercised or the time during which an award grant under the Equity Incentive Plan or any part thereof will vest, notwithstanding the provisions in the award agreement stating the time at which it may first be exercised or the time during which it will vest. Our Board will have the authority to amend, suspend, or terminate the Equity Incentive Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments will also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board adopts the Equity Incentive Plan. No awards may be granted under the Equity Incentive Plan while it is suspended or after it is terminated.

Scilex Holding Company 2022 Employee Stock Purchase Plan

On October 17, 2022, our Board adopted, subject to the approval by our stockholders, the ESPP. On November 9, 2022, our stockholders approved the ESPP. The ESPP became effective on November 9, 2022, the day immediately preceding the date on which the Closing occurred.

Purpose

The purpose of the ESPP is to secure and retain the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our related corporations. The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our Common Stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code (the “423 Component”) and accordingly, it will be construed in a manner that is consistent with the requirements of Section 423 of the Code. We intend (but make no undertaking or representation to maintain) the 423 Component to qualify as an employee stock purchase plan, as that term is defined in Section 423(b) of the Code. The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment (the “Non-423 Component”) in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws, and except as otherwise provided in the ESPP or determined by our Board, it will operate and be administered in the same manner as the 423 Component.

Share Reserve

Initially, the maximum number of shares of our Common Stock that may be issued under the ESPP will not exceed 1,462,271 shares of our Common Stock. The number of shares of our Common Stock that will be reserved for issuance will automatically increase on January 1 of each year for a period of up to ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 1% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding calendar year; (ii) 1,827,839 shares of our Common Stock; and (iii) such number of shares of our Common Stock determined by our Board or the compensation committee of our Board prior to January 1 of a given year, provided however, that our Board may act prior to January 1 of a given calendar year to provide that there will be no increase for such calendar year or the increase for such year will be a lesser number of shares than the amount set forth in clauses (i) to (iii) above. For the avoidance of doubt, up to the maximum number of shares of our Common Stock reserved may be used to satisfy purchases of our Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy the purchases of our Common Stock under the Non-423 Component.

If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of our Common Stock not purchased under such purchase right will again become available for issuance under the ESPP.

The Common Stock purchasable under the ESPP will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by us on the open market.

Administration

Our Board administers the ESPP. Our Board may delegate some or all of the administration of the ESPP to a committee or committees of our Board. All references to our Board in summary of the ESPP will include a duly authorized committee of our Board except where the context dictates otherwise. Further, to the extent not prohibited by applicable law, our Board may, from time to time, delegate some or all of its authority under the ESPP to one or more of our officers or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. Our Board will have the authority to determine how and when purchase rights are granted and the provisions of each offering; to designate, from time to time, which of our related corporations will be eligible to participate in the 423 Component or the Non-423 Component, or which related corporations will be eligible to participate in each separate offering; to construe and interpret the ESPP and purchase rights thereunder, and to establish, amend and revoke rules and regulations for the ESPP’s administration; to settle all controversies regarding the ESPP and purchase rights granted thereunder; to amend, suspend or terminate the ESPP; to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of us and our related corporations and to carry out the intent of the ESPP to be treated as an employee stock purchase plan with respect to the 423 Component; and to adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the ESPP by employees who are foreign nationals or employed or located outside the United States.

All determinations, interpretations and constructions made by our Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

Offerings

Our Board may grant or provide for the grant of purchase rights to eligible employees under an offering (consisting of one or more purchase periods) on an offering date or offering dates selected by our Board. Each offering will be in the form and will contain those terms and conditions as our Board deems appropriate, and, with respect to the 423 Component, will comply with the requirements of Section 423(b)(5) of the Code. The provisions of separate offerings do not need to be identical, but each offering will include the period during which the offering will be effective, which period will not exceed 27 months beginning with the offering date, and the substance of the applicable provisions contained in the ESPP.

If a participant has more than one purchase right outstanding under the ESPP, unless he or she otherwise indicates in forms delivered to us or a third party designee of ours: (i) each form will apply to all of his or her purchase rights under the ESPP, and (ii) a purchase right with a lower exercise price (or an earlier-granted purchase right, if different purchase rights have identical exercise prices) will be exercised to the fullest possible extent before a purchase right with a higher exercise price (or a later-granted purchase right if different purchase rights have identical exercise prices) will be exercised.

Our Board will have the discretion to structure an offering so that if the fair market value of a share of our Common Stock on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share of our Common Stock on the first day of that offering, then (i) that offering will terminate immediately as of that first trading day, and (ii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

Generally, purchase rights may only be granted to employees, including executive officers, employed by us (or by any of our affiliates or related corporations as designated by our Board) on the first day of an offering if such employee has been employed by us or by one of our designated affiliates or related corporations for such continuous period preceding such date (not to exceed two years) as our Board may require. Our Board may (unless prohibited by applicable law) require that employees have to satisfy one or both of the following service requirements with respect to the 423 Component: (i) being customarily employed by us, or any of our related corporations or affiliates, for more than 20 hours per week and more than five months per calendar year; or (ii) such other criteria as our Board may determine consistent with Section 423 of the Code with respect to the 423 Component. Our Board may provide that each person who, during the course of an offering, first becomes an eligible employee will, on the date or dates specified in the offering which coincides with the day on which the person becomes an eligible employee or which occurs thereafter, receive a purchase right under that offering, and the purchase right will thereafter be deemed to be part of the offering with substantially identical characteristics. No employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee owns stock possessing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock (or the stock of any related corporation) determined in accordance with the rules of Section 424(d) of the Code. As specified by Section 423(b)(8) of the Code, an eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all employee stock purchase plans of ours or any of our related corporations, do not permit such eligible employee’s rights to purchase our stock or the stock of any of our related corporations to accrue at a rate which, when aggregated, exceeds $25,000 (based on the fair market value per share of such common stock on the date that the purchase right is granted) for each calendar year such purchase rights are outstanding at any time. Our Board may also exclude from participation in the ESPP or any offering employees of ours, or of any of our related corporation, who are highly compensated employees, as within the meaning of Section 423(b)(4)(D) of the Code, or a subset of such highly compensated employees.

Notwithstanding anything in the foregoing paragraph to the contrary, in the case of an offering under the Non-423 Component, an eligible employee (or a group of eligible employees) may be excluded from participation in the ESPP or an offering if our Board has determined, in its sole discretion, that participation of such eligible employee is not advisable or practical for any reason.

Purchase Rights; Purchase Price

On the first day of each offering, each eligible employee, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of our Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by our Board, which will not exceed 15% of such employee’s earnings (as defined by our Board) during the period that begins on the first day of the offering (or such later date as our Board determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering. Our Board will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of Common Stock will be purchased in accordance with such offering. Each eligible employee may purchase of up to 10,000 shares of our Common Stock in an offering (or such lesser number of shares determined by our Board prior to the start of the offering). Our Board may also specify (i) a maximum number of shares of our Common Stock that may be purchased by any participant on any purchase date during an offering, (ii) a maximum aggregate number of shares of our Common Stock that may be purchased by all participants in an offering and/or (iii) a maximum aggregate number of shares of our Common Stock that may be purchased by all participants on any purchase date under an offering. If the aggregate number of shares of our Common Stock issuable upon exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any action by our Board otherwise, a pro rata allocation of the shares of our Common Stock (rounded down to the nearest whole share) available, based on each participant’s accumulated contributions, will be made in as nearly a uniform manner as will be practicable and equitable.

The purchase price of shares of our Common Stock acquired pursuant to purchase rights will not be less than the lesser of (i) 85% of the fair market value of a share of our Common Stock on the first day of an offering; or (ii) 85% of the fair market value of a share of our Common Stock on the date of purchase.

Participation; Withdrawal; Termination

An eligible employee may elect to participate in an offering and authorize payroll deductions as the means of making contributions by completing and delivering to us or our designee, within the time specified in the offering, an enrollment form provided by us or our designee. The enrollment form will specify the amount of contributions not to exceed the maximum amount specified by our Board. Each participant’s contributions will be credited to a bookkeeping account for the participant under the ESPP and will be deposited with our general funds except where applicable law requires that contributions be deposited with a third party. If permitted in the offering, a participant may begin such contributions with the first payroll occurring on or after the first day of the applicable offering (or, in the case of a payroll date that occurs after the end of the prior offering but before the first day of the next new offering, contributions from such payroll will be included in the new offering). If permitted in the offering, a participant may thereafter reduce (including to zero) or increase his or her contributions. If required under applicable law or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through payment by cash, check or wire transfer prior to a purchase date.

During an offering, a participant may cease making contributions and withdraw from the offering by delivering to us or our designee a withdrawal form provided by us. We may impose a deadline before a purchase date for withdrawing. Upon such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions and such participant’s purchase right in that offering shall then terminate. A participant’s withdrawal from that offering will have no effect upon his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Unless otherwise required by applicable law, purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an employee for any reason or for no reason (subject to any post-employment participation period required by applicable law) or (ii) is otherwise no longer eligible to participate. We will distribute the individual’s accumulated but unused contributions as soon as practicable to such individual.

Unless otherwise determined by our Board, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between us and one of our designated companies designated to participate in an offering (or between such designated companies) will not be treated as having terminated employment for purposes of participating in the ESPP or an offering. However, if a participant transfers from an offering under the 423 Component to an offering under the Non-423 Component, the exercise of the participant’s purchase right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a participant transfers from an offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the purchase right will remain non-qualified under the Non-423 Component. Our Board may establish different and additional rules governing transfers between separate offerings within the 423 Component and between offerings under the 423 Component and offerings under the Non-423 Component. Unless otherwise specified in the offering or as required by applicable law, we will have no obligation to pay interest on contributions.

Purchase of Shares

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of our Common Stock, up to the maximum number of shares of our Common Stock permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise provided in the offering, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares on the final purchase date of an offering, then such remaining amount will not roll over to the next offering and will instead be distributed in full to such participant after the final purchase date of such offering without interest (unless otherwise required by applicable law). No purchase rights may be exercised to any extent unless the shares of our Common Stock to be issued upon such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the ESPP. If on a purchase date the shares of our Common Stock are not so registered or the ESPP is not in such compliance, no purchase rights will be exercised on such purchase date, and the purchase date will be delayed until the shares of our Common Stock are subject to such an effective registration statement and the ESPP is in material compliance, except that the purchase date will in no event be more than 27 months from the first day of an offering. If, on the purchase date, as delayed to the maximum extent permissible, the shares of our Common Stock are not registered and the ESPP is not in material compliance with all applicable laws, as determined by us in our sole discretion, no purchase rights will be exercised and all accumulated but unused contributions will be distributed to the ESPP participants without interest (unless the payment of interest is otherwise required by applicable law).

A participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of our Common Stock subject to purchase rights unless and until the participant’s shares of our Common Stock acquired upon exercise of purchase rights are recorded in our books (or the books of our transfer agent).

Changes to Capital Structure

The ESPP provides that in the event of a change in our capital structure through actions such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, our Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year; (iii) the class(es) and number of shares subject to, and purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of securities that are subject to purchase limits under each ongoing offering. Our Board will make these adjustments, and its determination will be final, binding and conclusive.

Corporate Transactions

The ESPP provides that in the event of a corporate transaction (as defined below), any then-outstanding rights to purchase our Common Stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then (i) the participants’ accumulated payroll contributions will be used to purchase shares of our Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by our Board) before such corporate transaction under the outstanding purchase rights, and such purchase rights will terminate immediately after such purchase, or (ii) our Board, in its discretion, may terminate outstanding offerings, cancel the outstanding purchase rights and refund the participants’ accumulated contributions.

Under the ESPP, a “corporate transaction” is generally the consummation, in a single transaction or in a series of related transactions, of: (i) a sale or other disposition of all or substantially all, as determined by our Board, of the consolidated assets of us and our subsidiaries; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Transferability

During a participant’s lifetime, purchase rights will be exercisable only by a participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if permitted by us, by a beneficiary designation.

Tax Withholding

Each participant must make arrangements, satisfactory to us and any applicable related corporation, to enable us or our related corporation to fulfill any withholding obligation for taxes arising out of or in relation to a participant’s participation in the ESPP. In our sole discretion and subject to applicable law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the participant’s salary or any other cash payment due to the participant from us or any related corporation; (ii) withholding from the proceeds of the sale of shares of our Common Stock acquired under the ESPP, either through a voluntary sale or a mandatory sale arranged by us; or (iii) any other method deemed acceptable by our Board. We will not be required to issue any shares of our Common Stock under the ESPP until such obligations are satisfied.

Amendment, Suspension or Termination

Our Board will have the authority to amend, suspend or terminate the ESPP. Any benefits, privileges, entitlements and obligations under any outstanding purchase right granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. Except with respect to certain changes in our capital structure, stockholder approval is required for any amendment to the ESPP if such approval is required by applicable law or listing requirements. No purchase rights may be granted under the ESPP while it is suspended or after it is terminated.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we are exempted from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Director Compensation

Legacy Scilex’s only non-employee director during 2021, Tien-Li Lee, M.D., received the following compensation in connection with providing consulting services to Legacy Scilex in 2021:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Tien-Li Lee, M.D.(2)	—	—	75,000	(3)	75,000

(1)

Dr. Ji, Legacy Scilex’s Executive Chairperson, and Mr. Shah, Legacy Scilex’s Chief Executive Officer and President, are not included in this table, as each of them was an employee of Legacy Scilex and therefore receives no compensation for his service as a director. Mr. Shah’s compensation as a named executive officer is included in the section titled “— Summary Compensation Table” above.

(2)	As of December 31, 2021, Dr. Lee held options to purchase an aggregate of 635,000 shares of Legacy Scilex Common Stock.
(3)	Consists of fees earned by Dr. Lee for non-employee consulting services provided to Legacy Scilex under a consulting agreement dated October 27, 2020, as amended on March 17, 2021.

In April 2022, the Legacy Scilex Board determined that the annual cash compensation of Legacy Scilex’s non-employee, independent directors would be $82,500.

Director Compensation Policy

Our Board has determined the following compensation for our non-employee directors:

Annual Cash Compensation	Amount
Board Members	$82,500
Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	$37,500
Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	$15,000

Equity Compensation	Number
Initial Stock Options	250,000
Annual Stock Options	100,000

All annual cash compensation amounts for our non-employee directors are payable in equal quarterly installments in arrears, following the end of each quarter in which the service occurred, pro-rated for any partial months of service. The equity compensation paid to our non-employee directors will vest monthly over a period of 48 months from the date of grant with respect to the initial stock option grants and over a period of 12 months from the date of grant with respect to the annual stock option grants, in each case, subject to continued service through each vesting date. Additionally, we will reimburse each outside director for reasonable travel expenses related to such director’s attendance at Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2019 and any currently proposed transactions to which Vickers or Legacy Scilex was or is to be a participant in which the amount involved exceeded or will exceed $120,000, and in which any of Vickers’s or Legacy Scilex’s directors, executive officers or, to Vickers’s or Legacy Scilex’s knowledge, beneficial owners of more than 5% of Vickers’s or Legacy Scilex’s capital stock, or their immediate family members have had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section of this prospectus titled “Executive and Director Compensation.”

Certain Relationships of Vickers

Founder Shares

On July 16, 2020, Vickers issued an aggregate of 3,593,750 Vickers Ordinary Shares to an affiliate of the Sponsors for an aggregate purchase price of $25,000. In August 2020, the affiliate transferred his founder shares to the Sponsors for the same price paid for such shares. On October 8, 2020, Vickers effected a share capitalization of 0.2 shares for each share outstanding, on December 7, 2020, the Sponsors forfeited 1,437,500 Vickers Ordinary Shares, which were cancelled by Vickers, and on January 6, 2021, Vickers effected a share capitalization of 0.2 shares for each share outstanding, resulting in 3,450,000 Vickers Ordinary Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share transactions. The founder shares included an aggregate of up to 450,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of founder shares will equal, on an as-converted basis, approximately 20% of the issued and outstanding Vickers Ordinary Shares after the IPO. As a result of the underwriters’ election to partially exercise their over-allotment option, no founder shares are currently subject to forfeiture.

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their founder shares until six months after the consummation of the Business Combination or earlier if we consummates a liquidation, merger, share exchange or other similar transaction that results in all of the public shareholders having the right to exchange their Vickers Ordinary Shares for cash, securities or other property.

Promissory Note

On July 16, 2020, Vickers issued an unsecured promissory note (the “Promissory Note”) to an affiliate of the Sponsors, pursuant to which Vickers may borrow up to an aggregate principal amount of $125,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2020 or (ii) the completion of the IPO. The outstanding balance under the Promissory Note of $125,000 was repaid subsequent to the closing of the IPO on January 14, 2021. Borrowings under the Promissory Note are no longer available to Vickers.

Related Party Loans

On December 20, 2021, the Sponsors loaned Vickers an aggregate of $500,000 for working capital purposes. On January10, 2022, the Sponsors deposited an aggregate of $1,035,000 into the Trust Account, to provide Vickers with an additional three months to consummate an initial business combination pursuant to Vickers’s Amended and Restated Memorandum and Articles of Association (“Vickers’s Charter”). On January 27, 2022, the Sponsors loaned Vickers an additional aggregate principal amount of $500,000 for working capital purposes. On April 10, 2022, the Sponsors deposited an aggregate of $1,035,000 into the Trust Account to provide Vickers with an additional three months to consummate an initial business combination pursuant to Vickers’s Charter. On June 30, 2022, Vickers’s shareholders approved an amendment (the “Extension Amendment”) to its amended and restated memorandum and articles of association to extend the deadline by which it must complete an initial business combination from July 11, 2022 to January 11, 2023. Each extension was made on a monthly basis and was conditioned on the deposit into the Trust Account of a payment equal to $0.0333 per public share outstanding. In connection with the shareholder vote on the Extension Amendment, Vickers was required to provide its shareholders with the right to redeem their public shares. Holders of 4,073,605 public shares elected to redeem their shares at a per share redemption price of $10.27 thereby reducing the amount in the Trust Account by an aggregate of approximately $41.8 million. On July 8, 2022, the Sponsors deposited an aggregate of $323,888.95 into the Trust Account to provide Vickers with an additional calendar month to consummate an initial business combination pursuant to Vickers’s Charter. After the redemption of the 4,073,605 public shares, there were 9,726,395 public shares remaining. On each of August 11, 2022, September 9, 2022 and October 10, 2022, the Sponsors deposited an additional payment of $323,888.95 into the Trust Account to provide Vickers with an additional calendar month to consummate an initial business combination pursuant to Vickers’s Charter.

On October 17, 2022, the Sponsors and Vickers entered into the Vickers Debt Agreement, which provides that, effective as of immediately prior to the Effective Time, all of the issued and outstanding loans made by the Sponsors to Vickers prior to such Effective Time shall be contributed by the Sponsors to Vickers in exchange for a number of shares of our Common Stock determined by dividing the aggregate amount of such indebtedness by $10.00. As of immediately prior to the Effective Time, the outstanding indebtedness was $5.3 million, which resulted in the issuance of an additional 533,057 shares of our Common Stock to the Sponsors, in accordance with the Vickers Debt Agreement.

Advances from Related Party

During 2020, an affiliate of the Sponsors advanced Vickers an aggregate of $30,000 to fund expenses in connection with the IPO. The advances are non-interest bearing and payable upon demand. As of June 30, 2022 and December 31, 2021, there were no advances outstanding. The outstanding amount of $30,000 as of December 31, 2020 was repaid on February 26, 2021.

Administrative Service Fee

Commencing on the effective date of the registration statement of the IPO through the acquisition of a target business, the Sponsors have provided Vickers with office space and certain office and secretarial services at no cost.

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to the Sponsors, officers and directors, or any of their affiliates, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsors, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Stockholder Agreement with Sorrento

On September 12, 2022, Vickers entered into the Stockholder Agreement with Sorrento.

Pursuant to the terms of the Stockholder Agreement, from and after the Effective Time, and for so long as the Sorrento Group beneficially owns any shares of Series A Preferred Stock, among other things, (i) Sorrento shall have the right, but not the obligation, to designate each director to be nominated, elected or appointed to our

Board (each, a “Stockholder Designee” and collectively, the “Stockholder Designees”), regardless of whether such Stockholder Designee is to be elected to our Board at a meeting of stockholders called for the purpose of electing directors (or by consent in lieu of meeting) or appointed by our Board in order to fill any vacancy created by the departure of any director or increase in the authorized number of members of our Board or the size of our Board and (ii) we are required to take all actions reasonably necessary, and not otherwise prohibited by applicable law, to cause each Stockholder Designee to be so nominated, elected or appointed to our Board as more fully described in the Stockholder Agreement. Notwithstanding the foregoing, the parties have agreed that our Board will continue to satisfy all applicable stock exchange requirements applicable to directors, including with respect to director independence. Sorrento also have the right to designate a replacement director for any Stockholder Designee that has been removed from our Board and the right to appoint a representative of Sorrento to attend all meetings of the committees of the Board.

The Stockholder Agreement also provides that we shall not, and shall cause our subsidiaries not to, among others, without the prior written consent of Sorrento: (i) amend, alter, modify or repeal (whether by merger, consolidation, by operation of law or otherwise) any provisions of the Certificate of Incorporation (including the Certificate of Designations) or our Bylaws that increase or decrease the authorized number of directors constituting our Board; (ii) take any action that would have the effect of increasing or decreasing the number of directors constituting our Board; (iii) amend, alter, modify or repeal (whether by merger, consolidation, reclassification, by operation of law or otherwise) any provisions of the respective charters (and any related organizational documents) of any of the committees of our Board; (iv) file any voluntary petition under any applicable federal or state bankruptcy or insolvency law on behalf of us or any of our subsidiaries; (v) (A) incur or permit any of our subsidiaries to incur any indebtedness in an aggregate principal amount in excess of $10,000,000) (with “principal amount” for purposes of this definition to include undrawn committed or available amounts) or (B) enter into, modify, amend or renew (or permit any of our subsidiaries enter into, modify, amend or renew) any contract or other agreement in respect of indebtedness in an aggregate principal amount in excess of $10,000,000 (with “principal amount” for purposes of this definition to include undrawn committed or available amounts); (vi) consummate or otherwise enter into any other contract or agreement to effect any change of control, joint venture or corporate reorganization by the Company or any of our subsidiaries; (vii) declare or pay any dividend or distribution on our Common Stock, other Junior Security or Parity Security; or (viii) purchase, redeem or otherwise acquire for consideration by us, directly or indirectly, any Common Stock, other Junior Security or Parity Security (except as necessary to effect (A) a reclassification of any Junior Security for or into other Junior Securities, (B) a reclassification of any Parity Security for or into other Parity Securities with the same or lesser aggregate liquidation preference, (C) a reclassification of any Parity Security into a Junior Security, (D) the exchange or conversion of any Junior Security for or into another Junior Security, (E) the exchange or conversion of any Parity Security for or into another Parity Security with the same or lesser per share liquidation amount, (F) the exchange or conversion of any Parity Security for or into any Junior Security or (G) the settlement of incentive equity awards (including any applicable withholdings and the net exercise of options) in accordance with the terms thereof).

The Stockholder Agreement will terminate and be of no further force and effect upon the earlier of (i) mutual written agreement of the parties thereto and (ii) the date upon which Sorrento (together with its affiliates, subsidiaries, successors and assigns (other than us and our subsidiaries)) ceases to own any shares of Series A Preferred Stock.

Warrant Transfer Agreement with Sorrento

Concurrent with the execution of the Funding Commitment Letter, Vickers, the Sponsors, Sorrento and Maxim entered into the Warrant Transfer Agreement pursuant to which, if, prior to the consummation of the Business Combination, the public shareholders had redeemed 50% or more of the public Vickers Ordinary Shares as were outstanding as of March 17, 2022, then in addition to the forfeiture of Warrants by the Sponsors contemplated by the Sponsor Support Agreement, the Sponsors would transfer to Sorrento, and Sorrento would acquire all rights, title and interest in and to all or a portion of the Private Placement Warrants (as equitably adjusted from time to time in respect of any change in the outstanding Vickers Ordinary Shares into a different number, class or series, including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares) as determined in accordance with the following schedule:

Redemptions	Number of Private Placement Warrants to be Transferred to Sorrento	Number of Private Placement Warrants to be Retained by Sponsors	Total Private Placement Warrants
90% or greater	3,104,000	1,000,000	4,104,000
85% to 89.99%	2,600,000	1,504,000	4,104,000
75% to 84.99%	2,052,000	2,052,000	4,104,000
50% to 74.99%	3,400,000	3,440,000	6,840,000
Below 50%	—	6,840,000	6,840,000

In connection with the Business Combination, the public shareholders redeemed an aggregate of 8,576,838 Vickers Ordinary Shares, which redeemed shares, together with the shares redeemed in connection with the Extension Proposal, represented an aggregate of 91.67% of the public Vickers Ordinary Shares outstanding as of March 17, 2022. Accordingly, the Sponsors transferred 3,104,000 Private Placement Warrants to Sorrento pursuant to the Warrant Transfer Agreement and forfeited 2,736,000 Private Placement Warrants pursuant to the Sponsor Support Agreement.

Certain Relationships of Legacy Scilex

Corporate Reorganization

On March 18, 2019, Legacy Scilex completed a corporate reorganization. In connection with the corporate reorganization, the existing stockholders of Scilex Pharma exchanged their shares for the same number of newly issued shares of Legacy Scilex Common Stock, pursuant to a Contribution and Loan Agreement. As a result, Scilex Pharma and Semnur became Legacy Scilex’s wholly owned subsidiaries. In connection with the reorganization, each option issued by Scilex Pharma to acquire shares of common stock granted under the Scilex Pharma 2017 Plan was cancelled and substituted for an option to purchase an equivalent number of shares of Legacy Scilex Common Stock. See the section of this prospectus titled “Business — Our Corporate History” for further information.

Our Relationship with Sorrento

Prior to the Business Combination, Legacy Scilex was a majority-owned subsidiary of Sorrento. Following the Closing of the Business Combination, Sorrento continues to beneficially own a significant percentage of our outstanding Common Stock. In connection with the Business Combination, Legacy Scilex and Sorrento entered into certain agreements that relate to Legacy Scilex’s relationship with Sorrento prior to the Business Combination and provides a framework for our ongoing relationship with Sorrento.

On January 1, 2017, Scilex Pharma entered into a transition services agreement with Sorrento. Pursuant to this transition services agreement, Sorrento agreed to provide, directly or indirectly, certain administrative, financial, legal, tax, insurance, facility, information technology and other services to Scilex Pharma. In addition to the services provided under this transition services agreement, Sorrento retains insurance coverage on behalf of Scilex Pharma. For the years ended December 31, 2021 and 2020, the total cost of services and insurance, including an agreed-upon markup, provided to Scilex Pharma was $4.0 million and $2.3 million, respectively.

Itochu and Oishi Product Development Agreement and Commercial Supply Agreement

We are a party to the Product Development Agreement with Oishi and Itochu, who are responsible for supplying ZTlido and SP-103 for development and commercialization purposes. We are also a party to the Itochu and Oishi Commercial Supply Agreement, pursuant to which Itochu agreed to purchase Products (as defined in the Itochu and Oishi Commercial Supply Agreement) from Oishi and handles the shipping of the Products. As of December 31, 2020, Itochu held approximately 14.7% of Legacy Scilex’s outstanding capital stock, representing a noncontrolling interest. Itochu ceased to be a shareholder of Legacy Scilex on January 13, 2021. Its Managing Executive Officer, Kenji Hakoda, served on the Legacy Scilex Board from March 2019 to October 2020. During the years ended December 31, 2021 and 2020, pursuant to the aforementioned Product Development Agreement and the Itochu and Oishi Commercial Supply Agreement, Legacy Scilex purchased inventory from Itochu in the amount of $5.7 million and $1.0 million, respectively, on terms Legacy Scilex considers to be arms’ length between the parties. See the sections of this prospectus titled “Business — Material Agreements — Itochu and Oishi Product Development Agreement” and “Business — Material Agreements — Itochu and Oishi Commercial Supply Agreement” for additional information regarding such agreements.

Indenture and Letter of Credit

On September 7, 2018, Scilex Pharma entered into the Purchase Agreements with the Purchasers and Sorrento, which is a beneficial owner of more than 5% of Legacy Scilex’s capital stock. Pursuant to the Purchase Agreements, on September 7, 2018, Scilex Pharma, among other things, issued and sold to the Purchasers the Scilex Pharma Notes for an aggregate purchase price of $140.0 million. The Scilex Pharma Notes are governed by the Indenture with Scilex Pharma, as issuer, U.S. Bank National Association, a national banking association, as the Trustee and Collateral Agent, and Sorrento, as guarantor. The Indenture provides that the holders of the Scilex Pharma Notes will be entitled to receive quarterly payments in an amount equal to a fixed percentage, ranging from 15% to 25%, of the net sales of ZTlido for the prior fiscal quarter on each February 15, May 15, August 15 and November 15. As security for the Scilex Pharma Notes, Scilex Pharma has granted to the Collateral Agent, for the benefit of the Purchasers, a continuing security interest in and lien on Scilex Pharma’s right, title, and interest in and to ZTlido and all property and assets of Scilex Pharma that are necessary for, or otherwise relevant to, now or in the future, the manufacture and sale of ZTlido, on a worldwide basis (exclusive of Japan). Pursuant to the Indenture, Sorrento agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex Pharma under the Indenture. Pursuant to the terms of the Indenture, Sorrento issued an irrevocable standby letter of credit to Scilex Pharma (as amended, the “Letter of Credit”) which provides that, in the event that (1) Scilex Pharma does not hold at least $29.0 million in unrestricted cash (inclusive of cash equivalents in the collateral account) as of any calendar month ending March 31, 2020 through and including the month ending March 31, 2021 or at least $35.0 million in unrestricted cash (inclusive of cash equivalents in the collateral account) at the end of any calendar month after March 31, 2021, (2) actual cumulative net sales of ZTlido from September 7, 2018 through December 31, 2021 are less than a specified sales threshold for such period, or (3) actual cumulative net sales of ZTlido for any calendar year during the term of the Scilex Pharma Notes, beginning with the 2022 calendar year, are less than a specified sales threshold for such calendar year, Scilex Pharma, as beneficiary of the Letter of Credit, will draw, and Sorrento will pay to Scilex Pharma, $35.0 million in a single lump-sum amount as a subordinated loan. The Letter of Credit will terminate upon the earliest to occur of: (a) the repayment of the Scilex Pharma Notes in full, (b) the actual net sales of ZTlido for any calendar year during the term of the Scilex Pharma Notes exceeding a certain threshold, (c) the consummation of an initial public offering on a major international stock exchange by us that satisfies certain valuation thresholds, and (d) the replacement of the Letter of Credit with another letter of credit in form and substance, including as to the identity and creditworthiness of issuer, reasonably acceptable to the holders of at least 80% in principal amount of outstanding Scilex Pharma Notes.

On December 14, 2020, the parties entered into a Consent Under and Amendment No. 3 to Indenture and Letter of Credit (“Amendment No. 3”), which amended: (i) the Indenture, and (ii) the Letter of Credit.

On December 14, 2020, and in connection with Amendment No. 3, the aggregate $45.0 million in restricted funds held in previously established reserve and collateral accounts were released and Scilex Pharma utilized such funds to repurchase an aggregate of $45.0 million in principal amount of the Scilex Pharma Notes. Scilex

Pharma also repurchased an aggregate of $20.0 million in principal amount of the Scilex Pharma Notes on December 16, 2020. Pursuant to the foregoing repurchases, the aggregate principal amount of the Scilex Pharma Notes was reduced by an aggregate of $65.0 million.

Further related to Amendment No. 3, the Purchasers also consented to Scilex Pharma incurring up to $10.0 million of indebtedness in connection with an accounts receivable revolving loan facility with another lender and the incurrence of liens and the pledge of collateral to such lender in connection therewith.

Effective February 14, 2022, Scilex Pharma issued to Sorrento a draw notice under the Letter of Credit as required under the terms of the Indenture because actual cumulative net sales of ZTlido from the issue date of the Scilex Pharma Notes through December 31, 2021 were less than a specified sales threshold for such period. As a result of the draw notice being issued, Sorrento paid to Scilex Pharma $35.0 million in a single lump-sum amount as a subordinated loan. Per the terms of the Amendment No. 3, in February 2022, Scilex Pharma repurchased Scilex Pharma Notes in an aggregate amount equal to $20.0 million at a purchase price in cash equal to 100% of the principal amount.

Effective February 15, 2022, in accordance with the Indenture, the principal amount of the Scilex Pharma Notes was increased by $28.0 million as actual cumulative net sales of ZTlido from the issue date of the Scilex Pharma Notes through December 31, 2021 did not equal or exceed a $481.0 million sales threshold for such period.

On June 2, 2022, Sorrento and Scilex Pharma, entered into a Consent Under and Amendment No. 4 to Indenture (“Amendment No. 4”) with the Trustee, Collateral Agent, and the Purchasers, which amended the Indenture. Pursuant to Amendment No. 4, (1) on June 3, 2022, Scilex Pharma repurchased approximately $41.4 million of the aggregate principal amount of the outstanding Scilex Pharma Notes at 100% of the principal amount thereof (the “Repurchase”), (2) the Purchasers agreed that Scilex Pharma can repurchase the remaining principal amount of the Scilex Pharma Notes at any time on or before September 30, 2022 for $41.4 million (subject to reduction for any quarterly royalty payments) and upon such repurchase the Purchasers will forgive and discharge $28.0 million of the aggregate principal amount of the Scilex Pharma Notes, and (3) the minimum cash requirement under the Indenture was reduced to $5.0 million in aggregate unrestricted cash equivalents at the end of each calendar month. Scilex Pharma funded the Repurchase with cash-on-hand and $15.0 million received from Sorrento on June 2, 2022. We paid off all the amounts outstanding under the Scilex Pharma Notes as of immediately prior to the Closing of the Business Combination, which payment was funded by Sorrento and treated as intercompany debt in exchange for Series A Preferred Stock pursuant to the terms of the Debt Exchange Agreement described below.

On September 28, 2022, we repurchased the remaining outstanding principal balance of the Scilex Pharma Notes with cash-on-hand and $34.0 million received from Sorrento.

Oaktree Guaranty

On November 7, 2018, Sorrento and certain of its domestic subsidiaries entered into a Term Loan Agreement, as amended on May 3, 2019 and December 6, 2019 (as amended, the “Oaktree Loan Agreement”) with certain funds and accounts managed by Oaktree Capital Management, L.P. and Oaktree Fund Administration, LLC, as administrative and collateral agent, for an initial term loan of $100.0 million and a delayed draw term loan of $20.0 million that was provided to Sorrento on May 3, 2019. On April 12, 2019, Legacy Scilex and Semnur entered into a Joinder Agreement to the Oaktree Loan Agreement whereby each entity became a guarantor under the Oaktree Loan Agreement and pledged all of their respective assets (other than equity of Scilex Pharma) as collateral for the loans made to Sorrento under the Oaktree Loan Agreement. All obligations owed under the Oaktree Loan Agreement were paid off in full on June 12, 2020 and both Legacy Scilex and Semnur ceased to be a guarantor under the Oaktree Loan Agreement as of such date.

Intercompany Promissory Note and Sale of Shares to Sorrento

On October 5, 2018, Scilex Pharma issued to Sorrento an intercompany promissory note in the amount of approximately $21.7 million for certain amounts previously advanced to Scilex Pharma by Sorrento (the “Intercompany Note”). On October 22, 2018, Sorrento purchased from Legacy Scilex 24,117,608 shares of Legacy Scilex Common Stock in exchange for the cancellation of $21.7 million of indebtedness under the Intercompany Note. During 2021 and 2020, Sorrento made advances to Scilex Pharma in the amount of $8.1 million and $10.3 million, respectively, under the Intercompany Note. As of December 31, 2021 and 2020, the outstanding principal balance under the Intercompany Note was approximately $23.5 million and $15.4 million, respectively. In connection with Amendment No. 4 to the Indenture, the maximum aggregate principal amount of the Intercompany Note was increased from up to $25.0 million to up to $50.0 million. As of immediately prior to the Closing of the Business Combination, the outstanding principal balance under the Intercompany Note was $23.5 million, which amount was treated as Outstanding Indebtedness (as defined in the Debt Exchange Agreement discussed below) and contributed to Legacy Scilex in exchange for preferred stock as more fully described below.

Note Payable to Sorrento

On March 18, 2019, Legacy Scilex entered into a note payable with Sorrento with an initial principal amount of $16.5 million. Legacy Scilex may borrow up to an aggregate of $20.0 million of principal amount under the note payable. The note is interest bearing at the lesser of (i) 10% simple interest per annum, and (ii) the maximum interest rate permitted under law. Interest is due and payable annually. The note payable is payable upon demand and may be prepaid in whole or in part at any time without penalty or premium. The outstanding principal balance of the note as of December 31, 2021 and 2020 was $19.6 million and $13.0 million, respectively. Accrued interest of $3.9 million and $2.6 million was recognized under related party payable in Legacy Scilex’s consolidated balance sheet as of December 31, 2021 and 2020, respectively. During the six months ended June 30, 2022 and 2021, Sorrento made advances to Legacy Scilex in the amount of $27.5 million and $0, respectively, under the note payable. The outstanding principal balance of the note on June 30, 2022 and December 31, 2021 was $47.1 million and $19.6 million, respectively, which was recorded under the current related party note payable in Legacy Scilex’s consolidated balance sheets. As of June 30, 2022 and December 31, 2021, Legacy Scilex had ending balances resulting from the accrued interest on the note payable of $5.6 million and $3.9 million, respectively, which was recorded under the related party payable in Legacy Scilex’s consolidated balance sheets. The proceeds from the note payable were used to finance the acquisition of Semnur and to finance Legacy Scilex’s operations. As of immediately prior to the Closing of the Business Combination, the outstanding principal balance under the foregoing notes was $54.3 million, which amount was treated as Outstanding Indebtedness (as defined in the Debt Exchange Agreement discussed below) and contributed to Legacy Scilex in exchange for preferred stock as more fully described below.

Debt Exchange Agreement and Related Matters

On September 12, 2022, Legacy Scilex and Scilex Pharma entered into a Contribution and Satisfaction of Indebtedness Agreement with Sorrento (the “Debt Exchange Agreement”), pursuant to which (i) Sorrento shall contribute to Legacy Scilex all amounts (including accrued interest thereon, if any) for certain loans and other amounts provided by Sorrento to Legacy Scilex and Scilex Pharma that remain outstanding as of immediately prior to the Closing of the Business Combination (the “Aggregate Outstanding Amount” or “Outstanding Indebtedness”), including with respect to the Scilex Pharma Notes, the Intercompany Note, and the other notes payable to Sorrento described above, in exchange for the issuance by Legacy Scilex to Sorrento of preferred stock of Legacy Scilex, (ii) Legacy Scilex shall contribute to Scilex Pharma the portion of such Outstanding Indebtedness that is owed by Scilex Pharma to Sorrento as a contribution of capital for no consideration, and (iii) upon the occurrence of the events described in clauses (i) and (ii), the Aggregate Outstanding Amount and the Outstanding Indebtedness shall be satisfied in full.

Pursuant to the terms of the Debt Exchange Agreement effective as of immediately prior to, and contingent upon, the Closing of the Business Combination, Sorrento has elected to contribute the Outstanding Indebtedness to Legacy Scilex in exchange for the issuance by Legacy Scilex to Sorrento of that number of shares of Legacy Scilex Preferred Stock (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) (the “Exchange Shares” and such transaction, the “Debt Contribution”) that is equal to (i) the Aggregate Outstanding Amount plus the amount equal to 10% of the Aggregate Outstanding Amount divided by (ii) $11.00 (rounded up to the nearest whole share); provided, that in no event shall the Aggregate Outstanding Amount exceed $310,000,000.

On October 17, 2022, Sorrento and Legacy Scilex entered into the Funding Commitment Letter. Pursuant to the terms of the Funding Commitment Letter, upon the written request of Legacy Scilex (which request Legacy Scilex shall make to the extent necessary to satisfy the closing condition in the Merger Agreement that requires the combined company to have $5,000,001 in net tangible assets as of immediately following the Effective Time) (the “Net Tangible Assets Condition”), Sorrento shall fund one or more loans to Legacy Scilex in the amount set forth in such written request (a “Loan Request”), provided, that any amounts funded by Sorrento in respect of any Loan Request shall be treated as Outstanding Indebtedness for all purposes under the Debt Exchange Agreement and included in the calculation of the Aggregate Outstanding Amount thereunder. The Funding Commitment Letter also provides that in no event shall the aggregate amount of loans made and funded by Sorrento pursuant to Loan Requests exceed the lesser of (a) $10,000,000 and (b) an amount that, when taken together with all other Outstanding Indebtedness, will result in the Aggregate Outstanding Amount equaling $310,000,000. As consideration for the execution of the Funding Commitment Letter, Vickers, the Sponsors, Sorrento and Maxim entered into the Warrant Transfer Agreement, which is more fully described elsewhere in this prospectus. No Loan Requests were made under the Funding Commitment Letter.

Prior to the Debt Contribution, Legacy Scilex filed, with the Secretary of State of the State of Delaware, (i) a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock of Legacy Scilex from 20,000,000 to 45,000,000 and (ii) a certificate of designation setting forth the designations, powers, rights and preferences and qualifications, limitations and restrictions of the Exchange Shares. Following the issuance thereof to Sorrento and in connection with the Closing of the Business Combination, such shares were converted into the right to receive (i) one share of Series A Preferred Stock and (ii) one-tenth of one share of our Common Stock, which shares of Series A Preferred Stock shall then have the rights set forth in the Certificate of Designations. Sorrento is entitled to the rights set forth in the Stockholder Agreement as a result of Sorrento’s ownership thereof.

As of immediately prior to the Closing, the Outstanding Indebtedness (including amounts related to the transfer of certain liabilities to Sorrento and repayment of Scilex Pharma Notes) was $290,570,964, which was contributed by Sorrento, in accordance with the Debt Exchange Agreement, in exchange for 29,057,097 shares of Legacy Scilex Preferred Stock, which were in turn converted into the right to receive 29,057,097 shares of Series A Preferred Stock and 2,905,710 shares of our Common Stock.

Shah Investor LP Assignment Agreement

Legacy Scilex, through Semnur, is a party to the Assignment Agreement with Shah Investor LP, pursuant to which Shah Investor LP assigned Legacy Scilex certain intellectual property and Legacy Scilex agreed to pay Shah Investor LP a contingent quarterly royalty in the low-single digits based on the quarterly net sales of any pharmaceutical formulations for local delivery of steroids by injection developed utilizing such intellectual property, which would include SEMDEXA. Mahendra Shah, Ph.D., who served on the Legacy Scilex Board from March 2019 to October 2020, is the managing partner of Shah Investor LP. See the section of this prospectus titled “Business — Material Agreements — Shah Investor LP Assignment Agreement” for additional information regarding the Assignment Agreement.

Acquisition of SP-104 Assets from Sorrento

In April 2021, Sorrento entered into an asset purchase agreement (the “Aardvark Asset Purchase Agreement”) with Aardvark Therapeutics, Inc. (“Aardvark”), pursuant to which, among other things, Sorrento acquired Aardvark’s Delayed Burst Release Low Dose Naltrexone (DBR-LDN) asset and intellectual property rights, for the treatment of chronic pain, fibromyalgia and chronic post-COVID syndrome (collectively, the “SP-104 Assets”), which includes a Statement of Work dated November 18, 2020 (the “Tulex Statement of Work”), pursuant to which Tulex agreed to, among other things, develop, test and manufacture clinical supplies of SP-104.

Subsequent to the acquisition, Sorrento designated Legacy Scilex to lead all development efforts related to SP-104 and on May 12, 2022, Legacy Scilex and Sorrento entered into a bill of sale and assignment and assumption agreement, pursuant to which Sorrento sold, conveyed, assigned and transferred to Legacy Scilex all of its rights, title and interest in and to the SP-104 Assets (including PCT/US2021/053645 and all patents and patent applications that claim priority rights thereto) and Legacy Scilex assumed all of Sorrento’s rights, liabilities and obligations under the Aardvark Asset Purchase Agreement (the “SP-104 Acquisition”).

As consideration for the SP-104 Acquisition, Legacy Scilex issued a promissory note in the aggregate principal amount of $5,000,000 to Sorrento (the “Promissory Note”). The Promissory Note matures seven years from the date of issuance and bears interest at the rate equal to the lesser of (a) 2.66% simple interest per annum and (b) the maximum interest rate permitted under law. The Promissory Note is payable in cash, shares of Common Stock (any shares so issued, the “Consideration Shares”) or any combination thereof, at Legacy Scilex’s sole discretion, and may be prepaid in whole or in part at any time without penalty. Legacy Scilex also agreed to file with the SEC, a resale registration statement, relating to the resale by Sorrento of any Consideration Shares that may be issued to Sorrento, within 60 days of the issuance of such Consideration Shares.

As the successor to the Aardvark Asset Purchase Agreement, Legacy Scilex is obligated to pay Aardvark (i) $3,000,000, upon initial approval by the FDA of a new drug application for the LDN Formulation (as defined in the Aardvark Asset Purchase Agreement) (which amount may be paid in shares of Common Stock or cash, in Legacy Scilex’s sole discretion) (the “Development Milestone Payment”) and (ii) $20,000,000, in cash, upon achievement of certain net sales by Legacy Scilex of a commercial product that uses the LDN Formulation (the “Commercial Product”). Legacy Scilex will also pay Aardvark certain royalties in the single digits based on percentages of annual net sales by Legacy Scilex of a commercial product that uses the LDN Formulation. The royalty percentage is subject to reduction in certain circumstances. Royalties are due for so long as Commercial Product is covered by a valid patent in the country of sale or for ten years following the first commercial sale of the Commercial Product, whichever is longer. As of the date of this prospectus none of the foregoing payments have been triggered

In connection with its acquisition of the SP-104 Assets, Legacy Scilex has agreed that if it issues any shares of Common Stock in respect of the Development Milestone Payment, Legacy Scilex will prepare and file one or more registration statements with the SEC for the purpose of registering for resale such shares and is required to file such registration statement with the SEC within 60 days following the date on which any such shares are issued.

Tien-Li Lee, MD, a member of our Board, is the founder, chief executive officer and a member of the board of directors of Aardvark.

Guaranty of Lease

On August 8, 2019, Legacy Scilex entered into a new office lease for approximately 6,000 square feet for its executive offices in Palo Alto, California, as amended on September 15, 2019. The term of the lease commenced on September 15, 2019 and will expire on November 30, 2024. We will be obligated to pay an average of approximately $0.5 million in annual rent over the term of the lease. In connection with the lease, on August 8, 2019, Sorrento executed a Guaranty of Lease, guaranteeing the performance of our obligations under the lease.

Executive Officer and Director Compensation

Please see the section of this prospectus titled “Executive and Director Compensation” for information regarding the compensation of our executive officers and non-employee directors.

Employment Agreements

We have entered into an offer letter agreement with our named executive officer that, among other things, provides for certain compensatory and change in control benefits, as well as severance benefits. For a description of such agreement, see the section of this prospectus titled “Executive and Director Compensation — Arrangements with Executive Officers.”

Limitation of Liability and Indemnification of Officers and Directors

Please see the section of this prospectus titled “Management — Limitation of Liability and Indemnification of Directors and Officers” for information regarding our arrangements to provide indemnification to our officers and directors.

Business Combination Related Agreements

Concurrently with the execution of the Merger Agreement, Vickers, Legacy Scilex and Sorrento entered into a Company Stockholder Support Agreement, pursuant to which Sorrento agreed to vote all Legacy Scilex Common Stock beneficially owned by it, including any additional shares of Legacy Scilex it acquires ownership of or the power to vote, in favor of the Business Combination and related transactions.

On November 10, 2022, in connection with the closing of the Business Combination, Scilex, Sorrento, the Sponsors, and Vickers’s former directors Pei Wei Woo, Suneel Kaji and Steve Myint, entered into the Registration Rights Agreement, whereby, subject to certain exceptions, the parties agreed, among other things, not to transfer any of our Common Stock or any security convertible into or exercisable or exchanged for our Common Stock beneficially owned or owned of record by such holder until the date that is the earlier of (i) one hundred eighty (180) days from the date of the Registration Rights Agreement or (ii) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of our Common Stock for cash, securities or other property. The Registration Rights Agreement governs the registration of certain shares of our Common Stock for resale and includes certain customary demand and “piggy-back” registration rights with respect to shares of our Common Stock held by the parties thereto. As of the date of this prospectus, 139,709,647 shares of our Common Stock are subject to the Registration Rights Agreement.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of our discretion.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 30, 2022 by:

•	each person or “group” known to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our current executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of our Common Stock is based on 141,348,856 shares of such common stock outstanding as of November 30, 2022. Voting power is based on 141,348,856 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock outstanding as of November 30, 2022. Shares of Series A Preferred Stock are held solely by Sorrento.

Unless otherwise indicated, we believe, based on information available to us, that all persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Common Shares Beneficially Owned		% of Total Common Stock	% of Total Vote
Directors and Executive Officers
Jaisim Shah(2)	8,635,350		5.8%	4.8%
Henry Ji, Ph.D.(3)	1,947,053		1.4%	1.1%
Elizabeth Czerepak(4)	336,749		*	*
Tien-Li Lee, M.D.(5)	427,670		*	*
Dorman Followwill	—		—	—
Laura J. Hamill	—		—	—
David Lemus	—		—	—
Tommy Thompson	—		—	—
All Directors and Executive Officers as a Group (8 individuals)	11,346,822		7.4%	6.2%
5% Beneficial Owners
Sorrento Therapeutics, Inc.	139,992,366	(6)	96.1%	96.8%

*	Less than 1%
(1)

Unless otherwise indicated, the business address of each of the following individuals is 4955 Directors Place, San Diego, CA 92121. None of the following individuals own shares of Series A Preferred Stock.

(2)	Includes 8,635,350 shares subject to options exercisable within 60 days of November 30, 2022.
(3)	Includes 1,947,053 shares subject to options exercisable within 60 days of November 30, 2022.
(4)	Includes 336,749 shares subject to options exercisable within 60 days of November 30, 2022.
(5)	Includes 427,670 shares subject to options exercisable within 60 days of November 30, 2022.
(6)

Includes 3,104,000 shares subject to Private Warrants and 1,161,776 shares subject to Public Warrants exercisable within 60 days of November 30, 2022. The business address of Sorrento Therapeutics, Inc. is 4955 Directors Place, San Diego, CA 92121.

SELLING SECURITYHOLDER

This prospectus relates to the offer and sale by the Selling Securityholder of up to 28,078,672 shares of Common Stock that have been and may be issued by us to the Selling Securityholder under the Yorkville Purchase Agreement. For additional information regarding the shares of Common Stock included in this prospectus, see the section entitled “Committed Equity Financing” above. We are registering the shares of Common Stock included in this prospectus pursuant to the provisions of the Yorkville Purchase Agreement we entered into with the Selling Securityholder on November 17, 2022 in order to permit the Selling Securityholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Yorkville Purchase Agreement, and as set forth in the section entitled “Plan of Distribution” in this prospectus, the Selling Securityholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” mean YA II PN, Ltd., a Cayman Islands exempt limited partnership, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Securityholder’s interest in the Common Stock other than through a public sale.

The table below presents information regarding the Selling Securityholder and the shares of Common Stock that may be resold by the Selling Securityholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of November 30, 2022. The number of shares in the column entitled “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all, or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 141,348,856 shares of our Common Stock outstanding on November 30, 2022. Because the purchase price to be paid by the Selling Securityholder for shares of Common Stock, if any, that we may elect to sell to the Selling Securityholder in one or more Advances from time to time under the Yorkville Purchase Agreement will be determined on the applicable Advance Notice Dates for such Advances, the actual number of shares of Common Stock that we may sell to the Selling Securityholder under the Yorkville Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column in the table below assumes the resale by the Selling Securityholder of all of the shares of Common Stock being offered for resale pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholder has sole voting and investment power with respect to all shares of Common Stock that it beneficially owns, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholder, the Selling Securityholder is not a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned		Maximum Number of Shares of Common Stock Being Offered(2)	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock Are Sold
	Number(1)	Percent		Number(3)	Percent
YA II PN, Ltd.(4)	250,000	*	28,078,672	—	*

*	Less than one percent.
(1)

Represents the Commitment Shares we issued to the Selling Securityholder in consideration for entering into the Yorkville Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Securityholder may be required to purchase under the Yorkville Purchase Agreement, because the issuance of such shares is at our discretion and is subject to conditions contained in the Yorkville Purchase Agreement, the satisfaction of which are entirely outside of the Selling Securityholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Advances of Common Stock under the Yorkville Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Yorkville Purchase Agreement. Also, the Yorkville Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to the Selling Securityholder to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Securityholder, would cause the Selling Securityholder’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Yorkville Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Yorkville Purchase Agreement in excess of the 19.9% Exchange Cap, unless we obtain stockholder approval to do so or all applicable sales of shares of Common Stock under the Yorkville Purchase Agreement equal or exceed the “Minimum Price” (as such term is defined in Rule 5635 of the Nasdaq Listing Rules).

(2)	Includes the 250,000 Commitment Shares.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus.
(4)

YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Securityholder. The shares may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholder. We may receive up to $500,000,000 aggregate gross proceeds under the Yorkville Purchase Agreement from any sales we make to the Selling Securityholder pursuant to the Yorkville Purchase Agreement. The net proceeds from sales, if any, under the Yorkville Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Securityholder after the date of this prospectus.

The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Securityholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it may acquire from us pursuant to the Yorkville Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Such registered broker-dealer may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholder has informed us that each such broker-dealer may receive commissions from the Selling Securityholder for executing such sales for the Selling Securityholder and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Securityholder.

We know of no existing arrangements between the Selling Securityholder or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Securityholder, including with respect to any compensation paid or payable by the Selling Securityholder to any brokers, dealers, underwriters, or agents that participate in the distribution of such shares by the Selling Securityholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Securityholder.

As consideration for its irrevocable commitment to purchase our Common Stock under the Yorkville Purchase Agreement, we issued to the Selling Securityholder 250,000 shares of our Common Stock as Commitment Shares upon execution of the Yorkville Purchase Agreement. In addition, we have paid an affiliate of the Selling Securityholder a structuring fee of $10,000 in connection with the structuring of the transactions by the Selling Securityholder under the Yorkville Purchase Agreement.

We also have agreed to indemnify the Selling Securityholder and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Securityholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Securityholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Selling Securityholder has represented to us that at no time prior to the date of the Yorkville Purchase Agreement has the Selling Securityholder or any entity managed or controlled by the Selling Securityholder engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale or any transaction that establishes a net short position with respect to our Common Stock. The Selling Securityholder has agreed that, during the term of the Yorkville Purchase Agreement, none of the Selling Securityholder, its officers, its sole member, or any entity managed or controlled by the Selling Securityholder will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Securityholder.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock. This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our Common Stock. In addition, this discussion does not address all aspects of U.S. federal income tax consequences to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax (such as the gift or estate tax), nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our Common Stock; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold our Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•	banks or other financial institutions, underwriters, or insurance companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax- deferred accounts;

•	expatriates or former long-term residents of the United States;

•	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	persons who received our Common Stock through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding securities;

•

persons holding our Common Stock as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•

controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of our Common Stock, that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of our Common Stock.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF OUR COMMON STOCK MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock, including on a redemption that is treated as a sale or exchange under Section 302 of the Code. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock, less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of our Common Stock will generally be treated as U.S. source gain or loss.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Common Stock and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a Non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Under Sections 1471 to 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) a 30% withholding tax generally applies with respect to certain dividends in respect of and, subject to the proposed Treasury Regulations described below, gross proceeds from a sale or disposition of, securities which are held by or through certain foreign financial institution (including investment funds), unless any such institution (a) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (b) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and the applicable foreign country may modify these requirements. Accordingly, the entity through which our Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of securities (including Common Stock), proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK BASED ON YOUR CIRCUMSTANCES.

DESCRIPTION OF OUR SECURITIES

General

The following description summarizes the most important terms of our securities. The following summary does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law. A copy of the Certificate of Incorporation and a copy of the Bylaws are attached as exhibits to the registration statement of which this prospectus forms a part. The stockholders are encouraged to read the applicable provisions of the DGCL, the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of (i) 740,000,000 shares of Common Stock, $0.0001 par value per share and (ii) 45,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of which 29,057,097 shares have been designated as Series A Preferred Stock. As of November 30, 2022, there were 141,348,856 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock issued and outstanding.

Our Common Stock

The Certificate of Incorporation provides the following with respect to the rights, powers, preferences and privileges of our Common Stock.

Dividend Rights

The holders of our Common Stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by our Board upon the shares of our capital stock, which dividends may be paid either in cash, in property or in shares of our capital stock, subject to preferences that may be applicable to preferred stock, if any, then outstanding. Subject to applicable law and the Certificate of Incorporation, our Board will have full power to determine whether any dividends shall be declared and paid to stockholders.

Voting Rights

Each holder of our Common Stock will be entitled to one vote for each share of our Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except for any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of our Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation or the DGCL. Any action or matter presented to the stockholders at a duly called or convened meeting, at which a quorum is present, will be decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon, except that our directors will be elected by a plurality of the votes cast.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our Preferred Stock, if any, then outstanding.

No Preemptive or Similar Rights

Our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Non-Assessable

The outstanding Vickers Ordinary Shares and the shares of our Common Stock issued in the Business Combination are fully paid and non-assessable.

Our Preferred Stock

The Certificate of Incorporation authorizes our Board, subject to limitations prescribed by Delaware law, to issue up to 45,000,000 shares of preferred stock in one or more series, to determine and fix from time to time the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights, in each case without further vote or action by our stockholders. The number of authorized shares of our Common Stock and our Preferred Stock may be increased or decreased (but not below the number of the shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of our outstanding stock entitled to vote thereon.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. Other than the Series A Preferred Stock issued to Sorrento in connection with the Closing of the Business Combination, there are no other Preferred Stock outstanding and we have no current plans to issue any other shares of preferred stock.

Number and Designation

We filed the Certificate of Designations, designating 29,057,097 shares of our preferred stock as “Series A Preferred Stock”. As of the date of this prospectus, 29,057,097 shares of the Series A Preferred Stock have been issued to Sorrento pursuant to the terms of the Merger Agreement and such shares have all of the rights, preferences and privileges set forth in the Certificate of Designations as more fully described below.

Rank

The Series A Preferred Stock shall rank (i) senior to all of our Common Stock, and to all other classes or series of our capital stock, except for any such other class or series, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Junior Securities”); and (ii) on parity with each class or series of our capital stock, created specifically ranking by its terms on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Parity Securities”).

Dividend Rights

Holders of the Series A Preferred Stock shall not be entitled to dividends unless we pay dividends to holders of the Common Stock and shall be entitled to receive, when, as and if declared by our Board, such dividends (whether in cash or other property) as are paid to holders of our Common Stock to the same extent as if such holders of Series A Preferred Stock had been deemed to convert their shares of Series A Preferred Stock into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of the Common Stock.

Liquidation Preference

In the event of a change of control, liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any payment or distribution of our property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the sum of $10.00 (which amount shall be appropriately adjusted in the event of any stock split, stock combination or other similar recapitalization of the Series A Preferred Stock) and all accrued and unpaid dividends and (ii) the amount such share of Series A Preferred Stock would be entitled to receive pursuant to the change of control, liquidation, dissolution or winding-up of the Company assuming that such share had been converted into shares of Common Stock in a Deemed Conversion (as defined below).

Conversion and Redemption Rights

The shares of Series A Preferred Stock will not be convertible into Common Stock or any of our other securities and will not be redeemable by the Company; provided, however, a number of the rights, preferences and privileges of the Series A Preferred Stock set forth in the Certificate of Designations will be determined based on an as-converted-to- Common Stock basis or otherwise assume that the shares of Series A Preferred Stock are converted into shares of Common Stock. Accordingly, the number of shares of Common Stock that each share of Series A Preferred Stock is deemed to be (or otherwise being treated as) converted into for the purpose of affecting the various rights, preferences and privileges of the Series A Preferred Stock set forth in the Certificate of Designation (a “Deemed Conversion”), whether in connection with a change of control or otherwise, shall be equal to the result obtained by dividing (i) stated value by (ii) $10.00 (subject to anti-dilution adjustments).

Voting and Other Preferred Rights

Except as otherwise required by law or as set forth in the Certificate of Designations, the holders of shares of Series A Preferred Stock will be entitled to vote, together with the holders of shares of Common Stock and not separately as a class, on all matters upon which holders of shares of Common Stock have the right to vote. The holders of shares of Series A Preferred Stock will be entitled to one vote for each share of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into pursuant to a Deemed Conversion on the record date for the determination of the stockholders entitled to vote.

As long as any shares of Series A Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock (a) change the Series A Preferred Stock (whether by merger, consolidation, reclassification or otherwise) into cash, securities or other property except in accordance with the terms of the Certificate of Designations; (b) create, authorize or issue any Parity Security or other equity security the terms of which provide that it ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company, or increase the authorized amount of any such other class or series; or (c) amend the Certificate of Incorporation or the Certificate of Designations in any manner that adversely affects the holders of Series A Preferred Stock.

Stockholder Agreement with Sorrento

Pursuant to the terms of the Stockholder Agreement, from and after the Effective Time, and for so long as the Sorrento Group beneficially owns any shares of New Scilex Series A Preferred Stock, among other things, (i) Sorrento shall have the right, but not the obligation, to designate each director to be nominated, elected or appointed to our Board (each, a “Stockholder Designee” and collectively, the “Stockholder Designees”), regardless of whether such Stockholder Designee is to be elected to our Board at a meeting of stockholders called for the purpose of electing directors (or by consent in lieu of meeting) or appointed by the Board in order to fill any vacancy created by the departure of any director or increase in the authorized number of members of the

Board, or the size of the Board and (ii) we will be required to take all actions reasonably necessary, and not otherwise prohibited by applicable law, to cause each Stockholder Designee to be so nominated, elected or appointed to the Board as more fully described in the Stockholder Agreement. Sorrento shall also have the right to designate a replacement director for any Stockholder Designee that has been removed from the Board and the right to appoint a representative of Sorrento to attend all meetings of the committees of the Board. Notwithstanding the foregoing, the parties have agreed to ensure that the Board complies with all applicable requirements of the stock exchange, including independence requirements.

The Stockholder Agreement also provides that we will be prohibited from taking certain actions without the consent of Sorrento. Such actions include, among other things, amendments to the Certificate of Designations, increases or decreases in the size of the Board, the incurrence of certain amounts of indebtedness and the payment of dividends on our Common Stock. For more information on the Stockholder Agreement, see the section titled “Certain Relationships and Related Party Transactions — Certain Relationships of Vickers — Stockholder Agreement with Sorrento.”

Registration Rights

Pursuant to the Registration Rights Agreement entered into in connection with the Closing of the Business Combination, certain of our stockholders are able to demand that we register their registrable securities under certain circumstances and each also have piggyback registration rights for these securities. In addition, we are required to file and maintain an effective registration statement under the Securities Act covering the resale of all such registrable securities. We have filed the registration statement of which this prospectus forms a part in order to satisfy the foregoing obligations. The registration of these securities will enable the public sale of such securities, subject to certain contractual restrictions imposed by the Registration Rights Agreement and the Merger Agreement. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities.

Anti-Takeover Matters in our Governing Documents and Under Delaware Law

Certain provisions of Delaware law, along with the Certificate of Incorporation and the Bylaws, all of which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our Board. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire the Company, which could deprive our stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our Common Stock and our Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules of the Nasdaq Listing Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

The Certificate of Incorporation provides that our Board are divided into three classes, with the classes as nearly equal in number as practical and each class serving three-year staggered terms. The directors in each class serve for a three-year term (except that the term of our current Class I directors shall expire at the first annual meeting of stockholders following the Closing of the Business Combination and the term of our current Class II directors shall expire at the second annual meeting of stockholders following the Closing of the Business Combination), with one class being elected each year by the stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors. See the section of this prospectus titled “Management” for more information on the classified board.

The Certificate of Incorporation also provides that the total number of directors shall be determined from time to time exclusively by our Board; provided that, at any time prior to a Sorrento Trigger Event, the stockholders may also fix the number of directors by resolution adopted by the stockholders.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that, except as otherwise required by law or the Certificate of Incorporation, directors may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of our stock entitled to vote generally in the election of such directors; provided, however, that, from and after the Sorrento Trigger Event, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class, in each case subject to the rights of holders of any series of Preferred Stock.

In addition, the Certificate of Incorporation provides that, except as otherwise provided therein or by law, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in our Board, may be filled by a majority of the directors then in office, although less than a quorum, or by our stockholders; provided, however, that from and after the Sorrento Trigger Event, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in our Board, shall be filled only by a majority of the directors then in office, although less than a quorum, and shall not be filled by our stockholders, in each case subject to the rights of the holders of any series of Preferred Stock.

These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, changes in control of the Company or changes in our management.

Delaware Anti-Takeover Law

The Certificate of Incorporation provides that we will opt out of Section 203 of the DGCL until the occurrence of a Sorrento Trigger Event, at which time we shall immediately and automatically become governed by Section 203 of the DGCL.

Section 203 of the DGCL prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The Certificate of Incorporation provides that the restrictions on business combination of Section 203 of the DGCL will not apply to Sorrento or its current or future Affiliates (as defined in the Certificate of Incorporation)

regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of our capital stock entitled to vote generally in the election of directors beneficially owned by them.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our capital stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may only be called by order of the Chairman of our Board, our Board or the Chief Executive Officer; provided, however, that at any time prior to the Sorrento Trigger Event, special meetings of our stockholders shall also be called by or at the direction of our Board or the Chairman of our Board at the request of Sorrento, in each case subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock. The Bylaws prohibits the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management.

Director Nominations and Stockholder Proposals

The Bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information.

Generally, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (in the case of the first annual meeting of stockholders held after January 1, 2023, the date of the preceding year’s annual meeting of the stockholders shall be deemed to be June 30, 2022); provided, however, that, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us. The Bylaws also specifies requirements as to the form and content of a stockholder’s notice. The Bylaws allows any previously scheduled stockholders meeting to be postponed, adjourned or canceled by resolution of our Board; provided, however, that with respect to any special meeting of stockholders scheduled at the request of Sorrento, our Board is not allowed to postpone, reschedule or cancel without the prior written consent of Sorrento. In addition, the Bylaws allows the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of that meeting that may have the effect of precluding the conduct of certain business at that meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and the terms of the Certificate of Incorporation , any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders; provided, however, that prior to the Sorrento Trigger Event, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by or on behalf of the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, is delivered to us in accordance with the DGCL, in each case subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that, upon the occurrence of the Sorrento Trigger Event, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the following provisions of the Certificate of Incorporation: Article V (Board of Directors), Article VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), Article VII (Limitation of Liability), Article VIII (Corporate Opportunities and Competition), Article IX (Exclusive Forum), Article X (Section 203 of the DGCL) and Article XI (Amendment of Certificate of Incorporation and Bylaws), and no other provision may be adopted, amended or repealed that would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such Articles.

The Certificate of Incorporation and the Bylaws provide that, our Board is authorized to make, alter and repeal the Bylaws, without the consent or vote of the stockholders, by an approval of a majority of the total authorized number of directors. Upon the occurrence of the Sorrento Trigger Event, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the Bylaws.

The provisions of the DGCL, the Certificate of Incorporation and the Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL or of the Certificate of Incorporation or the Bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, (v) any action or proceeding asserting a claim against us or any of our current or former directors, officers, employees or stockholders as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. The foregoing exclusive forum provisions will not apply to claims arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

In addition, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action. We may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation.

Limitation of Liability and Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws provide that we shall indemnify any person who is or was a director or officer of the Company or who is or was serving at our request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (a “Covered Person”) and who is or was a party to, is threatened to be made a party to, or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative based on such person’s actions in his or her official capacity as a director or officer of the Company or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at our request), in each case against all liability and loss suffered (including, without limitation, any judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid in settlement consented to in writing by us) and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith, subject to certain conditions. In addition, the Bylaws provide that we may, to the fullest extent permitted by law, (i) advance costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding in advance of the final disposition of such proceeding, subject to certain exceptions, and (ii) purchase and maintain insurance, at our expense, to protect us and any person who is or was a director, officer, employee or agent of the Company or is or was a director, officer, employee or agent of the Company serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss, whether or not we would have the power or obligation to indemnify such person against such liability, expense or loss under the DGCL or the provisions of the Bylaws.

We have entered into indemnification agreements with each of our directors, executive officers and certain other employees as determined by our Board. These agreements, among other things, require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. Our Board believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The above description of the indemnification provisions of the Certificate of Incorporation, the Bylaws and the indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation provides that, to the fullest extent permitted by law, no Identified Person (as defined therein) will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates or (ii) otherwise investing in or providing services to any person that is engaged in the same or similar business activities as we or our affiliates or competes with us or our affiliates. In addition, to the fullest extent permitted by law, no Identified Person will have any obligation to offer to us or our subsidiaries or affiliates the right to participate in any corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates. Subject to the preceding sentences and to the fullest extent permitted by applicable law, neither we nor any of our subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Person, and we waive and renounce any interest or expectancy therein, except with respect to opportunities offered solely and expressly to our officers in their capacity as such.

Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. However, appraisal rights are not available in all circumstances.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our capital stock at the time of the transaction to which the action relates.

Warrants

At the effective time of the Domestication, each warrant to purchase Vickers Ordinary Shares that was issued and outstanding immediately prior to the effective time of the Domestication and not terminated pursuant to its terms was converted into a warrant to purchase shares of our Common Stock on the same terms and conditions as are in effect with respect to such warrant immediately prior to the effective time of the Domestication. As of the date of this prospectus, there are 6,899,988 outstanding Public Warrants and 4,104,000 outstanding Private Placement Warrants.

Public Warrants

Each Public Warrant entitles the registered holder thereof to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. We may, in our sole discretion, lower the warrant exercise price at any time prior to the expiration date for a period of not less than 20 business days and any such reduction will be applied consistently to all of the warrants, provided that we will provide at least 20 days’ prior written notice to registered holders of the warrants.

However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is not effective within 90 days from the consummation of the Business Combination, warrantholders may, from the 91st day after the consummation of the Business Combination until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire five years from the consummation of the Business Combination (i.e., November 10, 2027) at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

We may call the warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder,

•

if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given, and

•

if, and only if, there is an effective registration statement covering the Common Stock issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption.

We may not exercise such redemption right if the issuance of the Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing per share price of our Common Stock and the warrant exercise price so that if the per share price of our Common Stock declines as a result of our redemption call, the redemption will not cause the per share price of our Common Stock to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders of warrants to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if a holder held 150 warrants to purchase 150 shares of our Common Stock and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares of our Common Stock without the payment of any additional cash consideration. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Requiring a cashless exercise in this manner will reduce the number of shares of our Common Stock to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to use if we do not need the cash from the exercise of the Public Warrants.

The warrants are issued in registered form under a warrant agreement (the “Warrant Agreement”) between Continental, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the registered holders of a majority of the then-outstanding warrants (including the Private Placement Warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of (i) a stock dividend or split up, (ii) a consolidation, combination, reverse stock split or reclassification of the Common Stock, (iii) extraordinary dividend or (iv) reclassification or reorganization of the outstanding Common Stock or an merger or consolidation of us with or into another corporation. However, the warrants will not be adjusted for issuances of shares of Common Stock at a price below the par value per share issuable upon exercise of the warrants. Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, the warrant exercise price will be adjusted by multiplying such warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check or bank draft payable to the order of the warrant agent or wire transfer, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock.

After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless the shares of Common Stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrantholders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrantholder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 9.8% of the Common Stock outstanding immediately after giving effect to such exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

Private Placement Warrants

The Private Placement Warrants are identical to the Public Warrants except that such Private Placement Warrants are exercisable for cash (even if a registration statement covering the issuance of the Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

The foregoing summary of the terms and conditions of the warrants does not purport to be complete and is qualified in its entirety by reference to the copy of the Warrant Agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing

Shares of our Common Stock and Public Warrants are listed on Nasdaq under the symbols “SCLX” and “SCLXW” respectively.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The financial statements of Vickers Vantage Corp. I as of December 31, 2021 and 2020, for the year then ended December 31, 2021, and for the period from February 21, 2020 (inception) through December 31, 2020, and for the period from January 1, 2021 through December 31, 2021, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which includes explanatory paragraphs relating to the correction of certain misstatements related to the January 11, 2021 financial statement and Vickers Vantage Corp. I’s ability to continue as a going concern), appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Scilex Holding Company at December 31, 2021 and 2020, and for the years then ended, appearing in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Scilex Holding Company for the period ended December 31, 2019, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN AUDITORS

Effective upon the Closing, on November 10, 2022, the Board dismissed WithumSmith+Brown, PC (“Withum”), which served as Vickers’s independent registered public accounting firm prior to the Business Combination.

The report of Withum on the financial statements of Vickers as of December 31, 2020 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about Vickers’s ability to continue as a going concern and emphasized the restatement of Vickers’s financial statement as of January 11, 2021 due to its change in accounting for warrants and Vickers Ordinary Shares subject to possible redemption.

During the fiscal years ended December 31, 2020 and 2021 and the subsequent interim period through November 10, 2022, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal.

The Company provided Withum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.

On November 10, 2022, the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. EY audited the consolidated balance sheets of Scilex as of December 31, 2020 and December 31, 2021 and the related consolidated statements of operations, stockholders’ deficit and cash flows.

During the years ended December 31, 2020 and 2021 and the subsequent interim period through November 10, 2022, neither the Company nor anyone on its behalf consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement of which this prospects is a part and the exhibits to such registration statement. The descriptions in this prospectus of the provisions of documents filed as exhibits to this prospectus are only summaries of those documents’ material terms. You can read copies of such documents, along with copies of reports, proxy statements and other information filed by us with the SEC at the SEC’s website at http://www.sec.gov.

We also maintain a website at www.scilexholding.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS
VICKERS VANTAGE CORP. I

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Vickers Vantage Corp. I
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Vickers Vantage Corp. I (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ (deficit) equity and cash flows for the year ended December 31, 2021 and for the period from February 21, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from February 21, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by the close of business on April 11, 2022, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Restatement of Previously Issued Financial Statement
As described in Note 10 to the financial statements, the Company’s previously issued January 11, 2021 financial statement has ben restated herein to correct certain misstatements.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
February 24, 2022
PCAOB ID Number 100

VICKERS VANTAGE CORP. I
BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current assets
Cash	$507,921	$30,511
Prepaid expenses	4,536	—

Total Current Assets	512,457	30,511
Deferred offering costs	—	168,973
Investments held in Trust Account — US Treasury Securities Money Market Fund	139,410,739	—

TOTAL ASSETS	$139,923,196	$199,484

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$208,704	$—
Accrued offering costs	—	25,760
Advances from related party	—	30,000
Promissory note — related party	—	125,000

Total Current Liabilities	208,704	180,760
Convertible promissory note — related party, net of discount	483,099	—
Conversion option liability	6,892
Warrant liability	3,351,600	—
Deferred underwriting fee payable	5,190,000	—

Total Liabilities	9,240,295	180,760

Commitments and Contingencies
Ordinary shares subject to possible redemption 13,800,000 as of December 31, 2021 and no shares as of December 31, 2020 at redemption value of $10.10	139,380,000	—

Shareholders’ (Deficit) Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,450,000 non-redeemable shares issued and outstanding at December 31, 2021 and 2020 (1)	345	345
Additional paid-in capital	—	24,655
Accumulated deficit	(8,697,444)	(6,276)

Total Shareholders’ (Deficit) Equity	(8,697,099)	18,724

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$139,923,196	$199,484

(1)
At December 31, 2020, includes an aggregate of up to 450,000 ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised (see Note 6). On January 6, 2021, the Company effected a share capitalization of 0.2 shares for each share outstanding, resulting in 3,450,000 ordinary shares issued and outstanding (see Note 6). All share and per share amounts have been retroactively restated to reflect the share capitalization. As a result of the underwriters’ full exercise of their overallotment option on January 11, 2021, no shares were forfeited.

The accompanying notes are an integral part of the financial statements.

VICKERS VANTAGE CORP. I
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	For the Period from February 21, 2020 (Inception) Through December 31, 2020
Operating and formation costs	$1,005,498	$6,276

Loss from operations	(1,005,498)	(6,276)
Other income:
Change in fair value of warrants	4,377,600	—
Loss on initial issuance of private warrants	(2,599,200)	—
Change in fair value of conversion option liability	11,835
Interest expense — debt discount	(1,826)
Transaction costs allocated to warrant liabilities	(30,212)	—
Interest earned on investments held in Trust Account	30,739	—

Total other income, net	1,788,935	—

Net income (loss)	$783,438	$(6,276)

Basic weighted average shares outstanding, ordinary shares (1)	16,820,548	3,000,000

Basic net income (loss) per share, ordinary shares	$0.05	$(0.00)

Diluted weighted average shares outstanding, ordinary shares	16,834,110	3,000,000

Diluted net income (loss) per share, ordinary shares	$0.05	$(0.00)

(1)	At December 31, 2020, excludes an aggregate of up to 450,000 ordinary shares that were subject to forfeiture.

The accompanying notes are an integral part of the financial statements.

VICKERS VANTAGE CORP. I
STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

	Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance — February 21, 2020 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor	1	—	—	—	—
Cancellation of ordinary shares	(1)	—	—	—	—
Issuance of ordinary shares to Sponsor	3,450,000	345	24,655	—	25,000
Net loss	—	—	—	(6,276)	(6,276)

Balance — December 31, 2020 (audited)	3,450,000	$345	$24,655	$(6,276)	$18,724
Accretion of ordinary shares subject to redemption	—	—	(24,655)	(9,474,606)	(9,499,261)
Net income	—	—	—	783,438	783,438

Balance — December 31, 2021 (audited)	3,450,000	$345	$—	$(8,697,444)	$(8,697,099)

The accompanying notes are an integral part of the financial statements.

VICKERS VANTAGE CORP. I
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	For the Period from February 21, 2020 (Inception) Through December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$783,438	$(6,276)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Formation cost paid through advances from affiliate of Sponsor	—	5,000
Interest earned on investments held in Trust Account	(30,739)	—
Change in fair value of warrant liability	(4,377,600)	—
Loss on initial issuance of warrant liability	2,599,200
Change in fair value of conversion option liability	(11,835)
Amortization of debt discount	1,826
Transaction costs allocated to private warrants	30,212	—
Changes in operating assets and liabilities:
Prepaid expenses	(4,536)	—
Accounts payable and accrued expenses	208,704	—

Net cash used in operating activities	(801,330)	(1,276)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(139,380,000)	—

Net cash used in investing activities	(139,380,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	135,600,000	—
Proceeds from sale of Private Placement Warrants	5,130,000	—
Advances from related party	25,000	25,000
Repayment of advances from related party	(55,000)	—
Proceeds from promissory note — related party	—	125,000
Repayment of promissory note — related party	(125,000)	—
Proceeds from convertible promissory note — related party	500,000	—
Payment of offering costs	(416,260)	(118,213)

Net cash provided by financing activities	140,658,740	31,787

Net Change in Cash	477,410	30,511
Cash — Beginning of period	30,511	—

Cash — End of period	$507,921	$30,511

Non-Cash investing and financing activities:
Deferred underwriting fee payable	$5,190,000	$—

Offering costs included in accrued offering costs	$—	$25,760

Offering costs paid through promissory note — related party	$—	$25,000

The accompanying notes are an integral part of the financial statements.

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Vickers Vantage Corp. I (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on February 21, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from February 21, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on January 6, 2021. On January 11, 2021 the Company consummated the Initial Public Offering of 13,800,000 Units (the “Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 1,800,000 Units, at $10.00 per Unit, generating gross proceeds of $138,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,840,000 warrants (the “Private Placement Warrants”) at a price of $0.75 per Private Placement Warrant in a private placement to Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd, (the “Sponsor”), generating gross proceeds of $5,130,000, which is described in Note 4.
Transaction costs amounted to $8,149,473, consisting of $2,400,000 in cash underwriting fees, $5,190,000 in deferred underwriting fees, and $559,473 of other offering costs.
Following the closing of the Initial Public Offering on January 11, 2021, an amount of $139,380,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under
Rule 2a-7
of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below)

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

(less any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.10 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share
amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6).
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsors have agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.
The Sponsors have agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the Public

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares.
On January 10, 2022, the Company extended the period of time to consummate a Business Combination from January 11, 2022 to April 11, 2022. In connection with the extension, the Sponsors deposited $1,035,000 into the trust account in the form of a non-interest
bearing loan. The Company will have until April 11, 2022 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by April 11, 2022, the Company may extend the period of time to consummate a Business Combination by an additional three months (until July 11, 2022 to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $1,035,000 ($0.075 per Public Share), on or prior to the date of the applicable deadline, for the three-month extension.
If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsors or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the amount of funds deposited into the Trust Account ($10.10 per share).
In order to protect the amounts held in the Trust Account, the Sponsors have agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.10 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern and Liquidity
As of December 31, 2021, the Company had $507,921 in its operating bank accounts, and working capital of $303,753. As of December 31, 2021, approximately $31,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.
As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”)
2014-15,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about the Company’s ability to continue as a going concern through July 11, 2022 (extension date), the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information because available and accordingly, the actual results could differ significantly from those estimates.
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $8,119,261 were charged to temporary equity upon the completion of the Initial Public Offering, and $30,212 of the offering costs were related to the warrant liabilities and charged to the statements of operations.
Ordinary Shares Subject to Possible Redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

redeemable ordinary shares (including ordinary shares that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares, sold in the IPO, features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2021 and 2020, ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ (deficit) equity section of the Company’s balance sheets.
Under ASC
480-10-S99,
the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of redeemable ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in
capital and accumulated deficit.
At December 31, 2021, the ordinary shares reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$138,000,000
Less:
Ordinary shares issuance costs	$(8,119,261)
Plus:
Accretion of carrying value to redemption value	$9,499,261

Ordinary shares subject to possible redemption	$139,380,000

Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. We account for the warrants issued in connection with our Initial Public Offering in accordance with the guidance contained in ASC 815 under which the public warrants meet the criteria for equity treatment and the private warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the private warrants as liabilities at their fair value and adjust the private warrants to fair value at each reporting period. This liability is subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in our statements of operations. The fair value of the warrants was estimated using a Black-Scholes option pricing formula.
Income Taxes
The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2021 and 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Net income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable shares of ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 13,740,000 ordinary shares in the aggregate. As of December 31, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company, except for the 450,000 founder shares in December 31, 2021 which are no longer forfeitable and thus included for dilutive purposes. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	Year Ended December 31, 2021	For the Period from February 21, 2020 (Inception) Through December 31, 2020
	Ordinary Shares	Ordinary Shares
Basic net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$783,438	$(6,276)
Denominator:
Basic weighted average ordinary shares outstanding	16,820,548	3,000,000

Basic net income (loss) per ordinary share	$0.05	$(0.00)

Diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$783,438	$(6,276)
Denominator:
Diluted weighted average ordinary shares outstanding	16,834,110	3,000,000

Diluted net income (loss) per ordinary share	$0.05	$(0.00)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, other than the derivative warrant liability.
Recent Accounting Standards
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements. In August 2020, the FASB issued Accounting Standards Update (“ASU”)
No. 2020-06,
Debt — Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU
2020-06
is effective for fiscal years beginning after December 15, 2023,

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

including interim periods within those fiscal years, with early adoption permitted. Management is currently evaluating the new guidance but does not expect the adoption of this guidance to have a material impact on the Company’s condensed financial statements.
Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying condensed financial statements.
NOTE 3 — PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold to 13,800,000 Units which includes a full exercise by the underwriters of their over-allotment option in the amount of 1,800,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one ordinary share and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per whole share (see Note 7).
NOTE 4 — PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsors purchased an aggregate of 6,840,000 Private Placement Warrants at a price of $0.75 per Private Placement Warrant, for an aggregate purchase price of $5,130,000, in a private placement. Each Private Placement Warrant is exercisable to purchase one ordinary share at a price of $11.50 per share, subject to adjustment (see Note 9). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
On July 16, 2020, the Company issued an aggregate of 3,593,750 ordinary shares to an affiliate of the Sponsors for an aggregate purchase price of $25,000. In August 2020, the affiliate transferred his Founder Shares to the Sponsors for the same price paid for such shares. On October 8, 2020, the Company effected a share capitalization of 0.2 shares for each share outstanding, on December 7, 2020, the Sponsors forfeited 1,437,500 ordinary shares, which were cancelled by the Company, and on January 6, 2021, the Company effected a share capitalization of 0.2 shares for each share outstanding, resulting in 3,450,000 ordinary shares issued and outstanding (the “Founder Shares”). All share and per-share
amounts have been retroactively restated to reflect the share transactions. The Founder Shares included an aggregate of up to 450,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted
basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option, no Founder Shares are currently subject to forfeiture.
The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until six months after the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

Advances from Related Party
During 2020, an affiliate of the Sponsors advanced the Company an aggregate of $30,000 to fund expenses in connection with the Initial Public Offering. The advances are non-interest
bearing and payable upon demand. As of December 31, 2021 and 2020, there was $0 and $30,000 advances outstanding, respectively. The outstanding amount of $30,000 was repaid on February 26, 2021.
Promissory Note — Related Party
On July 16, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to an affiliate of the Sponsors, pursuant to which the Company may borrow up to an aggregate principal amount of $125,000. The Promissory Note is non-interest
bearing and payable on the earlier of (i) December 31, 2020 or (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $125,000 was repaid subsequent to the closing of the Initial Public Offering on January 14, 2021. Borrowings under the Promissory Note are no longer available to the Company.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $0.75 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2021 and 2020, there were no amounts outstanding under the Working Capital Loans.
On December 20, 2021, the Company entered into two convertible promissory notes with the Sponsors pursuant to which the Sponsors agreed to loan the Company up to an aggregate principal amount of $500,000 (the “Convertible Promissory Notes”). The Convertible Promissory Notes are
non-interest
bearing and payable upon Business Combination. If a Business Combination is not consummated, the Convertible Promissory Notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account. Up to $500,000 of the Convertible Promissory Notes may be converted into warrants at a price of $0.75 per warrant at the option of the Sponsors. The warrants would be identical to the Private Placement Warrants. As of December 31, 2021, the outstanding principal balance under the Convertible Promissory Notes amounted to an aggregate of $500,000. Subsequent to December 31, 2021, on January 10, 2022, the Company borrowed an additional $1,035,000, as discussed below. On January 27, 2022, Company entered into two additional Convertible Promissory Notes with the Sponsors pursuant to which the Sponsors agreed to loan the Company up to an aggregate principal amount of $500,000. Subsequent to December 31, 2021, the principal balance of the Convertible Promissory Notes amounted to an aggregate of $2,035,000 (see Note 11).
The Company assessed the provisions of the Convertible Promissory Notes under ASC
470-20.
The derivative component of the obligation is initially valued and classified as a derivative liability (see Note 9).
The debt discount is being amortized to interest expense as a non-cash
charge over the term of the Convertible Promissory Notes, which is assumed to mature in April 2022, the Company’s expected Business Combination date.

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

During the year ended December 31, 2021, the Company recorded $1,826 of interest expense related to the amortization of the debt discount. The remaining balance of the debt discount at December 31, 2021 amounted to $16,901.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (until July 11, 2022 to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $1,035,000 ($0.075 per Public Share in either case), on or prior to the date of the applicable deadline, for each three-month extension, providing a total possible Business Combination period up until July 11, 2022 for a total payment value of $2,070,000 ($0.15 per unit in either case). Any such deposits would be made in the form of non-interest
bearing loans. Such notes would either be paid upon consummation of a Business Combination, or, at the relevant insider’s discretion, converted upon consummation of a Business Combination into additional Private Placement Warrants at a price of $0.75 per Private Placement Warrant. The Sponsor and its affiliates or designees intend, but are not obligated, to fund the Trust Account to extend the time for the Company to complete a Business Combination.
On January 10, 2022, the Company extended the period of time to consummate a Business Combination to April 11, 2022. The Sponsors deposited $1,035,000 into the Trust Account made in the form of non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by the Convertible Promissory Notes or convert a portion or all of the total amount into warrants at a price of $0.75 per warrant, which warrants are identical to the Private Placement Warrants issued. If a Business Combination is not consummated, the Convertible Promissory Notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Shareholder Rights
Pursuant to a registration rights agreement entered into on January 6, 2021, the holders of the Founder Shares, Private Placement Warrants and underlying ordinary shares and any securities issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale. The holders of these securities will be entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

Underwriting Agreement
The underwriters are entitled to a deferred fee of (i) 3.5% of the gross proceeds of the initial 12,000,000 Units sold in the Initial Public Offering, or $4,200,000, and (ii) 5.5% of the gross proceeds from the Units sold pursuant to the over-allotment option, or $990,000. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.
NOTE 7 — SHAREHOLDERS’ EQUITY
Preference Shares
 — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no preference shares issued or outstanding.
Ordinary Shares
 — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. At December 31, 2021, there were 3,450,000 shares of ordinary shares issued and outstanding, excluding 13,800,000 ordinary shares subject to possible redemption which are presented as temporary equity. At December 31, 2020, there were 3,450,000 ordinary shares issued or outstanding.
NOTE 8 — WARRANTS
As of December 31, 2021 and 2020, there were 6,900,000 and 0 Public Warrants outstanding, respectively. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the ordinary shares issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time while the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

•
if, and only if, the reported last sale price of the Company’s ordinary shares equals or exceeds $18.00 per share (subject to adjustment) for any 20 trading days within a
30-trading
day period commencing after the warrants become exercisable and ending on the third trading business day prior to the notice of redemption to the warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire
30-day
trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. The Company has agreed to use its best efforts to have declared effective a prospectus relating to the ordinary shares issuable upon exercise of the warrants and keep such prospectus current until the expiration of the warrants. However, if the Company does not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and the Company will not be required to net cash settle or cash settle the warrant exercise. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or its affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
At December 31, 2021 and 2020, there were 6,840,000 and 0 Private Placement Warrants outstanding, respectively. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will be exercisable for cash (even if a registration statement covering the issuance of the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option and will not be redeemable by the Company, in each case so long as they are held by the initial purchasers or their affiliates.

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

NOTE 9 — FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
At December 31, 2021, assets held in the Trust Account were comprised of $139,410,739 in money market funds which are invested primarily in U.S. Treasury Securities. Through December 31, 2021, the Company did not withdraw any of interest earned on the Trust Account. At December 31, 2020, there were no assets in the Trust Account.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021
Assets:
Investments held in Trust Account — U.S. Treasury Securities Money Market Fund	1	$139,410,739
Liabilities:
Warrant Liability — Private Placement Warrants	3	$3,351,600
Conversion Option Liability (see Note 5)	3	$6,892
Warrant Liability Measurement
The Company established the initial fair value for the private warrants on January 11, 2021, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation and subsequently implemented the Black-Scholes Option Pricing Model that was modified to capture the redemption features of the public warrants. The underlying assumptions in the Black-Scholes option pricing model include the underlying share price, risk-free interest rate, estimated volatility and the expected term. The primary unobservable inputs utilized in determining the fair value of the private warrants are the expected volatility of the Company’s ordinary shares and the Company’s ordinary share price. The expected volatility of the ordinary shares was determined based on implied volatilities of public warrants issued by selected guideline companies and was estimated to be 10% before the expected business combination and 20% after the expected business combination. The ordinary share price was

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

determined based on an iterative procedure that matched the estimated value of the ordinary shares and fractional warrant price to equate to the observed price of the outstanding units. The risk-free interest rate is based on the U.S. Treasury yield curve in effect on the date of valuation equal to the remaining expected life of the private warrants. The dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. Inputs are re-evaluated
each quarterly reporting period to estimate the fair market value of the private placement warrants as of the reporting period.
There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2021.
The following table provides quantitative information regarding Level 3 fair value measurements:

As of December 31, 2021
Stock price	$10.04
Strike price	$11.50
Term (in years)	5.28
Volatility	8.3%
Risk-free rate	1.28%
Dividend yield	0.0%
Fair value of warrants	$0.49
The following table presents the changes in the fair value of warrant liabilities:

Private Placement
Fair value as of January 1, 2021	$—
Initial measurement on January 11, 2021	7,729,200
Change in valuation inputs or other assumptions	(4,377,600)

Fair value as of December 31, 2021	$3,351,600

Conversion Option Liability Measurement
The Company assessed the provisions of the Convertible Promissory Notes under ASC
470-20.
The derivative component of the obligation is initially valued and classified as a derivative liability. The conversion option was valued using the compound option pricing model, which is considered to be a Level 3 fair value measurement (See Note 6).

	December 31, 2021	December 20, 2021 (Initial Measurement)
Underlying warrant value	$0.0103	$0.0281
Exercise price	$0.75	$0.75
Holding period	0.28	0.31
Risk-free rate %	1.28%	1.19%
Volatility%	8.3%	9.3%
Dividend yield %	0.0%	0.0%

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

The following table presents the change in the fair value of conversion option liability:

Fair value as of January 1, 2021	$—
Initial measurement on December 20, 2021	18,727
Change in fair value	(11,835)

Fair value as of December 31, 2021	$6,892

NOTE 10 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
Restatement 1
The Company previously accounted for its outstanding Private Placement Warrants (the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant.
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies titled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement.
In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic
815-40,
Contracts in Entity’s Own Equity. ASC
Section 815-40-15
addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s ordinary shares. Under ASC
Section 815-40-15,
a warrant is not indexed to the issuer’s ordinary shares if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s ordinary shares in the manner contemplated by ASC
Section 815-40-15
because the holder of the instrument is not an input into the pricing of a fixed-for-fixed
option on equity shares.
In accordance with ASC Topic 340, Other Assets and Deferred Costs, as a result of the classification of the private warrants as derivative liabilities, the Company expensed a portion of the offering costs originally recorded as a reduction in equity. The portion of offering costs that was expensed was determined based on the relative fair value of the Private Warrants.
Restatement 2
In addition, in connection with the preparation of the Company’s financial statements as of September 30, 2021, the Company concluded it should restate its financial statements to classify all Public Shares in temporary equity. The September 30, 2021
10-Q/A,
filed with the SEC on December 8, 2021, includes the restatement of the unaudited March 31, 2021 and June 30, 2021 financial information. Included in the table below is the restatement

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

of the audited IPO Balance Sheet as of January 11, 2021 originally filed on Form
8-K
filed with the SEC on January 15, 2021. In accordance with ASC 480, paragraph
10-S99,
redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company previously determined the ordinary shares subject to possible redemption to be equal to the redemption value of $10.10 per ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Accordingly, effective with this filing, the Company presents all redeemable ordinary shares as temporary equity and recognizes accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480.
As a result, management has noted a reclassification adjustment related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the ordinary shares subject to possible redemption with the offset recorded to additional paid-in
capital (to the extent available), accumulated deficit and ordinary shares.
In connection with the change in presentation for the ordinary shares subject to redemption, the Company also revised its income (loss) per ordinary share calculation to allocate net income (loss) to ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, ordinary shares share pro rata in the income (loss) of the Company.
The impact of these adjustments to the financial statement, as previously reported, is presented below.

	As Previously Reported	Adjustments Restatement 1	Adjustments Restatement 2	As Restated
Balance sheet as of January 11, 2021
Warrant Liability	$—	$7,729,200	$—	$7,729,200
Total Liabilities	5,345,000	7,729,200	—	13,074,200
Ordinary Shares Subject to Possible Redemption	129,999,029	(7,729,200)	17,110,171	139,380,000
Ordinary Shares	438	76	(169)	345
Additional Paid-in Capital	5,006,060	2,629,336	(7,635,396)	—
Accumulated Deficit	(6,490)	(2,629,412)	(9,474,606)	(12,110,508)
Total Shareholders’ Equity (Deficit)	$5,000,008	—	$(17,110,171)	$(12,110,163)
NOTE 11 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. The Company did not identify any subsequent events, other than noted below, that would have required adjustment or disclosure in the financial statements.
On January 10, 2022, the Company extended the period of time to consummate a Business Combination to April 11, 2022. The Sponsors deposited $1,035,000 into the Trust Account made in the form of non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by the Convertible Promissory Notes or convert a portion or all of the

VICKERS VANTAGE CORP. I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

total amount into warrants at a price of $0.75 per warrant, which warrants are identical to the Private Placement Warrants issued. If a Business Combination is not consummated, the Convertible Promissory Notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.
On January 27, 2022, the Company entered into two additional Convertible Promissory Notes with the Sponsors pursuant to which the Sponsors agreed to loan the Company up to an additional aggregate principal amount of $500,000. The aggregate principal balance of the Convertible Promissory Notes amounted to $2,035,000.

VICKERS VANTAGE CORP. I
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$34,961	$507,921
Prepaid expenses	130,788	4,536

Total Current Assets	165,749	512,457
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	101,293,086	139,410,739

TOTAL ASSETS	$101,458,835	$139,923,196

LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$809,292	$208,704

Total Current Liabilities	809,292	208,704

Convertible promissory notes — related party, net of discount	2,035,000	483,099
Conversion option liability	—	6,892
Simple promissory notes	2,971,667	—
Mandatorily redeemable ordinary shares liability	—	—
Warrant liability	1,162,800	3,351,600
Deferred underwriting fee payable	5,190,000	5,190,000

Total Liabilities	12,168,759	9,240,295

Commitments and Contingencies

Ordinary shares subject to possible redemption 9,726,395 and 13,800,000 as of September 30, 2022 and December 31, 2021, respectively, at redemption value of $10.41 and $10.00, respectively, per share	101,293,086	139,380,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,450,000 non-redeemable shares issued and outstanding at September 30, 2022 and December 31, 2021	345	345
Additional paid-in capital	—	—
Accumulated deficit	(12,003,355)	(8,697,444)

Total Shareholders’ Deficit	(12,003,010)	(8,697,099)

TOTAL LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ DEFICIT	$101,458,835	$139,923,196

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VICKERS VANTAGE CORP. I
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating and formation costs	$657,746	$283,346	$2,412,297	$620,642

loss from operations	(657,746)	(283,346)	(2,412,297)	(620,642)

Other income (expense):
Change in fair value of warrant liability	68,400	(1,162,800)	2,188,800	2,872,800
Loss on initial issuance of private warrants	—	—	—	(2,599,200)
Transaction costs allocated to warrant liabilities	—	—	—	(30,212)
Change in fair value of conversion option liability	—	—	6,892	—
Interest on mandatorily redeemable ordinary shares liability	—	—	192,049	—
Interest expense — debt discount	(1,155)	—	(16,901)	—
Income earned on investments held in Trust Account	459,114	1,794	664,973	28,006

Total other income (expense), net	526,359	(1,161,006)	3,035,813	271,394

Net (loss) income	$(131,387)	$(1,444,352)	$623,516	$(349,248)

Weighted average shares outstanding, ordinary shares	13,176,395	17,250,000	15,862,288	16,675,824

Basic and diluted net (loss) income per share, ordinary shares	$(0.01)	$(0.08)	$0.04	$(0.02)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VICKERS VANTAGE CORP. I
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance — January 1, 2022	3,450,000	$345	$—	$(8,697,444)	$(8,697,099)

Accretion of Ordinary shares subject to possible redemption amount	—	—	—	(1,035,000)	(1,035,000)

Net loss	—	—	—	(806,222)	(806,222)

Balance – March 31, 2022 (unaudited)	3,450,000	$345	$—	$(10,538,666)	$(10,538,321)

Mandatorily redeemable ordinary shares	—	—	—	(192,049)	(192,049)

Accretion of Ordinary shares subject to possible redemption amount	—	—	—	(1,595,486)	(1,595,486)

Net income	—	—	—	1,561,125	1,561,125

Balance – June 30, 2022 (unaudited)	3,450,000	$345	$—	$(10,765,076)	$(10,764,731)

Accretion of Ordinary shares subject to possible redemption amount	—	—	—	(1,106,892)	(1,106,892)

Net loss	—	—	—	(131,387)	(131,387)

Balance – September 30, 2022 (unaudited)	3,450,000	$345	$—	$(12,003,355)	$(12,003,010)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance — January 1, 2021	3,450,000	$345	$24,655	$(6,276)	$18,724

Accretion of Ordinary shares subject to possible redemption amount	—	—	(24,665)	(9,474,606)	(9,499,261)

Net income	—	—	—	1,328,853	1,328,853

Balance – March 31, 2021 (unaudited)	3,450,000	$345	$—	$(8,152,029)	$(8,151,684)

Net loss	—	—	—	(233,749)	(233,749)

Balance – June 30, 2021 (unaudited)	3,450,000	$345	$—	$(8,385,778)	$(8,385,433)

Net loss	—	—	—	(1,444,352)	(1,444,352)

Balance – September 30, 2021 (unaudited)	3,450,000	$345	$—	$(9,830,130)	$(9,829,785)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VICKERS VANTAGE CORP. I
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$623,516	$(349,248)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income earned on investments held in Trust Account	(664,973)	(28,006)
Interest on mandatorily redeemable ordinary shares liability	(192,049)	—
Change in fair value of warrant liability	(2,188,800)	(2,872,800)
Loss on initial issuance of private warrants	—	2,599,200
Change in fair value of conversion option liability	(6,892)	—
Amortization of debt discount	16,901	—
Transaction costs allocated to warrant liabilities	—	30,212
Changes in operating assets and liabilities:
Prepaid expenses	(126,252)	(116,536)
Accounts payable and accrued expenses	600,588	43,569

Net cash used in operating activities	(1,937,961)	(693,609)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(3,041,666)	(139,380,000)
Cash withdrawn from Trust Account in connection with redemption	41,824,292	—

Net cash provided by (used in) investing activities	38,782,626	(139,380,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	135,600,000
Proceeds from sale of Private Placement Warrants	—	5,130,000
Advances from related party	—	25,000
Repayment of advances from related party	—	(55,000)
Proceeds from convertible promissory note – related party	1,535,000	—
Proceeds from simple promissory note – related party	2,971,667	—
Repayment of promissory note – related party	—	(125,000)
Payment of offering costs	—	(416,260)
Redemption of ordinary shares	(41,824,292)	—

Net cash (used in) provided by financing activities	(37,317,625)	140,158,740

Net Change in Cash	(472,960)	85,131
Cash – Beginning of period	507,921	30,511

Cash – End of period	$34,961	$115,642

Non-Cash investing and financing activities:
Deferred underwriting fee payable	$—	$5,190,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Vickers Vantage Corp. I (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on February 21, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
The Company has one wholly owned subsidiary which was formed on February 2, 2022, Vantage Merger Sub Inc., a Delaware corporation.
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2022, the Company had not commenced any operations. All activity for the period from February 21, 2020 (inception) through September 30, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination and in connection therewith entering into the Merger Agreement, which is described below in Note 6. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on January 6, 2021. On January 11, 2021 the Company consummated the Initial Public Offering of 13,800,000 Units (the “Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 1,800,000 Units, at $10.00 per Unit, generating gross proceeds of $138,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,840,000 warrants (the “Private Placement Warrants”) at a price of $0.75 per Private Placement Warrant in a private placement to Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd, (the “Sponsor”), generating gross proceeds of $5,130,000, which is described in Note 4.
Transaction costs amounted to $8,149,473, consisting of $2,400,000 in cash underwriting fees, $5,190,000 in deferred underwriting fees, and $559,473 of other offering costs
Following the closing of the Initial Public Offering on January 11, 2021, an amount of $139,380,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
On January 10, 2022, the Company extended the period of time to consummate a Business Combination from January 11, 2022 to April 11, 2022. On April 11, 2022, the Company extended the period of time to consummate a Business Combination to July 11, 2022. On July 11, 2022, the Company extended the period of time to

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

consummate a Business Combination to August 11, 2022 and without another shareholder vote, to elect to extend the date to consummate a business combination on a monthly basis for up to five times by an additional one month each time after, upon five days’ advance notice prior to the applicable deadlines, until January 11, 2023. As of the date of this filing, the Company has extended the period of time to consummate a Business Combination to November 11, 2022. In connection with the extensions, the Sponsors deposited an aggregate of $3,365,554 into the trust account in the form of a non-interest-bearing
loans as of the date of this filing. The Company will have until November 11, 2022 to consummate a Business Combination. As a result, an aggregate of $101,293,086 as of September 30, 2022 is held in the Trust Account.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (anticipated to be $10.38 per Public Share as of the date of this filing), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share
amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6).
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsors have agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.
The Sponsors have agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares.
If the Company has not completed a Business Combination within the Combination Period and shareholders do not further extend such period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsors or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the amount of funds deposited into the Trust Account ($10.38 per share).
In order to protect the amounts held in the Trust Account, the Sponsors have agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Trust Account to below (1) $10.10 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
On June 30, 2022, the Company held an extraordinary general meeting of its shareholders (the “Meeting”), to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment”) to (i) extend the date by which the Company has to consummate an initial business combination from July 11, 2022 (the “Original Termination Date”) to August 11, 2022 (the “Extended Date”) and (ii) allow the Company without another shareholder vote, to elect to extend the date to consummate a business combination on a monthly basis for up to five times by an additional one month each time after the Extended Date, upon five days’ advance notice prior to the applicable deadlines, until January 11, 2023 or a total of up to nine months after the Original Termination Date (the “Extension Proposal”). The Company’s shareholders approved the Extension Amendment at the Meeting. On July 5, 2022, the Company filed the Extension Amendment with the Cayman Islands Registrar of Companies.
In connection with its solicitation of proxies in connection with the Extension Proposal, the Company was required to permit its public shareholders to redeem their ordinary shares. Of the 13,800,000 ordinary shares outstanding with redemption rights, the holders of 4,073,605 ordinary shares elected to redeem their shares at a per share redemption price of $10.25. As a result, approximately $41.8 million was removed from the Trust Account to pay such holders and approximately $99.8 million remained in the Trust Account. Following the redemptions, the Company has 9,726,395 ordinary shares with redemption rights outstanding and the Company will deposit $323,888 (or approximately $0.0333 per ordinary share that remains outstanding) for each calendar month, or portion thereof, that is needed by the Company to complete an initial business combination from July 11, 2022.
The Company has deposited an aggregate of $1,295,556 into the Trust Account to extend the date to consummate a business combination to November 11, 2022 (the “Combination Period”).
Going Concern and Liquidity
As of September 30, 2022, the Company had $34,961 in its operating bank accounts, and working capital deficit of $643,543. As of September 30, 2022, approximately $696,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Subtopic
205-40,
“Presentation of Financial Statements – Going Concern,” management has determined that the liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about the Company’s ability to continue as a going concern through November 11, 2022 (extension date), the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
of the SEC. Certain information or footnote disclosures normally included in condensed financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on
Form 10-K
as filed with the SEC on February 24, 2022. The interim results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.
Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information because available and accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2022 and December 31, 2021.
Investments Held in Trust Account
At September 30, 2022 and December 31, 2021, the majority of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. The Company presents its investments in money market funds on the condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in interest income in the accompanying unaudited condensed consolidated statements of operations. The estimated fair value of investments held in the Trust Account are determined using available market information.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $8,119,261 were charged to temporary equity upon the completion of the Initial Public Offering, and $30,212 of the offering costs were related to the warrant liabilities and charged to the condensed consolidated statement of operations for the period ended September 30, 2021. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Ordinary Shares Subject to Possible Redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2022 and December 31, 2021, ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed consolidated balance sheets.
Under ASC
480-10-S99,
the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in
capital and accumulated deficit.
At September 30, 2022 and December 31, 2021, the ordinary shares reflected in the condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds	$138,000,000
Less:
Ordinary shares issuance costs	(8,119,261)
Plus:
Accretion of carrying value to redemption value	9,499,261

Ordinary shares subject to possible redemption as of December 31, 2021	139,380,000
Less:
Mandatorily redeemable ordinary shares	(41,824,292)
Plus:
Accretion of carrying value to redemption value	3,737,378

Ordinary shares subject to possible redemption as of September 30, 2022	$101,293,086

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. We account for the warrants issued in connection with our Initial Public Offering in accordance with the guidance contained in ASC 815 under which the public warrants meet the criteria for equity treatment and the private warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the private warrants as liabilities at their fair value and adjust the private warrants to fair value at each reporting period. This liability is subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the warrants was estimated using a Black-Scholes option pricing formula.
Income Taxes
The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2022 and December 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Net Income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable shares of ordinary shares is excluded from earnings per share as the redemption value approximates fair value. Mandatorily redeemable ordinary shares are excluded from the weighted average number of ordinary shares outstanding.
The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 13,740,000 ordinary shares in the aggregate. As of September 30, 2022 and 2021, the Company did not have any dilutive securities or

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
	Ordinary Shares
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$(131,387)	$(1,444,352)	$623,516	$(349,248)
Denominator:
Basic and diluted weighted average ordinary shares outstanding	13,176,395	17,250,000	15,862,288	16,675,824

Basic and diluted net income (loss) per ordinary share	$(0.01)	$(0.08)	$0.04	$(0.02)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of September 30, 2022 and December 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature, other than the derivative warrant liability and conversion option liability (Note 9).
Recent Accounting Standards
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
2020-06,
Debt — Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. Management is currently evaluating the new guidance but does not expect the adoption of this guidance to have a material impact on the Company’s condensed consolidated financial statements.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Management does not believe that any other recently issued, but not yet effective, accounting
standard if currently adopted would have a material effect on the accompanying condensed consolidated financial statements.
NOTE 3. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold to 13,800,000 Units which includes a full exercise by the underwriters of their over-allotment option in the amount of 1,800,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one ordinary share and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per whole share (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsors purchased an aggregate of 6,840,000 Private Placement Warrants at a price of $0.75 per Private Placement Warrant, for an aggregate purchase price of $5,130,000, in a private placement. Each Private Placement Warrant is exercisable to purchase one ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On July 16, 2020, the Company issued an aggregate of 3,593,750 ordinary shares to an affiliate of the Sponsors for an aggregate purchase price of $25,000. In August 2020, the affiliate transferred his Founder Shares to the Sponsors for the same price paid for such shares. On October 8. 2020, the Company effected a share capitalization of 0.2 shares for each share outstanding, on December 7, 2020, the Sponsors forfeited 1,437,500 ordinary shares, which were cancelled by the Company, and on January 6, 2021, the Company effected a share capitalization of 0.2 shares for each share outstanding, resulting in 3,450,000 ordinary shares issued and outstanding (the “Founder Shares”). All share and per-share
amounts have been retroactively restated to reflect the share transactions. The Founder Shares included an aggregate of up to 450,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted
basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option, no Founder Shares are currently subject to forfeiture.
The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until six months after the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Advances from Related Party
During 2020, an affiliate of the Sponsors advanced the Company an aggregate of $30,000 to fund expenses in connection with the Initial Public Offering. The advances were non-interest
bearing and payable upon demand. Such advances were repaid in connection with the closing of the Initial Public Offering. Accordingly, as of September 30, 2022 and December 31, 2021, there were no advances outstanding.
Promissory Note — Related Party
On July 16, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to an affiliate of the Sponsors, pursuant to which the Company may borrow up to an aggregate principal amount of $125,000. The Promissory Note is non-interest
bearing and payable on the earlier of (i) December 31, 2020 or (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $125,000 was repaid subsequent to the closing of the Initial Public Offering on January 14, 2021. Borrowings under the Promissory Note are no longer available to the Company.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $0.75 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
On December 20, 2021, the Company entered issued two convertible promissory notes to the Sponsors to evidence Working Capital Loans pursuant to which the Sponsors agreed to loan the Company up to an aggregate principal amount of $500,000 (the “Convertible Promissory Notes”). The Convertible Promissory Notes are
non-interest
bearing and payable upon Business Combination. If a Business Combination is not consummated, the Convertible Promissory Notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account. Up to $500,000 of the Convertible Promissory Notes may be converted into warrants at a price of $0.75 per warrant at the option of the Sponsors. The warrants would be identical to the Private Placement Warrants.
On January 10, 2022, the Company borrowed an additional $1,035,000, as discussed below. On January 27, 2022, Company entered into two additional Convertible Promissory Notes with the Sponsors pursuant to which the Sponsors agreed to loan the Company up to an aggregate principal amount of $500,000. As of September 30, 2022 and December 31, 2021, the principal balance of the Convertible Promissory Notes amounted to an aggregate of $2,035,000 and $500,000, respectively.
The Company assessed the provisions of the Convertible Promissory Notes under ASC
470-20.
The derivative component of the obligation is initially valued and classified as a derivative liability (see Note 9).
The debt discount is being amortized to interest expense as a non-cash
charge over the term of the Convertible Promissory Notes, which is assumed to mature in at Business Combination. During the three and nine months

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

ended September 30, 2022, the Company recorded $1,155 and $16,901 of interest expense related to the amortization of the debt discount. The remaining balance of the debt discount at September 30, 2022 and December 31, 2021 amounted to $0 and $16,901, respectively.
On April 11, 2022, the Company entered into two simple promissory notes with the Sponsors pursuant to which the Sponsors agreed to loan the Company up to an aggregate principal amount of $1,500,000 (the “Simple Promissory Notes”). The Simple Promissory Notes are
non-interest
bearing and payable upon Business Combination. If a Business Combination is not consummated, the Simple Promissory Notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account. On April 18, 2022, the Company entered into two additional Simple Promissory Notes with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of $500,000. As of September 30, 2022 and December 31, 2021, the principal balance of the Simple Promissory Notes amounted to an aggregate of $2,971,667 and $0, respectively.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination by an additional three months. In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $1,035,000 ($0.075 per Public Share in either case), on or prior to the date of the applicable deadline, for each three-month extension.,
On January 10, 2022, the Company extended the period of time to consummate a Business Combination to April 11, 2022. The Sponsors deposited $1,035,000 into the Trust Account made in the form of non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by the Convertible Promissory Notes or convert a portion or all of the total amount into warrants at a price of $0.75 per warrant, which warrants are identical to the Private Placement Warrants issued. If a Business Combination is not consummated, the Convertible Promissory Notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.
On April 11, 2022, the Company extended the period of time to consummate a Business Combination to July 11, 2022. The Sponsors deposited $1,035,000 into the Trust Account made in the form of non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by simple promissory notes. If a Business Combination is not consummated, the simple promissory notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.
On July 11, 2022, the Company extended the period of time to consummate a Business Combination to August 11, 2022. The Sponsors deposited $323,889 into the Trust Account made in the form of non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by simple promissory notes. If a Business Combination is not consummated, the simple promissory notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.
On August 10, 2022, the Company extended the period of time to consummate a Business Combination to September 11, 2022. The Sponsors deposited $323,889 into the Trust Account made in the form of

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by simple promissory notes. If a Business Combination is not consummated, the simple promissory notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.
On September 9, 2022, the Company extended the period of time to consummate a Business Combination to October 11, 2022. The Sponsors deposited $323,889 into the Trust Account made in the form of non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by simple promissory notes. If a Business Combination is not consummated, the simple promissory notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.
On October 10, 2022, the Company extended the period of time to consummate a Business Combination to November 11, 2022. The Sponsors deposited $323,889 into the Trust Account made in the form of non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by simple promissory notes. If a Business Combination is not consummated, the simple promissory notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Shareholder Rights
Pursuant to a registration rights agreement entered into on January 6, 2021, the holders of the Founder Shares, Private Placement Warrants and underlying ordinary shares and any securities issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale. The holders of these securities will be entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of (i) 3.5% of the gross proceeds of the initial 12,000,000 Units sold in the Initial Public Offering, or $4,200,000, and (ii) 5.5% of the gross proceeds from the Units sold pursuant to the over-allotment option, or $990,000. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Business Combination Merger Agreement
On March 17, 2022, the Company entered into an agreement and plan of merger (the “Merger Agreement”) by and among Scilex Holding Company (“Scilex”), a majority-owned subsidiary of Sorrento Therapeutics, Inc. (Nasdaq: SRNE) (“Sorrento”), VCKA, and Vantage Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of VCKA (“Merger Sub”). Parent and Merger Sub are sometimes referred to collectively as the “Parent Parties.” Pursuant to the Merger Agreement, VCKA will, prior to the closing of the Merger, migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended and the Cayman Islands Companies Law (the “Domestication”). Thereafter, a business combination between VCKA and Scilex will be effected through the merger of Merger Sub with and into Scilex with Scilex surviving the merger as a wholly owned subsidiary of VCKA (the “Merger”). Upon the closing of the Merger (the “Closing”), it is anticipated that VCKA will change its name to “Scilex Holding Company”. The board of directors of VCKA has (i) approved and declared advisable the Merger Agreement, the Additional Agreements (as defined in the Merger Agreement) and the transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related transactions by the shareholders of VCKA.
On September 12, 2022, Vickers, Merger Sub and Scilex entered into Amendment No. 1 to the Merger Agreement (the “Amendment”). The Amendment amends the Merger Agreement to, among other things, provide that: (i) the Plan of Domestication attached to the Merger Agreement shall constitute a plan of domestication for purposes of Section 388 of the DGCL and shall include the corporate acts identified therein and any act or transaction contemplated by the Merger Agreement; (ii) at the Effective Time, each Domesticated Parent Unit shall separate automatically into its component parts, comprised of one share of Domesticated Parent Common Share and one-half
of one Domesticated Parent Warrant (provided that no fractional Domesticated Parent Warrants shall be issued and any holder who would be entitled to receive a fractional Domesticated Parent Warrant will have such fraction rounded down to the nearest whole number of Domesticated Parent Warrants); (iii) immediately after Closing, New Scilex’s board of directors shall consist of seven directors, five of whom will be designated by Scilex (including one director who shall satisfy the independence requirements of the applicable Stock Exchange (which shall be Nasdaq, unless the parties otherwise agree to list on another national securities exchange, which may include the New York Stock Exchange, prior to the Closing)) and two of whom will be independent directors to be designated by Scilex and agreed to by Vickers prior to the Closing; (iv) at the Effective Time, by virtue of the Merger, each share of Series A Preferred Stock of Scilex issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, one Domesticated Parent Preferred Share and one-tenth
of one Domesticated Parent Common Share; (v) Vickers shall use its reasonable best efforts to ensure that Vickers remains listed as a public company, and that the Parent Ordinary Shares and public Parent Warrants remain listed on Nasdaq through the Closing and Scilex shall use its reasonable best efforts to prepare and file an initial listing application with the Stock Exchange in connection with the transactions contemplated by the Merger Agreement; (vi) each party shall use its reasonable best efforts to, among other things, obtain approval for the listing of the Domesticated Parent Common Shares and Domesticated Parent Warrants issued pursuant to the Merger Agreement on the Stock Exchange; (vii) following the consummation of the Domestication, and the filing of the Parent Certificate of Incorporation, but prior to the Effective Time, Vickers shall file with the Secretary of State of Delaware a certificate of designations, in the form attached to the Merger Agreement as a new Exhibit F, which provides for, among other things, the designations, powers, rights and preferences and qualifications, limitations and restrictions of certain preferred stock of Vickers; (viii) as a condition of Scilex to the Closing, that the shares of Domesticated Parent Common Shares and Domesticated Parent Warrants shall remain listed on Nasdaq through the Effective Time, the listing application for the listing of the Domesticated Parent Common Shares and Domesticated Parent Warrants following the Effective Time shall have been approved by the applicable Stock Exchange, and, as of the Closing Date, Vickers shall not have received any written notice from Nasdaq of

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

non-compliance
with Nasdaq’s applicable continued listing requirements for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied; and (ix) extend the Outside Date to November 11, 2022. The Amendment also sets forth the agreement of Vickers and Scilex to amend the Parent Certificate of Incorporation to increase the number of authorized shares of preferred stock set forth therein from 20,000,000 to 45,000,000 and, as a result, increase the total number of shares of all classes of stock that Vickers shall have authority to issue from 750,000,000 to 785,000,000 and, in connection with the Domestication, to name the initial incorporator and initial board of directors of Vickers for the period between the Domestication and the Effective Time.
The Merger is expected to be consummated by the fourth quarter of 2022, following the receipt of the required approval by the shareholders of VCKA and Scilex and the satisfaction of certain other customary closing conditions.
Merger Consideration
The total consideration to be paid to the holders of Scilex common stock at Closing (the “Merger Consideration”) by VCKA twill be an amount equal to the quotient of (a) the sum of (i) $1,500,000,000 minus (ii) the aggregate amount of Scilex long term debt excluding intercompany debt owed to Sorrento existing as of immediately prior to the date of the closing of the transaction (the “Closing Date”); divided by (b) $10.00, and will be payable in shares of common stock, par value $0.0001 per shares, of VCKA upon its domestication in Delaware (“VCKA Common Stock”). The number of shares of VCKA Common Stock to be paid as Merger Consideration will be determined in accordance with the terms of the Business Combination Agreement. In addition, each outstanding share of Scilex Preferred Stock as of immediately prior to the Effective Time of the Business Combination will be cancelled in exchange for the right to receive (a) one share of Series A Preferred Stock of Vickers (following the Domestication), par value $0.0001 per share (the “New Scilex Series A Preferred Stock”), and
(b) one-tenth
of one share of New Scilex Common Stock, and (iii) each option to purchase Scilex Common Stock that is outstanding as of immediately prior to the Effective Time will be exchanged for a number of options exercisable for newly issued shares of New Scilex Common Stock based upon the Exchange Ratio. The total consideration to be received by holders of Scilex Common Stock and Scilex options at the Closing will be newly issued shares of New Scilex Common Stock with an aggregate value equal to $1.5 billion, subject to adjustments for certain debt obligations of Scilex (the “Merger Consideration”). The maximum number of shares of New Scilex Series A Preferred Stock and New Scilex Common Stock to be issued to the holders of Scilex Preferred Stock at the Closing shall not exceed 31,000,000 and 3,100,000, respectively, such newly issued shares being collectively referred to herein as the “Preferred Consideration”. It is anticipated that upon completion of the Business Combination, if none of the 9,726,395 VCKA Ordinary Shares are redeemed, VCKA’s public shareholders would retain an ownership interest of approximately 5.6% in New Scilex, the Sponsors, officers, directors and other holders of founder shares will retain an ownership interest of approximately 2.2% of New Scilex, and the Scilex stockholders will own approximately (i) 77.2% of New Scilex in the form of New Scilex Common Stock and (ii) 15.0% of New Scilex in the form of New Scilex Series A Preferred Stock.
As of the Effective Time, each Scilex stock option that is then outstanding shall be converted into the right to receive an option relating to VCKA Common Stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time; provided that the exercise price per share for each such Scilex stock option shall be equal to the exercise price per share of such Scilex stock option in effect immediately prior to the Effective Time, divided by the Exchange Ratio.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Representations and Warranties
The Merger Agreement contains customary representations and warranties of Scilex with respect to, among other things: (i) corporate existence and power; (ii) authorization to enter into the Merger Agreement and related transactions; (iii) governmental authorization;
(iv) non-contravention;
(v) capital structure; (vi) organizational documents; (vii) assumed names; (viii) subsidiaries; (ix) financial statements; (x) absence of certain changes; (xi) properties and title to assets; (xii) litigation; (xiii) contracts; (xiv) licenses and permits; (xv) compliance with laws; (xvi) intellectual property; (xvii) customers and suppliers; (xviii) employees and employee benefits; (xix) employment matters; (xx) withholding; (xxi) real property; (xxii) tax matters; (xxiii) environmental laws; (xiv) finders’ fees; (xv) directors and officers; (xvi) certain business practices; (xvii) international trade matters and anti-bribery compliance; (xviii) that Scilex is not an investment company; (xvix) compliance with health care laws and certain contracts; (xxx) insurance; (xxxi) related party transactions; (xxxii) privacy and data security and (xxxiii) exclusivity of representations and warranties.
The Merger Agreement contains customary representations and warranties of the Parent Parties with respect to, among other things: (i) corporate existence and power; (ii) authorization to enter into the Merger Agreement and related transactions; (iii) governmental authorization;
(iv) non-contravention;
(v) finders’ fees; (vi) issuance of shares; (vii) capitalization; (viii) information supplied; (ix) amount in the trust account; (x) listing of VCKA securities; (xi) that VCKA is a reporting company; (xii) no market manipulation; (xiii) board approval; (xiv) SEC documents and financial statements; (xv) absence of changes; (xvi) litigation; (xvii) compliance with laws; (xviii) money laundering laws; (xix) OFAC; (xx) that VCKA is not an investment company; (xxi) tax matters; (xxii) contracts; (xxiii) investigation; and (xiv) exclusivity of representations and warranties.
All representations and warranties by all parties shall terminate upon the Effective Time, and no representations, warranties, covenants, obligations or other agreements contained in the Merger Agreement shall survive the Effective Time.
Covenants
The Merger Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Merger and efforts to satisfy conditions to consummation of the Merger. The Merger Agreement also contains additional covenants of the parties, including, among others, access to information, cooperation in the preparation of the Registration Statement on Form
S-4
(the “Registration Statement”) and Proxy Statement (as each such term is defined in the Merger Agreement) required to be filed in connection with the Merger and to obtain all requisite approvals of each party’s respective stockholders. VCKA has also agreed to include in the Proxy Statement the recommendation of its board that its stockholders approve all of the proposals to be presented at the special meeting.
Conduct between Signing and Closing
Each of VCKA, Merger Sub and Scilex has agreed that from the date of the Merger Agreement until the Closing Date or, if earlier, the valid termination of the Merger Agreement in accordance with its terms, it will not initiate, encourage or engage in any negotiations with any party relating to an Alternative Transaction (as defined in the Merger Agreement), take any action intended to facilitate an Alternative Transaction or approve, recommend or enter into any agreement relating to an Alternative Transaction.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Conditions to Closing
The consummation of the Merger is conditioned upon, among other things, (i) the absence of any applicable law or order that makes the transactions contemplated by the Merger Agreement illegal or otherwise prohibits consummation of such transactions; (ii) the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”); (iii) approval by VCKA’s shareholders of the Merger and related transactions; (iv) approval by Scilex’s stockholders of the Merger and related transactions; and (v) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and with any other governmental authority shall have been completed and cleared.
Solely with respect to the Parent Parties, the consummation of the Merger is conditioned upon, among other things: (i) Scilex having duly performed or complied with all of its obligations under the Merger Agreement in all material respects; (ii) the representations and warranties of Scilex being true and correct in all respects unless failure to be true and correct would not have or reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement) on Scilex’s ability to consummate the Merger and related transactions; (iii) no event having occurred that would result in a Company Material Adverse Effect; (iv) Scilex providing VCKA a certificate from the chief executive officer and chief financial officer of Scilex as to the accuracy of the foregoing conditions; (v) Scilex providing VCKA a certificate from the secretary which has attached true and complete copies of (a) Scilex’s organizational documents, (b) Scilex’s board resolutions approving the Merger Agreement and the transactions contemplated thereby, (c) Scilex’s stockholder written consent approving the Merger Agreement and the transactions contemplated thereby and (d) certified certificate of good standing; (vi) Scilex shall have executed and delivered to VCKA each Additional Agreement to which it is a party; (vi) Sorrento shall have executed the Registration Rights Agreement (as defined below).
Solely with respect to Scilex, the consummation of the Merger is conditioned upon, among other things: (i) the Parent Parties having duly performed or complied with all of their obligations under the Merger Agreement in all material respects; (ii) the representations and warranties of the Parent Parties being true and correct in all respects unless failure to be true and correct would not have or reasonably be expected to have a Parent Material Adverse Effect (as defined in the Merger Agreement) on the ability of VCKA or Merger Sub to consummate the Merger and related transactions; (iii) no event having occurred that would result in a Parent Material Adverse Effect; (iv) each of the Parent Parties providing Scilex a certificate from an authorized officer as to the accuracy of the foregoing conditions; (v) VCKA having been in material compliance with reporting requirements under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (vi) each of VCKA the Parent Parties shall have executed and delivered to Scilex each Additional Agreement to which it is a party; (vii) the directors designated by Scilex shall have been appointed to the board of directors of VCKA in accordance with the terms of the Merger Agreement, effective as of the Closing Date; (viii) VCKA shall remain listed on Nasdaq and the additional listing application for the VCKA Common Stock issued in connection with the Merger shall have been approved by Nasdaq, and VCKA not having received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied; (ix) after giving effect to the Merger, VCKA shall have at least $5,000,001 in net tangible assets (as determined in accordance with
Rule 3a51-1(g)(1) of
the Exchange Act); (x) the Domestication shall have been completed as provided in the Merger Agreement and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to the Company; and (xi) the Investment Management Trust Agreement (as defined in the Merger Agreement) shall have been amended solely to the extent necessary to enable the intended effects of the Amended Underwriting Agreement (as defined in the Merger Agreement) without breach of, or other conflict with, the Investment Management Trust Agreement as so amended.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Scilex, Scilex Pharmaceuticals, Inc. and Sorrento entered into a Contribution and Satisfaction of Indebtedness Agreement dated September 12, 2022 (the “Debt Exchange Agreement”), in order to facilitate the satisfaction of the closing condition under the Merger Agreement that requires Vickers to have at least $5,000,001 in net tangible assets (as determined in accordance with Rule
3a51-1(g)(1)
of the United States Securities and Exchange Act of 1934) (the “Net Tangible Assets Condition”).
Termination
The Merger Agreement may be terminated as follows:

i.	By the mutual consent of VCKA and Scilex;

ii.
by VCKA, if any of the representations or warranties of Scilex set forth in the Merger Agreement shall not be true and correct, or if Scilex has failed to perform any covenant or agreement set forth in the Merger Agreement (including an obligation to consummate the Merger), in each case such that the conditions to closing would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by VCKA) by the earlier of (i) the Outside Date (as defined below) or (ii) 30 days after written notice thereof is delivered to Scilex; provided, however that VCKA is not then in material breach of any representation, warranty, covenant, or obligation in the Merger Agreement, which breach has not been cured;

iii.
by Scilex, if any of the representations or warranties of VCKA or Merger Sub set forth in the Merger Agreement shall not be true and correct, or if VCKA or Merger Sub has failed to perform any covenant or agreement set forth in the Merger Agreement (including an obligation to consummate the Merger), in each case such that the conditions to closing would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Scilex) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to VCKA; provided, however that Scilex is not then in material breach of any representation, warranty, covenant, or obligation in the Merger Agreement, which breach has not been cured;

iv.	by either VCKA or Scilex

a.
on or after November 11, 2022 (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided that if an Extension Amendment (as defined in the Merger Agreement) shall be in effect, the Outside Date shall be the Extension Date (as defined in the Merger Agreement); provided, however, that the right to terminate this Agreement under Section 9.1(d)(i) of the Merger Agreement shall not be available to a party if the failure of the Merger to have been consummated before the Outside Date (or the Extension Date if applicable) was due to such party’s breach of or failure to perform any of its covenants or agreements set forth in the Merger Agreement; or

b.
if any applicable law or order that makes the transactions contemplated by the Merger Agreement illegal or otherwise prohibits consummation of such transactions shall have become final and non-appealable;

v.
by Scilex if VCKA has not received approval from its stockholders of the Merger and related transactions at the Parent Special Meeting (as defined in the Merger Agreement), unless such meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof;

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

vi.
by VCKA if the Scilex stockholder written consent approving the Merger and related transactions shall not have been obtained within five business days following the Registration Statement being declared effective by the Securities and Exchange Commission (the “SEC”), provided that upon Scilex receiving such stockholder approval, prior to the termination by VCKA of the Merger Agreement, VCKA will no longer have this right to so terminate; or

vii.
by VCKA, in the event that Scilex’s audited financial statements for 2020 and 2021 have not been delivered to the Parent Parties on or before March 31, 2022 and remain undelivered prior to the termination of the Merger Agreement

Sponsor Support Agreement
Concurrently with the execution of the Merger Agreement, VCKA, Scilex and certain stockholders of VCKA entered into a certain Sponsor Support Agreement dated March 17, 2022 (the “Sponsor Support Agreement”) pursuant to which those certain VCKA shareholders who are parties thereto agreed to vote all shares of VCKA Ordinary Shares beneficially owned by them, including any additional shares of VCKA they acquire ownership of or the power to vote, in favor of the Merger and related transactions.
On September 12, 2022, Vickers and Scilex entered into Amendment No. 1 to the Original Support Agreement with the Vickers Shareholders (the “Support Agreement Amendment”). The Support Agreement Amendment amends the Original Support Agreement to, among other things, provide that if, as of immediately prior to the Closing, the holders of more than seventy-five percent (75%) of the aggregate amount of Parent Ordinary Shares issued and outstanding as of March 17, 2022 shall have exercised redemption rights in conjunction with the shareholder vote on the Extension Amendment or the Parent Shareholder Approval Matters, then automatically and without any further action by any other Person, such Vickers Shareholder shall forfeit a number of Parent Warrants equal to forty percent (40%) of all Parent Warrants held by such Vickers Shareholder immediately prior to Closing, and all such Parent Warrants shall be cancelled and forfeited for no consideration, and shall cease to exist.
Company Stockholder Support Agreement
Concurrently with the execution of the Merger Agreement, VCKA, Scilex and Sorrento entered into a certain Company Stockholder Support Agreement dated March 17, 2022 (the “Company Stockholder Support Agreements”), pursuant to which Sorrento agreed to vote all Scilex Common Stock beneficially owned by it, including any additional shares of Scilex it acquires ownership of or the power to vote, in favor of the Merger and related transactions.
On September 12, 2022, Vickers entered into a Stockholder Agreement with Sorrento (the “Stockholder Agreement”). Pursuant to the Stockholder Agreement, from and after the Effective Time, and for so long as Sorrento beneficially owns any shares of Vickers Series A Preferred Stock, par value $0.0001 per share (“New Scilex Series A Preferred Stock”), among other things, (i) Sorrento shall have the right, but not the obligation, to designate each director to be nominated, elected or appointed to the Board of Directors of New Scilex (each, a “Stockholder Designee” and collectively, the “Stockholder Designees”), regardless of (i) whether such Stockholder Designee is to be elected to the Board of Directors of New Scilex (“New Scilex Board”) at a meeting of stockholders called for the purpose of electing directors (or by consent in lieu of meeting) or appointed by the New Scilex Board in order to fill any vacancy created by the departure of any director or increase in the authorized number of members of the New Scilex Board, or (ii) the size of the New Scilex Board and New Scilex will be required to take all actions reasonably necessary, and not otherwise prohibited by applicable law, to cause

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

each Stockholder Designee to be so nominated, elected or appointed to the New Scilex Board as more fully described in the Stockholder Agreement. Sorrento shall also have the right to designate a replacement director for any Stockholder Designee that has been removed from the New Scilex Board and the right to appoint a representative of Sorrento to attend all meetings of the committees of the New Scilex Board. The Stockholder Agreement also provides that New Scilex will be prohibited from taking certain actions without the consent of Sorrento. Such actions include, among other things, amendments to the certificate of designations designating the New Scilex Series A Preferred Stock, increases or decreases in the size of the New Scilex Board, the incurrence of certain amounts of indebtedness and the payment of dividends on New Scilex Common Stock.
Underwriting Agreement Amendment
On March 17, 2022, VCKA and Maxim Group, LLC, the representative of the underwriters for the VCKA initial public offering (“Maxim”) entered into an amendment (the “UWA Amendment”) of the underwriting agreement between VCKA and Maxim dated January 6, 2021. The UWA Amendment provides for a potential deferral of the Deferred Underwriting Commission (as defined in the UWA Amendment) as follows:
If in connection with the consummation of a business combination, after redemptions of Ordinary Shares by VCKA’s shareholders, the balance in the trust account is $25,000,000 or less, then the Deferred Underwriting Commission will be payable as follows:

(A)	50% of the Deferred Underwriting Commission will be payable to Maxim directly from the trust account; and

(B)
the remaining 50% of the Deferred Underwriting Commission will be payable to Maxim in the form of a Promissory Note on or before the one-year
anniversary of the effective date of a Business Combination.

Maxim has also agreed to enter into any such amendment to the Investment Management Trust Agreement (as defined in the Merger Agreement) as may be required to effectuate the intent of the UWA Amendment.
Agreements to be Executed at Closing
The Merger Agreement contemplates that, at or prior to the Closing, VCKA and Sorrento will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), whereby, subject to certain customary exceptions, the parties will agree, among other things, not to transfer any shares of VCKA Common Stock or any security convertible into or exercisable or exchanged for VCKA Common Stock beneficially owned or owned of record by such holder until the date that is the earlier of (i) one hundred eighty (180) days from the date of the Registration Rights Agreement or (ii) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of VCKA Common Stock for cash, securities or other property. The Registration Rights Agreement will govern the registration of certain shares of VCKA Common Stock for resale and be effective as of the Closing.
NOTE 7. SHAREHOLDERS’ DEFICIT
Preference Shares
 —
 The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2022 and December 31, 2021, there were no preference shares issued or outstanding.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Ordinary Shares
 — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. At September 30, 2022, there were 3,450,000 shares of ordinary shares issued and outstanding, excluding 9,726,395 ordinary shares subject to possible redemption which are presented as temporary equity. At December 31, 2021, there were 3,450,000 shares of ordinary shares issued and outstanding, excluding 13,800,000 ordinary shares subject to possible redemption which are presented as temporary equity.
NOTE 8. WARRANTS
As of September 30, 2022 and December 31, 2021, there were 6,900,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the ordinary shares issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $ 0.01 per warrant;

•	at any time while the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the Company’s ordinary shares equals or exceeds $
18.00
per share (subject to adjustment) for any
20
trading days within a
30
-trading
day period commencing after the warrants become exercisable and ending on the third trading business day prior to the notice of redemption to the warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire
30
-day
trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

shares at a price below its exercise price. The Company has agreed to use its best efforts to have declared effective a prospectus relating to the ordinary shares issuable upon exercise of the warrants and keep such prospectus current until the expiration of the warrants. However, if the Company does not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and the Company will not be required to net cash settle or cash settle the warrant exercise. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $
9.20
per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or its affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than
60
% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its ordinary shares during the
20
trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $
9.20
per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to
115
% of the higher of the Market Value and the Newly Issued Price, the $
18.00
per share redemption trigger price will be adjusted (to the nearest cent) to be equal to
180
% of the higher of the Market Value and the Newly Issued Price.
At September 30, 2022 and December 31, 2021, there were 6,840,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will be exercisable for cash (even if a registration statement covering the issuance of the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option and will not be redeemable by the Company, in each case so long as they are held by the initial purchasers or their affiliates.
NOTE 9. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
At September 30, 2022 and December 31, 2021, assets held in the Trust Account were comprised of $101,293,086 and $139,410,739, respectively, in money market funds which are invested primarily in U.S. Treasury Securities. Through September 30, 2022, the Company did not withdraw any interest earned on the Trust Account.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2022	December 31, 2021
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$101,293,086	$139,410,739
Liabilities:
Warrant Liability – Private Placement Warrants	3	$1,162,800	$3,351,600
Conversion Option Liability (see Note 5)	3	$—	$6,892
The Private Placement Warrants were accounted for as liabilities in accordance with ASC
815-40
and are presented within warrant liabilities on our accompanying September 30, 2022 unaudited condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the unaudited condensed consolidated statements of operations.
Warrant Liability Measurement
The Company established the initial fair value for the private warrants on January 11, 2021, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation and subsequently implemented the Black-Scholes Option Pricing Model that was modified to capture the redemption features of the public warrants. The underlying assumptions in the Black-Scholes option pricing model include the underlying share price, risk-free interest rate, estimated volatility and the expected term. The primary unobservable inputs utilized in determining the fair value of the private warrants are the expected volatility of the Company’s ordinary shares and the Company’s ordinary share price. The expected volatility of the ordinary shares was determined based on implied volatilities of public warrants issued by selected guideline companies and was estimated to be 10% before the expected business combination and 20% after the expected business combination. The ordinary share price was determined based on an iterative procedure that matched the estimated value of the ordinary shares and fractional warrant price to equate to the observed price of the outstanding units. The risk-free interest rate is based on the U.S. Treasury yield curve in effect on the date of valuation equal to the remaining expected life of the private warrants. The dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the warrants. The expected life of the warrants is assumed to be

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

equivalent to their remaining contractual term. Inputs are
re-evaluated
each quarterly reporting period to estimate the fair market value of the private placement warrants as of the reporting period.
There were no transfers between Levels 1, 2 or 3 during the three and nine months ended September 30, 2022 and 2021.
The following table provides quantitative information regarding Level 3 fair value measurements:

	As of September 30, 2022	As of December 31, 2021
Stock price	$10.33	$10.04
Strike price	$11.50	$11.50
Term (in years)	5.00	5.28
Volatility	0.0%	8.3%
Risk-free rate	4.03%	1.28%
Dividend yield	0.0%	0.0%
Fair value of warrants	$0.17	$0.49
The following table presents the changes in the fair value of warrant liabilities:

Private Placement
Fair value as of January 1, 2021	$—
Initial measurement on January 11, 2021	7,729,200
Change in valuation inputs or other assumptions	(4,104,000)

Fair value of as of March 31, 2021	3,625,200
Change in valuation inputs or other assumptions	68,400

Fair value of as of June 30, 2021	3,693,600
Change in valuation inputs or other assumptions	1,162,800

Fair value of as of September 30, 2021	4,856,400
Change in valuation inputs or other assumptions	(1,504,800)

Fair value of as of December 31, 2021	3,351,600
Change in valuation inputs or other assumptions	410,400

Fair value as of March 31, 2022	3,762,000
Change in valuation inputs or other assumptions	(2,530,800)

Fair value as of June 30, 2022	1,231,200
Change in valuation inputs or other assumptions	(68,400)

Fair value as of September 30, 2022	$1,162,800

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Conversion Option Liability Measurement
The Company assessed the provisions of the Convertible Promissory Notes under ASC
470-20.
The derivative component of the obligation is initially valued and classified as a derivative liability. The conversion option was valued using the compound option pricing model, which is considered to be a Level 3 fair value measurement (See Note 6).

	As of September 30, 2022	As of December 31, 2021
Underlying warrant value	$0.0000	$0.0103
Exercise price	$0.75	$0.75
Holding period	0.50	0.28
Risk-free rate	4.03%	1.28%
Volatility	5.3%	8.3%
Dividend yield	0.0%	0.0%
The following table presents the change in the fair value of conversion option liability:

Conversion Option Liability
Fair value as of January 1, 2021	$—
Initial measurement on December 20, 2021	18,727
Change in valuation inputs or other assumptions	(11,835)

Fair value of as of December 31, 2021	6,892
Initial measurement on January 10, 2022	—
Initial measurement on January 27, 2022	—
Change in valuation inputs or other assumptions	69,896

Fair value as of March 31, 2022	76,788
Change in valuation inputs or other assumptions	(76,788)

Fair value as of June 30, 2022 and September 30, 2022	$—

NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described below and elsewhere in these unaudited condensed consolidated financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.
On October 10, 2022, the Company extended the period of time to consummate a Business Combination to November 11, 2022. The Sponsors deposited $323,889 into the Trust Account made in the form of non-interest-bearing
loans. If the Company completes an initial business combination, the Company will, at the option of the Sponsors, repay the amounts evidenced by simple promissory notes. If a Business Combination is not consummated, the simple promissory notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.

VICKERS VANTAGE CORP. I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

On October 17, 2022, the Company and its Sponsors entered into a Debt Contribution Agreement (the “Debt Contribution Agreement”). The Debt Contribution Agreement relates to certain amounts owed by the Company to the Sponsors for payment of certain outstanding loans (the “Company Obligations”) as set forth in the Debt Contribution Agreement. Pursuant to the Debt Contribution Agreement, the Sponsors have agreed to contribute the Company Obligations to the Company in exchange for the issuance of that number of shares of shares of common stock, par value $0.0001 per share, of the Company, determined by dividing the Company Obligations by $10.00 (the “Contribution Shares”) to the Sponsors immediately prior to the consummation of the Business Combination but after the Domestication (as defined in the Merger Agreement). Upon the occurrence of the debt contribution and issuance of the Contribution Shares to the Sponsors pursuant to the Debt Contribution Agreement, the Company Obligation owed to the Sponsors shall be extinguished in its entirety and shall be of no further force or effect and shall be deemed satisfied in full.
In connection with the Debt Exchange Agreement, on October 17, 2022, Sorrento and Scilex entered into a letter agreement (the “Funding Commitment Letter”) pursuant to which, upon the written request of the Company (which request the Company shall make to the extent necessary to satisfy Net Tangible Asset Condition), Sorrento shall fund one or more loans to the Company in the amount set forth in such written request.
On October 17, 2022, as consideration for Sorrento agreeing to provide for funding under the Funding Commitment Letter, Vickers, the Sponsors, Sorrento and Maxim Group LLC, entered into the Warrant Transfer Agreement (the “Warrant Transfer Agreement”) for the transfer of certain private placement warrants held by the Sponsors to Sorrento in the event redemptions exceed certain thresholds specified in the Warrant Transfer Agreement.
On October 17, 2022, the Company entered into a Letter Agreement with Sorrento and the Sponsors (the “Letter Agreement”) to provide that certain shares held by the Sponsors will be released from the lock-up
restrictions only in an amount necessary to help satisfy the minimum public float requirement under the Listing Standards of the Nasdaq Stock Market LLC, which amount shall not exceed 1,500,000 shares.
On October 28, 2022, the proxy statement/prospectus was declared effective and the Company commenced with mailing the proxy materials to the Company’s shareholders ahead of the extraordinary general meeting of the Company’s shareholders on November 9, 2022.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Scilex Holding Company
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Scilex Holding Company (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2020.
San Diego, California
May 13, 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of
Scilex Holding Company
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of operations, stockholders’ equity, and cash flows of Scilex Holding Company and subsidiaries (the “Company”) for the year ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the results of the Company’s operations and cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered negative working capital, recurring losses from operations, recurring negative cash flows from operations and cumulative net losses that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.
Other Matter
As discussed in Note 1 to the financial statements, the accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company of Sorrento Therapeutics, Inc. Portions of certain income and expenses represent allocations made from home-office items applicable to the Company as a whole.
/s/ Deloitte & Touche LLP
San Diego, California
April 23, 2020
We began serving as the Company’s auditor in 2018. In 2020 we became the predecessor auditor.

SCILEX HOLDING COMPANY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2021 AND 2020
(in thousands, except for par value and share amounts)
Consolidated Balance Sheets as of December 31, 2021 and 2020

	December 31,
	2021	2020
ASSETS
Current assets :
Cash and cash equivalents	$4,338	$4,839
Accounts receivable, net	14,268	13,126
Inventory	2,562	1,145
Prepaid expenses and other	1,835	3,314

Total current assets:	23,003	22,424
Property and equipment, net	805	846
Operating lease right-of-use asset	1,303	1,675
Intangibles, net	38,802	42,540
Goodwill	13,481	13,481
Long-term deposit	538	538

Total assets	$77,932	$81,504

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,284	$8,120
Accrued payroll	3,733	3,754
Accrued expenses	10,621	10,622
Current portion of debt	37,950	15,888
Related party payable	92,724	26,664
Related party note payable	19,608	13,008
Current portion of operating lease liabilities	500	424

Total current liabilities:	169,420	78,480
Long-term debt, net of discount	72,037	92,255
Related party note payable	23,503	15,403
Derivative liabilities	35,700	35,400
Operating lease liabilities	1,148	1,649

Total liabilities	$301,808	$223,187
Commitments and contingencies (See Note 11)
Stockholders’ Deficit:
Preferred stock, $ 0.0001 par value, 20,000,000 shares authorized; no shares issued or outstanding at December 31, 2021 and 2020	—	—
Common stock, $ 0.0001 par value, 350,000,000 shares authorized; 197,266,338 shares issued and outstanding at December 31, 2021 and 2020	20	20
Additional paid-in capital	128,654	122,423
Accumulated deficit	(352,550)	(264,126)

Total stockholders’ deficit	(223,876)	(141,683)

Total liabilities and stockholders’ deficit	$77,932	$81,504

See accompanying notes to consolidated financial statements

SCILEX HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019
(in thousands, except for net loss per share amounts)
Consolidated Statements of Operations for the Years Ended December 31, 2021, 2020 and 2019

	Year Ended December 31,
	2021	2020	2019
Net revenue	$31,317	$23,560	$21,033
Operating costs and expenses:
Cost of revenue	3,634	2,149	5,802
Research and development	9,201	9,961	10,216
Acquired in-process research and development	—	—	75,301
Selling, general and administrative	50,582	42,970	64,696
Intangible amortization	3,738	3,738	3,713

Total operating costs and expenses	67,155	58,818	159,728

Loss from operations	(35,838)	(35,258)	(138,695)
Other expense :
Loss (gain) on derivative liability	300	(800)	23,300
Loss on debt extinguishment, net	12,463	—	—
Scilex Pharma Notes principal increase	28,000	—	—
Interest expense	11,764	13,116	16,889
Interest income	—	—	(460)
Loss (gain) on foreign currency exchange	54	(2)	168

Total other expense	52,581	12,314	39,897

Loss before income taxes	(88,419)	(47,572)	(178,592)
Income tax expense (benefit)	5	(53)	2

Net loss	$(88.424)	$(47,519)	$(178,594)

Net loss per share — basic and diluted	$(0.45)	$(0.24)	$(0.95)
Weighted average number of shares during the period — basic and diluted	197,266	197,315	187,524
See accompanying notes
to
consolidated financial statements

SCILEX HOLDING COMPANY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019
(in thousands)
Consolidated Statements of Operations for the Years Ended December 31, 2021, 2020 and 2019

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2018	150,270	$15	$73,462	$(38,013)	$35,464
Shares issued related to Semnur Acquisition	47,040	5	54,586	—	54,591
Distribution to Sorrento	—	—	(5,800)	—	(5,800)
Stock-based compensation	—	—	4,330	—	4,330
Net loss	—		—	(178,594)	(178,594)

Balance, December 31, 2019	197,310	$20	$126,578	$(216,607)	$(90,009)
Stock options excercised	56	—	50	—	50
Stock-based compensation	—	—	5,395	—	5,395
Distribution to Sorrento	—	—	(9,600)	—	(9,600)
Cancellation of shares held in escrow related to Semnur Acquisition	(100)	—	—	—	—
Net loss	—	—	—	(47,519)	(47,519)

Balance, December 31, 2020	197,266	$20	$122,423	$(264,126)	$(141,683)
Stock based compensation	—	—	5,822	—	5,822
Adjustment to shares issued in Semnur Acquisition	—	—	409	—	409
Net loss	—	—	—	(88,424)	(88,424)

Balance, December 31, 2021	197,266	$20	$128,654	$(352,550)	$(223,876)

See accompanying notes to consolidated financial statements

SCILEX HOLDING COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019
(in thousands)
Consolidated Statements of Operations for the Years Ended December 31, 2021, 2020 and 2019

	Year Ended December 31,
	2021	2020	2019
Operating activities
Net loss	$(88,424)	$(47,519)	$(178,594)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	3,779	3,777	3,750
Amortization of debt issuance costs and debt discount	7,909	10,664	15,033
Scilex Pharma Notes principal increase	28,000	—	—
Payment on the Scilex Pharma Notes attributed to accreted interest related to the debt discount	(12,487)	(10,866)	—
Loss on debt extinguishment, net	12,463	—	—
Non-cash operating lease cost	372	825	528
Stock-based compensation	5,822	5,395	4,330
Loss (gain) on derivative liability	300	(800)	23,300
Semnur-related IPR&D	—	—	75,301
Changes in operating assets and liabilities:
Trade receivables, net	(1,142)	(598)	(12,356)
Inventory	(1,417)	2,379	(1,116)
Prepaid expenses and other	1,479	(1,035)	(1,307)
Long-term deposits	—	2,580	(88)
Accounts payable	(3,836)	(4,062)	4,271
Accrued payroll	(21)	1,247	1,131
Accrued expenses	409	2,051	3,689
Other liabilities	(80)	(604)	(147)
Related party payable	18,210	5,105	1,854

Net cash used for operating activities	(28,664)	(31,461)	(60,421)
Investing activities
Purchases of property and equipment	—	(25)	(584)
Acquisition of Semnur, net of cash acquired	—	—	(17,040)

Net cash used for investing activities	—	(25)	(17,624)
Financing activities
Repayment of principal on the Scilex Pharma Notes	(33,387)	(58,927)	(2,334)
Repayment on other loans	(48,832)	—	—
Proceeds from other loans	47,832	11,007	—
Proceeds from stock options exercised	—	50	—
Proceeds from related party payable	47,850	18,400	—
Proceeds from related party note payable	14,700	10,300	21,628
Repayment of related party note payable	—	—	(3,518)
Net cash provided by (used for) financing activities	28,163	(19,170)	15,776
Net change in cash, cash equivalents and restricted cash	(501)	(50,656)	(62,269)
Cash, cash equivalents and restricted cash at beginning of year	4,839	55,495	117,764

Cash, cash equivalents and restricted cash at end of year	$4,338	$4,839	$55,495
Supplemental disclosures:
Supplemental disclosures of non-cash investing and financing activities
Non-cash consideration in Semnur acquisition	409	—	54,591
Semnur acquisition costs incurred but not paid in accounts payable	—	—	601
Other loan forgiveness	1,536	—	—
Non-cash distribution to Sorrento	—	9,600	5,800

Scilex Pharma Notes principal increase	28,000	—	—
Reconciliation of cash, cash equivalents and restricted cash within the Company’s balance sheet
Cash and cash equivalents	4,338	4,839	10,295
Restricted cash	—	—	45,200

Cash, cash equivalents and restricted cash	$4,338	$4,839	$55,495

See accompanying notes to consolidated financial statements

SCILEX HOLDING COMPANY
Notes to Consolidated Financial Statements

1.	Nature of Operations and Basis of Presentation
Organization and Principal Activities
Scilex Holding Company (“Scilex Holding” and together with its wholly owned subsidiaries, the
“Company”) was incorporated in
Delaware in February 2019 and is a majority-owned subsidiary of Sorrento Therapeutics, Inc. (“Sorrento”). The Company is a commercial-stage, non-opioid
pain management company focused on the development and commercialization of topical and injectable therapies. The Company launched its first commercial product in October 2018, ZTlido (lidocaine topical system) 1.8% (“ZTlido”), a prescription lidocaine topical system that is designed with novel technology to address the limitations of current prescription lidocaine therapies by providing significantly improved adhesion and continuous pain relief throughout the
12-hour
administration period. The Company is currently developing two product candidates,
SP-102
(10 mg, dexamethasone sodium phosphate viscous gel), a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica
(“SP-102”),
and
SP-103
(lidocaine topical system) 5.4%
(“SP-103”),
for the treatment of acute low back pain.
On March
 18, 2019, the Company entered into a Contribution and Loan Agreement with Sorrento and the holders of the outstanding shares of capital stock of Scilex Pharmaceuticals Inc. (“Scilex Pharma”) pursuant to which the Company acquired 100% of the outstanding shares of capital stock of Scilex Pharma in exchange for shares of the Company’s common stock (the “Contribution”), which was accounted for as a reorganization of entities under common control. Pursuant to the Contribution and Loan Agreement, Sorrento provided the Company with a loan with an initial principal amount of $16.5 million in the form of a note payable, which was used by the Company to fund the acquisition of Semnur Pharmaceuticals, Inc. (“Semnur”). Concurrently therewith, the Company entered into an Agreement and Plan of Merger with Semnur, Sigma Merger Sub, Inc., the Company’s prior wholly owned subsidiary (“Merger Sub”), Fortis Advisors LLC, solely as representative of the holders of Semnur equity (the “Semnur Equityholders’ Representative”), and Sorrento, for limited purposes (the “Merger Agreement”), which was accounted for as an asset acquisition. Pursuant to the Merger Agreement, Merger Sub merged with and into Semnur (the “Merger”), with Semnur surviving as the Company’s wholly owned subsidiary. As a result of the Contribution and the Merger, Scilex Pharma and Semnur became wholly owned subsidiaries of the Company. Upon completion of the Contribution and the Merger, the historical consolidated financial statements of Scilex Pharma became the historical consolidated financial statements of Scilex Holding.
Since inception, the Company had devoted substantially all of its efforts to the product development of
SP
-102
and
SP-103
and the commercialization of ZTlido.
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.
The accompanying consolidated financial statements include the accounts of the Company’s subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

2.	Liquidity and Going C oncern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management has assessed the Company’s ability to continue as a going concern at least one year after the date the financial statements are issued.

F-6
1

As of December
31, 2021, the Company’s negative working capital was $146.4 million, including cash and cash equivalents of approximately $4.3 million. During the year ended December 31, 2021, the Company had operating losses of $35.8 million and negative cash flows from operations of $28.7 million. The Company had an accumulated deficit of approximately $352.6 million as of December 31, 2021.
In September
2018, Scilex Pharma issued $224.0 million of the Scilex Pharma Notes (see Note 8) for a purchase price of $140.0 million. Pursuant to the Indenture, as amended (see Note 8), Scilex Pharma is required to maintain a minimum unrestricted cash balance of $4.0 million at the end of each month.
In December
2020, Scilex Pharma repurchased an aggregate of $65.0 million of the Scilex Pharma Notes (see Note 8) and amended the terms of the Scilex Pharma Notes to release $45.0 million in restricted funds held in the Reserve Account (see Note 8) and Collateral Account (see Note 8) for the purpose of consummating the repurchase of an aggregate of $45.0 million of principal amount.
In February
2021 and
April
2021, Scilex Pharma effected specified principal repurchases totaling $40.0 million of the principal amount of the Scilex Pharma Notes. On December 31, 2021, Scilex Pharma triggered a cumulative sales-related contingency that triggered an increase in the principal amount of the Scilex Pharma Notes by $28.0 million.
In February
2022, Scilex Pharma drew down on the Letter of Credit (see Note 8) with Sorrento, which also triggered Scilex Pharma’s obligation to repurchase $20.0 million of the outstanding principal amount of the Scilex Pharma Notes and to maintain a minimum unrestricted cash balance of $10.0 million.
On March
18, 2019, the Company acquired Semnur and the acquisition was accounted for as an asset acquisition (See Note 4). The Company anticipates the cash needed for the development of Semnur’s primary product candidate in development,
SP-102,
as well in the development of
SP-103,
will be in excess of the Company’s cash available within one year after the date these consolidated financial statements are issued. Semnur has no historical revenue and the Company will be responsible for funding all development and commercialization efforts and capital funding needs possibly through private or public equity or debt financings, strategic collaborations or other arrangements.
The Company has plans to obtain additional resources to fund its currently planned operations and expenditures for at least twelve months from the issuance of these consolidated financial statements through debt and equity financing. The Company’s plans are also dependent upon the success of future sales of ZTlido, which is still in the early stages of commercialization, and are dependent upon, among other things, the success of the Company’s marketing of ZTlido. Should the Company’s sales of ZTlido not materialize at the expected rate contemplated in the Company’s business plan, due to the
COVID-19
pandemic or other factors, the Company believes that there are a number of ongoing and potential actions that would maintain its projected cash and projected financial position including but not limited to, additional reductions in general and administrative costs, sales and marketing costs, suspension or winding down of clinical development programs for
SP-102
and
SP-103,
and other discretionary costs. Although the Company believes such plans, if executed, should provide the Company with financing to meet its needs, successful completion of such plans is dependent on factors outside the Company’s control. As such, management cannot conclude that such plans will be effectively implemented within one year after the date that these consolidated financial statements are issued. As a result, management has concluded that the aforementioned conditions, among other things, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

3.	Significant Accounting Policies
Use of Estimates
The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

F-6
2

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company minimizes its credit risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution. Although the balance at times may exceed federally-insured limits, the Company has not experienced any losses on such accounts.
Fair Value of Financial Instruments
The Company follows accounting guidance on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

a.	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

b.	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

c.
Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires it to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed or initial amounts recorded may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.
As of December 31, 2021 and 2020, the carrying amount of cash equivalents approximates their fair value based upon quoted market prices. Certain of the Company’s financial instruments are not measured at fair value on a recurring basis, but are recorded at amounts that approximate their fair value due to their liquid or short-term nature, such as cash, prepaid expenses, accounts receivable, and accounts payable.
Accounts Receivable, Net
Accounts receivable are presented net of allowances for expected credit losses and consist of trade receivables from product sales to one customer, which are generally unsecured. Estimated credit losses related to trade accounts receivable are recorded as general and administrative expenses and as an allowance for expected credit losses within accounts receivable, net. The Company reviews reserves and makes adjustments based on historical experience and known collectability issues and disputes. When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for expected credit losses.
Inventory
The Company determines inventory cost on a
first-in,
first-out
basis. The Company reduces the carrying value of inventories to a lower of cost or net realizable value for those items that are potentially excess, obsolete or slow-moving. The Company reserves for excess and obsolete inventory based upon historical experience, sales trends, and specific categories of inventory and expiration dates for on-hand
inventory. As of December 31, 2021 and 2020, the Company’s inventory was primarily comprised of finished goods.

F-6
3

Property and Equipment
Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally five to seven years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the respective lease on a straight-line basis. The cost of repairs and maintenance is expensed as incurred.
Goodwill and Other Long-Lived Assets
Goodwill, which has an indefinite life, represents the excess cost over fair value of net assets acquired. Goodwill is reviewed for impairment at least annually during the fourth quarter, or more frequently if events occur indicating the potential for impairment. The Company has determined that only one reporting unit exists for examination under impairment review. During its goodwill impairment review, the Company may assess qualitative factors to determine whether it is more likely than not that the fair value of its reporting unit is less than its carrying amount, including goodwill. The qualitative factors include, but are not limited to, macroeconomic conditions, industry and market considerations, and the overall financial performance of the Company. If, after assessing the totality of these qualitative factors, the Company determines that it is not more likely than not that the fair value of its reporting unit is less than its carrying amount, then no additional assessment is deemed necessary. Otherwise, the Company performs a quantitative goodwill impairment test. The Company may also elect to bypass the qualitative assessment in a period and elect to proceed to perform the quantitative goodwill impairment test.
The Company evaluates its long-lived and intangible assets with definite lives, such as property and equipment, patent rights, and acquired technology, for impairment by considering competition by products prescribed for the same indication, the likelihood and estimated future entry of non-generic
and generic competition with the same or similar indication and other related factors. The factors that drive the estimate of useful life are often uncertain and are reviewed on a periodic basis or when events occur that warrant review. Recoverability is measured by comparison of the assets’ book value to future net undiscounted cash flows that the assets are expected to generate to determine if a write-down to the recoverable amount is appropriate. If such assets are written down, an impairment will be recognized as the amount by which the book value of the asset group exceeds the recoverable amount.
Debt
The Company may enter financing arrangements, the terms of which involve significant assumptions and estimates. This involves estimating future net product sales, determining interest expense, determining the amortization period of the debt discount, as well as determining the classification between current and long-term portions. In estimating future net product sales, the Company assesses prevailing market conditions using various external market data against the Company’s anticipated sales and planned commercial activities as well as actual ZTlido sales up to the date the financial statements were issued. See Note 8 for discussion of the Scilex Pharma Notes, which include repayments based on a percentage of net sales of ZTlido. Consequently, the Company imputes interest on the carrying value of the debt and records interest expense using an imputed effective interest rate. The Company reassesses the expected payments each reporting period and accounts for any changes through an adjustment to the effective interest rate on a prospective basis, with a corresponding impact to the classification of the Company’s current and long-term portions.
Research and Development Costs
The Company expenses the cost of research and development as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including clinical trial costs, manufacturing costs for both clinical and preclinical materials as well as other contracted services, license fees and other external costs. Nonrefundable advance payments for goods and services that will be used

F-6
4

in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 730,
Research and Development
.
Acquired
In-Process
Research and Development Expense
The Company has acquired and may continue to acquire the rights to develop and commercialize new product candidates. The up-front
payments to acquire a new drug compound or drug delivery device, as well as future milestone payments associated with asset acquisitions that do not meet the definition of a derivative and are deemed probable to achieve the milestones, are immediately expensed as acquired in-process
research and development provided that the drug has not achieved regulatory approval for marketing and, absent obtaining such approval, have no alternative future use. Intangible assets acquired in a business combination that are used for in-process
research and development (“IPR&D”) activities are considered indefinite-lived until the completion or abandonment of the associated research and development efforts. Upon commercialization of the relevant research and development project, the Company amortizes the acquired IPR&D over its estimated useful life. Capitalized IPR&D is reviewed annually for impairment or more frequently as changes in circumstance or the occurrence of events suggest that the remaining value may not be recoverable.
Income Taxes
The provisions of the FASB ASC Topic 740,
Income Taxes
, addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC Topic
740-10,
the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The Company has determined that it has uncertain tax positions.
The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates.
The Company has deferred tax assets, which are subject to periodic recoverability assessments. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that more likely than not will be realized. As of December 31, 2021 and 2020, the Company maintained a full valuation allowance against its deferred tax assets, with the exception of an amount equal to its deferred tax liabilities that are scheduled to reverse against the Company’s deferred tax assets.
Leases
The Company determines if an arrangement is a lease at inception. Operating lease right-of-use
(“ROU”) assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, it uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and is reduced by lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term in selling, general and administrative expenses.
Derivative Liabilities
Derivative liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and are revalued on each balance sheet date until such instruments are exercised or expire, with changes in the fair value between reporting periods recorded as other income or expense.

Revenue Recognition
The Company’s revenue is generated from product sales within the United States. The Company does not have significant costs associated with costs to obtain a contract with its customer. All of the Company’s revenue and accounts receivable result from a sole customer.
Revenue from product sales is fully comprised of sales of ZTlido. The Company’s performance obligation with respect to sales of ZTlido is satisfied at a point in time, which transfers control upon delivery of product to the customer. The Company considers control to have transferred upon delivery because the customer has legal title to the product, physical possession of the product has been transferred to the customer, the customer has significant risks and rewards of ownership of the product, and the Company has a present right to payment at that time. Invoicing typically occurs upon shipment and the length of time between invoicing and when payment is due is not significant. The aggregate dollar value of unfulfilled orders as of December 31, 2021 and 2020 were not material.
For product sales, the Company records
gross-to-net
sales adjustments for commercial and government rebates, fees and chargebacks, wholesaler and distributor fees, sales returns and prompt payment discounts. Such variable consideration is estimated in the period of the sale and is estimated using a most likely amount approach based primarily upon provisions included in the Company’s customer contract, customary industry practices and current government regulations.
Gross-to-net
adjustments are generally recorded as contract liabilities under accrued expenses within the Company’s consolidated balance sheet.
Rebates
Rebates are discounts which the Company pays under either government or private health care programs. Government rebate programs include state Medicaid drug rebate programs, the Medicare coverage gap discount programs and the Tricare programs. Commercial rebate and fee programs relate to contractual agreements with commercial healthcare providers, under which the Company pays rebates and fees for access to and position on that provider’s patient drug formulary. Rebates and chargebacks paid under government programs are generally mandated under law, whereas private rebates and fees are generally contractually negotiated by the Company with commercial healthcare providers. Both types of rebates vary over time. The Company records a reduction to gross product sales at the time the customer takes title to the product based on estimates of expected rebate claims. The Company monitors the sales trends and adjust for these rebates on a regular basis to reflect the most recent rebate experience and contractual obligations.
Service Fees
The Company compensates its customer and others in the distribution chain for wholesaler and distribution services. The Company has determined such services received up to the date the financial statements were issued are not distinct from the Company’s sale of products to the customer and, therefore, these payments have been recorded as a reduction of revenue.
Product Returns
The Company is obligated to accept the return of products sold that are expiring within six months, damaged or do not meet certain specifications. The Company may authorize the return of products sold in accordance with the term of its sales contracts, and estimates allowances for such amounts at the time of sale. The Company estimates the amount of its product sales that may be returned by its customer and record this estimate as a reduction of revenue in the period the related product revenue is recognized.
Co-Payment
Assistance
Patients who have commercial insurance or pay cash and meet certain eligibility requirements may receive co-payment
assistance. The Company accrues for
co-payment
assistance based on actual program participation and estimates of program redemption using data provided by third-party administrators.

Customer Concentration Risk
During the fiscal years ended December

31, 2021, 2020 and 2019, sales to the Company’s sole distributor represented 100% of net revenue. This exposes the Company to concentration of customer risk. The Company monitors the financial condition of its sole customer, limits its credit exposure by setting credit limits, and has not experienced any credit losses for the years ended December 31, 2021, 2020 and 2019. As the Company continues to expand the commercialization of its product, the Company is not limited to the current customer and has the option of expanding its distribution network with additional distributors through establishing its own affiliates, by acquiring existing third-party business or product rights or by partnering with additional third parties.
Stock-Based Compensation
The Company accounts
for stock-based compensation in accordance with FASB ASC Topic 718,
Compensation

—

Stock Compensation
which establishes accounting for equity instruments exchanged for employee and consulting services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant) or non-employee’s
vesting period.
For purposes of determining
the inputs used in the calculation of stock-based compensation, the Company uses historical data in estimating the expected term of options and determines an estimate of option volatility based on an assessment of historical volatilities of comparable companies whose share prices are publicly available. The Company uses these estimates as inputs in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s consolidated statement of operations.
Net Loss per Share
Basic net loss
per share is computed by dividing net loss for the period by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share reflects the additional dilution from potential issuances of common stock, such as stock issuable pursuant to the exercise of stock options. The treasury stock method is used to calculate the potential dilutive effect of these common stock equivalents. Potentially dilutive shares are excluded from the computation of diluted net loss per share when their effect is anti-dilutive. In periods where a net loss is presented, all potentially dilutive securities are anti-dilutive and are excluded from the computation of diluted net loss per share.
Segments
Operating segments
are identified as components of an entity where separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions on how to allocate resources and assesses performance. The Company has determined that its chief operating decision maker is its Chief Executive Officer, as he is responsible for making decisions regarding the allocation of resources and assessing performance as well as for strategic operational decisions. The Company is engaged primarily in the development of non-opioid

products focused on pain management based on its platform technologies and all sales are based in the United States. Accordingly, the Company has determined that it operates its business as a single reportable segment.
Recent Accounting Pronouncements
In October
 2021, the FASB issued ASU
2021-08,
Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers
, which requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities in accordance with ASC Topic 606. ASU
2021-08
is effective for fiscal years beginning after December 15, 2022 and early adoption is permitted. The Company is evaluating the impact the standard will have on its consolidated financial statements.

In December
2019, the FASB issued ASU
No. 2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
. The amendments in this update simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of ASC Topic 740 by clarifying and amending existing guidance. The amendments in this update were effective for interim and annual periods for the Company beginning after December 15, 2020. The Company adopted the standard on January 1, 2021. The adoption of the standard had no impact on its consolidated financial statements.

4.	Semnur Acquisition
On March
 18, 2019, the Company completed the Merger. At the closing of the Merger, the Company issued to the holders of Semnur’s capital stock and options to purchase Semnur’s common stock, upfront consideration with a value of $70.0 million. The upfront consideration was comprised of the following: (a) a cash payment of approximately $15.0 million, and (b) $55.0 million of shares of the Company’s common stock (47,039,315 shares issued and 352,972 shares issuable, valued at $1.16 per share) (the “Stock Consideration”). Following the issuance of the Stock Consideration, Sorrento ownership in the Company diluted to approximately 58% of the Company’s issued and outstanding capital stock.
Pursuant to the
Merger Agreement, and upon the terms and subject to the conditions contained therein, the Company also agreed to pay the Semnur Equityholders up to $280.0 million in aggregate contingent cash consideration based on the achievement of certain milestones, comprised of a $40.0 million payment that will be due upon obtaining the first approval of a New Drug Application (“NDA”) of a Semnur product by the U.S. Food and Drug Administration (the “FDA”) and additional payments that will be due upon the achievement of certain amounts of net sales of Semnur products, as follows: (1) a $20.0 million payment upon the achievement of $100.0 million in cumulative net sales of a Semnur product, (2) a $20.0 million payment upon the achievement of $250.0 million in cumulative net sales of a Semnur product, (3) a $50.0 million payment upon the achievement of $500.0 million in cumulative net sales of a Semnur product, and (4) a $150.0 million payment upon the achievement of $750.0 million in cumulative net sales of a Semnur product.
On August 7, 2019, the Company
entered into an amendment to the Merger Agreement to provide that, following the consummation of the Company’s first bona fide equity financing with one or more third-party financing sources on an arms’ length basis with gross proceeds to the Company of at least $
40.0
 million, certain of the former Semnur optionholders will be paid cash in lieu of: (1) the
352,972
shares of the Company’s common stock otherwise issuable to such former Semnur optionholders pursuant to the Merger Agreement, and (2) any shares that would otherwise be issued to such former Semnur optionholders upon release of shares held in escrow pursuant to the Merger Agreement, with such shares in each case valued at $
1.16
per share. The amendment resulted in a reclassification of $
0.4
 million from additional
paid-in
capital to accrued liabilities.
In March 2019, the
Semnur Equityholders that received the Stock Consideration were required to sign an Exchange and Registration Rights Agreement with the Company (the “Exchange Agreement”).Pursuant to the Exchange Agreement, and upon the terms and subject to the conditions contained therein, if within
18
 months

following the closing of the Merger,
100
% of the outstanding equity of the Company has not been acquired by a third party or the Company has not entered into a definitive agreement with respect to, or otherwise consummated, a firmly underwritten offering of the Company capital stock on a major stock exchange that meets certain requirements, then holders of the Stock Consideration may collectively elect to exchange, during the
60-day
period commencing the date that is the
18
month anniversary of the Closing (the “Share Exchange”), the Stock Consideration for shares of Sorrento’s common stock with a value of $
55.0
 million based on a price per share of Sorrento’s common stock equal to the greater of (a) the
30-day
trailing volume weighted average price of one share of Sorrento’s common stock as reported on The Nasdaq Stock Market LLC as of the consummation of the Share Exchange and (b) $
5.55
(subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction) (the “Exchange Price”). Pursuant to an amendment to the Exchange Agreement entered into by Sorrento on September
28
,
2020
, on October
9
,
2020
, Sorrento paid $
55.0
 million in cash to the Semnur Equityholders in lieu of issuing $
55.0
 million of shares of Sorrento’s

common stock at the Exchange Price. Following the completion of the Share Exchange and as of December 31, 2020, Sorrento held approximately 82.3% of the outstanding common stock of the Company. On January 29, 2021, Sorrento acquired additional shares of the Company, resulting in Sorrento holding approximately 99.97% of the outstanding common stock of the
Company.
The transaction was accounted for as an asset acquisition since substantially all the value of the gross assets was concentrated in the single asset,
SP-102.
As a result, approximately $
75.3

million was expensed as a component of acquired
in-process
research and development during the year ended December 31, 2019.
No
contingent consideration was recorded as of December
31
,
2021
and
2020
since the related regulatory approval milestones are not deemed probable until they actually occur.

5 .	Fair Value Measurements
The following table presents the Company’s financial assets and liabilities that are measured at fair value (in thousands):

	Fair value measurements at December 31, 2021
	Balance	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets
Cash and cash equivalents	$4,338	$4,338	$—	$—

Total assets measured at fair value	4,338	4,338	—	—
Liabilities
Derivative liabilities	35,700	—	—	35,700

Total liabilities measured at fair value	$35,700	$—	$—	$35,700

	Fair value measurements at December 31, 2020
	Balance	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and cash equivalents	$4,839	$4,839	$—	$—

Total assets measured at fair value	4,839	4,839
Liabilities
Derivative liabilities	35,400	—	—	35,400

Total liabilities measured at fair value	$35,400	$—	$—	$35,400
The Company’s financial assets carried at fair value are comprised of cash and cash equivalents. Cash and cash equivalents consist of money market accounts and bank deposits which are highly liquid and readily tradable. These assets are valued using inputs observable in active markets for identical securities.
Derivative liabilities
The Company recorded a loss of $
0.3
 million, a gain of $
0.8
 million and a loss of $
23.3
 million on derivative liabilities for the years ended December
31
,
2021
,
2020
and
2019
, respectively, which was attributed to compound derivative liabilities associated with the Scilex Pharma Notes. The compound derivative liabilities consist of the fair value of various embedded features as further described in Note
8
. The fair value of the derivative liabilities associated with the Scilex Pharma Notes was estimated using the discounted cash flow method under the income approach combined with a Monte Carlo simulation model. This involves significant Level
3
inputs and assumptions.

The key assumptions for the compound derivative liabilities associated with the Scilex Pharma Notes for the year ended December
31
,
2021
included a
6.2
% risk-adjusted net sales forecast and an effective debt yield of
15.0
%. The key assumptions for the compound derivative liabilities associated with the Scilex Pharma Notes for the year ended December
31
,
2020
included a
7
% risk-adjusted net sales forecast, an effective debt yield of
15
% and an estimated probability of
100
% of not obtaining marketing approval before March
31
,
2021
. The key assumptions for the compound derivative liabilities associated with the Scilex Pharma Notes for the year ended December
31
,
2019
included an
8
% risk adjusted net sales forecast, an effective debt yield of
19.7
% and estimated probabilities of
100
% and
55
% of not obtaining marketing approval before March
31
,
2021
and July
1
,
2023
, respectively, and an estimated high probability of an initial public offering of the Company that satisfies certain valuation thresholds occurring prior to October
1
,
2020
.
The following table includes a summary of the derivative liabilities measured at fair value using significant unobservable inputs (Level 3) during the years ended December 31, 2021, 2020 and 2019:

Fair value
Beginning Balance at December 31, 2018	$—
Additions	10,100
Re-measurement of fair value	23,300

Ending Balance at December 31, 2019	33,400
Additions	2,800
Re-measurement of fair value	(800)

Ending Balance at December 31, 2020	35,400
Additions	—
Re-measurement of fair value	300

Ending Balance at December 31, 2021	$35,700

6.	Property and Equipment
Property and equipment consisted of the following as of December 31, 2021 and 2020 (in thousands):

	December 31
	2021	2020
Computers & equipment	$77	$77
Furniture	118	118
Leasehold improvements	48	48
Construction in progress	689	691

Property and equipment, gross	932	934
Less: Accumulated depreciation	(127)	(88)

Property and equipment, net	$805	$846
Depreciation expense

for each of the years ended December
31
,
2021
,
2020
and
2019
was $
39
 thousand, $
40
 thousand and $
40
 thousand, respectively.

7.	Goodwill and Intangible Assets
As of December
31
,
2021
and
2020
, the Company had recorded goodwill of $
13.5
 million. The Company performed a qualitative test for goodwill impairment during the fourth quarter of
2021
. Based upon the results of the qualitative testing, the Company concluded that it is more-likely-than-not
that the fair value of the Company’s goodwill was in excess of the carrying value and therefore performing the first step of the two-step
impairment test was unnecessary.
No
goodwill impairment was recognized for the years ended December
31
,
2021
,
2020
, and
2019
.

The Company’s intangible assets, excluding goodwill, are composed of patent rights, acquired technology and assembled workforce. Amortization of the intangible assets that have finite useful lives is generally recorded on a straight-line basis over their useful lives.
A summary of the Company’s identifiable intangible assets as of December 31, 2021 and 2020 is as follows (in thousands):

	December 31, 2021
	Gross carrying amount	Accumulated amortization	Intangibles, net
Patent rights	$32,630	$11,239	$21,391
Acquired technology	21,940	4,754	17,186
Assembled workforce	500	275	225

Total intangible assets	$55,070	$16,268	$38,802

	December 31, 2020
	Gross carrying amount	Accumulated amortization	Intangibles, net
Patent rights	$32,630	$9,064	$23,566
Acquired technology	21,940	3,291	18,649
Assembled workforce	500	175	325

Total intangible assets	$55,070	$12,530	$42,540
As of December
31
,
2021
, the weighted average remaining life for identifiable intangible assets is
10.6
 years. Aggregate amortization expense was $
3.7
 million for each of the years ended December
31
,
2021
,
2020
, and
2019
. Patent rights and acquired technology are amortized over a
15-year
period. Assembled workforce is amortized over a
5-year
period.
Estimated future amortization expense related to intangible assets at December 31, 2021 is as follows (in thousands):

Year Ending December 31,	Amount
2022	$3,738
2023	3,738
2024	3,663
2025	3,638
2026	3,638
Thereafter	20,387

Total	$38,802
No
impairment charges related to intangible assets were recorded during the years ended
December 31, 2021 and 2020.

8.	Debt
2018 Purchase Agreements and Indenture
On September
7
,
2018
, Scilex Pharma and Sorrento entered into Purchase Agreements (the “
2018
Purchase Agreements”) with certain investors (collectively, the “Scilex Pharma Note Purchasers”). Pursuant to the
2018
Purchase Agreements, on September
7
,
2018
, Scilex Pharma, among other things, issued and sold to the Scilex Pharma Note Purchasers senior secured notes due
2026
in an aggregate principal amount of $
224.0
 million (the “Scilex Pharma Notes”) for an aggregate purchase price of $
140.0
 million (the “Offering”). The Scilex Pharma Notes are governed by an indenture (as amended, the “Indenture”) with Scilex Pharma, as issuer, U.S.
Bank

National
 Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), and Sorrento, as guarantor. Pursuant to the Indenture, Sorrento agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex Pharma under the Indenture (the “Guarantee”).
The net proceeds of the Offering were approximately $
89.3
 million, after deducting the Offering expenses payable by Scilex Pharma and funding a segregated reserve account with $
20.0
 million (the “Reserve Account”) and a segregated collateral account with $
25.0
 million (the “Collateral Account”) pursuant to the terms of the Indenture. Funds in the Reserve Account were to be released to Scilex Pharma upon receipt by the Trustee of an officer’s certificate under the Indenture from Scilex Pharma confirming receipt of a marketing approval letter from the FDA with respect to
SP-103
or a similar product with a concentration of not less than
5
% (the “Marketing Approval Letter”) on or prior to July
1
,
2023
. Funds in the Collateral Account were to be released to Scilex Pharma only upon receipt of a written consent authorizing such release from the holders of a majority in principal amount of the Scilex Pharma Notes issued, upon the occurrence and during the continuance of an event of default at the direction of the holders of a majority in principal amount of the Scilex Pharma Notes issued or upon the repayment in full of all amounts owed under the Scilex Pharma Notes.
On each February
15
, May
15
, August
15
and November
15
, beginning with February
15
,
2019
, the holders of the Scilex Pharma Notes were initially entitled to receive quarterly payments of the principal of the Scilex Pharma Notes equal to a fixed percentage, ranging from
10
% to
20
%, of the net sales of ZTlido for the prior fiscal quarter. However, because Scilex Pharma did not receive the Marketing Approval Letter by March
31
,
2021
, the percentage of net sales payable was increased to be in the range of
15
% to
25
%. If actual cumulative net sales of ZTlido from October
1
,
2022
through September
30
,
2023
are less than approximately $
218.1
 million, then Scilex Pharma will be obligated to pay an additional installment of the principal of the Scilex Pharma Notes each quarter in an amount between approximately $
10.1
 million and approximately $
30.6
 million, with the amount of the additional installment of principal to be determined by reference to the amount by which cumulative net sales of ZTlido from October
1
,
2022
through September
30
,
2023
are less than approximately $
218.1
 million.
Under the terms of the Indenture, the aggregate principal amount due under the Scilex Pharma Notes was to be increased by $
28.0
 million on February
15
,
2022
if actual cumulative net sales of ZTlido from September
7
,
2018
through December
31
,
2021
were less than approximately $
481.0
 million. As actual cumulative net sales of ZTlido from the issue date of the Scilex Pharma Notes through December
31
,
2021
did not equal or exceed the $
481.0
 million threshold for such period, the Company recorded the increase of $
28.0
 million in the debt principal balance with an offset to Scilex Pharma Notes principal increase at December
31
,
2021
.
If actual cumulative net sales of ZTlido for the period from October
1
,
2022
through September
30
,
2023
are less than approximately $
290.7
 million, then the aggregate principal amount due under the Scilex Pharma Notes will be increased on
November 15, 2023
by between approximately $
2.6
 million and approximately $
84.8
 million, with the amount of the principal increase to be determined by reference to the amount by which the cumulative net sales of ZTlido from October
1
,
2022
through September
30
,
2023
is less than approximately $
290.7
 million.
The final maturity date of the Scilex Pharma Notes is
August 15, 2026
. The Scilex Pharma Notes may be redeemed in whole at any time upon
30
 days’ written notice at Scilex Pharma’s option prior to August
15
,
2026

at a redemption price equal to 100% of the then-outstanding principal amount of the Scilex Pharma Notes. In addition, upon a change of control of Scilex Pharma (as defined in the Indenture), each holder of a Scilex Pharma Note shall have the right to require Scilex Pharma to repurchase all or any part of such holder’s Scilex Pharma Note at a repurchase price in cash equal to 101% of the then-outstanding principal amount thereof.
The 2018 Purchase
Agreements include the terms and conditions of the offer and sale of the Scilex Pharma Notes, representations and warranties of the parties, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Indenture governing the Scilex Pharma Notes contains customary events of default with respect to the Scilex Pharma Notes (including a failure to make any payment of principal on the Scilex Pharma Notes when due and payable), and, upon certain events of default occurring and continuing, the Trustee by notice to Scilex Pharma, or the holders of at least
25
% in principal amount of the outstanding Scilex Pharma Notes by notice to Scilex Pharma and the Trustee, may (subject to the provisions of the Indenture) declare
100
% of the then-outstanding principal amount of the Scilex Pharma Notes to be due and payable. Upon such a declaration of acceleration, such principal will be due and payable immediately. In the case of certain events, including bankruptcy, insolvency or reorganization involving Sorrento or Scilex Pharma, the Scilex Pharma Notes will automatically become due and payable.
Pursuant to the Indenture, the Company and Scilex Pharma must also comply with certain covenants with respect to the commercialization of ZTlido, as well as customary additional affirmative covenants, such as furnishing financial statements to the holders of the Scilex Pharma Notes, minimum cash requirements and net sales reports; and negative covenants, including limitations on the following: the incurrence of debt; the payment of dividends, the repurchase of shares and under certain conditions making certain other restricted payments; the prepayment, redemption or repurchase of subordinated debt; a merger, amalgamation or consolidation involving Scilex Pharma; engaging in certain transactions with affiliates; and the making of investments other than those permitted by the Indenture.
The Scilex Pharma Notes and related Guarantee have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The holders of the Scilex Pharma Notes do not have any registration rights. Pursuant to a Collateral Agreement by and among Scilex Pharma, the Trustee and the Collateral Agent (the “Collateral Agreement”), the Scilex Pharma Notes will be secured by ZTlido and all of the existing and future property and assets of Scilex Pharma necessary for, or otherwise relevant to, now or in the future, the manufacture and sale of ZTlido, on a worldwide basis (exclusive of Japan), including, but not limited to, the intellectual property related to ZTlido, the marketing or similar regulatory approvals related to ZTlido, any licenses, agreements and other contracts related to ZTlido, and the current assets related to ZTlido such as inventory, accounts receivable and cash and any and all future iterations, improvements or modifications of such product made, developed or licensed (or sub-licensed)
by Scilex Pharma or any of its affiliates or licensees (or
sub-licensees)
(including
SP-103).
Pursuant to the terms of the Indenture, Sorrento issued an irrevocable standby letter of credit to Scilex Pharma (the “Letter of Credit”), which provides that, in the event that
(1)
 Scilex Pharma did not hold at least $
4.0
 million in unrestricted cash as of the end of any calendar month during the term of the Scilex Pharma Notes,
(2)
 actual cumulative net sales of ZTlido from September
7
,
2018
through December
31
,
2021
were less than a specified sales threshold for such period, or
(3)
 actual cumulative net sales of ZTlido for any calendar year during the term of the Scilex Pharma Notes, beginning with the
2022
calendar year, were less than a specified sales threshold for such calendar year, Scilex Pharma as beneficiary of the Letter of Credit, would be required to draw, and Sorrento would be required to pay to Scilex Pharma, $
35.0
 million in a single
lump-sum
amount as a subordinated loan. The Letter of Credit was to terminate upon the earliest to occur of: (a) the repayment of the Scilex Pharma Notes in full, (b) the actual net sales of ZTlido for any calendar year during the term of the Scilex Pharma Notes exceeding a certain threshold, (c) the consummation of an initial public offering on a major international stock exchange by the Company that satisfies certain valuation thresholds, and (d) the replacement of the Letter of Credit with another letter of credit in form and substance, including as to the identity and creditworthiness of issuer, reasonably acceptable to the holders of at least 80% in principal amount of outstanding Scilex Pharma Notes.
On December 14, 2020, Scilex, Sorrento, the Trustee and the Agent, and the beneficial owners of the Scilex Pharma Notes and the Scilex Note Purchasers entered into a Consent Under and Amendment No. 3 to Indenture and Letter of Credit (“Amendment No. 3”), which amended: (i) the Indenture, and (ii) the Letter of Credit.

Pursuant to Amendment No.
3
, the Holders agreed to release all of the aggregate $
45.0
 million in restricted funds held in the Reserve Account and the Collateral Account for the purpose of consummating the repurchase of an aggregate of $
45.0
 million of principal amount of the Scilex Pharma Notes from the Holders on a pro rata basis at a purchase price equal to
100
% of the principal amount thereof (such repurchase, the “Scilex Repurchase”). In connection with the Scilex Repurchase, the parties also agreed to remove (i) Sorrento’s obligations under the Indenture to repurchase $
25.0
 million of Scilex Pharma Notes from the Holders if the Letter of Credit is drawn on and (ii) Scilex Pharma’s obligation to repurchase $
20.0
 million of Scilex Pharma Notes from the Holders if Scilex Pharma did not receive the Marketing Approval Letter on or prior to
July 1, 2023
. On December
14
,
2020
, the restricted funds in the Reserve Account and the Collateral Account were released and the Scilex Repurchase was effected.
Amendment No.
3
also revised the minimum cash covenant in the Indenture to provide that the amount of cash equivalents in bank accounts that Scilex Pharma is required to have as of the end of any calendar month shall, commencing with the month ending December
31
,
2020
, be equal to at least $
4.0
 million in the aggregate, provided that if Scilex Pharma did not effectuate (i) the December Optional Repurchase (as defined below) and (ii) at least one of either (x) the February Optional Repurchase (as defined below) or (y) the April Optional Repurchase (as defined below), then, commencing with the month ending April
30
,
2021
, and for each month thereafter, such amount would have been required to be at least $
10.0
 million in the aggregate. If Scilex Pharma fails to meet the foregoing minimum cash requirements, then Scilex Pharma will be required to draw on the Letter of Credit.
Amendment No.
3
also provided Scilex Pharma with the option, in its sole and absolute discretion, to repurchase Scilex Pharma Notes from the holders thereof on a pro rata basis on each of December
16
,
2020
(the “December Optional Repurchase”), February
12
,
2021
(the “February Optional Repurchase”) and April
13
,
2021
(the “April Optional Repurchase”), in each case in an aggregate amount equal to the lesser of $
20.0
 million or the then-outstanding principal amount of the Scilex Pharma Notes, at a purchase price in cash equal to
100
% of the principal amount thereof. Scilex Pharma effectuated the December Optional Repurchase, the February Optional Repurchase, and the April Optional Repurchase, which reduced the aggregate principal amount of the Scilex Pharma Notes by $
60.0
 million and resulted in the minimum unrestricted requirement remaining at $
4.0
 million.
Amendment No.
3
further provided that in the event that the Letter of Credit is drawn upon by Scilex Pharma, then Scilex Pharma had to, within five business days of such draw, repurchase the Scilex Pharma Notes from the holders thereof on a pro rata basis in an aggregate amount equal to the lesser of $
20.0
 million or the then-outstanding principal amount of Scilex Pharma Notes, at a purchase price in cash equal to
100
% of the principal amount thereof. In addition, upon the Letter of Credit being drawn on, Scilex Pharma is required to have minimum cash of $
10.0
 million at all times thereafter. In February
2022
, Scilex Pharma drew upon the Letter of Credit with Sorrento and, as such, repaid $
20.0
 million of the principal amount of the Scilex Pharma Notes and became subject to a minimum cash requirement of $
10.0
 million.
Pursuant to Amendment No.
3
, the Holders also consented to Scilex Pharma incurring up to $
10.0
 million of indebtedness in connection with an accounts receivable revolving loan facility (discussed below).
The Company accounted for Amendment No.
3
as a debt modification under ASC Topic
470-50
as modified terms were not substantially different than the
pre-modified
terms. The execution of Amendment No.
3
resulted

in an additional derivative liability of $
2.8
 million, which pertains to a $
9.6
 million distribution to Sorrento with respect to a contingent accelerated repayment on the Scilex Pharma Notes in connection with the Letter of Credit and $
6.8
 million reduction to the debt discount on the Scilex Pharma Notes.

To estimate the fair value of the Scilex Pharma Notes, the Company uses the discounted cash flow method under the income approach, which involves significant Level
3
inputs and assumptions, combined with a Monte Carlo simulation, as appropriate. The value of the debt instrument is based on the present value of future principal payments and the discounted rate of return reflective of the Company’s credit risk.

Borrowings of the Scilex Pharma Notes are as follows (in thousands):

	December 31,
	2021	2020
Principal	$133,997	$151,872
Unamortized debt discount	(30,597)	(51,022)
Unamortized debt issuance costs	(2,228)	(3,711)

Carrying value	101,172	97,139
Current portion	(29,135)	(4,881)

Long term portion	72,037	92,258

Estimated fair value	$115,400	$122,300
Future minimum payments under the Scilex Pharma Notes, based on a percentage of projected net sales of ZTlido are estimated as follows (in thousands):

Year Ending December 31,	2021
2022	$29,135
2023	12,005
2024	13,637
2025	14,746
2026	64,474

Total minimum future payments	$133,997
The Company made principal payments of $
45.9
 million, $
69.8
 million, and $
2.3
 million during the fiscal years ended December
31
,
2021
,
2020
, and
2019
, respectively.
Debt discount and debt issuance costs, which are presented as a direct reduction of the Scilex Pharma Notes in the consolidated balance sheets, are amortized as interest expense using the effective interest method. As principal repayments on the Scilex Pharma Notes are based on a percentage of net sales of ZTlido and
SP-103,
if the Marketing Approval Letter is received, the Company has elected to account for changes in estimated cash flows from future net sales prospectively. Specifically, a new effective interest rate will be determined based on revised estimates of remaining cash flows and changes in expected cash flows will be recognized prospectively. The imputed effective interest rate at December
31
,
2021
and
2020
was
7.7
% and
9.15
%, respectively. The amount of debt discount and debt issuance costs included in interest expense for the years ended December
31
,
2021
,
2020
and
2019
was approximately $
7.9
 million, $
10.7
 million and $
15.0
 million, respectively.
The Company identified a number of embedded derivatives that require bifurcation from the Scilex Pharma Notes and separate accounting in the consolidated financial statements as derivative liabilities. Certain of these embedded features included default interest provisions, contingent rate increases, contingent put options, optional and automatic acceleration provisions and indemnified taxes. The Company recorded this derivative within its consolidated financial statements (See Note
5)
. The Company
re-evaluates
this assessment each reporting period.
The Scilex Pharma Notes also provide that, upon the occurrence of an event of default, the holders of at least
25
% in principal amount of the outstanding Scilex Pharma Notes may, by written notice to Scilex Pharma, declare all of the outstanding principal and premium under such Scilex Pharma Notes immediately due and payable. For purposes of the Scilex Pharma Notes, an event of default includes, among other things, (i) Scilex Pharma’s failure to pay outstanding material indebtedness, including the Scilex Pharma Notes, when due (ii) Scilex Pharma’s breach of its representations and warranties or failure to comply with its covenants and obligations under the Scilex Pharma Notes or (iii) the occurrence of certain insolvency or bankruptcy events (both voluntary and involuntary) involving Scilex Pharma. The Company is in compliance with event of default clauses.

Related Party Notes Payable
On October
5
,
2018
, Scilex Pharma issued to Sorrento a promissory note (see Note
13)
. On March
18
,
2019
, the Company entered into a note payable with Sorrento (see Note
13)
.
2020 Revolving Credit Facility
On December
14
,
2020
, Scilex Pharma entered into the Credit and Security Agreement (the “Credit Agreement”) with CNH Finance Fund I, L.P. (“CNH”) which provides Scilex Pharma with the ability to incur indebtedness under an accounts receivable revolving loan facility in an aggregate amount of $
10.0
 million and the incurrence of liens and the pledge of collateral to CNH in connection with the revolving loan facility. Under the terms of the Credit Agreement, interest will accrue daily on the principal amount outstanding at a rate per annum equal to the Wall Street Journal Prime Rate plus
1.75
%. All indebtedness incurred and outstanding will be due and payable in full on January
1
,
2024
; unless the Credit Agreement is earlier terminated. As of December
31
,
2021
and
2020
, the outstanding balance was $
8.8
 million and $
9.5
 million, respectively. On February
16
,
2022
, the Company notified CNH that it was terminating the Credit Agreement, effective
March 18, 2022
. Upon termination, all principal balances and interest accrued were settled.
Paycheck Protection Program
In May
2020
, the Company received the proceeds from a loan in the amount of $
1.6
 million (the “PPP Loan”) from Bank of America, as the lender, pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan matures on
May 05, 2022
and bears interest at a rate of
1.0
% per annum. The PPP Loan is evidenced by a promissory note dated May
03
,
2020
(the “Note”), which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties.
Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the twenty-four-week period, beginning on the date of loan approval. For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $
100,000
, prorated annually. Not more than
25
% of the forgiven amount may be for
non-payroll
costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $
100,000
or less annually are reduced by more than
25
%. In the event the PPP Loan, or any portion thereof, is forgiven pursuant to the PPP, the amount forgiven is applied to outstanding principal. The Company used all of the proceeds from the PPP Loan to retain employees and maintain payroll. In May
2021
, the Company received confirmation from the SBA that the entire PPP Loan was forgiven and recorded a gain on debt extinguishment of $
1.6
 million, which is included in loss on debt extinguishment, net, on the consolidated statements of operations for the year ended
December 31, 2021.

9.	Stockholders’ Equity
The total number of authorized shares of preferred stock of Scilex Holding is
20,000,000
, of which
no
 shares were issued and outstanding at December
31
,
2021
and
2020
. The total number of authorized shares of common stock of Scilex Holding is
350,000,000
, of which
197,266,338
shares were issued and outstanding at
December 31, 2021 and 2020.

10.	Stock Incentive and Employee Benefit Plans
2017 Equity Incentive Plan
In June
2017
, Scilex Pharma adopted the Scilex Pharmaceuticals Inc.
2017
Equity Incentive Plan (the “Scilex Pharma
2017
Plan”). The Scilex Pharma
2017
Plan reserved
24.0
 million shares of Scilex Pharma common stock.
Stock options granted under the Scilex Pharma 2017 Plan typically vest 1/4th of the shares on the first anniversary of the vesting commencement date and 1/48th of the remaining options vest each month thereafter.
The Scilex Pharma
2017
Plan was amended and restated on July
5
,
2018
.

Upon the Merger Closing, the Scilex Pharma
2017
Equity Incentive Plan was terminated, and each option to purchase Scilex Pharma’s common stock outstanding and unexercised immediately prior to the Merger Closing was cancelled and substituted for that number of options to acquire common stock of Scilex Holding.
Scilex Holding Company 2019 Stock Option Plan
The board of directors of the Company adopted the Scilex Holding Company
2019
Stock Option Plan (the “
2019
Stock Option Plan”) on May
28
,
2019
. The
2019
Stock Option Plan was approved by the Company’s stockholders on June
7
,
2019
. As of December
31
,
2019
,
30.0
 million shares of common stock of the Company were reserved for issuance pursuant to the
2019
Stock Option Plan. On December
21
,
2020
, the board of directors approved an amendment to the
2019
Stock Option Plan to reserve an additional
15.0
 million shares of common stock for issuance under the
2019
Stock Option Plan. As of December
31
,
2020
,
45.0
 million shares of common stock of the Company were reserved for issuance pursuant to the
2019
Stock Option Plan.
Stock options granted under the 2019 Stock Option Plan typically vest with respect to 1/4th of the shares on the first anniversary of the vesting commencement date and 1/48th of the remaining shares on each monthly anniversary thereafter.
As of December
31
,
2021
, options to purchase
28,163,510
shares of the common stock of Scilex Holding were outstanding, which is comprised of options to purchase
26,743,510
shares of common stock that were outstanding under the
2019
Stock Option Plan and options to purchase
1,420,000
shares of common stock that were outstanding pursuant to options previously granted under the Scilex Pharma
2017
Plan. As of December
31
,
2021
,
18,256,490
shares of the Company’s common stock were reserved for awards available for future issuance under the
2019
Stock Option Plan.
Total stock-based compensation recorded within operating expenses was $
5.8
 million, $
5.4
 million and $
4.3
 million for the years ended December
31
,
2021
,
2020
and
2019
, respectively.
The total unrecognized compensation costs related to unvested employee and nonemployee stock option grants as of December
31
,
2021
was $
8.8
 million and the weighted average period over which these grants are expected to vest is
1.8
 years.
Option Valuation
The Company calculates the fair value of stock-based compensation awards granted to employees and nonemployees using the Black-Scholes option-pricing method. The Black-Scholes option-pricing method requires the use of subjective assumptions, including stock price volatility, the expected life of stock options, risk free interest rate and the fair value per share of the underlying common stock on the date of grant. The assumptions used in the Black-Scholes option-pricing method related to options issued to employees and nonemployees for the years ended 2020 and 2019 is set forth below:

	Year Ended December 31,
	2020	2019
Weighted-average grant date fair value	$0.83	$0.87
Expected dividend yield	0.00%	0.00%
Expected stock-price volatility	90.00%	89.00% - 104.00%
Risk-free interest rate	0.53%	1.63% - 2.50%
Term of options	5.60	5.76 - 6.08
Fair value per share of common stock on date of grant	$1.16	$1.16
Exercise price	$1.16	$1.16

Expected dividend yield
. The Company bases the expected dividend yield assumption on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends on the Company’s common stock.
Expected stock-price volatility
. The expected stock-price volatility assumption is based on volatilities of a peer group of similar companies whose share prices are publicly available. The peer group was developed based on companies in the transdermal patch industry. In selecting the peer group, management considered publicly-traded transdermal patch companies with existing clinical stage branded and generic transdermal patches. Management further considered the development stage of the peer group companies.
Risk-free interest rate
. The Company bases the risk-free interest rate assumption on the U.S. Treasury’s rates for U.S. Treasury zero-coupon
bonds with maturities similar to those of the expected term of the award being valued.
Expected term of options
. The expected term of options represents the period of time when options are expected to be outstanding. Because the Company does not have historic exercise behavior, the Company determines the expected life assumption for options issued to directors and employees using the simplified method, which is an average of the contractual term of the option and its ordinary vesting period.
During the years ended December
31
,
2020
and December
31
,
2019
, Scilex Holding issued stock options to certain employees and nonemployees. Significant inputs utilized in determining the fair value of the common shares are as follows:
March 17 and March 31, 2019 Valuations
For the valuation
performed on March
17
,
2019
and March
31
,
2019
, the fair value of the Company’s common stock was estimated using the market and income approaches. The Company weighted a guideline public company method, a market approach that uses comparable company data and applies to the subject company, equally with a discounted cash flow method, an income approach that derives value by estimating reasonable future cash flows to the equityholders and discounting them to present value using a risk-adjusted discount rate. The Company then used the Option Pricing Method (“OPM”) to allocate the concluded equity value amongst the different equity classes and determine the common stock value. These valuations resulted in a valuation of the Company’s common stock of $
1.16
per share as of March
17
,
2019
and March
31
,
2019
.
May 31, 2019 Valuation
For the valuation performed on May
31
,
2019
, the fair value of the Company’s common stock was estimated using a hybrid Probability Weighted Expected Return Method (“PWERM”), which estimates the value by probability-weighting different scenarios. The Company used three going public scenarios and one stay-private scenario. For the three public scenarios, the Company utilized recent comparable initial public offerings to estimate value, which was allocated on a fully diluted basis to derive a common stock value for each scenario. For the stay-private scenario, the Company utilized the income and market approaches in line with the March
31
,
2019
valuation then allocated the concluded equity value using an OPM to derive a common stock value for the stay-private scenario. The Company then probability weighted (based on the Company’s best estimates at the time) each scenario’s common stock value to arrive at the Company’s concluded common stock value. This valuation resulted in a valuation of the Company’s common stock of $
1.16
per share as of May
31
,
2019
.

December 31, 2019 Valuation
For the valuation performed on December 31, 2019, the fair value of the Company’s common stock was estimated using PWERM, which estimates the value by probability-weighting different scenarios. The Company used three going public scenarios and one stay-private scenario. For the three public scenarios, the
Company

utilized recent comparable initial public offerings to estimate value, which was allocated on a fully diluted basis to derive a common stock value for each scenario. For the stay-private scenario, the Company utilized the income approach in line with the March 31, 2019 valuation then allocated the concluded equity value using an OPM to derive a common stock value for the stay-private scenario. The Company then probability weighted (based on the Company’s best estimates at the time) each scenario’s common stock value to arrive at the Company’s concluded common stock value. This valuation resulted in a valuation of the Company’s common stock of $1.16 per share as of December 31, 2019.
July 31, 2020 Valuation
For the valuation performed on July 31, 2020, the fair value of the Company’s common stock was estimated using PWERM, which estimates the value by probability-weighting different scenarios. The Company used three going public scenarios and one stay-private scenario. For the three public scenarios, the Company utilized recent comparable initial public offerings to estimate value, which was allocated on a fully diluted basis to derive a common stock value for each scenario. For the stay-private scenario, the Company utilized the income approach in line with the March 31, 2019, May 31, 2019 and December 31, 2019 valuations then allocated the concluded equity value using an OPM to derive a common stock value for the stay-private scenario. The Company then probability weighted (based on the Company’s best estimates at the time) each scenario’s common stock value to arrive at the Company’s concluded common stock value. This valuation resulted in a valuation of the Company’s common stock of $1.16 per share as of July 31, 2020.

The following represents a summary of the options outstanding at December 31, 2021, 2020, and 2019 changes during the years then ended (in thousands, other than weighted-average exercise price):

	Options	Weighted average exercise price	Aggregate Intrinsic Value

Outstanding at December 31, 2018	4,781	$0.63	$1,291
Granted	21,468	1.16
Exercised	—	—
Forfeited/Cancelled	(838)	0.94

Outstanding at December 31, 2019	25,411	1.07	2,183
Granted	6,194	1.16
Exercised	(56)	0.90
Forfeited/Cancelled	(745)	0.94

Outstanding at December 31, 2020	30,804	1.10	2,172
Granted	—	—
Exercised	—	—
Forfeited/Cancelled	(2,641)	0.68

Outstanding at December 31, 2021	28,163	$1.13	$915
Exercisable at December 31, 2021	17,177	$1.11
Employee Benefit Plan
The Company maintains a defined contribution
401
(k) plan available to eligible employees, which is administered by Sorrento. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. The Company made matching contributions to the
401
(k) plan totaling $
0.3
 million for each of the years ended December
31
,
2021
,
2020
and
2019
.

11.	Commitments and Contingencies
Product Development Agreement
In February
2013
, Scilex Pharma became a party to a product development agreement (as amended, the “Product Development Agreement”) with two
parties (the “Developers”),
one
of which is ITOCHU CHEMICAL FRONTIER Corporation (“Itochu”), pursuant to which the Developers will manufacture and supply lidocaine tape products, including ZTlido and
SP-103
(the “Products”), for Scilex Pharma. The Developers initially developed, and have intellectual property rights relating to, the Products. Pursuant to the Product Development Agreement, Scilex Pharma acquired an exclusive right to develop and commercialize the Products worldwide except for Japan. The Developers are responsible for sourcing and supplying lidocaine for development and commercialization purposes.
Pursuant to the Product Development Agreement, Scilex Pharma is required to make aggregate royalty payments between
25
% and
35
% to the Developers based on net profits. Up to the date the financial statements were issued, the Company made no
aggregate royalty payments. Net profits are defined as net sales, less cost of goods and marketing expenses. Net sales are defined as total gross sales of any Product, less all applicable deductions, to the extent accrued, paid or allowed in the ordinary course of business with respect to the sale of such Product, and to the extent that they are in accordance with U.S. GAAP. If Scilex Pharma were to sublicense the licensed technologies, the Developers will receive the same proportion of any sublicensing fees received therefrom. The Product Development Agreement will continue in full force and effect until
October 2, 2028
, the date that is
ten
years
from the date of the first commercial sale of ZTlido. The Product Development Agreement will renew automatically for subsequent successive one-year
renewal periods unless Scilex Pharma or the Developers terminate it upon
6-month
written notice. In addition, Scilex Pharma or the Developers may terminate the Product Development Agreement if
(1)
 the other party is in material breach of the agreement and the breach is not curable, or if the breach is curable and the breaching party has not cured such material breach within
180
 days after notice requesting to cure;
(2)
 the FDA determines that the formulation of the Products would not be eligible for FDA approval in the absence of efficacy studies, and the Developers are unable to address the efficacy study requirements despite good faith efforts;
(3)
 the market conditions are such that (a) commencing with the quarter ending March
31
,
2023
, Scilex Pharma’s total net profits of the Products are equal to or less than
5
% of Scilex Pharma’s net sales of the Products for a period of four
or more consecutive quarters, or (b) the Products’ economic viability is affected by documented external circumstances deemed detrimental to all parties as agreed to by Scilex Pharma and the Developers, and the parties are unable to resolve the economic viability concerns under the foregoing clauses (a) and (b) after
30
 days of good-faith discussion;
(4)
 the parties fail to reach mutual agreement as to who will conduct the clinical studies and how the costs will be allocated; or
(5)
 Scilex Pharma or either
one
of the Developers are bankrupt or make assignment for the benefit of creditors.

Up to the date the financial statements were issued, Scilex’s net profits for ZTlido and
SP-103
have not exceeded
five
percent of net sales. Accordingly, Oishi and Itochu have the right to terminate the Product Development Agreement and Commercial Supply Agreement. As of the date of this prospectus, neither Oishi nor Itochu has exercised its right of termination. Additionally, Scilex Pharma may terminate the Product Development Agreement if (i) any of the pivotal human clinical trials for any of the Products fail, or (ii) the FDA issues a “Refusal to File” for any of the Products’ regulatory approval application and, after reasonable consultation with the Developers, Scilex Pharma believes that it is commercially unreasonable to re-file.
The Developers may terminate the Product Development Agreement if Scilex Pharma fails to file for regulatory approval for any of the Products within three
 months of the date on which all required components of the regulatory approval application are received by Scilex Pharma.
On February
16
,
2017
, Scilex Pharma entered into a Commercial Supply Agreement (as amended, the “Supply Agreement”) with the two
Developers to provide commercial supply of ZTlido and
SP-103
to Scilex Pharma. The Supply Agreement contains standard terms regarding term, termination, payment, product quality and supply. In addition, the agreement provides additional terms regarding the calculation and amount of marketing expenses that may be deducted from net sales for purposes of determining the amount of net profit under the Product Development Agreement.

Exclusive Distribution Agreement
In August
2015
, Scilex Pharma entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) to appoint an exclusive third-party logistics distribution provider (the “Distributor”) and as an authorized distributor of record of ZTlido (“Product”) in the United States, its territories, possessions and commonwealths for an agreed schedule of fees, subject to a
3
% annual adjustment. The Distribution Agreement has an initial term of three
years
following the first shipment of
FDA-approved
Product to a commercial customer and shall automatically renew for additional terms of one
year each, unless written notice of termination is given by either party at least
30
 days prior to the end of the initial term or any renewal term. In the event of Product recalls, Scilex Pharma is solely responsible for all product recalls, except in the event where the recalls arise from the Distributor’s negligence or willful misconduct. Pursuant to the Distribution Agreement, Scilex Pharma will be responsible for delivery of Product to and from the Distributor’s facility, including all costs, expenses and risk of loss associated with such delivery. From late
2018
to early
2022
, ZTlido was sold, and title was transferred, to the Distributor for distribution and sale to wholesalers for a fee of between
1
% to
2
% which was recorded as a
gross-to-net
sales adjustment. Beginning in
April 2022
, Scilex Pharma began directly selling and transferring title to distributors.
Sales Operations Services
In January
2016
, Scilex Pharma entered into a project agreement with a vendor to provide sales operations services and detailing services, which was subsequently superseded by a new project agreement entered into in September
2018
(the “Project Agreement”). In connection with the detailing services, the Project Agreement provides that the vendor will provide Scilex Pharma with full-time sales representatives who shall detail the Product by making calls pursuant to a call plan on targets. These sales representatives are to be managed by field talent managers and a national project director, each of whom will also be provided by the vendor. In connection with the sales operation services, the vendor will provide certain services required for the initial implementation and ongoing operation of the sales force.
On July
1
,
2020
, Scilex Pharma and the vendor entered into a work order in which the parties agreed to convert substantially all of the sales representatives allocated under the Project Agreement to become employees of Scilex Pharma. The vendor will continue to provide sales operations services and fleet management services and sample accountability services. The work order will remain in effect until June
30
,
2022
, and may be extended for additional periods of
one
year upon the mutual agreement of both parties. Either party may terminate the work order with
90
 days’ notice. Scilex Pharma paid an implementation fee of $
59.0
 thousand and will pay fixed monthly fees of $
63.7
 thousand to $
65.8
 thousand for ongoing services.

The Company recognized an expense of $
1.9
 million, $
10.5
 million, and $
25.3
 million within selling, general and administrative expenses for services performed for the years ended December
31
,
2021
,
2020
, and
2019
, respectively, including implementation fees, fixed monthly fees and pass-through costs.
Litigation
In the normal course of business, the Company may be named as a defendant in one
or more lawsuits. Other than the following
two
lawsuits, the Company is not a party to any outstanding material litigation and management is currently not aware of any legal proceedings that, individually or in the aggregate, are deemed to be material to the Company’s financial condition or results of operations.
In February
2021
, the Company filed a lawsuit in the U.S. District Court for the Northern District of California against Sanofi-Aventis U.S. LLC and Hisamitsu America, Inc., two
manufacturers of
over-the-counter
(OTC) lidocaine patch products, alleging, among other things, false and deceptive advertising and unfair competition under the Lanham Act and California state laws by those companies regarding those patch products.
In March
2021
, the Company filed a lawsuit in the Delaware Court of Chancery against Anthony Mack, former President of the Company, and Virpax Pharmaceuticals, Inc., a company now headed by Mr. Mack,

alleging
, among other things, breach by Mr. Mack of his
non-compete
agreement with the Company and his fiduciary duties to the Company, and tortious interference by Virpax with that non-compete
agreement. Both lawsuits are ongoing.
Operating Leases
The Company leases administrative and research and development facilities under various non-cancelable
lease agreements. Facility leases generally provide for periodic rent increases and may include options to extend. As of December
31
,
2021
, the Company’s leases have remaining lease terms of approximately
2.7
to
2.9
 years. The term of the Company’s leases does not include extension options that were not reasonably certain to be exercised from its lease terms, ranging from
3
to
5
 years. Many of the Company’s leases are subject to variable lease payments. Variable lease payments are recognized in the period in which the obligation for those payments are incurred, are not included in the measurement of the right-of-use
assets or lease liabilities and are immaterial. Additionally, the Company subleases certain properties to third parties. Sublease income is recognized on a straight-line basis and is immaterial.
As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Company calculates the associated lease liability and corresponding right-of-use
asset upon lease commencement using a discount rate based on a credit-adjusted secured borrowing rate commensurate with the term of the lease. As of December
31
,
2021
, the Company has
no
finance leases.
The components of lease expense were as follows (in thousands):

	Year Ended December 31,
	2021	2020	2019
Operating lease cost*	$623	$904	$776

*	Inclusive of variable lease costs, sublease income, and impairment, which were immaterial for the periods presented.
Supplemental quantitative information related to leases includes the following:

	Year Ended December 31,
	2021	2020

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(654)	$(833)
Weighted average remaining lease term in years — operating leases	2.8	3.8
Weighted average discount rate — operating leases	12.2%	12.2%
Maturities of lease liabilities were as follows (in thousands):

Year Ending December 31,	Amount
2022	$674
2023	694
2024	596
2025	—
2026	—
Total lease payments	1,964
Less imputed interest	(316)
Total lease liabilities as of December 31, 2021	$1,648

Operating
lease expense totaled approximately $
0.7
 million, $
1.1
 million and $
0.8
 million for the years ended December
31
,
2021
,
2020
and
2019
, respectively.

12.	Income Taxes
Total loss before income taxes for the years ended December
31
,
2021
,
2020
and
2019
did not include a foreign component. The components of benefits for income taxes were as follows for the period ended December
31
(in thousands):

	Year Ended December 31,
	2021	2020	2019
Current expense:
Federal	$—	$—	$—
State	5	(53)	2

	5	(53)	2
Deferred
Federal	—	—	—
State	—	—	—

	—	—	$—
Total	$5	$(53)	$2
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The components of the Company’s net deferred tax liabilities and related valuation allowance are as follows at December 31 (in thousands):

	December 31,
	2021	2020
Deferred tax assets
Interest expense limitations	$12,205	$8,225
Tax credit carryforwards	1,630	1,623
Net operating loss carryforwards	39,714	31,732
Stock based compensation	3,233	2,037
Operating lease liabilities	404	510
Others	1,753	2,285

Total Deferred Tax Assets	58,939	46,412
Valuation allowance	(56,643)	(43,514)

Total Deferred Tax Assets	2,296	2,898

Deferred Tax Liabilities:
Amortization of intangibles	(1,975)	(2,486)
Other	(2)	—
Operating lease right-of-use assets	(319)	(412)
Total Deferred Tax Liabilities	$(2,296)	$(2,898)

The Company
has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that the deferred tax assets will not be realized. Due to such uncertainties surrounding the realization of the domestic deferred tax assets, the Company maintains a valuation allowance of $
56.6
 million and $
43.5
 million against its deferred tax assets as of December
31
,
2021
and
2020
, respectively. Realization of the deferred tax assets will
b
e

primarily

dependent upon the Company’s ability to generate sufficient taxable income prior to the expiration of its net operating losses.
The reconciliation between U.S. federal income taxes at the statutory rate and the Company’s benefit from income taxes are as follows for the year ended December 31:

	Year Ended December 31,
	2021	2020	2019
Statutory Federal Income Tax Rate	21.0%	21.0%	21.0%
State taxes, net of federal tax benefit	2.8%	2.7%	5.0%
Debt discount and interest limitation	(10.1)%	1.7%	0.0%
In-process research and development	0.0%	0.0%	(11.0)%
Return to provision adjustments and carryback	2.7%	(11.2)%	0.0%
Others	(1.6)%	(0.8)%	(0.8)%
Change in valuation allowance	(14.8)%	(13.2)%	(14.2)%

Income Tax Benefit	0.0%	0.2%	0.0%
As of December
31
,
2021
, the Company had net operating loss carryforwards of approximately $
167.5
 million for federal and $
81.7
 million for state income tax purposes, respectively. These may be used to offset future taxable income and will begin to expire in
2034
for state and
2035
for federal, except for $
154.8
 million of the federal net operating losses that have an indefinite carryforward period.
Internal Revenue Code Section 382 rules apply to limit a corporation’s ability to utilize existing net operating loss and tax credit carryforwards once the corporation experiences an ownership change as defined in Section 382. For the years ended December 31, 2021, 2020, and 2019, there was no impact of such limitations on the Company’s income tax provision.
The Company also has research and development and orphan drug credits of approximately $
2.0
 million for federal income taxes purposes. The federal credits may be used to offset future income tax and will begin to expire in
2035
.
The Company is subject to taxation in the U.S., various state tax jurisdictions and various foreign tax jurisdictions. All of the Company’s tax years will remain open for three year for examination by the Federal and state tax authorities from the date of utilization of the net operating loss. The Company does not have any tax audits pending.
The Company applies the accounting guidance for uncertainty in income taxes pursuant to
ASC-740-10.
Under ASC 740, the impact of an uncertain income tax position taken on a tax return must be recognized at the largest amount that is cumulatively “more likely than not” to be sustained upon audit by relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a
50
% likelihood of being sustained.
The unrecognized tax benefits balances as of December 31, 2021, 2020 and 2019 and the related increases and decreases to the balances were immaterial.
The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense.
No
interest and penalties have been recognized as of and for the periods ended December 31, 2021, 2020 and 2019.
The Company believes that no material amount of liabilities for uncertain tax positions will expire within 12 months of December 31, 2021.

13.	Related Party Transactions
On March 18, 2019, the Company entered into a merger agreement with Sorrento, Semnur, Merger Sub, and Fortis Advisors LLC. Jaisim Shah, a member of Sorrento’s board of directors, was Semnur’s Chief Executive Officer, a member of its board of directors and a stockholder of Semnur prior to the acquisition transaction. The upfront consideration was comprised of the following: (a) a cash payment of approximately $
15.0
 million, and (b) $
55.0
 million of shares of the Company’s common stock (
47,039,315
shares issued and
352,972
shares issuable, valued at $
1.16
per share) (i.e., the Stock Consideration). Following the issuance of the Stock Consideration, Sorrento was the owner of approximately
58
% of the Company’s issued and outstanding capital stock as of December 31, 2019. Following the completion of the Semnur Share Exchange and as of December 31, 2020, Sorrento held approximately
82.3
% of the outstanding common stock of the Company.
During the year ended December 31, 2021, 2020 and 2019, the Company purchased approximately $
5.7
 million, $
1.0
 million, and $
8.4
 million, respectively, of inventory from Itochu, a previous minority shareholder of the Company and a Developer in the aforementioned Product Development Agreement. These costs are recorded within cost of revenues and selling, general and administrative expenses in the Company’s statement of operations. As of December 31, 2020, approximately
14.7
% of the outstanding capital stock of the Company was held by Itochu. On January 13, 2021,
34,889,868
shares of the Company representing all outstanding capital stock of the Company held by Itochu were acquired by non-related
minority shareholders. Thus, Itochu is not a shareholder subsequent to January 13, 2021. On January 29, 2021, Sorrento acquired
34,889,868
shares of the Company, resulting in Sorrento holding approximately
99.97
% of the Company.

Semnur is party to an Assignment Agreement, dated August 6, 2013 (the “Assignment Agreement”), with Shah Investor LP (“Shah Investor”). Mahendra Shah, Ph.D., who has served on the Company’s board of directors since March 2019, is the managing partner of Shah Investor. Pursuant to the Assignment Agreement, Shah Investor assigned certain intellectual property to Semnur and Semnur agreed to pay Shah Investor a contingent quarterly royalty in the low-single
digits based on quarterly net sales of any pharmaceutical formulations for local delivery of steroids by injection developed using such intellectual property, which would include
SP-102.
To date, the Company has made no royalty payments pursuant to the Assignment Agreement.
On January 1, 2017, a Transition Services Agreement (“TSA”) was executed between Scilex Pharma and Sorrento. Pursuant to the TSA, Sorrento agreed, at the Company’s request, to provide directly or indirectly certain administrative, financial, legal, tax, insurance, facility, information technology and other services. In addition to the services provided under the TSA, Sorrento retains insurance coverage on behalf of the Company. During the years ended December 31, 2021, 2020, and 2019, the total cost of services and insurance, including an agreed-upon markup, provided to the Company and recognized in general and administrative expenses was $
4.0
 million, $
2.3
 million, and $
0.9
 million, respectively.
On March 18, 2019, the Company entered into a note payable with Sorrento with an initial principal amount of $
16.5
 million. The note is interest bearing at the lesser of (a)
10
% simple interest per annum, and (b) the maximum interest rate permitted under law. Interest is due and payable annually. The note payable is payable upon demand and may be prepaid in whole or in part at any time without penalty or premium. The outstanding principal balance of the note on December 31, 2021 and 2020 was $
19.6
 million and $
13.0
 million, respectively, which was recorded under the current related party note
s
payable in the Company’s consolidated balance sheets. As of December 31, 2021 and 2020, the Company had ending balances resulting from the accrued interest on the note payable of $
3.9
 million and $
2.6
 million, respectively, which was recorded under related party payable in the Company’s consolidated balance sheets. The proceeds from the note payable were used to finance the acquisition of Semnur.
On October 5, 2018, Scilex Pharma issued to Sorrento a promissory note in the amount of approximately $
21.7
 million for certain amounts previously advanced to Scilex Pharma by Sorrento (the “Intercompany Note”). Scilex Pharma may borrow up to an aggregate of $
25.0
 million of principal amount under the note payable. The promissory note is interest bearing at the lesser of (a)
10
% simple interest per annum, and (b) the
maximum

interest rate permitted under law. All outstanding principal amounts and accrued interest are due upon maturity on August 31, 2026. On October 22, 2018, Sorrento purchased from the Company
24,117,608
shares of the Company’s common stock in exchange for the repayment of $
21.7
 million of indebtedness under this promissory note. During 2021 and 2020, Sorrento made advances to Scilex Pharma in the amount of $
8.1
 million and $
10.3
 million, respectively, under the promissory note. As of December 31, 2021 and 2020, the Company had ending balances resulting from the accrued interest on the promissory note of $
3.1
 million and $
1.0
 million, respectively, which was recorded under related party payable in the Company’s consolidated balance sheets. As of December 31, 2021 and 2020, Scilex Pharma’s outstanding principal balance under the promissory note was $
23.5
 million and $
15.4
 million, respectively, which was recorded under the
non-current
related party note payable in the Company’s consolidated balance sheets.
The Company received $
17.3
 million and $
20.0
 million, in February 2021 and April 2021, respectively, from Sorrento to fund the payment of Scilex Pharma Notes in February 2021 and April 2021, totaling $
40.0
 million, as described in Note 8. The $
37.3
 million received in February 2021 and April 2021 is due on demand to Sorrento and was recorded under the related party payables in the Company’s consolidated balance sheets. As of December 31, 2021, related party payables due to Sorrento included $
35.7
 million to cover working capital requirements, $
51.0
 million for repurchases of Scilex Pharma Notes, and $
6.0
 million to pay litigation fees (see Note 11). As of December 31, 2020, related party payables due to Sorrento consisted of $
13.0
 million to cover working capital requirements and $
13.7
 million for repurchases of Scilex Pharma Notes.

14.	Loss Per Share
For the years ended December 31, 2021, 2020 and 2019, basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share is calculated to give effect to all dilutive securities, using the treasury stock method.
The following table sets forth the reconciliation of basic and diluted loss per share for the years ended December 31, 2021, 2020, and 2019 (in thousands except per share data):

	Year Ended December 31,
	2021	2020	2019
Net loss	$(88,424)	$(47,519)	$(178,594)

Denominator for Basic Loss Per Share	197,266	197,315	187,524
Effect of Dilutive Securities	0.0	0.0	0.0

Denominator for Diluted Loss per Share — Adjusted for Dilutive Securities	197,266	197,315	187,524
Basic Loss Per Share	$(0.45)	$(0.24)	$(0.95)
Dilutive Loss Per Share	$(0.45)	$(0.24)	$(0.95)
The stock options that could potentially dilute basic earnings per share in the future were excluded from the computation of diluted net loss per share because the effect would have been anti-dilutive due to the net loss for the years ended December 31, 2021, 2020, and 2019 of
28.2
 million,
30.8
 million, and
25.4
 million,
respectively.

15.	Subsequent Events
The following events were identified subsequent to the balance sheet date.
SPAC Transaction
On March 17, 2022, the Company entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Vickers Vantage Corp. I (“Vickers”), a SPAC, and Vantage Merger Sub, Inc., a wholly owned subsidiary of Vickers (“Merger Sub”). Pursuant to the terms of the Merger Agreement, (i) Merger
Sub will

merge with and into the Company
, with the Company surviving the merger (“combined company”) and (ii) become a wholly owned subsidiary of Vickers (collectively, the “SPAC Transaction”). The Merger is expected to close during the fourth quarter of 2022, and the Combined Company is expected to be listed on the Nasdaq Capital Market under the new ticker symbol “SCLX”. Completion of the SPAC Transaction is subject to the approval of Vickers and Company shareholders and the satisfaction or waiver of certain other closing conditions.
Scilex Pharma Note
Effective February 14, 2022, Scilex Pharma issued to Sorrento a draw notice under the Letter of Credit as required under the terms of the Indenture because actual cumulative net sales of ZTlido from the issue date of the Scilex Pharma Notes through December 31, 2021 were less than a specified sales threshold for such period. As a result of the draw notice being issued, the Company paid to Scilex Pharma $
35.0
 million in a single
lump-sum
amount as a subordinated loan. Per the terms of the Amendment No. 3, in February 2022, Scilex Pharma repurchased Scilex Pharma Notes in an aggregate amount equal to $
20.0
 million at a purchase price in cash equal

to 100% of the principal amount. In addition, the draw down of the Letter of Credit triggered a requirement for Scilex Pharma to maintain a minimum cash balance of $10.0 million at all times going forward.
Effective
 February 15, 2022, in accordance with the Indenture, the principal amount of the Scilex Pharma Notes was increased by $
28.0
 million as actual cumulative net sales of ZTlido from the issue date of the Scilex Pharma Notes through December 31, 2021 did not equal or exceed a $
481.0
 million sales threshold for such period.
Advances on Related Party Note Payable
On March 30, 2022, Sorrento made advances to the Company in the amount of $
23.0
 million under the related party note payable entered into on March 18, 2019 with Sorrento. See Note 13 for further discussion of the related party note payable.
SP-104
Acquisition from Sorrento
On May 12, 2022
, the Company and Sorrento entered into a bill of sale and assignment and assumption agreement (the “Bill of Sale”), pursuant to which Sorrento sold, conveyed, assigned and transferred to Scilex all of its rights, title and interest in and to Sorrento’s Delayed Burst Release Low Dose Naltrexone
(DBR-LDN)
asset and intellectual property rights, for the treatment of chronic pain, fibromyalgia and chronic post-COVID syndrome (collectively, the
“SP-104
Assets”) and the Company is currently analyzing the accounting treatment for the transaction. These assets had previously been acquired by Sorrento from Aardvark Therapeutics, Inc. (“Aardvark”) in April 2021 pursuant to an asset purchase agreement (the “Aardvark Asset Purchase Agreement”). Pursuant to the Bill of Sale, the Company assumed all of Sorrento’s rights, liabilities and obligations under the Aardvark Asset Purchase Agreement (the
“SP-104
Acquisition”).
As consideration for the
SP-104
Acquisition, the Company issued a promissory note in the aggregate principal amount of $
5.0
 million to Sorrento (the “2022 Promissory Note”). The 2022 Promissory Note matures seven years
from the date of issuance and bears interest at the rate equal to the lesser of (a)
2.66
% simple interest per annum and (b) the maximum interest rate permitted under law. The 2022 Promissory Note is payable in cash, shares of the Company common stock (any shares so issued, the
“
Consideration Shares”) or any combination thereof, at the Company’s sole discretion, and may be prepaid in whole or in part at any time without penalty. The Company also agreed to file with the SEC, a resale registration statement, relating to the resale by Sorrento of any Consideration Shares that may be issued to Sorrento, within
60
days of the issuance of such Consideration Shares.
As the successor to the Aardvark Asset Purchase Agreement, the Company is obligated to pay Aardvark (i) $
3,000,000
, upon initial approval by the FDA of a new drug application for the LDN Formulation (as defined in the
 Aardvark Asset Purchase Agreement) (which amount may be paid in shares of the Company’s common stock or cash, in the Company’s sole discretion) (the “Development Milestone Payment”) and (ii) $
20,000,000
, in cash, upon achievement of certain net sales by the Company of a commercial product that uses the LDN Formulation (the “Commercial Product”). The Company will also pay Aardvark certain royalties in the single digits based on percentages of annual net sales by the Company of a commercial product that uses the LDN Formulation. The royalty percentage is subject to reduction in certain circumstances. Royalties are due for so long as Commercial Product is covered by a valid patent in the country of sale or for ten years following the first commercial sale of the Commercial Product, whichever is longer.
In connection with its acquisition of the
SP-104
Assets, the Company has agreed that if it issues any shares of the Company’s common stock in respect of the Development Milestone Payment, the Company will prepare and file one or more registration statements with the SEC for the purpose of registering for resale such shares and is required to file such registration statement with the SEC within
60

days following the date on which any such shares are issued.
Tien-Li
Lee, MD, a member of the board of directors of the Company, is the founder, chief executive officer and a member of the board of directors of Aardvark.

F-8
8

SCILEX HOLDING COMPANY
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2022 AND DECEMBER 31, 2021
(In thousands, except for par value and share amounts; unaudited)
Consolidated Balance Sheets as of September 30, 2022 and December 31, 2021

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,483	$4,338
Accounts receivable, net	17,474	14,268
Inventory	933	2,562
Prepaid expenses and other	10,583	1,835

Total current assets:	31,473	23,003
Property and equipment, net	782	805
Operating lease right-of-use asset	1,271	1,303
Intangibles, net	41,617	38,802
Goodwill	13,481	13,481
Long-term deposit	153	538

Total assets	$88,777	$77,932

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,684	$4,284
Accrued payroll	1,426	3,733
Accrued expenses	23,862	10,621
Current portion of deferred consideration	133	—
Current portion of debt	—	37,950
Related party payable	166,145	92,724
Related party note payable	47,108	19,608
Current portion of operating lease liabilities	717	500

Total current liabilities:	251,075	169,420
Long-term deferred consideration	3,517	—
Long-term debt, net	—	72,037
Related party note payable, net	62,717	23,503
Derivative liabilities	—	35,700
Operating lease liabilities	863	1,148

Total liabilities	$318,172	$301,808
Commitments and contingencies (See Note 8)
Stockholders’ Deficit:
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued or outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 350,000,000 shares authorized; 197,566,338 and 197,266,338 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	20	20
Additional paid-in capital	128,615	128,654
Accumulated deficit	(358,030)	(352,550)

Total stockholders’ deficit	(229,395)	(223,876)

Total liabilities and stockholders’ deficit	$88,777	$77,932

See accompanying notes to unaudited consolidated financial statements

F-
8
9

SCILEX HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(In thousands, except for net loss per share amounts; unaudited)
Consolidated Balance Sheets as of September 30, 2022 and December 31, 2021

	Nine Months Ended September 30,
	2022	2021
Net revenue	$26,115	$23,054
Operating costs and expenses:
Cost of revenue	6,284	2,549
Research and development	6,457	7,031
Selling, general and administrative	41,371	36,092
Intangible amortization	2,896	2,803

Total operating costs and expenses	57,008	48,475

Loss from operations	(30,893)	(25,421)
Other (income) expense:
Gain on derivative liability	(5,300)	(100)
(Gain) loss on debt extinguishment, net	(28,634)	12,463
Interest expense	8,596	8,617
(Gain) loss on foreign currency exchange	(39)	48

Total other (income) expense	(25,377)	21,028

Loss before income taxes	(5,516)	(46,449)
Income tax (benefit) expense	(36)	10

Net loss	$(5,480)	$(46,459)

Net loss per share — basic and diluted	$(0.03)	$(0.24)
Weighted average number of shares during the period — basic and diluted	197,550	197,266
See accompanying notes to unaudited consolidated financial statements

F-9
0

SCILEX HOLDING COMPANY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(In thousands; unaudited)
Consolidated Balance Sheets as of September 30, 2022 and December 31, 2021

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2021	197,266	$20	$128,654	$(352,550)	$(223,876)
Stock options exercised	300	—	96	—	96
Aardvark SP-104 license transfer from Sorrento, net of discount	—	—	(4,127)	—	(4,127)
Aardvark SP-104 discount amortization	—	—	(35)	—	(35)
Stock based compensation	—	—	4,027	—	4,027
Net loss	—	—	—	(5,480)	(5,480)

Balance, September 30, 2022	197,566	$20	$128,615	$(358,030)	$(229,395)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2020	197,266	$20	$122,423	$(264,126)	$(141,683)
Stock-based compensation	—	—	4,368	—	4,368
Adjustment to shares issued in Semnur Acquisition	—	—	409	—	409
Net loss	—	—	—	(46,459)	(46,459)

Balance, September 30, 2021	197,266	$20	$127,200	$(310,585)	$(183,365)

See accompanying notes to unaudited consolidated financial statements

F-9
1

SCILEX HOLDING COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(In thousands; Unaudited)
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2022 and 2021

	Nine Months Ended September 30,
	2022	2021

Operating activities
Net loss	$(5,480)	$(46,459)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	2,926	2,832
Amortization of debt issuance costs and debt discount	3,108	5,904
Payment on the Scilex Pharma Notes attributed to accreted interest related to the debt discount	(21,190)	(11,813)
(Gain) loss on debt extinguishment, net	(28,634)	12,463
Non-cash operating lease cost	351	276
Stock-based compensation	4,027	4,368
Gain on derivative liability	(5,300)	(100)
Changes in operating assets and liabilities:
Accounts receivables, net	(3,206)	517
Inventory	1,629	186
Prepaid expenses and other	(3,478)	(1,647)
Long-term deposits	385	—
Accounts payable	2,967	(2,784)
Accrued payroll	(2,307)	360
Accrued expenses	12,403	(522)
Other liabilities	(255)	(53)
Related party payable	21,521	13,765

Net cash used for operating activities	(20,533)	(22,707)
Investing activities
Acquisition consideration paid in cash for Romeg intangible asset acquisition	(2,060)	—
Purchase of property, plant, and equipment	(7)

Net cash used for investing activities	(2,067)	—
Financing activities
Repayment of principal on the Scilex Pharma Notes	(84,808)	(32,376)
Repayment on other loans	(18,800)	(36,900)
Proceeds from other loans	9,857	34,799
Proceeds from stock options exercised	96	—
Proceeds from related party payable	51,900	45,050
Proceeds from related party note payable	62,500	11,500

Net cash provided by financing activities	20,745	22,073

Net change in cash and cash equivalents	(1,855)	(634)
Cash and cash equivalents at beginning of period	4,338	4,839

Cash and cash equivalents at end of period	$2,483	$4,205

Supplemental disclosures:
Supplemental disclosures of non-cash investing and financing activities
Deferred consideration for Romeg intangible asset acquisition	$3,650	$—
Non-cash consideration in Semnur acquisition	—	409
Other loan forgiveness	—	1,536
Promissory Note issued to Sorrento in exchange for the SP-104 license, net of discount	4,162	—
Fair value adjustment to derivative liability in troubled debt restructuring	30,400	—
Live Action right-of-use asset in Palo Alto	320	—
See accompanying notes to unaudited consolidated financial statement

SCILEX HOLDING COMPANY
Notes to Unaudited Consolidated Financial Statements
In connection with the business combination with Vickers Vantage Corp. I (as more fully described in these notes to the financial statements), Scilex Holding Company was renamed Scilex, Inc. These financial statements are those of Scilex Holding Company (now known as Scilex, Inc.) prior to
the completion of such business combination.

1.	Nature of Operations and Basis of Presentation
Organization and Principal Activities
Scilex Holding Company (“Scilex Holding” (now known as Scilex, Inc.) and together with its wholly owned subsidiaries, the “Company”) was incorporated in Delaware in February 2019 and is a majority-owned subsidiary of Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”). The Company is a commercial biopharmaceutical company focused on acquiring, developing and commercializing non-opioid
management products for the treatment of acute and chronic pain. The Company launched its first commercial product in October 2018, ZTlido (lidocaine topical system) 1.8% (“ZTlido”), a prescription lidocaine topical system that is designed with novel technology to address the limitations of current prescription lidocaine therapies by providing significantly improved adhesion and continuous pain relief throughout the
12-hour
administration period. The Company
in-licensed
the exclusive right to commercialize GLOPERBA (colchicine USP) oral solution, an
FDA-approved
prophylactic treatment for painful gout flares in adults, in the U.S. (see Note 2). The Company is planning to commercialize GLOPERBA in 2023. The Company is currently developing three product candidates,
SP-102
(10 mg, dexamethasone sodium phosphate viscous gel), a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica
(“SP-102”
or “SEMDEXA”) and
SP-103
(lidocaine topical system) 5.4%
(“SP-103”),
for the treatment of acute low back pain, and
SP-104
(4.5 mg,
low-dose
naltrexone hydrochloride delayed-release capsules)
(“SP-104”),
a novel formulation for the treatment of
fibromyalgia.
On March 18, 2019, the Company entered into a Contribution and Loan Agreement with Sorrento and the holders of the outstanding shares of capital stock of Scilex Pharmaceuticals Inc. (“Scilex Pharma”) pursuant to which the Company acquired
100
% of the outstanding shares of capital stock of Scilex Pharma in exchange for shares of the Company’s common stock (the “Contribution”), which was accounted for as a reorganization of entities under common control. Pursuant to the Contribution and Loan Agreement, Sorrento provided the Company with a loan with an initial principal amount of $
16.5
 million in the form of a note payable, which was used by the Company to fund the acquisition of Semnur Pharmaceuticals, Inc. (“Semnur”). Concurrently therewith, the Company entered into an Agreement and Plan of Merger with Semnur, Sigma Merger Sub, Inc., the Company’s prior wholly-owned subsidiary (“Merger Sub”), Fortis Advisors LLC, solely as representative of the holders of Semnur equity (the “Semnur Equityholders’ Representative”), and Sorrento, for limited purposes (the “Merger Agreement”), which was accounted for as an asset acquisition. Pursuant to the Merger Agreement, Merger Sub merged with and into Semnur (the “Merger of Semnur”), with Semnur surviving as the Company’s wholly-owned subsidiary. As a result of the Contribution and the Merger of Semnur, Scilex Pharma and Semnur became wholly-owned subsidiaries of the Company. Upon completion of the Contribution and the Merger of Semnur, the historical consolidated financial statements of Scilex Pharma became the historical consolidated financial statements of
Scilex Holding.
Since inception, the Company had devoted substantially all of its efforts to the product development of
SP-102
and
SP-103
and the commercialization of ZTlido.
Business Combination
On March
 17, 2022, the Company entered into an Agreement and Plan of Merger (as amended on September 12, 2022, the “BCA”) with Vickers Vantage Corp. I (“Vickers”), a special purpose acquisition

F-9
3

company, and

Vantage Merger Sub, Inc., a wholly-owned subsidiary of Vickers (“Vickers Merger Sub”). Pursuant to the terms of the BCA, Vickers Merger Sub merged with and into the Company, with the Company surviving the merger (“Legacy Scilex”) and becoming a wholly-owned subsidiary of Vickers (collectively, the “Business Combination”).
On November
10
,
2022
, Vickers consummated the Business Combination pursuant to the terms of the BCA. Vickers acquired all of the outstanding equity interests of Legacy Scilex. As a result of the Business Combination, New Scilex (as defined below) received gross proceeds of approximately $
12.0
 million, prior to the settlement of transaction-related costs and expenses. Additionally, all existing related party indebtedness between the Company, Scilex Pharma, and Sorrento totaling $
290.6
 million was converted into equity interests in Vickers in connection with the consummation of the Business Combination and pursuant to the terms of the Debt Exchange Agreement (see Note
10)
. In connection with the Business Combination (as more fully described in the notes to these financial statements), Scilex Holding Company was renamed to Scilex, Inc. These financial statements are those of Scilex Holding Company (now known as Scilex, Inc.) prior to the completion of such Business Combination. Additionally, in connection with the completion of the Business Combination, Vickers was renamed to, and will operate as, “Scilex Holding Company” and the Company began trading on the Nasdaq Capital Market under the new ticker symbol “SCLX” on November
11
,
2022
. Scilex Holding Company following the completion of the Business Combination is sometimes referred to herein as “New Scilex.”
The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Vickers is treated as the “acquired” company for accounting purposes and the Business Combination is treated as the equivalent of the Company issuing stock for the net assets of Vickers, accompanied by a recapitalization. The net assets of Vickers are stated at historical cost, with no
goodwill or other intangible assets recorded.
The Company’s legal, accounting and other fees directly attributable to the Business Combination were capitalized within prepaid expenses and other current assets on the consolidated balance sheets. As of September
30
,
2022
, the Company had capitalized $
7.3
 million of costs incurred in relation to the Business Combination. There were no
capitalized costs in relation to the Business Combination as of December
31
,
2021
.
Basis of Presentation
The accompanying
financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.
The accompanying consolidated financial statements include the accounts of the Company’s subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
These consolidated financial statements should be read in conjunction with the consolidated financial statements for the fiscal year ended December
31
,
2021
. Operating results for quarter periods are not expected to be indicative of operating results for the Company’s
2022
fiscal year, or any subsequent period.
Use of Estimates
The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

F-9
4

Significant Accounting Policies
During the
nine
months ended September
30
,
2022
, there have been
no
changes to the Company`s significant accounting policies as described in the notes to the audited financial statements for the years ended December
31
,
2021
and
2020
included in the proxy statement/prospectus filed by Vickers with the SEC on October
28
,
2022
beginning on page
F-48
thereof.
Segments
Operating segments
are identified as components of an entity where separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions on how to allocate resources and assesses performance. The Company has determined that its chief operating decision maker is its Chief Executive Officer, as he is responsible for making decisions regarding the allocation of resources and assessing performance as well as for strategic operational decisions. The Company is engaged primarily in the development of non-opioid
products focused on pain management based on its platform technologies and all sales are based in the United States. Accordingly, the Company has determined that it operates its business as a single reportable segment.

2.	Liquidity and Going Concern
The accompanying
consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management has assessed the Company’s ability to continue as a going concern for at least one
year after the date the financial statements are issued.
As of September
30
,
2022
, the Company’s negative working capital was $
219.6
 million, including cash and cash equivalents of approximately $
2.5
 million. During the
nine
months ended September
30
,
2022
, the Company had operating losses of $
30.9
 million and cash flows used for operations of $
20.5
 million. The Company had an accumulated deficit of approximately $
358.0
 million as of September
30
,
2022
.
In
September 2022
, the Company exercised the Early Paydown Provision to fully extinguish the Scilex Pharma Notes (see Note
6)
. In
August 2022
and
September 2022
, the Company made principal payments towards the outstanding Scilex Pharma Notes totaling $
41.4
 million. Pursuant to Amendment
No
.
4
, a principal balance of $
28.0
 million was forgiven by the Scilex Pharma Note Purchasers (see Note
6)
upon the Company’s exercise of the Early Paydown Provision. The Company funded the principal payments with cash-on
hand and $
34.0
 million received from Sorrento on September
28
,
2022
(see Note
10)
.
On September
12
,
2022
, the Company and Scilex Pharma entered into a Debt Exchange Agreement with Sorrento, pursuant to which all related party payables and related party note payables that remain outstanding as of immediately prior to, and contingent upon, the closing of the Business Combination were contributed by Sorrento to the Company in exchange for the issuance by the Company to Sorrento of preferred stock of the Company and such shares were subsequently converted into shares of New Scliex common stock and preferred stock (see Note
10)
.
On October
17
,
2022
, Sorrento and Scilex entered into a Funding Commitment Letter (see Note
10)
. Pursuant to the terms of the Funding Commitment Letter, upon the written request of the Company, Sorrento shall fund one
or more loans to the Company in the amount to achieve $
5,000,001
in net tangible assets immediately following the effective time of the Business Combination. Such related party payables or related party note payables will be converted into shares of preferred stock pursuant to the Debt Exchange Agreement. Any loans made under the Funding Commitment Letter will not exceed the lesser of (a) $
10,000,000
and (b) an amount that, when taken together with all other Outstanding Indebtedness, will result in the Aggregate Outstanding Amount equaling $
310,000,000
(see Note
10)
. The Company did not draw funds from the Funding Commitment Letter at the effective time of the Business Combination.

F-9
5

On March 18, 2019, the Company acquired Semnur and the acquisition was accounted for as an asset acquisition (see Note 3). The Company anticipates the cash needed for the development of Semnur’s primary product candidate in development,
SP-102,
as well in the development of
SP-103,
will be in excess of the Company’s cash available within one year after the date these consolidated financial statements are issued. Semnur has no historical revenue and the Company will be responsible for funding all development and commercialization efforts and capital funding needs possibly through private or public equity or debt financings, strategic collaborations or other arrangements.
On May 12, 2022, the Company entered into a Bill of Sale (see Note 3), with Sorrento to acquire rights, title and interest in the
SP-104
Assets (see Note 3).
SP-104
has not been approved for commercialization and, as such, no revenues have been generated to date by the asset. The Company will be responsible for funding all development and commercialization efforts.
On June 14, 2022, the Company entered into a license and commercialization agreement with Romeg (see Note 3). The transaction was accounted for as an asset acquisition since substantially all the value of the gross assets was concentrated in the single asset, acquired licenses. The Company anticipates incurring costs related to the commercial launch and marketing of the acquired licenses.
The Company has plans to obtain additional resources to fund its currently planned operations and expenditures for at least twelve months from the issuance of these consolidated financial statements through a combination of equity offerings, debt financings, collaborations, government contracts or other strategic transactions. The Company’s plans are also dependent upon the success of future sales of ZTlido, which is still in the early stages of commercialization, and are dependent upon, among other things, the success of the Company’s marketing of ZTlido. Should the Company’s sales of ZTlido not materialize at the expected rate contemplated in the Company’s business plan, due to the
COVID-19
pandemic or other factors, the Company believes that there are a number of ongoing and potential actions that would maintain its projected cash and projected financial position including but not limited to, additional reductions in general and administrative costs, sales and marketing costs, suspension or winding down of clinical development programs for
SP-102,
SP-103,
and
SP-104,
and other discretionary costs. Although the Company believes such plans, if executed, should provide the Company with financing to meet its needs, successful completion of such plans is dependent on factors outside the Company’s control. As such, management cannot conclude that such plans will be effectively implemented within one year after the date that these consolidated financial statements are issued. As a result, management has concluded that the aforementioned conditions, among other things, raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.

3.	Acquisitions
Semnur Acquisition
On March
18
,
2019
, the Company completed the Merger of Semnur. At the closing of the Merger of Semnur, the Company issued to the holders of Semnur’s capital stock and options to purchase Semnur’s common stock, upfront consideration with a value of $
70.0
 million. The upfront consideration was comprised of the following: (a) a cash payment of approximately $
15.0
 million, and (b) $
55.0
 million of shares of the Company’s common stock
(47,039,315
shares issued and
352,972
shares issuable, valued at $
1.16
per share) (the “Stock Consideration”). Following the issuance of the Stock Consideration, Sorrento ownership in the Company diluted to approximately
58
% of the Company’s issued and outstanding capital
stock.
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, the Company also agreed to pay the holders of Semnur equity (the “Semnur Equityholders”) up to $
280.0
 million in aggregate contingent cash consideration based on the achievement of certain milestones, comprised of a $
40.0
 million payment that will be due upon obtaining the first approval of a New Drug Application (“NDA”) of

a
 Semnur product by the U.S. Food and Drug Administration (the “FDA”) and additional payments that will be due upon the achievement of certain amounts of net sales of Semnur products, as follows:
(1)
 a $
20.0
 million

payment upon the achievement of $
100.0
 million in cumulative net sales of a Semnur product,
(2)
 a $
20.0
 million payment upon the achievement of $
250.0
 million in cumulative net sales of a Semnur product,
(3)
 a $
50.0
 million payment upon the achievement of $
500.0
 million in cumulative net sales of a Semnur product, and
(4)
 a $
150.0
 million payment upon the achievement of $
750.0
 million in cumulative net sales of a Semnur
product.
On August
7
,
2019
, the Company entered into an amendment to the Merger Agreement to provide that, following the consummation of the Company’s first bona fide equity financing with one
or more third-party financing sources on an arms’ length basis with gross proceeds to the Company of at least $
40.0
 million, certain of the former Semnur optionholders will be paid cash in lieu of:
(1)
 the
352,972
shares of the Company’s common stock otherwise issuable to such former Semnur optionholders pursuant to the Merger Agreement, and
(2)
 any shares that would otherwise be issued to such former Semnur optionholders upon release of shares held in escrow pursuant to the Merger Agreement, with such shares in each case valued at $
1.16
per share. The amendment resulted in a reclassification of $
0.4
 million from additional
paid-in
capital to accrued
liabilities.
In
March 2019
, the Semnur Equityholders that received the Stock Consideration were required to sign an Exchange and Registration Rights Agreement with the Company (the “Exchange Agreement”). Pursuant to the Exchange Agreement, and upon the terms and subject to the conditions contained therein, if within
18
months following the closing of the Merger,
100
% of the outstanding equity of the Company has not been acquired by a third party or the Company has not entered into a definitive agreement with respect to, or otherwise consummated, a firmly underwritten offering of the Company capital stock on a major stock exchange that meets certain requirements, then holders of the Stock Consideration may collectively elect to exchange, during the
60-day
period commencing the date that is the
18
month anniversary of the Closing (the “Share Exchange”), the Stock Consideration for shares of Sorrento’s common stock with a value of $
55.0
 million based on a price per share of Sorrento’s common stock equal to the greater of (a) the
30-day
trailing volume weighted average price of
one
share of Sorrento’s common stock as reported on The Nasdaq Stock Market LLC as of the consummation of the Share Exchange and (b) $
5.55
(subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction) (the “Exchange Price”). Pursuant to an amendment to the Exchange Agreement entered into by Sorrento on September
28
,
2020
, on October
9
,
2020
, Sorrento paid $
55.0
 million in cash to the Semnur Equityholders in lieu of issuing $
55.0
 million of shares of Sorrento’s common stock at the Exchange Price. Following the completion of the Share Exchange and as of December
31
,
2020
, Sorrento held approximately
82.3
% of the outstanding common stock of the Company. On January
29
,
2021
, Sorrento acquired additional shares of the Company, resulting in Sorrento holding approximately
99.97
% of the outstanding common stock of the
Company.
The
March 2019
transaction was accounted for as an asset acquisition since substantially all the value of the gross assets was concentrated in the single asset,
SP-102.
As a result, approximately $
75.3
 million was expensed as a component of acquired
in-process
research and development during the year ended
December 31, 2019.
No
contingent consideration was recorded as of September
30
,
2022
and December
31
,
2021
since the related regulatory approval milestones are not deemed probable until they actually occur.
SP-104
Acquisition
On May
12
,
2022
, the Company entered into a bill of sale and assignment and assumption agreement (the “Bill of Sale”), with Sorrento. Pursuant to the Bill of Sale, Sorrento sold, conveyed, assigned and transferred to the Company all of its rights, title and interest in and to Sorrento’s Delayed Burst Release Low Dose Naltrexone
(“DBR-LDN”)
asset and intellectual property rights, for the treatment of chronic pain, fibromyalgia and chronic post- COVID syndrome (collectively, the
“SP-104
Assets”). These assets had previously been acquired by Sorrento from Aardvark Therapeutics, Inc. (“Aardvark”) in
April 2021
pursuant to an asset purchase agreement

F-9
7

(the “Aardvark Asset Purchase Agreement”). Pursuant to the Bill of Sale, the Company assumed all of Sorrento’s rights, liabilities and obligations under the Aardvark Asset Purchase Agreement (the
“SP-104
Acquisition”).
As consideration for the
SP-104
Acquisition, the Company issued a promissory note in the aggregate principal amount of $
5.0
 million to Sorrento (the “
2022
Promissory Note”). Upon issuance of the note, the Company recorded a related party note payable liability of $
4.1
 million, net of discount, with an offset to additional paid in capital, given the common control relationship between Sorrento and the Company. The
2022
Promissory Note matures
seven years
from the date of issuance and bears interest at the rate equal to the lesser of (a)
2.66
% simple interest per annum and (b) the maximum interest rate permitted under law. The
2022
Promissory Note is payable in cash, shares of the Company’s common stock or any combination thereof, at the Company’s sole discretion, and may be prepaid in whole or in part at any time without penalty.
As the successor to the Aardvark Asset Purchase Agreement, the Company is obligated to pay Aardvark (i) $
3,000,000
, upon initial approval by the FDA of a new drug application for the
SP-104
Assets (which amount may be paid in shares of the Company’s common stock or cash, in the Company’s sole discretion) (the “Development Milestone Payment”) and (ii) $
20,000,000
, in cash, upon achievement of certain net sales by the Company of a commercial product that uses the
SP-104
Assets.
The Company will also pay Aardvark certain royalties in the single digits based on percentages of annual net sales by the Company of a commercial product that uses the
SP-104
Assets. The transaction was accounted for as an asset acquisition as substantially all the value of the gross assets was concentrated in a single asset,
SP-104
Assets. The contingent milestones and sale volume-based future royalties were determined to meet a scope exception for derivative under ASC Topic
815
, Derivatives and Hedging, and will not be recognized until the contingencies are realized in accordance with the Company’s accounting policy for contingent consideration in an asset acquisition.
No
contingent consideration was recognized at September
30
,
2022.
Tien-Li
Lee, MD, a member of the board of directors of the Company, is the founder and chief executive officer of Aardvark. Kim D. Janda, Ph.D., a member of the Board of Directors of Sorrento, is a member of the advisory board of
Aardvark.
GLOPERBA License Agreement
On June
14
,
2022
, the Company entered into a license agreement (the “Romeg License Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.) (“Romeg”). Pursuant to the Romeg License Agreement, among other things, Romeg granted the Company (a) a transferable license, with the right to sublicense, under the patents and know-how
specified therein (with such license to
know-how
being exclusive for the limited purposes specified therein) to (i) commercialize the pharmaceutical product comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans (the “Initial Licensed Product” or “GLOPERBA”) in the United States of America (including its territories) (the “Territory”), (ii) develop other products comprising the Initial Licensed Product as an active pharmaceutical ingredient (the “Licensed Products”) and commercialize any such products and (iii) manufacture Licensed Products anywhere in the world, solely for commercialization in the Territory and (b) an exclusive, transferable license, with right to sublicense, to use the trademark GLOPERBA and logos, designs, translations, and modifications thereof in connection with the commercialization of the Initial Licensed Product solely in the Territory. The Initial Licensed Product, GLOPERBA, was approved and made available in the
United States in 2020.
As consideration
for the license under the Romeg License Agreement, the Company paid Romeg an up-front
license fee of $
2.0
 million, and has agreed to pay Romeg (a) upon the Company’s achievement of certain net sales milestones, certain milestone payments in the aggregate amount of up to $
13.0
 million, (b) certain royalties in the
mid-single
digit to
low-double
digit percentages based on annual net sales of the Licensed Product by the Company during the applicable royalty term under the Romeg License Agreement, and (c) minimum quarterly royalty payments totaling $
7.1
 million commencing on the first year anniversary of the

F-
98

effective date of the Romeg License Agreement and ending on the later of (i) expiration of the last to expire of the licensed patents covering the Licensed Products in the Territory or (ii) the tenth anniversary of the effective date of the Romeg License Agreement.
The transaction was accounted for as an asset acquisition since substantially all the value of the gross assets was concentrated in a single asset, which is the Initial Licensed Product. In connection with the Romeg License Agreement, the Company recorded an intangible asset for acquired licenses of $
5.7
 million, which is comprised of the upfront license fee of $
2.0
 million and a deferred consideration of $
3.7
 million that is the present value of the future minimum royalty payments and immaterial transaction costs. The contingent s ale
s milestones and sales volume-based future royalties were determined to meet a scope exception for derivative under ASC Topic
815
, and will not be recognized until the contingencies are realized.
No
contingent consideration was recognized as a liability or included in the fair value of the asset as of September
30
,
2022
. The Company determined the useful life of the intangible asset to be approximately
15 years
, which approximates the life of the licensed patents covering the Initial Licensed Product.

4.	Fair Value Measurements
The following table presents the Company’s financial assets and liabilities that are measured at fair value (in thousands):

	Fair value measurements at September 30, 2022
	Balance	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and cash equivalents	$2,483	$2,483	$—	$—

Total assets measured at fair value	$2,483	$2,483	$—	$—

	Fair value measurements at December 31. 2021
	Balance	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and cash equivalents	$4,338	$4,338	$—	$—

Total assets measured at fair value	$4,338	$4,338	$—	$—

Liabilities
Derivative liabilities	$35,700	$—	$—	$35,700

Total liabilities measured at fair value	$35,700	$—	$—	$35,700

The
Company’s financial assets carried at fair value are comprised of cash and cash equivalents. Cash and cash equivalents consist of money market accounts and bank deposits which are highly liquid and readily tradable. These assets are valued using inputs observable in active markets for identical securities.
Derivative liabilities
The Company recorded a gain of $
5.3
 million and $
0.1
 million on derivative liabilities for the
nine
months ended September
30
,
2022
and
2021
, respectively, which was attributed to compound derivative liabilities associated with the Scilex Pharma Notes (see Note
6)
. The fair value of the derivative liability associated with the Scilex Pharma Notes decreased by $
30.4
 million immediately after the entry into Amendment
No
.
4
(see Note
6)
associated with the Scilex Pharma Notes on June
2
,
2022
(see Note
6)
. Amendment
No
.
4
was accounted

F-
99

for as troubled debt restructuring; therefore, the carrying amount of the Scilex Pharma Notes, net, was adjusted to reflect the aforementioned change in fair value of the derivative liability. The fair value of the derivative liability associated with the Scilex Pharma Notes was estimated using the discounted cash flow method combined with a

Monte Carlo simulation model including consideration of the terms of Amendment No. 4. Significant Level 3 assumptions used in the measurement included a
6.1
% risk adjusted net sales forecast and an effective debt yield of
21.5
% as of June 30, 2022. The Scilex Pharma Notes were fully extinguished in September 2022 (see Note 6) and, as such, there were no
remaining derivative liabilities as of September 30, 2022.
The following table includes a summary of the derivative liabilities measured at fair value using significant unobservable inputs (Level 3) during the nine months ended September 30, 2022:

Fair value
Balance at December 31, 2021	$35,700
Change in fair value measurement	(35,700)

Balance at September 30, 2022	$—

5.	Goodwill and Intangible Assets
As of September 30, 2022 and December 31, 2021, the Company had recorded goodwill of $
13.5
 million. The Company performed a qualitative test for goodwill impairment during the fourth quarter of 2021. Based upon the results of the qualitative testing, the Company concluded that it is more-likely-than-not
that the fair value of the Company’s goodwill was in excess of the carrying value and therefore performing the first step of the two-step
impairment test was unnecessary. The conclusion has not changed as of September 30, 2022 and no
goodwill impairment was recognized for the nine months ended September 30, 2022 and 2021.
The Company’s intangible assets, excluding goodwill, are composed of patent rights, acquired technology, acquired licenses, and assembled workforce. Amortization of the intangible assets that have finite useful lives is generally recorded on a straight-line basis over their useful lives.
A summary of the Company’s identifiable intangible assets as of September 30, 2022 and December 31, 2021 is as follows (in thousands):

	Nine months ended September 30, 2022
	Gross carrying amount	Accumulated amortization	Intangibles, net
Patent rights	$32,630	$12,871	$19,759
Acquired technology	21,940	5,851	16,089
Acquired licenses	5,711	92	5,619
Assembled workforce	500	350	150

Total intangible assets	$60,781	$19,164	$41,617

	December 31. 2021
	Gross carrying amount	Accumulated amortization	Intangibles, net
Patent rights	$32,630	$11,239	$21,391
Acquired technology	21,940	4,754	17,186
Assembled workforce	500	275	225

Total intangible assets	$55,070	$16,268	$38,802

On June 14, 2022, the Company entered into Romeg License Agreement to acquire an exclusive license to use GLOPERBA from Romeg (see Note 3). The Company determined the acquisition of licenses to be an asset acquisition. The fair value of consideration transferred of $
5.7
 million was assigned to acquired licenses with an amortization period of approximately
15
years.

As of September 30, 2022, the weighted average remaining life for identifiable intangible assets was
10.6

years. Aggregate amortization expense was $
2.9

million and $
2.8
 million for the nine months ended September 30,

2022 and 2021, respectively. Patent rights and acquired technology are amortized over a
15-year
period. Assembled workforce is amortized over a
5-year
period.

Estimated future amortization expense related to intangible assets at September 30, 2022 is as follows (in thousands):

Year ended December 31,	Amount
2022 (remaining three months)	$1,027
2023	$4,106
2024	$4,031
2025	$4,006
2026	$4,006
Thereafter	$24,441
Total	$41,617

6.	Debt
2018 Purchase Agreements and Indenture
On September 7, 2018, Scilex Pharma and Sorrento entered into Purchase Agreements (the “2018 Purchase Agreements”) with certain investors (collectively, the “Scilex Pharma Note Purchasers”). Pursuant to the 2018 Purchase Agreements, on September 7, 2018, Scilex Pharma, among other things, issued and sold to the Scilex Pharma Note Purchasers senior secured notes due
2026
in an aggregate principal amount of $
224.0
 million (the “Scilex Pharma Notes”) for an aggregate purchase price of $
140.0
 million (the “Offering”). The Scilex Pharma Notes are governed by an indenture (as amended, the “Indenture”) with Scilex Pharma, as issuer, U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), and Sorrento, as guarantor. Pursuant to the Indenture, Sorrento agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex Pharma under the Indenture (the “Guarantee”).
Actual cumulative net sales of ZTlido from the issue date of the Scilex Pharma Notes through December 31, 2021 did not equal or exceed $
481.0
 million, which resulted in a $
28.0
 million increase in the principal amount of the Scilex Pharma Notes, effective
February 15, 2022
. As a result, the Company recorded the increase of $
28.0
 million in principal and
non-operating
expense at December 31, 2021.
Effective February 14, 2022, Scilex Pharma issued to Sorrento a draw notice under the Letter of Credit as required under the terms of the Indenture because actual cumulative net sales of ZTlido from the issue date of the Scilex Pharma Notes through December 31, 2021 were less than a specified sales threshold for such period. As a result of the draw notice being issued, Sorrento paid to Scilex Pharma $
35.0
 million in a single
lump-sum
amount as a subordinated loan and Scilex Pharma became subject to a minimum cash requirement of $
10.0
 million. In February 2022, Scilex Pharma repurchased Scilex Pharma Notes from the holders thereof on a pro rata basis in an aggregate amount equal to $
20.0
 million.
On June 2, 2022, Sorrento and Scilex Pharma entered into a Consent Under and Amendment No. 4 to Indenture (the “Amendment No. 4”) with U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) and the Scilex Note Purchasers. Pursuant to Amendment
No. 4, (1) on
June 3, 2022, Scilex Pharma repurchased approximately $41.4 million of the aggregate principal amount of the outstanding Scilex Pharma Notes at 100% of the principal amount thereof, (2) the Scilex Note Purchasers agreed that Scilex Pharma can repurchase the remaining principal amount of the Scilex Pharma Notes at any time on or before September 30, 2022 for $41.4 million (subject to reduction for any quarterly royalty payments) and upon such repurchase the Scilex Note Purchasers will forgive and discharge $28.0 million of the aggregate principal amount of the Scilex Pharma Notes (the “Early Paydown Provision”), (3) the minimum cash

requirement under the Indenture was reduced to $
5.0
 million in aggregate unrestricted cash equivalents at the end of each calendar month, and (4) the maximum aggregate principal amount on the promissory note issued by Scilex Pharma to

Sorrento on October 5, 2018 was increased from up to $
25.0
 million to up to $
50.0
 million. The Company funded the repurchase with
cash-on-hand
and $
15.0
 million received from Sorrento on June 2, 2022, which was recorded under the current related party notes payable in the Company’s consolidated balance sheets (see Note 10). The Company concluded that the Amendment No. 4 was a troubled debt restructuring for accounting purposes. The future undiscounted cash flows of the Scilex Pharma Notes were higher than the carrying value of the Scilex Pharma Notes at the time of the entry into the Amendment No. 4, and accordingly, no
gain was recognized in the quarter ended June 30, 2022. Due to a decrease of $
30.4
 million in the fair value of the Scilex Notes Derivative caused by the Amendment No. 4, the carrying value of the Scilex Notes was increased by $
30.4
 million.
In September 2022, the Company exercised the Early Paydown Provision to fully extinguish the Scilex Pharma Notes. In August and September 2022, the Company made principal payments towards the outstanding Scilex Pharma Notes totaling $
1.7
 million and $
39.7
 million, respectively. Pursuant to Amendment No. 4, $
28.0
 million of principal amount on the Scilex Pharma Notes was forgiven by the Scilex Pharma Note Purchasers and the Scilex Pharma Notes were fully extinguished in September 2022. The Company recorded a gain on debt extinguishment of $
33.4
 million as a result of the extinguishment. There are
no
derivative liabilities as of September 30, 2022.
Borrowings of the Scilex Notes consisted of the following (in thousands):

	September 30, 2022	December 31, 2021
Principal	$—	$133,997
Unamortized debt discount	—	(30,597)
Unamortized debt issuance costs	—	(2,228)

Carrying value	—	101,172
Current portion	—	(29,135)

Long term portion	—	72,037

Estimated fair value	$—	$115,400
The Company made principal payments of $
106.0
 million and $
44.2
 million during the nine months ended September 30, 2022 and 2021, respectively. The imputed effective interest rate at December 31, 2021 was
7.7
%. The amount of debt discount and debt issuance costs included in interest expense for the nine months ended September 30, 2022 and 2021 was approximately $
3.1
 million and $
5.9
 million, respectively. The Company recorded a gain on debt extinguishment of $
28.6
 million and a loss on debt extinguishment of $
14.0
 million in connection with its repayments of principal made during the nine months ended September 30, 2022 and 2021, respectively.
Related Party Notes Payable
On October 5, 2018, Scilex Pharma issued to Sorrento a promissory note (see Note 10). On March 18, 2019, the Company entered into a note payable with Sorrento (see Note 10). On February 14, 2022, Sorrento paid to Scilex Pharma $
35.0
 million in a single
lump-sum
amount as a subordinated loan (see Note 10). On May 12, 2022, the Company issued Sorrento a promissory note of $
5.0
 million in exchange for the
SP-104
Assets (see Note 3).
2020 Revolving Credit Facility
On December
14, 2020, Scilex Pharma entered into the Credit and Security Agreement (the “Credit Agreement”) with CNH Finance Fund I, L.P. (“CNH”) which provides Scilex Pharma with the ability to incur indebtedness under an accounts receivable revolving loan facility in an aggregate amount of $10.0 million and the incurrence of liens and the pledge of collateral to CNH in connection with the revolving loan facility. Under the terms of the Credit Agreement, interest will accrue daily on the principal amount outstanding at a rate per annum equal to the Wall Street Journal Prime Rate plus 1.75%. All indebtedness incurred and outstanding will be due and payable in full on January 1, 2024; unless the Credit Agreement is earlier terminated. As of December 31, 2021, the outstanding balance was $8.8 million. On February 16, 2022, the Company notified CNH that it was terminating the Credit Agreement, effective March 18, 2022. Upon termination, all principal balances and interest accrued were settled.

7.	Stock Incentive and Employee Benefit Plans
2017 Equity Incentive Plan
In June
2017, Scilex Pharma adopted the Scilex Pharmaceuticals Inc. 2017 Equity Incentive Plan (the “Scilex Pharma 2017 Plan”). The Scilex Pharma 2017 Plan reserved
24.0
 million shares of Scilex Pharma common stock.
Stock options granted under the Scilex Pharma 2017 Plan typically vest 1/4th of the shares on the first anniversary of the vesting commencement date and 1/48th of the remaining options vest each month thereafter.
The Scilex Pharma 2017 Plan was amended and restated on July 5, 2018.
Upon the closing of the Merger of Semnur, the Scilex Pharma 2017 Plan was terminated, and each option to purchase Scilex Pharma’s common stock outstanding and unexercised immediately prior to the closing of the Merger of Semnur was cancelled and substituted for that number of options to
acquire common stock of Scilex
Holding.
Scilex Holding Company 2019 Stock Option Plan
The board of
directors of the Company adopted the Scilex Holding Company 2019 Stock Option Plan (the “2019 Stock Option Plan”) on May 28, 2019. The 2019 Stock Option Plan was approved by the Company’s stockholders on June 7, 2019. As of December 31, 2019, 30.0 million shares of common stock of the Company were reserved for issuance pursuant to the 2019 Stock Option Plan. On December 21, 2020, the board of directors approved an amendment to the 2019 Stock Option Plan to reserve an additional
15.0
 million shares of common stock for issuance under the 2019 Stock Option Plan. As of December 31, 2020,
45.0
 million shares of common stock of the Company were reserved for issuance pursuant to the 2019 Stock Option Plan.
Stock options granted under the 2019 Stock Option Plan typically vest with respect to 1/4th of the shares on the first anniversary of the vesting commencement date and 1/48th of the remaining shares on each monthly anniversary thereafter.
As of September 30, 2022, options to purchase
25,159,760
shares of the common stock of Scilex Holding were outstanding, which is comprised of options to purchase
24,054,760
shares of common stock that were outstanding under the 2019 Stock Option Plan and options to purchase
1,105,000
shares of common stock that were outstanding pursuant to options previously granted under the Scilex Pharma 2017 Plan. As of September 30, 2022,
20,945,240
shares of the Company’s common stock were reserved for awards available for future issuance under the 2019 Stock Option Plan.
Total stock-based compensation recorded within operating expenses was $
4.0
 million and $
4.4
 million for the nine months ended September 30, 2022 and 2021, respectively.
T
he total unrecognized compensation costs related to unvested employee and non-employee
stock option grants as of September 30, 2022 was $
3.9
 million and the weighted average period over which these grants are expected to vest is
1.4
years.

Employee Benefit Plan
The Company maintains a defined contribution 401(k) plan available to eligible employees, which is administered by Sorrento. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. The Company made matching contributions to the 401(k) plan totaling $
0.3
 million and $
0.2
 million for each of the nine months ended September 30, 2022 and 2021, respectively.

8.	Commitments and Contingencies
Product Development Agreement
In February 2013, Scilex Pharma became a party to a product development agreement (as amended, the “Product Development Agreement”) with two parties (the “Developers”), one of which is ITOCHU CHEMICAL FRONTIER Corporation (“Itochu”), pursuant to which the Developers will manufacture and supply lidocaine tape products, including ZTlido and
SP-103
(the “Products”), for Scilex Pharma. The Developers initially developed, and have intellectual property rights relating to, the Products. Pursuant to the Product Development Agreement, Scilex Pharma acquired an exclusive right to develop and commercialize the Products worldwide except for Japan. The Developers are responsible for sourcing and supplying lidocaine for development and commercialization purposes.
Pursuant to the Product Development Agreement, Scilex Pharma is required to make aggregate royalty payments between
25
% and
35
% to the Developers based on net profits. During the nine months ended September 30, 2022, Scilex Pharma made the first royalty payments in the amount of $0.2 million. Net profits are defined as net sales, less cost of goods and marketing expenses. Net sales are defined as total gross sales of any Product, less all applicable deductions, to the extent accrued, paid or allowed in the ordinary course of business with respect to the sale of such Product, and to the extent that they are in accordance with U.S. GAAP. If Scilex Pharma were to sublicense the licensed technologies, the Developers will receive the same proportion of any sublicensing fees received therefrom. The Product Development Agreement will continue in full force and effect until
October 2, 2028
, the date that is
ten years
from the date of the first commercial sale of ZTlido. The Product Development Agreement will renew automatically for subsequent successive one-year
renewal periods unless Scilex Pharma or the Developers terminate it upon
6-month
written notice. In addition, Scilex Pharma or the Developers may terminate the Product Development Agreement if (1) the other party is in material breach of the agreement and the breach is not curable, or if the breach is curable and the breaching party has not cured such material breach within
180
days after notice requesting to cure; (2) the FDA determines that the formulation of the Products would not be eligible for FDA approval in the absence of efficacy studies, and the Developers are unable to address the efficacy study requirements despite good faith efforts; (3) the market conditions are such that (a) commencing with the quarter ending March 31, 2023, Scilex Pharma’s total net profits of the Products are equal to or less than
5
% of Scilex Pharma’s net sales of the Products for a period of four or more consecutive quarters, or (b) the Products’ economic viability is affected by documented external circumstances deemed detrimental to all parties as agreed to by Scilex Pharma and the Developers, and the parties are unable to resolve the economic viability concerns under the foregoing clauses (a) and (b) after 30 days of good-faith discussion; (4) the parties fail to reach mutual agreement as to who will conduct the clinical studies and how the costs will be allocated; or (5) Scilex Pharma or either one of the Developers are bankrupt or make assignment for the benefit of creditors. Up to the date the financial statements were issued, the Company’s net profits for ZTlido and
SP-103
have not exceeded five percent of net sales. Accordingly, Oishi and Itochu have the right to terminate the Product Development Agreement and Commercial Supply Agreement. As of the date of this prospectus, neither Oishi nor Itochu has exercised its right of termination. Additionally, Scilex Pharma may terminate the Product Development Agreement if (i) any of the pivotal human clinical trials for any of the Products fail, or (ii) the FDA issues a “Refusal to File” for any of the Products’ regulatory approval application and, after reasonable consultation with the Developers, Scilex Pharma believes that it is commercially unreasonable to re-file.
The Developers may terminate the Product Development Agreement if Scilex Pharma fails to file for regulatory approval for any of the Products within three months of the date on which all required components of the regulatory approval application are received by Scilex Pharma.

On February 16, 2017, Scilex Pharma entered into a Commercial Supply Agreement (as amended, the “Supply Agreement”) with the two Developers to provide commercial supply of ZTlido and
SP-103
to Scilex Pharma. The Supply Agreement contains standard terms regarding term, termination, payment, product quality and supply. In addition, the agreement provides additional terms regarding the calculation and amount of marketing expenses that may be deducted from net sales for purposes of determining the amount of net profit under the Product Development Agreement.
Exclusive Distribution Agreement
In August 2015, Scilex Pharma entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) to appoint an exclusive third-party logistics distribution provider (the “Distributor”) and as an authorized distributor of record of ZTlido (“Product”) in the United States, its territories, possessions and commonwealths for an agreed schedule of fees, subject to a
3
% annual adjustment. The Distribution Agreement has an initial term of three years
following the first shipment of
FDA-approved
Product to a commercial customer and shall automatically renew for additional terms of one year each, unless written notice of termination is given by either party at least 30 days prior to the end of the initial term or any renewal term. In the event of Product recalls, Scilex Pharma is solely responsible for all Product recalls, except in the event where the recalls arise from the Distributor’s negligence or willful misconduct. Pursuant to the Distribution Agreement, Scilex Pharma will be responsible for delivery of Product to and from the Distributor’s facility, including all costs, expenses and risk of loss associated with such delivery. From late 2018 to early 2022, ZTlido was sold, and title was transferred, to the Distributor for distribution and sale to wholesalers for a fee of between
1
% to
2
% which was recorded as a
gross-to-net
sales adjustment. Beginning in April 2022, Scilex Pharma began directly selling and transferring title to distributors.
Sales Operations Services
In January 2016, Scilex Pharma entered into a project agreement with a vendor to provide sales operations services and detailing services, which was subsequently superseded by a new project agreement entered into in September 2018 (the “Project Agreement”). In connection with the detailing services, the Project Agreement provides that the vendor will provide Scilex Pharma with full-time sales representatives who shall detail the Product by making calls pursuant to a call plan on targets. These sales representatives are to be managed by field talent managers and a national project director, each of whom will also be provided by the vendor. In connection with the sales operation services, the vendor will provide certain services required for the initial implementation and ongoing operation of the sales force.
On July 1, 2020, Scilex Pharma and the vendor entered into a work order in which the parties agreed to convert substantially all of the sales representatives allocated under the Project Agreement to become employees of Scilex Pharma. The vendor will continue to provide sales operations services, fleet management services and sample accountability services. The work order was in effect until June 30, 2022 and was extended for one year upon the mutual agreement of both parties. Either party may terminate the work order with
90
days’ notice. Scilex Pharma paid an implementation fee of $
59.0
 thousand and will pay fixed monthly fees of $
63.7
 thousand to $
65.8
 thousand for ongoing
services.
The Company recognized an expense of $
0.5
 million and $
1.6
 million within selling, general and administrative expenses for services performed for the nine months ended September 30, 2022 and 2021, respectively, including implementation fees, fixed monthly fees and pass-through costs.
Litigation
In the normal course of business, the Company may be named as a defendant in one or more lawsuits. Other than the following three lawsuits, the Company is not a party to any outstanding material litigation and management is not aware of any legal proceedings that, individually or in the aggregate, are deemed to be material to the Company’s financial condition or results of operations.

Sanofi-Aventis U.S. LLC and Hisamitsu America, Inc. Litigation
On February 23, 2021, the Company filed an action in the U.S. District Court for the Northern District of California against Sanofi-Aventis U.S. LLC and Hisamitsu America, Inc., two manufacturers of OTC lidocaine patch products, alleging, among other things, false and deceptive advertising and unfair competition under the Lanham Act and California state laws by those companies regarding their respective OTC patch products (the “Sanofi- Aventis & Hisamitsu Litigation”). This lawsuit seeks, among other relief, damages and an injunction enjoining the defendants from continuing to make false or misleading statements of fact about their respective OTC lidocaine patch products. The defendants have filed motions to dismiss, which have narrowed slightly our claims, but which motions the court has largely rejected. Discovery is proceeding. The case is currently scheduled for trial to begin on July 24, 2023. The Company cannot make any predictions about the outcome in this matter or the timing thereof.
Former Employee Litigation
On March 12, 2021, the Company filed an action in the Delaware Court of Chancery against Anthony Mack, former President of Scilex Pharma, and Virpax Pharmaceuticals, Inc. (“Virpax”), a company now headed by Mr. Mack, alleging, among other things, breach by Mr. Mack of his non-compete
agreement with us, breach of fiduciary duty, and tortious interference by Virpax with that non-compete
agreement (the “Former Employee Litigation”). This lawsuit seeks, among other relief, damages and an injunction enjoining Mr. Mack from further violating his non-compete
agreement and enjoining Virpax from tortiously interfering with Mr. Mack’s non-compete
agreement. The case was tried from September
12-14,
2022. Post-trial briefing is underway and closing arguments remain. The Company cannot make any predictions about the outcome in this matter or the timing thereof.
ZTlido Patent Litigation
On June 22, 2022, the Company filed a complaint against Aveva Drug Delivery Systems, Inc., Apotex Corp., and Apotex, Inc. (together, “Aveva”) in the U.S. District Court for the Southern District of Florida (the “Aveva Patent Litigation”) alleging infringement of certain Orange Book listed patents covering ZTlido (the “ZTlido Patents”). The Aveva Patent Litigation was initiated following the submission by Aveva, in accordance with the procedures set out in the Hatch-Waxman Act, of an ANDA. Aveva’s ANDA seeks approval to market a generic version of ZTlido prior to the expiration of the ZTlido Patents and alleges that the ZTlido Patents are invalid, unenforceable, and/or not infringed. The Company is seeking, among other relief, an order that the effective date of any FDA approval of Aveva’s ANDA be no earlier than the expiration of the asserted patents listed in the Orange Book, the latest of which expires on May 10, 2031, and such further and other relief as the court may deem appropriate. Aveva is subject to a
30-month
stay preventing it from selling a generic version of ZTlido during that time. The stay should expire no earlier than November 11, 2024. Trial in the Aveva Patent Litigation has not yet been scheduled. The Company cannot make any predictions about the final outcome of this matter or the timing thereof.

Operating Leases
Supplemental quantitative information related to leases includes the following:

	Nine Months Ended September 30,
	2022	2021

Cash paid for amounts included in the measurement of lease liabilities:

Operating cash flows from operating leases	$531	$489
ROU assets obtained in exchange for new operating lease liabilities	$320	$—
Weighted average remaining lease term in years — operating leases	2.0	3.1
Weighted average discount rate — operating leases	11.8%	12.2%
In
June 2022
, the Company entered into a new
non-cancelable
lease agreement for an administrative facility in Palo Alto. The lease includes annual rent increases and the option to extend. The term of the new lease is
26
months and the Company expects to exercise the extension option at the end of the lease.

Maturities of lease liabilities were as follows (in thousands):

Year Ending December 31,	Amount
2022 (Remaining three months)	$215
2023	872
2024	703
2025	—
2026	—

Total lease payments	1,790
Less imputed interest	(210)

Total lease liabilities as of September 30, 2022	$1,580

9.	Income Taxes
The Company
maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets include net operating loss carryforwards, research credits and temporary differences. In assessing the Company’s ability to realize deferred tax assets, management considers, on a periodic basis, whether it is more likely than not that some portion or all the deferred tax assets will not be realized. As such, management has determined that it is appropriate to maintain a valuation allowance against the Company’s deferred tax assets.
The Company’s income tax (benefit) expense of $
(36.4
) thousand and $
10.0
 thousand reflect effective tax rates of
0.7
% and
0.02
% for the
nine
months ended September
30
,
2022
and
2021
, respectively.
The difference between the expected statutory federal tax rate of
21.0
% and the
0.7
% effective tax rate for the
nine
months ended September
30
,
2022
was primarily attributable to income tax expense associated with changes in a valuation allowance.

10.	Related Party Transactions
On March 18, 2019, the Company
entered into a merger agreement with Sorrento, Semnur, Merger Sub, and Fortis Advisors LLC. Jaisim Shah, a member of Sorrento’s board of directors, was Semnur’s Chief Executive

Officer, a member of its board of directors and a stockholder of Semnur prior to the acquisition transaction. The upfront consideration was comprised of the following: (a) a cash payment of approximately $
15.0
 million, and (b) $
55.0
 million of shares of the Company’s common stock (
47,039,315
shares issued and
352,972
shares issuable, valued at $
1.16
per share) (i.e., the Stock Consideration). Following the issuance of the Stock Consideration, Sorrento was the owner of approximately
58
% of the Company’s issued and outstanding capital stock as of December
31
,
2019
. Following the completion of the Share Exchange and as of December
31
,
2020
, Sorrento held approximately
82.3
% of the outstanding common stock of the Company.
As
 of December
31
,
2020
, approximately
14.7
% of the outstanding capital stock of the Company was held by Itochu. On January
13
,
2021
,
34,889,868
shares of the Company representing all outstanding capital stock of the Company held by Itochu were acquired by non-related
minority shareholders. Thus, Itochu is not a shareholder subsequent to January
13
,
2021
. On January
29
,
2021
, Sorrento acquired
34,889,868
shares of the Company, resulting in Sorrento holding approximately
99.97
% of the Company. During the
nine
months ended September
30
,
2022
and
2021
, the Company purchased approximately $
4.0
 million and $
4.8
 million, respectively, of inventory from Itochu, a previous minority shareholder of the Company and a Developer in the aforementioned Product Development Agreement. These costs are recorded within cost of revenues and selling, general and administrative expenses in the Company’s statement of operations.
Semnur is party to an Assignment Agreement, dated August 6, 2013 (the “Assignment Agreement”), with Shah Investor LP (“Shah Investor”). Mahendra Shah, Ph.D., who served on the Company’s board of directors from March 2019 through September 2020, is the managing partner of Shah Investor. Pursuant to the Assignment Agreement, Shah Investor assigned certain intellectual property to Semnur and Semnur agreed to pay Shah Investor a contingent quarterly royalty in the low-single
digits based on quarterly net sales of any pharmaceutical formulations for local delivery of steroids by injection developed using such intellectual property, which would include
SP-102.
Through September 30, 2022, the Company has made no royalty payments pursuant to the Assignment Agreement.
On January 1, 2017, a Transition Services Agreement (“TSA”) was executed between Scilex Pharma and Sorrento. Pursuant to the TSA, Sorrento agreed, at the Company’s request, to provide directly or indirectly certain administrative, financial, legal, tax, insurance, facility, information technology and other services. In addition to the services provided under the TSA, Sorrento retains insurance coverage on behalf of the Company. During the nine months ended September 30, 2022 and 2021, the total cost of services and insurance, including an agreed-upon markup, provided to the Company and recognized in general and administrative expenses was $
3.2
 million and $
3.0
 million, respectively.
On March 18, 2019, the Company entered into a note payable with Sorrento with an initial principal amount of $
16.5
 million for the acquisition of Semnur. The note is interest bearing at the lesser of (a)
10
% simple interest per annum, and (b) the maximum interest rate permitted under law. Interest is due and payable annually. The note payable is payable upon demand and may be prepaid in whole or in part at any time without penalty or premium. During the nine months ended September 30, 2022 and 2021, Sorrento made advances to the Company in the amount of $
27.5
 million and $
3.4
 million, respectively, under the note payable. The outstanding principal balance of the note on September 30, 2022 and December 31, 2021 was $
47.1
 million and $
19.6
 million, respectively, which was recorded under the current related party note payable in the Company’s consolidated balance sheets. As of September 30, 2022 and December 31, 2021, the Company had ending balances resulting from the accrued interest on the note payable of $
6.8
 million and $
3.9
 million, respectively, which was recorded under related party payable in the Company’s consolidated balance sheets. During the nine months ended September 30, 2022, the proceeds from the note payable were used to finance the operations of the Company.
On October 5, 2018, Scilex Pharma issued to Sorrento a promissory note i
n the amount of approximately $
21.7
 million for certain amounts previously advanced to Scilex Pharma by Sorrento. Scilex Pharma may borrow up to an aggregate of $
25.0
 million of principal amount under the note payable. The promissory note is interest bearing at the lesser of (a)
10
% simple interest per annum, and (b) the maximum interest rate permitted under law. All outstanding principal amounts and accrued interest are due upon maturity on August 31, 2026. On October 22, 2018, Sorrento purchased from the Company
24,117,608
shares of the Company’s common stock in exchange for the repayment of $
21.7
 million of indebtedness under this promissory note. During the nine months ended September 30, 2022 and 2021, Sorrento made advances to Scilex Pharma in the amount of $
0
and $
8.1
 million, respectively, under the promissory note. As of September 30, 2022 and December 31, 2021, the Company had ending balances resulting from the accrued interest on the note payable of $
4.9
 million and $
3.1
 million, respectively, which was recorded under related party payable in the Company’s consolidated balance sheets. As of September 30, 2022 and December 31, 2021, Scilex Pharma’s outstanding principal balance under the promissory note was $
23.5
 million, which was recorded under the
non-current
related party note payable in the Company’s consolidated balance sheets.
The Company received $
35.0
 million in February 2022 to fund the payment of Scilex Pharma Notes in February 2022 totaling $
20.0
 million, as described in Note 6. The $
35.0
 million received in February 2022 is due no earlier than February 2030 and was recorded under the non-current
related party note payable in the Company’s consolidated balance sheets.
Additional funding received from Sorrento is due on demand and recorded under the related party payable in the Company’s consolidated balance sheets. As of September 30, 2022, related party payables due to Sorrento included $
48.7
 million to cover working capital requirements, $
100.0
 million for repurchases of Scilex Pharma Notes, and $
17.5
 million for litigation fees (see Note 8). As of December 31, 2021, related party payables due to Sorrento consisted of $
35.7
 million to cover working capital requirements, $
51.0
 million for repurchases of Scilex Pharma Notes, and $
6.0
 million to pay litigation fees (see Note 8).
On
 May 12, 2022, the Company entered into the Bill of Sale, with Sorrento (see Note 3). Pursuant to the Bill of Sale, the Company assumed all of Sorrento’s rights, liabilities and obligations under Aardvark Asset Purchase Agreement. The Company issued the 2022 Promissory Note to Sorrento as consideration transferred. The 2022 Promissory Note matures seven years
from the date of issuance and bears interest at the rate equal to the lesser of (a)
2.66
% simple interest per annum and (b) the maximum interest rate permitted under law. As of September 30, 2022, the outstanding balance, net of discount, under the 2022 Promissory Note was $
4.2
 million, which was recorded under the
non-current
related party note payable in the Company’s consolidated balance sheets.
Debt Exchange Agreement
On September
 12, 2022, the Company and Scilex Pharma entered into a Contribution and Satisfaction of Indebtedness Agreement (the “Debt Exchange Agreement”) with Sorrento, pursuant to which (i) Sorrento shall contribute to the Company all amounts (including accrued interest thereon, if any) for certain loans and other amounts provided by Sorrento to the Company and Scilex Pharma that remain outstanding as of immediately prior to the closing of the Business Combination (the “Aggregate Outstanding Amount” or “Outstanding Indebtedness), including with respect to the Scilex Pharma Notes, an intercompany promissory note issued by Scilex Pharma to Sorrento in the amount of approximately $
27.5
 million for certain amounts previously advanced to Scilex Pharma by Sorrento, and the other notes payable to Sorrento described above (see Note 6), in exchange for the issuance by the Company to Sorrento of preferred stock of the Company,
(ii) the Company shall contribute to Scilex Pharma the portion of such Outstanding Indebtedness that is owed by Scilex Pharma to Sorrento as a contribution of capital for no consideration, and (iii) upon the occurrence of the events described in clauses (i) and (ii), the Aggregate Outstanding Amount and the Outstanding Indebtedness shall be satisfied in full.
Pursuant to the terms of the Debt Exchange Agreement effective as of immediately prior to, and contingent upon, the closing of the
Business Combination,
Sorrento has elected to contribute the Outstanding Indebtedness to the Company in exchange for the issuance by the Company to
Sorrento of that number of shares of preferred stock, par value $
0.0001
per share, of the Company (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) (the “Exchange Shares” and such transaction, the “Debt Contribution”)

tha
t is equal to (i) the Aggregate Outstanding Amount plus the amount equal to
10
% of the Aggregate Outstanding Amount divided by (ii) $
11.00
(rounded up to the nearest whole share); provided, that in no event shall the Aggregate Outstanding Amount exceed $
310,000,000
. As of September 30, 2022, the Aggregate Outstanding Amount was $
276.8
 million.
On
 November 10, 2022, pursuant to the terms of the Debt Exchange Agreement, all existing related party indebtedness between the Company, Scilex Pharma, and Sorrento, totaling $
290.6
 million, was contributed by Sorrento to the Company in exchange for
29,057,097
shares of the Company’s preferred stock. At the Effective Time, such shares were then exchanged for
29,057,097
shares of New Scilex preferred stock and
2,905,710
shares of New Scilex common stock.

11.	Loss Per Share
For
the nine months ended September 30, 2022 and 2021, basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share is calculated to give effect to all dilutive securities, using the treasury stock method.
The following
table sets forth the reconciliation of basic and diluted loss per share for the nine months ended September 30, 2022 and 2021 (in thousands except per share data):

	Nine Months Ended September 30,
	2022	2021
Net loss	$(5,480)	$(46,459)
Denominator for Basic Loss Per Share	197,550	197,266
Effect of Dilutive Securities	—	—

Denominator for Diluted Loss per Share — Adjusted for Dilutive Securities	197,550	197,266
Basic Loss Per Share	$(0.03)	$(0.24)
Dilutive Loss Per Share	$(0.03)	$(0.24)
The stock
options that could potentially dilute basic earnings per share in the future were excluded from the computation of diluted net loss per share because the effect would have been anti-dilutive due to the net loss for the nine months ended September 30, 2022 and 2021 were
25.2
 million and
30.3
 million, respectively.

12.	Subsequent Events
The Company has evaluated subsequent events for recognition and disclosure purposes in the unaudited consolidated financial statements as of September 30, 2022, and the nine months then ended, through November 17, 2022, the date the financial statements were available to be issued and, for disclosure purpose, through November 30, 2022. Except as described below, or as otherwise indicated in the footnotes, the Company has concluded that no events or transactions have occurred that require disclosure.
Funding Commitment Letter
On
 October 17, 2022, Sorrento and the Company entered into a letter agreement (the “Funding Commitment Letter”). Pursuant to the terms of the Funding Commitment Letter, upon the written request of the Company (which request the Company shall make to the extent necessary to satisfy the closing condition in the BCA that requires the combined company to have $
5,000,001
in net tangible assets as of immediately following the effective time of the Business Combination (the “Effective Time”) under the BCA (the “Net Tangible Assets Condition”)), Sorrento agreed to fund one or more loans to the Company in the amount set forth in such written request (a “Loan Request”); provided, that any amounts funded by Sorrento in respect of any Loan Request were to be treated as Outstanding Indebtedness for all purposes under the Debt Exchange Agreement and included in

the calculation of the Aggregate Outstanding Amount thereunder with such amount to be contributed to the Company in exchange for shares of Legacy Scilex preferred stock. The Funding Commitment Letter also provides that, in no event shall the aggregate amount of loans made and funded by Sorrento pursuant to Loan Requests exceed the lesser of (a) $10,000,000 and (b) an amount that, when taken together with all other Outstanding Indebtedness, will result in the Aggregate Outstanding Amount equaling $310,000,000. The Company did not draw funds from the Funding Commitment Letter at the Effective Time.
Amendment to Amended and Restated Certificate of Incorporation
On
 November 10, 2022, the Company filed with the Secretary of State of the State of Delaware (i) a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock of the Company from
20,000,000
to
45,000,000
and (ii) a certificate of designation setting forth the designations, powers, rights and preferences and qualifications, limitations and restrictions of the Series A Preferred Stock, par value $
0.0001
per share, of Legacy
Scilex.
Sorrento Absorbed Liabilities
In October
and November 2022, Sorrento entered into agreements with certain of the Company’s third party professional service providers to assume $
11.9
 million of liabilities accrued by the Company, of which $
10.0
 million and $
1.9
 million were recorded under accounts payable and accrued expenses, respectively, within the consolidated balance sheet. The liabilities assumed by Sorrento were reclassified under related party payable within the consolidated balance sheet and subsequently exchanged on November 10, 2022 under the terms of the Debt Exchange
Agreement (see
Note 10).
Committed Equity Financing
On
 November 17, 2022, the Company entered into a standby equity purchase agreement (the “Yorkville Purchase Agreement”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“YA II”). Pursuant to the Yorkville Purchase Agreement, the Company has the right to sell to YA II, from time to time during the term of the Yorkville Purchase Agreement, up to $
500,000,000
of shares of New Scilex common stock, subject to certain limitations and conditions set forth therein. Upon the satisfaction of the conditions to YA II’s purchase obligation set forth in the Yorkville Purchase Agreement, including that a registration statement with respect to the shares to be issued to YA II thereunder be declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the first day of the month next following the
36-month
anniversary of the date on which such registration statement has been declared effective by the SEC, to direct the YA II to purchase a specified amount of shares of Common Stock (each such sale, an “Advance”) by delivering written notice to YA II (each, an “Advance Notice”).
While
 there is no mandatory minimum amount for any Advance, an Advance may be for a number of shares of New Scilex common stock not to exceed
200
% of the average of the daily trading volume of the New Scilex common stock on the Nasdaq Capital Market during regular trading hours as reported by Bloomberg L.P. during the five
trading days immediately preceding the date of the Advance Notice. The shares of New Scilex common stock, if any, that the Company elects to sell to YA II pursuant to an Advance will be purchased at a price equal to
98
% of the lowest daily VWAP (as defined below) during the
two
consecutive trading days commencing on the date of delivery of an Advance Notice. “VWAP” means, for any trading day, the daily volume weighted average price of the New Scilex common stock for such trading day on the Nasdaq Capital Market as reported by Bloomberg L.P. during regular trading hours. The Company may also specify a certain minimum acceptable price per share in each Advance.
As
 consideration for YA II’s commitment to purchase shares of New Scilex common stock at the Company’s direction upon the terms and subject to the conditions set forth in the Yorkville Purchase Agreement, upon execution of the Yorkville Purchase Agreement, the Company issued
250,000
shares of New Scilex common stock to YA II.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by Scilex Holding Company (the “Registrant”) in connection with the sale of the Common Stock being registered. The security holders will not bear any portion of such expenses. All amounts shown are estimates except for the registration fee.

SEC registration fee	$15,471.35
Legal fees and expenses	100,000
Accounting fees and expenses	75,000
Printing, transfer agent fees and miscellaneous expenses	25,000

Total	$215,471.35

Item 14.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate or limit the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or derived an improper personal benefit, or, with respect to any officer, any action by or in the right of the corporation. The Registrant’s restated certificate of incorporation (the “Certificate of Incorporation”) contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, the Registrant’s directors and officers will not be personally liable to the Registratnt or its stockholders for monetary damages for any breach of fiduciary duty as a director, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	with respect to any officer, any action by or in the right of the corporation.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of the Registrant’s directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Certificate of Incorporation permits the Registrant to indemnify its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the extent not prohibited by the DGCL or any other applicable law.

The Registrant has entered, and expects to continue to enter, into indemnification agreements with its directors and officers, that may be broader than the specific indemnification provisions contained in the DGCL. These agreements, among other things, require the Registrant to indemnify its directors and officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. The Registrant also maintains directors’ and officers’ liability insurance.

Item 15.	Recent Sales of Unregistered Securities

The following list sets forth information as to all of the Registrant’s securities sold in the last three years which were not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The descriptions of these issuances are historical and have not been adjusted to give effect to the Business Combination. Capitalized terms used and not defined in this Item 15 have the meaning given to them in the prospectus which forms a part of this registration statement.

•

On July 16, 2020, the Registrant issued an aggregate of 3,593,750 Vickers Ordinary Shares to an affiliate of Venture Fund VI (Plan) Pte Ltd (“Sponsor One”) and Vickers Venture Fund VI Pte Ltd (“Sponsor Two” and, together with Sponsor One, the “Sponsors”) for an aggregate purchase price of $25,000, or approximately $0.007 per share. In August 2020, the affiliate transferred his founder shares to the Sponsors for the same price paid for such shares.

•

On January 11, 2021, the Registrant consummated the sale of 6,840,000 private placement warrants at a price of $0.75 per private placement warrant in a private placement to the Sponsors, generating gross proceeds of $5,130,000.

•

On October 17, 2022, the Registrant issued an aggregate of 533,057 shares of Common Stock to the Sponsors pursuant to the Debt Contribution Agreement (the “Debt Contribution Agreement”), dated as of October 17, 2022, between the Sponsors and the Registrant, in exchange for the Sponsors’ contribution to the Registrant of approximately $5.3 million of indebtedness described in the Debt Contribution Agreement.

•

On November 17, 2022, the Registrant issued 250,000 shares of Common Stock to the Selling Securityholder in consideration for the Selling Securityholder’s irrevocable commitment to purchase shares of Common Stock.

The Registrant issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 16.	Exhibits and Financial Statements Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

2.1#	Agreement and Plan of Merger, dated as of March 18, 2019, by and among Scilex Holding Company, Sigma Merger Sub, Inc., Semnur Pharmaceuticals, Inc., Fortis Advisors LLC, solely as the representative of the Equityholders and, solely with respect to Section 1.8(a), Section 3.11 and Article X, Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 7, 2019, by and among Semnur Pharmaceuticals, Inc., Scilex Holding Company, Sigma Merger Sub, Inc., Fortis Advisors, LLC, solely as the representative of the Equityholders and, solely with respect to Section 1.8(a), 3.11 and Article X of the Agreement and Plan of Merger, Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 2.2 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on October June 27, 2022).

2.3#	Bill of Sale and Assignment and Assumption Agreement, dated May 12, 2022, by and between Scilex Holding Company and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 2.3 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

2.4^#	Asset Purchase Agreement, dated April 23, 2021, between Sorrento Therapeutics, Inc. and Aardvark Therapeutics, Inc., as assumed by Scilex Holding Company on May 12, 2022, pursuant to the Bill of Sale and Assignment and Assumption Agreement, dated as of such date, by and between Scilex Holding Company and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 2.4 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

2.5#	Agreement and Plan of Merger, dated as of March 17, 2022, by and among Vickers Vantage Corp. I, Vickers Merger Sub, Inc. and Scilex Holding Company (incorporated by reference to Exhibit 2.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 21, 2022).

2.6#	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022, by and among Vickers Vantage Corp. I, Vickers Merger Sub, Inc. and Scilex Holding Company (incorporated by reference to Exhibit 2.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 14, 2022).

3.1	Restated Certificate of Incorporation of Scilex Holding Company (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

3.2	Certificate of Designations of Scilex Holding Company (incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

3.3	Bylaws of Scilex Holding Company (incorporated by reference to Exhibit 3.3 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

4.1	Warrant Agreement, dated as of January 6, 2021, by and between Vickers Vantage Corp. I and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on January 11, 2021).

5.1+	Opinion of Paul Hastings LLP.

10.1	Amended and Restated Registration Rights Agreement, dated as of November 10, 2022, by and among Scilex Holding Company, Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Sorrento Therapeutics, Inc. and certain security holders set forth on the signature pages thereto (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

10.2*	Form of Indemnification Agreement of Scilex Holding Company (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

10.3*	Scilex Pharmaceuticals, Inc. Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC June 27, 2022).

10.4*	Form of Option Agreement and Stock Option Grant Notice under the Scilex Pharmaceuticals Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC June 27, 2022).

10.5*	Scilex Holding Company 2019 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.9 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC June 27, 2022).

10.6*	Form of Option Agreement and Stock Option Grant Notice under the Scilex Holding Company 2019 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.10 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC June 27, 2022).

10.7*	Scilex Holding Company 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

10.8*	Form of Stock Option Grant Notice and Stock Option Agreement under the Scilex Holding Company 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

10.9*	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Scilex Holding Company 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

10.10*	Scilex Holding Company 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

10.11	Sponsor Support Agreement, dated as of March 17, 2022, by and among Vickers Vantage Corp. I and certain stockholders (incorporated by reference to Exhibit 10.1 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 21, 2022).

10.12	Amendment No. 1 to Sponsor Support Agreement, dated as of September 12, 2022, by and among Vickers Vantage Corp. I and certain stockholders (incorporated by reference to Exhibit 10.2 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on September 14, 2022).

10.13	Company Stockholder Support Agreement, dated as of March 17, 2022, by and among Vickers Vantage Corp. I, Scilex Holding Company and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 10.2 of Vickers’s Current Report on Form 8-K (File No. 001-39852), filed with the SEC on March 21, 2022).

10.14*	Offer Letter, dated as of April 19, 2019, between Scilex Pharmaceuticals Inc. and Jaisim Shah (incorporated by reference to Exhibit 10.17 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

10.15*	Offer Letter, dated as of April 27, 2022, by and between Scilex Holding Company and Elizabeth Czerepak (incorporated by reference to Exhibit 10.21 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

10.16^	Commercial Supply Agreement, dated as of February 16, 2017, by and among Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.22 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.17^	First Addendum to Commercial Supply Agreement, dated as of August 31, 2017, by and among Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.23 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.18^	Second Addendum to Commercial Supply Agreement, dated as of May 9, 2018, by and among Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.24 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.19	Third Addendum to Commercial Supply Agreement, dated as of August 30, 2018, by and among Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.25 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.20#	Exclusive Distribution Agreement, dated as of August 6, 2015, by and among Scilex Pharmaceuticals Inc. and Cardinal Health 105, Inc. (incorporated by reference to Exhibit 10.26 of Amendment No. 4 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on September 13, 2022).

10.21	Amendment to Exclusive Distribution Agreement, dated as of May 24, 2018, by and among Scilex Pharmaceuticals Inc. and Cardinal Health 105, Inc. (incorporated by reference to Exhibit 10.27 of Amendment No. 4 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on September 13, 2022).

10.22#	Second Amendment to Exclusive Distribution Agreement, dated as of September 19, 2018, by and among Scilex Pharmaceuticals Inc. and Cardinal Health 105, Inc. (incorporated by reference to Exhibit 10.28 of Amendment No. 4 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on September 13, 2022).

10.23	Third Amendment to Exclusive Distribution Agreement, dated as of October 1, 2021, by and among Scilex Pharmaceuticals Inc. and Cardinal Health 105, LLC (f/k/a Cardinal Health 105, Inc.). (incorporated by reference to Exhibit 10.29 of Amendment No. 4 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on September 13, 2022).

10.24^#	Supply Agreement, dated as of December 17, 2015, by and between Genzyme Corporation and Semnur Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.33 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.25^	Product Development Agreement, dated as of May 11, 2011, by and between Scilex Pharmaceuticals, Inc. (as successor to Stason Pharmaceuticals, Inc.), Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation. (incorporated by reference to Exhibit 10.34 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.26	First Amendment to Product Development Agreement, dated as of April 2, 2013, by and between Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.35 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.27^	Second Amendment to Product Development Agreement, dated as of February 20, 2017, by and between Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.36 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.28^	Third Amendment to Product Development Agreement, dated as of August 29, 2018, by and between Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.37 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.29	Fourth Amendment to Product Development Agreement, dated as of December 13, 2019, by and between Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.38 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.30	Fifth Amendment to Product Development Agreement, dated as of April 30, 2021, by and between Scilex Pharmaceuticals Inc., Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation (incorporated by reference to Exhibit 10.39 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.31^#	Master Services Agreement — SP-102, dated as of January 27, 2017, by and between Semnur Pharmaceuticals, Inc. and Lifecore Biomedical, LLC (incorporated by reference to Exhibit 10.40 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

10.32	Amendment No. 1 to Master Services Agreement, dated as of April 26, 2018, by and between Semnur Pharmaceuticals, Inc. and Lifecore Biomedical, LLC (incorporated by reference to Exhibit 10.41 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

10.33	Novation Agreement re Master Services Agreement, dated as of June 15, 2022, by and among Scilex Holding Company, Tulex Pharmaceuticals Inc. and Aardvark Therapeutics Inc. (incorporated by reference to Exhibit 10.42 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

10.34#	Master Services Agreement, dated as of November 23, 2020, by and between Aardvark Therapeutics Inc. and Tulex Pharmaceuticals Inc. as assumed by Scilex Holding Company on May 12, 2022, as novated to Scilex Holding Company, pursuant to the Novation Agreement re Master Services Agreement, dated as of June 15, 2022, by and among Scilex Holding Company, Tulex Pharmaceuticals Inc. and Aardvark Therapeutics Inc. (incorporated by reference to Exhibit 10.43 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

10.35^#	License and Commercialization Agreement, dated as of June 14, 2022, by and between Scilex Holding Company and RxOmeg Therapeutics LLC, a/k/a Romeg Therapeutics, LLC (incorporated by reference to Exhibit 10.44 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

10.36^	Indenture, dated as of September 7, 2018, among Scilex Pharmaceuticals Inc., Sorrento Therapeutics, Inc. and U.S. Bank National Association, as trustee and collateral agent (incorporated by reference to Exhibit 10.45 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.37#	Omnibus Amendment No. 1 to Indenture and Letter of Credit, dated as of October 1, 2019, among Scilex Pharmaceuticals Inc., Sorrento Therapeutics, Inc. and U.S. Bank National Association, as trustee and collateral agent, and the beneficial owners of the securities and the holders listed on the signature pages thereof (incorporated by reference to Exhibit 10.46 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.38^	Omnibus Amendment No. 2 to Indenture and Letter of Credit, dated as of March 30, 2020, among Scilex Pharmaceuticals Inc., Sorrento Therapeutics, Inc. and U.S. Bank National Association, as trustee and collateral agent, and the beneficial owners of the securities and the holders listed on the signature pages thereof (incorporated by reference to Exhibit 10.47 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.39#	Consent Under and Amendment No. 3 to Indenture and Letter of Credit, dated as of December 14, 2020, among Scilex Pharmaceuticals Inc., Sorrento Therapeutics, Inc. and U.S. Bank National Association, as trustee and collateral agent, and the beneficial owners of the securities and the holders listed on the signature pages thereof (incorporated by reference to Exhibit 10.48 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.40#	Consent Under and Amendment No. 4 to Indenture, dated June 2, 2022, among Sorrento Therapeutics, Inc., Scilex Pharmaceuticals Inc., U.S. Bank Trust Company, National Association, as trustee and collateral agent, and the beneficial owners of the securities and the holders listed on the signature pages thereof (incorporated by reference to Exhibit 10.49 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.41#	Collateral Agreement, dated as of September 7, 2018, by and between Scilex Pharmaceuticals Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 10.50 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.42^	Irrevocable Standby Letter of Credit, dated as of September 7, 2018, issued by Sorrento Therapeutics, Inc. in favor of Scilex Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.51 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.43	Subordinated Promissory Note, dated as of February 14, 2022, issued by Scilex Pharmaceuticals Inc. in favor of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 10.52 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.44#	Contribution and Loan Agreement, dated as of March 18, 2019, by and among Scilex Holding Company, Sorrento Therapeutics, Inc., the stockholders of Scilex Pharmaceuticals Inc. signatories thereto, and Scilex Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.53 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.45	Promissory Note, dated as of March 18, 2019, issued by Scilex Holding Company in favor of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 10.54 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.46	Intercompany Promissory Note, dated as of October 5, 2018, issued by Scilex Pharmaceuticals Inc. in favor of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 10.55 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.47#	Credit and Security Agreement, dated as of December 14, 2020, by and between Scilex Pharmaceuticals Inc. and CNH Finance Fund I, L.P. (incorporated by reference to Exhibit 10.56 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.48^	Assignment Agreement, dated August 6, 2013, between Semnur Pharmaceuticals, Inc. and Shah Investor LP (incorporated by reference to Exhibit 10.57 of Amendment No. 1 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on June 27, 2022).

10.49#	Promissory Note, dated as of May 12, 2022, issued by Scilex Holding Company in favor of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 10.58 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.50^	Office Lease, dated as of August 8, 2019, by and between Scilex Pharmaceuticals Inc. and 960 San Antonio LLC (incorporated by reference to Exhibit 10.59 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.51^	First Amendment to Office Lease, dated as of September 15, 2019, by and between Scilex Pharmaceuticals Inc. and 960 San Antonio LLC (incorporated by reference to Exhibit 10.60 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.52^	Sublease Agreement, dated as of May 18, 2022, by and between Scilex Holding Company and Live Action, Inc. (incorporated by reference to Exhibit 10.61 of Amendment No. 2 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on July 21, 2022).

10.53	Stockholder Agreement, dated as of September 12, 2022, between Vickers Vantage Corp. I and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 10.59 of Amendment No. 4 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on September 13, 2022).

10.54#	Contribution and Satisfaction of Indebtedness Agreement, dated as of September 12, 2022, by and among Sorrento Therapeutics, Inc., Scilex Holding Company and Scilex Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.60 of Amendment No. 4 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on September 13, 2022).

10.55	Letter Agreement, dated October 17, 2022, between Scilex Holding Company and Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 10.61 of Amendment No. 5 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on October 18, 2022).

10.56#	Warrant Transfer Agreement, dated October 17, 2022, by and among Sorrento Therapeutics, Inc., Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd and for the limited purposes set forth therein, Vickers Vantage Corp. I and Maxim Group LLC. (incorporated by reference to Exhibit 10.62 of Amendment No. 5 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on October 18, 2022).

10.57#	Debt Contribution Agreement, dated October 17, 2022, by and among Vickers Vantage Corp. I, Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd (incorporated by reference to Exhibit 10.63 of Amendment No. 5 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on October 18, 2022).

10.58	Letter Agreement, dated October 17, 2022, by and among Sorrento Therapeutics, Inc., Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Vickers Vantage Corp. I and Maxim Group LLC. (incorporated by reference to Exhibit 10.64 of Amendment No. 5 of Vickers’s Form S-4 (File No. 333-264941), filed with the SEC on October 18, 2022).

10.59	Standby Equity Purchase Agreement, dated as of November 17, 2022, by and between Scilex Holding Company and YA II PN, LTD. (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 18, 2022)

16.1	Letter from WithumSmith+Brown, PC. to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of our Current Report on Form 8-K (File No. 001-39852), filed with the SEC on November 17, 2022).

23.1+	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Vickers Vantage Corp, I.

23.2+	Consent of Ernst & Young LLP, independent registered public accounting firm of Scilex Holding Company.

23.3+	Consent of Deloitte & Touche LLP, former independent registered public accounting firm of Scilex Holding Company.

23.4+	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on the signature page to this Registration Statement).

101.INS+	Inline XBRL Instance Document.

101.SCH+	Inline XBRL Taxonomy Extension Schema Document.

101.CAL+	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF+	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB+	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE+	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104+	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107+	Filing Fee Table.

+	Filed herewith.
*	Indicates management contract or compensatory plan or arrangement.
^

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, State of California, on the 30th day of November 2022.

Scilex Holding Company

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints each of Jaisim Shah and Elizabeth Czerepak, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 426(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jaisim Shah Jaisim Shah	Chief Executive Officer, President and Director (Principal Executive Officer)	November 30, 2022

/s/ Elizabeth A. Czerepak Elizabeth A. Czerepak	Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2022

/s/ Henry Ji, Ph.D. Henry Ji, Ph.D.	Executive Chairperson and Director	November 30, 2022

/s/ Dorman Followwill Dorman Followwill	Director	November 30, 2022

/s/ Laura J. Hamill Laura J. Hamill	Director	November 30, 2022

/s/ Tien-Li Lee, M.D. Tien-Li Lee, M.D.	Director	November 30, 2022

/s/ David Lemus David Lemus	Director	November 30, 2022

/s/ Tommy Thompson Tommy Thompson	Director	November 30, 2022